UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Eastside Distilling, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY PROXY STATEMENT DATED JANUARY 17, 2025 — SUBJECT TO COMPLETION

Eastside Distilling, Inc.

YOUR VOTE IS VERY IMPORTANT

Dear Eastside Shareholder:

You are invited to attend a special meeting (the “Special Meeting”) of shareholders of Eastside Distilling, Inc., a Nevada corporation (“Eastside,” “EAST,” the “Company,” “we,” “us,” or “our”) to be held on [__], 2025 at 2 pm Eastern time. There will be no in person meeting; instead we will hold a virtual meeting via the list-only conference call. For details see the Notice of Meeting which follows.

The board of directors of Eastside (the “Board”) has approved, and on October 7, 2024 Eastside completed, transactions pursuant to an Agreement and Plan of Merger and Reorganization, as amended (the “Merger Agreement”) by and among the Eastside, East Acquisition Sub, Inc., a wholly-owned subsidiary of Eastside (“Merger Sub”) and Beeline Financial Holdings, Inc., a Delaware corporation (“Beeline”). The Merger Agreement, as amended, is attached as Annex A to the accompanying Proxy Statement. Under the terms of the Merger Agreement, Beeline merged with and into Merger Sub and became a wholly-owned subsidiary of the Company (the “Merger”). In the Merger, Eastside issued to the former shareholders of Beeline a total of 517,775 shares of a newly designated Series F-1 Convertible Preferred Stock (the “Series F”) and a total of 69,482,229 shares of a newly designated Series F Convertible Preferred Stock (the “Series F,” and together with the Series F-1, the “Merger Shares”). Subject to certain limitations, including approval of Eastside’s shareholders of the Merger and transactions related thereto including full conversion of the Merger Shares, the Merger Shares are convertible into a total of 70,000,000 shares of Eastside common stock, representing approximately 82.5% of the Company’s common stock after giving effect to the full conversion thereof and certain other issuances, subject to certain adjustments. Beeline is a fintech mortgage lender and title provider. In connection with the Merger, Eastside also agreed to issue stock options and warrants to former holders of Beeline stock options and warrants (the “Derivatives”).

Following the closing of the Merger, the Company has raised capital through the issuance of stock and derivative securities convertible or exercisable into common stock (the “Subsequent Securities,” and together with the Merger Shares and the Derivatives, the “Securities”) for purposes of raising the necessary capital to fund the Company’s ongoing operations, among other uses, including based on the capital needs of Beeline following the Merger in subsequent transactions. In order to ensure compliance with the rules of The Nasdaq Stock Market, LLC (“Nasdaq”), the Subsequent Securities issued in the subsequent transactions including issuance of the Derivatives are also subject to shareholder approval as outlined in detail in the accompanying Proxy Statement.

The Company has also entered into agreements contemplating an equity line of credit transaction with an institutional investor (the “Purchaser”) pursuant to which the Company agreed to issue and sell, and the Purchase agreed to purchase, up to $20 million of the Company’s common stock, subject to Nasdaq rules (such transaction, the “Equity Line of Credit” or the “ELOC”). The issuances of shares of common stock and related rights and terms under the Merger Share Issuance Proposal are referred to as the “Merger Share Issuance,” the issuances of shares of common stock and related rights and terms under the Equity Line of Credit Proposal are referred to as the “ELOC Share Issuance,” and the Merger Share Issuance and the ELOC Share Issuance are together collectively referred to as the “Share Issuances.”

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In connection with the Merger, the Company is also seeking to change its name to “Beeline Holdings, Inc.” to reflect a shift in and align our focus to the Beeline business following the Merger (the “Name Change”).

Eastside’s common stock is listed on The Nasdaq Capital Market (“Nasdaq”). Because the former Beeline shareholders will if the Merger Share Issuance Proposal is approved own approximately 82.5% of the number of shares of a sum consisting of (i) common stock outstanding on October 7, 2024 or 3,730,625 shares, plus (ii) shares issuable upon conversion of the Series B Convertible Preferred Stock (the “Series B”) or 40,323 shares, shares issuable upon conversion of the Series D Convertible Preferred Stock (the “Series D”) or 1,419,300 shares, and shares issuable upon conversion of the Series E Convertible Preferred Stock (the “Series E”) or 1,000,000 shares, (iii) shares issuable on conversion of securities issued in the initial financing of the post-Merger company of at least $1.5 million and less than $3.25 million and (iv) shares issued to settle pre-existing liabilities, which other shares can add up to 14,848,485 shares without resulting in an increase in shares underling the Series F and F-1. This 82.5% is equal to approximately 70,000,000 shares of common stock.

Following approval of the Merger Share Issuances, we expect that Nicholas Liuzza, the Chief Executive Officer of Beeline, will be appointed as Chief Executive Officer of Eastside and Geoffrey Gwin, our current Chief Executive Officer, will be appointed as Executive Vice President or some other senior officer position and remain as Chairman of the Board.

The matters being brought before the shareholders, and certain other material information relating thereto, are described in the enclosed Proxy Statement being mailed to Eastside’s shareholders of record in connection with the Special Meeting.

As required by the Nasdaq rules, the Merger and the Merger Share Issuances involve a change of control which means under Nasdaq rules, a new listing application must be submitted to Nasdaq even though our common stock is currently listed on Nasdaq. Accordingly, we are submitting a new listing application to Nasdaq to reflect the new status of the combined company for Nasdaq purposes resulting therefrom. If that application is approved and assuming the Merger Share Issuance Proposal is approved, Eastside common stock will continue to trade on Nasdaq under the new symbol “BLNE.” On January 14, 2025, the closing price per share of Eastside common stock as reported by Nasdaq was $0.8015. We urge you to obtain current market information for Eastside common stock. Based upon the shares of our common stock outstanding on October 7, 2024 when the Merger closed, we were limited by Nasdaq rules to only issuing 745,752 shares which represented 19.99% of the Company’s common stock as of that date without getting shareholder approval. Proposal 1 not only seeks approval of the shares of common stock underlying the Merger Shares and the Derivatives pursuant to the Merger; in addition, we are seeking approval of our shareholders to also approve the shares of common stock issuable upon conversion of preferred stock and exercise of warrants we issued subsequent after October 7th. This is covered under Proposal 1.

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Proposal 2 relates to the ELOC Share issuance. While it is difficult to predict the total number of shares of common stock we may issue under the ELOC, using the hypothetical purchase price of $0.51 as the lowest price at which we will issue shares of common stock to the Purchaser, we estimate that we may issue as many as 39,215,686 shares. We use the $0.51 price since any issuances below that price will permit holders of our Series G Convertible Preferred Stock (the “Series G”) to get more shares under anti-dilution protections.

We will hold the Special Meeting of our shareholders to vote on these matters. The Board also asks that you vote to change our corporate name to Beeline Holdings, Inc., ratify the appointment of Salberg & Company, P.A., the Company’s independent registered public accounting firm, and approve a proposal to approve an adjournment of the Special Meeting, if necessary, to solicit additional proxies in favor of the foregoing proposals.

Whether or not you plan to attend the Special Meeting, please take the time to cause your shares to be voted by completing and mailing the enclosed proxy card or submitting your proxy through the Internet, by email or fax using the procedures in the proxy voting instructions included with your proxy card. Even if you return the proxy, you may attend the Special Meeting and vote your shares online at the meeting.

YOUR VOTE IS IMPORTANT.

The Proxy Statement describes the Merger Agreement, the Merger Shares, the Subsequent Securities and Merger Share Issuance, the ELOC and ELOC Share Issuance, and other matters to be considered at the Special Meeting in more detail. You should read this entire document carefully, including the Merger Agreement and other documents related to the Securities which are included as annexes to this Proxy Statement.

We look forward to seeing you at the Special Meeting and to the successful completion of the matters to be addressed therein.

/s/ Geoffrey Gwin
Geoffrey Gwin
Chief Executive Officer and Chairman of the Board
Eastside Distilling, Inc.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the matters described in this Proxy Statement or determined if this Proxy Statement is accurate or adequate. Any representation to the contrary is a criminal offense.

The Proxy Statement is dated [__], 2025, and, together with the accompanying proxy card, is first being mailed or otherwise delivered on or about [__], 2025 to Eastside shareholders of record as of January 23, 2025 which is the Record Date for the Special Meeting.

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SUBMITTING A PROXY ELECTRONICALLY, BY INTERNET, OR BY MAIL

EAST shareholders of record on January 23, 2025 may submit their proxies as follows:

●	Through the Internet, by visiting the website established for that purpose at www.EAST.vote by [__] on [__] and following the instructions;

●	By email to proxy@equitystock.com, Attention: Shareholder Services;

●	By mail, by marking, signing, and dating the enclosed proxy card and returning it in the postage-paid envelope provided or returning it pursuant to the instructions provided in the proxy card; or

●	By fax to 646-201-9006, Attention: Shareholder Services.

If you are a beneficial owner, please refer to your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you.

EASTSIDE DISTILLING, INC.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held On [__], 2025

Dear Eastside Shareholder:

Eastside Distilling, Inc. (“Eastside,” “EAST,” the “Company,” “we,” “us,” or “our”) is pleased to invite you to attend a special meeting (the “Special Meeting”) of the shareholders of Eastside which will be held on [__], 2025 at 2:00 pm Eastern time. There will be no in person meeting. Instead the Special Meeting will be virtual and conducted as a listen-only conference call by calling 877-407-3088 (Toll Free). There will not be a physical meeting location. If you encounter any technical difficulties with the virtual meeting platform on the meeting day, please call 877-804-2062 (toll free) or email proxy@equitystock.com.

The purpose of the Special Meeting is to consider and to vote upon the following proposals:

1.	Merger Share Issuance Proposal — a proposal to approve the conversion, exercise and voting rights and issuances of shares of common stock underlying securities in excess of 19.99% of the Company’s outstanding common stock as of October 7, 2024 in connection with and following the Merger which closed on such date, which Merger is described in the Proxy Statement. In the Merger we issued former Beeline shareholders Series F-1 and Series F Convertible Preferred Stock convertible into a minimum of 69,603,337 shares of common stock issued as a part of the Merger, and agreed to issue options and warrants to purchase a total of 4,165,941 shares of common stock issuable to former holders of Beeline’s warrants and stock options. In addition, we are asking our shareholders to approve the issuance of 16,863,602 shares of common stock issuable upon conversion of convertible preferred stock and exercise of warrants issued or issuable primarily in financing transactions after the Merger closing, for an estimated total of 90,632,880 shares, all in accordance with the rules of Nasdaq, as such securities are described in the Proxy Statement (all of such common stock is collectively referred to as the “Merger Share Issuance Proposal”);

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2.	Equity Line of Credit Proposal — a proposal to approve the Equity Line of Credit, or ELOC, transaction pursuant to which the Company will issue and sell up to $20 million of common stock to the Purchaser or up to 39,215,686 shares of common stock as described in the Proxy Statement;

3.	Name Change Proposal — a proposal to approve an amendment to the Company’s Articles of Incorporation to change the name of the Company to “Beeline Holdings, Inc.” (the “Name Change Proposal”);

4.	Auditor Ratification Proposal — a proposal to ratify the selection of Salberg & Company, P.A. to serve as the Company’s certified public accounting firm for the fiscal year ended December 31, 2024 (the “Auditor Ratification Proposal”);

5.	Adjournment Proposal — a proposal to approve an adjournment of the Special Meeting, if necessary, to solicit additional proxies in favor of the foregoing proposals (the “Adjournment Proposal”).

The Eastside Board of Directors (the “Board”) approved the Agreement and Plan of Merger and Reorganization dated September 4, 2024, as amended on October 7, 2024, by and among Eastside, East Acquisition Sub, Inc., a wholly-owned subsidiary of Eastside (“Merger Sub”) and Beeline Financial Holdings, Inc. (“Beeline), as amended (the “Merger Agreement”) and the other agreements and transactions contemplated by the Merger Agreement pursuant to which, among other things, Beeline merged with and into Merger Sub and became a wholly-owned subsidiary of the Company in exchange for the issuance of convertible preferred stock to former Beeline shareholders (the “Merger”), as well as subsequent transactions pursuant to which the Company has issued or agreed to issue, subject to Nasdaq rules, stock and derivative securities which as and when convertible or exercisable, together with the shares of Series F and F-1 issued to former Beeline shareholders in the Merger (the “Merger Shares”), will result in the issuance of shares of the Company’s common stock and voting rights in excess of 19.99% of the Company’s common stock outstanding as of the closing of the Merger.

The Board has also approved, and the Company has entered into agreements contemplating an equity line of credit transaction with an accredited investor (the “Purchaser”) pursuant to which the Company agreed to issue and sell, and the Purchaser agreed to purchase, up to $20 million of the Company’s common stock, subject to Nasdaq rules (such transaction, the “Equity Line of Credit” or the “ELOC”). The ELOC proposal is Proposal 2 and seeks shareholder approval for the issuance up to 39,215,686 shares of common stock as described in more detail in the Proxy Statement.

In connection with the Merger, the Company is also seeking to change its name to “Beeline Holdings, Inc.” to reflect a shift in and align our focus to the Beeline business following the Merger (the “Name Change”). The remining proposals are asking our shareholders to ratify the appointment of our auditors and adjourn the meeting if necessary to permit us to seek additional votes.

The Board determined that each of the foregoing proposals are advisable and in the best interests of Eastside and its shareholders and unanimously recommends that Eastside shareholders vote “FOR” each such proposal.

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Your vote is very important. Eastside shareholders must approve the Proposals in order for the Company to complete certain transactions following the Merger, including capital raising transactions and other matters which are critical to the Company’s ongoing operations, business plan and future success.

THE BOARD UNANIMOUSLY RECOMMENDS THAT EASTSIDE SHAREHOLDERS APPROVE EACH OF THE PROPOSALS LISTED ABOVE.

The close of business on January 23, 2025 has been fixed as the record date for the Special Meeting (the “Record Date”). Only holders of record of Eastside shareholders on the Record Date are entitled to notice of, and to vote at, the Special Meeting or any adjournments or postponements of the Special Meeting.

The Proxy Statement accompanying this notice provides for more detailed information regarding the matters to be acted upon at the Special Meeting. You are encouraged to read the entire Proxy Statement carefully, including the Merger Agreement, which is included as Annex A to the Proxy Statement.

SO THAT YOUR SHARES WILL BE REPRESENTED WHETHER OR NOT YOU ATTEND THE SPECIAL MEETING, PLEASE SUBMIT A PROXY AS SOON AS POSSIBLE BY MAIL, FAX, E-MAIL OR THROUGH THE INTERNET. INSTRUCTIONS ON THESE DIFFERENT WAYS TO SUBMIT YOUR PROXY ARE FOUND ON THE ENCLOSED PROXY CARD. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED AT THE SPECIAL MEETING. REMEMBER, YOUR VOTE IS IMPORTANT, SO PLEASE ACT TODAY!

By Order of the Board of Directors,

Geoffrey Gwin
Chief Executive Officer and Chairman of the Board

[__], 2025

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CERTAIN DEFINITIONS

For the ease of our shareholders, we use the following definitions in this Proxy Statement:

“Beeline” means Beeline Financial Holdings, Inc., a Delaware corporation.

“Board” means the Company’s Board of Directors.

“C/M” means C/M Capital Master Fund LP.

“Company” or “Eastside” means Eastside Distilling, Inc., a Nevada corporation.

“Derivatives” means the stock options and warrants Eastside agreed to issue to former holders of Beeline stock options and warrants.

“ELOC” or “Equity Line of Credit” means the transaction pursuant to which the Company will issue and sell up to $20 million of common stock to the Purchaser or up to 39,215,686 shares of common stock, as such terms are defined below and as further described in the Proxy Statement.

“ELOC Agreement” means the Common Stock Purchase Agreement and related agreements pursuant to which the Company and C/M agreed to engage in the ELOC.

“Merger” means the merger whereby Beeline merged with and into Merger Sub and become a wholly-owned subsidiary of the Company.

“Merger Agreement” means the Agreement and Plan of Merger and Reorganization, as amended by and among the Eastside, East Acquisition Sub, Inc., a wholly-owned subsidiary of Eastside (“Merger Sub”) and Beeline Financial Holdings, Inc., a Delaware corporation (“Beeline”).

“Merger Share Issuance Proposal” means the issuances of shares of common stock and related rights and terms under the Merger Share Issuance Proposal.

“Merger Sub” means East Acquisition Sub, Inc., a wholly-owned subsidiary of Eastside prior to the closing of the Merger.

“Name Change” means the changing of the name of the Company to “Beeline Holdings, Inc.” in connection with the Merger.

“Nasdaq” means The Nasdaq Capital Market.

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“Note Warrants” means the warrants issued in connection with the November 14, 2024, sale of $1,938,000 in aggregate principal amount of Notes and Warrants in which the company received gross proceeds of $1,615,000 in connection with a private placement offering, as provided in Annex E.

“Purchaser” and “C/M” means the institutional investor that the Company entered into agreements with contemplating the Equity Line Of Credit and for which has agreed purchase up to $20 million of the Company’s common stock, subject to Nasdaq rules.

“Record Date” means the close of business on January 23, 2025, that has been fixed as the record date for the Special Meeting.

“SEC” means U.S. Securities and Exchange Commission.

“Series B” means the Series B Convertible Preferred Stock of the Company.

“Series D” means the Series D Convertible Preferred Stock of the Company.

“Series E” means the Series E Convertible Preferred Stock of the Company.

“Series F” means the Series F Convertible Preferred Stock of the Company having the rights and designations as provided in the certificate of designation, as amended, as provided in Annex C.

“Series F-1” means the Series F-1 Convertible Preferred Stock of the Company having the rights and designations as provided in the certificate of designation, as amended, as provided in Annex B.

“Series G” means the Series G Convertible Preferred Stock having the rights and designations as provided in the certificate of designation, as amended, as provided in Annex D.

“Series G Warrants” or “G Warrants” means the Warrants issued in connection with the Series G Convertible Preferred Stock having the terms and conditions as provided in the Form of Warrant as provided in Annex F.

“Subsequent Securities” means the shares of common stock and derivative securities issued by the Company in the closing of the Merger in connection with subsequent transactions.

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CERTAIN NASDAQ ISSUES

Eastside’s common stock has been listed on The Nasdaq Capital Market (“Nasdaq”). In 2024, Eastside received two letters from Nasdaq which required Eastside to come into compliance with the Nasdaq rules in the future. One letter related to Eastside falling below the continued listing requirements of Nasdaq which required us to have at least $2,500,000 in shareholders’ equity. Because Eastside had substantial indebtedness, it began negotiations with the holders of its indebtedness which ultimately resulted in holders of the indebtedness entering into certain transactions including a debt exchange agreement where the indebtedness was exchanged for, among other things, preferred stock and common stock. This debt exchange agreement closed on October 7, 2024, which permitted us to meet the Nasdaq shareholders’ equity requirement. Following this and related to the former indebtedness we sold our label printing business to these former debt holders, one of which is a director and another of which is the spouse of one of our directors. See “Related Party Transactions” later in this Proxy Statement.

We also closed the Merger on October 7th, which we believe also eliminated the shareholders’ equity deficiency.

Nasdaq also advised us in a subsequent letter that our common stock bid price fell below the required $1.00 price, which is the minimum bid price requirement under Nasdaq rules. As of January 15, 2025, the closing price of our common stock was $0.8015. If our stock price does not increase materially before the deadline of February 15, 2025, we can alleviate the Nasdaq non-compliance by effecting a reverse stock split. In December 2024, our shareholders approved a reverse stock split authorizing our board of directors (the “Board”) to implement a reverse stock split in the range of 1-for 2 to 1-for-10. Most often the market capitalization decreases following a reverse split. Assuming we regain compliance with the Nasdaq minimum bid price, we must also comply with certain continued Nasdaq listing requirements including:

●	One of the following

○	$2.5 million of shareholders’ equity;

○	$35 million in market value of listed securities; or

○	$500,000 in net income from continuing operations (in the latest fiscal year or tin two of the last three fiscal years).

●	500,000 publicly held shares.

●	$1 million in market value of publicly held securities.

●	$1 bid price.

●	300 public holders.

●	Two market markers.

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Assuming our shareholders approve the issuance of all of the common stock issuable under Proposal 1, such Proposal and the resulting issuances involve a change of control for Nasdaq purposes with former Beeline shareholders acquiring 82.5% of outstanding common stock and certain preferred stock up to the limit explained on page 29 of this Proxy Statement. Under Nasdaq rules, we are filing a new listing application. In addition to Nasdaq using its qualitative requirements which give it discretion to approve or not approve the new listing application, we must comply with the following new listing requirements:

●	$5 million in shareholders’ equity

●	$15 million in market value of unrestricted publicly held shares

●	1 million in unrestricted publicly held shares

●	300 unrestricted round lot shareholders[1]

●	Bid price of $4.

1Beginning on April 7, 2025, the Series F and F-1 shares may be sold under Rule 144 subject to compliance with the current public information requirements; the Series F and F-1 are also subject to shareholder approval. As soon as the Form 10-K is filed these shares may then be sold under Rule 144 through May 19th when the next Form 10-Q is due. Shares held by insiders are also subject to other Rule 144 compliance requirements including volume limitations.

If Nasdaq refuses to approve the new listing application, our common stock will then trade on one of the markets operated by OTC Markets Group, Inc. If that were to occur, our common stock may be less liquid and we may encounter difficulty in raising capital. If our shareholders refuse to approve Proposal 1, we may have no alternative to voluntarily delist form Nasdaq where these adverse consequences outlined in this paragraph would likely occur.

SUMMARY

This summary highlights selected information from this Proxy Statement and may not contain all the information that is important to you. We urge you to read carefully this entire document, and the documents referenced herein, for a more complete understanding of the Merger Agreement, the Securities, the transactions contemplated therein and the other proposals that will be presented to Eastside shareholders at the Special Meeting.

Important Note:

With respect to Proposals 1 and 2, shareholders are being asked to approve the issuance of shares of common stock underlying, and the related conversion, exercise and voting rights of, securities issued in or following the Merger, in excess of 20% of the Company’s common stock outstanding as of the closing of the Merger in accordance with Nasdaq rules, including in connection with the Merger, subsequent capital raising transactions, and the Equity Line of Credit. Other than the foregoing, shareholders are not being asked to vote on the Merger, which closed on October 7, 2024. However, descriptions of the material terms of the Merger, the subsequent transactions and the Equity Line of Credit are included in this Proxy Statement to assist shareholders in making an informed voting decision with respect to Proposals 1 and 2.

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Business Overview

The Company currently operates through two subsidiaries. Bridgetown Spirits Corp. (“Spirits”) manufactures, blends, bottles, markets and sells a wide variety of alcoholic beverages, including whiskey, vodka, rum and tequila, under recognized brands in 30 U.S. states. We sell our products on a wholesale basis to distributors through open states, and brokers in control states. We currently own 53% of Spirits.

In the Merger on October 7, 2024 Beeline became our second subsidiary. Beeline is a fintech mortgage lender and title provider aimed at transforming the home loan process into a shorter, easier path than conventional mortgage lending for millions of Americans seeking a digital experience. Beeline has built a proprietary mortgage platform leveraging advanced technical tools with sophisticated language learning models and combining an appropriate amount of human interaction to create a better outcome for mortgage borrowers. Beeline was founded in 2019 with principal offices located in Providence, Rhode Island. An Australian subsidiary has offices in Burleigh Heads, Australia. Beeline also has executive office suites in three locations in the United States.

For more information, see the following sections of this Proxy Statement. The page numbers refer to where each section begins in this Proxy Statement. Business page 65, Management’s Discussion and Analysis of Financial Condition page 84, Principal Shareholders page 51, Related Party Transactions page 96, Description of Securities page 99, Unaudited Pro Forma Financial Statements page F-1, and Financial Statements page F-86.

The Merger

On October 7, 2024, Eastside closed the Merger contemplated by the Merger Agreement with Merger Sub and Beeline, a fintech mortgage lender and title provider. Pursuant to the closing Beeline merged into Merger Sub and became a wholly-owned subsidiary of Eastside, with the name of the surviving corporation being changed to Beeline Financial Holdings, Inc. (the “Merger”). Also on October 7, 2024, Eastside also completed a debt exchange transaction with certain of its existing lenders and sold the largest segment of its business. This debt exchange eliminated $12,763,396 of indebtedness and permitted Eastside to come into compliance with the shareholders’ equity required by Nasdaq. Nasdaq deadline for compliance was that day – October 7th. See “The Merger” under Proposal 1 beginning on page 29.

As a result of the Merger, Eastside’s current corporate structure is as follows:

Anticipated Accounting Treatment

After careful review of ASC 805, we have determined that the Merger should be treated as a forward merger. In a forward merger, the accounting treatment typically involves the “purchase method” under U.S. generally accepted accounting principles (GAAP), where the acquiring company records the target company’s assets and liabilities at their fair market value on the acquisition date, resulting in the recognition of goodwill if the purchase price exceeds the net fair value of identifiable assets acquired, effectively “absorbing” the target company and reflecting its assets and liabilities on the acquirer’s balance sheet. See “Anticipated Accounting Treatment” on page 45 for more information.

Merger Shares (page 39)

Series F Convertible Preferred Stock

The Company issued former Beeline shareholders a total of 69,482,229 shares of Series F in the Merger. Presently, there are 69,085,562 shares of Series F outstanding following certain cancellations and new issuances of the Series F following the Merger. Each share of Series F votes and converts into common stock on a 1-for-1 basis, subject to shareholder approval.

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Series F-1 Convertible Preferred Stock

The Company issued former Beeline shareholders a total of 517,775 shares of Series F in the Merger, all of which remain outstanding. Each share of Series F votes and converts into common stock on a 1-for-1 basis.

Special Adjustment Provisions

Each of the Series F and Series F-1 contain special adjustment provisions providing that the number of underlying shares will be subject to potential adjustment to maintain a percentage of 82.5% of the Company’s common stock on a fully-diluted basis, subject to certain exceptions and limitations, including a maximum increase limitation on the resulting increase in underlying shares of 70 million shares. See “Description of Securities – Series F and F-1 Special Adjustment Feature” at page 99 for more information.

Subsequent Transactions and Subsequent Securities (page 41)

November 2024 PIPE – Notes and Warrants

On November 14, 2024, the Company sold $1,938,000 in aggregate principal amount of Notes and Warrants (the “Note Warrants”) and received gross proceeds of $1,615,000 in connection with a private placement offering. The Notes and Note Warrants were sold pursuant to a Securities Purchase Agreement with the investors. The Note Warrants are exercisable into a total of 363,602 shares of the Company’s common stock, beginning upon shareholder approval of such exercises. The Notes are not convertible and are due 120 days after issuance or on February 11, 2025.

November 2024 – January 2025 PIPE – Series G and Warrants

From November 26 to January 14, 2025, the Company sold 5,850,183 shares of Series G and five-year Warrants (the “G Warrants”) to purchase a total of 2,925,091 shares of common stock for total gross proceeds of $2,983,593. Each of the Series G and Warrants only become exercisable and convertible upon shareholder approval.

The foregoing issuances are part of an ongoing offering of Series G and accompanying G Warrants, for which we are seeking shareholder approval of those amounts at this Special Meeting. Because the offering is ongoing, we are asking shareholders to approve the issuance of shares of common stock underlying a total of up to 11,000,000 shares of Series G and 5,500,000 accompanying Series G Warrants, which includes the total of 6,938,615 Series G and 2,925,091 G Warrants presently outstanding.

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Gunnar Termination Agreement – Series G

On December 31, 2024, the Company issued to Joseph Gunnar & Co., LLC, its former investment banker, 250,000 shares of Series G as consideration for the waiver and release of certain contractual rights under which the Company also paid $100,000 and provided registration rights with respect to the shares of common stock issuable upon conversion of the Series G.

Other Series G Issuances

We issued C/M Capital Master Fund LP (“C/M” or the “Purchaser”) 573,925 shares of Series G pursuant to the ELOC. The Series G were issued as “commitment shares” pursuant to the ELOC Agreement and a subsequent side letter agreement, and the shares underlying the Series G issued to the Purchaser are included in the Merger Share Issuance Proposal because such Series G were issued following the Merger in a subsequent transaction.

On December 31, 2024, an affiliate of the Purchaser purchased 294,118 shares of Series G and 147,059 G Warrants in the Series G and G Warrant offering in exchange for $150,000.

In January 2025, we issued a consultant 264,796 shares of Series G as payment for past services, and may issue the consultant $10,000 per month of Series G or common stock (subject to shareholder approval) in lieu of cash payments.

Equity Line of Credit

On December 31, 2024 the Company entered into a common stock Purchase Agreement and related Registration Rights Agreement (collectively, the “ELOC Agreement”) with C/M Capital Master Fund LP (“C/M”) pursuant to which the Company agreed to sell, and C/M agreed to purchase, up to $35 million of the Company’s common stock (which was later reduced to $20 million), subject to a sale limit of 19.99% of the outstanding shares of the Company’s common stock prior to shareholder approval in accordance with Nasdaq rules, which limitation is referred to in this Proxy Statement as the “Exchange Cap”. In connection with entering into the ELOC Agreement, the Company agreed to issue C/M shares of Series G having a value of 1.5% of the maximum ELOC amount. The Company and C/M also entered into a side letter agreement pursuant to which the parties agreed to certain future changes to the ELOC Agreement as may be requested based on the Company and its counsel’s review of the ELOC Agreement and as are reasonably acceptable to C/M. The ability of C/M to convert the underlying common stock or comply with the terms of the ELOC Agreement is subject to receiving shareholder approval as required by the rules of Nasdaq. If we issue any shares of common stock under the ELOC, we do not expect that we will issue more than 39,215,686 shares of common stock since if we issue any shares below $0.51 per share, the holders of our Series G get the benefit of anti-dilution rights and get more shares of common stock. Because we are not under an obligation to sell any shares under the ELOC, management believes the above estimated maximum is a reasonable estimate of the maximum number of shares we may issue in the ELOC. The actual number may be substantially less and will be dependent upon our future common stock price under a complex formula tied to the market prices, volume, volume weighted average prices, and various other factors as of applicable future dates as provided under the ELOC Agreement.

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Share Issuance Proposals

Each of the securities described above contain voting and conversion rights for which shareholder approval is being sought under Proposals 1 and 2. In addition, most of the securities contain beneficial ownership limitations, as well as adjustment provisions which could result in an increase in the shares of common stock underlying such securities, subject in the case of the ELOC Share Issuance to the ELOC limit discussed in the above paragraph. See “Subsequent Transactions and Subsequent Securities” under Proposal 1 beginning at page 41 and “Principal Shareholders” beginning at page 51 for more information.

It is estimated that the number of shares of common stock issuable under Proposal 1 is as follows:

●	Series F and F-1 - 70,000,000 shares

●	Note Warrants - 363,602 shares

●	Series G - 11,000,000 shares

●	G Warrants - 5,500,000 shares

●	Options to former Beeline option holders - 3,878,847 shares

●	Warrants to former Beeline warrant holders 287,094 shares (however, because the warrants will be exercisable at an exercise price of $4.72 per share and expire in October 2026, we do not expect any of these warrants will be exercised before their expiration).

The above estimates assume we do not issue common stock or other securities at quantities and at a per-share price which triggers price protection and adjustment provisions of the Securities. For example, the special adjustment provision provided for under the Series F and F-1 could result in the issuance of up to an additional 70 million shares.

Thus, we estimate that, without giving effect to any anti-dilution provisions in the above securities, 90,633,922 shares of common stock will be issued or issuable under the securities listed above assuming shareholder approval of Proposal 1.

As noted above, the estimated maximum number of shares we may issue if Proposal 2 (the ELOC Proposal) is approved is 39,215,686.

We currently have authorized common stock of 6,000,000 shares, of which 4,689,503 shares are outstanding as of January 23, 2025 and the balance of our shares are reserved for conversion of outstanding preferred stock including the Series B and D and the securities to which Proposal 1 relates. We believe that depending upon the size of our reverse split and the outcome of a special shareholders meeting scheduled for January 21, 2025, at which we are asking our shareholders to increase our authorized common stock to 100 million shares, we may have sufficient common stock for Proposal 1 and part of Proposal 2. If necessary in the future we will seek additional shareholder approval to further increase our common stock. If our shareholders do not approve the increase in authorized common stock on January 21st, our only remedy is to seek shareholder approval at a later meeting.

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The transactions outlined above under Proposals 1 and 2 were entered into with accredited investors and were exempt from registration under the Securities Act of 1933 (the “Securities Act”) pursuant to Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder.

Principal Shareholders (page 51)

As of January 23, 2025, there were 4,689,503 shares of Eastside common stock outstanding, 2,500,000 shares of Series B are outstanding representing 40,323 votes, for a total combined voting power of 4,729,826 shares.

The following tables set forth our capitalization, on fully-diluted basis, both (i) currently, without including issuances and rights underlying securities and transactions contemplated by Proposals 1 and 2, and (ii) giving effect to issuances and rights underlying securities and transactions contemplated by Proposals 1 and 2.

Current Fully-Diluted Capitalization

As of January 23, 2025, our common stock and preferred stock and derivative securities outstanding, on a fully-diluted basis (other than those securities which are not entitled to vote and for which shareholder approval is being sought at the Special Meeting), consists of the following:

Class, Series or Type	Number of Shares of Common Stock *	Percentage on as Converted Basis
Common Stock	4,689,503	60.9%
Series B	40,323	0.5%
Series D	1,419,300	18.4%
Series E	1,000,000	13.0%
Prior Warrants	544,803	7.1%
Prior Options	1,042	0.0%

*Does not give effect to price protection or anti-dilution provisions in the securities.

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As described elsewhere in this Proxy Statement none of the Securities to which Proposals 1 and 2 relate are presently convertible or exercisable nor do they hold voting rights prior to shareholder approval.

Estimated Fully-Diluted Capitalization After Approval of Proposals 1 and 2

Assuming shareholder approval of both Proposals 1 and 2, and no further capital raising, our common stock and preferred stock and derivative securities outstanding, on a fully-diluted basis (which includes the securities for which shareholder approval is being sought at the Special Meeting), will consist of the following:

Class, Series or Type	Number of Shares of Common Stock		Percentage on as Converted Basis
Common Stock	4,689,503		3.4%
Series B	40,323		0.0%
Series D	1,419,000		1.0%
Series E	1,000,000		0.7%
Series F*	69,085,562		50.2%
Series F-1*	517,775		0.4%
Series G*	11,000,000	(1)	8.0%
G Warrants*	5,500,000	(1)	4.0%
Note Warrants*	363,602		0.3%
Prior Warrants	544,803		0.4%
Prior Options	1,042		0.0%
Former Beeline Options*	3,878,847		2.8%
Former Beeline Warrants*	287,094		0.2%
ELOC Share Issuances*	39,215,686		28.5%

*Issuances and related rights (including conversion, exercise and voting rights, as applicable) are subject to shareholder approval. Does not give effect to potential increases due to adjustment provisions contained in certain of these securities.

(1) Assumes the maximum amount of Series G and G Warrants are sold in that offering,

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As stated above, if our shareholders approve Proposal 2 and we have sufficient authorized common stock, under the ELOC we expect we can issue up to 39,215,686 shares of common stock using the $0.51 price as the absolute minimum floor for issuances under the ELOC. Whatever number we issue under the ELOC will dilute our common shareholders including those as of the Record Date and subsequent shares issued.

Interests of Executive Officers and Directors in the Proposals (page 45)

When you consider the Board’s recommendations that shareholders vote in favor of the proposals described in this Proxy Statement, you should be aware that some of our executive officers and directors may have interests that may be different from, or in addition to, Eastside shareholders’ interests. For additional information see “Interests of Executive Officers and Directors in the Proposals” at page 45.

Securities Ownership

One of our directors and Nicholas Liuzza, the Beeline Chief Executive Officer hold Series G and Series F and F-1, and therefore their conversion, exercise and voting rights with respect to the securities they hold are implicated by the Merger Share Issuance Proposal. See “Principal Shareholders” at page 51.

Employment Matters

As described above, Nicholas Liuzza, Beeline’s Chief Executive Officer, is expected to become the Company’s Chief Executive Officer if the shareholders vote to approve the Merger Share Issuance Proposal.

Executive Officers and Board of Directors of Eastside After Approval of Proposal 1 (page 46)

Pursuant to the Merger Agreement, at the closing of the Merger on October 7, 2024, Joseph Freedman and Joseph Caltabiano were appointed as directors of the Company as designees of Beeline. On the annual shareholder meeting of Eastside held on December 23, 2024, Eastside’s shareholders voted to elect each director of the Company, including Messrs. Freedman and Caltabiano. In addition, Christopher Moe, the Chief Financial Officer of Beeline, was appointed as the Chief Financial Officer of Eastside on October 7th.

If we obtain shareholder approval of Proposal 1, we anticipate that Nicholas Liuzza, the Chief Executive Officer and a principal shareholder of Beeline pre-Merger and Eastside post-Merger, will be appointed as Chief Executive Officer of Eastside to replace Geoffrey Gwin in such role, and Mr. Gwin will be appointed as Executive Vice President or some other senior officer position and will remain as Chairman of the Board. as stated elsewhere in this Proxy Statement, this is dependent upon Nasdaq approving the new listing application.

Name Change

In connection with the Merger, at the Special Meeting the Company is also seeking to change its name to “Beeline Holdings, Inc.” to reflect a shift in and align our focus to the Beeline business following the Merger.

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Auditor Ratification

At the Special Meeting the Company is also seeking to ratify the selection of Salberg & Company, P.A. to serve as the Company’s auditors for the fiscal year ended December 31, 2024 (the “Auditor Ratification Proposal”).

The Special Meeting (page 59)

The Special Meeting will be held on [__], 2025 at 2:00 pm, Eastern Time. The Special Meeting will be a virtual meaning which means it will only be held via audio conference call at 1-877-407-3088, with no in person meeting. At the Special Meeting, Eastside shareholders will be asked to:

1.	Merger Share Issuance Proposal — approve the issuances of common stock and voting rights underlying the Securities issued or issuable in connection with the Merger and subsequent transactions in excess of 745,752 shares, which represents 19.99% of the Company’s common stock outstanding as of October 7, 2024;

2.	Equity Line of Credit Proposal – approve the issuance of up to $20 million of shares of the Company’s common stock thereunder, or up to 39,215,686 shares of common;

3.	Name Change Proposal – approve an amendment to the Company’s Articles of Incorporation changing the name of the Company to “Beeline Holdings, Inc.”

4.	Auditor Ratification Proposal – ratify the selection of Salberg as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2024; and

5.	Adjournment Proposal - approve a proposal to adjournment of the Special Meeting, if necessary, to solicit additional proxies in favor of any of the foregoing proposals.

Voting at the Special Meeting

Record Date; Votes. We have fixed the close of business on January 23, 2025 as the Record Date for determining the Eastside shareholders entitled to receive notice of and to vote at the Special Meeting. Only holders of record of Eastside common stock and preferred stock on the Record Date are entitled to receive notice of and vote at the Special Meeting and any adjournment or postponement thereof.

Each share of common stock is entitled to one vote on each matter brought before the Special Meeting. There are also 2,500,000 shares of Series B outstanding with voting power totaling 40,323 votes. On the Record Date, there were 4,689,503 shares of common stock issued and outstanding and 40,323 votes underling Series B preferred stock issued and outstanding, representing total voting power of 4,729,826 votes.

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Required Vote.

Approval of the Merger Share Issuance Proposal, the Equity Line of Credit Proposal, the Auditor Ratification Proposal and the Adjournment Proposal requires the affirmative vote of a majority of the votes cast on each such proposal. Abstentions and broker non-votes are not considered votes cast and have no effect on the foregoing Proposals, but will have the effect of a vote “Against” the Name Change Proposal.

None of the preferred shares on which we seek shareholder approval are permitted to vote on Proposals 1 and 2 due to Nasdaq. In addition, CM will not be entitled to vote on the Equity Line of Credit Proposal (Proposal 2).

For the Name Change Proposal (Proposal 3), we will need the approval of a majority of outstanding voting power as of the Record Date. However, if the Merger Share Issuance Proposal (Proposal 1) is approved and the Name Change Proposal (Proposal 3) is not approved, the Board intends to nonetheless approve and effect the Name Change in accordance with Nevada law, Nasdaq rules and the Company’s Articles of Incorporation.

Because each of the Proposals with the exception of the Auditor Ratification Proposal and the Adjournment Proposal is a non-routine matter under applicable rules, your bank, broker or other nominee cannot vote without instructions from you. For more information regarding the effect of abstentions, a failure to vote, or broker non-votes, see “The Special Meeting — Votes Required to Approve Proposals.”

Revocation of Proxies. With respect to shares of Eastside common stock that you hold of record, you have the power to revoke your proxy at any time before the proxy is voted at the Special Meeting. You can revoke your proxy in one of four ways:

●	you can send a signed notice of revocation of proxy;

●	you can grant a new, valid proxy bearing a later date;

●	you can revoke the proxy in accordance with the proxy submission procedures described in the proxy voting instructions attached to the proxy card; or

●	if you are a holder of record, you can attend the Special Meeting online and vote online, which will automatically cancel any proxy previously given, but your attendance alone will not revoke any proxy that you have previously given.

If you choose either of the first two methods to revoke your proxy, you must submit your notice of revocation or your new proxy to our Corporate Secretary at: 755 Main Street, Building 4, Suite 3, Monroe, CT 06468, Attention: Corporate Secretary, so that it is received no later than the beginning of the business day prior to the Special Meeting.

If you are a beneficial owner of Eastside common stock and your common stock is held by a broker, bank or other nominee, you must follow the instructions of your broker, bank or other nominee to revoke or change your voting instructions.

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Stock Ownership of Directors and Executive Officers. On the Record Date, our directors and executive officers and their respective affiliates owned and were entitled to vote 742,626 shares of common stock an, or approximately 15.8% of the voting power of Eastside stock outstanding on the Record Date. To our knowledge, our directors and executive officers and their respective affiliates intend to vote their voting power in favor of all proposals presented at the Special Meeting, and any adjournment or postponement thereof, except that holders of the Series F, F-1 and G are not permitted to vote under Nasdaq rules.

Recommendations of the Board

YOUR VOTE IS IMPORTANT. Eastside shareholders must approve the Share Issuance Proposals in order for the Company to complete certain transactions following the Merger, including capital raising transactions and other matters which are critical to the Company’s ongoing operations, business plan and future success.

The Board unanimously recommends that Eastside shareholders vote “FOR” each Proposal being brought before the shareholders at the Special Meeting. Without approval of Proposals 1 and 2, Eastside will be unable to raise capital while its common stock is listed on Nasdaq. It will be able to raise capital if it is delisted, but in recent years it has become increasingly difficult for unlisted companies to raise capital.

In making its recommendation that the shareholders vote to approve the Proposals including 1 and 2, the Board considered, among other matters, the Company’s and Beeline’s capital needs, the value and benefits for continued listing of the Company’s common stock on Nasdaq, and contractual obligations to which the Company is committed.

For additional information see “The Special Meeting — Board Recommendations” at page 59.

QUESTIONS AND ANSWERS

The following are some questions you may have regarding the Proposals and the Special Meeting. We urge you to read carefully this entire proxy statement, including the annexes attached hereto and the other documents to which this Proxy Statement refers or which it incorporates by reference because the information in this section may not provide all the information that is important to you.

Questions and Answers About the Share Issuance Proposals

Q: What is the purpose of the Share Issuance Proposals?

A: Nasdaq Rule 5635(b) requires that the issuance of 20% or more of the Company’s common stock in connection with a change of control transaction such as the Merger must be approved by the shareholders of the Company. While the Merger has closed, the Merger Shares issued thereunder are subject to limitations on conversion, exercise and voting unless and until shareholder approval is obtained in accordance with Nasdaq rules. Additionally, following the Merger, the Company entered into and engaged in certain subsequent transactions under which it issued or agreed to issue the Subsequent Securities. The purpose of the Share Issuance Proposals are to obtain shareholder approval of the issuances of common stock in excess of the Exchange Cap of 19.99% of the Company’s common stock as of October 7, 2024, the closing date of the Merger, in order to comply with Nasdaq rules. Shareholders are not being asked to approve any terms of the Merger, the subsequent transactions or the Equity Line of Credit, other than the issuances of common stock in excess of the 19.99% limitation.

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Because Proposals 1 and 2 implicate or potentially implicate the foregoing Nasdaq rules, the issuance of common stock and related rights in connection with each of the Merger Shares, the other securities listed under Proposal 1 at page 29 and the Equity Line of Credit, which are referred to throughout this Proxy Statement as the “Share Issuances” are being brought before the shareholder for approval. Other than the issuances of shares of common stock and related rights and terms in connection with or underlying the Securities issued connection with the Merger and subsequent transactions, our shareholders are not being asked to approve the Merger and subsequent transactions, including the Merger which closed on October 7, 2024.

This Proxy Statement contains important information about the Merger and subsequent transactions, the Securities, the Proposals and the Special Meeting. You should read it carefully before deciding how to vote on any of the Proposals.

Q: What are the consequences if the Share Issuance Proposals are not approved?

A: Unless and until shareholder approval is obtained for the Merger Share Issuance Proposal, holders of Securities will be unable to convert, exercise or vote their Securities, and we will be unable to proceed with the sales of common stock contemplated by the ELOC Agreement.

If we are unable to obtain shareholder approval for the Share Issuance Proposal at the Special Meeting, we will seek to adjourn the Special Meeting to allow for more time to solicit votes to approve the proposal. If we are unable to obtain approval for the Share Issuance Proposal or if we are delayed in doing so, it could have negative consequences on our Company, including by limiting our ability to raise capital by precluding us from issuing additional shares of common stock in accordance with Nasdaq rules, jeopardizing our continued listing on Nasdaq as a result, and potentially resulting in defaults under existing contractual obligations under which we agreed to obtain shareholder approval by a specified date.

For example, we require additional capital to service existing debt obligations and to meet our ongoing working capital needs and growth objectives, particularly given our recent acquisition of Beeline in the Merger and the funding needs of that business. One potential source of such capital will be the up to $20 million ELOC Agreement with C/M, as described in more detail elsewhere in this Proxy Statement, and in order to proceed with that transaction and other capital raising transactions involving the issuance of common stock and funding for Beeline, we must first obtain shareholder approval for the Share Issuance Proposal. For these and other reasons, our Board has recommended that our shareholders vote “FOR” the Merger Share Issuance Proposal and the ELOC Proposal (Proposals 1 and 2), and we urge our shareholders to carefully review and consider the information contained and referenced in this Proxy Statement in order to make an informed decision in voting on this matter.

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Q: Will the Share Issuances be affected if the shareholders do not vote to approve the Share Issuance Proposals?

A: The Merger closed on October 7, 2024, and the Merger Shares were issued at that time. While conversions and voting rights of the Series F and Series F-1 are limited absent shareholder approval, if shareholder approval is not obtained, it will not effect the Merger because it has already occurred.

The Securities and the Share Issuances cannot result in the issuance of over the Exchange Cap of 19.99% of the Company’s outstanding common stock in violation of Nasdaq rules. Therefore, as long as the Company’s common stock remains listed on Nasdaq, issuances in connection with the Merger and subsequent transactions will be limited by that threshold. In addition, we submitted a new listing application in connection with the Special Meeting and the Merger. If we fail to obtain shareholder approval, that application may not be approved, and we could be subject to delisting by Nasdaq for failure to comply with Nasdaq Rule 5635(b) or other rules and regulations imposed by Nasdaq.

Q: What will happen following approval of the Share Issuance Proposals?

A: If the shareholders vote to approve the Share Issuance Proposals (Proposals 1 and 2), all Series F-1, F and G will become convertible and the Note and G Warrants will be exercisable by the respective holders thereof, and any voting rights in connection therewith will take effect, subject to beneficial ownership limitations set forth therein. While there are anti-dilution adjustment provisions in our outstanding preferred stock which could result in additional shares of common stock issuable upon conversion or exercise of the securities, the estimated amounts as the Share Issuances does not give effect to such issuances since we do not expect that we will engage in lower price issuances which could trigger the anti-dilution features. As of the date of this Proxy Statement, the securities in Proposal 1 could result in the issuance of a total of 90,632,880 underlying shares of common stock, without giving effect to beneficial ownership limitations or potential adjustments thereof. Additionally, the Equity Line of Credit may result in the issuance of up to 39,215,686 shares of common stock using the assumed floor of $0.51 per share. However, we may need to obtain shareholder approval to increase our authorized common stock to permit us to use the full ELOC. Based on the foregoing, the estimated number of shares being approved for issuance under Proposals 1 and 2 is 129,848,567 shares.

After giving effect to these issuances under Proposals 1 and 2 (and assuming we have the authorized capital), this amount would reflect a total of approximately 94% of the Company’s outstanding common stock issued or issuable to the holders of the Securities, compared to approximately 2.7% and 3.4% of the Company’s outstanding common stock held by Eastside shareholders as of October 7, 2024, the closing date of the Merger and the Record Date, respectively. As such, Eastside shareholders will experience substantial dilution if Proposals 1 and 2, or either of them, are approved.

Approval of Proposal 2 gives the Company the opportunity to raise capital in the future to support its operations assuming the shares of common stock issuable under the ELOC are subject to a registration statement we will later file with the SEC and the SEC declares such registration statement effective.

In addition, effective immediately upon approval of Proposal 1 at the Special Meeting, the holders of the Series F, F-1 and G, representing a total of approximately 76 million votes as of the Record Date, will become entitled to vote, and those votes will be counted towards the other Proposals being brought at the Special Meeting and at any future meetings of the shareholders, subject to any applicable beneficial ownership limitations.

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Q: When will shares of common stock underlying Proposals 1 and 2 be issued?

A: In most instances, the holders of the various series of preferred stock and warrants will decide if, when and in what quantities to exercise their rights and receive shares of common stock. With respect to the ELOC Agreement, the Company will have the right to sell shares of common stock to C/M, in an amount of up to $20 million, in accordance with the ELOC Agreement entered into for that purpose. Conversions and exercises of the series of preferred stock and warrants are subject to beneficial ownership limitations ranging from 1% to 9.99% depending upon the type of security. Because of these differences and contingencies, and the holders’ discretion, we cannot predict with certainty whether and when and the number of shares of common stock that will be issued following shareholder approval of issuances under the Proposals 1 and 2.

As stated above, the ELOC Proposal (Proposal 2) will be dependent upon registering the transaction though which C/M will publicly sell the common stock it acquires from us. Further the ELOC sales will be dependent upon our common stock trading actively in the future. We cannot assure you the market for our common stock will be liquid enough for us to raise material capital under the ELOC. Finaly, we must have authorized capital or we will have to seek further shareholder approval in the future to continue utilizing the ELOC.

Q: Do I have dissenters’ or appraisal rights with respect to the Share Issuance Proposals?

A: Eastside shareholders do not have dissenters’ or appraisal rights in connection with the Share Issuances or the Securities.

Questions and Answers About the Name Change Proposal

Q: What is the purpose of the Name Change Proposal?

A: As we state in this Proxy Statement, if Proposal 1 passes, it will result in a change of control under Nasdaq rules since more than 19.99% of our common stock will be issuable to holders of the Series F and F-1. Since former Beeline shareholders will become our largest block of shareholders and following the Merger our strategic focus has shifted to furthering the Beeline business, changing our name to Beeline Holdings, Inc. gives effect to that reality. It will also assist us in our marketing of the Beeline brand.

However, if the Merger Share Issuance Proposal (Proposal 1) is approved and the Name Change Proposal (Proposal 3) is not approved, the Board intends to nonetheless approve and effect the Name Change in accordance with Nevada law, Nasdaq rules and the Company’s Articles of Incorporation.

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Questions and Answers About the Special Meeting

Q: When and where is the Special Meeting?

A: A Special Meeting of shareholders will be held on [__], 2025 at 2:00 pm Eastern time. For the Special Meeting, we will not hold an in person meeting but will instead conduct a virtual meeting online. See the Notice of Meeting for the details on how to attend.

Q: What proposals are being submitted at the Special Meeting?

A: The proposals to be submitted at the Special Meeting are summarized as follows:

1.	Merger Share Issuance Proposal — approve the issuances of common stock and voting rights underlying the Securities issued or issuable in connection with the Merger and subsequent transactions in excess of 745,752 shares, which represents 19.99% of the Company’s common stock outstanding as of October 7, 2024;

2.	Equity Line of Credit Proposal – approve the issuance of up to $20 million of shares of the Company’s common stock thereunder. Without further shareholder approval at a later meeting, we will not issue more than 39,215,686 shares of common stock under Proposal 2;

3.	Name Change Proposal – approve an amendment to the Company’s Articles of Incorporation changing the name of the Company to “Beeline Holdings, Inc.”

4.	Auditor Ratification Proposal – ratify the selection of Salberg as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2024; and

5.	Adjournment Proposal - approve a proposal to adjournment of the Special Meeting, if necessary, to solicit additional proxies in favor of any of the foregoing proposals.

Q. What are the quorum requirements for the Special Meeting?

A: Under Nevada law and our Bylaws, a quorum of Eastside’s shareholders at the Special Meeting is necessary to transact business. One-third of the shares entitled to vote must be present in person or represented by proxy in order to constitute a quorum for the transaction of any business at the Special Meeting.

Q: Why is my vote important?

A: The approval of Proposal 1 by the requisite vote of Eastside shareholders is required to allow for the shares of common stock underlying the Series F, F-1 and G and the Note Warrants and G Warrants, as well as the shares underlying the options and warrants to be issued to former Beelie option and warrant holders, to be issued in accordance with Nasdaq rules. If shareholder approval is not obtained, the Company will be at risk of being unable to allow conversions of its securities and being in breach of certain contractual obligations, or of failing to comply with the continued listing requirements of Nasdaq. The Company strongly believes it is in the interest of all of its shareholders to remain listed on Nasdaq. Delisting from Nasdaq will not be in the interest of our current common shareholders or other holders of our securities and will make capital raising a substantially more risky and challenging undertaking. In addition, the Company needs to raise additional capital to service its debt obligations and fund its operations and growth objectives, which requires the issuance of additional shares of common stock including under the ELOC Agreement (Proposal 2). See also the Question and Answer above beginning with “What are the consequences if the Merger Share Issuance Proposal is not approved?”

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Q: What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A: If your shares of Eastside common stock are registered directly in your name with our transfer agent, you are considered the shareholder of record with respect to those shares. As the shareholder of record, you have the right to vote or to grant a proxy for your vote directly to us, or to a third party to vote at the Special Meeting.

If your shares are held by a bank, brokerage firm or other nominee, you are considered the beneficial owner of shares held in “street name,” and your bank, brokerage firm or other nominee is considered the shareholder of record with respect to those shares. Your bank, brokerage firm or other nominee will send you, as the beneficial owner, a package describing the procedure for voting your shares. You should follow the instructions provided by them to vote your shares. You will only be able vote your shares in person at the Special Meeting if you obtain a legal proxy from your bank, broker, or other nominee.

Q: How does the Board recommend that I vote?

A: After careful consideration, the Board unanimously recommends that the Eastside shareholders vote “FOR” all of the proposals described in this Proxy Statement.

Q: If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A: Your broker is not permitted to vote on the non-routine proposals unless you provide your broker with voting instructions on that proposal. Each proposal other than Proposals 4 and 5 are considered non-routine. You should instruct your broker to vote your shares by following the directions your broker provides you. Please review the voting information form used by your broker to see if you can submit your voting instructions by Internet. We expect that your broker, bank or other nominee will be permitted to vote in favor of the Auditor Ratification Proposal if you do not vote but your broker is not obligated to do so. You should check with the broker that holds your shares.

Q: What if I abstain from voting or fail to instruct my broker with respect to the Proposals?

A: A broker non-vote occurs when a beneficial owner fails to provide voting instructions to his or her broker as to how to vote the shares held by the broker in street name and the broker does not have discretionary authority to vote without instructions. For additional information, see “The Special Meeting.”

An abstention or a broker non-vote is the same as a vote “Against” Proposal 3, and has no effect on the other Proposals since they are not votes cast. For additional information, see “The Special Meeting.”

Q: How do I vote my shares?

A: If you are a shareholder of record as of the record date, you can give a proxy to be voted at the meeting in any of the following ways:

●	electronically, using the Internet; or

●	by completing, signing, and mailing, faxing or emailing a printed proxy card (which may be downloaded and printed or that you separately request from us).

The Internet voting procedures have been set up for your convenience. We encourage you to reduce corporate expenses by submitting your vote by Internet. The procedures have been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. If you are a shareholder of record and you would like to submit your proxy by Internet, please refer to the specific instructions provided on the enclosed proxy card. If you wish to submit your proxy by mail, please access a proxy card in the materials available on the Internet or request a proxy card from us and return your signed proxy card to us before the special meeting.

If the shares you own are held in street name, your broker, bank, trust, or other nominee, as the record holder of your shares, is required to vote your shares according to your instructions. Your broker, bank, trust, or other nominee is required to send you directions on how to vote those shares. If you do not give instructions to your broker, bank, trust, or other nominee, it will still be able to vote your shares with respect to certain “discretionary” items but will not be allowed to vote your shares with respect to certain “non-discretionary” items. In the case of non-discretionary items, the shares that do not receive voting instructions will be treated as “broker non-votes.” Proposal one will be considered a “non-discretionary” item.

Shareholders will not be able to attend the Special Meeting in person. If you were a shareholder of record as of the Record Date, you may access the virtual meeting by calling 1-877-407-3088 (Toll Free) and presenting the unique 12-digit control number on the proxy card.

If you were a beneficial owner of record as of the Record Date (i.e., you held your shares in an account at a brokerage firm, bank or other similar agent), you will need to obtain a legal proxy from your broker, bank or other agent. Once you have received a legal proxy from your broker, bank or other agent, it should be emailed to our inspector of election for the special meeting, Equity Stock Transfer, LLC, at proxy@equitystock.com and should be labeled “Legal Proxy” in the subject line. Please include proof from your broker, bank or other agent of your legal proxy (e.g., a forwarded email from your broker, bank or other agent with your legal proxy attached, or an image of your valid proxy attached to your email). Requests for registration must be received by Equity Stock Transfer, LLC no later than 5:00 p.m. Eastern Time, on [__], 2025 (unless the meeting has been adjourned in which case a new date will be announced). You will then receive a confirmation of your registration, with a control number, by email from Equity Stock Transfer, LLC. At the time of the meeting, access the live audio conference call at 1-877-407-3088 and present your unique 12-digit control number.

Online access to the Special Meeting will open at [__] a.m. Eastern Time to allow time for shareholders to call-in prior to the start of the Special Meeting. You may vote during the Special Meeting by dialing 1-877-407-3088 and following the instructions.

Whether or not shareholders plan to participate in the virtual-only Special Meeting, the Company urges shareholders to vote and submit their proxies in advance of the meeting by one of the methods described in the proxy materials for the Special Meeting.

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Q: What do I do if I want to change my vote?

A: You can change your vote at any time before the Special Meeting. You can do this in one of four ways:

●	you can send a signed notice of revocation of proxy;

●	you can grant a new, valid proxy bearing a later date;

●	you can submit a proxy again by the proxy submission procedures; or

●	if you are a holder of record, you can attend the applicable Special Meeting and vote in person. By attending online, but your attendance alone will not revoke any proxy that you have previously given.

If you choose either of the first two methods to revoke your proxy, you must submit your notice of revocation or your new proxy to Eastside at 755 Main Street, Building 4, Suite 3, Monroe, CT 06468, Attention: Corporate Secretary, so that it is received no later than the last business day prior to the Special Meeting. If you are a shareholder, you can find further details on how to revoke your proxy in “The Special Meeting — Revocation of Proxies.”

If you are a beneficial owner of Eastside common stock as of the close of business on the Record Date, you must follow the instructions of your broker, bank or other nominee to revoke or change your voting instructions.

Q: What do I do now?

A: Carefully read and consider the information contained in and incorporated by reference into this Proxy Statement, including its annexes. Then, complete and return your proxy or submit your vote in advance of or at the Special Meeting based on the instructions included in this Proxy Statement and on your proxy card.

Beneficial owner. If you are a beneficial owner, please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you. Please note that if you are a beneficial owner and you wish to vote at the Special Meeting in person, you will need to obtain a legal proxy from your bank, broker, or other nominee.

See “How do I vote my shares” for more information on poxy and voting procedures for the Special Meeting.

Q: Whom should I contact with questions?

A: If you have additional questions about the Proposals or the Special Meeting, you should contact us at:

Eastside Distilling, Inc., 755 Main Street, Building 4, Suite 3, Monroe, Connecticut, 06468, or by phone at +1 458-800-9154.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement, as well as information included in oral statements or other written statements made or to be made by us, contain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are neither historical facts nor assurances of future performance. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the Risk Factors in our final Prospectus filed with the SEC on January 14, 2025. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements

PROPOSAL 1: THE MERGER SHARE ISSUANCE PROPOSAL

At the Special Meeting shareholders as of the Record Date will be asked to approve The Merger Share Issuance Proposal, which provides for the approval, for purposes of complying with Nasdaq Rule 5635(b), of the issuance of shares of common stock in excess of the Exchange Cap of 19.99% of the Company’s outstanding common stock as of October 7, 2024 in connection with and following the Merger and the common stock issuable upon conversion or exercise of the Series F, Series F-1 and the Derivatives, as well as the Series G, the G Warrants and the Note Warrants.

The following discussion contains important information relating to the Merger Shares and the Subsequent Securities and related matters. The Merger Agreement, certificates of designations and forms of other agreements and documents that are relevant to an understanding of Proposal 1 and the common stock we may issue are included as annexes to this Proxy Statement (the “Annexes”). We encourage you to carefully read the Annexes in their entirety as they constitute the principal legal documents and agreements that govern the securities being presented to the shareholders in this Proposal 1. However, shareholders should remember that we are not asking them to approve the Merger or any other transactions or their terms, other than the issuance of shares of common stock in excess of the Exchange Cap of 19.99% of the Company’s outstanding common stock as of October 7, 2024, the closing date of the Merger.

Nasdaq Rules

Nasdaq Rule 5635(b) requires that, prior to issuing 19.99% or more of the Company’s common stock in connection with a “change of control” transaction such as the Merger, the Company must obtain shareholder approval of such issuance of excess shares. Additionally, certain Nasdaq guidance provides that transactions involving the issuance of common stock that occur within a certain time period of a change of control transaction are “aggregated” with securities issued as consideration in such change of control transaction, and are also subject to shareholder approval. This is why we are seeking approval of the issuance of shares underlying the Subsequent Securities in Proposal 1.

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Based on this Rule and guidance, many of these securities, including the Merger Shares, contain provisions limiting their convertibility and voting rights prior to the Company obtaining shareholder approval therefor. If the shareholders vote to approve Proposal 1, all such provisions shall ceased to apply, and the conversion, exercise and voting rights of all of these securities will take effect.

Shareholder approval is being sought to enable the Merger Share Issuance Proposal (Proposal 1), as well as the Equity Line of Credit described in Proposal 2, to occur in accordance with these Nasdaq rules.

See also “Certain Nasdaq Issues” at page 11.

These Nasdaq rules and related interpretations and guidance with respect thereto are included in references to the “Nasdaq rules” for which approval is sought for each of this Proposal 1 and Proposal 2.

Nasdaq Listing

The Company is in the process of filing a new a listing application with Nasdaq pursuant to Nasdaq’s “change of control” rules in order to reflect the combined company (Eastside and Beeline) for listing purposes following the Merger and after giving effect to the matters to which Proposal 1 (Merger Share Issuance Proposal) and Proposal 3 (Name Change Proposal) relate. If such application is accepted and Proposal 1 approved, the Company anticipates that the shares of Eastside common stock will continue be listed on Nasdaq under the trading symbol “BLNE.” In order to meet the requirements for listing on Nasdaq, the post-merger combined company will be required to satisfy Nasdaq’s initial listing requirements, including the stock price, market capitalization and round lot shareholder requirements for Nasdaq upon which the post-Merger combined company’s shares will trade in conjunction with Proposal 1 approval. See “Certain Nasdaq Issues” at page 11.

Proposal – Share Issuances pursuant to the Securities

The Merger Share Issuance Proposal relates to the Merger Share Issuance and the common stock issuable under the Merger Shares and Subsequent Securities, which are described below and elsewhere in this Proxy Statement. Proposal 1 seeks shareholder approval of the Merger Share Issuance pursuant to the following list of securities:

●	517,775 shares of our common stock issuable upon conversion of an equivalent number of outstanding Series F-1 Convertible Preferred Stock (the “Series F-1”) which were issued in the Merger;

●	69,085,562 shares of our common stock issuable upon conversion of an equivalent number of outstanding Series F Convertible Preferred Stock (the “Series F”);

●	11,000,000 shares of our common stock issuable upon conversion of an equivalent number of outstanding Series G Convertible Preferred Stock (the “Series G”), which were and may be issued in private placement financing transactions following the Merger;

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●	5,500,000 shares of our common stock issuable upon exercise of the G Warrants, which were or may be issued in private placement financing transactions following the Merger;

●	363,602 shares of our common stock issuable upon exercise of the Note Warrants;

●	287,094 shares of common stock underlying warrants we are obligated to issue Beeline warrant holders once our authorized common stock is increased in connection with the Merger pending an increase to our authorized common stock and shareholder approval of Proposal 1; and

●	3,878,847 shares of common stock underlying equity awards we are obligated to issue Beeline option holders in connection with the Merger, which awards are expected to be made after we adopt a 2025 Equity Incentive Plan. We plan to adopt a 2025 Equity Incentive Plan later this year and seek the necessary shareholder approval at our 2025 annual shareholders meeting.

In addition, certain of these securities are subject to adjustment provisions which could result in an increase in the number of shares of common stock issuable upon conversion or exercise thereof and a decrease if we effect a reverse stock split. If we engage in future transactions which require us to issue additional shares, we will seek shareholder approval at a later date as and to the extent required by Nasdaq rules.

Consequences if the Merger Share Issuance Proposal is Approved

Approval and completion of the Merger Share Issuance will result in substantial dilution to Eastside’s shareholders. The estimated number of shares of common stock issuable in connection with the Merger Share Issuances is 90,632,880 shares. See also disclosure under “Principal Shareholders” at page 51 for further information on the estimated and potential impact, including dilution to existing security holders, of issuances in connection with Proposals 1 and 2, including the Merger and the subsequent transactions.

Consequences if Merger Share Issuance Proposal is not Approved

If the Merger Share Issuance Proposal (Proposal 1) is not approved, the holders and recipients of the Merger Shares and subsequent transactions will not be able to convert, exercise or vote their securities by virtue of the Exchange Cap. At that point, Eastside’s Board will be required to make a decision as to whether it wants to remain listed on Nasdaq or have its common stock traded on a market operated by the OTC Markets Group, Inc., and if so, consider whether to permit the Merger Shares and Subsequent Securities to convert and be exercised. Trading on OTC Markets Group, Inc. is generally less liquid and in recent years it has been much more difficult to raise money unless the common stock is listed an exchange operated by The Nasdaq Stock Market or the New York Stock Exchange. In addition, the National Securities Markets Improvement Act of 1995 offers certain relief only to such exchange listed companies.

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The Merger

Our Two Subsidiaries

The Company currently operates through two subsidiaries. Bridgetown Spirits Corp. (“Spirits”) manufactures, blends, bottles, markets and sells a wide variety of alcoholic beverages, including whiskey, vodka, rum and tequila, under recognized brands in 30 U.S. states. We sell our products on a wholesale basis to distributors through open states, and brokers in control states. We own 53% of Spirits.

In the Merger on October 7, 2024, Beeline became our second subsidiary. Beeline is a fintech mortgage lender and title provider aimed at transforming the home loan process into a shorter, easier path than conventional mortgage lending for millions of Americans seeking a digital experience. Beeline has built a proprietary mortgage platform leveraging advanced technical tools with sophisticated language learning models and combining an appropriate amount of human interaction to create a better outcome for mortgage borrowers. Beeline was founded in 2019. with principal offices located in Providence, Rhode Island. An Australian subsidiary has offices in Burleigh Heads, Australia. Beeline also has executive office suites in three locations in the United States.

For more information, see “Business” beginning on page 65 of this Proxy Statement.

Background of the Merger

In our ongoing efforts to strengthen the business and enhance shareholder value, the Board, in collaboration with senior management and occasionally outside advisors, regularly reviews Eastside’s business plans and strategic options. These include organic growth and potential strategic transactions such as Mergers and acquisitions.

Company Challenges and Strategic Shifts

An attempt by Spirits to establish a national footprint had failed by 2019. The Company faced significant challenges, including strained resources due to distribution partners monopolizing market access and the constraints of the three-tier spirits distribution system. This system, established after the repeal of Prohibition, consists of three distinct levels:

1.	Producers: Manufacturers such as brewers, distillers, and winemakers who create alcoholic beverages.

2.	Distributors: Wholesalers who purchase products from producers and sell them to retailers, ensuring proper taxation and regulation.

3.	Retailers: Businesses like bars, restaurants, and liquor stores that sell alcoholic beverages directly to consumers.

The system is designed to prevent monopolies and ensure regulatory compliance, product safety, and tax collection. Each tier operates independently, and businesses are generally prohibited from owning operations in more than one tier. However, in recent years, distributors have merged, creating large national operations that control access to retailers and new markets. The Company’s pursuit of a large national footprint was hindered by these challenges.

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In January 2019, Eastside acquired Craft C but struggled to integrate the business. The COVID-19 pandemic further impacted both businesses, slowing the Company’s ability to restructure and transition into a profitable regional spirits manufacturer. Craft shifted its focus from canning ready-to-drink products to digital printing, but development delays in this segment further strained resources and limited growth. Leadership challenges and difficulties in accessing capital markets also hindered the Company’s efforts to complete its repositioning.

In February 2022, a then director and member of the Eastside Governance Committee, led a leadership transition that elevated Geoffrey Gwin, the Chief Financial Officer, to the role of interim Chief Executive Officer. Subsequent to his appointment, Mr. Gwin discussed with members of the Board the importance of maximizing the value of the Company’s assets for shareholders. While Mr. Gwin succeeded in refinancing much of the Company’s existing debt, achieving a profitable business strategy remained challenging under prior leadership.

Eastside began exploring potential transactions to unlock shareholder value, initiating informal discussions with investment bankers and executives of related companies in the consumer beverage spirits and co-packing segments. However, nothing materialized from these discussions.

During the spring and summer of 2022, Mr. Gwin led the senior leadership team, with Board support, in developing a strategic plan for both the consumer spirits business and the beverage co-packing and digital printing business. The plan focused on reallocating resources away from the regional tequila business and investing in stabilizing core brands in the Oregon market. The leadership team believed that the Oregon brands—Portland Potato Vodka and Burnside Whiskey—had the greatest brand equity.

Additionally, the strategy involved outsourcing production, distribution, and sales activities. At Craft, the focus shifted to introducing digital can printing to its mobile canning customer base and expanding capacity at the new digital can printing facility. However, accessing the required capital to execute this plan proved challenging. Senior leadership maximized the value of a large inventory of bourbon, selling barrels of aged whiskey in the wholesale market. This strategy proved timely, and record whiskey sales funded operational restructuring.

Despite these efforts, attempts to secure equipment financing for Craft faltered during the challenging period of late 2022, marked by underperformance in equity markets and small-cap companies. By the fall, the Board began discussing the potential separation of the spirits and canning businesses, as digital can printing customer wins had exceeded expectations. Of the two businesses, senior leadership believed the spirits segment could be monetized more readily, while Craft’s digital printing operations could form the foundation of the ongoing Company.

On November 22, 2022, the Eastside Board unanimously voted to explore the sale of the spirits business and engaged an investment banker to assist.

Throughout 2023, Eastside engaged with multiple spirits companies and other parties about potential transactions, including asset sales or Mergers. From these conversations, it became clear that the valuations of our consumer beverage brands had declined from the Board’s earlier expectations.

During 2023 and early 2024, senior leadership frequently met with members of the Audit Committee, typically on a weekly basis, to discuss operations and developments around a potential transaction. During early March, it was determined to pursue any reasonable opportunity that met the Board’s criteria for success, which included delivering a substantial return to all stakeholders.

On March 3, 2024, Mr. Gwin was contacted by a third party who introduced Beeline to Eastside. Initial discussions primarily revolved around how Beeline, a mortgage originator, could potentially align with a consumer products company.

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Around the same time, the Company learned that three key stakeholders who had participated in a debt-for-equity exchange the prior year were interested in a similar transaction. However, their interest was primarily in the Craft digital printing operation.

In the first week of March, Mr. Gwin held discussions with two of these stakeholders and key creditors about potentially selling Craft while retaining the spirits business within the public company. During this time, Mr. Gwin was also preparing a strategic plan to address the potential of failing to meet Nasdaq’s listing requirements. A Nasdaq deficiency letter was received on April 8, 2024.

On March 22, 2024, management reported progress on the “2024 Way Forward Plan” to the Board, aiming to establish a self-funding plan for all of Eastside’s businesses. Management shared this plan with major creditors who had participated in the 2023 debt-for-equity exchange. It was widely believed by both the Board and key stakeholders that the Company should remain a Nasdaq-listed entity. Conversations then began that led to a committed term sheet submitted to Nasdaq on May 23, 2024, detailing the “Way Forward Plan,” which incorporated a substantial exchange of debt for equity. The plan was accepted by Nasdaq on June 3, 2024, granting the Company time to complete its plan to regain compliance with required equity levels. Ultimately, the debt exchange closed on October 7, 2024, permitting Eastside to regain compliance with Nasdaq’s shareholders’ equity rule.

By April, the Company had signed a non-disclosure agreement with Beeline but was pursuing other potential transactions.

On April 10, 2024, a third party expressed interest in submitting an informal bid for Eastside spirits. When the bid was formally submitted to the Company, it became clear the proposed bid fell substantially short of what the Board required. The unsatisfactory offer included, among other things, the purchase of only one brand, leaving all the other brands with Eastside. This structure would reduce revenue and create greater operating losses, likely forcing the Company to shut down and receive no value for the remaining brands. Additionally, this offer would not allow the Company to retain its Nasdaq listing. Lastly, the proposed purchaser was unwilling to provide material cash, instead requiring the Company to finance the sale and assume payment risk. The offer was reviewed by the Audit Committee and rejected. On May 14, our Chief Executive Officer terminated these discussions.

Preliminary discussions continued with Beeline and other potential parties, including a consumer products company. Our Chief Executive Officer reviewed Beeline’s business model and believed that selling Craft and reallocating that capital to a rapidly growing business like Beeline could drive strong growth and profitability for shareholders, even though Beeline was operating at a loss. During April 2024, Mr. Gwin held numerous calls with Board members, stakeholders, and advisors to discuss alternatives, including a potential Beeline transaction.

By May 1, 2024, Eastside’s counsel began outlining a possible Merger with Beeline. The possibility was reviewed by management, the Board, and key creditors. Separately, our Chief Executive Officer explored alternative transaction structures, including selling Craft or pursuing a debt exchange structure that would spin Craft out into a separate privately owned company, eliminating debt. On May 1, 2024, our Chief Executive Officer emailed a representative of the creditor group involved in the 2023 debt-for-equity exchange to discuss reducing debt and raising additional capital in exchange for selling Craft. These discussions were based on information obtained from third-party advisors’ efforts to sell Company assets, including the spirits business. One component of the transaction was the sale of a significant majority of the Company’s barrels of bourbon and whiskey.

On May 8, 2024, the Board held a meeting to discuss updates on Beeline negotiations. The Merger possibility began with a Letter of Intent (LOI) drafted by Eastside’s counsel in conjunction with Beeline’s counsel. The following week, Eastside director and lender Robert Grammen, counsel, and representatives of other lenders met to discuss creditor support for a broader transaction, including a debt-for-equity exchange and the potential acquisition of Beeline. These discussions addressed complications related to aligning creditor interests and achieving a debt-free balance sheet for the Beeline transaction.

Throughout May, senior leadership and creditors reviewed multiple variations of a proposed plan that would achieve the highest valuation for Eastside’s assets while maximizing the likelihood of success for the Beeline Merger.

Over the course of May 20–22, 2024, the Letter of Intent (LOI) was reviewed by Eastside’s counsel and a representative of the creditor group. Our Chief Executive Officer emphasized the importance of early alignment with key creditors before completing any negotiation with Beeline. The representative’s feedback and interest in the transaction were encouraging, and the Company finalized edits to the term sheet for the Beeline LOI.

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On May 28–29, 2024, Eastside hosted calls with Board members to discuss the Beeline Merger opportunity. These discussions included reviewing initial due diligence materials and identifying areas requiring additional review. During the same period, our Chief Executive Officer held regular phone calls with the creditor group and other preferred stock stakeholders to address the requirements for achieving a successful transaction, with or without the acquisition of Beeline. The creditor group understood that eliminating existing debt was essential to complying with Nasdaq’s shareholders’ equity requirement and avoiding delisting.

On May 29, 2024, Eastside executed a non-binding LOI with its creditors and Beeline. The key elements of the LOI included the elimination of approximately $10.0 million of secured and unsecured debt in exchange for preferred stock, the sale of Craft, and the sale of 750 bottles of whiskey to Craft. Additionally, the acquisition of Beeline would result in Beeline shareholders owning 87.5% of Eastside upon completion of the transaction. The LOI included several contingencies, including raising $2.0 million (of which $1.5 million would be injected into Beeline), resolving certain pending claims and litigation, and meeting the Nasdaq shareholders’ equity requirement by September 30, 2024, a week before the October 7th deadline.

Meanwhile, on June 5, 2024, Beeline arranged to raise $3.3 million through the sale of 43.3 million convertible debentures (the “Debentures”). The sale of the Debentures required Beeline to either go public by registering the underlying common stock or complete a reverse merger with a public company. Beeline ultimately abandoned the “go public” transaction.

Throughout June and July 2024, Eastside pursued due diligence efforts and received additional materials from Beeline. On June 13, 2024, our Chief Executive Officer provided the Board with a business update, addressing financial needs and matters related to the spirits business.

On June 21, 2024, our Chief Executive Officer met with Beeline management to discuss Merger synergies, including Eastside’s business plan and progress made in restructuring activities. Subsequent discussions included potential integration of the finance departments, where Eastside would retain accounting control in a merged entity.

These discussions continued, and on July 1, 2024, our Chief Executive Officer met with Beeline’s Chief Executive Officer, Nicholas Liuzza, and Chief Financial Officer, Christopher Moe, to discuss engaging an investment banker to assist with completing the transaction and securing bridge financing. Discussions about valuation, capital requirements, and critical outcomes necessary for a successful transaction stretched into the following weeks. On July 11, 2024, Mr. Gwin met with Messrs. Liuzza and Moe to explore financing ideas further.

On July 18, 2024, Eastside and Beeline signed an engagement letter with an investment banker who had previously assisted in selling the Beeline Debentures. Discussions ensued about potentially raising additional capital and amending the terms of the Debentures. Eastside also held discussions with a Beeline shareholder about investing in one of the companies before the transaction closed, but these discussions ultimately fell through.

On July 19, 2024, Eastside introduced its counsel to Beeline’s legal team to review legacy litigation. During the following week (July 22–25, 2024), teams from both companies continued due diligence on the proposed transaction. Over the subsequent weeks, Eastside delivered cash forecasts and discussed transaction terms with Beeline. These discussions continued into August. Internally, Eastside focused on cash needs, capital table updates, and transaction synergies associated with the proposed Merger.

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In mid-July 2024, a call was held with Eastside’s Chief Executive Officer, its counsel, Beeline’s Chief Executive Officer, and Beeline’s Chief Financial Officer. Beeline’s counsel advised that a new SEC rule did not permit the sale of Spirits. As a result, the structure of the proposed transaction changed, and Eastside agreed to retain 53% ownership and control of Spirits. This ownership was finalized through transactions that occurred on October 7 and early November.

August 13–14, 2024, Eastside’s Board met to evaluate the Merger with Beeline, considering stakeholder outcomes and the need for growth. The Audit Committee met informally over the following week to discuss the pro forma business, balance sheet, and deal economics. The Audit Committee specifically addressed the fairness of the transaction, incorporating evidence from negotiations with multiple parties, including input from the investment bank, external parties, and senior leadership. As cash needs and forecasts were finalized, the LOI structure evolved. On August 28, 2024, the Board met again to review the updated business combination structure and rationale. The Board also discussed financial pressures in both businesses, particularly Craft, the likelihood of asset sales, and the benefits of merging with Beeline.

Eastside’s and Beeline’s counsel began negotiating the definitive Merger Agreement, with the first draft sent on July 19, 2024. By September 3, 2024, the parties reached a consensus, and the Merger Agreement was signed on September 4, 2024. Eastside’s Board had approved the Merger in late August.

Between mid-July and the signing of the Merger Agreement, both legal teams exchanged numerous drafts, discussing capitalization, post-Merger capitalization, Nasdaq compliance, and reducing the quorum requirement to one-third of the voting power. Eastside amended its Bylaws to meet this requirement. In September, Eastside worked to secure Voting Agreements from key shareholders, including debt holders, to facilitate shareholder approval of the Merger Shares.

Due to the importance of maintaining the Nasdaq listing, Beeline’s counsel requested that Eastside retain a Nasdaq listing consultant. From July through September, multiple consultations occurred to seek advice on the Merger and its Nasdaq implications.

On September 6, 2024, Eastside issued a press release announcing the signing of the Merger Agreement with Beeline. The press release highlighted the Merger’s strategic value and the reduction of debt through the issuance of preferred stock, the sale of Craft, and the retention of 53% of Spirits. The release also noted that the transaction was subject to shareholder approval, Nasdaq compliance, and other customary closing conditions.

Subsequent to the September 4th execution of the Merger Agreement, certain events occurred which required an amendment to the Merger Agreement. First the Merger Agreement had a closing condition which required Eastside to raise $3.0 million from the sale of preferred stock with $2.0 million of that advanced to Beeline. As discussed elsewhere the pre-closing private placement did not occur.

Beginning in late August 2024, Beeline and its counsel began discussions with the investment banker who placed Beeline Debentures and the banker’s counsel since there were a number of provisions in the Debentures that prevented consummation of the Merger. Subsequent to September 4th, the Debenture holders agreed to eliminate the conversion feature which needed to be reflected in an Amendment. The Merger Agreement also provided that Beeline had to have delivered audited financial statements as a condition of closing. Because of delays, Eastside agree to waive that requirement. Ultimately the audit was completed post-closing. Another key change was to eliminate the requirement that the Merger Shares be listed on Nasdaq as a condition of closing; instead the listing became a post-closing covenant. The Debt Exchange Agreement was amended during this period so the Amendment updated the reference in the Merger Agreement. This Proxy Statement is filed as a result. Finally, certain errors were corrected and immaterial changes were inserted in the amendment to the Merger Agreement.

Ultimately, various drafts of a side letter were exchanged and on October 4, 2024 the ten Debenture holders had entered into the side letter with Beeline. Key elements of the side letter were the conversion of the Debentures was terminated, the principal was increased from $3.3 million to $3.6 million, the term was extended until September 5, 2025, Beeline agreed to make monthly payments of the Debentures over a nine month period beginning January 5, 2025, and the Debenture holders waived various matters including negative covenants in the Debentures including one which would have prevented Beeline for entering into the Merger.

Subsequent to the September 4th execution of the Merger Agreement, certain events occurred which required an amendment to the Merger Agreement. First the Merger Agreement had a closing condition which required Eastside to raise $3 million from the sale of preferred stock with $2 million of that advanced to Beeline. As discussed elsewhere the pre-closing private placement did not occur. In addition, subsequent to September 4th, the Debenture holders agreed to eliminate the conversion feature which needed to be reflected in an Amendment. The Merger Agreement also provided that Beeline had to have delivered audited financial statements as a condition of closing. Because of delays, Eastside agree to waive that requirement. Ultimately the audit was completed post-closing. Another key change was to eliminate the requirement that the Merger Shares be listed on Nasdaq as a condition of closing; instead the listing became a post-closing covenant. This Proxy Statement is filed as a result. Finally, certain errors were corrected and immaterial changes were inserted in the amendment to the Merger Agreement.

Both the Merger and Debt Exchange Agreement closed on October 7, 2024.

Reasons for the Merger

The Board of Directors of Eastside has unanimously approved the Merger Agreement and the transactions outlined within it. In reaching its decision to approve the Merger Agreement and recommend that shareholders vote in favor of Proposal 1, the Board consulted with management, advisors, and legal counsel while considering several critical factors.

One significant factor was the state of the combined businesses of Spirits and Craft. By 2023, the Board determined that the combined company lacked the necessary capital resources to grow Craft’s digital printing operations while simultaneously restructuring the spirits business to achieve profitability. Additionally, senior management’s strategic review revealed that Craft would deplete the Company’s capital without generating adequate returns.

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The two transactions—the debt-for-equity exchange effectively spinning off Craft to debt holders and the Beeline Merger —presented a viable opportunity to realign the Company’s capital, growth trajectory, and potential returns for stakeholders. The reasons and factors set forth below are determinations and evaluations made by the Board in consultation with management and certain consultants, and are not necessarily statements of fact or indicative of future events or performance. See “Cautionary Note Regarding Forward-Looking Statements” at page 29. The following criteria were instrumental in the Board’s decision:

Key Criteria Considered:

1.	Size of Market:

○	Craft’s digital can printing operation was limited to one location in the Pacific Northwest, with an estimated market size of $24 million.

○	Beeline’s national mortgage origination platform, including business-to-business revenue opportunities, offers a market potential exceeding $1 billion.

2.	Required Capital:

○	Craft’s growth plan required immediate capital investment in new machinery, working capital, and marketing, with a substantial delay in revenue growth in prior periods.

○	Beeline’s model, on the other hand, had largely deployed its capital into a technology platform with revenues scaling concurrently.

3.	Anticipated Future Valuation:

○	The Board believed that Beeline’s fintech growth strategy had the potential to be valued at a significantly higher multiple in the market compared to the organic buildout of Craft’s single manufacturing plant in Oregon.

Strategic Objectives of the Beeline Transaction:

The integration of Beeline and Eastside is designed to leverage the strengths of both companies, creating a more robust and diversified business. Below are the key aspects of the integration:

1. Strategic Focus:

●	The Merger positions Eastside as an emerging leader in the digital mortgage origination space while continuing to grow its legacy craft spirits business. This shift diversifies the Company away from relatively lower-growth, profit-constrained operations.

●	Beeline’s AI-driven customer service and sales tools are expected to lower costs for direct-to-consumer platforms. While these tools are in early development, they are a critical factor in enabling Eastside to pivot from a manufacturing-heavy model (digital can printing) to a fintech-focused business.

●	If successful, the new model is expected to achieve higher valuations and faster growth with less dilution than the previous business strategy.

2. Leadership and Management:

●	Christopher Moe, Beeline’s Chief Financial Officer, has been appointed Chief Financial Officer of Eastside. His addition, along with Beeline’s senior leadership and technological development platform, fills critical gaps in Eastside’s current structure. In addition, if Proposal 1 is approved by the shareholders, Nicholas Liuzza, Beeline’s Chief Executive Officer will be appointed as Chief Executive Officer of the Company, adding to our management team and demonstrating our new focus on the Beeline business.

●	Two new independent board members, Joseph Freedman and Joseph Caltabiano, bring extensive experience in emerging growth companies and have joined Eastside’s Board of Directors in connection with the Merger.

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3. Operational Synergies:

●	Beeline’s proprietary AI technology is expected to enhance Eastside’s operational efficiency, customer service capabilities, and spirits segment sales through direct-to-consumer channels.

●	The integration will enable Eastside to leverage Beeline’s digital platform to streamline processes and reduce costs.

4. Financial Strengthening:

●	The Merger resulted in improved shareholders’ equity and strengthened Eastside’s balance sheet, in addition to the increases in shareholders’ equity resulting from the debt exchange.

●	Proceeds from the sale of Craft provides additional financial resources to support the growth of the combined company, including the Beeline acquisition.

5. Market Opportunities:

●	Beeline’s disruptive mortgage platform capitalizes on growing market opportunities, driven by increased purchase activity, both conventional and Non-qualified mortgage (Non-QM) and anticipated interest rate cuts.

●	The combined company benefits from Beeline’s platform, which has the potential to outpace competitors in the mortgage origination market.

6. Growth and Expansion:

●	The Merger is expected to drive significant growth for both businesses, leveraging Beeline’s innovative technology and market presence.

●	Eastside aims to establish a strong franchise in the digital mortgage origination space while continuing to expand its craft spirits portfolio.

The Merger between Eastside and Beeline is expected to create a stronger, more diversified company with enhanced financial stability, growth potential, and operational efficiency. While potential risks exist, the Board believes the opportunities for value creation outweigh the challenges, providing significant long-term benefits for shareholders.

Based on the foregoing reasons, the Board determined to approve the Merger between Eastside and Beeline.

Shareholders are reminded that this Proposal 1 relates only to the Merger Share Issuance, and not to any other matters relating to the Merger which closed on October 7, 2024. This Proposal 1 and the other matters being brought before the Special Meeting are not for purposes of approving the Merger, except for the Merger Share Issuance as described herein.

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Merger Agreement

On September 4, 2024, Eastside entered into the Merger Agreement with Eastside, East Acquisition Sub, Inc. (the “Merger Sub”) and Beeline. On October 7, 2024, the parties executed Amendment No. 1 to the Merger Agreement and the closing occurred pursuant to the Merger Agreement, as amended, under which Beeline merged into Merger Sub and with the name of the surviving corporation being changed to Beeline Holdings, Inc. In the Merger, the shareholders of Beeline received a total of 69,482,229 shares of Series F and a total of 517,775 shares of Series F-1. We refer to such Series F and F-1 as the “Merger Shares.” The ratio in the Merger was 4.89252978530683 shares of Eastside common stock for each share of Beeline common stock, in each case determined on an as-converted basis.

Merger Shares

At the closing of the Merger, the Company issued the Beeline shareholders the Merger Shares. If we obtain shareholder approval of Proposal 1, all Merger Shares will become convertible into and vote with the Company’s common stock at a ratio of one-of-one, subject to certain beneficial ownership limitations where applicable.

No Investment Banker or Financial Advisor

Neither Eastside nor Beeline used an investment bank or financial advisory firm to provide services in connection with the Merger, including investment advice, financial advice, valuations or fairness opinions in connection with the Merger.

Other Transactions

Simultaneously with the Merger, the Company engaged in the following transactions and actions:

First Amended and Restated Debt Exchange Agreement

Based upon a term sheet dated May 29, 2024, on September 4, 2024, Eastside and its then subsidiary, Craft Canning & Bottling, LLC (“Craft”) entered into a Debt Exchange Agreement with The B.A.D. Company, LLC (the “SPV”), Aegis Security Insurance Company (“Aegis”), Bigger, District 2, LDI Investments, LLC (“LDI”), William Esping (“Esping”), WPE Kids Partners (“WPE”) and Robert Grammen (“Grammen”), a director of the Company. Subsequent to the execution of the Debt Exchange Agreement, the assets of the SPV were distributed to its members, i.e. Aegis, Bigger, District 2 and LDI. To reflect the effect of the distribution on the transactions contemplated by the Debt Exchange Agreement, the parties, on October 3, 2024, executed the First Amended and Restated Debt Exchange Agreement (the “Debt Agreement”).

The Company entered into the Debt Agreement in order to be able to comply with Nasdaq’s shareholders’ equity requirement since it had received a deficiency letter that gave it until October 7, 2024 to meet Nasdaq’s $2,500,000 minimum equity requirement. While the Company eliminated $12,763,396 of indebtedness, Craft represented its largest business line. Further the Company had to convey 47% of Spirits which occurred in November 2024.

Subsequent to execution of the Debt Exchange Agreement, Eastside organized Spirits as a subsidiary and assigned to Spirits all of the assets held by Eastside in connection with its business of manufacturing and marketing spirits. Spirits issued 1,000,000 shares of common stock to Eastside.

On October 7, 2024 the closing of the following transactions under the Debt Agreement occurred:

●	Aegis, Bigger, District 2 and LDI transferred to Eastside a total of 31,234 shares of Eastside Series C and 119,873 shares of Eastside common stock. The lenders also released Eastside from liability for $4,137,581 of senior secured debt and $2,465,169 of unsecured debt. In consideration of their surrender of stock and release of debt, Eastside caused Craft to be merged into a limited liability company owned by the lenders.
●	Eastside issued a total of 255,474 shares of Series D to Bigger and District 2, and Bigger and District 2 released Eastside from liability for $2,554,746 of unsecured debt.

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●	Eastside issued a total of 200,000 shares of Series E to Bigger and District 2, and Bigger and District 2 released Eastside from liability for $2,000,000 of unsecured debt.
●	Eastside transferred a total of 108,899 shares of Spirits to Bigger, District 2, Esping, WPE and Grammen, and those lenders released Eastside from unsecured debt in the aggregate amount of $888,247.
●	Eastside issued a total of 190,000 shares of common stock to Esping, WPE and Grammen, and those lenders released Eastside from liability for $187,189 of unsecured debt.

In accordance with the Debt Agreement on November 7, 2024, Eastside transferred a total of 361,101 shares of Spirits to Aegis, Bigger, District 2 and LDI. In consideration for those shares, those four lenders surrendered to Eastside a total of 580,899 shares of Eastside common stock.

Upon completion of the transaction contemplated by the Debt Agreement, Eastside was no longer involved in the business of canning, and presently owns 53% of the capital stock of Spirits, which is in the business of manufacturing and marketing spirits.

Amendment to Articles of Incorporation

On October 7, 2024, Eastside filed with the Nevada Secretary of State a Certificate of Designation of 255,474 shares of Series D and a Certificate of Designation of 200,000 shares of Series E and a Certificate of Designation of 70,000,000 shares of Series F and a Certificate of Designation of 1,000,000 shares of Series F-1.

Appointment of Officer and Directors

Pursuant to the terms of the Merger Agreement, in connection with the closing of the Merger the Board voted to increase the number of members of the Board from four to six and appointed to the vacancies two individuals designated by Beeline: Joseph Freedman and Joseph Caltabiano. In addition, the Eastside Board appointed Christopher Moe, the Chief Financial Officer of Beeline, to serve as the Chief Financial Officer of Eastside. Information concerning the three new members of management is provided under “Management After the Merger.”

In addition, it is anticipated that following shareholder approval of the Merger Share Issuance Proposal (Proposal 1), Geoffrey Gwin, Eastside’s current Chief Executive Officer, will resign and Nicholas Liuzza, Beeline’s Chief Executive Officer, will be appointed as his replacement. Mr. Gwin will remain as Chairman as the Board and will be appointed as Executive Vice President or some other senior officer position.

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Employment Agreement: Chief Executive Officer

The Merger Agreement provided that, as a condition to closing of the Merger, the Employment Agreement between Eastside and Geoffrey Gwin, Eastside’s Chief Executive Officer, would be amended in a manner satisfactory to Eastside, Beeline and Mr. Gwin. Accordingly, immediately prior to the closing of the Merger, Eastside’s Employment Agreement with Geoffrey Gwin was amended as follows:

(a)	The performance bonuses in Employment Agreement were replaced by a cash bonus of $90,000. At Mr. Gwin’s election, the bonus was satisfied by issuance of 180,000 shares of the Company’s common stock.

(b)	The Company issued 400,000 shares of common stock to Mr. Gwin, which will vest on the earlier of March 31, 2025 or the date on which Mr. Gwin’s employment is terminated without cause.

(c)	The Company covenanted that, in the event that the conversion price of the Series F is reduced, the Company will issue to Mr. Gwin a number of common stock equal to one percent of the additional shares issued as a result of the adjustment.

(d)	The Company agreed to issue 100,000 shares of common stock to Mr. Gwin if he is terminated by the Company without cause.

Warrants and Options

The Company has agreed to assume and issue replacement stock options and warrants to former Beeline option and warrant holders, which are expected to be in the following quantities: (i) a total of 3,878,847 options to purchase Eastside common stock, and (ii) a total of 201,667 warrants to purchase Eastside common stock at an exercise price of $4.72 per share. These warrants and options are included as part of Proposal 1. We expect to adopt a 2025 Equity Incentive Plan after the Special Meeting and approval of Proposal 1. Any grants we make will be subject to shareholder approval at our 2025 annual meeting. These warrants will expire in 2026 and based upon their exercise price we do not expect any warrants will be exercised even if Proposal 1 is approved.

Eastside also has 1,042 “prior” options outstanding which it used under its current equity compensation plan and which are exercisable between $24.60 and $90.00 per share and expire through 2031, as well as 544,803 “prior” warrants. We are not seeking shareholder approval for the shares of common stock underlying these prior options or warrants.

Voting Agreements

In connection with and pursuant to the Merger, directors, officers and certain shareholders of Eastside entered into voting agreements pursuant to which such persons agreed to vote in favor of the Merger Share Issuance. The voting power held by these persons who executed a voting agreement combines for a total of approximately 1,060,790 votes, representing approximately 22.4% of the outstanding voting power. These amounts may be lower to the extent any of the counterparties to the Voting Agreements have since sold or transferred any of their shares.

Subsequent Transactions and Subsequent Securities

We engaged in the following financings and transactions which occurred after the Merger:

November 2024 PIPE – Notes and Warrants

On November 14, 2024, the Company sold $1,938,000 in aggregate principal amount of Senior Secured Notes (the “Notes”) and Pre-Funded Warrants (the “Note Warrants”) to purchase a total of 363,602 shares of common stock for total gross proceeds of $1,615,000 in connection with a private placement offering. The Notes and Note Warrants were sold pursuant to a Securities Purchase Agreement with accredited investors. The Notes are not convertible.

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The Note Warrants have a term of five years from issuance and are exercisable at an exercise price of $0.50 per share (of which $0.499 per share was pre-funded by each investor). The Note Warrants will be exercisable beginning upon shareholder approval of the issuance of the common stock issuable upon exercise of such Note Warrants in accordance with the rules of Nasdaq and an increase in the authorized common stock of the Company. We have a special shareholders meeting scheduled for January 21, 2025 at which we are asking our shareholders to approve an increase in authorized common stock to 100 million. If at any time after exercising the Note Warrants, there is no effective registration statement registering, or the prospectus contained therein is not available for use, then the Note Warrants may also be exercised, in whole or in part, by means of a “cashless exercise.”

The Company is required to convene a meeting of its shareholders within 150 days of the closing date and solicit proxies in favor of resolutions increasing the number of authorized shares of common stock and approving the issuance of the common stock upon exercise of the Note Warrants.

The Notes have a maturity date of 120 days from issuance, were issued with a 20% original issue discount and do not bear interest unless and until one or more of the customary events of default set forth therein occurs, whereupon each Note will bear interest at a rate of 18% per annum. If the Note remains outstanding for 180 days, the Note also requires a special one-time interest payment of 30% which will increase the principal of each Note accordingly. Upon the occurrence of an event of default, each Investor also has the right to require the Company to pay all or any portion of the Note at a 25% premium. Further, the Company is required to prepay the Notes in connection with certain sales of securities or assets at each Investor’s election in an amount equal to 35% of the gross proceeds from such sales. The Company also has the right to prepay all, but not less than all, of the outstanding amounts under the Notes, at its election. The Notes contain certain restrictive covenants, including covenants precluding the Company and its subsidiaries from incurring indebtedness, transferring assets, changing the nature of its business, and engaging in certain other actions, subject to certain exceptions.

Pursuant to the Securities Purchase Agreement, the Company entered into a Shareholder Pledge Agreement by and among the Company and the Investors, under which the Company pledged the Company’s equity in Spirits, to secure its obligations under the Notes and related agreements. Spirits concurrently entered into a Security and Pledge Agreement by and between Spirits and the investors, under which Spirits granted a security interest in all of its property and assets to secure the obligations of the Company under the Notes and related agreements. Further, Spirits and Nicholas Liuzza, Chief Executive Officer of Beeline, entered into a Guaranty in favor of the investors pursuant to the Securities Purchase Agreement. Under the Guaranty, both Spirits and Mr. Liuzza guaranteed the Company’s obligations under the Notes and related agreements.

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Concurrently with the Securities Purchase Agreement, the Company entered into a Registration Rights Agreement with each investor under which the Company agreed to file a registration statement to register the shares of common stock underlying the Note Warrants within 30 days of the closing, and to cause such registration to be declared effective within 60 days thereafter (or 120 days thereafter if such registration statement is subject to a full review). The registration statement became effective January 13, 2025; unless our shareholders approve Proposal 1 and our authorized common stock is increased, the common stock underlying the Note Warrants may not be issued or sold.

The Company also entered in three forms of side letters with the investors which (i) permitted one investor which with an affiliate invested $448,333.33 to exchange that amount of stated value of shares of Series F for a $448,333.33 120-day promissory note to another affiliate, which note was issued immediately prior to the closing of the offering and has substantially identical terms to the Notes issued therein, except it is subordinated with respect to its security interest, (ii) permit two investors to convert Series D Preferred Stock beginning on April 7, 2025, and (iii) permit two investors to receive a number of shares of Series F equal to 50% of their investment amount, or $125,000 each, using the stated value of the Series F, which is $0.50 per share, to determine the number of shares of Series F.

The Notes are not convertible, and only the accompanying Note Warrants are included in “Securities” being voted on in the Merger Share Issuance Proposal as it relates to the foregoing offering.

November 2024 – January 2025 PIPE – Series G and Warrants

From November 26 to January 14, 2025, the Company sold 5,850,183 shares of Series G and five-year Warrants (the “G Warrants”) to purchase a total of 2,925,091 shares of common stock for total gross proceeds of $2,983,593.

The foregoing issuances are part of an ongoing offering of Series G and accompanying G Warrants, for which we are seeking shareholder approval of those amounts at this Special Meeting. Because the offering is ongoing, we are asking shareholders to approve the issuance of shares of common stock underlying a total of up to 11,000,000 shares of Series G and 5,500,000 accompanying Series G Warrants, which includes the total of 6,938,615 Series G and 2,925,091 G Warrants presently outstanding.

Each share of Series G has a stated value of $0.51. The holder of Series G has no conversion or voting rights prior to shareholder approval of such actions. In the event of a liquidation of Eastside, the holders of Series G will share in the distribution of Eastside’s net assets on an as-converted basis, subordinate only to the Series B, Series D and Series E.

If the shareholders of Eastside approve the conversion of the Series G, each share of Series G will be convertible into common stock by a conversion ratio equal to the stated value of the Series G share divided by the Series G conversion price. The initial Series G conversion price is $0.51 per share, subject to adjustment as provided therein including in the event of an issuance of common stock or common stock equivalents at a price per share that is less than the conversion price, subject to a floor price of 20% of the Nasdaq Minimum Price as of the initial closing date of the offering of such Series G. The numbers we use in this Proxy Statement assume we will not engage in any lower priced offering since we do not intend to do so. The Series G conversion price is subject to equitable adjustment in the event of a stock split, reverse split and similar events. The number of shares of common stock into which a holder may convert Series G will be limited by a beneficial ownership limitation, which restricts the number of shares of Eastside common stock that the holder and its affiliates may beneficially own after the conversion to 4.99% (or a lesser amount with one investor electing 1%).

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The G Warrants are exercisable at an exercise price of $0.65 per share beginning on the effective date of (i) an increase in authorized common stock of the Company as necessary to permit full issuance of the shares of common stock underlying the G Warrants and the Series G sold pursuant to the Securities Purchase Agreement together with other common stock equivalents outstanding as of the date of the Securities Purchase Agreement and (ii) the approval of the issuance of all of the securities as may be required by the rules of Nasdaq (Proposal 1).

In connection with the Equity Line of Credit which is the subject of Proposal 2, we issued the Purchaser 573,925 shares of Series G. These shares were issued as a commitment fee under the ELOC Agreement.

Gunnar Termination Agreement – Series G

On December 31, 2024, the Company issued to Joseph Gunnar & Co., LLC 250,000 shares of Series G as consideration for the waiver and release of certain contractual rights under which the Company also paid $100,000 and provided registration rights with respect to the shares of common stock issuable upon conversion of the Series G. We agreed to register the underlying common stock issuable to Joseph Gunnar & Co. and intend to file a registration statement covering such shares in the near future.

Consulting Services – Series G

In January 2025, we issued a consultant 264,796 shares of Series G as payment for past services, and may issue the consultant $10,000 per month of Series G or common stock (subject to shareholder approval) in lieu of cash payments.

Each of the foregoing issuances of securities were exempt from registration pursuant to Section 4(a)(2) of the Securities Act and Rule 506(b) thereunder.

By approving the Merger Share Issuance Proposal, our shareholders are approving the full conversion and exercise, and voting rights and other related terms and rights, in excess of the Exchange Cap, regardless of whether our common stock remains listed on Nasdaq or other national securities exchange in the future, which requires such approval notwithstanding any limitations on conversion or exercise set forth in such Securities.

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Interests of Executive Officers and Directors in the Proposals

Certain directors and officers of the Company have interests in the Merger Share Issuance Proposal, including because they hold certain of the Securities being voted on. These interests are outlined as follows:

Nicholas Liuzza

Mr. Nicholas Liuzza, Beeline’s Chief Executive Officer, beneficially owns 18,189,172 shares of Series F, 135,543 shares of Series F-1, 1,960,784 shares of Series G and 980,392 G Warrants, all of which become convertible or exercisable, as applicable, upon shareholder approval of Proposal 1. In addition, Mr. Liuzza is expected to be appointed as Chief Executive Officer of Eastside following shareholder approval of the Proposal 1 in accordance with Nasdaq rules.

In addition, on December 31, 2024, Mr. Liuzza, loaned $700,000 to Beeline Loans Inc. (“Beeline Loans”), an indirect subsidiary of the Company, and in exchange Beeline Loans issued Mr. Liuzza a demand promissory note in the aggregate principal amount of $700,000, which accrues interest at the rate of 8% per annum and is payable within 15 days of demand notice made by Mr. Liuzza. The funds were lent to permit Beeline Loans to increase its ability to make real estate loans and are being held in a restricted account and are not being used for operations.

Joseph Freedman

Joseph Freedman was appointed by Beeline as a director of Eastside in connection with the Merger. Mr. Freedman beneficially owns 534,201 shares of Series F, 3,981 shares of Series F-1, 238,418 shares of Series G and 119,209 G Warrants, all of which become convertible or exercisable, as applicable, upon shareholder approval of Proposal 1.

See also “Related Party Transactions” at page 96.

Anticipated Accounting Treatment

After careful review of ASC 805, we have determined that the Merger should be treated as a forward merger. In a forward merger, the accounting treatment typically involves the “purchase method” under U.S. generally accepted accounting principles (GAAP), where the acquiring company records the target company’s assets and liabilities at their fair market value on the acquisition date, resulting in the recognition of goodwill if the purchase price exceeds the net fair value of identifiable assets acquired, effectively “absorbing” the target company and reflecting its assets and liabilities on the acquirer’s balance sheet.

Key points about forward merger accounting:

● Acquisition accounting:

This is the primary method used for forward mergers, requiring the acquirer to measure all identifiable assets and liabilities of the target company at fair value.

● Goodwill calculation:

If the purchase price exceeds the net fair value of identifiable assets acquired, the difference is recorded as goodwill on the acquirer’s balance sheet.

● No pooling of interests:

Unlike the now-obsolete “pooling of interests” method, a forward merger is always treated as an acquisition, requiring fair value accounting.

How it works:

● Identify the acquirer and target:

In a forward merger, the acquiring company, Eastside, is the entity that survives and absorbs the target company, Beeline.

● Fair value assessment:

The acquirer must determine the fair value of all the target company’s assets and liabilities on the acquisition date.

● Balance sheet adjustments:

The target company’s assets and liabilities are recorded on the acquirer’s balance sheet at their fair value, with any difference reflected as goodwill.

Important considerations:

● Transaction costs:

Costs incurred during the merger process, such as legal and accounting fees, are typically expensed as incurred.

● Contingent liabilities:

Any potential liabilities of the target company should be carefully evaluated and accounted for appropriately.

● Intangible assets:

Depending on the circumstances, certain intangible assets of the target company may need to be recognized and amortized on the acquirer’s balance sheet.

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Executive Officers and Board of Directors of Eastside After Approval of Proposal 1

The following table sets forth information on our executive officers and directors after the closing of the Merger and approval of Proposal 1, including their background and changes to their roles in connection with the Merger, as applicable.

Name	Age	Position with Eastside After the Proposal 1	Position with Eastside After the Merger
Nicholas Liuzza	59	Chief Executive Officer of Eastside	Chief Executive Officer of Beeline
Christopher Moe	69	Chief Financial Officer of Eastside	Chief Financial Officer of Beeline, appointed Chief Financial Officer of Eastside on October 7, 2024 pursuant to the Merger Agreement
Jessica Kennedy	40	No change	Chief Operating Officer of Beeline
Geoffrey Gwin	57	Executive Vice President (or other senior officer position) Board Chairman (Director)	Chief Executive Officer of Eastside Board Chairman (Director)
Joseph Caltabiano	47	Director	Appointed as director on October 7, 2024 pursuant to the Merger Agreement
Joseph Freedman	59	Director	Appointed as director on October 7, 2024 pursuant to the Merger Agreement
Eric Finnsson	63	Director	Director, no change
Robert Grammen	70	Director	Director, no change
Stephanie Kilkenny	53	Director	Director, no change

Set forth below is a description of the business experience over the past five years for each individual listed in the above table. There are no family relationships among any of these individuals.

Executive Officers

Geoffrey Gwin was appointed as our Chief Executive Officer on February 1, 2022. He also served as our Chief Financial Officer from June 15, 2020 until October 7, 2024. Mr. Gwin has served as a member of the Board from August 2019 through June 2020 and again from August 8, 2023 to the present. Mr. Gwin formed Group G Capital Partners, LLC in 2003 and has continuously managed its related strategies as its Chief Investment Officer. From June 2018 until February 2020, Mr. Gwin was a Member of Quad Capital Management Advisors, LLC and the Managing Member of Group G Capital Partners, LLC.

Christopher R. Moe was appointed as our Chief Financial Officer on October 7, 2024. Since June of 2023, Mr. Moe has served as the Chief Financial Officer of Beeline. Mr. Moe has been a director of Red Cat Holdings, Inc. [Nasdaq: RCAT] since February 16, 2022. From 2018 until 2023, he was the Chief Financial Officer and a director of Yates Electrospace Corporation, a heavy payload, contested logistics drone provider.

Nicholas R. Liuzza Jr. is the Chief Executive Officer of Beeline. Mr. Liuzza co-founded Beeline in 2019 and has served as its Chief Executive Officer since 2019. He has been a director of Red Cat Holdings, Inc. [Nasdaq: RCAT] since June 1, 2019. Beginning 2016, Mr. Liuzza served as Executive Vice President of Real Matters until May, 2018.

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Non-Employee Directors

Eric Finnsson was appointed to our Board on July 30, 2020. From March 2019 to June 2020 Mr. Finnsson served as Chief Financial Officer of GLG Life Tech Corporation, a producer of zero calorie natural sweeteners. Prior to joining GLG Life Tech Corporation, Mr. Finnsson worked as an independent consultant, offering finance and business consulting services to start-ups and individuals investing in China. A retired audit partner, Mr. Finnsson worked for KPMG for over 25 years in Canada, Europe and China, including three years specializing in Global Risk Management in KPMG’s International Headquarters. He received his designation as a Canadian Chartered Accountant in 1990 and his Certified Public Accountant license in 2002 in Illinois, which is currently inactive.

Robert Grammen was appointed to our Board on June 15, 2020. Since 1999, Mr. Grammen has been affiliated with EFO Management, LLC, where he currently serves as a managing director. EFO Management, LLC is a family investment office, where Mr. Grammen is responsible for the origination, analysis, structure and execution of direct debt and equity investments across a wide range of asset classes that include IT, healthcare, hospitality, spirits and real estate.

Stephanie Kilkenny was appointed to our Board on October 24, 2019. Ms. Kilkenny was the former managing director of Azuñia Tequila, and together with her spouse, owns and controls TQLA, LLC (“TQLA”). See “Related Party Transactions.”

Joseph Caltabiano was appointed to our Board on October 7, 2024 in connection with the Merger. Mr. Caltabiano’s career is currently focused on emerging medicine industries. As co-founder and CEO of Healing Realty Trust, a real estate investment company, he is devoted to developing clinical infrastructure necessary to support the administration of healthcare services and novel therapies in the behavioral health market. As founder of JSC Fund, Mr. Caltabiano helps uncover and advance opportunities in cannabis and other regulated sectors. Mr. Caltabiano helped pioneer the cannabis industry by co-founding Cresco Labs, one of North America’s largest vertically integrated cannabis operators, which he grew into a multi-state operator with annualized revenue of over $250 million. Before focusing on emerging medicine industries, Mr. Caltabiano served as Senior Vice President of Mortgage Banking at Guaranteed Rate, one of the largest mortgage providers in the U.S.

Joseph Freedman was appointed to the Board on October 7, 2024 in connection with the Merger. Mr. Freedman joined the Board of Beeline in 2023. Mr. Freedman also serves as Lead Director for Red Cat Holdings Inc. (Nasdaq: RCAT) and as a member of the Board of ResiCom Capital Partners, a real estate investment firm, and Fluid Capital Network, a financial services company. Mr. Freedman co-founded and served as Chief Executive Officer of Event Works Rental, a full-service event rental company, from April 2006 to January 2024. Mr. Freedman is a past president of the Nashville Chapter of Entrepreneurs Organization, and currently serves as its Governance Chair. He also founded Drones for Good Worldwide, a 501(c)(3) organization that provides life-saving drones for humanitarian efforts worldwide.

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Vote Required

Approval of the Merger Share Issuance Proposal requires the affirmative vote of a majority of votes cast on Proposal 1. See “Voting Agreements” at page 41.

Dissenters’ (Appraisal) Rights

There are no “dissenters’” or “appraisal” rights in connection with any of the Merger, the subsequent transactions or the Securities.

Special Note

If this Name Change Proposal (Proposal 3) fails but the Merger Share Issuance (Proposal 1) passes, the Board intends to proceed with the Name Change in accordance with Nasdaq rules and Section NRS 78.390(8) of Chapter 78 of the Nevada Revised Statutes and the Company’s Articles of Incorporation.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE MERGER SHARE ISSUANCE PROPOSAL

PROPOSAL 2: THE EQUITY LINE OF CREDIT PROPOSAL

At the Special Meeting, shareholders will be asked to approve the Equity Line of Credit Proposal, which provides for the approval of the issuance and sale of common stock by the Company in excess of the Exchange Cap of 19.99% of the Company’s outstanding common stock as required by Nasdaq rules 5635(b), which rule is described under “Proposal 1 – The Merger Share Issuance Proposal – Nasdaq Rules.”

ELOC Agreement

The Company and C/M entered into the ELOC Agreement on December 31, 2024. The ELOC Agreement provides that, upon the terms and subject to the conditions set forth in the ELOC Agreement, the Company may issue and sell to C/M, and C/M shall purchase from the Company, up to $20 million (reduced from the original amount of $35 million), subject to the Exchange Cap of 19.99% of the outstanding common stock prior to the Company obtaining shareholder approval. Copies of the ELOC Agreement and a side letter are annexed as Annex G. We issued C/M 573,925 shares of Series G (representing commitment shares valued at 1.5% of the maximum ELOC amount). Assuming we have authorized common stock and receive shareholder approval of Proposal 2, we will be required to register the transaction through which we issue underlying common stock in order to permit us to raise capital under the ELOC Agreement. Our ability to raise a material amount under the ELOC Agreement will depend upon the future liquidity of our common stock.

The ELOC Agreement essentially gives us the right to put (or offer to sell) common stock to C/M as described below. Specifically, the purchase and sale terms provided for by the ELOC Agreement are as follows:

(i)	Fixed Purchase. On any business day where the closing sale price of the common stock is equal to or greater than $0.40, the Company has the right to direct C/M to purchase shares of common stock at a purchase price equal to 95% of the lower of (A) the daily volume weighted average price (“VWAP”) of the Company’s common stock for the five trading days immediately preceding the applicable purchase date for such Fixed Purchase and (B) the lowest trading price of a share of common stock on such date; provided that if the closing price of the common stock on such date is lower than such purchase price, then the purchase price shall be reduced to equal such closing price, and provided further that such purchases shall be subject to a daily limitation of $200,000;

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(ii)	VWAP Purchase. On any business day where the closing sale price of the common stock is equal to or greater than $0.50, the Company has the right to direct C/M to purchase common stock at a purchase price equal to 95% of the lower of (A) the closing sale price on such date and (B) the VWAP during a period specified in the ELOC Agreement, provided that such purchases shall be subject to a daily limitation of $2,500,000; and

(iii)	Additional VWAP Purchase. In addition to the foregoing, the Company also has the right to direct C/M to purchase common stock at a purchase price equal to 95% of the lower of (A) the closing sale price on such date and (B) the VWAP during a period specified in the ELOC Agreement, provided that such purchases shall be subject to a daily limitation of $2,500,000.

The foregoing purchase terms are subject to certain conditions and limitations, including daily volume and dollar amount limitations with respect to each type of purchase described above within a given day, a 4.99% beneficial ownership limitation with respect to C/M’s ownership of the Company’s common stock, and the Exchange Cap with respect to Nasdaq. As disclosed earlier, the Company does not intend to sell C/M shares at a price of less than $0.51.

The Company agreed to comply with certain covenants and conditions under the ELOC Agreement, which are set forth therein.

Side Letter Agreement and Potential Future Changes

The Company and C/M entered into a side letter agreement pursuant to which the parties agreed that (i) any commitment shares required to be issued under the ELOC Agreement will be in the form of Series G, and (ii) that the Company may make changes to the ELOC Agreement if recommended by its counsel and reasonably satisfactory to C/M and its counsel, including based on the Company and its counsel’s review and revision of the representations and warrants and covenants set forth therein.

Based on this side letter agreement, the Company anticipates possibly making certain changes to the ELOC Agreement, however such changes are not expected to materially impact the ELOC for purposes of this Proposal 2 or shareholder approval. If any such changes result in a material difference in the economic terms of the ELOC, the Company will file a summary as additional proxy solicitation material.

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Registration Rights Agreement

In connection with the ELOC Agreement, on December 31, 2024 the Company also entered into a Registration Rights Agreement with C/M pursuant to which the Company agreed to register C/M’s resale of the shares of common stock issuable under the ELOC Agreement (such shares, the “ELOC Shares”) on a registration statement on Form S-1 or S-3 filed with the SEC within 30 days of such Registration Rights Agreement and to cause such registration statement to be declared effective the earlier of (A) the 60th day following the date on which the Company was required to file such registration statement, if such registration statement is subject to review by the SEC, and (B) the third business day following the date the Company is notified by the SEC that such registration statement will not be reviewed. Like the ELOC Agreement, these terms are subject to change pursuant to the side letter agreement. C/M has agreed to waive the timing discussed in this paragraph but not the obligation.

Commitment Shares

Under the ELOC Agreement and side letter agreement, the Company agreed to issue to C/M “Commitment Shares” in the form of shares of Series G convertible into a number of shares of common stock having a value of 1.5% of the maximum ELOC amount. The Company issued 573,925 shares of Series G as the Commitment Shares pursuant to this requirement. On December 31, 2024, an affiliate of the Purchaser purchased 294,118 shares of Series G and 147,059 G Warrants in the Series G and G Warrant offering in exchange for $150,000. The shares underlying these Series G (including the Commitment Shares) and G Warrants and the related voting and other rights thereof are included in Proposal 1 – The Merger Share Issuance Proposal. A description of the material terms of the Series G is included under “Description of Securities.”

The above descriptions of certain material terms of the ELOC Agreement, Registration Rights Agreement and side letter agreement do not purport to be complete and are qualified in their entirety by the full text of such agreements, which are included as Annex G to this Proxy Statement, which shareholders are urged to review.

Reasons for ELOC

The Company requires access to capital in order to enable it to fund its working capital and general corporate expenses. The Company may also use proceeds from the ELOC to repay indebtedness and to fund its growth initiatives. In addition following the Merger, the Company intends to use the proceeds from the ELOC to fund Beeline’s operations. Beeline’s business is capital intensive given real estate lending requires constant and substantial access to capital. Finally, the additional capital the ELOC presents may if needed help the Company maintain sufficient shareholders’ equity to maintain the minimum amount of $2.5 million in shareholders’ equity required by Nasdaq. The Company previously had a deficiency in its shareholders’ equity in 2024 which was remedied on October 7, 2024 when the debt exchange transactions closed. The closing of the Merger also increased the shareholders’ equity.

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Consequences if the ELOC Share Issuance is Approved

Approval and completion of the ELOC Share Issuance will result in substantial dilution to Eastside’s shareholders. The estimated maximum number of shares of common stock issuable in connection with the Equity Line of Credit is 39,215,686 shares. See also disclosure under “Proposal 1 – The Merger Share Issuance Proposal,” and “Principal Shareholders” at page 51 below for further information on the estimated and potential impact of issuances in connection with the Proposals 1 and 2.

In addition, the combined potential dilution if both the Merger Share Issuance Proposal (Proposal 1) and the Equity Line of Credit Proposal (Proposal 2) are both approved, is an additional 129,848,567 shares of common stock representing approximately 94% of the outstanding common stock post-issuances, compared to 3.4% to be held by shareholders who held their shares prior to such issuances. Further if we are required to issue the holders of Securities described under Proposal 1 additional shares of common stock, that number could increase. For example, we may be required to issue the Series F and F-1 holders up to 70 million additional shares under a special adjustment feature which is described under “Description of Securities – Series F and F-1 Special Adjustment Feature” at page 99.

Consequences if ELOC Share Issuance is not Approved

If the ELOC Share Issuance (Proposal 2) is not approved by our shareholders, the Company will not be able to engage in the transactions contemplated by the ELOC Agreement, and will not be able to access capital thereunder. In such event, the Company will need to seek alternative means of raising capital, including for the purposes and uses described in the preceding subsection titled “Consequences of the ELOC,” which it may be unable to do within a reasonable period of time, on favorable terms, or at all. However, the Company has been advised that Nasdaq applies a six month aggregation following a change of control like the Merger. We are uncertain whether Nasdaq would aggregate the ELOC if we tried to use the ELOC after six months have passed from the closing of the Merger, or April 7, 2025.

Nasdaq Rules

The Company is seeking shareholder approval under this Proposal 2 for purposes of Nasdaq Rule 5635(b) (which is discussed in Proposal 1 under “Nasdaq Rules)), and Nasdaq Rule 5635(d) which also requires shareholder approval for certain offerings of over 20% of the outstanding common stock at a price per share which is less than the “Minimum Price” as defined therein. These Nasdaq rules and related guidance are included in the “Nasdaq rules” referred to with respect to Proposals 1 and 2.

Vote Required

Approval of the Equity Line of Credit Proposal (Proposal 2) requires the affirmative vote of a majority of votes cast on the Proposal.

Dissenters’ (Appraisal) Rights

There are no “dissenters’” or “appraisal” rights in connection with the Equity Line of Credit.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”

THE EQUITY LINE OF CREDIT PROPOSAL

PRINCIPAL SHAREHOLDERS

As of January 23, 2025, there were 4,689,503 shares of Eastside common stock outstanding, 2,500,000 shares of Series B are authorized and outstanding, 255,474 shares of Series D outstanding, 200,000 shares of Series E outstanding, for a total combined voting power of 4,729,826 shares.

The following tables set forth the capitalization of our securities, on fully-diluted basis, both (i) currently, without including issuances and rights underlying securities and transactions contemplated by Proposals 1 and 2, and (ii) giving effect to issuances and rights underlying securities and transactions contemplated by Proposals 1 and 2.

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Current Fully-Diluted Capitalization

As of January 23, 2025, our common stock, preferred stock and derivative securities outstanding, on a fully-diluted basis (other than those securities which are not entitled to convert, exercise or vote prior to shareholder approval and for which shareholder approval is being sought at the Special Meeting), consists of the following:

Class, Series or Type	Number of Shares of Common Stock *	Percentage on as Converted Basis
Common Stock	4,689,503	60.9%
Series B	40,323	0.5%
Series D	1,419,300	18.4%
Series E	1,000,000	13.0%
Prior Warrants	544,803	7.1%
Prior Options	1,042	0.0%

*Does not give effect to price protection or anti-dilution provisions in the securities.

As described elsewhere in this Proxy Statement, none of the securities to which Proposals 1 and 2 relate are presently convertible or exercisable nor do they hold voting rights prior to shareholder approval.

Estimated Fully-Diluted Capitalization After Approval of Proposals 1 and 2

Assuming shareholder approval of both Proposals 1 and 2, and no further capital raising, our common stock and preferred stock and derivative securities outstanding, on a fully-diluted basis (which includes the securities for which shareholder approval is being sought at the Special Meeting), will consist of the following:

Class, Series or Type	Number of Shares of Common Stock Issuable		Percentage on as Converted Basis
Common Stock	4,689,503		3.4%
Series B	40,323		0.0%
Series D	1,419,000		1.0%
Series E	1,000,000		0.7%
Series F*	69,085,562		50.2%
Series F-1*	517,775		0.4%
Series G*	11,000,000	(1)	8.0%
G Warrants*	5,500,000	(1)	4.0%
Note Warrants*	363,602		0.3%
Prior Warrants	544,803		0.4%
Prior Options	1,042		0.0%
Former Beeline Options*	3,878,847		2.8%
Former Beeline Warrants*	287,094		0.2%
ELOC Share Issuances*	39,215,686		28.5%

*Issuances and related rights (including conversion, exercise and voting rights, as applicable) are subject to shareholder approval. Does not give effect to potential increases due to adjustment provisions contained in certain of these securities. The above estimates assume we do not issue common stock or other securities at quantities and at a per-share price which triggers price protection and adjustment provisions of the Securities. For example, the special adjustment provision provided for under the Series F and F-1 could result in the issuance of up to an additional 70 million shares.

(1) Assumes the maximum amount of Series G and G Warrants are sold in that offering,

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As stated above, if our shareholders approve Proposal 2 and we have sufficient authorized common stock, under the ELOC we expect we can issue up to 39,215,686 shares of common stock using the $0.51 price as the absolute minimum floor for issuances under the ELOC. Whatever number we issue under the ELOC will dilute our common shareholders including those as of the Record Date and subsequent shares issued.

Because securities are in most cases convertible or exercisability at the discretion of the respective holders thereof, and are subject to certain adjustment provisions as particularly set forth in the forms of each applicable security (which are included as the Annexes which shareholders are encouraged to review), the Company cannot predict with certainty the timing or quantity for the issuances of shares of common stock we will issue . The foregoing are estimated percentages of shares of Eastside common stock to be issued and outstanding and do not give effect to potential increases in the number of shares of common stock underlying the securities based on anti-dilution adjustment provisions set forth therein. In addition, because the ELOC Agreement contemplates the sale of up to $20 million of shares of common stock based on a formula tied to the market price and trading of our common stock as of applicable dates of determination, we believe that the maximum number of shares issuable under the ELOC Agreement will be 39,215,686 shares.

Because shareholders are being asked to approve all issuances of common stock under Proposals 1 and 2 in excess of 745,752 shares, which represents 19.99% of the shares of common stock outstanding as of October 7, 2024, and for the reasons outlined above, if the shareholders vote to approve Proposals 1 and 2, they will approve all shares of common stock as provided in the tables above.

Security Ownership of Certain Beneficial Owners and Management before and after the Share Issuances

The following table sets forth certain information as of January 23, 2025 with respect to the beneficial ownership of our common stock by (i) each shareholder known by us to be the beneficial owner of more than 5% of our common stock, (ii) by each of our current directors and executive officers as identified herein, and (iii) all of our directors and executive officers as a group, (A) as of that date, and (B) assuming approval of Proposals 1 and 2. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock, stock options, and common stock purchase warrants that are currently exercisable or convertible into shares of our common stock within 60 days of the date of this Proxy Statement, are deemed to be outstanding and to be beneficially owned by the person holding the options, or warrants for the purpose of computing the percentage ownership of the person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

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Unless otherwise noted, the address for all officers and directors listed below is the Company’s headquarters located at 755 Main Street, Building 4, Suite 3, Monroe, CT 06468.

Name	Eastside Common Stock Beneficially Owned prior to Shareholder Approval (1)		Eastside Common Stock Percentage prior to Shareholder Approval (1)	Eastside Common Stock Beneficially Owned following Shareholder Approval (1)		Eastside Common Stock Percentage following Shareholder Approval (1)
Geoffrey Gwin, Chief Executive Officer and Director	635,751		13.4%	635,751		*
Christopher R. Moe, Chief Financial Officer	—		—	—		—
Nicholas R. Liuzza, Jr., Chief Executive Officer of Beeline	49,000	(2)	1.0%	18,373,715	(2)	13.4%
Eric Finnsson, Director (3)	20,130		*	20,130		*
Stephanie Kilkenny, Director (4)	154,514		3.2%	154,514		*
Robert Grammen, Director (5)	124,454		2.6%	124,454		*
Joseph Freedman, Director	—		*	895,809	(6)	*
Joseph Caltabiano, Director	—		—	—		—
Totals	983,849		20.7%	20,204,319		14.7%

*Less than 1%.

(1) The table provides amounts and percentages of Eastside common stock beneficially owned for each of the following: (i) voting power of 4,729,826 shares, comprised of 4,689,503 shares of common stock and 40,323 shares of common stock underlying Series B outstanding as of January 23, 2025, prior to shareholder approval of the issuances of shares of common stock underlying the securities which are subject to Proposals 1 and 2, and (ii) a total of 137,543,537 shares including an estimated 129,848,567 new shares underlying such securities issuable after such shareholder approval, thereby giving effect to the exercisability, convertibility and voting rights of all of the Series F and F-1, Series G, the Note Warrants and the G Warrants and the other Securities referred to under Proposal 1 and common stock issuable under the ELOC Agreement referred to under Proposal 2. Clause (ii) above assumes that the shareholder approval will have occurred within 60 days of the date of this Proxy Statement although we do not expect shareholder approval to occur within that time. The above estimates assume we do not issue common stock or other securities at quantities and at a per-share price which triggers price protection and adjustment provisions of the Securities. For example, the special adjustment provision provided for under the Series F and F-1 could result in the issuance of up to an additional 70 million shares.

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(2) For the post-offering columns, includes 18,324,715 underlying shares of common stock issuable upon conversion of Series F and Series F-1 held by Mr. Liuzza and the Nicholas R. Liuzza Jr. Trust – 2020. Does not include 1,960,784 shares of common stock issuable upon conversion Series G and 980,392 shares of common stock issuable upon conversion of Warrants held by Mr. Liuzza, each of which are subject to shareholder approval and a 4.99% beneficial ownership limitation.

(3) Includes 250 shares underlying vested stock options.

(4) Includes 7,292 shares held in Ms. Kilkenny’s capacity as trustee of the Stephanie A. Kilkenny Trust, 145,833 shares issuable upon exercise of warrants held by TQLA, LLC, which Ms. Kilkenny, together with her spouse, owns and controls; and 1,389 Warrants held directly by Patrick J. Kilkenny, Trustee of the Patrick J. Kilkenny Revocable Trust. Mr. Kilkenny is the spouse of the Reporting Person.

(5) Includes 250 shares underlying vested stock options.

(6) Includes 538,182 shares of common stock issuable upon conversion of Series F and Series F-1. Also includes 238,418 shares of common stock issuable upon conversion Series G and 119,209 shares of common stock issuable upon conversion of Warrants held by Mr. Freedman, each of which are subject to shareholder approval and a 4.99% beneficial ownership limitation.

(7) Represents all holders of record of common stock as of the Record Date for the Special Meeting, with percentages calculated before and after shareholder approval of the Proposals 1 and 2 as described in footnote (1) above.

PROPOSAL 3: THE NAME CHANGE PROPOSAL

At the Special Meeting, shareholders will be asked to approve the Name Change Proposal, which provides for an amendment to the Company’s Articles of Incorporation, as amended to change the Company’s corporate name from “Eastside Distilling, Inc.” to “Beeline Holdings, Inc.” which is referred to in this Proxy Statement as the “Name Change.” If approved by the shareholders, the Name Change will be effected by filing an amendment to the Eastside Articles of Incorporation, a copy of the proposed amendment of which is attached as Annex H to this Proxy Statement. The primary reason for the corporate name change is that management believes this will allow for brand recognition of the Beeline business operations following the Merger.

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The Company is seeking shareholder approval for the Name Change as required by its Articles of Incorporation and Nevada law, and in accordance with Nasdaq rules requiring shareholder approval prior to a change of control transaction in which shares of common stock issued exceeds 19.99% of the previously outstanding common stock. In connection with the Name Change and the Merger Share Issuance Proposal and the change of control transactions reflected thereby, we are in the process of submitting a new listing application to Nasdaq. If the Name Change and new listing application of the combined company is approved, the Company’s corporate name will change upon filing of the amendment, and the ticker symbol for the Company’s common stock will change from “EAST” to “BLNE.” and See “Proposal 1 – The Merger Share Issuance Proposal” under “Nasdaq Rules” and “Nasdaq Listing” for more information.

Vote Required

The affirmative vote of the holders of a majority of the voting power of Eastside on the Record Date is required for approval of the Name Change Proposal or 2,369,642 shares.

Special Note

If this Name Change Proposal (Proposal 3) fails but the Merger Share Issuance (Proposal 1) passes, the Board intends to proceed with the Name Change in accordance with Nasdaq rules and Section NRS 78.390(8) of Chapter 78 of the Nevada Revised Statutes and the Company’s Articles of Incorporation.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”

THE NAME CHANGE PROPOSAL

PROPOSAL 4: THE AUDITOR RATIFICATION PROPOSAL

Our Board has appointed Salberg & Company, P.A. (“Salberg”) to serve as our independent registered public accounting firm for the fiscal year ended December 31, 2024. Salberg has served as the Company’s independent registered public accounting firm since December 4, 2024. See “Recent Auditor Change” below. Selection of the Company’s independent registered public accounting firm is not required to be submitted to a vote of the shareholders of the Company for ratification. However, the Company is submitting this matter to the shareholders as a matter of good corporate governance. Even if the appointment is ratified, the Board may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders. If the appointment is not ratified, the Board will consider its options.

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A representative of Salberg is not expected to be present at the Special Meeting.

Our Audit Committee currently consists of Eric Finnsson (Chair), Robert Grammen and Joseph Freedman. The Audit Committee reviews the Company’s financial reporting process on behalf of the Board and administers our engagement of the independent registered public accounting firm. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its examinations, the evaluations of our internal controls, and the overall quality of our financial reporting. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

It is not the duty of the Audit Committee to determine that the Company’s financial statements and disclosures are complete and accurate and in accordance with generally accepted accounting principles or to plan or conduct audits. Those are the responsibilities of management and the Company’s independent registered public accounting firm. In giving its recommendation to the Board with respect to the Company’s financial statements, the Audit Committee relies: (1) management’s representations that such financial statements have been prepared with integrity and objectivity and in conformity with U.S. generally accepted accounting principles (GAAP); and (2) the report of the Company’s independent registered public accounting firm with respect to such financial statements.

Audit Committee’s Pre-Approval Policy

The Audit Committee pre-approves all audit and permissible non-audit services performed by the independent accountants. These services may include audit services, audit-related services, tax services and other services. Under our policy, pre-approval is generally provided for particular services or categories of services, including planned services, project-based services and routine consultations. In addition, the Board may also pre-approve particular services on a case-by-case basis. Our Board approved all services that our independent accountants provided to us in the past two fiscal years.

Fees incurred for the Services Provided by our Principal Accountants

The following table sets forth the aggregate fees paid for or accrued by the Company or Beeline for audit and other services provided by Salberg for the years ended December 31, 2024 and 2023. The table does not include fees paid for or accrued by the Company for audit and other services provided by M&K CPAS, PLLC, the Company’s former independent registered public accounting firm prior to such firm’s replacement with Salberg, although we voluntarily include such amounts in the footnotes to the below table. See also “Recent Auditor Change” below for more information.

	2024(2) ($)	2023(2) ($)
Audit Fees (1)	130,000	-
Audit Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
Total	130,000	-

(1)	Audit fees – these fees relate to the annual audits and quarterly reviews of our financial statements and registration statements as well as services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

(2)	Represents audit fees paid to Salberg by Beeline during the periods covered. Does not include fees totaling $102,002 paid to M&K CPAS, PLLC, the Company’s former independent registered public accounting firm, in 2024 or $122,446 paid to M&K CPAS, PLLC in 2023.

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Recent Auditor Change

On December 4, 2024, the Board dismissed M&K CPAS, PLLC from its position as the principal independent accountant for Eastside. The dismissal was approved by the Audit Committee of the Board.

The audit reports of M&K CPAS, PLLC on Eastside’s financial statements for the years ended December 31, 2023 and 2022 did not contain any adverse opinion or disclaimer of opinion or qualification, except that the audit report of M&K CPAS, PLLC on Eastside’s financial statements for the years ended December 31, 2023 and 2022 did contain a modification expressing substantial doubt about the ability of Eastside to continue as a going concern. M&K CPAS, PLLC did not, during the applicable period, advise Eastside of any of the enumerated items described in Item 304(a)(1)(iv) of Regulation S-K.

During the two most recent fiscal years and the subsequent interim period through December 4, 2024, there was no disagreement between Eastside and M&K CPAS, PLLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to its satisfaction, would have caused M&K CPAS, PLLC to make reference to the subject matter of such disagreement in connection with its report. During the same period, there was no “reportable event,” as described in Item 304(a)(1)(v) of Regulation S-K, except that, in connection with its audit of the financial statements for the years ended December 31, 2023 and 2022, M&K CPAS, PLLC advised Eastside that there was a material weakness in the internal controls necessary for Eastside to develop reliable financial statements since management lacked a formal policy of inputs in testing for impairment.

Eastside requested M&K CPAS, PLLC to furnish a letter addressed to the Securities Exchange Commission stating whether or not M&K CPAS, PLLC agrees with the foregoing statements pertaining to M&K CPAS, PLLC. A copy of the letter is filed as Exhibit 16.1 to the Registration Statement of which this Prospectus forms a part.

On December 4, 2024, Eastside appointed Salberg as its independent registered public accounting firm for the year ended December 31, 2024. During Eastside’s two most recent fiscal years ended December 31, 2023 and 2022, and through December 4, 2024, neither Eastside nor anyone on behalf of Eastside consulted with Salberg regarding (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Eastside’s financial statements as to which Eastside received a written report or oral advice that was an important factor in reaching a decision on any accounting, auditing or financial reporting issue, or (b) any matter that was the subject of a disagreement or a reportable event as defined in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

Vote Required

The affirmative vote of a majority of the votes cast at the Special Meeting is required to approve the Auditor Ratification Proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”

THE AUDITOR RATIFICATION PROPOSAL

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PROPOSAL 5: THE ADJOURNMENT PROPOSAL

The Adjournment Proposal allows the Board to submit a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event, based on the tabulated votes, there are not sufficient votes at the time of the Special Meeting to approve any of the Merger Share Issuance Proposal, Equity Line of Credit Proposal, the Name Change Proposal or the Auditor Ratification Proposal.

The purpose of the Adjournment Proposal is to provide more time for us to solicit proxies in favor of the Proposals. In no event will we solicit proxies to adjourn the Special Meeting beyond the date by which it may properly do so under Nevada law.

Consequences if the Adjournment Proposal is not Approved

If the Adjournment Proposal is presented at the Special Meeting and such Proposal is not approved by shareholders, the Board may not be able to adjourn the Special Meeting to a later date in the event, based on the tabulated votes, there are not sufficient votes at the time of the Special Meeting to approve the other Proposals.

Vote Required

The affirmative vote of a majority of the votes cast at the Special Meeting is required to approve the Adjournment Proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”

THE ADJOURNMENT PROPOSAL

THE SPECIAL MEETING

The Board is using this Proxy Statement to solicit proxies from shareholders of Eastside who hold shares of Eastside common stock or Series B, D and E on the Record Date for use at the Eastside Special Meeting and any adjournments or postponements. We are first mailing this proxy statement and accompanying proxy card to Eastside shareholders on or about [__], 2025.

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Date, Time, and Place

The Special Meeting will be held on [__], 2025 at 2:00 pm, Eastern time. The Special Meeting will be held via audio conference call at 1-877-407-3088 which means that there will be no in person meeting. The website address for submitting votes online before the meeting is www.EAST.vote.

Purpose of the Special Meeting

At the Special Meeting, Eastside shareholders will be asked to consider and vote upon the following proposals:

1.	Merger Share Issuance Proposal — approve the issuances of common stock and voting rights underlying the Securities issued or issuable in excess of 745,752 shares, which represents 19.99% of the Company’s common stock outstanding as of October 7, 2024;

2.	Equity Line of Credit Proposal – approve the issuance of up to $20 million of shares of the Company’s common stock thereunder. Without further shareholder approval at a later meeting, we will not issue more than 39,215,686 shares of common stock under Proposal 2;

3.	Name Change Proposal – approve an amendment to the Company’s Articles of Incorporation changing the name of the Company to “Beeline Holdings, Inc.”;

4.	Auditor Ratification Proposal – ratify the selection of Salberg as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2024; and

5.	Adjournment Proposal - approve a proposal to adjournment of the Special Meeting, if necessary, to solicit additional proxies in favor of any of the foregoing proposals.

Board Recommendations

The Board has approved the Merger and the Merger Shares and the Subsequent Securities, the ELOC Agreement and Equity Line of Credit and related transactions and agreements relating to the Merger, the subsequent transactions, the Securities and Share Issuances as well as the Name Change and the Auditor Ratification and has determined that each of the Proposals are advisable and in the best interests of Eastside and its shareholders. The Board unanimously recommends that Eastside shareholders vote:

●	“FOR” the Merger Share Issuance Proposal;

●	“FOR” the Equity Line of Credit Proposal;

●	“FOR” the Name Change Proposal;

●	“FOR” the Auditor Ratification Proposal; and

●	“FOR” the Adjournment Proposal.

Record Date; Shares Entitled to Vote

The Board has fixed the close of business on January 23, 2025 as the Record Date for determining the Eastside shareholders entitled to receive notice of and to vote at the Eastside Special Meeting. Only holders of record of Eastside common stock and Eastside preferred stock (Series B, D and E) on the Record Date are entitled to receive notice of and vote at the Eastside Special Meeting, and any adjournment or postponement thereof.

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In general, holders of outstanding shares of our preferred stock are entitled to vote with holders of our common stock as a single group. On the Record Date, there were 4,689,503 shares of common stock and 40,323 votes underlying shares of preferred stock issued and outstanding.

Quorum Requirement

One-third of the outstanding voting power will constitute a quorum for the transaction of business at the Special Meeting.

All shares of Eastside common stock and Series B, D and E represented in person or by proxy at the Special Meeting, including abstentions, will be treated as present for purposes of determining the presence or absence of a quorum at the Eastside Special Meeting.

Abstentions and Broker Non-Votes

Abstentions are considered present for the purposes of establishing a quorum. Abstentions and broker non-votes will have the same effect as a vote “AGAINST” the Name Change Proposal but will have no effect on the other proposals.

Your bank, brokerage firm or other nominee has discretionary authority to vote on “routine” proposals if you have not provided voting instructions. However, your bank, brokerage firm or other nominee is precluded from exercising voting discretion with respect to non-routine matters. We expect that the Auditor Ratification Proposal and the Adjournment Proposal will be considered “routine” matters and your bank, brokerage firm or other nominee may vote your shares with respect to these proposals even if you do not provide voting instructions. We expect that the Merger Share Issuance Proposal, the ELOC Proposal, and the Name Change Proposal will be considered non-routine matters and that your bank, brokerage firm or other nominee will not be permitted to vote on these proposals unless you provide your broker with voting instructions on such proposals. This is often called a “broker non-vote.” You should instruct your broker to vote your shares by following the directions your broker provides you. Please review the voting information form used by your broker to see if you can submit your voting instructions by telephone or Internet.

Stock Ownership of Eastside Directors and Executive Officers

On the Record Date, our directors and executive officers and their respective affiliates beneficially owned and were entitled to vote approximately 742,626 shares of Eastside common stock. These shares represent approximately 15.8% of the voting power outstanding on the Record Date. In addition, we have voting agreements covering another approximately 1,060,790 shares. The voting agreements represent approximately 22.4% of the voting power outstanding on the Record Date, and include the directors’ and officers’ voting power described above. These amounts may be lower to the extent any of the counterparties to the Voting Agreements have since sold or transferred any of their shares.

Votes Required to Approve Proposals

Approvals of the proposals to be considered at the Eastside Special Meeting require the vote thresholds described below. You may vote for or against any or all of the proposals submitted at the Eastside Special Meeting or you may abstain from voting.

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Required Vote for Approval of the Merger Share Issuance Proposal (Proposal 1)

Approval of the Merger Share Issuance Proposal requires the affirmative vote of a majority of the votes cast on the proposal. An abstention from voting or a broker non-vote will have no effect on the proposal.

Required Vote for Approval of Equity Line of Credit Proposal (Proposal 2)

Approval of the Equity Line of Credit Proposal requires the affirmative vote of a majority of the votes cast on the proposal. An abstention from voting or a broker non-vote will have no effect on the proposal.

Required Vote for Approval of the Name Change Proposal (Proposal 3)

Approval of the Name Change Proposal requires the affirmative vote of a majority of the outstanding voting power as of the Record Date. An abstention from voting or a broker non-vote will have the same effect as a vote against the proposal.

Required Vote for Auditor Ratification Proposal (Proposal 4)

Approval of the Auditor Ratification Proposal requires the affirmative vote of a majority of the votes cast on the proposal. An abstention from voting or a broker non-vote will have no effect on the proposal.

Required Vote for Adjournment Proposal (Proposal 5)

Approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast at the Special Meeting. An abstention from voting or a broker non-vote will have no effect on the outcome of the vote for the proposal.

Effect of Proposal 1 on the Other Proposals

Effective immediately upon approval of Proposal 1 at the Special Meeting, the holders of the Series F, F-1 and G, representing a total of approximately 76 million votes as of the Record Date, will become entitled to vote, and those votes will be counted towards the other Proposals being brought at the Special Meeting and at any future meetings of the shareholders, subject to any applicable beneficial ownership limitations.

Submission of Proxies

If you are a shareholder of record as of the record date, you can give a proxy to be voted at the meeting in any of the following ways:

● electronically, using the Internet; or

● by completing, signing, and mailing, faxing or emailing a printed proxy card (which may be downloaded and printed or that you separately request from us).

If proxies are returned properly executed without indication as to how to vote, the Eastside common stock represented by each such proxy will be voted as follows: (1) “FOR” the Merger Share Issuance Proposal, (2) “FOR” the Equity Line of Credit Proposal, (3) “FOR” the Name Change Proposal, (4) “ “FOR” the Auditor Ratification Proposal and (5) “FOR” the Adjournment Proposal.

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The Internet voting procedures have been set up for your convenience. We encourage you to reduce corporate expenses by submitting your vote by Internet. The procedures have been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. If you are a shareholder of record and you would like to submit your proxy by Internet, please refer to the specific instructions provided on the enclosed proxy card. If you wish to submit your proxy by mail, please access a proxy card in the materials available on the Internet or request a proxy card from us and return your signed proxy card to us before the special meeting.

 If the shares you own are held in street name, your broker, bank, trust, or other nominee, as the record holder of your shares, is required to vote your shares according to your instructions. Your broker, bank, trust, or other nominee is required to send you directions on how to vote those shares. If you do not give instructions to your broker, bank, trust, or other nominee, it will still be able to vote your shares with respect to certain “discretionary” items but will not be allowed to vote your shares with respect to certain “non-discretionary” items. In the case of non-discretionary items, the shares that do not receive voting instructions will be treated as “broker non-votes.” Proposal one will be considered a “non-discretionary” item.

Shareholders will not be able to attend the Special Meeting in person. If you were a shareholder of record as of the Record Date, you may access the virtual meeting by calling 1-877-407-3088 (Toll Free) and presenting the unique 12-digit control number on the proxy card.

If you were a beneficial owner of record as of the Record Date (i.e., you held your shares in an account at a brokerage firm, bank or other similar agent), you will need to obtain a legal proxy from your broker, bank or other agent. Once you have received a legal proxy from your broker, bank or other agent, it should be emailed to our inspector of election for the special meeting, Equity Stock Transfer, LLC, at proxy@equitystock.com and should be labeled “Legal Proxy” in the subject line. Please include proof from your broker, bank or other agent of your legal proxy (e.g., a forwarded email from your broker, bank or other agent with your legal proxy attached, or an image of your valid proxy attached to your email). Requests for registration must be received by Equity Stock Transfer, LLC no later than 5:00 p.m. Eastern Time, on [__], 2025 (unless the meeting has been adjourned in which case a new date will be announced). You will then receive a confirmation of your registration, with a control number, by email from Equity Stock Transfer, LLC. At the time of the meeting, access the live audio conference call at 1-877-407-3088 and present your unique 12-digit control number.

Online access to the Special Meeting will open at [__] Eastern Time to allow time for shareholders to call-in prior to the start of the Special Meeting. You may vote during the Special Meeting by dialing 1-877-407-3088 and following the instructions.

Whether or not shareholders plan to participate in the virtual-only Special Meeting, the Company urges shareholders to vote and submit their proxies in advance of the meeting by one of the methods described in the proxy materials for the Special Meeting.

Revocation of Proxies

You have the power to revoke your proxy at any time before your shares are voted at the Special Meeting. If you grant a proxy in respect of your Eastside shares and then attend the Special Meeting in person, your attendance at the Special Meeting or at any adjournment or postponement of the Special Meeting will not automatically revoke your proxy. Your proxy can be revoked in one of four ways:

●	you can send a signed notice of revocation of proxy;

●	you can grant a new, valid proxy bearing a later date (including, if applicable, a proxy through the Internet); or

●	you can revoke the proxy in accordance with the proxy submission procedures described in the proxy voting instructions attached to the proxy card.

If you choose to revoke your proxy, you must submit your notice of revocation or new proxy to Eastside’s Corporate Secretary so that it is received no later than the beginning of the Special Meeting or, if the Special Meeting is adjourned or postponed, before the adjourned or postponed meeting is actually held.

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If your shares are held in the name of a broker or nominee, you may change your vote by submitting new voting instructions to your broker or nominee. If you need assistance in changing or revoking your proxy, please contact your broker or nominee.

Solicitation of Proxies

This solicitation is made on behalf of the Board and we will pay the costs of soliciting and obtaining proxies, including the cost of reimbursing banks and brokers for forwarding proxy materials to their principals. Proxies may be solicited, without extra compensation, by our officers and employees by mail, telephone, fax, personal interviews or other methods of communication.

AUDITORS AND TRANSFER AGENT

The independent registered public accounting firm that audits Eastside’s financial statements beginning with the fiscal year ended December 31, 2024 is Salberg & Company, P.A. Representatives of Salberg are not expected to be present at the Special Meeting. As a result, there will be no statements made Salberg and no opportunity to ask questions of Salberg.

Prior to the appointment of Salberg in late 2024, M&K CPAS, PLLC served as our independent registered public accounting firm. See “Proposal 4 - The Auditor Ratification Proposal – Recent Auditor Change” on page 58 for more information.

The transfer agent and registrar for Eastside common stock is Transfer Online, Inc., Portland, Oregon.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. You can read our SEC filings, including this Proxy Statement, at the SEC’s website at www.sec.gov.

We also maintain a website at www.eastsidedistilling.com/investors and you may access, free of charge, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports, as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The information contained on, or that can be accessed through, our website is not a part of this Proxy Statement. You may also request a copy of these filings, at no cost, by writing to us at: Eastside Distilling, Inc., 755 Main Street, Building 4, Suite 3, Monroe, Connecticut, 06468, or contacting us at ir@eastsidedistilling.com or +1 458-800-9154.

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We have not authorized anyone to give any information or make any representation about the Proposals or the matters described herein that is different from, or in addition to, that contained in this Proxy Statement or in any of the materials that have been incorporated by reference into this Proxy Statement. Therefore, if anyone gives you information of this sort, you should not rely on it. If you are in a jurisdiction where the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the Board’s solicitation of proxies in this proxy statement does not extend to you. The information contained in this Proxy Statement speaks only as of the date of this Proxy Statement unless the information specifically indicates that another date applies.

BUSINESS

Following the closing of the Merger on October 7, 2024, and the sale of the Craft business, the Company’s business lines entail the following: (1) Spirits, which operates as a distributor of various liquors, and (2) Beeline, which operates as a fintech mortgage lender and title provider. The following is a description of each of these businesses.

Spirits Business Overview and History

The Company was incorporated in 2004. Eastside commenced its current operations in 2014 as a distillery that markets its own products as well as third party products. During the past decade, the Company diversified by developing a canning and can printing business that marketed to the craft beer industry in the Pacific Northwest, and then, on October 7, 2024, the Company acquired Beeline. Throughout this time, however, the Company remained involved in the business of distributing beverage spirits.

On October 7, 2024, the Company organized Spirits as its subsidiary, and assigned to Spirits all of the assets and liabilities relating to the Company’s spirits operations. As part of a company-wide recapitalization effected on October 7, 2024, the Company assigned 10.9% of the outstanding shares of Spirits to creditors in satisfaction of $888,247 in debt. Later in 2024, the Company exchanged 36.1% of the outstanding shares of Spirits for 580,899 shares of the Company’s common stock. The Company retains 53% of the outstanding Spirits capital stock.

Since 2014 we have developed or acquired award-winning spirits while evolving to meet the growing demand for quality products and services associated within the burgeoning craft and premium beverage trade. Our portfolio includes originals like the Quercus garryana barrel-finished Burnside Whiskey family, Portland Potato Vodka, Hue-Hue Coffee Rum, and Azuñia Tequilas:

●	Burnside Whiskey Family – Our Burnside Whiskey Family celebrates the unique attributes of the native Oregon Oak tree (Quercus garryana). The unique complexity of each distinct whiskey comes from blending Oregon Oak barrels of differing sizes, char levels, and ages.

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●	Portland Potato Vodka – Our award-winning premium craft vodka is distilled four times to ensure a smooth finish. While most vodka is made from grain, we source award winning premium potato ethanol and blend it with pristine water sourced from Oregon.

●	Hue-Hue (pronounced “way-way”) Coffee Rum – Premium silver rum is blended with concentrated cold-brewed coffee and a small amount of Demerara sugar. We source fair-trade, single-origin Arabica coffee beans from the Finca El Paternal Estate in Huehuetenango, Guatemala that are lightly roasted for us by Portland Coffee Roasters.

●	Azuñia Tequilas – Smooth, clean, additive-free tequilas crafted by Rancho Miravalle, a second generation, family-owned-and-operated estate, bursting with authentic flavor from the local terroir of Tequila Valley, Mexico. 100% pure Weber Blue Agave is harvested by hand, roasted in traditional clay hornos, and finished with a natural, open-air fermentation process. It is bottled on-site in small batches using a consistent process to deliver consistent field-to-bottle quality and exclusively exported by Agaveros Unidos de Amatitán.

●	Eastside Brands – Craft inspired high-quality limited-edition products, which focus on innovation, craftsmanship and curiosity, and creativity.

Production and Supply

Our Spirits production and supply chain involves several important stages, including bottle and label design, raw materials procurement, filling the bottles, and packaging the bottles in various configurations for shipment. To achieve a unique flavor profile for each brand, we use one or more of the following techniques: infusion of fruit, addition of natural flavorings, blending of products, and aging in selected casks. Once the final profile is approved and quality control standards are met, we filter the liquid as needed and bottle the product.

We rely on a limited number of suppliers for the sourcing of our spirit products and raw materials, including our distillate products and other ingredients. These suppliers consist of third-party producers in the U.S. and Mexico. One key supplier is Agaveros Unidos de Amatitan, SA. de CV., which supplies tequila to us. We do not have long-term, written agreements with any of our other suppliers for the production of raw materials. However, we believe that we have consistent and reliable third-party sources for the needed materials.

Distribution Network

In the United States, we are required by law to use state-licensed distributors or, in the control states, state-owned agencies performing this function, to sell our brands to retail outlets. In the 33 open states, the distributors are generally large, privately held companies. The distributors and wholesalers in turn sell to individual retailers, such as liquor stores, restaurants, bars, supermarkets and other outlets licensed to sell alcoholic beverages. Through our internal sales team, we have established relationships for our brands with wholesale distributors in six open states: California, Arizona, Colorado, Texas, Washington and Florida.

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In the 17 control states, the states themselves function as the distributor, and regulate suppliers, including our Company. In control states, producers and importers sell their products directly to state liquor authorities, which distribute the products and either operate retail outlets or license the retail sales function to private companies, while maintaining strict control over pricing and profit. Our largest distribution channel is in the state of Oregon through the Oregon Liquor Control Commission. Sales to the Oregon Liquor Control Commission, accounted for approximately 19% and 18% of our consolidated sales for the years ended December 31, 2023 and 2022, respectively.

We hold the federal importer and wholesaler license required by the Alcohol and Tobacco Tax and Trade Bureau of the U.S. Treasury Department and the requisite state licenses within the states in which we conduct business.

Our inventory is maintained in offsite bonded warehouses at our producers, our bonded warehouse in Milwaukie, Oregon, and at bonded warehouses managed by Park Street, our fulfillment and logistics partner. We also typically have inventory in transit that we ship nationally through our network of licensed and bonded carriers.

Spirits’ Intellectual Property

Trademarks are an important aspect of our business. We sell our products under a number of trademarks which we own. Our brands are protected by trademark registrations or are the subject of pending applications for trademark registration in the U.S. where we distribute our brands. The trademarks may be registered in the names of our subsidiaries. In the U.S., trademark registrations need to be renewed every 10 years. We expect to register our trademarks in additional markets as we expand our distribution territories.

Spirits’ Competition

Over the past 10 years, the U.S. wine and spirits industry has undergone dramatic consolidation and realignment of brands and brand ownership. The number of major importers in the U.S. has declined significantly. Today, we believe seven major companies dominate the market: Diageo PLC, Pernod Ricard S.A., Bacardi Limited, Brown-Forman Corporation, Beam Suntory Inc., Davide Campari-Milano S.p.A., and Rémy Cointreau S.A. These competitors have substantially greater resources than we have due to their scale and ability to more effectively leverage the national distribution system. Our spirits business has been repositioned to compete regionally in key markets where we have the greatest competitive advantage.

Government Regulation Applicable to Spirits

We are subject to the jurisdiction of the Federal Alcohol Administration Act, U.S. Customs laws, and the Alcoholic Beverage Control laws of the states where our products are distributed, among many other regulations. The U.S. Treasury Department’s Alcohol and Tobacco Tax and Trade Bureau regulates the production, blending, bottling, sales and advertising and transportation of alcohol products. Also, each state regulates the advertising, promotion, transportation, sale and distribution of alcohol products within its jurisdiction. We are also required to conduct business in the U.S. only with holders of licenses to import, warehouse, transport, distribute and sell spirits. The distribution of alcohol-based beverages is also subject to extensive federal and state taxation.

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We are subject to U.S. regulations on spirits marketing and advertising, such as style, media and messages. Labeling of spirits is also regulated in many markets, varying from health warning labels to importer identification, alcohol strength and other consumer information. All beverage alcohol products sold in the U.S. must include warning statements related to risks of drinking beverage alcohol products.

In the U.S. control states, the state liquor commissions act in place of distributors and decide which products are to be purchased and offered for sale in their respective states. Products are selected for purchase and sale through listing procedures which are generally made available to new products only at periodically scheduled listing interviews. Consumers may purchase products not selected for listings only through special orders, if at all.

Craft

In 2019 Eastside acquired Craft, which provided contract bottling, canning, and packaging services for beer, wine and spirits producers. Soon thereafter, Craft expanded the scope of its operations: first to provide mobile canning services to the nascent craft beverages industry in the Pacific Northwest. Then in 2022, Craft initiated operations of an innovative digital can printing facility that allowed it to digitally print high quality graphics on aluminum beverage cans.

The prospects for growth in the digital can printing business were significant; but management determined that the business will require considerable capital investment to provide that revenue growth before achieving profitability. For that reason, on October 7, 2024 Eastside transferred its ownership interest in 100% of the equity in Craft to seven of the Company’s creditors in exchange for release by the seven creditors of the Company from liability on 13 debt instruments as well as their surrender of 44,279 shares of the Company’s Series C. The debt instruments from which the Company was released consisted of:

●	Secured credit facilities in the principal amount of $4,137,581; and
●	Notes payable in the principal amount of $2,465,169.

The 44,279 shares of Series C were surrendered by the SPV, which was owned by four of the creditors. The book value of the 44,279 Series C shares was $1,240,919. On the financial statements of Eastside for the nine months ended September 30, 2024 included in this Proxy Statement, the Company’s investment in Craft is classified as assets/liabilities held for sale.

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Beeline’s Business

Beeline Overview and History

Beeline is a fintech mortgage lender and title provider transforming the home loan process into a shorter, easier path than conventional mortgage lending for millions of Americans seeking a digital experience. Beeline has built a proprietary mortgage platform leveraging advanced technical tools with sophisticated language learning models and combining an appropriate amount of human interaction to create a better outcome for mortgage borrowers. Beeline was founded in 2019. with principal offices located in Providence, Rhode Island. An Australian subsidiary has offices in Burleigh Heads, Australia. Beeline also has executive office suites in three locations in the United States.

Beeline’s business model is focused on providing an efficient process for consumers to more easily access mortgage lending using our online portal and services. In 2024, approximately 58% of the loans Beeline originated and brokered through October 31, 2024, were Non-QM loans where the consumer, for example, lacked traditional income from employment in contrast to investment, rental income or other 1099 income or where the consumer has sufficient assets to support the loan. Although Beeline faces significant competition from major national, regional and local banks as well as other online lenders and many conventional mortgage lenders, it does not believe that these other lenders seek to originate Non-QM loans in any material way.

Beeline primarily serves as the lender for its conventional loan underwriting and on most of its Non-QM loans. Beeline also serves as a mortgage broker for certain loans with third party lenders - primarily for the remainder of Non-QM loans. In the first 10 months of 2024, Beeline has acted as lender in 59% of its loan transactions, and as mortgage broker in 41% of its loan transactions. Beeline leverages its industry-specific knowledge and infrastructure, using a combination of licensed and proprietary technology, to provide an alternative to a more manual, non-technology focused lending process for residential properties in the United States.

Beeline’s Mortgage Lending Business

Beeline is licensed to operate in 28 states including California, Florida and Texas. Beeline’s services and platform are designed to address the evolving real estate market, including the increasing use of online and digital means of financing access as well as a trend away from conventional lending qualification practices, in part by placing consumers in front of financing opportunities that may not be available from lenders using the conventional approach to loan qualification processing. Its focus is on residential properties. However, a small portion of Beeline’s originated loans (less than 10%) are for commercial properties.

Beeline’s unique experience was built for digital-first consumers and property investors who grew up in the gig economy and who desire a frictionless, digital experience. Beeline offers a unique variety of mortgage products when compared to other mortgage lenders, including the “top 50” lenders, allowing borrowers a higher probability of home ownership or to take cash out of their property through a refinance transaction.

Most top 50 lenders will deny a borrower if they are not approved for a conventional mortgage backed by Freddie Mac or Fannie Mae, the two government-sponsored enterprises (“GSEs”) that back a majority of mortgages in the U.S. (“QM loans”). In this instance, Beeline will re-route the borrower to a non-traditional mortgage process offering solutions not offered by larger lending institutions. Combining QM loans and Non-QM loans through a single streamlined platform available any time provides strong differentiation and resulting options for Beeline’s customers.

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As the real estate industry has evolved, Non-QM loans have become more popular, relying on a different set of underwriting criteria which are more suited to borrowers whose situations do not line up with more stringent guidelines created for and based on the previous generation and economy. Beeline is one of the few direct-to-consumer digital mortgage lenders that offer both QM loans and Non-QM loans from a single platform allowing Beeline to better serve the 100 million Millennials and Gen Z quickly emerging as home buyers and currently representing approximately 60% of the home purchase market. In the first 10 months of 2024, 24% of Beeline’s loan originations were home purchases, and 76% were refinance transactions.

As described elsewhere in this section, Beeline’s business is multi-faceted, and Beeline can serve multiple roles in the home lending process. In addition to the lending operation, Beeline also has two title agencies in its umbrella. One title agency is wholly owned and the other title agency is a joint venture with an asset manager in which Beeline holds 50.9% of the ownership. Beeline also has a subsidiary focused on the development of artificial intelligence (“AI”) that Beeline’s lending operation leverages in chat on its website.

Beeline breaks down the legacy role-based mortgage process into tasks for faster processing. Beeline has built automation to satisfy underwriting conditions in the loan file in real time. This expedites the time to close while minimizing headcount and expense for Beeline. Beeline expects that its technology and systems will continue to evolve, which will permit growth over the next three to five years. However, there are no assurances that Beeline will grow during this period.

Beeline generates its leads exclusively online relying heavily on Google advertising, which generated over 85% of its leads during the 10-month period ended October 31, 2024. One other source accounted for more than 10% of Beeline’s leads. Its marketing processes and strategizes are further described under “Marketing” below.

Beeline’s Services

Beeline is a digital mortgage operation leveraging proprietary AI, streamlined task-based processing, data integrations and human capital for originating, evaluating, approving and closing a mortgage.

●	Marketing and Sales: Beeline uses an AI chatbot to enable cost-effective communication with prospective borrowers to respond to inquiries and answer questions about our lending offerings, enhance borrower engagement and introduce new borrowers to our platform. This AI product is powered by MagicBlocks, Inc. (“MagicBlocks”), a company in which Beeline currently owns a 48% interest. For more information on MagicBlocks, see page 73 of this Proxy Statement.

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●	Application and Pre-Qualification: When borrowers are ready to apply, they are taken through a seven-to-ten-minute journey through a series of conversational-style questions, collecting the information required to complete a loan application.
●	Document Collection and Verification: The system automatically asks for required documents, such as bank statements, tax returns, and employment information based on the loan type and purpose. Many platforms utilize a secure an application programming interface to link directly to borrowers’ financial accounts, making it easier to verify income, assets, and employment information without manual uploads.
●	Approval and Closing: Once underwriting is completed, the borrower receives a conditional approval. Where legally permissible under state law, Beeline schedules online closings, further reducing the need for physical paper and cuts down on signing errors and time to post-close review a loan file. Where that is not possible, the loans close in-person.
●	Post-Closing and Servicing: After closing, loans are sold to aggregators who handle all servicing.
●	Beeline also offers title and closing services. Beeline’s mortgage services and title operations are tightly integrated, providing a seamless customer experience. Beeline acts as the agent in its title and closing services business, selling title insurance policies for some of the largest title underwriters, including First American National Title Insurance Company, Fidelity National Title Insurance Company and Westcor Land Insurance Company.

Sources of Revenue

Beeline generates revenue from three key sources, listed below. The numbers reflect the approximate percentages of Beeline’s 2024 revenue through October 31, 2024:

●	Net gain on sale of loans: Once Beeline closes on a loan, it then sells that loan to an aggregator at a predetermined price. The proceeds are recorded as a gain on sale of loans. This source accounted for approximately 66% of revenue.
●	Title fees: Fees associated with closing a mortgage for a lender, which averages approximately $1,700 per closed file. Currently Beeline Title handles the title and escrow services for 60% of the mortgages that Beeline originates while also offering its title and closing services to other lenders. This source accounted for approximately 20% of revenue.
●	Loan origination fees: This is a fee charged to a borrower to offset the costs of origination. This source accounted for approximately 15% of revenue.

Beginning in 2025, Beeline expects to start licensing its proprietary software to other mortgage lenders, which would create recurring revenue if it is successful in implementing this goal.

Marketing

Unlike major national, regional and local banks, Beeline generates new customers primarily from online advertising. Beeline has no local branded offices appealing to consumers in contrast to banks which offer deposit services and check cashing at local offices. As stated above, Google advertising has accounted for more than 85% of new customers in 2024; one other source, FreeRateUpdate.com, generated more than 10% of Beeline’s new customers during this same period.

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Beeline’s marketing strategy plays a pivotal role in propelling its growth, focusing on key areas to drive customer acquisition, optimize return on investment, and enhance customer satisfaction. Through targeted campaigns, Beeline attracts new customers and explores untapped product and audience segments. The marketing team’s deep analysis of customer value, along with return on ad spend, supports strategic planning and resource allocation. Predictive models that Beeline deploys further estimate customer lifetime value, enabling the Beeline team to tailor campaigns to maximize long-term profitability.

Sophisticated measurement, reporting, and attribution methods provide the foundation for assessing campaign performance, ensuring that every marketing dollar spent is contributing toward Beeline’s goals. Beeline often experiments with new traffic sources and campaign types, which positions it well to keep Beeline’s marketing strategy agile and competitive. Through clear and compelling communication of Beeline’s unique value propositions, the marketing team strengthens customer relationships. Simultaneously, its ongoing focus on improvements to the customer experience make Beeline’s offerings more accessible and user-friendly, adding value at every stage of the customer journey. The Beeline marketing team operates within four primary pillars: Acquisition, Marketing Data, Marketing Communications, and Product - each contributing uniquely to its overall growth strategy. An overview of these pillars is included below.

●	Acquisition: As Beeline’s 2024 lead generation reflects, it relies heavily on Google and one other online source for leads. To further its growth, Beeline may need to reduce this dependency and seek other material lead sources. Acquisition efforts are focused on managing advertising budgets efficiently, allocating resources strategically, and meticulously tracking return on ad spending. This approach is designed to maximize returns across various campaigns, ensuring that investments in new customers yield measurable outcomes.
●	Marketing data: Marketing data is the heart of Beeline’s decision-making process. Regular performance reviews provide insights into advertising effectiveness, while advanced reporting and analytic tools generate actionable insights that guide the team’s strategies. By applying sophisticated attribution models, Beeline fosters accurate tracking and analysis of the customer journey, which helps optimize budget allocation. Predictive forecasting models assist Beeline in anticipating long-term customer value, allowing it to invest more effectively. Additionally, Beeline gathers competitive intelligence to stay informed about industry trends, positioning it strategically in a dynamic market.
●	Marketing communications: Beeline deploys automated, periodic emails, sometimes referred to as “drip” campaigns, to nurture potential leads and encourage conversions. It also leverages targeted auto-communications to increase engagement and conversion rates at key points in the customer lifecycle. Social media management allows Beeline to maintain a strong, visible presence across platforms, while AI-driven content generation supports scalable, relevant messaging. Each of these efforts contributes to building a compelling value proposition, strengthening Beeline’s brand identity, and establishing trust with current and potential customers. Additionally, special promotions and offers incentivize new customers and retain existing ones, making the brand more competitive.

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●	Product: This focuses on optimizing the customer experience through conversion rate improvements, user experience enhancements, and tailored landing pages that resonate with different customer segments. Beeline’s ongoing product testing ensures that updates are in line with customer needs, while AI-powered solutions are being developed to provide a more personalized experience. These efforts are designed to create a seamless, customer-centric product that adds value to each stage of the user’s journey, reinforcing Beeline’s commitment to customer satisfaction.

Intellectual property

Beeline primarily relies upon a combination of trade secrets, service marks and technology licensing, as described below.

●	POS & Tracker: A sophisticated platform that captures, analyzes and retrieves information to process a mortgage transaction.
●	Decision Engine: Data driven platform designed to issue approvals based on the data collected and information provided by the new customer.
●	Resolution Engine: A tool that captures mortgage tasks and completes those tasks with data, documents or human involvement.
●	BlinkQC: An in-house automated quality control (“QC”) solution that can perform a Fannie Mae/Freddie Mac required pre-close audit in approximately three minutes at a closing cost of less than $12.50 per file. By contrast, third party QC firms can take between an hour and 48 hours to complete and cost up to $175.00 per file.
●	MagicBlocks: A platform that allows businesses to build their own custom AI tools through administrative protocols. Bob, the AI chatbot referred to below is powered by MagicBlocks. Beeline leverages its relationship with MagicBlocks to enhance its customers’ experience and drive engagement. Beeline is a founder of MagicBlocks and currently owns 48%; however, MagicBlocks is seeking investment funding and planning to grant equity to employees which will dilute Beeline’s ownership. Beeline currently uses this technology without any license or any agreement to pay royalties. If MagicBlocks were to sever its relationship with Beeline, it would have to locate another AI tool, which could be disruptive to Beeline’s business until it found a replacement and was able to integrate this new AI technology into Beeline’s operations. Beeline believes that other suitable sources exist, although the cost will reduce Beeline’s gross profit margins.
●	“Bob”: is one of the first mortgage AI chatbots, handling incoming chat-based communication through its website on a 24/7 basis. Beeline recently upgraded Bob and since this upgrade, Bob converts conversations into applications at a rate six times more accurate than its human loan officers, who Beeline refers to as “Loan Guides”. Beeline plans for Bob to soon start voice campaigns for generating sales activities and enhancing customer service. By the end of the first quarter of 2025, Bob is expected to start processing files. It will then process some underwriting functions by the end of the third quarter of 2025. A certain level of human interaction and involvement is needed for the mortgage process, therefore Bob will always work in an environment that leverages AI abilities and humans when needed.
●	License for software: Beeline licenses the loan origination software and customer relationship management platform from third party vendors.

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Competition

Banks and other savings institutions have historically dominated the mortgage lending business. Their competitive advantages are financial strength, which includes the availability of capital to fund loans, management and employee skills, experience and availability, the ability to use their financial strength to leverage compliance costs and local visibility. Because of policy changes and shifts in the marketplace, nonbank mortgage lenders have come back in force. By 2016, nonbank mortgage origination for the first time surpassed that of banks. The rapid rise of the nonbank mortgage lenders could have been possible only with the assistance of federal subsidies. In the decade from 2010 to 2020, nonbanks effectively doubled their market share of Fannie, Freddie, and FHA lending. In market segments not dominated by government lenders, such as the jumbo mortgage market, banks continued their dominance.

Digital direct-to-consumer mortgage lending has grown rapidly, especially post-COVID, as the trend toward remote communication and digitization of the economy accelerated. As a result, many younger consumers demand a faster, more efficient mortgage processes. Key trends include the adoption of AI and machine learning for underwriting, online document management, and personalized loan options.

The market for online mortgage lending is substantial, with projections suggesting continuous growth due to convenience, cost-efficiency, and customer demand for transparency and lower fees.

Beeline’s key online competitors are:

●	Rocket Mortgage: The largest digital mortgage lender in the U.S., known for its streamlined application process and fast approvals. Its online platform is user-friendly, and it offers competitive rates. Rocket Mortgage leverages AI to enhance customer experience and predict borrower needs.
●	Better Home and Finance: Differentiates with its digital-first experience and AI-driven recommendations. It emphasizes transparency and customer support, with a streamlined, all-digital process.
●	SoFi: Targets a younger demographic, particularly first-time homebuyers. SoFi combines mortgage products with personal finance management tools. It emphasizes low fees and offers a diverse array of financial services and non-mortgage loan products.
●	LoanDepot: Strong presence in both direct-to-consumer and retail channels, with its proprietary technology called mello®. LoanDepot aims to combine human assistance with technology-driven processes to cater to diverse customer needs.

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However, as of the date of this Proxy Statement, Beeline does not believe that the above competitors provide Non-QM loans in any material way. Beeline believes the combination of its mortgage product offerings and its focus on a digital first experience, provides it with a competitive advantage.

On the other hand, certain of Beeline’s competitors have greater resources and brand recognition than us, or otherwise pose a competitive threat to our business. See “Risk Factors” in our final Prospectus filed with the SEC on January 14, 2025 for risks related to the competition Beeline faces in its industry.

Strategy for success

Beeline’s strategy is focused on developing and leveraging excellent technology to enable better scale at a reduced cost while delivering an exceptional customer experience. This will be done through AI, automation and task-based workflows. As mentioned, the cost to originate a mortgage is approximately $9,000 to $13,000. Beeline’s goal is to reduce that to below $6,000.

Additionally, Beeline’s strategy includes the ability to keep the consumer in the Beeline ecosystem - keeping that customer for the title work and escrow/settlement services. This increases Beeline’s revenue per file by an average of $1,700.

None of this is possible without a great brand and great user experience when interacting with Beeline’s technology and staff. Beeline’s strategy in this area is to continue to push digital content to the right audiences who are interested in a lending experience like the one it offers. When human touch points are necessary or requested, Beeline provides the consumer with a knowledgeable, friendly and solutions-based support system.

Building different mortgage products at scale is critical as well, therefore another strategy is a separation of the Non-QM and QM loans into their own verticals. Each type of loan has specific needs and nuances so ensuring smooth workflow for each is part of Beeline’s long-term success. Keeping Non-QM and QM products as offerings is important to revenue diversification.

Government Regulations Affecting Beeline

The statements in this section describe the government regulations specific to Beeline’s industry and should be considered carefully in conjunction with other information contained in this Proxy Statement or filed by the Company with the SEC.

These statutes and regulations regulate how Beeline operates, and the licenses Beeline and its employees are required to maintain. They also dictate the education and training required by employees, disclosures that are required to be made to consumers, etc. Any changes to the regulatory structure may impact how Beeline does its business.

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Government Regulations Affecting Mortgage Loan Origination

Beeline operates in a heavily regulated industry that is highly focused on consumer protection. The extensive regulatory framework to which Beeline is subject includes U.S. federal and state laws and regulations. Governmental authorities and various U.S. federal and state agencies have broad oversight and supervisory authority over all aspects of Beeline’s business.

Under the Dodd-Frank Act, the CFPB was established to ensure, among other things, that consumers receive clear and accurate disclosures regarding financial products and to protect consumers from hidden fees and unfair, deceptive or abusive acts or practices. The CFPB’s jurisdiction includes those persons producing or brokering residential mortgage loans. It also extends to Beeline’s other lines of business title insurance. The CFPB has broad supervisory and enforcement powers with regard to non-depository institutions, such as Beeline, that engage in the production and servicing of home loans.

As part of its enforcement authority, the CFPB can order, among other things, rescission or reformation of contracts, the refund of moneys or the return of real property, restitution, disgorgement or compensation for unjust enrichment, the payment of damages or other monetary relief, public notifications regarding violations, remediation of practices, external compliance monitoring and civil money penalties. The CFPB has been active in investigations and enforcement actions and has issued large civil money penalties since its inception to parties the CFPB determines have violated the laws and regulations it enforces.

Effective October 1, 2022, the CFPB revised the definition of a QM which permits mortgage lenders to gain a presumption of compliance with the CFPB’s ability to repay requirements if a loan meets certain underwriting criteria. Lenders are now required to comply with a new QM definition in order to receive a safe-harbor or rebuttable presumption of compliance under the ability-to-repay requirements of TILA and its implementing Regulation Z. The revision to the QM definition created additional compliance burdens and removed some of the legal certainties afforded to lenders under the prior QM definition. Specifically, the revised QM rule eliminated the previous requirement limiting QMs to a 43% debt-to-income ratio (“DTI”) and replaced it with pricing-based thresholds. Loans at 150 basis points or less over the average prime offer rate (“APOR”) as of the date the interest rate is set, receive a safe harbor presumption of compliance, while loans between 151 and 225 basis points over the APOR benefit from a rebuttable presumption of compliance. The new rule also created new requirements for a lender to “consider” and “verify” a borrower’s income and debts and associated DTI, along with several other underwriting requirements. Additionally, the new QM definition eliminated a path to regulatory compliance that was available for originating loans that were eligible to be sold to GSEs, which was heavily relied upon by a large segment of the mortgage industry. Due to the transition to the new QM definition, there may be residual compliance and legal risks associated with the implementation of these new underwriting obligations.

The CFPB’s loan originator compensation rule prohibits compensating loan originators based on a term of a transaction, prohibits loan originators from receiving compensation directly from a consumer or another person in connection with the same transaction, imposes certain loan originator qualification and identification requirements, and imposes certain loan originator compensation recordkeeping requirements, among other things.

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Beeline is also supervised by regulatory agencies under state law. From time-to-time, Beeline receives examination requests from the states in which Beeline is licensed. State attorneys general, state mortgage licensing regulators, state insurance departments, and state and local consumer protection offices have authority to investigate consumer complaints and to commence investigations and other formal and informal proceedings regarding Beeline’s operations and activities. In addition, the government-sponsored enterprises, or GSEs, the FHA, the FTC, and others subject Beeline to periodic reviews and audits. This broad and extensive supervisory and enforcement oversight will continue to occur in the future. Beeline maintains dedicated staff on the legal and compliance team to ensure timely responses to regulatory examination requests and to investigate consumer complaints in accordance with regulatory regulations and expectations.

Federal Lending Laws and Regulations

Numerous U.S. federal regulatory consumer protection laws impact Beeline’s business, including but not limited to:

●	the RESPA and Regulation X, which require certain disclosures to be made to the borrower at application, as to the lender’s good faith estimate of loan production costs, and at closing with respect to the actual real estate settlement statement costs (for most loans, such disclosures are in conjunction with those required under the TILA), prohibit kickbacks, referrals, and unearned fees in connection with settlement service business and impose requirements and limitations on affiliates and strategic partners, and certain loan servicing practices including with respect to escrow accounts, requests for information from borrowers, servicing transfers, lender-placed insurance, error resolution and loss mitigation;

●	the TILA including HOEPA and Regulation Z, which regulate mortgage loan production and servicing activities, require certain disclosures be made to borrowers throughout the loan process regarding terms of mortgage financing (including those disclosures required under the TRID rule, provide for a three-day right to rescind some transactions, regulate certain higher-priced and high-cost mortgages, require lenders to make a reasonable and good faith determination that consumers have the ability to repay the loan prior to consummation, mandate homeownership counseling for high-cost mortgage applicants, impose restrictions on loan production compensation, and apply to certain loan servicing practices;

●	the Fair Credit Reporting Act and Regulation V, which regulate the use and reporting of information related to the credit history of consumers, require disclosures to consumers regarding the use of credit report information in certain credit decisions and require lenders to take measures to prevent or mitigate identity theft;

●	the Equal Credit Opportunity Act and Regulation B, which prohibit discrimination on the basis of age, race and certain other characteristics in the extension of credit, require creditors to deliver copies of appraisals and other valuations, and require certain notifications to applicants for credit;

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●	the Homeowners Protection Act, which requires certain disclosures and the cancellation or termination of private mortgage insurance once certain equity levels are reached;

●	the Home Mortgage Disclosure Act and Regulation C, which require reporting of mortgage loan application, origination and purchase data, including the number of mortgage loan applications originated, approved but not accepted, denied, purchased, closed for incompleteness and withdrawn;

●	the Fair Housing Act, which prohibits discrimination in housing on the basis of race, sex, national origin and certain other characteristics;

●	the Fair Debt Collection Practices Act, which regulates the timing and content of debt collection communications and debt collection practices;

●	the Gramm-Leach-Bliley Act and Regulation P, which require initial and periodic communication with consumers on privacy matters, provide limitations on sharing nonpublic personal information, and the maintenance of privacy and security regarding certain consumer data in our possession;

●	the Bank Secrecy Act (the “BSA”), and related regulations including the Office of Foreign Assets Control and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (“the USA Patriot Act”), which impose certain due diligence and recordkeeping requirements on lenders to detect and block money laundering that could support terrorist activities;

●	the SAFE Act, which imposes state licensing requirements on mortgage loan originators;

●	the Electronic Signatures in Global and National Commerce Act and similar state laws, particularly the Uniform Electronic Transactions Act, which authorize the creation of legally binding and enforceable agreements utilizing electronic records and signatures and which require creditors and loan servicers to obtain a consumer’s consent to electronically receive disclosures required under federal and state laws and regulations;

●	the Electronic Fund Transfer Act of 1978 (“EFTA”) and Regulation E, which protect consumers engaging in electronic fund transfers;

●	the Servicemembers Civil Relief Act, which provides financial protections for eligible service members;

●	the Federal Trade Commission Act, the FTC Credit Practices Rules and the FTC Telemarketing Sales Rule, which prohibit unfair or deceptive acts or practices and certain related practices;

●	the Telephone Consumer Protection Act (the “TCPA”), which restricts telephone solicitations and automatic telephone equipment in connection with both origination and servicing of loans;

●	the Mortgage Acts and Practices Advertising Rule (“Regulation N”), which prohibits certain unfair and deceptive acts and practices related to mortgage advertising and imposes recordkeeping requirements on advertisers;

●	the CAN-SPAM Act, which makes it unlawful to send certain electronic mail messages that contain false or deceptive information and provide other protections for email users;

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●	the Consumer Financial Protection Act, enacted as part of the Dodd-Frank Act, which (among other things) created the CFPB, and gave it broad rulemaking authority over certain enumerated consumer financial laws and supervisory and enforcement jurisdiction over mortgage lenders and servicers, and prohibits any unfair, deceptive or abusive acts or practices in connection with any consumer financial product or service; and

●	the Bankruptcy Code and bankruptcy injunctions and stays, which can restrict collection of debts.

Beeline is also subject to a variety of regulatory and contractual obligations imposed by entities purchasing loans from Beeline insurers and guarantors of the loans Beeline produces or facilitates.

State Lending Laws and Regulations

Beeline must comply with state laws and regulations, including licensing requirements and other regulations which vary by state, in order to conduct its business.

To conduct residential mortgage lending operations in the United States, Beeline is licensed in 28 states and the District of Columbia including California, Florida and Texas. Its title agencies also maintain licenses to operate in certain of these states. Generally speaking, the licensing process includes the submission and approval of an application to the applicable state agency, a character and fitness review of key individuals, and an administrative review of our business operations. Such requirements occur at the initial stage of license acquisition and throughout the period of licensure.

Under the SAFE Act, all states have laws that require mortgage loan originators employed by non-depository institutions to be individually licensed to offer mortgage loan products. These licensing requirements require individual loan originators to register in a nationwide mortgage licensing system, submit application and background information to state regulators for a character and fitness review, submit to a criminal background check, complete a minimum of 20 hours of pre-licensing education, complete an annual minimum of eight hours of continuing education and successfully complete an examination.

In addition to applicable federal laws and regulations governing Beeline’s operations, its ability to originate loans in any particular state is subject to that state’s laws, regulations and licensing requirements, which may differ from the laws, regulations and licensing requirements of other states. State laws often include fee limitations and disclosure and other requirements. Many states have adopted regulations that prohibit various forms of “predatory” lending and place obligations on lenders to substantiate that a customer will derive a tangible benefit from the proposed home financing transaction and/or have the ability to repay the loan. These laws have required most lenders, including Beeline, to devote considerable resources to maintain automated systems to perform loan-by-loan analysis of points, fees and other factors set forth in the laws, which often vary depending on the location of the mortgaged property.

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Additionally, our business is subject to numerous types of state laws that are continuously changing, including laws related to mobile-and Internet-based businesses, data privacy and advertising laws, which limit how companies can use customer data, impose obligations on companies in their management of such data, and require us to modify our data processing practices and policies, which results in substantial costs and expenses in an effort to comply.

In particular, there are numerous U.S. federal and state laws and regulations regarding privacy and the collection, sharing, use, processing, disclosure, and protection of personal data. In the loan origination process, Beeline obtains substantial personal data including credit reports, tax returns, social security numbers and income and asset sources, all of which must be kept confidential. Such laws and regulations often vary in scope, may be subject to differing interpretations, and may be inconsistent among different jurisdictions. Following the European Union, California became the first state to adopt a data privacy law when in June 2018 it enacted the CCPA. The CCPA requires covered companies to provide California consumers with new disclosures and will expand the rights afforded consumers regarding their data. Fines for noncompliance may be up to $7,500 per violation.

Since the CCPA was enacted, the U.S. has at least 20 states – Colorado, Connecticut, Delaware, Indiana, Iowa, Kentucky, Maryland, Minnesota, Montana, Nebraska, New Hampshire, New Jersey, Oregon, Rhode Island, Tennessee, Texas, Utah and Virginia - have comprehensive data privacy laws in place or are about to be effective. At least seven additional states have enacted narrower privacy laws – Florida, Maine, Michigan, Nevada, New York, Vermont, and Washington. Other states have introduced privacy bills that address a range of issues, including protecting biometric identifiers and health data, or governing the activities of specific entities. This patchwork approach to privacy legislation could pose compliance and liability risks for companies that have multistate operations. Proposed and enacted bills in various states contemplate similar rights in preexisting privacy legislation but differ in implementation and enforcement. In addition proposed federal legislation could further expand the regulatory framework for data privacy, data security, and other matters that impact our business at the federal level.

The costs of compliance with, and other burdens imposed by the CCPA, and similar laws may limit the use and adoption of our products and services and/or require us to incur substantial compliance costs, which could have an adverse impact on our business.

Beeline’s compliance team strives to comply with all applicable laws and regulations relating to privacy, data security, and data protection and other activities in which Beeline engages or is otherwise subject to in the operation of its business. However, its limited resources may adversely affect its compliance efforts. There has been increased government regulation as governments including the federal government are continuing to focus on updating laws and regulations to address the ever-evolving digital world, including through laws and regulations aimed at privacy and data security, and it is possible that new laws will be passed or existing laws will be amended in a way that is material and adverse to Beeline’s business. As regulation increases, Beeline anticipates an increase in its compliance costs and a higher risk of regulatory fines or sanctions, which may be material.

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Beeline’s title agencies are also subject to state laws that may require licensure and prohibit, limit, or require approval to engage in certain conduct. For example, several states have implemented laws and regulations aimed at prohibiting kickbacks and other inducements associated with referrals to or from title insurance agents or corporations. In some instances, these requirements are more extensive than RESPA.

Other Laws

Beeline is also subject to various other laws, including employment laws related to hiring practices, overtime, and termination of team members, health and safety laws, environmental laws and other federal, state and local laws in the jurisdictions in which Beeline operates.

As states and possibly the federal government start to enact laws and regulations relating to AI, we will be subject to such changes.

Seasonality

The consumer lending sector, particularly with regard to mortgage loan origination volumes, is shaped by broader economic factors such as interest rates, inflation, unemployment levels, home price trends, and consumer sentiment. Additionally, seasonality plays a key role, as home sales generally experience an uptick in the second and third quarters and see a decline in the first and fourth quarters of the calendar year. This seasonal pattern arises from homebuyers with children preferring to make purchases during the spring and summer months in order to move before the school year begins.

Refinancing mortgage loans are particularly influenced by current levels as well as expected trends in interest rates. Nevertheless, the traditional patterns of seasonality seen in the housing market were less pronounced in 2021, 2022 and 2023 largely due to rising interest rates and a tight housing supply. Currently, Beeline is observing a continued weakening of seasonality’s impact on its operations.

Beeline Business Initiatives

Beeline’s business initiatives include adding lending products to its current suite. This may include VA and FHA originated and underwritten fully in-house at Beeline. Additionally, it anticipates expansion of its commercial loan offerings.

Beeline also plans to have direct seller approval with Fannie Mae and Freddie Mac in the second half of 2025. During this timeframe, Beeline may also engage in a holistic hedging strategy to increase the revenue per file by selling loans on a mandatory basis to its investors.

To diversify revenue, Beeline plans to offer SaaS products to the mortgage industry - the MagicBlocks and BlinkQC products referenced previously.

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There may be time, resource or other constraints that impeded Beeline’s ability to execute on these initiatives which may delay them or prevent them from occurring.

Warehouse Line of Credit

In addition to traditional equity and debt financing, Beeline uses a warehouse line of credit to provide the capital for it to originate mortgage loans. Generally, warehouse lines of credit are used as interim, short-term financing which bears interest at a fixed margin over an industry index rate. The outstanding balance of the Company’s warehouse line of credit will fluctuate based on its lending volume. The advances received under the warehouse lines of credit are based upon a percentage of the fair value or par value of the mortgage loans collateralizing the advance, depending upon the type of mortgage loan. Should the fair value of the pledged mortgage loans decline, the warehouse provider may require the Company to provide additional cash collateral or mortgage loans to maintain the required collateral level under the relevant warehouse line. The Company did not incur any significant issuance costs related to its warehouse lines of credit. Presently Beeline’s warehouse line of credit has a $5 million limit. As loans are closed, Beeline resells the mortgage note and reduces the balance on its warehouse line. Beeline is working towards increases to this amount but no assurance can be given that an increase will occur.

Cybersecurity

Beeline maintains highly confidential personal information including social security numbers of its borrowers and applicants. Beeline prioritizes the security, confidentiality, integrity, and availability of its systems, data, and other assets. Operating in a highly regulated sector, Beeline understands the critical importance of protecting its infrastructure and sensitive data, including highly confidential information submitted by and relating to consumers and proprietary company data. Its management actively oversees its risk management program, including the management of cybersecurity risks. Its comprehensive cybersecurity and disaster recovery strategy is designed to mitigate a broad spectrum of risks, including unauthorized access, data breaches, system outages, and other potential threats. Its cybersecurity and disaster recovery program includes the following key components:

●	Governance and Risk Management: Beeline maintains a dedicated consulting team responsible for cybersecurity governance, risk management, and compliance. This team manages its cybersecurity policies, which are regularly reviewed and updated to reflect technological advancements, regulatory changes, and evolving threats.
●	Security Framework and Controls: Its security controls are aligned with recognized frameworks, such as the NIST Cybersecurity Framework, ISO/IEC 27001, and the CIS Controls. These controls encompass access management, encryption, network security, and system monitoring.
●	Data Protection and Privacy: Beeline employs advanced encryption methods to protect sensitive data. Beeline’s systems are designed to ensure compliance with federal and state regulations.
●	Identity and Access Management (“IAM”): Robust IAM solutions help ensure that only authorized users can access Beeline’s systems and data. This includes multi-factor authentication, role-based access control, and regular access reviews to enhance security.

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●	Disaster Recovery and Business Continuity: Beeline uses a comprehensive disaster recovery and business continuity plan to ensure operational resilience. This plan includes strategies for rapid data restoration, backup integrity, and failover capabilities, allowing it to minimize downtime and maintain business operations during disruptions.
●	Incident Response and Recovery: In addition to disaster recovery, Beeline’s incident response program is designed to detect, respond to, and mitigate cybersecurity events. This program is closely integrated with our disaster recovery efforts to ensure seamless coordination during major incidents.
●	Continuous Monitoring and Threat Intelligence: Beeline’s security operations center provides 24/7 monitoring of its infrastructure and systems. Beeline utilizes real-time threat intelligence to identify and address potential vulnerabilities and attacks, allowing proactive measures to mitigate risks.
●	Employee Training and Awareness: Beeline conducts ongoing training to enhance security awareness among employees and contractors. These programs cover current threats, social engineering tactics, and best practices for cybersecurity and disaster recovery.

Despite Beeline’s efforts, no security system can provide absolute protection. Beeline recognizes that a significant cybersecurity breach or disaster event could result in operational disruptions, reputational damage, regulatory scrutiny, financial loss, and potential legal liabilities. Nonetheless, Beeline believes its comprehensive cybersecurity and disaster recovery strategy effectively mitigates these risks and supports its commitment to protecting its customers, investors, and stakeholders.

Employees

At the Eastside holding company level, we have three employees, our Chief Executive Officer, our Chief Financial Officer and our controller.

Spirits’ Employees

Spirits, at present, has five employees, who are engaged in production, sales, marketing and executive management. Most of our administrative functions are carried out by employees of Eastside.

Beeline Employees

As of December 10, 2024, Beeline has 67 employees. Certain of its employees serve in dual roles such as Beeline’s Chief Operating Officer who also serves as General Counsel and plays a key role in compliance. Beeline also uses certain third parties who operate as independent contractors. Beeline also leverages independent contractors in marketing and technology/development.

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Properties

Eastside maintains its principal place of business at 755 Main Street, Monroe CT. The office consists of 1,100 square feet, for which Eastside Distilling pays $1,100 per month.

Spirits carries on its operations at 2150 SE Hanna Harvester Drive, Milwaukie OR. At that location, blending, bottling and warehousing are conducted within 14,644 square feet. Spirits pays $16,841 per month for use of the facility.

Beeline operates out of its headquarters in Providence, Rhode Island where it has a long-term lease of approximately 9,282 square feet with current rent of $19,561 per month. Beeline’s other key facility is located in Burleigh Heads, Australia where an Australian subsidiary leases 3,455 square feet at a rent of approximately $108,781 per annum U.S. dollars based on exchange rates as of October 31, 2024. In addition, Beeline leases small offices in executive suites at three business offices and three virtual regus offices in Virginia, Texas, Louisiana, Massachusetts, and California. The total monthly cost for these facilities is $3,650.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of financial condition and results of operations should be read together with our financial statements and accompanying notes, and our appearing elsewhere in this Proxy Statement. This Management’s Discussion and Analysis contains forward-looking statements that involve risks and uncertainties. Please see “Cautionary Note Regarding Forward-Looking Statements” set forth at page 29 of this Proxy Statement and the “Risk Factors” referred to therein for a discussion of certain risk factors applicable to our business, financial condition, and results of operations. Operating results are not necessarily indicative of results that may occur in future periods.

Overview

Eastside was incorporated in Nevada in 2004 under the name of Eurocan Holdings, Ltd. In December 2014, we changed our corporate name to Eastside Distilling, Inc. to reflect our acquisition of Eastside Distilling, LLC. On September 4, 2024, we entered into the Merger Agreement with Beeline. The Merger closed on October 7, 2024, at which time Beeline became a wholly-owned subsidiary of the Company. Beeline is a mortgage technology company that operates an end-to-end, all-digital, AI-enhanced platform for homeowners and property investors.

On September 4, 2024, we and our then subsidiary, Craft, entered into the Debt Agreement, which closed on October 7, 2024, resulting in 720 barrels of spirits being assigned by the Company to Craft, and Craft being merged into a limited liability company owned by certain creditors of the Company. Given that the effect of the Debt Agreement meets all the initial criteria of ASC Topic 205-20, Presentation of Financial Statements – Discontinued Operations for the classification of held for sale, the assets, liabilities, and operating results of Craft have been classified as held for sale as of September 30, 2024 and December 31, 2023 and for the three and nine month periods ended September 30, 2024 and 2023. The consolidated financial statements for the prior periods have been adjusted to reflect comparable information.

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Subsequent to the execution of the Debt Agreement, we organized Spirits as a subsidiary on October 3, 2024, and assigned to Spirits the Company’s business of manufacturing and marketing spirits. Spirits manufactures (through sub-contractors), acquires, blends, bottles, imports, markets and sells a wide variety of alcoholic beverages under recognized brands. Spirits’ brands span several alcoholic beverage categories, including whiskey, vodka, rum, and tequila. Spirits sells products on a wholesale basis to distributors in open states and through brokers in control states.

The following discussion and analysis relates to the financial condition and results of operations of each of (1) Eastside as of and for the periods ended December 31, 2023 and 2022 and September 30, 2024 and 2023 and (2) Beeline as of and for the periods ended December 31, 2023 and 2022 and September 30, 2024 and 2023.

Mission and Strategy

Spirits mission is to offer great products and services in the craft beverage space. Our spirits brands span several alcoholic beverage categories, including whiskey, vodka, rum and tequila.

Our strategy is to expand Spirits in our regional market where our brand equity and concentration of investment will have the greatest return. Our spirits portfolio is to be positioned as a leading regional craft spirits provider that develops brands, expands geographic presence growing revenue and cash flow.

Segments

As of September 30, 2024, our internal management financial reporting consisted of Spirits and corporate. The Spirits brands span several alcoholic beverage categories, including whiskey, vodka, rum, and tequila and are sold on a wholesale basis to distributors in open states, and to brokers in control states. Our principal area of operation is in the U.S. Pacific Northwest. Corporate consists of key executive and accounting personnel and corporate expenses such as public company and Board costs, as well as interest on debt.

Spirits

Since 2014, we have developed or acquired award-winning spirits while evolving to meet the growing demand for quality products and services associated within the burgeoning craft and premium beverage trade. Spirits portfolio includes originals like the Quercus garryana barrel-finished Burnside Whiskey family, Portland Potato Vodka, Hue-Hue Coffee Rum, and Azuñia Tequilas.

●	Burnside Whiskey Family – Spirits Burnside Whiskey Family celebrates the unique attributes of the native Oregon Oak tree (Quercus garryana). The unique complexity of each distinct whiskey comes from blending Oregon Oak barrels of differing sizes, char levels, and ages.
●	Portland Potato Vodka – Spirits award-winning premium craft vodka is distilled four times to ensure a smooth finish. While most vodka is made from grain, we source award winning premium potato ethanol and blend it with pristine water sourced from Oregon.

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●	Hue-Hue (pronounced “way-way”) Coffee Rum – Premium silver rum is blended with concentrated cold-brewed coffee and a small amount of Demerara sugar. We source fair-trade, single-origin Arabica coffee beans from the Finca El Paternal Estate in Huehuetenango, Guatemala that are lightly roasted for us by Portland Coffee Roasters.
●	Azuñia Tequilas – Smooth, clean, additive-free tequilas crafted by Rancho Miravalle, a second generation, family-owned-and-operated estate, bursting with authentic flavor from the local terroir of Tequila Valley, Mexico. 100% pure Weber Blue Agave is harvested by hand, roasted in traditional clay hornos, and finished with a natural, open-air fermentation process. It is bottled on-site in small batches using a consistent process to deliver consistent field-to-bottle quality and exclusively exported by Agaveros Unidos de Amatitán.
●	Eastside Brands – Craft inspired high-quality limited-edition products, which focus on innovation, craftsmanship and curiosity, and creativity.

Recent Developments

Spirits reduced its sale of bulk barrels in the third quarter of 2024 and saw total volume decline by 12% in the quarter. The majority of the decline was driven by the reduction in distribution of Azuñia tequila as we realigned the brand with new distribution partners. Spirits case shipments in the quarter were down 12% with Portland Potato Vodka down 6% and Burnside down 17%.

The following management discussion and analysis includes the results of operations, cash flow activities and liquidity and capital resources for each of Eastside and Beeline and are marked accordingly below.

Eastside Results of Operations

Nine Months ended September 30, 2024 Compared to the Nine Months ended September 30, 2023

Spirits sales were $2.1 million and $3.1 million for the nine months ended September 30, 2024 and 2023, respectively. The primary factor in the year-to-year reduction was tactical: we rationalize our barrel inventory by repositioning our bulk spirits portfolio for anticipated future products and forecasted demand. For example, during the nine months ended September 30, 2024 we sold 65 barrels for gross proceeds of $0.1 million. By comparison, during the nine months ended September 30, 2023, we sold 250 barrels for gross proceeds of $0.6 million. The remainder of the reduction in sales was primarily attributable to lower sales of tequila and bourbon during the 2024 period. For the nine months ended September 30, 2024, spirits sold 17,431 cases compared to 19,485 cases in the prior year.

Cost of sales consists of all direct costs for raw materials, labor, overhead, packaging, and in-bound freight charges. Cost of sales declined by 21% from the first nine months of 2023 to the first nine months of 2024, despite the 32% decline in sales. The discrepancy primarily reflected the inefficiency of our operations when sales decline – the lease for our warehouse, for example, is a fixed cost.

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Gross profit was $0.5 million and $1.0 million for the nine months ended September 30, 2024 and 2023, respectively. Gross margin was 25% and 34% for the nine months ended September 30, 2024 and 2023, respectively. Gross profit and gross margin decreased for the nine months ended September 30, 2024 primarily due to the bulk spirit sales during the nine months ended September 30, 2023, which involve much lower cost of sales.

Sales and marketing expenses were $0.7 million and $1.2 million for the nine months ended September 30, 2024 and 2023. The principal reason for the reduction was management’s determination to reduce headcount and enable the spirits division to achieve sustainable operating results. General and administrative expenses were $1.1 million and $1.3 million for the nine months ended September 30, 2024 and 2023, with the reduction primarily attributable due to a reversal of $0.1 million related to compensation expense in the third quarter of 2023.

On September 29, 2023, we issued an entity 296,722 shares of common stock and 200,000 shares of Series C. In exchange for that equity, our debts to the members of the entity were reduced by a total of $6.5 million. As a result of that transaction, we recognized a non-cash loss on the debt to equity conversion of $1.3 million.

Net loss was $2.3 million and $3.6 million for the nine months ended September 30, 2024 and 2023, respectively. As noted above, our operating results were generally better during the nine months ended September 30, 2023, but were diminished by the loss on debt to equity conversion.

Year Ended December 31, 2023 Compared to the Year Ended December 31, 2022

Spirits sales were $4.0 million and $8.7 million for the years ended December 31, 2023 and 2022, respectively. The primary reason for the reduction was significant bulk spirits sales that we completed during 2022. For the year ended December 31, 2023, we sold 300 barrels for gross proceeds of $0.8 million. For the year ended December 31, 2022, we sold nearly 1,500 barrels for gross proceeds of $4.4 million. In addition, sales of tequila decreased during 2023, as we redirected investment into our higher margin Oregon brands. Lower, but more profitable tequila sales substantially reduced revenue in the spirits segment.

Cost of sales were $2.6 million and $5.1 million for the years ended December 31, 2023 and 2022, respectively. Cost of sales decreased primarily due to reductions in overall sales, but the decrease was made greater by a shift to a higher mix of lower cost vodka sales.

Gross profit was $1.2 million and $3.3 million for the years ended December 31, 2023 and 2022, respectively. Bulk sales gross profit was $0.6 million and $2.4 million for the years ended December 31, 2023 and 2022, respectively. Our gross margin was 10% and 18% for the years ended December 31, 2023 and 2022, respectively, again due to the large amount of higher margin bulk sales during 2022.

Total operating expenses were $3.2 million and $5.6 million for the years ended December 31, 2023 and 2022, respectively. The reduction in operating expenses was attributable primarily to lower sponsorship costs, decreased professional fees, and reduced headcount as part of spirits restructuring.

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Interest expense was $1.1 million and $2.2 million for the years ended December 31, 2023 and 2022, respectively. Higher interest expense during 2022 was primarily due to the amortization of debt issuance costs on agreements that matured during that year. In 2023, however, we recorded a non-cash $1.3 million loss on the debt to equity conversion that we implemented on September 29, 2023.

Net loss was $7.5 million and $16.3 million for the years ended December 31, 2023 and 2022, respectively, after recording impairment charges of $0.4 million and $7.5 million on the value of the Azuñia assets for the years ended December 31, 2023 and 2022, respectively. During the year ended December 31, 2023, we recognized a loss on the debt to equity conversion of $1.3 million.

Beeline Results of Operations

Overview

Beeline is a full service Direct-to-Consumer lender specializing in conventional conforming and non-conforming residential first-lien mortgages and providing title services. Beeline also has an emerging business in anonymized data sales and technology licensing.

Year ended December 31, 2023 Compared to the Year Ended December 31, 2022

Beeline generates revenue through the production and sale of mortgage loans and other product offerings. The revenue and mix of revenue as a percentage of total revenue attributable to Beeline’s sale of mortgage loan production, title and data and tech sales for the years ended December 31, 2023 and 2022 was as follows:

	YEARS ENDED DECEMBER 31,
	2023		2022
	Amounts	Percentages	Amounts	Percentages
Mortgage Loan Production, Net	$3,231,436	85%	$2,225,041	76%
Title	559,762	15%	722,703	24%
Data & Tech	2,748	-%	-	-%
Total Net Revenues	$3,793,946		$2,947,744

As the table above indicates, revenue from Beeline’s mortgage loan production increased by 45% in 2023 compared to 2022 while revenue from Beeline’s title operations decreased by 23% in 2023 compared to 2022. Beeline’s total net revenues for the year ended December 31, 2023 increased by 29% compared to the year ended December 31, 2022.

Funding Sources

In the ordinary course of Beeline’s operations, Beeline finances the majority of its loan volume on a short-term basis, typically less than 10 days, mainly utilizing a warehouse line of credit with a capacity of $5 million. The repayments of Beeline’s borrowings come from the revenue generated by selling its loans to a network of purchasers, which includes GSEs. Beeline had approximately $2.8 million and $6.9 million of available capacity under its warehouse facilities as of December 31, 2023 and 2022, respectively.

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Factors Affecting Beeline’s Performance

Fluctuations in Interest Rates

Changes in interest rates influence mortgage loan refinancing volumes and Beeline’s mortgage loan volumes. In a decreasing interest rate environment, mortgage loan refinance volumes typically increase. Conversely, in an increasing interest rate environment, mortgage loan refinancing volumes and home purchase volumes typically decline, with mortgage loan refinancing volumes being particularly sensitive to increasing interest rates as customers are no longer incentivized to refinance their current mortgage loans at lower interest rates. However, increasing interest rates are also indicative of overall economic growth and inflation that could generate demand for more cash-out refinancings, purchase mortgage loan transactions and home equity loans, which may partially offset the decline in rate and term refinancings resulting from a rising interest rate environment.

For many years, including in particular the year ended December 31, 2020 and the first quarter of 2021, there was a prolonged period of historically low and declining interest rates. Beginning in April 2021, the United States began experiencing a significant rise in interest rates, which increased for a variety of reasons, including inflation, increases to the federal funds rate and other monetary policy tightening, market capacity constraints and other factors, which continued in 2022 and 2023, resulting in a decrease in overall funding activities in the mortgage market generally. As interest rates increase, the pool of customers who can reduce their monthly payment by refinancing, because their existing mortgage rate is higher than current mortgage rates, declines.

In addition, higher prevailing market rates both reduce the propensity of new home buyers to enter the market and reduce those willing to sell their homes or take existing equity out of their homes through a cash-out refinance. This creates a supply-demand imbalance where mortgage lenders are competing for fewer customers, and become increasingly price competitive to win business, thereby accepting lower potential gain on sale margin. This competition manifests in an industry-wide gain on sale compression and a decreased industry origination volume in higher rate environments. Starting in the second half of 2021, and continuing through the majority of 2023, Beeline experienced this trend where volume declined, and gain on sale margin compressed due to heightened interest rates and an increasingly competitive market for lenders.

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Market and Economic Environment

Various economic conditions significantly influence the consumer lending market and the related volumes of mortgage loan origination. Key factors include the interest rate environment, unemployment rates, appreciation in home prices, and consumer confidence. Purchase mortgage loan origination volumes are typically impacted by a wide array of economic elements such as shifts in interest rates, the overall economic health, unemployment levels, and housing prices, in addition to seasonal trends, with home sales generally peaking in the second and third quarters. Nonetheless, in 2022 and 2023, the usual seasonal patterns in the housing market were overshadowed by rising interest rates and ongoing limitations in housing supply. As a result, Beeline is noticing a continued reduction in the influence of seasonality on its business due to these and other factors.

The volume of mortgage loan refinancing is largely influenced by changes in mortgage interest rates. Although the demand for consumer credit from borrowers usually stays robust across various economic conditions, potential borrowers may choose to postpone financing when faced with high or volatile interest rates or unfavorable economic situations. Consequently, Beeline’s revenue can fluctuate considerably from one quarter to the next, and the recent hikes in interest rates, along with inflationary macroeconomic trends, have a notable impact on its financial performance.

Limited Housing Supply Ultimately Stimulates Increased Construction and Purchase Activity

The availability of homes for sale and their corresponding market prices are key factors influencing mortgage purchase volumes. Beeline believes that limited housing supply has played a role in curbing both new home sales and mortgage purchase activity. At the same time, this constrained supply—exacerbated by rising interest rates—paired with strong demand has led to escalating home prices, which subsequently hinders the growth of new home sales and mortgage borrowing. Nevertheless, in the long run, Beeline believes that these imbalances between supply and demand could encourage higher levels of home construction, resulting in increased housing supply and a corresponding rise in mortgage purchase volumes in the future.

Ongoing Expansion and Acceptance of Digital Loan Solutions

Beeline’s success in attracting new clients largely hinges on its ability to offer a smooth and exceptional customer experience, maintain competitive pricing, and meet or surpass its customers’ expectations. Consumers are increasingly open to making substantial and intricate purchases through digital channels, a shift that was hastened by the COVID pandemic. In recent years, Beeline has observed a growing consumer inclination to conduct online transactions in higher-value categories such as furniture, travel, and automobiles, a trend that was further propelled by the pandemic. Beeline anticipates that this inclination will also influence consumer preferences regarding loans, especially as homeownership rates among Millennials and Generation Z continue to rise. Beeline’s platform delivers a seamless and convenient customer experience, which gives it a considerable edge over traditional systems.

Advancing Beeline’s Technological Innovation

Beeline’s proprietary technology is designed to enhance the experiences of its customers by increasing efficiency, reducing costs, and improving the quality of loan production. By investing in this proprietary technology, Beeline is automating and streamlining various tasks involved in the origination process for consumers, employees, and partners alike. Beeline’s tailored user interfaces eliminate the need for paper applications and direct human interaction, enabling its customers and partners to quickly and effectively identify, price, apply for, and finalize mortgage loans. Beeline plans to continue its investment in developing technology, tools, and features aimed at further automating the loan manufacturing process, which will help lower its production and customer acquisition costs while enhancing the overall customer experience.

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Capability to Acquire New Customers and Expand Customer Acquisitions

Beeline aims to efficiently reach a diverse range of new customers while offering a highly personalized experience during digital interactions throughout the entire customer journey.

If Beeline’s traditional customer acquisition strategies fail to achieve desired growth levels, particularly in a climate of rising interest rates or limited housing availability, or if Beeline falls short of maintaining a prominent position on lead aggregator websites, it may need to allocate additional financial resources and personnel toward its sales and marketing initiatives. This, in turn, would elevate the overall expenses associated with Beeline’s services.

Revenue

Total net revenues were $3.79 million and $2.94 million for the years ended December 31, 2023 and 2022, respectively. Gain on sale of loans increased substantially over the prior year offset by lower origination and title fees. Loan origination increased from $132.1 million in 2022 to $144.1 million in 2023.

Operating Expenses

Operating expenses consist of all direct costs related to loan origination and sale activities including salaries, marketing expenses, software and technology development expenses. Total operating expenses were $13.73 million compared to $13.39 million for the years ended December 31, 2023 and 2022, respectively. Employee related expenses increased year over year. Beeline continues to invest heavily in technology development and marketing related expenses in anticipation of the roll out of new AI related selling tools in 2024.

Operating Loss

Beeline’s operating loss was $9.93 million and $10.44 million for the years ended December 31, 2023 and 2022 respectively. Operating losses diminished by 4.9% due to higher revenues compared to the prior year.

Net Loss

Beeline’s net loss was $10.90 million and $10.55 million for the years ended December 31, 2023 and 2022 respectively. Net loss increased by 3.3% due to higher interest expense compared to the prior year.

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Nine Months ended September 30, 2024 Compared to Nine Months ended September 30, 2023

Total net revenues were $3.64 million and $2.91 million for the periods ended September 30, 2024 and 2023, respectively. Gain on sale of loans increased by 8.1% over the prior year while loan origination increased by 102.5% and title fees increased by 91%. Loan origination increased from $102.8 million in 2023 to $140.1 million in 2024, an increase of more than 36%.

Operating Expenses

Operating expenses consist of all direct costs related to loan origination and sale activities including salaries, marketing expenses, software and technology development expenses. Total operating expenses were $12.21 million compared to $10.23 million for the periods ended September 30, 2024 and 2023, respectively. Employee related expenses increased year over year. Beeline continues to invest heavily in technology development and marketing related software.

Operating Loss

Beeline’s operating loss was $8.58 million and $7.32 million for the periods ended September 30, 2024 and 2023 respectively. Operating losses increased by 17.2% due to higher professional fees and marketing and advertising expenses compared to the prior year.

Net Income (Loss)

Beeline’s net income was $1.0 million for the period ended September 30, 2024 and the net loss was $7.27 million for the period ended September 30, 2023 respectively. The positive net income for 2024 was wholly related to $11.34 gain on extinguishment of debt.

Liquidity and Capital Resources

Through September 30, 2024, the Eastside’s primary capital requirements have been for cash used in operating activities and for the repayment of debt. Funds for our cash and liquidity needs have historically not been generated from operations but rather from short-term credit in the form of extended payment terms from suppliers as well as proceeds from loans and the sale of convertible debt and equity. We have been dependent on raising capital from debt and equity financing to meet our operating needs.

At September 30, 2024, Eastside had an accumulated deficit of $86,959,000 which reflects our history of continued operating losses. On a pro forma basis assuming we acquired Beeline on September 30, 2024, our accumulated deficit would have been $78,993,141. As of September 30, 2024, we had $0.3 million of cash on hand with negative working capital of $12.6 million.

On October 7, 2024, Eastside satisfied all secured debt and $2.5 million of unsecured debt by assigning ownership of Craft to the creditors of that debt, who additionally surrendered to us 44,279 shares of Series C. The transaction substantially reduced our debt obligations. On the same day, however, Eastside acquired Beeline.

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Our ability, therefore, to meet our ongoing operating cash needs over the next 12 months will depend, in part, on the success of Beeline in expanding sales and achieving cash-positive operations. In larger part, however, our ability to meet near-term operating cash needs will depend on our success in securing debt and/or equity financing as needed. On November 14, 2024, we closed on a sale of $1.9 million in secured debt, from which we received approximately $1.6 million in net cash before payment of the transaction costs. On November 22 and 25, 2024 we closed on sales of $350,000 in common stock and warrants, from which we received approximately $345,000. These funds should be adequate to fund our cash flow requirement into early 2025.

We are presently seeking to raise additional equity capital through the sale of Series G and Warrants. Through December 31, 2024, we have raised $2,608,593 from this offering.

As of December 10, 2024, we have approximately $476,408 in cash. We do not have sufficient capital to meet our working capital and debt obligations for the next 12 months. Among other things, Beeline must pay $2,386,333 of secured Notes by March 13, 2025. In addition, beginning in January 2025, Beeline must make monthly payments of $444,328 to the holders of its $3,600,000 Debentures through the due date of September 5, 2025. The availability of additional financing will be largely dependent on increasing our authorized common stock and the operating success of Beeline, including improved gross margins as well as operational improvements, which will be necessary to attract investors.

Eastside Cash Flow Results

Year Ended December 31, 2023 Compared to the Year Ended December 31, 2022

Our cash flow results for the years ended December 31, 2023 and 2022 were as follows:

(Dollars in thousands)	2023	2022
Net cash flows provided by (used in):
Operating activities	$(1.8)	$(0.9)
Investing activities	$0.1	$(2.3)
Financing activities	$1.4	$0.6

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Operating Activities

Total cash used in operating activities was $1.8 million during the year ended December 31, 2023 compared to cash used of $0.9 million during the year ended December 31, 2022. The increase in cash used was primarily attributable to our continued net losses and decreased accrued interest.

Investing Activities

Total cash provided by investing activities was $0.1 million during the year ended December 31, 2023 representing net proceeds from purchases and sales of fixed assets. Total cash used in investing activities was $2.3 million during the year ended December 31, 2022 representing our investment in digital can printing equipment

Financing Activities

Total cash provided by financing activities was $1.4 million during the year ended December 31, 2023 primarily consisted of proceeds from the issuance of stock. Total cash provided by financing activities was $0.6 million during the year ended December 31, 2022 primarily consisted of net proceeds from sale of a note payable to a related party of $4.5 million and the issuance of common stock of $0.2 million, offset by $2.8 million of principal payments to our secured credit facilities and $1.2 million of payments on principal of notes payable.

Nine Months ended September 30, 2024 Compared to Nine Months ended September 30, 2023

Our cash flow results for the nine months ended September 30, 2024 and 2023 (which do not include any cash flows attributable to Beeline) were as follows:

(Dollars in thousands)	2024	2023
Net cash flows provided by (used in):
Operating activities	$(1.6)	$(1.7)
Investing activities	$0.1	$(0.1)
Financing activities	$1.5	$1.4

Operating Activities

Total cash used in operating activities was $1.6 million during the nine months ended September 30, 2024 compared to $1.7 million used during the nine months ended September 30, 2023. The use of cash was similar, even as we lost $1.3 million more during the 2023 period, primarily because the 2023 loss included a $1.3 million loss on the debt to equity conversion that occurred during the nine months ended September 30, 2023

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Investing Activities

Total cash provided by investing activities was $0.1 million during the nine months ended September 30, 2024, representing net proceeds from the sale by Craft of fixed assets. During the nine months ended September 30, 2023, cash used in investing activities was $0.1 million representing net purchases of fixed assets.

Financing Activities

Total cash provided by financing activities was $1.5 million during the nine months ended September 30, 2024, consisting of $1.1 million from the sale of secured notes in May 2024 and $0.4 million from an at-the-market sale of common stock in September 2024. Total cash provided by financing activities was $1.4 million during the nine months ended September 30, 2023 primarily consisted of proceeds from the issuance of securities.

Critical Accounting Policies for Eastside Distilling, Inc.

The discussion and analysis of our financial condition and results of operations is based upon our consolidated financial statements, which have been prepared in accordance with United States generally accepted accounting principles. The preparation of these financial statements requires us to make significant estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. These items are monitored and analyzed by management for changes in facts and circumstances, and material changes in these estimates could occur in the future. Changes in estimates are recorded in the period in which they become known. We base our estimates on historical experience and various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ from our estimates if past experience or other assumptions do not turn out to be substantially accurate.

In connection with the preparation of our financial statements for the nine months ended September 30, 2024, there was one accounting estimate we made that was subject to a high degree of uncertainty and was critical to our results, as follows:

Intangible Assets

On September 12, 2019, we purchased the Azuñia brand, the direct sales team, existing product inventory, supply chain relationships and contractual agreements from Intersect Beverage, LLC, an importer and distributor of tequila and related products. The Azuñia brand has been determined to have an indefinite life and will not be amortized. We do, however, on an annual basis, test the indefinite life assets for impairment. If the carrying value of the indefinite life assets are found to be impaired, then we will record an impairment loss and reduce the carrying value of the asset’s estimate the useful life of the brand and amortize the asset over the remainder of its useful life.

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We estimate the brand’s fair value using market information to estimate future cash flows and will impair it when its carrying amount exceeds its estimated fair value, in which case we will write it down to its estimated fair value. We consider market values for similar assets when available. Considerable management judgment is necessary to estimate fair value, including making assumptions about future cash flows, net sales and discount rates.

We have the option, before quantifying the fair value, to evaluate qualitative factors to assess whether it is more likely than not that our brand is impaired. If we determine that is not the case, then we are not required to quantify the fair value. That assessment also takes considerable management judgment.

As of December 31, 2022, as a result of the review described above, we found the Azuñia brand to be impaired and reduced its carrying cost by $7.5 million. As of December 31, 2023, as a result of the review described above, we found the Azuñia brand to be again impaired and reduced its carrying cost by $0.4 million. Management expects further impairment charges in the year ended December 31, 2024 as a result of the foregoing, which charges may be material.

RELATED PARTY TRANSACTIONS

The following is a description of transactions during 2023 and 2024 to date as to which the amount involved exceeds the lesser of $120,000 or one percent (1%) of the average of the Company’s total assets at year-end for the last two completed fiscal years, which was $194,000, and in which any related person has or will have a direct or indirect material interest, other than equity, compensation, termination and other arrangements. Certain related party information is also included for Beeline.

LD Investments LLC

On September 29, 2023, the Company entered into a Secured Promissory Note with LD Investments LLC (“LDI”) in the principal amount of $1.4 million, representing advances made by LDI to the Company between December 2022 and August 2023. Patrick Kilkenny is the principal owner of LDI. Mr. Kilkenny is the spouse of Stephanie Kilkenny, a member of our Board.

On September 29, 2023, the Company entered into the Debt Satisfaction Agreement with LDI and other creditors. See: “Debt Satisfaction Agreement” below. The entire principal and interest on the LDI Note were exchanged for equity issued to the SPV, in which LDI held a 21% interest.

Debt Satisfaction Agreement

On September 29, 2023, the Company entered into the Debt Satisfaction Agreement with The B.A.D. Company, LLC (the “SPV”), Aegis Security Insurance Company (“Aegis”), Bigger, District 2, LDI and TQLA, LLC. The SPV is a special purpose vehicle whose equity is 50% owned by Bigger and District 2 and 50% by Aegis and LDI.

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Patrick Kilkenny is the principal owner of LDI and of Aegis. Mr. Kilkenny is the spouse of Stephanie Kilkenny, a member of our Board. Stephanie Kilkenny is the Manager of TQLA, LLC, which is owned jointly by Stephanie Kilkenny and Patrick Kilkenny. Patrick Kilkenny is also a control person of the SPV.

Pursuant to the Debt Satisfaction Agreement, on September 29, 2023, the Company issued 296,722 shares of the Company’s common stock and 200,000 shares of its Series C to the SPV, and later registered the public resale of that common stock and the common stock issuable upon conversion of the Series C as required by a Registration Rights Agreement. In exchange for that equity, the Company’s indebtedness to the members of the SPV were reduced by a total of $6.5 million and the Company recognized a loss on the conversion of $1.3 million for the year ended December 31, 2023. Specifically with respect to related parties, the debt was reduced as follows:

●	the principal balance of the Secured Promissory Note issued by the Company to Aegis on October 6, 2022 was reduced by $1.9 million; and

●	the Company’s debt to LDI of $1.4 million arising from advances made by LDI to the Company during the past 10 months was eliminated;

Further pursuant to the Debt Agreement:

●	the maturity date of the secured debt listed above as well was deferred to March 31, 2025 and the interest rate on all such debt was increased to 8% per annum;

●	the warrant issued by the Company to TQLA LLC on March 21, 2022, which permits TQLA LLC to purchase up to 145,834 shares of the Company’s common stock, was amended to prevent any exercise of the warrant that would result in the portion of the cumulative voting power in the Company that the holder and its affiliates may own after the conversion to 9.99%. This beneficial ownership limitation may be increased to 19.99% by the holder upon 61 days advance notice to the Company. Stephanie Kilkenny, a director, and husband own TQLA, LLC.

2024 Secured Notes

On May 16, 2024, the Company entered into a Loan Agreement with the SPV, Aegis, Bigger, District 2 and LDI. Pursuant to the Loan Agreement, Bigger, District 2 and LDI (the “Subscribers”) loaned the Company for $1,100,000 and received promissory notes in the aggregate principal amount of $1,100,000 (the “2024 Secured Notes”). The 2024 Secured Notes could be satisfied by payment of 105% of principal on or before July 31, 2024, by payment of 110% of principal on or before November 29, 2024, by payment of 130% of principal on or before March 30, 2025 or by payment of 140% of principal on March 31, 2025.

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With each 2024 Secured Note, the Company issued a Warrant to purchase a share of the Company’s common stock for $5.00 exercisable for five years after December 2, 2024 if on November 29, 2024 the 2024 Secured Note issued to the Warrant holder remains unsatisfied. LDI received a Warrant to purchase 598,021 shares and each of Bigger and District 2 received a warrant to purchase 299,011 shares.

The Company’s obligations under the 2024 Secured Notes were secured by the Company’s pledge of its assets, subject to certain specified exceptions. In connection with the Loan Agreement, the Company, Aegis, Bigger and District 2 amended and restated the Intercreditor Agreement they had executed on September 29, 2023. In the Amended and Restated Intercreditor Agreement, Aegis, Bigger and District 2 subordinated their liens on any barrels of spirits owned by the Company, and the parties agreed that the net proceeds of any sale of barrels would be paid to the Subscribers in satisfaction of the 2024 Secured Notes. Commencing when all barrels have been sold, the lien of the Subscribers under the Secured 2024 Notes would become pari passu with the senior lien on the remaining collateral. Subsequent to the closing, the 2024 Notes were included in the October 2024 debt exchange with the remaining collateral being contributed with the exchanged assets as detailed in “The Merger – First Amended and Restated Debt Exchange Agreement.”

Debt Exchange Agreement

As mentioned above, on September 4, 2024, Eastside and Craft entered into the Exchange Agreement with the SPV, Aegis, Bigger, District 2, LDI and three individual creditors including Robert Grammen, a director. Subsequent to the execution of the Exchange Agreement, the assets of the SPV were distributed to its members, i.e. Aegis, Bigger, District 2 and LDI. To reflect the effect of the distribution on the transactions contemplated by the Exchange Agreement, the parties, on October 3, 2024, executed the First Amended and Restated Debt Exchange Agreement, and the transaction closed on October 7, 2024. For a description of the Exchange Agreement and the transactions pursuant thereto and the related parties’ involvement therein, see “The Merger – First Amended and Restated Debt Exchange Agreement.”

Other Related Parties

Jessica Kennedy, Chief Operating Officer, owns a 5% interest in Tower Title, which is a vendor to certain subsidiaries of Beeline.

Jay Stockwell (a Beeline co-founder and the MagicBlocks CEO) owns an equity interest in SpeedPPC Pty. Ltd., which provides marketing services to Beeline and certain of its subsidiaries.

Beeline Loans, Inc., a Beeline subsidiary, is a member of The Mortgage Collaborative, which is an industry trade group founded by David Kittle. Beeline Loans, Inc. pays membership fees to The Mortgage Collaborative. Mr. Kittle was a member of the Beeline Board until the Merger with the Company.

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Manta Reef Holdings, LLC holds a $142,600 note pursuant to a certain Loan Agreement with Beeline dated December 14, 2023. An additional $357,400 was advanced to Beeline with the balance secured by Nicholas R. Liuzza Jr.’s personal property and Mr. Liuzza’s personal guarantee.

In December 2024, Mr. Freedman purchased a total of $121,593 of units comprised of a total of 238,418 shares of Series G and 119,209 G Warrants on the same terms as all other investors in the Series G and G Warrant offering. Mr. Freedman’s subscription amount was used to repay the $121,593 of indebtedness owed to Mr. Freeman by Beeline. Mr. Freedman made a $75,000 loan to Beeline on December 11, 2023 which was due February 11, 2024. The sums due above the principal represented default interest, fees and penalties. Mr. Liuzza guaranteed payment of the note issued to Mr. Freedman.

On December 31, 2024, Nicholas Liuzza, the Chief Executive Officer of Beeline, the Company’s wholly-owned subsidiary, loaned $700,000 to Beeline Loans Inc. (“Beeline Loans”), an indirect subsidiary of the Company, and in exchange Beeline Loans issued Mr. Liuzza a demand promissory note in the aggregate principal amount of $700,000, which accrues interest at the rate of 8% per annum and is payable within 15 days of demand notice made by Mr. Liuzza. The funds were lent to permit Beeline Loans to increase its ability to make real estate loans and are being held in a restricted account and are not being used for operations.

In December 2024, Nicholas Liuzza, the Chief Executive Officer of Beeline, purchased a total of $1,000,000 of units comprised of a total of 1,960,784 shares of Series G and 980,392 G Warrants on the same terms as all other investors in the Series G and G Warrant offering.

We believe that the foregoing transactions were in the best interests of the Company and Beeline, respectively. Consistent with Section 78.140 of the Nevada Revised Statutes, it is our current policy that all transactions between us and our officers, directors and their affiliates will be entered into only if such transactions are approved by a majority of the disinterested directors, are approved by vote of the shareholders, or are fair to us as a corporation as of the time they are authorized, approved or ratified by the board. We will conduct an appropriate review of all related party transactions on an ongoing basis, and, where appropriate, we will utilize our audit committee for the review of potential conflicts of interest.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 6,000,000 shares of common stock, par value $0.0001 per share, of which 4,689,503 shares are outstanding as of January 23, 2025, and 100,000,000 shares of “blank check” preferred stock, par value $0.0001 per share, 2,500,000 shares of Series B are authorized and outstanding, 255,474 shares of Series D are authorized, of which 255,474 shares are outstanding, 200,000 shares of Series E are authorized, of which shares 200,000 are outstanding, 70,000,000 shares of Series F are authorized, of which 69,085,562 shares are outstanding, 1,000,000 shares of Series F-1 are authorized, of which 517,775 shares are outstanding, and 11,000,000 shares of Series G are authorized, of which 6,938,615 shares are outstanding. Our common stock is traded on the Nasdaq Capital Market under the symbol “EAST.”

99

The following description summarizes the material terms of our securities, which does not purport to be complete and is qualified in its entirety by reference to our Amended and Restated Articles of Incorporation, Certificate of Designations, Rights, and Preferences of the Series B, Series C, Series D, Series E, Series F, Series F-1, and Series G, as applicable, and to the applicable provisions of Nevada law, including the Nevada Revised Statutes. The Series F, F-1 and G Certificates of Designation are included as Annexes.

Common Stock

Each holder of common stock is entitled to one vote for each share held on all matters to be voted upon by the shareholders. At any meeting of the shareholders, a quorum as to any matter shall consist of one-third of the votes entitled to be cast on the matter, except where a larger quorum is required by law.

Holders of our common stock are entitled to receive dividends declared by our Board out of funds legally available for the payment of dividends, subject to the rights, if any, of preferred shareholders. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in all of our assets remaining after we pay our liabilities and distribute the liquidation preference of any then outstanding preferred stock. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of holders of any series of preferred stock that we may designate and issue in the future. Holders of common stock have no preemptive or other subscription or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock.

Series B

Each share of Series B has a stated value of $1.00, and the entire series of stock has a liquidation preference of $2.5 million. The Series B is convertible into shares of the Company’s common stock at $62.00 per share. The holder of Series B has voting rights on an as-converted basis. The Series B accrues dividends at a rate of 6% per annum, payable annually on the last day of December of each year. In 2024, it was paid earlier in common stock. Dividends shall accrue from day to day, whether or not declared, and shall be cumulative. Dividends are payable at the Company’s option either in cash or “in kind” in shares of common stock; provided, however that dividends may only be paid in cash following the fiscal year in which the Company has net income (as shown in its audited financial statements contained in its Annual Report on Form 10-K for such year) of at least $0.5 million. For “in-kind” dividends, holders will receive that number of shares of common stock equal to (i) the amount of the dividend payment due such shareholder divided by (ii) the volume weighted average price of the common stock (“VWAP”) for the 90 trading days immediately preceding a dividend date. each of the Series B has a liquidation preference equal to the stated value and is senior to all other equity securities. The Series B conversion price and the floor price will be subject to equitable adjustment in the event of stock splits, reverse splits and similar events.

100

Series D

Each share of Series D has a stated value of $10.00. The Series D is non-voting. In the event that Eastside declares a dividend payable in cash or stock to holders of any class of Eastside’s stock (including the Series B), the holder of a share of Series D will be entitled to receive an equivalent dividend on an as-converted basis. In the event of a liquidation of Eastside, the holders of Series D will share in the distribution of Eastside’s net assets on an as-converted basis equally with the Series C and Series E, subordinate only to the senior position of the Series B. Each share of Series D is convertible into common stock by a conversion ratio equal to the stated value of the Series D share divided by the Series D conversion price. The initial Series D conversion price is $1.80 per share of common stock. The two holders of the Series D each were investors in the Private Placement. We entered into a letter agreement in connection with the Private Placement where we agreed that the two holders could convert $333,333 of the stated value of the Series D into common stock beginning April 7, 2025 at the lower of $0.50 per share of the five-day VWAP ending on April 7, 2024, subject to a floor of $0.25 per share. The number of shares of common stock into which a holder may convert Series D is limited by a beneficial ownership limitation of 9.99%. The Series D conversion price and the floor price will be subject to equitable adjustment in the event of stock splits, reverse splits and similar events.

Series E

Each share of Series E has a stated value of $10.00. The Series E is non-voting. In the event that Eastside declares a dividend payable in cash or stock to holders of any class of Eastside’s stock (including the Series B), the holder of a share of Series E will be entitled to receive an equivalent dividend on an as-converted basis. In the event of a liquidation of Eastside, the holders of Series E will share in the distribution of Eastside’s net assets on an as-converted basis together with the holders of the Series C and D, subordinate only to the senior position of the Series B.

Commencing 390 days after October 7, 2024, (the “Measurement Date”), each share of Series E will be convertible into common stock by a conversion ratio equal to the stated value of the Series E share divided by the Series E conversion price. The Series E conversion price on and after the Measurement Date will equal the average of the VWAP for the five trading days immediately preceding the Measurement Date, subject to a floor price of $0.25 per share. The Series E conversion price and the floor price will be subject to equitable adjustment in the event of stock splits, reverse splits and similar events. The number of shares of common stock into which a holder may convert Series E is limited by a beneficial ownership limitation, which restricts the number of shares of Eastside common stock that the holder and its affiliates may beneficially own after the conversion to 9.99%.

Series F

Each share of Series F has a stated value of $0.50. The holders of Series F have no conversion or voting rights prior to shareholder approval of such actions. The Series F was issued to the former Beeline shareholder in the Merger. In the event of a liquidation of Eastside, the holders of Series F will share in the distribution of Eastside’s net assets on an as-converted basis, subordinate only to the Series B, Series C, Series D and Series E.

101

If the shareholders of Eastside approve the conversion of the Series F, each share of Series F will be convertible into common stock by a conversion ratio equal to the stated value of the Series F share divided by the Series F conversion price. The initial Series F conversion price is $0.50 per share (or on a one-to-one share basis), subject to adjustment as provided therein including a floor price of 20% of the Nasdaq Minimum Price. Subject to shareholder approval, the Series F has voting rights on an as-converted basis. The Series F conversion price and floor price are subject to equitable adjustment in the event of a stock split, reverse split and similar events. The number of shares of common stock into which a holder may convert Series F will be limited by a beneficial ownership limitation, which restricts the number of shares of Eastside common stock that the holder and its affiliates may beneficially own after the conversion to 4.99%. That beneficial ownership limitation does not, however, apply to holders who are subject to Section 16 of the Exchange Act by virtue of being an executive officer or director of the Company which presently only applies to Beeline’s Chief Executive Officer. The number of shares of common stock issuable upon conversion of the Series F is also subject to adjustment as described below under “Series F and Series F-1 Special Adjustment Feature.” Effective immediately upon approval of Proposal 1, the Series F will be eligible to vote, including on the other Proposals being brought before the Special Meeting, subject to any applicable beneficial ownership limitations.

Series F-1

The Series F-1 was issued to former Beeline shareholders in the Merger. The Series F-1 was designed to be equivalent to our common stock. Because of our limited authorized capital, we elected to use the Series F-1. The Series F-1 is convertible into common stock by dividing the stated value ($0.50 per share) by the conversion price ($0.50 per share). As a result, upon conversion each share of Series F-1 converts into common stock on a one-on-one basis. The Series F-1 has voting rights on an as-converted basis. The number of shares of common stock into which a holder may convert Series F-1 will be limited by a beneficial ownership limitation, which is 4.99%. That beneficial ownership limitation does not, however, apply to holders who are subject to Section 16 of the Exchange Act by virtue of being an executive officer or director of the Company In the event of a liquidation of Eastside, the holders of Series F-1 will share in the distribution of Eastside’s net assets on an as-converted basis, subordinate only to the senior position of the Series B, Series C, Series D and Series E. As the date of this Proxy Statement, the Company is in the process of evaluating the timing of the conversion, exercise and voting rights of the Series F-1, and is currently taking the position that the Series F-1 cannot convert or vote prior to shareholder approval. Effective immediately upon approval of Proposal 1, the Series F-1 will be eligible to vote, including on the other Proposals being brought before the Special Meeting, subject to any applicable beneficial ownership limitations.

Series F and F-1 Special Adjustment Feature

If shareholder approval of the voting and conversion of the Series F and increase in authorized capital occurs, the Series F and Series F-1 were, as of October 7, 2024, equal to 82.5% of common stock outstanding on a fully diluted basis (the “Stated Percentage”). In addition, with respect to each of the Series F and Series F-1, if during the two years ending October 7, 2026 the sum of (i) the shares of common stock outstanding on October 7, 2024, plus (ii) shares issuable on conversion of Series B, Series C, Series D and Series E, plus (iii) shares issuable on conversion of securities issued in the initial financing of the post-Merger company of at least $1.5 million and less than $3.25 million, (iv) plus shares issued to settle pre-existing liabilities (collectively, the “Measuring Shares”) exceeds 14,848,485 (the “Maximum Amount”), then the Series F and Series F-1 conversion rates will be adjusted to maintain the Stated Percentage of the shares of common stock issuable upon conversion of the Series F and Series F-1 relative to the Measuring Shares, subject to a cap of 70 million shares of common stock. Likewise, if the number of Measuring Shares on October 7, 2025, is less than 14,848,485, then the Series F and Series F-1 conversion rates will be adjusted to retain the Stated Percentage of shares issuable on conversion of the Series F and Series F-1 relative to Measuring Shares of 82.5%. All adjustments are subject to a floor price equal to 20% of the Minimum Price as defined in the Nasdaq rules as long as the common stock trades on The Nasdaq Capital Market.

102

In connection with the adjustment provisions described above for a period of one year from the issuance date, 10% of the shares of common stock underlying the Series F and Series F-1 are subject to lock-up restrictions, and potential reduction in the underlying shares of common stock to the extent the Measuring Shares are less than the Maximum Amount, which if applicable will apply on a pro rata basis as to the holders thereof so as to preserve the Stated Percentage.

If our common stock is de-listed from Nasdaq, the various shareholder approvals will not be required for conversion and exercise, except for the increase in authorized common stock.

Series G

Each share of Series G has a stated value of $0.51. The holder of Series G has no conversion or voting rights prior to shareholder approval of such actions. In the event of a liquidation of Eastside, the holders of Series G will share in the distribution of Eastside’s net assets on an as-converted basis, subordinate only to the Series B, Series C, Series D and Series E.

If the shareholders of Eastside approve the conversion of the Series G, each share of Series G will be convertible into common stock by a conversion ratio equal to the stated value of the Series G share divided by the Series G conversion price. The initial Series G conversion price is $0.51 per share, subject to adjustment as provided therein including in the event of an issuance of common stock or common stock equivalents at a price per share that is less than the conversion price, subject to a floor price of 20% of the Nasdaq Minimum Price as of the initial closing date of the offering of such Series G. The Series G conversion price is subject to equitable adjustment in the event of a stock split, reverse split and similar events. The number of shares of common stock into which a holder may convert Series G will be limited by a beneficial ownership limitation, which restricts the number of shares of Eastside common stock that the holder and its affiliates may beneficially own after the conversion to 4.99%. Effective immediately upon approval of Proposal 1, the Series G will be eligible to vote, including on the other Proposals being brought before the Special Meeting, subject to any applicable beneficial ownership limitations.

Series G Warrants

Each warrant is exercisable for a five year term at an exercise price of $0.65 per share beginning on the effective date of (i) an increase in authorized common stock of the Company as necessary to permit full issuance of the shares of common stock underlying the warrants and the Series G sold together with other common stock equivalents outstanding and (ii) the approval of the issuance of all of the securities as may be required by the rules and regulations of The Nasdaq Stock Market LLC.

Note Warrants

Each warrant has a term of five years from issuance and are exercisable at an exercise price of $0.50 per share (of which $0.499 per share was pre-funded by each Investor). The warrants will be exercisable beginning upon shareholder approval of the issuance of the common stock issuable upon exercise of such warrants in accordance with the rules of The Nasdaq Capital Market and an increase in the authorized common stock of the Company. If at any time after exercising the warrants, there is no effective registration statement registering, or the prospectus contained therein is not available for use, then the warrants may also be exercised, in whole or in part, by means of a “cashless exercise.”

Beeline Options

The Company expects to issue 3,878,847 options to former Beeline option holders pursuant to the Merger. Each option to be issued to former Beeline option holders is expected to have an exercise price determined based on the market price of our common stock at the applicable grant date, with specific terms to be approved by the Board.

Beeline Warrants

The Company expects to issue 287,094 warrants to former Beeline warrant holders pursuant to the Merger. Each warrant to be issued to former Beeline warrant holders is expected to have an exercise price of $4.72 per share and. and expire on October 1, 2026.

103

HOUSEHOLDING

Shareholders who have the same mailing address and last name may have received a notice that your household will receive only one set of proxy materials. This practice, commonly referred to as “householding,” is designed to reduce the volume of duplicate information and reduce printing and postage costs. A single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice, from us or from your bank, broker or other registered holder, that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. A number of banks, brokers and other registered holders with account holders who are our shareholders will be householding our proxy materials. If you hold your shares in street name, and no longer wish to participate in householding and would prefer to receive a separate proxy statement in the future, or currently receive multiple copies of the proxy materials and would like to request householding, please notify your bank, broker or other registered holder. If you are a holder of record, and no longer wish to participate in householding and would prefer to receive a separate proxy statement in the future, or currently receive multiple copies of the proxy materials and would like to request householding, please notify us in writing at 755 Main Street, Building 4, Suite 3, Monroe, CT 06468, or by telephone at (458) 800-9154. Any shareholder residing at a shared address to which a single copy of the proxy materials was delivered who wishes to receive a separate copy of our proxy statement may obtain a copy by written request addressed to 755 Main Street, Building 4, Suite 3, Monroe, Connecticut 06468, attention: Secretary. We will deliver a separate copy of our Proxy Statement to any shareholder who so requests in writing promptly following our receipt of such request.

104

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The unaudited Pro Forma Consolidated Statements of Operations of Eastside Distilling, Inc. (“Eastside” or the “Company”) for the year ended December 31, 2023 and the nine months ended September 30, 2024 are presented as if the Transactions, as described below, had occurred as of January 1, 2023. The following unaudited Pro Forma Consolidated Balance Sheet of the Company as of September 30, 2024 is presented as if the Transactions had occurred on September 30, 2024.

The unaudited Pro Forma Consolidated Financial Statements are presented based on information currently available including certain assumptions and estimates. They are intended for informational purposes only, and do not purport to represent what the Company’s financial position and operating results would have been had the Transaction and related events occurred on the dates indicated above, or to project the Company’s financial position or results of operations for any future date or period. Furthermore, they do not reflect actions that may be undertaken by the Company after the Transactions.

The unaudited Pro Forma Consolidated Financial Statements should be read in conjunction with:

●	The audited Consolidated Financial Statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023; and

●	The Consolidated Financial Statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2024.

The Transactions described below and included in the “First Amended and Restated Debt Exchange Agreement” and “Agreement and Plan of Merger and Reorganization” (together the “Pro Forma Adjustments”) columns in the unaudited Pro Forma Consolidated Statements of Operations and the unaudited Pro Forma Consolidated Balance Sheet reflect pro forma adjustments that are based on available information and assumptions that the Company’s management believes are reasonable and reflect the impact of events directly attributable to the Transactions that are factually supportable, and for purposes of the Pro Forma Consolidated Statements of Operations, are expected to have a continuing impact on the Company. The Pro Forma Adjustments do not reflect future events that may occur after the Transactions.

Historical Eastside Distilling

This column reflects the Company’s historical consolidated financial statements for the periods presented and does not reflect any adjustments related to the Transactions and related events. The historical Consolidated Statement of Operations for the year ended December 31, 2023 was derived from the Company’s audited Consolidated Financial Statements included in its Annual Report on Form 10-K for the year ended December 31, 2023. The historical Consolidated Balance Sheet as of September 30, 2024 and the historical Consolidated Statement of Operations for the nine months ended September 30, 2024 were derived from the Company’s unaudited Consolidated Financial Statements included in its Quarterly Report on Form 10-Q for the period ended September 30, 2024.

First Amended and Restated Debt Exchange Agreement

This column reflects the effect of the closing of the Debt Exchange Agreement that the Company entered into. On September 4, 2024, Eastside and its subsidiary, Craft Canning & Bottling, LLC (“Craft”) entered into a Debt Exchange Agreement with The B.A.D. Company, LLC (the “SPV”), Aegis Security Insurance Company (“Aegis”), Bigger Capital Fund, LP (“Bigger”), District 2 Capital Fund, LP (“District 2”), LDI Investments, LLC (“LDI”), William Esping (“Esping”), WPE Kids Partners (“WPE”) and Robert Grammen (“Grammen”). Subsequent to the execution of the Debt Exchange Agreement, the assets of the SPV were distributed to its members, i.e. Aegis, Bigger, District 2 and LDI. To reflect the effect of the distribution on the transactions contemplated by the Debt Exchange Agreement, the parties, on October 3, 2024, executed the First Amended and Restated Debt Exchange Agreement (the “Debt Agreement”). The seven counterparties to the Debt Agreement with Eastside and Craft are referred to in this Report collectively as the “Investors”.

F-1

Subsequent to execution of the Debt Exchange Agreement, Eastside organized a subsidiary named “Bridgetown Spirits Corp.” and assigned to Bridgetown Spirits Corp. all of the assets held by Eastside in connection with its business of manufacturing and marketing spirits. Bridgetown Spirits Corp. issued 1,000,000 shares of common stock to Eastside.

On October 7, 2024, a closing was held pursuant to the terms of the Debt Exchange Agreement. At that closing, the following transactions were completed:

●	Aegis, Bigger, District 2 and LDI transferred to Eastside a total of 31,234 shares of Eastside Series C Preferred Stock and 119,873 shares of Eastside Common Stock. The Investors also released Eastside from liability for $4,137,581 of senior secured debt and $2,465,169 of unsecured debt. In consideration of their surrender of stock and release of debt, Eastside caused Craft to be merged into a limited liability company owned by the Investors.

●	Eastside issued a total of 255,474 shares of Series D Preferred Stock to Bigger and District 2, and Bigger and District 2 released Eastside from liability for $2,554,746 of unsecured debt.

●	Eastside issued a total of 200,000 shares of Series E Preferred Stock to Bigger and District 2, and Bigger and District 2 released Eastside from liability for $2,000,000 of unsecured debt.

●	Eastside transferred a total of 108,899 shares of Spirits to Bigger, District 2, Esping, WPE and Grammen, and those Investors released Eastside from unsecured debt in the aggregate amount of $888,247.

●	Eastside issued a total of 190,000 shares of common stock to Esping, WPE and Grammen, and those Investors released Eastside from liability for $187,189 of unsecured debt.

●	Each of the Investors released and discharged Eastside from all liability, including liability for accrued and unpaid interest.

Agreement and Plan of Merger and Reorganization

This column reflects the effect of the merger that the Company entered into. On September 4, 2024, Eastside entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with East Acquisition Sub, Inc. (“Merger Sub”) and Beeline Financial Holdings, Inc. (“Beeline”). Beeline is a privately-held mortgage technology company that operates an end-to-end, all-digital, AI-enhanced platform for homeowners and property investors. On October 7, 2024, the parties executed Amendment No. 1 to the Merger Agreement.

On October 7, 2024, immediately after the closing under the Debt Exchange Agreement, a closing was held pursuant to the Merger Agreement (the “Merger Closing”). Beeline merged into Merger Sub and became a wholly-owned subsidiary of Eastside, with the name of the surviving corporation being changed to Beeline Financial Holdings, Inc. In the Merger, the shareholders of Beeline gained the right to receive a total of 69,482,229 shares of Series F Preferred Stock and a total of 517,771 shares of Series F-1 Preferred Stock. In addition, each option to purchase shares of Beeline common stock outstanding at the time of the Merger was converted into an option to purchase shares of Eastside common stock measured by the same ratio.

The Merger Agreement provided that, as a condition to closing of the Merger, the Employment Agreement between Eastside and Geoffrey Gwin, Eastside’s Chief Executive Officer, would be amended in a manner satisfactory to Eastside, Beeline and Mr. Gwin. Accordingly, at the time of the Merger, Eastside’s Employment Agreement with Geoffrey Gwin was amended as follows:

a.	The performance bonuses in Employment Agreement were replaced by a stock bonus of $90,000.

b.	Eastside issued 400,000 shares of common stock to Mr. Gwin, which will vest on the earlier of March 31, 2025 or the date on which Mr. Gwin’s employment is terminated without cause.

F-2

Eastside Distilling, Inc. and Subsidiaries

Consolidated Balance Sheet

September 30, 2024

(Dollars in thousands)

(Unaudited)

	Historical Eastside Distilling	First Amended and Restated Debt Exchange Agreement	Agreement and Plan of Merger and Reorganization	Total
Assets
Current assets:
Cash	$310	$(60)	$103	$353
Trade receivables, net	105	-	91	196
Inventories	1,793	(636)	-	1,157
Prepaid expenses and other current assets	176	-	6,637	6,813
Current assets held for sale	2,640	(2,640)	-	-
Total current assets	5,024	(3,336)	6,776	8,464
Property and equipment, net	112	-	195	307
Right-of-use assets	430	-	1,412	1,842
Intangible assets, net	4,178	-	6,840	11,018
Other assets, net	182	-	24,677	24,859
Non-current assets held for sale	6,298	(6,298)	-	-
Total Assets	$16,224	$(9,634)	$39,900	$46,490

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$1,388	$(1,081)	$1,674	$1,981
Accrued liabilities	418	(85)	6,863	7,196
Current portion of secured credit facilities, related party	3,447	(3,447)	908	908
Current portion of secured credit facilities, net of debt issuance costs	728	(728)	2,674	2,674
Current portion of notes payable	8,155	(8,155)	-	-
Current portion of note payable, related party	92	(92)	-	-
Current portion of lease liabilities	191	-	334	526
Other current liability, related party	85	(85)	-	-
Current liabilities held for sale	3,124	(3,124)	-	-
Total current liabilities	17,628	(16,797)	12,454	13,285
Lease liabilities, net of current portion	213	-	1,273	1,486
Secured credit facilities, net of debt issuance costs	-	-	-	-
Notes payable, net of current portion	-	-	185	185
Non-current liabilities held for sale	843	(843)	-	-
Total liabilities	18,684	(17,640)	13,912	14,956

Stockholders’ equity (deficit):
Common stock	-	-	-	-
Preferred stock Series B	-	-	-	-
Preferred stock Series C	-	-	-	-
Preferred stock Series D	-	-	-	-
Preferred stock Series E	-	-	-	-
Preferred stock Series F	-	-	7	7
Preferred stock Series F-1	-	-	-	-
Bridgetown common stock	-	-	-	-
Minority Interest in Bridgetown Spirits Corp	-	(670)	-	(670)
Additional paid-in capital	84,499	10,228	16,461	111,188
Accumulated deficit	(86,959)	(1,552)	9,520	(78,991)
Total stockholders’ equity (deficit)	(2,460)	8,006	25,988	31,534
Total Liabilities and Stockholders’ Equity (Deficit)	$16,224	$(9,634)	$39,900	$46,490

F-3

Eastside Distilling, Inc. and Subsidiaries

Consolidated Statement of Operations

Nine Months Ended September 30, 2024

(Dollars in thousands)

Unaudited

	Historical Eastside Distilling	First Amended and Restated Debt Exchange Agreement	Agreement and Plan of Merger and Reorganization	Total

Sales	$2,106	$-	$3,637	$5,743
Less customer programs and excise taxes	129	-	-	129
Net sales	1,977	-	3,637	5,614
Cost of sales	1,476	-	-	1,476
Gross profit	501	-	3,637	4,138
Operating expenses:
Sales and marketing expenses	699	-	1,618	2,317
General and administrative expenses	1,149	-	11,084	12,233
(Gain) loss on disposal of property and equipment	(1)	-	-	(1)
Total operating expenses	1,847	-	12,702	14,549
Income (loss) from operations	(1,346)	-	(9,065)	(10,411)
Other income (expense), net
Interest expense	(965)	917	(1,430)	(1,478)
Loss on disposal of Craft	-	(1,973)	-	(1,973)
Loss on debt to equity conversion	-	(402)	-	(402)
Gain on extinguishment of debt	-	-	10,010	10,010
Other income (expense)	37	(94)	(300)	(357)
Total other income (expense), net	(928)	(1,552)	8,280	5,800
Income (loss) before income taxes	(2,274)	(1,552)	(785)	(4,611)
Provision for income taxes	-	-	-	-
Net loss from continuing operations	(2,274)	(1,552)	(785)	(4,611)
Net loss from discontinued operations	(1,866)	-	-	(1,866)
Net loss	(4,140)	(1,552)	(785)	(6,477)
Preferred stock dividends	(113)	-	-	(113)
Net loss	$(4,253)	$(1,552)	$(785)	$(6,590)
Net loss attributable to common shareholders				$(6,572)
Net loss attributable to minority shareholders				$(18)

F-4

Eastside Distilling, Inc. and Subsidiaries

Consolidated Statement of Operations

Year Ended December 31, 2023

(Dollars in thousands)

Unaudited

	Historical Eastside Distilling	Agreement and Plan of Merger and Reorganization	Total

Sales	$3,981	$3,794	$7,775
Less customer programs and excise taxes	194	-	194
Net sales	3,787	3,794	7,581
Cost of sales	2,609	-	2,609
Gross profit	1,178	3,794	4,972
Operating expenses:
Sales and marketing expenses	1,473	1,891	3,364
General and administrative expenses	1,768	11,837	13,605
(Gain) loss on disposal of property and equipment	3	-	3
Total operating expenses	3,244	13,728	16,972
Income (loss) from operations	(2,066)	(9,934)	(12,000)
Other income (expense), net
Interest expense	(1,096)	(1,254)	(2,350)
Impairment loss	(364)	-	(364)
Loss on debt to equity conversion	(1,321)	-	(1,321)
Other income (expense)	61	297	358
Total other income (expense), net	(2,720)	(957)	(3,677)
Income (loss) before income taxes	(4,786)	(10,891)	(15,677)
Provision for income taxes	-	8	8
Net income (loss) from continuing operations	(4,786)	(10,899)	(15,685)
Net loss from discontinued operations	(2,749)	-	(2,749)
Net income (loss)	(7,535)	(10,899)	(18,434)
Preferred stock dividends	(150)	-	(150)
Net income (loss)	$(7,685)	$(10,899)	$(18,584)
Net loss attributable to common shareholders			$(18,407)
Net loss attributable to minority shareholders			$(177)

F-5

F-6

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Eastside Distilling, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Eastside Distilling, Inc. (the Company) as of December 31, 2023 and 2022, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 2023, and the related consolidated notes (collectively referred to as the financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company suffered a net loss from operations and used cash in operations, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the consolidated financial statements that was communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of the critical audit matter does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which it relates.

Evaluation of Intangible Assets

As discussed in Note 3 and 8 to the consolidated financial statements, the Company acquired two entities during 2019 accounted for as business combinations, which required assets and liabilities assumed to be measured at their acquisition date fair values. At each reporting period, certain intangible assets are required to be assessed annually for impairment based on the facts and circumstances at that time. Auditing management’s evaluation of intangible assets can be a significant judgment given the fact that the Company uses management estimates on future revenues and expenses which are not easily able to be substantiated.

Given these factors and due to significant judgements made by management, the related audit effort in evaluating management’s judgments in evaluation of intangible assets required a high degree of auditor judgment.

The procedures performed included evaluation of the methods and assumptions used by the Company, tests of the data used and an evaluation of the findings. We evaluated and tested the Company’s significant judgments that determine the impairment evaluation of intangible assets.

/s/ M&K CPAS, PLLC

We have served as the Company’s auditor since 2017.

The Woodlands, TX

April 1, 2024 except for presentation of discontinued operations and note 4 for the date which is January 3, 2025

F-7

Eastside Distilling, Inc. and Subsidiaries

Consolidated Balance Sheets

December 31, 2023 and 2022

(Dollars in thousands, except share and per share)

	2023	2022
Assets
Current assets:
Cash	$306	$612
Trade receivables, net	163	413
Inventories	2,686	3,451
Prepaid expenses and other current assets	114	177
Current assets held for sale	1,268	1,967
Total current assets	4,537	6,620
Property and equipment, net	169	255
Right-of-use assets	680	274
Intangible assets, net	4,178	4,517
Other assets, net	247	261
Non-current assets held for sale	7,669	9,549
Total Assets	$17,480	$21,476

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$1,062	$1,075
Accrued liabilities	465	1,399
Current portion of secured credit facilities, net of debt issuance costs	-	3,442
Current portion of note payable, related party	92	4,598
Current portion of notes payable	486	-
Current portion of lease liabilities	223	255
Other current liability, related party	-	552
Current liabilities held for sale	1,877	1,690
Total current liabilities	4,205	13,011
Lease liabilities, net of current portion	458	23
Secured credit facilities, related party	2,700	-
Secured credit facilities, net of debt issuance costs	342	-
Note payable, related party	-	92
Notes payable, net of current portion	7,556	7,749
Non-current liabilities held for sale	1,366	2,117
Total liabilities	16,627	22,992

Commitments and contingencies (Note 15)

Stockholders’ equity (deficit):
Common stock, $0.0001 par value; 6,000,000 shares and 1,750,000 shares authorized as of December 31, 2023 and 2022, respectively; 1,705,987 and 809,963 shares issued and outstanding as of December 31, 2023 and 2022, respectively	-	-
Preferred stock, $0.0001 par value; 100,000,000 shares authorized; 2,500,000 Series B shares issued and outstanding as of both December 31, 2023 and 2022	-	-
Preferred stock, $0.0001 par value; 240,000 shares authorized; 200,000 Series C shares issued and outstanding as of December 31, 2023 and 0 shares issued and outstanding as of December 31, 2022	-	-
Additional paid-in capital	83,559	73,505
Accumulated deficit	(82,706)	(75,021)
Total stockholders’ equity (deficit)	853	(1,516)
Total Liabilities and Stockholders’ Equity (Deficit)	$17,480	$21,476

The accompanying notes are an integral part of these consolidated financial statements.

F-8

Eastside Distilling, Inc. and Subsidiaries

Consolidated Statements of Operations

Years Ended December 31, 2023 and 2022

(Dollars and shares in thousands, except per share)

	2023	2022

Sales	$3,981	$8,701
Less customer programs and excise taxes	194	344
Net sales	3,787	8,357
Cost of sales	2,609	5,101
Gross profit	1,178	3,256
Operating expenses:
Sales and marketing expenses	1,473	2,540
General and administrative expenses	1,768	3,063
Loss (gain) on disposal of property and equipment	3	(7)
Total operating expenses	3,244	5,596
Loss from operations	(2,066)	(2,340)
Other income (expense), net
Interest expense	(1,096)	(2,172)
Impairment loss	(364)	(7,453)
Loss on debt to equity conversion	(1,321)	-
Other income (expense)	61	(52)
Total other income (expense), net	(2,720)	(9,677)
Loss before income taxes	(4,786)	(12,017)
Provision for income taxes	-	-
Net loss from continuing operations	(4,786)	(12,017)
Net loss from discontinued operations	(2,749)	(4,249)
Net loss	(7,535)	(16,266)
Preferred stock dividends	(150)	(150)
Net loss attributable to common shareholders	$(7,685)	$(16,416)

Basic and diluted net loss per common share	$(7.04)	$(21.40)
Basic and diluted net loss per common share from continuing operations	$(4.39)	$(15.67)
Basic and diluted net loss per common share from discontinued operations	$(2.25)	$(5.54)
Basic and diluted weighted average common shares outstanding	1,091	767

The accompanying notes are an integral part of these consolidated financial statements.

F-9

Eastside Distilling, Inc. and Subsidiaries

Consolidated Statements of Stockholder’s Equity (Deficit)

Years Ended December 31, 2023 and 2022

(Dollars and shares in thousands)

	Series B Preferred Stock		Series C Preferred Stock		Common Stock		Paid-in	Accumulated	Total Stockholders’ Equity
(Shares and dollars in thousands)	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balance, December 31, 2021	2,500	$-	-	$-	740	$-	$72,003	$(58,605)	$13,398
Stock-based compensation	-	-	-	-	-	-	3	-	3
Issuance of common stock for services by third parties	-	-	-	-	28	-	315	-	315
Issuance of common stock for services by employees	-	-	-	-	9	-	205	-	205
Issuance of detachable warrants on notes payable	-	-	-	-	-	-	630	-	630
Shares issued for cash	-	-	-	-	10	-	199	-	199
Preferred stock dividends	-	-	-	-	23	-	150	(150)	-
Net loss attributable to common shareholders	-	-	-	-	-	-	-	(16,266)	(16,266)
Balance, December 31, 2022	2,500	$-	-	$-	810	$-	$73,505	$(75,021)	$(1,516)
Issuance of common stock for services by third parties	-	-	-	-	139	-	568	-	568
Issuance of common stock for services by employees	-	-	-	-	24	-	109	-	109
Shares issued for cash	-	-	-	-	343	-	1,396	-	1,396
Debt to equity conversion	-	-	200	-	297	-	7,831	-	7,831
Preferred stock dividends	-	-	-	-	93	-	150	(150)	-
Net loss attributable to common shareholders	-	-	-	-	-	-	-	(7,535)	(7,535)
Balance, December 31, 2023	2,500	$-	200	$-	1,706	$-	$83,559	$(82,706)	$853

The accompanying notes are an integral part of these consolidated financial statements.

F-10

Eastside Distilling, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

Years Ended December 31, 2023 and 2022

(Dollars in thousands)

	2023	2022
Cash Flows From Operating Activities:
Net loss	$(7,535)	$(16,266)
Net loss from discontinued operations	2,749	4,249
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	149	161
Bad debt expense	22	31
Impairment loss	339	7,453
Gain on disposal of assets	(376)	(7)
Write off of obsolete fixed assets	-	5
Inventory reserve	(24)	(47)
Loss on debt to equity conversion	1,321	-
Amortization of debt issuance costs	13	1,155
Interest accrued to secured credit facilities	118	142
Payment of accrued interest on secured credit facilities	(142)	(149)
Interest accrued to secured credit facilities, related party	424	-
Payment of accrued interest on secured credit facilities, related party	(348)	-
Interest accrued to notes payable, related party	-	98
Write off of debt issuance costs	-	39
Issuance of common stock in exchange for services of related parties	109	205
Issuance of common stock in exchange of services of third parties	568	315
Stock-based compensation	-	3
Changes in operating assets and liabilities:
Trade receivables, net	228	375
Inventories	789	2,499
Prepaid expenses and other assets	20	45
Right-of-use assets	294	254
Accounts payable	227	85
Accrued liabilities	(732)	463
Other liabilities, related party	556	725
Net lease liabilities	(297)	(251)
Other non-current liabilities	-	(173)
Net cash (used in) provided by operating activities	(1,528)	1,409
Net cash used in operating activities of discontinued operations	(294)	(2,287)
Net cash used in operating activities	(1,822)	(878)
Cash Flows From Investing Activities:
Proceeds from sale of fixed assets	51	6
Purchases of property and equipment	(60)	-
Net cash (used in) provided by investing activities of continuing operations	(9)	6
Net cash provided by (used in) investing activities of discontinued operations	113	(2,323)
Net cash provided by (used in) investing activities	104	(2,317)
Cash Flows From Financing Activities:
Proceeds from issuance of stock	1,396	198
Proceeds from secured credit facilities	56	-
Proceeds from note payable, related party	-	8,000
Payments of principal on notes payable, related party	-	(3,500)
Payments of principal on secured credit facilities	(40)	(2,838)
Payments of principal on notes payable	-	(125)
Net cash provided by financing activities of continuing operations	1,412	1,735
Net cash used in financing activities of discontinued operations	-	(1,093)
Net cash provided by financing activities	1,412	642
Net decrease in cash	(306)	(2,553)
Cash at the beginning of the period	612	3,165
Cash at the end of the period	$306	$612

Supplemental Disclosure of Cash Flow Information
Cash paid during the period for interest	$746	$915
Cash paid for amounts included in measurement of lease liabilities	$281	$218

Supplemental Disclosure of Non-Cash Financing Activity
Dividends issued	$150	$150
Issuance of detachable warrants on notes payable	$-	$630
Right-of-use assets obtained in exchange for lease obligations	$700	$-
Debt exchanged for equity	$6,322	$-
Accrued interest rolled into notes payable	$241	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-11

Eastside Distilling, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2023

1. Description of Business

Eastside Distilling (the “Company” or “Eastside Distilling”) was incorporated under the laws of Nevada in 2004 under the name of Eurocan Holdings, Ltd. In December 2014, the Company changed its corporate name to Eastside Distilling, Inc. to reflect the acquisition of Eastside Distilling, LLC. On September 4, 2024, the Company entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with East Acquisition Sub Inc. (“Merger Sub”) and Beeline Financial Holdings, Inc. (“Beeline”). The Merger closed on October 7, 2024. Beeline is a mortgage technology company that operates an end-to-end, all-digital, AI-enhanced platform for homeowners and property investors. The Company currently employs 88 people in the United States, including Beeline’s employees and excluding Craft Canning + Printing (“Craft C+P”) employees.

On September 4, 2024, the Company and its subsidiary, Craft C+P, entered into a Debt Exchange Agreement (the “Debt Agreement”), which closed on October 7, 2024, resulting in the assignment by the Company of 720 barrels of spirits to Craft C+P, followed by the merger of Craft C+P into a limited liability company owned by certain creditors of the Company. Given that the effect of the Debt Agreement meets all the initial criteria of ASC Topic 205-20, Presentation of Financial Statements – Discontinued Operations for the classification of held for sale, the assets, liabilities, and operating results of Craft C+P have been classified as held for sale as of September 30, 2024 and December 31, 2023 and for the three and nine months ended September 30, 2024 and 2023. The consolidated financial statements for the prior periods have been adjusted to reflect comparable information.

Subsequent to the execution of the Debt Agreement, the Company organized a subsidiary named “Bridgetown Spirits Corp.” (“Bridgetown”), which was incorporated on October 3, 2024, and assigned to Bridgetown the Company’s business of manufacturing and marketing spirits. Bridgetown manufactures, acquires, blends, bottles, imports, markets and sells a wide variety of alcoholic beverages under recognized brands. Bridgetown’s brands span several alcoholic beverage categories, including whiskey, vodka, rum, and tequila. Bridgetown sells products on a wholesale basis to distributors in open states and through brokers in control states.

2. Liquidity

The Company’s primary capital requirements are for cash used in operating activities and the repayment of debt. Funds for the Company’s cash and liquidity needs have historically not been generated from operations but rather from loans as well as from convertible debt and equity financing. The Company has been dependent on raising capital from debt and equity financing to meet the Company’s operating needs.

The Company had an accumulated deficit of $82.7 million as of December 31, 2023, having incurred a net loss of $7.5 million during the year ended December 31, 2023.

The Company reduced debt in 2023 through a debt for preferred swap. However, the Company’s ability to meet its ongoing operating cash needs over the next 12 months depends on growing revenues and gross margins, and generating positive operating cash flow primarily through increased sales, improved profit growth, and controlling expenses. In addition, the Company has been negotiating with creditors to reduce the interest burden and improve cash flow. if the Company is unable to reach an agreement with creditors or obtain additional financing, or additional financing is not available on acceptable terms, the Company may seek to sell assets, reduce operating expenses, reduce or eliminate marketing initiatives, and take other measures that could impair its ability to be successful.

Although the Company’s audited financial statements for the year ended December 31, 2023 were prepared under the assumption that it would continue operations as a going concern, the report of its independent registered public accounting firm that accompanied the financial statements for the year ended December 31, 2023 contained a going concern explanatory paragraph in which such firm expressed substantial doubt about the Company’s ability to continue as a going concern, based on the financial statements at that time. If the Company cannot continue as a going concern, its stockholders would likely lose most or all of their investment in it.

3. Summary of Significant Accounting Policies

Basis of Presentation and Consolidation

The consolidated financial statements include the accounts of Eastside Distilling, Inc.’s wholly-owned subsidiaries, including Craft Canning + Bottling, LLC (doing business as Craft Canning + Printing) and its wholly-owned subsidiary Galactic Unicorn Packaging, LLC (the Company’s newly acquired fixed co-packing assets), both of which are presented as assets and liabilities held for sale. All intercompany balances and transactions have been eliminated on consolidation.

Use of Estimates

The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

F-12

Eastside Distilling, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2023

Revenue Recognition

Net sales include product sales, less excise taxes and customer programs and incentives. The Company recognizes revenue by applying the following steps in accordance with Accounting Standards Codification (“ASC”) Topic 606 – Revenue from Contracts with Customers: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied.

The Company recognizes spirits sales when merchandise is shipped from a warehouse directly to wholesale customers (except in the case of a consignment sale). For consignment sales, which include sales to the Oregon Liquor Control Commission, the Company recognizes sales upon the consignee’s shipment to the customer. Postage and handling charges billed to customers are also recognized as sales upon shipment of the related merchandise. Shipping terms are generally FOB shipping point, and title passes to the customer at the time and place of shipment or purchase by customers at a retail location. For consignment sales, title passes to the consignee concurrent with the consignee’s shipment to the customer. The customer has no cancellation privileges after shipment or upon purchase at retail locations, other than customary rights of return.

In the Craft C+P segment, sales are recognized when printed cans are delivered or when mobile filling services are performed.

Customer Programs

Customer programs, which include customer promotional discount programs, are a common practice in the alcoholic beverage industry. The Company reimburses wholesalers for an agreed amount to promote sales of products and to maintain competitive pricing. Amounts paid in connection with customer programs are recorded as reductions to net sales in accordance with ASC 606 - Revenue from Contracts with Customers. Amounts paid in customer programs totaled $0.1 million for each of the years ended December 31, 2023 and 2022.

Excise Taxes

The Company is responsible for compliance with the Alcohol and Tobacco Tax and Trade Bureau (“TTB”) regulations, which includes making timely and accurate excise tax payments. The Company is subject to periodic compliance audits by the TTB. Individual states also impose excise taxes on alcoholic beverages in varying amounts. The Company calculates its excise tax expense based upon units produced and on its understanding of the applicable excise tax laws. Excise taxes totaled $0.1 million and $0.2 million for the years ended December 31, 2023 and 2022, respectively.

Cost of Sales

Cost of sales consists of all direct costs related to both spirits and canning for service, labor, overhead, packaging, and in-bound freight charges. Raw materials account for the largest portion of the cost of sales, followed by packaging and production costs.

Sales and Marketing Expenses

Sales and marketing expenses consist of sponsorships, agency fees, digital media, salary and benefit expenses, travel and entertainment expenses. Sales and marketing costs are expensed as incurred. Advertising expenses totaled $0.2 million and $0.7 million for the years ended December 31, 2023 and 2022, respectively.

General and Administrative Expenses

General and administrative expenses consist of salary and benefit expenses, travel and entertainment expenses for executive and administrative staff, rent and utilities, professional fees, insurance, and amortization and depreciation expense. General and administrative costs are expensed as incurred.

F-13

Eastside Distilling, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2023

Stock-Based Compensation

The Company recognizes as compensation expense all stock-based awards issued to employees. The compensation cost is measured based on the grant-date fair value of the related stock-based awards and is recognized over the service period of stock-based awards, which is generally the same as the vesting period. The fair value of stock options is determined using the Black-Scholes valuation model, which estimates the fair value of each award on the date of grant based on a variety of assumptions including expected stock price volatility, expected terms of the awards, risk-free interest rate, and dividend rates, if applicable. Stock-based awards issued to nonemployees are recorded at fair value on the measurement date and are subject to periodic market adjustments at the end of each reporting period and as the underlying stock-based awards vest.

Concentrations

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of trade receivables. As of December 31, 2023, four distributors represented 84% of trade receivables. As of December 31, 2022, four distributors represented 68% of trade receivables. Sales to one distributor and one wholesale customer together accounted for 72% of consolidated sales for the year ended December 31, 2023. Sales to one distributor and one wholesale customer together accounted for 72% of consolidated sales for the year ended December 31, 2022.

Fair Value Measurements

GAAP defines fair value, establishes a framework for measuring fair value, and requires certain disclosures about fair value measurements. GAAP permits an entity to choose to measure many financial instruments and certain other items at fair value and contains financial statement presentation and disclosure requirements for assets and liabilities for which the fair value option is elected. As of December 31, 2023 and 2022, management has not elected to report any of the Company’s assets or liabilities at fair value under the “fair value option” provided by GAAP.

The hierarchy of fair value valuation techniques under GAAP provides for three levels: Level 1 provides the most reliable measure of fair value, whereas Level 3, if applicable, generally would require significant management judgment. The three levels for categorizing assets and liabilities under GAAP’s fair value measurement requirements are as follows:

Level 1:	Fair value of the asset or liability is determined using cash or unadjusted quoted prices in active markets for identical assets or liabilities.

Level 2:	Fair value of the asset or liability is determined using inputs other than quoted prices that are observable for the applicable asset or liability, either directly or indirectly, such as quoted prices for similar (as opposed to identical) assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3:	Fair value of the asset or liability is determined using unobservable inputs that are significant to the fair value measurement and reflect management’s own assumptions regarding the applicable asset or liability.

None of the Company’s assets or liabilities were measured at fair value as of December 31, 2023 or 2022. However, GAAP requires the disclosure of fair value information about financial instruments that are not measured at fair value. Financial instruments consist principally of trade receivables, accounts payable, accrued liabilities, notes payable, and the secured credit facilities. The estimated fair value of trade receivables, accounts payable, and accrued liabilities approximate their carrying value due to the short period of time to their maturities. As of December 31, 2023 and 2022, the principal amounts of the Company’s notes approximate fair value.

F-14

Eastside Distilling, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2023

Items Measured at Fair Value on a Nonrecurring Basis

Certain assets and liabilities acquired in a business acquisition are valued at fair value at the date of acquisition due to having indefinite lives. The Company, on an annual basis, tests the indefinite life assets for impairment. If an indefinite life asset is found to be impaired, then the Company will estimate its useful life and amortize the asset over the remainder of its useful life.

Inventories

Inventories primarily consist of bulk and bottled liquor and raw materials and are stated at the lower of cost or market. Cost is determined using an average costing methodology, which approximates cost under the first-in, first-out (“FIFO”) method. A portion of the Company’s finished goods inventory is held by certain independent distributors on consignment until it is sold to a third party. The Company regularly monitors inventory quantities on hand and records write-downs for excess and obsolete inventories based primarily on the Company’s estimated forecast of product demand and production requirements. Such write-downs establish a new cost basis of accounting for the related inventory.

Property and Equipment

Property and equipment is stated at cost less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, ranging from three to 12.5 years. Amortization of leasehold improvements is computed using the straight-line method over the life of the lease or the useful lives of the assets, whichever is shorter. The cost and related accumulated depreciation and amortization of property and equipment sold or otherwise disposed of are removed from the accounts and any gain or loss is reported as current period income or expense. The costs of repairs and maintenance are expensed as incurred.

Intangible Assets / Goodwill

The Company accounts for certain intangible assets at cost. Management reviews these intangible assets for probable impairment whenever events or circumstances indicate that the carrying amount of such assets may not be recoverable. If there is an indication of impairment, management would prepare an estimate of future cash flows (undiscounted and without interest charges) expected to result from the use of the asset and its eventual disposition. If these estimated cash flows were less than the carrying amount, an impairment loss would be recognized to write down the asset to its estimated fair value. As of December 31, 2023, the Company performed a qualitative assessment of certain of its intangible and then performed a quantitative analysis after which it was determined that the Azuñia assets were impaired and reduced its carrying cost by $0.4 million.

Long-lived Assets

The Company accounts for long-lived assets, including certain intangible assets, at amortized cost. Management reviews long-lived assets for probable impairment whenever events or circumstances indicate that the carrying amount of such assets may not be recoverable. If there is an indication of impairment, management would prepare an estimate of future cash flows (undiscounted and without interest charges) expected to result from the use of the asset and its eventual disposition. If these estimated cash flows were less than the carrying amount of the asset, an impairment loss would be recognized to write down the asset to its estimated fair value. The Company performed a qualitative assessment of certain of its long-lived assets as of December 31, 2023 and determined that they were not impaired.

F-15

Eastside Distilling, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2023

Comprehensive Income

The Company did not have any other comprehensive income items in either the year ended December 31, 2023 or 2022.

Accounts Receivable Factoring Program

The Company had two accounts receivable factoring programs: one for its spirits customers (the “spirits program”) that had a zero balance as of December 31, 2023 and another for its co-packing customers (the “co-packing program”) that terminated in August 2023. Under the programs, the Company has the option to sell certain customer account receivables in advance of payment for 75% (spirits program) or 85% (co-packing program) of the amount due. When the customer remits payment, the Company receives the remaining balance. For the spirits program, interest is charged on the advanced 75% payment at a rate of 2.4% for the first 30 days plus 1.44% for each additional ten-day period. For the co-packing program, interest is charged against the greater of $0.5 million or the total funds advanced at a rate of 1% plus the prime rate published in the Wall Street Journal. Under the terms of both agreements, the factoring provider has full recourse against the Company should the customer fail to pay the invoice. In accordance with ASC Topic 860 – Transfers and Servicing, the Company has concluded that these agreements have met all three conditions identified in ASC Topic 860-10-40-5 (a) – (c) and have accounted for this activity as a sale. Given the quality of the factored accounts, the Company has not recognized a recourse obligation. In certain limited instances, the Company may provide collection services on the factored accounts but does not receive any fees for acting as the collection agent, and as such, the Company has not recognized a service obligation asset or liability. The Company factored $0.2 million of invoices and incurred $13,111 in fees associated with the factoring programs during the year ended December 31, 2023.

Recently Issued Accounting Pronouncements

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (“ASU 2023-07”). ASU 2023-07 seeks to improve disclosures about a public entity’s reportable segments and add disclosures around a reportable segment’s expenses. The updated guidance is effective for the Company for annual periods beginning January 1, 2024, and interim periods within fiscal years beginning January 1, 2025. The Company does not expect the adoption of this ASU to have a material impact on its financial statements and disclosures.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (“ASU 2023-09”). ASU 2023-09 seeks to improve transparency in income tax disclosures by requiring consistent categories and greater disaggregation of information in the rate reconciliation and income taxes paid disclosures. The updated guidance is effective for the Company on January 1, 2025. The Company does not expect the adoption of ASU 2023-09 to have a material impact on its financial statements and disclosures.

Reclassification of Prior Year Presentation

Certain prior year amounts have been reclassified for consistency with the current year presentation. These reclassifications had no effect on the reported results of operations.

4. Discontinued Operations

Discontinued Operations

The Company reports discontinued operations by applying the following criteria in accordance with ASC Topic 205-20, Presentation of Financial Statements – Discontinued Operations: (1) Component of an entity; (2) Held for sale criteria; and (3) Strategic shift.

On September 4, 2024, the Company and its subsidiary, Craft C+P, entered into the Debt Agreement with The B.A.D. Company, LLC (the “SPV”), Aegis Security Insurance Company (“Aegis”), Bigger Capital Fund, LP (“Bigger”), District 2 Capital Fund, LP (“District 2”), LDI Investments, LLC (“LDI”), William Esping (“Esping”), WPE Kids Partners (“WPE”) and Robert Grammen (“Grammen”), collectively, the “Investors”. The SPV is a special purpose vehicle whose equity is shared 50% by Bigger and District 2 and 50% by Aegis and LDI.

On October 7, 2024, a closing will be held pursuant to the terms of the Debt Agreement. Aegis, Bigger, District 2 and LDI will transfer to the Company 31,234 shares of Series C Preferred Stock and 119,873 shares of the Company’s common stock. The Investors will also release the Company from liability for $4.1 million of senior secured debt and $2.5 million of unsecured debt. In consideration of their surrender of stock and release of debt, the Company will cause Craft C+P to be merged into a limited liability company owned by the Investors. Given that the effect of the Debt Agreement meets all the initial criteria for classification of held for sale, the assets, liabilities, and operating results of Craft C+P have been classified as held for sale as of and for the years ended December 31, 2023 and 2022. The consolidated financial statements for the prior periods have been adjusted to reflect comparable information.

Assets and liabilities related to Craft C+P were as follows as of December 31, 2023 and 2022:

(Dollars in thousands)	2023	2022
Assets
Current assets:
Cash	$96	$111
Trade receivables, net	396	422
Inventories	526	992
Prepaid expenses and other current assets	250	442
Total current assets	1,268	1,967
Property and equipment, net	4,598	5,486
Right-of-use assets	1,923	2,714
Intangible assets, net	827	1,241
Other assets, net	321	108
Total Assets	$8,937	$11,516

Liabilities
Current liabilities:
Accounts payable	$1,014	$654
Accrued liabilities	110	109
Deferred revenue	88	18
Current portion of lease liabilities	665	736
Other current liability, related party	-	173
Total current liabilities	1,877	1,690
Lease liabilities, net of current portion	1,366	2,117
Total liabilities	$3,243	$3,807

Income and expense related to Craft C+P were as follows for the years ended December 31, 2023 and 2022:

(Dollars in thousands)	2023	2022
Sales	$6,817	$5,626
Less customer programs and excise taxes	105	100
Net sales	6,712	5,526
Cost of sales	6,829	6,341
Gross profit	(117)	(815)
Operating expenses:
Sales and marketing expenses	126	85
General and administrative expenses	2,878	3,344
(Gain) loss on disposal of property and equipment	(367)	65
Total operating expenses	2,637	3,494
Loss from operations	(2,754)	(4,309)
Other income (expense), net
Interest expense	(12)	(44)
Other income	17	104
Total other income, net	5	60
Loss before income taxes	(2,749)	(4,249)
Provision for income taxes	-	-
Net loss	$(2,749)	$(4,249)

5. Business Segment Information

The Company’s internal management financial reporting consists of Eastside spirits and corporate. The spirits brands span several alcoholic beverage categories, including whiskey, vodka, rum, and tequila and are sold on a wholesale basis to distributors in open states, and to brokers in control states. The Company’s principal area of operation is in the U.S. It has one spirits customer that represents 19% of its revenue. Corporate consists of key executive and accounting personnel and corporate expenses such as public company and board costs, as well as interest on debt.

The measure of profitability reviewed are condensed statements of operations and gross margins. These business segments reflect how operations are managed, operating performance is evaluated and the structure of internal financial reporting. Total asset information by segment is not provided to, or reviewed by, the chief operating decision maker (“CODM”) as it is not used to make strategic decisions, allocate resources or assess performance. The accounting policies of the segments are the same as those described for the Company in the Summary of Significant Accounting Policies in Note 3.

F-16

Eastside Distilling, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2023

Segment information was as follows for the years ended December 31:

(Dollars in thousands)	2023	2022
Spirits
Sales	$3,981	$8,701
Net sales	3,787	8,357
Cost of sales	2,609	5,101
Gross profit	1,178	3,256
Total operating expenses	1,476	2,532
Net loss	(601)	(6,781)
Gross margin	31%	39%

Depreciation and amortization	$149	$161
Significant noncash items:
(Gain) loss on disposal of property and equipment	3	(7)
Impairment loss	364	7,453

Corporate
Total operating expenses	$1,768	$3,064
Net loss	(4,185)	(5,236)

Interest expense	$1,096	$2,172
Significant noncash items:
Stock compensation	246	325
Loss on debt to equity conversion	1,321	-

F-17

Eastside Distilling, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2023

6. Inventories

Inventories consisted of the following as of December 31:

(Dollars in thousands)	2023	2022
Raw materials	$1,740	$2,170
Finished goods	946	1,281
Total inventories	$2,686	$3,451

7. Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consisted of the following as of December 31:

(Dollars in thousands)	2023	2022
Prepayment of fixed assets	$-	$17
Prepayment of inventory	52	52
Other	62	108
Total prepaid expenses and other current assets	$114	$177

8. Property and Equipment

Property and equipment consisted of the following as of December 31:

(Dollars in thousands)	2023	2022	Useful Life (in years)
Furniture and fixtures	$625	$687	3.0 - 7.0
Leasehold improvements	1,386	1,386	3.5 - 5.0
Vehicles	27	27	5.0
Total cost	2,038	2,100
Less accumulated depreciation	(1,869)	(1,845)
Total property and equipment, net	$169	$255

Purchases of property and equipment totaled $0.1 million and $0 for the years ended December 31, 2023 and 2022, respectively. Depreciation expense totaled $0.1 million for both the years ended December 31, 2023 and 2022.

During the year ended December 31, 2023, the Company disposed of fixed assets for proceeds of $0.1 million with a net book value of $0.1 million resulting in a loss of $2,962. During the year ended December 31, 2022, the Company disposed of fixed assets with a net book value of $6,230 resulting in a loss on disposal of fixed assets of $6,230. During the year ended December 31, 2022, the Company wrote off obsolete fixed assets with a net book value of $5,270.

F-18

Eastside Distilling, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2023

9. Intangible Assets

Intangible assets consisted of the following as of December 31:

(Dollars in thousands)	2023	2022
Permits and licenses	$25	$25
Azuñia brand	4,153	4,492
Intangible assets	$4,178	$4,517

The permits and licenses and the Azuñia brand have all been determined to have an indefinite life and will not be amortized. The Company, on an annual basis, tests the indefinite life assets for impairment. If the carrying value of an indefinite life asset is found to be impaired, then the Company will record an impairment loss and reduce the carrying value of the asset. As of December 31, 2023 and 2022, the Company determined that the Azuñia assets were impaired and recorded an impairment cost of $0.4 million and $7.5 million, respectively.

10. Other Assets

Other assets consisted of the following as of December 31:

(Dollars in thousands)	2023	2022
Product branding	$396	$400
Deposits	172	148
Other	23	-
Total other assets	591	548
Less accumulated amortization	(344)	(287)
Other assets, net	$247	$261

As of December 31, 2023, the Company had $0.4 million of capitalized costs related to services provided for the rebranding of its existing product line. This amount is being amortized over a seven-year life.

Amortization expense totaled $0.1 million for both the years ended December 31, 2023 and 2022.

The deposits represent office lease deposits.

11. Leases

The Company has various lease agreements in place for facilities, equipment and vehicles. Terms of these leases include, in some instances, scheduled rent increases, renewals, purchase options and maintenance costs, and vary by lease. These lease obligations expire at various dates through 2026. The Company determines if an arrangement is a lease at inception. As the rate implicit in each lease is not readily determinable, the Company uses its incremental borrowing rate based on information available at commencement to determine the present value of the lease payments. Right-of-use assets and lease liabilities are recognized at commencement date based on the present value of lease payments over the lease term. Leases with an initial term of 12 months or less (“short-term leases”) are not recorded on the balance sheet and are recognized on a straight-line basis over the lease term. As of December 31, 2023, the amount of right-of-use assets and lease liabilities were $0.7 million and $0.7 million, respectively. Aggregate lease expense for the year ended December 31, 2023 was $0.3 million, consisting of $0.3 million in operating lease expense for lease liabilities and $0 million in short-term lease cost.

F-19

Eastside Distilling, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2023

Maturities of lease liabilities as of December 31, 2023 were as follows:

(Dollars in thousands)	Operating Leases	Weighted- Average Remaining Term in Years
2024	$258
2025	266
2026	220
2027	-
2028	-
Thereafter	-
Total lease payments	744
Less imputed interest (based on 6.1% weighted-average discount rate)	(63)
Present value of lease liability	$681	0.12

12. Notes Payable

Notes payable consisted of the following as of December 31:

(Dollars in thousands)	2023	2022
Promissory notes payable bearing interest of 6.0%. The notes have a 36-month term with maturity in April 2024. Accrued interest is paid in accordance with a monthly amortization schedule.	$486	$7,749
Amended and restated promissory notes payable bearing interest of 8.0%. The notes mature in March 2025. Accrued interest is paid in accordance with an amortization schedule.	7,556	-
Total notes payable	8,042	7,749
Less current portion	(486)	-
Long-term portion of notes payable	$7,556	$7,749

The Company paid $0.1 million and $0.5 million in interest on notes for the years ended December 31, 2023 and 2022, respectively.

Maturities on notes payable as of December 31, 2023 were as follows:

(Dollars in thousands)
2024		$486
2025		7,556
2026		-
2027		-
2028		-
Thereafter		-
	$8,042

F-20

Eastside Distilling, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2023

13. Secured Credit Facilities

Note Purchase Agreement

On October 7, 2022, the Company entered into a Note Purchase Agreement dated as of October 6, 2022 with Aegis Security Insurance Company (“Aegis”). Pursuant to the Note Purchase Agreement, Aegis purchased from the Company a secured promissory note in the principal amount of $4.5 million (the “Aegis Note”). Aegis paid for the Aegis Note by paying $3.3 million to TQLA to fully satisfy a secured line of credit promissory note that the Company issued to TQLA on March 21, 2022; and the remaining $1.2 million was paid in cash to the Company. The Aegis Note bears interest at 9.25% per annum, payable every three months. The principal amount of the Aegis Note will be payable on March 31, 2025. The Company pledged substantially all of its assets to secure its obligations to Aegis under the Aegis Note.

On September 29, 2023, the Company entered into a Debt Satisfaction Agreement with Aegis and other creditors, pursuant to which the Aegis Note was amended and restated. See: Note 15, Stockholders Equity – Debt Satisfaction Agreement. Principal and interest of $1.9 million were exchanged for equity issued to a special purpose vehicle, The B.A.D. Company, LLC (the “SPV”), in which Aegis holds a 29% interest. As of December 31, 2023, the principal balance of the Aegis Note was $2.6 million and interest expense accrued was $0.4 million.

6% Secured Convertible Promissory Notes

On April 19, 2021, the Company entered into a securities purchase agreement (“Purchase Agreement”) with accredited investors (“Subscribers”) for their purchase of up to $3.3 million of principal amount of 6% secured convertible promissory notes of the Company (“Note” or “Notes”), which notes are convertible into shares (“Conversion Shares”) of the Company’s common stock, par value $0.0001 per share pursuant to the terms and conditions set forth in the Notes with an initial conversion price of $44.00. In connection with the purchase of such Notes, each Subscriber received a warrant (“Existing Warrant”), to purchase a number of shares of common stock (“Warrant Shares”) equal to 60% of the principal amount of any Note issued to such Subscriber divided by the conversion price of the Note issued to such Subscriber, at an exercise price equal to $52.00. In connection with the Purchase Agreement, the Company entered into a Security Agreement under which it granted the Subscribers a security interest in certain assets of the Company (the “Security Agreement”) and a Registration Rights Agreement under which the Company agreed to register for resale the Conversion Shares and the Warrant Shares. Concurrently therewith, the Company and the investors closed $3.3 million of the private offering.

Roth Capital, LLC acted as placement agent in the private offering, and the Company paid the Placement Agent a cash fee of five percent (5%) of the gross proceeds therefrom. The Company received $3.1 million in net proceeds from the closing, after deducting the fee payable to the Placement Agent and the legal fees of the Subscribers in connection with the transaction. The Company used the proceeds to repay prior outstanding notes payable and for working capital and general corporate purposes.

Interest on the Notes accrued at a rate of 6% per annum and was payable either in cash or in shares of the Company’s common stock at the conversion price in the Note on each of the six and twelve month anniversaries of the issuance date and on the maturity date of October 18, 2022.

All amounts due under the Notes are convertible at any time after the issuance date, in whole or in part (subject to rounding for fractional shares), at the option of the holders into the Company’s common stock at a fixed conversion price, which is subject to adjustment as summarized below. The Notes were initially convertible into the Company’s common stock at an initial fixed conversion price of $44.00 per share. This conversion price is subject to adjustment for stock splits, combinations, or similar events, among other adjustments. On April 1, 2022, the Company and the holders agreed to a reduction of the conversion price of the 6% secured convertible promissory notes to $26.00 per share in connection with the Company’s issuance of a common stock purchase warrant to TQLA covering its loan amount of $3.5 million with a common stock value of $24.00 per share.

F-21

Eastside Distilling, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2023

The Notes contain customary triggering events including but not limited to: (i) failure to make payments when due under the Notes; and (ii) bankruptcy or insolvency of the Company. If a triggering event occurs, each holder may require the Company to redeem all or any portion of the Notes (including all accrued and unpaid interest thereon), in cash.

The Notes are secured by a subordinated security interest in the Company’s assets pursuant to the terms of a Security Agreement entered into between the Company and the Subscribers.

On October 13, 2022, the Company entered into an Amendment Agreement with the holders of the 6% Secured Convertible Promissory Notes. The Amendment Agreement changed the Maturity Date of the Notes from October 18, 2022 to November 18, 2022. In consideration of the extension, the Company issued 4,808 shares of its common stock to each of the Subscribers.

On September 29, 2023, the Company entered into a Debt Satisfaction Agreement with the Subscribers and other creditors, pursuant to which the Maturity Date of the Notes was extended from November 18, 2022 to March 31, 2025 and interest accrues at 9% per annum. See: Note 15, Stockholders Equity – Debt Satisfaction Agreement. Principal and interest on the Notes of $3.3 million was exchanged for equity issued to the SPV, in which the Subscribers held a 50% ownership interest, and the Notes were then amended and restated. As of December 31, 2023, the principal balance was $0.4 million and interest expense accrued was $0.1 million.

14. Income Taxes

The provision for income taxes results in effective tax rates which are different than the federal income tax statutory rate. The provision (benefit) for income taxes for the years ended December 31, 2023 and 2022 were as follows, assuming a 21% federal effective tax rate. The Company also has a state tax rate for Oregon of 6.6% for both the years ended December 31, 2023 and 2022.

The provision of income taxes for the years ended December 31, 2023 and 2022 were as follows:

(Dollars in thousands)	2023	2022
Expected federal income tax benefit	$(1,478)	$(3,190)
State income taxes after credits	(497)	(1,074)
Change in allowance	1,975	4,264
Total provision for income taxes	$-	$-

The components of the net deferred tax assets and liabilities as of December 31 consisted of the following:

(Dollars in thousands)	2023	2022
Deferred tax assets
Net operating loss carryforwards	$23,673	$21,325
Stock-based compensation	896	895
Total deferred tax assets	24,569	22,220

Deferred tax liability
Depreciation and amortization	(2,444)	(2,070)
Total deferred tax liability	(2,444)	(2,070)
Valuation Allowance	(22,125)	(20,150)
Net deferred tax assets	$-	$-

F-22

Eastside Distilling, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2023

As of December 31, 2023, the Company has a cumulative net operating loss carryforward (“NOL”) of approximately $74 million, to offset against future income for federal and state tax purposes. These federal and state NOLs can be carried forward for 20 and 15 years, respectively. The federal NOLs begin to expire in 2034, and the state NOLs begin to expire in 2029. The utilization of the net operating loss carryforwards may be subject to substantial annual limitation due to ownership change provisions of the Internal Revenue Code of 1986 (as amended, the Internal Revenue Code) and similar state provisions. In general, if the Company experiences a greater than 50 percentage aggregate change in ownership of certain significant stockholders over a three-year period (a “Section 382 ownership change”), utilization of its pre-change NOL carryforwards are subject to an annual limitation under Section 382 of the Internal Revenue Code (and similar state laws). The annual limitation generally is determined by multiplying the value of the Company’s stock at the time of such ownership change (subject to certain adjustments) by the applicable long-term tax-exempt rate. Such limitations may result in expiration of a portion of the NOL carryforwards before utilization and may be substantial.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon generation of future taxable income during the periods in which those temporary differences become deductible. Due to the uncertainty of the realizability of the deferred tax assets, management has determined a full valuation allowance is appropriate.

15. Commitments and Contingencies

Legal Matters

On March 1, 2023, Sandstrom Partners, Inc. filed a complaint in the Circuit Court of the State of Oregon for the County of Multnomah alleging the Company failed to pay for its services pursuant to an agreement entered into on October 16, 2019. The complaint seeks damages of $285,000, plus a judicial declaration, due to the Company’s failure to pay for the services. The Company believes that it paid for services rendered and, if any balance is outstanding, it is minimal. The Company intends to defend the case vigorously.

On December 15, 2020, Grover Wickersham filed a complaint in the United States District Court for the District of Oregon against the Company. Mr. Wickersham, the former CEO and Chairman of the Board of the Company, has asserted causes of action for fraud in the inducement, breach of contract, breach of the implied covenant of good faith and fair dealing, defamation, interference with economic advantage, elder financial abuse, and dissemination of false and misleading proxy materials. The Company disputes the allegations and intends to defend the case vigorously.

The Company is not currently subject to any other material legal proceedings; however, it could be subject to legal proceedings and claims from time to time in the ordinary course of its business, or legal proceedings it considered immaterial may in the future become material. Regardless of the outcome, litigation can, among other things, be time consuming and expensive to resolve, and can divert management resources.

16. Net Income (Loss) per Common Share

Basic income (loss) per common share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the period, without considering any dilutive items. Potentially dilutive securities consist of the incremental common stock issuable upon exercise of stock options, convertible notes and warrants. Potentially dilutive securities are excluded from the computation if their effect is anti-dilutive. There were no anti-dilutive common shares included in the calculation of income (loss) per common share as of December 31, 2023 and 2022.

F-23

Eastside Distilling, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2023

17. Stockholders’ Equity

Reverse Stock Split

All shares and per share information in these financial statements has been adjusted to give effect to the 1-for-20 reverse stock split of the Company’s common stock effected on May 12, 2023.

Debt Satisfaction Agreement

On September 29, 2023, the Company entered into a Debt Satisfaction Agreement (the “DSA”) with the SPV, Aegis, Bigger Capital Fund, LP (“Bigger”), District 2 Capital Fund, LP (“District 2”), LDI Investments, LLC (“LDI”) and TQLA, LLC. The SPV is a special purpose vehicle whose equity is shared 50% by Bigger and District 2 and 50% by Aegis and LDI.

Pursuant to the DSA, on September 29, 2023, the Company issued to the SPV 296,722 shares of the Company’s common stock and 200,000 shares of its Series C Preferred Stock, and executed a Registration Rights Agreement providing that the Company will register for public resale that common stock and the common stock issuable upon conversion of the Series C Preferred Stock. In exchange for that equity, the Company’s debts to the members of the SPV were reduced by a total of $6.5 million and the Company recognized a loss on the conversion of $1.3 million for the year ended December 31, 2023. Specifically, the debt was reduced as follows:

●	the principal balance of the Secured Promissory Note issued by the Company to Aegis on October 6, 2022 was reduced by $1.9 million;

●	the Company’s debt to LDI of $1.4 million arising from advances made by LDI to the Company during the past 10 months was eliminated;

●	the aggregate principal balance of the Secured Convertible Promissory Notes issued by the Company to Bigger in April and May of 2021 was reduced by $1.6 million; and

●	the aggregate principal balance of the Secured Convertible Promissory Notes issued by the Company to District 2 in April and May of 2021 was reduced by $1.6 million.

Further pursuant to the DSA:

●	the maturity date of the secured debt listed above as well as unsecured notes issued by the Company and held by Bigger and District 2 in the aggregate amount of $7.4 million was deferred to March 31, 2025 and the interest rate on all such debt was increased to 8% per annum;

●	the Company, Aegis, Bigger and District 2 entered into an Intercreditor Agreement, pursuant to which the remaining secured debt obligations of the Company to Aegis, Bigger and District 2 were made pari passu;

●	the Common Stock Purchase Warrant issued by the Company to TQLA LLC on March 21, 2022, which permits TQLA LLC to purchase up to 145,834 shares of the Company’s common stock, was amended to prevent any exercise of the Warrant that would result in the portion of the cumulative voting power in the Company that the holder and its affiliates may own after the conversion to 9.99%. The Beneficial Ownership Limitation may be increased to 19.99% by the holder upon 61 days advance notice to the Company.

●	Upon the liquidation, dissolution and winding up of the Company, or upon the effective date of a consolidation, merger or statutory share exchange in which the Company is not the surviving entity, the holder of each share of the Series C Preferred Stock shall be entitled to a distribution prior to and in preference of the holders of the common stock.

●	In the event the Company declares a dividend payable in cash or stock to holders of any class of stock, the holder of each share of Series C Preferred Stock shall be entitled to receive a dividend equal in amount and kind to that payable to the holder of the number of shares of the Company’s common stock into which that holder’s Series C Preferred Stock could be converted on the record date for the distribution common stock. The dividends issued on the Company s outstanding Series B Preferred Stock are excluded from this provision.

●	The holders of Series C Preferred Stock shall have no voting rights; except that nothing will limit a holder’s voting rights with respect to shares of any other class of the Company’s common stock held from time to time.

F-24

Eastside Distilling, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2023

Issuance of Common Stock

During the year ended December 31, 2023, the Company issued 162,849 shares of common stock to directors and employees for stock-based compensation of $0.7 million. The shares were valued for accounting purposes using the closing share price of the Company’s common stock on the date of grant, within the range of $1.29 to $7.40 per share and issued within the range of $3.05 to $7.40 per share

During the year ended December 31, 2023, the Company sold 343,495 shares of common stock for net proceeds of $1.4 million in at-the-market public placements.

On September 29, 2023, pursuant to the DSA (see discussion above), the Company issued to the SPV 296,722 shares of common stock and 200,000 shares of its Series C Preferred Stock. In exchange for that equity, the Company’s debts to the members of the SPV were reduced by a total of $6.5 million.

During the year ended December 31, 2022, the Company issued 19,265 shares of common stock to directors and 4,808 shares of its common stock to each of the Subscribers of the 6% Secured Convertible Promissory Notes for stock-based compensation of $0.3 million These shares were valued using the closing share price of the Company’s common stock on the date of grant, within the range of $5.60 to $19.20 per share.

On April 5, 2022, the Company sold 10,000 shares of common stock to its Chief Executive Officer for proceeds of $0.2 million based on the market price of the stock at that date.

On February 4, 2022, 8,500 shares were issued at $24.20 per share to the Company’s former Chief Executive Officer pursuant to his separation agreement for stock-based compensation of $0.2 million.

Issuance of Series B Preferred Stock

On October 19, 2021, Company entered into a securities purchase agreement (“Purchase Agreement”) with an accredited investor (“Subscriber”) for its purchase of 2.5 million shares (“Preferred Shares”) of Series B Convertible Preferred Stock (“Series B Preferred Stock”) at a purchase price of $1.00 per Preferred Share, which Preferred Shares are convertible into shares of the Company’s common stock pursuant to the terms and conditions set forth in a Certificate of Designation Establishing Series B Preferred Stock of the Company with an initial conversion price of $62.00 per share. 42,500 shares of common stock were reserved for issuance in the event of conversion of the Preferred Shares.

The Series B Preferred Stock accrues dividends at a rate of 6% per annum, payable annually on the last day of December of each year. Dividends shall accrue from day to day, whether or not declared, and shall be cumulative. Dividends are payable at the Company’s option either in cash or “in kind” in shares of common stock; provided, however that dividends may only be paid in cash following the fiscal year in which the Company has net income (as shown in its audited financial statements contained in its Annual Report on Form 10-K for such year) of at least $0.5 million. For “in-kind” dividends, holders will receive that number of shares of common stock equal to (i) the amount of the dividend payment due such stockholder divided by (ii) the volume weighted average price of the common stock for the 90 trading days immediately preceding a dividend date (“VWAP”). For the year ended December 31, 2023, the Company issued dividends of 92,957 shares of common stock at a VWAP of $1.61 per share to its Series B Preferred stockholders. For the year ended December 31, 2022, the Company issued dividends of 23,004 shares of common stock at a VWAP of $6.60. For both the years ended December 31, 2023 and 2022, the Company accrued $0.2 million of preferred dividends.

Issuance of Series C Preferred Stock

On September 29, 2023, the Company entered into the DSA, pursuant to which the Company issued to the SVP 200,000 shares of its Series C Preferred Stock. Each share of Series C Preferred Stock has a stated value of $28.025 and is convertible into shares of the Company’s common stock pursuant to the terms and conditions set forth in a Certificate of Designation Establishing Series C Preferred Stock with an initial conversion price of $3.05 per share.

F-25

Eastside Distilling, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2023

Stock-Based Compensation

On September 8, 2016, the Company adopted the 2016 Equity Incentive Plan (the “2016 Plan”). Pursuant to the terms of the plan, on January 1, 2023 the number of shares available for grant under the 2016 Plan reset to 437,993 shares, equal to 8% of the number of outstanding shares of the Company’s capital stock, calculated on an as-converted basis, on March 31 of the preceding calendar year, and then added to the prior year plan amount. As of December 31, 2023, there were 2,120 options and 196,619 restricted stock units (“RSUs”) outstanding under the 2016 Plan, with vesting schedules varying between immediate or three (3) years from the grant date.

A summary of all stock option activity as of and for the year ended December 31, 2023 is presented below:

	# of Options	Weighted- Average Exercise Price
Outstanding as of December 31, 2022	2,587	$63.20

Options canceled	(467)	87.98
Outstanding as of December 31, 2023	2,120	$57.95

Exercisable as of December 31, 2023	2,120	$57.95

The aggregate intrinsic value of options outstanding as of December 31, 2023 was $0. As of December 31, 2023, all options had vested.

The Company uses the Black-Scholes valuation model to measure the grant-date fair value of stock options. The grant-date fair value of stock options issued to employees is recognized on a straight-line basis over the requisite service period. Stock-based awards issued to nonemployees are recorded at fair value on the measurement date and are subject to periodic market adjustments as the underlying stock-based awards vest.

To determine the fair value of stock options using the Black-Scholes valuation model, the calculation takes into consideration the effect of the following:

●	Exercise price of the option
●	Fair value of the Company’s common stock on the date of grant
●	Expected term of the option
●	Expected volatility over the expected term of the option
●	Risk-free interest rate for the expected term of the option

The calculation includes several assumptions that require management’s judgment. The expected term of the options is calculated using the simplified method described in GAAP. The simplified method defines the expected term as the average of the contractual term and the vesting period. Estimated volatility is derived from volatility calculated using historical closing prices of common shares of similar entities whose share prices are publicly available for the expected term of the options. The risk-free interest rate is based on the U.S. Treasury constant maturities in effect at the time of grant for the expected term of the options.

The Company did not issue any additional options during the year ended December 31, 2023.

For the years ended December 31, 2023 and 2022, net compensation expense related to stock options was $0 and $2,926, respectively.

Warrants

On March 21, 2022, the Company entered into a promissory note with TQLA LLC to accept a one year loan of $3.5 million. In addition, the Company issued a common stock purchase warrant to TQLA covering the loan amount with an exercise price of $24.00 per share. The note payable was fully repaid in October 2022. The common stock purchase warrant expires in March 2027. The warrants were amended pursuant to the Debt Satisfaction Agreement (See discussion above) to prevent any exercise that would result in the warrant-holder and affiliates acquiring cumulative voting power in excess of 9.99%. This Beneficial Ownership Limitation may be increased to 19.99% upon 61 days advance notice to the Company.

F-26

Eastside Distilling, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2023

From April 19, 2021 through May 12, 2021, the Company issued in a private placement Existing Warrants to purchase up to 45,000 shares of common stock at an exercise price of $52.00 per Warrant Share. On July 30, 2021, the Company entered into Inducement Letters with the holders of the Existing Warrants whereby such holders agreed to exercise for cash their Existing Warrants to purchase the 45,000 Warrant Shares in exchange for the Company’s agreement to issue new warrants (the “New Warrants”) to purchase up to 45,000 shares of common stock (the “New Warrant Shares”). The New Warrants have substantially the same terms as the Existing Warrants, except that the New Warrants have an exercise price of $60.00 per share and are exercisable until August 19, 2026. On September 29, 2023, pursuant to the Debt Satisfaction Agreement (see above), the exercise price of the Existing Warrants was reduced to $33.08 per share and the term during which the Existing Warrants may be exercised was extended to June 23, 2028.

On January 15, 2020, the Company and its subsidiaries entered into a loan agreement (the “Loan Agreement”) between the Company and Live Oak Banking Company (“Live Oak”), a North Carolina banking corporation (the “Lender”) to refinance existing debt of the Company and to provide funding for general working capital purposes In connection with the Loan Agreement, the Company issued to the Lender a warrant to purchase up to 5,000 shares of the Company’s common stock at an exercise price of $78.80 per share (the “Warrant”). The Warrant expires on January 15, 2025. In connection with the issuance of the Warrant, the Company granted the Lender piggy-back registration rights with respect to the shares of common stock issuable upon exercise of the Warrant, subject to certain exceptions.

A summary of all warrant activity as of and for the year ended December 31, 2023 is presented below:

	Warrants	Weighted- Average Remaining Life (Years)	Weighted- Average Exercise Price	Aggregate Intrinsic Value
Outstanding as of December 31, 2022	201,667	3.8	$33.40	$-

Outstanding as of December 31, 2023	201,667	3.4	$34.87	$-

18. Related Party Transactions

The following is a description of transactions since January 1, 2022 as to which the amount involved exceeds the lesser of $0.1 million or one percent (1%) of the average of total assets at year-end for the last two completed fiscal years, which was $0.3 million, and in which any related person has or will have a direct or indirect material interest, other than equity, compensation, termination and other arrangements.

TQLA, LLC

During 2022, the Company entered into a Secured Line of Credit Promissory Note (the “TQLA Note”) with TQLA LLC and amended it twice for total borrowing of $3.3 million. TQLA LLC is owned by Stephanie Kilkenny, a member of the Company’s Board of Directors, and her husband, Patrick Kilkenny.

Aegis Security Insurance Company

On October 7, 2022, the Company entered into a Note Purchase Agreement with Aegis. Pursuant to the Note Purchase Agreement, Aegis purchased from the Company a secured promissory note in the principal amount of $4.5 million (the “Aegis Note”). $3.3 million of the purchase price was paid to TQLA, LLC to satisfy the TQLA Note. See discussion of the Aegis transaction in Note 12. Patrick Kilkenny is the principal owner of Aegis.

LD Investments LLC

On September 29 2023, the Company entered into a Secured Promissory Note with LDI in the principal amount of $1.4 million, representing advances made by LDI to the Company between December 2022 and August 2023. Patrick Kilkenny is the principal owner of LDI.

On September 29, 2023, the Company entered into the DSA with LDI and other creditors. See: Note 16, Stockholders Equity – Debt Satisfaction Agreement. The entire principal and interest on the LDI Note were exchanged for equity issued to the SPV, in which LDI holds a 21% interest.

19. Subsequent Events

During February 2024, LD Investments advanced the Company $0.6 million. The principal owner of LD Investments is Patrick Kilkenny.

F-27

F-28

Eastside Distilling, Inc. and Subsidiaries

Consolidated Balance Sheets

(Dollars in thousands, except shares and per share amounts)

	September 30, 2024	December 31, 2023
	(unaudited)
Assets
Current assets:
Cash	$310	$306
Trade receivables, net	105	163
Inventories	1,793	2,686
Prepaid expenses and other current assets	176	113
Current assets held for sale	2,640	1,269
Total current assets	5,024	4,537
Property and equipment, net	112	169
Right-of-use assets	430	680
Intangible assets, net	4,178	4,178
Other assets, net	182	247
Non-current assets held for sale	6,298	7,669
Total Assets	$16,224	$17,480

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$1,388	$1,062
Accrued liabilities	418	465
Current portion of secured credit facilities, related party	3,447	-
Current portion of secured credit facilities, net of debt issuance costs	728	-
Current portion of notes payable	8,155	486
Current portion of notes payable, related party	92	92
Current portion of lease liabilities	191	223
Other current liability, related party	85	-
Current liabilities held for sale	3,124	1,877
Total current liabilities	17,628	4,205
Lease liabilities, net of current portion	213	458
Secured credit facilities, related party	-	2,700
Secured credit facilities, net of debt issuance costs	-	342
Notes payable, net of current portion	-	7,556
Non-current liabilities held for sale	843	1,366
Total liabilities	18,684	16,627

Commitments and contingencies (Note 14)

Stockholders’ equity (deficit):
Common stock, $0.0001 par value; 6,000,000 shares authorized as of September 30, 2024 and December 31, 2023; and 3,140,625 shares and 1,705,987 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	-	-
Preferred stock, $0.0001 par value; 100,000,000 shares authorized; 2,500,000 Series B shares issued and outstanding as of both September 30, 2024 and December 31, 2023	-	-
Preferred stock, $0.0001 par value; 240,000 shares authorized; 117,586 Series C shares and 200,000 Series C shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	-	-

Additional paid-in capital	84,499	83,559
Accumulated deficit	(86,959)	(82,706)
Total stockholders’ equity (deficit)	(2,460)	853
Total Liabilities and Stockholders’ Equity (Deficit)	$16,224	$17,480

The accompanying notes are an integral part of these consolidated financial statements.

F-29

Eastside Distilling, Inc. and Subsidiaries

Consolidated Statements of Operations

For the Three and Nine Months Ended September 30, 2024 and 2023

(Dollars and shares in thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

Sales	$783	$849	$2,106	$3,080
Less customer programs and excise taxes	23	43	129	141
Net sales	760	806	1,977	2,939
Cost of sales	560	638	1,476	1,940
Gross profit	200	168	501	999
Operating expenses:
Sales and marketing expenses	218	303	699	1,180
General and administrative expenses	435	172	1,149	1,287
(Gain) loss on disposal of property and equipment	(1)	-	(1)	3
Total operating expenses	652	475	1,847	2,470
Loss from operations	(452)	(307)	(1,346)	(1,471)
Other income (expense), net
Interest expense	(409)	(203)	(965)	(850)
Loss on debt to equity conversion	-	(1,321)	-	(1,321)
Other income	33	25	37	57
Total other income (expense), net	(376)	(1,499)	(928)	(2,114)
Loss before income taxes	(828)	(1,806)	(2,274)	(3,585)
Provision for income taxes	-	-	-	-
Net loss from continuing operations	(828)	(1,806)	(2,274)	(3,585)
Net loss from discontinued operations	(531)	(350)	(1,866)	(1,812)
Net loss	(1,359)	(2,156)	(4,140)	(5,397)
Preferred stock dividends	(38)	(38)	(113)	(113)
Net loss attributable to common shareholders	$(1,397)	$(2,194)	$(4,253)	$(5,510)

Basic net loss per common share	$(0.66)	$(2.00)	$(2.28)	$(5.93)
Basic weighted average common shares outstanding	2,116	1,097	1,862	929

The accompanying notes are an integral part of these consolidated financial statements.

F-30

Eastside Distilling, Inc. and Subsidiaries

Consolidated Statements of Stockholders’ Equity (Deficit)

For the Three and Nine months ended September 30, 2024 and 2023

(Dollars and shares in thousands)

(Unaudited)

	Series B Preferred Stock		Series C Preferred Stock		Common Stock		Paid-in	Accumulated	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balance, December 31, 2022	2,500	$-	-	$-	810	$-	$73,505	$(75,021)	$(1,516)
Issuance of common stock for services by third parties	-	-	-	-	11	-	83	-	83
Issuance of common stock for services by employees	-	-	-	-	12	-	60	-	60
Preferred stock dividends	-	-	-	-	-	-	-	(38)	(38)
Net loss	-	-	-	-	-	-	-	(1,598)	(1,598)
Balance, March 31, 2023	2,500	$-	-	$-	833	$-	$73,648	$(76,657)	$(3,009)
Shares issued for cash	-	-	-	-	135	-	651	-	651
Preferred stock dividends	-	-	-	-	-	-	-	(37)	(37)
Net loss	-	-	-	-	-	-	-	(1,643)	(1,643)
Balance, June 30, 2023	2,500	$-	-	$-	968	$-	$74,299	$(78,337)	$(4,038)
Issuance of common stock for services by third parties	-	-	-	-	121	-	373	-	373
Issuance of common stock for services by employees	-	-	-	-	11	-	33	-	33
Shares issued for cash	-	-	-	-	141	-	649	-	649
Debt to equity conversion	-	-	200	-	297	-	7,831	-	7,831
Preferred stock dividends	-	-	-	-	-	-	-	(38)	(38)
Net loss	-	-	-	-	-	-	-	(2,156)	(2,156)
Balance, September 30, 2023	2,500	$-	200	$-	1,538	$-	$83,185	$(80,531)	$2,654

	Series B Preferred Stock		Series C Preferred Stock		Common Stock		Paid-in	Accumulated	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balance, December 31, 2023	2,500	$-	200	$-	1,706	$-	$83,559	$(82,706)	$853
Issuance of common stock for services by third parties	-	-	-	-	2	-	2	-	2
Preferred stock dividends	-	-	-	-	-	-	-	(38)	(38)
Net loss	-	-	-	-	-	-	-	(1,293)	(1,293)
Balance, March 31, 2024	2,500	$-	200	$-	1,708	$-	$83,561	$(84,037)	$(476)
Issuance of common stock for services by third parties	-	-	-	-	-	-	-	-	-
Issuance of common stock for services by employees	-	-	-	-	55	-	67	-	67
Preferred stock dividends	-	-	-	-	-	-	-	(37)	(37)
Net loss	-	-	-	-	-	-	-	(1,488)	(1,488)
Balance, June 30, 2024	2,500	$-	200	$-	1,763	$-	$83,628	$(85,562)	$(1,934)
Shares issued for cash, net of issuance costs	-	-	-	-	442	-	392	-	392
Common stock issued for conversion of Series C Preferred shares	-	-	(82)	-	757	-	-	-	-
Warrants issued in relation to debt issuance	-	-	-	-	-	-	329	-	329
Preferred stock dividends	-	-	-	-	178	-	150	(38)	112
Net loss attributable to common shareholders	-	-	-	-	-	-	-	(1,359)	(1,359)
Balance, September 30, 2024	2,500	$-	118	$-	3,140	$-	$84,499	$(86,959)	$(2,460)

The accompanying notes are an integral part of these consolidated financial statements.

F-31

Eastside Distilling, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

For the Nine Months Ended September 30, 2024 and 2023

(Dollars in thousands)

(Unaudited)

	2024	2023
Cash Flows From Operating Activities:
Net loss	$(4,140)	$(5,397)
Net loss from discontinued operations	1,866	1,812
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	99	114
Bad debt expense	-	19
Impairment loss	-	(25)
(Gain) loss on disposal of assets	(1)	3
Inventory reserve	(2)	(8)
Loss on debt to equity conversion	-	1,321
Stock dividend payable	-	(113)
Amortization of debt issuance costs	236	-
Interest accrued to secured credit facilities	27	71
Interest accrued to notes payable	481	-
Payment of accrued interest on secured credit facilities	-	(142)
Interest accrued to secured credit facilities, related party	183	-
Payment of accrued interest on secured credit facilities, related party	(81)	-
Interest accrued for amounts due to related parties	-	348
Payment of accrued interest on amounts due to related parties	-	(348)
Issuance of common stock for services by third parties	2	94
Issuance of common stock for services by employees	67	456
Changes in operating assets and liabilities:
Trade receivables, net	59	54
Inventories	259	597
Prepaid expenses and other assets	(1)	(48)
Right-of-use assets	250	233
Accounts payable	(39)	93
Accrued liabilities	(47)	(632)
Other liabilities, related party	81	556
Net lease liabilities	(276)	(236)
Net cash used in operating activities of continuing operations	(977)	(1,178)
Net cash used in operating activities of discontinued operations	(626)	(541)
Net cash used in operating activities	(1,603)	(1,719)
Cash Flows From Investing Activities:
Proceeds from sale of fixed assets	-	51
Purchases of property and equipment	-	(60)
Net cash used in investing activities of continuing operations	-	(9)
Net cash provided by (used in) investing activities of discontinued operations	114	(111)
Net cash provided by (used in) investing activities	114	(120)
Cash Flows From Financing Activities:
Proceeds from issuance of stock	393	1,300
Proceeds from secured credit facilities	1,100	56
Net cash provided by financing activities	1,493	1,356
Net increase (decrease) in cash	4	(483)
Cash at the beginning of the period	306	612
Cash at the end of the period	$310	$129

Supplemental Disclosure of Cash Flow Information
Cash paid during the period for interest	$12	$1,056
Cash paid for amounts included in measurement of lease liabilities	$234	$254

Supplemental Disclosure of Non-Cash Financing Activity
Dividends issued	$150	$-
Warrants issued in relation to debt issuance	$329	$-
Debt exchanged for equity	$-	$6,510
Accrued interest rolled into notes payable	$-	$241

The accompanying notes are an integral part of these consolidated financial statements.

F-32

Eastside Distilling, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

September 30, 2024

(Unaudited)

1. Description of Business

Eastside Distilling (the “Company” or “Eastside Distilling”) was incorporated under the laws of Nevada in 2004 under the name of Eurocan Holdings, Ltd. In December 2014, the Company changed its corporate name to Eastside Distilling, Inc. to reflect the acquisition of Eastside Distilling, LLC. On September 4, 2024, the Company entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with East Acquisition Sub Inc. (“Merger Sub”) and Beeline Financial Holdings, Inc. (“Beeline”). The Merger closed on October 7, 2024. Beeline is a mortgage technology company that operates an end-to-end, all-digital, AI-enhanced platform for homeowners and property investors. The Company currently employs 88 people in the United States, including Beeline’s employees and excluding Craft Canning + Printing (“Craft C+P”) employees.

On September 4, 2024, the Company and its subsidiary, Craft C+P, entered into a Debt Exchange Agreement (the “Debt Agreement”), which closed on October 7, 2024, resulting in the assignment by the Company of 720 barrels of spirits to Craft C+P, followed by the merger of Craft C+P into a limited liability company owned by certain creditors of the Company. Given that the effect of the Debt Agreement meets all the initial criteria of ASC Topic 205-20, Presentation of Financial Statements – Discontinued Operations for the classification of held for sale, the assets, liabilities, and operating results of Craft C+P have been classified as held for sale as of September 30, 2024 and December 31, 2023 and for the three and nine months ended September 30, 2024 and 2023. The consolidated financial statements for the prior periods have been adjusted to reflect comparable information.

Subsequent to the execution of the Debt Agreement, the Company organized a subsidiary named “Bridgetown Spirits Corp.” (“Bridgetown”), which was incorporated on October 3, 2024, and assigned to Bridgetown the Company’s business of manufacturing and marketing spirits. Bridgetown manufactures, acquires, blends, bottles, imports, markets and sells a wide variety of alcoholic beverages under recognized brands. Bridgetown’s brands span several alcoholic beverage categories, including whiskey, vodka, rum, and tequila. Bridgetown sells products on a wholesale basis to distributors in open states and through brokers in control states.

2. Liquidity

Through September 30, 2024, the Company’s primary capital requirements have been for cash used in operating activities and for the repayment of debt. Funds for the Company’s cash and liquidity needs have historically not been generated from operations but rather from loans as well as from convertible debt and equity financing. The Company has been dependent on raising capital from debt and equity financing to meet the Company’s operating needs.

The Company had an accumulated deficit of $87.0 million as of September 30, 2024, having incurred a net loss of $4.1 million during the nine months ended September 30, 2024.

On October 7, 2024, the Company satisfied all of its secured debt and $2.5 million of unsecured debt by assigning ownership of its subsidiary, Craft C+P, to the creditors of that debt, who additionally surrendered to the Company 44,279 shares of Series C Preferred Stock. The transaction substantially reduced the Company’s debt obligations. On the same day, Beeline merged into a wholly-owned subsidiary of the Company. Beeline used $8.6 million in operating activities during 2023 and $10.1 million in operating activities during the first six months of 2024, funds that it obtained from a variety of debt and equity financing transactions.

The Company’s ability, therefore, to meet its ongoing operating cash needs over the next 12 months will depend in part on generating positive operating cash flow through increased sales. However, the Company will continue to depend, for the foreseeable future, on debt and/or equity financing. If the Company is unable to obtain additional financing, or additional financing is not available on acceptable terms, the Company may seek to sell assets, reduce operating expenses, reduce or eliminate marketing initiatives, and take other measures that could impair its ability to be successful.

Although the Company’s audited financial statements for the year ended December 31, 2023 were prepared under the assumption that it would continue operations as a going concern, the report of its independent registered public accounting firm that accompanied the financial statements for the year ended December 31, 2023 contained a going concern explanatory paragraph in which such firm expressed substantial doubt about the Company’s ability to continue as a going concern, based on the financial statements at that time. If the Company cannot continue as a going concern, its stockholders would likely lose most or all of their investment in it.

F-33

Eastside Distilling, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

September 30, 2024

(Unaudited)

3. Summary of Significant Accounting Policies

Basis of Presentation and Consolidation

The accompanying unaudited consolidated financial statements for Eastside Distilling, Inc. and subsidiaries were prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”). Certain information and footnote disclosures normally included in financial statements in accordance with GAAP have been condensed or eliminated as permitted under the SEC’s rules and regulations. In management’s opinion, the unaudited consolidated financial statements include all material adjustments, all of which are of a normal and recurring nature, necessary to present fairly the Company’s financial position as of September 30, 2024, its operating results for the three and nine months ended September 30, 2024 and 2023 and its cash flows for the nine months ended September 30, 2024 and 2023. The unaudited consolidated financial statements should be read in conjunction with the audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. Interim results are not necessarily indicative of the results that may be expected for an entire fiscal year. The consolidated financial statements include the accounts of Eastside Distilling, Inc. and its wholly-owned subsidiary Bridgetown. The consolidated financial statements also include the accounts of two other wholly-owned subsidiaries, Craft Canning + Bottling, LLC (doing business as Craft Canning + Printing) and Galactic Unicorn Packaging, LLC, presented as assets and liabilities held for sale. All intercompany balances and transactions have been eliminated on consolidation.

Use of Estimates

The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

Net sales include product sales, less excise taxes and customer programs and incentives. The Company recognizes revenue by applying the following steps in accordance with Accounting Standards Codification (“ASC”) Topic 606 – Revenue from Contracts with Customers: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied.

The Company recognizes spirits sales when merchandise is shipped from a warehouse directly to wholesale customers (except in the case of a consignment sale). For consignment sales, which include sales to the Oregon Liquor Control Commission, the Company recognizes sales upon the consignee’s shipment to the customer. Postage and handling charges billed to customers are also recognized as sales upon shipment of the related merchandise. Shipping terms are generally FOB shipping point, and title passes to the customer at the time and place of shipment or purchase by customers at a retail location. For consignment sales, title passes to the consignee concurrent with the consignee’s shipment to the customer. The customer has no cancellation privileges after shipment or upon purchase at retail locations, other than customary rights of return.

In the Craft C+P segment, sales are recognized when printed cans are delivered or when mobile filling services are performed.

Customer Programs

Customer programs, which include customer promotional discount programs, are a common practice in the alcoholic beverage industry. The Company reimburses wholesalers for an agreed amount to promote sales of products and to maintain competitive pricing. Amounts paid in connection with customer programs are recorded as reductions to net sales in accordance with ASC 606 - Revenue from Contracts with Customers. Amounts recorded in customer programs totaled $40,302 and $43,551 for the nine months ended September 30, 2024 and 2023, respectively.

F-34

Eastside Distilling, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

September 30, 2024

(Unaudited)

Excise Taxes

The Company is responsible for compliance with the Alcohol and Tobacco Tax and Trade Bureau (“TTB”) regulations, which includes making timely and accurate excise tax payments. The Company is subject to periodic compliance audits by the TTB. Individual states also impose excise taxes on alcoholic beverages in varying amounts. The Company calculates its excise tax expense based upon units produced and on its understanding of the applicable excise tax laws. Excise taxes totaled $0.1 million and $0.2 million for the nine months ended September 30, 2024 and 2023, respectively.

Cost of Sales

Cost of sales consists of all direct costs related to both spirits and canning for service, labor, overhead, packaging, and in-bound freight charges. Raw materials account for the largest portion of the cost of sales, followed by packaging and production costs.

Sales and Marketing Expenses

Sales and marketing expenses consist of sponsorships, agency fees, digital media, salary and benefit expenses, travel and entertainment expenses. Sales and marketing costs are expensed as incurred. Advertising expenses totaled $44,480 and $0.1 million for the nine months ended September 30, 2024 and 2023, respectively.

General and Administrative Expenses

General and administrative expenses consist of salary and benefit expenses, travel and entertainment expenses for executive and administrative staff, rent and utilities, professional fees, insurance, and amortization and depreciation expense. General and administrative costs are expensed as incurred.

Stock-Based Compensation

The Company recognizes as compensation expense all stock-based awards issued to employees. The compensation cost is measured based on the grant-date fair value of the related stock-based awards and is recognized over the service period of stock-based awards, which is generally the same as the vesting period. The fair value of stock options is determined using the Black-Scholes valuation model, which estimates the fair value of each award on the date of grant based on a variety of assumptions including expected stock price volatility, expected terms of the awards, risk-free interest rate, and dividend rates, if applicable. Stock-based awards issued to nonemployees are recorded at fair value on the measurement date and are subject to periodic market adjustments at the end of each reporting period and as the underlying stock-based awards vest.

Concentrations

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of the trade receivables of Bridgetown. As of September 30, 2024, two distributors represented 75% of Bridgetown trade receivables. As of December 31, 2023, three distributors represented 84% of Bridgetown trade receivables. Sales to one distributor accounted for 67% of consolidated sales by Bridgetown for the nine months ended September 30, 2024. Sales to one distributor and one wholesale customer accounted for 69% of consolidated sales of Bridgetown for the nine months ended September 30, 2023.

Fair Value Measurements

GAAP defines fair value, establishes a framework for measuring fair value, and requires certain disclosures about fair value measurements. GAAP permits an entity to choose to measure many financial instruments and certain other items at fair value and contains financial statement presentation and disclosure requirements for assets and liabilities for which the fair value option is elected. As of September 30, 2024 and December 31, 2023, management has not elected to report any of the Company’s assets or liabilities at fair value under the “fair value option” provided by GAAP.

F-35

Eastside Distilling, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

September 30, 2024

(Unaudited)

The hierarchy of fair value valuation techniques under GAAP provides for three levels: Level 1 provides the most reliable measure of fair value, whereas Level 3, if applicable, generally would require significant management judgment. The three levels for categorizing assets and liabilities under GAAP’s fair value measurement requirements are as follows:

Level 1:	Fair value of the asset or liability is determined using cash or unadjusted quoted prices in active markets for identical assets or liabilities.

Level 2:	Fair value of the asset or liability is determined using inputs other than quoted prices that are observable for the applicable asset or liability, either directly or indirectly, such as quoted prices for similar (as opposed to identical) assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3:	Fair value of the asset or liability is determined using unobservable inputs that are significant to the fair value measurement and reflect management’s own assumptions regarding the applicable asset or liability.

None of the Company’s assets or liabilities were measured at fair value as of September 30, 2024 or December 31, 2023. However, GAAP requires the disclosure of fair value information about financial instruments that are not measured at fair value. Financial instruments consist principally of trade receivables, accounts payable, accrued liabilities, notes payable, and the secured credit facilities. The estimated fair value of trade receivables, accounts payable, and accrued liabilities approximate their carrying value due to the short period of time to their maturities. As of September 30, 2024 and December 31, 2023, the principal amounts of the Company’s notes approximated fair value.

Items Measured at Fair Value on a Nonrecurring Basis

Certain assets and liabilities acquired in a business acquisition are valued at fair value at the date of acquisition due to having indefinite lives. The Company, on an annual basis, tests the indefinite life assets for impairment. If an indefinite life asset is found to be impaired, then the Company will estimate its useful life and amortize the asset over the remainder of its useful life.

Inventories

Inventories primarily consist of bulk and bottled liquor and raw materials and are stated at the lower of cost or market. Cost is determined using an average costing methodology, which approximates cost under the first-in, first-out (“FIFO”) method. A portion of the Company’s finished goods inventory is held by certain independent distributors on consignment until it is sold to a third party. The Company regularly monitors inventory quantities on hand and records write-downs for excess and obsolete inventories based primarily on the Company’s estimated forecast of product demand and production requirements. Such write-downs establish a new cost basis of accounting for the related inventory.

Property and Equipment

Property and equipment is stated at cost less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, ranging from three to seven years. Amortization of leasehold improvements is computed using the straight-line method over the life of the lease or the useful lives of the assets, whichever is shorter. The cost and related accumulated depreciation and amortization of property and equipment sold or otherwise disposed of are removed from the accounts and any gain or loss is reported as current period income or expense. The costs of repairs and maintenance are expensed as incurred.

Intangible Assets / Goodwill

The Company accounts for certain intangible assets at cost. Management reviews these intangible assets for probable impairment whenever events or circumstances indicate that the carrying amount of such assets may not be recoverable. If there is an indication of impairment, management would prepare an estimate of future cash flows (undiscounted and without interest charges) expected to result from the use of the asset and its eventual disposition. If these estimated cash flows were less than the carrying amount, an impairment loss would be recognized to write down the asset to its estimated fair value.

F-36

Eastside Distilling, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

September 30, 2024

(Unaudited)

Long-lived Assets

The Company accounts for long-lived assets, including certain intangible assets, at amortized cost. Management reviews long-lived assets for probable impairment whenever events or circumstances indicate that the carrying amount of such assets may not be recoverable. If there is an indication of impairment, management would prepare an estimate of future cash flows (undiscounted and without interest charges) expected to result from the use of the asset and its eventual disposition. If these estimated cash flows were less than the carrying amount of the asset, an impairment loss would be recognized to write down the asset to its estimated fair value.

Comprehensive Income

The Company did not have any other comprehensive income items in either of the nine month periods ended September 30, 2024 or 2023.

Accounts Receivable Factoring Program

The Company had two accounts receivable factoring programs: one for its spirits customers (the “spirits program”) that had a zero balance as of September 30, 2024 and another for its co-packing customers (the “co-packing program”) that terminated in August 2023. Under the programs, the Company had the option to sell certain customer account receivables in advance of payment for 75% (spirits program) or 85% (co-packing program) of the amount due. When the customer remits payment, the Company receives the remaining balance. For the spirits program, interest is charged on the advanced 75% payment at a rate of 2.4% for the first 30 days plus 1.44% for each additional ten-day period. For the co-packing program, interest was charged against the greater of $0.5 million or the total funds advanced at a rate of 1% plus the prime rate published in the Wall Street Journal. Under the terms of both agreements, the factoring provider had full recourse against the Company should the customer fail to pay the invoice. In accordance with ASC Topic 860 – Transfers and Servicing, the Company has concluded that these agreements have met all three conditions identified in ASC Topic 860-10-40-5 (a) – (c) and have accounted for this activity as a sale. Given the quality of the factored accounts, the Company had not recognized a recourse obligation. In certain limited instances, the Company may provide collection services on the factored accounts but did not receive any fees for acting as the collection agent, and as such, the Company had not recognized a service obligation asset or liability. The Company factored $0.7 million of invoices and incurred $20,821 in fees associated with the factoring programs during the nine months ended September 30, 2023.

Recently Issued Accounting Pronouncements

In November 2024, the FASB issued ASU 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40) (“ASU 2024-03”). ASU 2024-03 seeks to improve information about cost of sales and selling, general, and administrative expenses to assist investors in better understanding an entity’s cost structure and forecasting future cash flows. The updated guidance is effective for the Company for annual periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. The Company does not expect the adoption of this ASU to have a material impact on its financial statements and disclosures.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (“ASU 2023-09”). ASU 2023-09 seeks to improve transparency in income tax disclosures by requiring consistent categories and greater disaggregation of information in the rate reconciliation and income taxes paid disclosures. The updated guidance is effective for the Company on January 1, 2025. The Company does not expect the adoption of ASU 2023-09 to have a material impact on its financial statements and disclosures.

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (“ASU 2023-07”). ASU 2023-07 seeks to improve disclosures about a public entity’s reportable segments and add disclosures around a reportable segment’s expenses. The updated guidance is effective for the Company for annual periods beginning January 1, 2024, and interim periods within fiscal years beginning January 1, 2025. The Company does not expect the adoption of this ASU to have a material impact on its financial statements and disclosures.

4. Discontinued Operations

Discontinued Operations

The Company reports discontinued operations by applying the following criteria in accordance with ASC Topic 205-20, Presentation of Financial Statements – Discontinued Operations: (1) Component of an entity; (2) Held for sale criteria; and (3) Strategic shift.

F-37

Eastside Distilling, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

September 30, 2024

(Unaudited)

On September 4, 2024, the Company and its subsidiary, Craft C+P, entered into the Debt Agreement with The B.A.D. Company, LLC (the “SPV”), Aegis Security Insurance Company (“Aegis”), Bigger Capital Fund, LP (“Bigger”), District 2 Capital Fund, LP (“District 2”), LDI Investments, LLC (“LDI”), William Esping (“Esping”), WPE Kids Partners (“WPE”) and Robert Grammen (“Grammen”), collectively, the “Investors”. The SPV is a special purpose vehicle whose equity is shared 50% by Bigger and District 2 and 50% by Aegis and LDI.

On October 7, 2024, a closing will be held pursuant to the terms of the Debt Agreement. Aegis, Bigger, District 2 and LDI will transfer to the Company 31,234 shares of Series C Preferred Stock and 119,873 shares of the Company’s common stock. The Investors will also release the Company from liability for $4.1 million of senior secured debt and $2.5 million of unsecured debt. In consideration of their surrender of stock and release of debt, the Company will cause Craft C+P to be merged into a limited liability company owned by the Investors. Given that the effect of the Debt Agreement meets all the initial criteria for classification of held for sale, the assets, liabilities, and operating results of Craft C+P have been classified as held for sale during the nine month periods ended September 30, 2024 and 2023, and as of September 30, 2024 and December 31, 2023. The consolidated financial statements for the prior periods have been adjusted to reflect comparable information.

Assets and liabilities related to Craft C+P were as follows:

(Dollars in thousands)	September 30, 2024	December 31, 2023
Assets
Current assets:
Cash	$135	$96
Trade receivables, net	756	396
Inventories	1,071	526
Prepaid expenses and other current assets	678	250
Total current assets	2,640	1,268
Property and equipment, net	4,156	4,598
Right-of-use assets	1,415	1,923
Intangible assets, net	517	827
Other assets, net	210	321
Total Assets	$8,938	$8,937

Liabilities
Current liabilities:
Accounts payable	$2,130	$1,014
Accrued liabilities	266	110
Deferred revenue	42	88
Current portion of lease liabilities	686	665
Total current liabilities	3,124	1,877
Lease liabilities, net of current portion	843	1,366
Total liabilities	$3,967	$3,243

Income and expense related to Craft C+P were as follows for the nine months ended September 30, 2024 and 2023:

(Dollars in thousands)	2024	2023
Sales	$6,775	$5,637
Less customer programs and excise taxes	117	79
Net sales	6,658	5,558
Cost of sales	6,322	5,378
Gross profit	336	180
Operating expenses:
Sales and marketing expenses	45	81
General and administrative expenses	2,355	2,103
Gain on disposal of property and equipment	(195)	(171)
Total operating expenses	2,205	2,013
Loss from operations	(1,869)	(1,833)
Other income (expense), net
Interest expense	-	(12)
Other income	3	33
Total other income, net	3	21
Loss before income taxes	(1,866)	(1,812)
Provision for income taxes	-	-
Net loss	$(1,866)	$(1,812)

F-38

Eastside Distilling, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

September 30, 2024

(Unaudited)

5. Business Segment Information

As of September 30, 2024, the Company’s internal management financial reporting consisted of Bridgetown and corporate. The Bridgetown brands span several alcoholic beverage categories, including whiskey, vodka, rum, and tequila and are sold on a wholesale basis to distributors in open states, and to brokers in control states. The Company’s principal area of operation is in the U.S. It has one Bridgetown customer that represents 67% of its revenue. Corporate consists of key executive and accounting personnel and corporate expenses such as public company and board costs, as well as interest on debt.

The measure of profitability reviewed are condensed statements of operations and gross margins. These business segments reflect how operations are managed, operating performance is evaluated and the structure of internal financial reporting. Total asset information by segment is not provided to, or reviewed by, the chief operating decision maker (“CODM”) as it is not used to make strategic decisions, allocate resources or assess performance. The accounting policies of the segments are the same as those described for the Company in the Summary of Significant Accounting Policies in Note 3.

Segment information was as follows for the nine months ended September 30:

(Dollars in thousands)	2024	2023
Bridgetown
Sales	$2,106	$3,080
Net sales	1,977	2,939
Cost of sales	1,476	1,940
Gross profit	501	999
Total operating expenses	698	1,183
Net loss	(162)	(130)
Gross margin	25%	34%

Depreciation and amortization	99	114

Corporate
Total operating expenses	$1,149	$1,287
Net loss	(2,112)	(3,455)

Interest expense	965	850
Significant noncash items:
Stock compensation	-	98

6. Inventories

Inventories consisted of the following:

(Dollars in thousands)	September 30, 2024	December 31, 2023
Raw materials	$770	$1,740
Finished goods	1,023	946
Total inventories	$1,793	$2,686

F-39

Eastside Distilling, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

September 30, 2024

(Unaudited)

7. Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consisted of the following:

(Dollars in thousands)	September 30, 2024	December 31, 2023
Prepayment of inventory	$69	$52
Other	107	61
Total prepaid expenses and other current assets	$176	$113

8. Property and Equipment

Property and equipment consisted of the following:

(Dollars in thousands)	September 30, 2024	December 31, 2023	Useful Life (in years)
Furniture and fixtures	$625	$625	3.0 - 7.0
Leasehold improvements	1,386	1,386	3.5 - 5.0
Vehicle	27	27	7.0
Total cost	2,038	2,038
Less accumulated depreciation	(1,926)	(1,869)
Total property and equipment, net	$112	$169

Purchases of property and equipment for the nine months ended September 30, 2024 and 2023 were nil and $0.1 million, respectively. Depreciation expense totalled $0.1 million for both the nine months ended September 30, 2024 and 2023.

During the nine months ended September 30, 2024, the Company did not dispose of any fixed assets. During the nine months ended September 30, 2023, the Company disposed of fixed assets for proceeds of $0.1 million with a net book value of $0.1 million resulting in a loss of $2,962.

9. Intangible Assets

Intangible assets consisted of the following:

(Dollars in thousands)	September 30, 2024	December 31, 2023
Permits and licenses	$25	$25
Azuñia brand	4,153	4,153
Intangible assets	$4,178	$4,178

The Company’s intangible assets were determined to have an indefinite life and are not amortized. The Company, on an annual basis, tests the indefinite life assets for impairment. If the carrying value of an indefinite life asset is found to be impaired, then the Company will record an impairment loss and reduce the carrying value of the asset. As of December 31, 2023, the Company determined that the Azuñia assets were impaired and recorded an impairment cost of $0.4 million. No further impairment charge was recorded during the nine months ended September 30, 2024.

10. Other Assets

Other assets consisted of the following:

(Dollars in thousands)	September 30, 2024	December 31, 2023
Product branding	$396	$396
Deposits	171	172
Other	-	23
Total other assets	567	591
Less accumulated amortization	(385)	(344)
Other assets, net	$182	$247

F-40

Eastside Distilling, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

September 30, 2024

(Unaudited)

As of September 30, 2024, the Company had $0.4 million of capitalized costs related to services provided for the rebranding of its existing product line. This amount is being amortized over a seven-year life.

Amortization expense totalled $41,250 and $42,857 for the nine months ended September 30, 2024 and 2023, respectively.

The deposits represent the office lease deposits and cash collateral for the Company’s credit cards.

11. Leases

The Company has various lease agreements in place for its warehouse and copier. Terms of these leases include, in some instances, scheduled rent increases, renewals, purchase options and maintenance costs, and vary by lease. These lease obligations expire at various dates through 2026. The Company determines if an arrangement is a lease at inception. As the rate implicit in each lease is not readily determinable, the Company uses its incremental borrowing rate based on information available at commencement to determine the present value of the lease payments. Right-of-use assets and lease liabilities are recognized at commencement date based on the present value of lease payments over the lease term. Leases with an initial term of 12 months or less (“short-term leases”) are not recorded on the balance sheet and are recognized on a straight-line basis over the lease term. As of September 30, 2024, the amount of right-of-use assets and lease liabilities were each $0.4 million. Aggregate lease expense for the nine months ended September 30, 2024 was $0.2 million, consisting of $0.1 million in operating lease expense for lease liabilities and $0.1 million in short-term lease cost.

Maturities of lease liabilities as of September 30, 2024 were as follows:

(Dollars in thousands)	Operating Leases	Weighted- Average Remaining Term in Years
2024	$58
2025	210
2026	164
2027	-
2028	-
Thereafter	-
Total lease payments	432
Less imputed interest (based on 6.1% weighted-average discount rate)	(28)
Present value of lease liability	$404	2.06

12. Notes Payable

Notes payable consisted of the following:

(Dollars in thousands)	September 30, 2024	December 31, 2023

Promissory notes payable bearing interest of 6.0%. The notes have a 36-month term with maturity in April 2024. Accrued interest is paid in accordance with a monthly amortization schedule.	$486	$486
Amended and restated promissory notes payable bearing interest of 8.0%. The notes mature in March 2025. Accrued interest is paid in accordance with an amortization schedule.	7,669	7,556
Total notes payable	8,155	8,042
Less current portion	(8,155)	(486)
Long-term portion of notes payable	$-	$7,556

F-41

Eastside Distilling, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

September 30, 2024

(Unaudited)

The Company paid $11,588 and $1.1 million in interest on notes for the nine months ended September 30, 2024 and 2023, respectively.

Maturities on notes payable as of September 30, 2024 were as follows:

(Dollars in thousands)
2024		486
2025		7,669
2026		-
2027		-
2028		-
Thereafter		-
	$8,155

13. Secured Credit Facilities

Note Purchase Agreement

On October 7, 2022, the Company entered into a Note Purchase Agreement dated as of October 6, 2022 with Aegis. Pursuant to the Note Purchase Agreement, Aegis purchased from the Company a secured promissory note in the principal amount of $4.5 million (the “Aegis Note”). Aegis paid for the Aegis Note by paying $3.3 million to TQLA to fully satisfy a secured line of credit promissory note that the Company issued to TQLA on March 21, 2022; and the remaining $1.2 million was paid in cash to the Company. The Aegis Note bears interest at 9.25% per annum, payable every three months. The principal amount of the Aegis Note will be payable on March 31, 2025. The Company pledged substantially all of its assets to secure its obligations to Aegis under the Aegis Note.

On September 29, 2023, the Company entered into a Debt Satisfaction Agreement with Aegis and other creditors, pursuant to which the Aegis Note was amended and restated. See: Note 16, Stockholders Equity – Debt Satisfaction Agreement. Principal and interest of $1.9 million were exchanged for equity issued to a special purpose vehicle, The B.A.D. Company, LLC (the “SPV”), in which Aegis holds a 29% interest. As of September 30, 2024, the principal balance of the Aegis Note was $2.6 million and interest expense accrued was $0.1 million.

6% Secured Convertible Promissory Notes

On April 19, 2021, the Company entered into a securities purchase agreement (“Purchase Agreement”) with accredited investors (“Subscribers”) for their purchase of up to $3.3 million of principal amount of 6% secured convertible promissory notes of the Company (“Note” or “Notes”), which notes are convertible into shares (“Conversion Shares”) of the Company’s common stock, par value $0.0001 per share pursuant to the terms and conditions set forth in the Notes with an initial conversion price of $44.00. In connection with the purchase of such Notes, each Subscriber received a warrant (“Existing Warrant”), to purchase a number of shares of common stock (“Warrant Shares”) equal to 60% of the principal amount of any Note issued to such Subscriber divided by the conversion price of the Note issued to such Subscriber, at an exercise price equal to $52.00. In connection with the Purchase Agreement, the Company entered into a Security Agreement under which it granted the Subscribers a security interest in certain assets of the Company (the “Security Agreement”) and a Registration Rights Agreement under which the Company agreed to register for resale the Conversion Shares and the Warrant Shares. Concurrently therewith, the Company and the investors closed $3.3 million of the private offering.

Roth Capital, LLC acted as placement agent in the private offering, and the Company paid the Placement Agent a cash fee of five percent (5%) of the gross proceeds therefrom. The Company received $3.1 million in net proceeds from the closing, after deducting the fee payable to the Placement Agent and the legal fees of the Subscribers in connection with the transaction. The Company used the proceeds to repay prior outstanding notes payable and for working capital and general corporate purposes.

Interest on the Notes accrued at a rate of 6% per annum and was payable either in cash or in shares of the Company’s common stock at the conversion price in the Note on each of the six and twelve month anniversaries of the issuance date and on the maturity date of October 18, 2022.

F-42

Eastside Distilling, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

September 30, 2024

(Unaudited)

All amounts due under the Notes are convertible at any time after the issuance date, in whole or in part (subject to rounding for fractional shares), at the option of the holders into the Company’s common stock at a fixed conversion price, which is subject to adjustment as summarized below. The Notes were initially convertible into the Company’s common stock at an initial fixed conversion price of $44.00 per share. This conversion price is subject to adjustment for stock splits, combinations, or similar events, among other adjustments. On April 1, 2022, the Company and the holders agreed to a reduction of the conversion price of the 6% secured convertible promissory notes to $26.00 per share in connection with the Company’s issuance of a common stock purchase warrant to TQLA covering its loan amount of $3.5 million with a common stock value of $24.00 per share.

The Notes contain customary triggering events including but not limited to: (i) failure to make payments when due under the Notes; and (ii) bankruptcy or insolvency of the Company. If a triggering event occurs, each holder may require the Company to redeem all or any portion of the Notes (including all accrued and unpaid interest thereon), in cash.

The Notes are secured by a subordinated security interest in the Company’s assets pursuant to the terms of a Security Agreement entered into between the Company and the Subscribers.

On October 13, 2022, the Company entered into an Amendment Agreement with the holders of the 6% Secured Convertible Promissory Notes. The Amendment Agreement changed the Maturity Date of the Notes from October 18, 2022 to November 18, 2022. In consideration of the extension, the Company issued 4,808 shares of its common stock to each of the Subscribers.

On September 29, 2023, the Company entered into a Debt Satisfaction Agreement with the Subscribers and other creditors, pursuant to which the Maturity Date of the Notes was extended from November 18, 2022 to March 31, 2025 and interest accrues at 9% per annum. See: Note 16, Stockholders Equity – Debt Satisfaction Agreement. Principal and interest on the Notes of $3.3 million was exchanged for equity issued to the SPV, in which the Subscribers held a 50% ownership interest, and the Notes were then amended and restated. As of September 30, 2024, the principal balance was $0.4 million and interest expense accrued was $27,451.

2024 Secured Notes

On May 15, 2024, the Company entered into a Loan Agreement with the SPV, Aegis, Bigger, District 2, and LDI.

Pursuant to the Loan Agreement, Bigger, District 2 and LDI purchased from the Company for $1.1 million cash promissory notes in the aggregate principal amount of $1.1 million (the “2024 Secured Notes”). The 2024 Secured Notes may be satisfied by payment of 110% of principal on or before November 29, 2024, by payment of 130% of principal on or before March 30, 2025 or by payment of 140% of principal on March 31, 2025.

With each 2024 Secured Note, the Company issued Warrants to purchase a share of the Company’s common stock for $5.00 exercisable for five years after December 2, 2024 if on November 29, 2024 the 2024 Secured Note issued to the Warrant-holder remains unsatisfied. LDI received a Warrant to purchase 598,021 shares and each of Bigger and District 2 received a Warrant to purchase 299,011 shares.

The Loan Agreement provides that if the 2024 Secured Notes have not been satisfied by November 29, 2024, then until March 31, 2025 each of the Subscribers will have the right to purchase a “Kicker Note” in the amount of $0.5 million for LDI or $0.3 million for each of Bigger and District 2 by surrendering debt or equity instruments specified in the Loan Agreement. The Kicker Notes will not bear interest, and may be satisfied by payment of their principal amounts on or before March 31, 2026.

The Company’s obligations under the 2024 Secured Notes and the Kicker Notes (collectively, the “2024 Notes”) are secured by the Company’s pledge of its assets, subject to certain specified exceptions. In connection with the Loan Agreement, the Company, Aegis, Bigger and District 2 amended and restated the Intercreditor Agreement they had executed on September 29, 2023. In the Amended and Restated Intercreditor Agreement, Aegis, Bigger and District 2 subordinate their liens on any barrels of spirits owned by the Company, and the parties agree that the net proceeds of any sale of barrels will be paid to the Subscribers in satisfaction of the 2024 Notes. Commencing when all barrels have been sold, the lien of the Subscribers under the 2024 Notes will become pari passu with the senior lien on the remaining collateral.

F-43

Eastside Distilling, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

September 30, 2024

(Unaudited)

14. Commitments and Contingencies

Legal Matters

On March 1, 2023, Sandstrom Partners, Inc. filed a complaint in the Circuit Court of the State of Oregon for the County of Multnomah alleging the Company failed to pay for its services pursuant to an agreement entered into on October 16, 2019. The complaint sought damages of $245,000, plus a judicial declaration, due to the Company’s failure to pay for the services. The Company believes that it paid for services rendered. On October 28, 2024, the Company signed a term sheet to settle the case.

On December 15, 2020, Grover Wickersham filed a complaint in the United States District Court for the District of Oregon against the Company. Mr. Wickersham, the former CEO and Chairman of the Board of the Company, has asserted causes of action for fraud in the inducement, breach of contract, breach of the implied covenant of good faith and fair dealing, defamation, interference with economic advantage, elder financial abuse, and dissemination of false and misleading proxy materials. During June 2024, this case was settled.

The Company is not currently subject to any other material legal proceedings; however, it could be subject to legal proceedings and claims from time to time in the ordinary course of its business, or legal proceedings it considered immaterial may in the future become material. Regardless of the outcome, litigation can, among other things, be time consuming and expensive to resolve, and can divert management resources.

15. Net Income (Loss) per Common Share

Basic income (loss) per common share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the period, without considering any dilutive items. Potentially dilutive securities consist of the incremental common stock issuable upon exercise of stock options, convertible notes and warrants. Potentially dilutive securities are excluded from the computation if their effect is anti-dilutive. There were no anti-dilutive common shares included in the calculation of income (loss) per common share as of September 30, 2024 and 2023.

16. Stockholders’ Equity

Debt Satisfaction Agreement

On September 29, 2023, the Company entered into a Debt Satisfaction Agreement (the “DSA”) with the SPV, Aegis, Bigger, District 2, LDI and TQLA, LLC. The SPV is a special purpose vehicle whose equity is shared 50% by Bigger and District 2 and 50% by Aegis and LDI.

Pursuant to the DSA, on September 29, 2023, the Company issued to the SPV 296,722 shares of the Company’s common stock and 200,000 shares of its Series C Preferred Stock, and executed a Registration Rights Agreement providing that the Company will register for public resale that common stock and the common stock issuable upon conversion of the Series C Preferred Stock. In exchange for that equity, the Company’s debts to the members of the SPV were reduced by a total of $6.5 million and the Company recognized a loss on the conversion of $1.3 million for the year ended December 31, 2023. Specifically, the debt was reduced as follows:

●	the principal balance of the Secured Promissory Note issued by the Company to Aegis on October 6, 2022 was reduced by $1.9 million;

●	the Company’s debt to LDI of $1.4 million arising from advances made by LDI to the Company during the past 10 months was eliminated;

●	the aggregate principal balance of the Secured Convertible Promissory Notes issued by the Company to Bigger in April and May of 2021 was reduced by $1.6 million; and

●	the aggregate principal balance of the Secured Convertible Promissory Notes issued by the Company to District 2 in April and May of 2021 was reduced by $1.6 million.

F-44

Eastside Distilling, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

September 30, 2024

(Unaudited)

Further pursuant to the DSA:

●	the maturity date of the secured debt listed above as well as unsecured notes issued by the Company and held by Bigger and District 2 in the aggregate amount of $7.4 million was deferred to March 31, 2025 and the interest rate on all such debt was increased to 8% per annum;

●	the Company, Aegis, Bigger and District 2 entered into an Intercreditor Agreement, pursuant to which the remaining secured debt obligations of the Company to Aegis, Bigger and District 2 were made pari passu;

●	the Common Stock Purchase Warrant issued by the Company to TQLA LLC on March 21, 2022, which permits TQLA LLC to purchase up to 145,834 shares of the Company’s common stock, was amended to prevent any exercise of the Warrant that would result in the portion of the cumulative voting power in the Company that the holder and its affiliates may own after the conversion to 9.99%. The Beneficial Ownership Limitation may be increased to 19.99% by the holder upon 61 days advance notice to the Company.

●	Upon the liquidation, dissolution and winding up of the Company, or upon the effective date of a consolidation, merger or statutory share exchange in which the Company is not the surviving entity, the holder of each share of the Series C Preferred Stock shall be entitled to a distribution prior to and in preference of the holders of the common stock.

●	In the event the Company declares a dividend payable in cash or stock to holders of any class of stock, the holder of each share of Series C Preferred Stock shall be entitled to receive a dividend equal in amount and kind to that payable to the holder of the number of shares of the Company’s common stock into which that holder’s Series C Preferred Stock could be converted on the record date for the distribution common stock. The dividends issued on the Company s outstanding Series B Preferred Stock are excluded from this provision.

●	The holders of Series C Preferred Stock shall have no voting rights; except that nothing will limit a holder’s voting rights with respect to shares of any other class of the Company’s common stock held from time to time.

Issuance of Common Stock

During the nine months ended September 30, 2024, the Company issued 1,764 shares of common stock to a director for stock-based compensation of $2,046. The shares were valued for accounting purposes using the closing share price of the Company’s common stock on the date of grant of $1.16 per share and issued at $3.05 per share. During the nine months ended September 30, 2024, the Company issued 55,738 shares of common stock to employees and a consultant for stock-based compensation of $0.1 million at $1.21 per share.

On September 5, 2024, the Company entered into a Securities Purchase Agreement with a single institutional investor for the sale of 92,815 shares of common stock for $1.00 per share, and the sale of pre-funded warrants for $0.9999 per warrant. The warrants permitted the purchase of 349,227 shares of common stock for $0.0001 per share. The warrants were exercised on September 6, 2024. The Company used the net proceeds for working capital and general corporate purposes.

On September 29, 2023, pursuant to the DSA (see discussion above), the Company issued to the SPV 296,722 shares of common stock and 200,000 shares of its Series C Preferred Stock. In exchange for that equity, the Company’s debts to the members of the SPV were reduced by a total of $6.5 million.

During the year ended December 31, 2023, the Company issued 162,849 shares of common stock to directors and employees for stock-based compensation of $0.7 million. The shares were valued for accounting purposes using the closing share price of the Company’s common stock on the date of grant, within the range of $1.29 to $7.40 per share and issued within the range of $3.05 to $7.40 per share

During the year ended December 31, 2023, the Company sold 343,495 shares of common stock for net proceeds of $1.4 million in at-the-market public placements.

F-45

Eastside Distilling, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

September 30, 2024

(Unaudited)

Issuance of Series B Preferred Stock

On October 19, 2021, Company entered into a securities purchase agreement (“Purchase Agreement”) with an accredited investor (“Subscriber”) for its purchase of 2.5 million shares (“Preferred Shares”) of Series B Convertible Preferred Stock (“Series B Preferred Stock”) at a purchase price of $1.00 per Preferred Share, which Preferred Shares are convertible into shares of the Company’s common stock pursuant to the terms and conditions set forth in a Certificate of Designation Establishing Series B Preferred Stock of the Company with an initial conversion price of $62.00 per share. 42,500 shares of common stock were reserved for issuance in the event of conversion of the Preferred Shares.

The Series B Preferred Stock accrues dividends at a rate of 6% per annum, payable annually on the last day of December of each year. Dividends shall accrue from day to day, whether or not declared, and shall be cumulative. Dividends are payable at the Company’s option either in cash or “in kind” in shares of common stock; provided, however that dividends may only be paid in cash following the fiscal year in which the Company has net income (as shown in its audited financial statements contained in its Annual Report on Form 10-K for such year) of at least $0.5 million. For “in-kind” dividends, holders will receive that number of shares of common stock equal to (i) the amount of the dividend payment due such stockholder divided by (ii) the volume weighted average price of the common stock for the 90 trading days immediately preceding a dividend date (“VWAP”). For the year ended December 31, 2024, the Company issued dividends of 177,725 shares of common stock at $0.84 per share to its Series B Preferred stockholders. For the year ended December 31, 2023, the Company issued dividends of 92,957 shares of common stock at a VWAP of $1.61 per share to its Series B Preferred stockholders. For both the nine months ended September 30, 2024 and 2023, the Company accrued $0.1 million of preferred dividends.

Issuance of Series C Preferred Stock

On September 29, 2023, the Company entered into the DSA, pursuant to which the Company issued to the SPV 200,000 shares of its Series C Preferred Stock. Each share of Series C Preferred Stock has a stated value of $28.025 and is convertible into shares of the Company’s common stock pursuant to the terms and conditions set forth in a Certificate of Designation Establishing Series C Preferred Stock with an initial conversion price of $3.05 per share.

On September 6, 2024, the SPV converted 82,415 shares of its Series C Preferred Stock into 757,395 shares of common stock.

Bridgetown Spirits Corp.

Subsequent to execution of the Debt Agreement, Bridgetown issued 1.0 million shares of common stock to the Company, representing all of the issued and outstanding capital stock of Bridgetown.

Stock-Based Compensation

On September 8, 2016, the Company adopted the 2016 Equity Incentive Plan (the “2016 Plan”). Pursuant to the terms of the plan, on January 1, 2023 the number of shares available for grant under the 2016 Plan reset to 437,993 shares, equal to 8% of the number of outstanding shares of the Company’s capital stock, calculated on an as-converted basis, on March 31 of the preceding calendar year, and then added to the prior year plan amount. As of September 30, 2024, there were 2,120 options and 196,619 restricted stock units (“RSUs”) outstanding under the 2016 Plan, with vesting schedules varying between immediate or three (3) years from the grant date.

A summary of all stock option activity as of and for the nine months ended September 30, 2024 is presented below:

	# of Options	Weighted- Average Exercise Price
Outstanding as of December 31, 2023	2,120	$57.95

Outstanding and Exercisable as of September 30, 2024	2,120	$57.95

The aggregate intrinsic value of options outstanding as of September 30, 2024 was $0. As of September 30, 2024, all options had vested.

The Company uses the Black-Scholes valuation model to measure the grant-date fair value of stock options. The grant-date fair value of stock options issued to employees is recognized on a straight-line basis over the requisite service period. Stock-based awards issued to nonemployees are recorded at fair value on the measurement date and are subject to periodic market adjustments as the underlying stock-based awards vest.

F-46

Eastside Distilling, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

September 30, 2024

(Unaudited)

To determine the fair value of stock options using the Black-Scholes valuation model, the calculation takes into consideration the effect of the following:

●	Exercise price of the option
●	Fair value of the Company’s common stock on the date of grant
●	Expected term of the option
●	Expected volatility over the expected term of the option
●	Risk-free interest rate for the expected term of the option

The calculation includes several assumptions that require management’s judgment. The expected term of the options is calculated using the simplified method described in GAAP. The simplified method defines the expected term as the average of the contractual term and the vesting period. Estimated volatility is derived from volatility calculated using historical closing prices of common shares of similar entities whose share prices are publicly available for the expected term of the options. The risk-free interest rate is based on the U.S. Treasury constant maturities in effect at the time of grant for the expected term of the options.

The Company did not issue any additional options during the three and nine months ended September 30, 2024.

Warrants

On May 16, 2024, the Company entered into a Loan Agreement with the SPV, Aegis, Bigger, District 2, and LDI. With each 2024 Secured Note, the Company issued a Warrant to purchase a share of the Company’s common stock for $5.00 exercisable for five years after December 2, 2024 if on November 29, 2024 the 2024 Secured Note issued to the Warrant-holder remains unsatisfied. LDI received a Warrant to purchase 598,021 shares and each of Bigger and District 2 received a Warrant to purchase 299,011 shares. The Company recorded debt issuance costs of $0.3 million as of September 30, 2024.

The estimated fair value of the new warrants issued was based on a combination of closing market trading price on the date of issuance for the public offering warrants, and the Black-Scholes option-pricing model, using the assumptions below:

Volatility	100%
Risk-free interest rate	4.4%
Expected term (in years)	5.0
Expected dividend yield	-
Fair value of common stock	$0.55

On March 21, 2022, the Company entered into a promissory note with TQLA LLC to accept a one year loan of $3.5 million. In addition, the Company issued a common stock purchase warrant to TQLA covering the loan amount with an exercise price of $24.00 per share. The note payable was fully repaid in October 2022. The common stock purchase warrant expires in March 2027. The warrants were amended pursuant to the Debt Satisfaction Agreement (See discussion above) to prevent any exercise that would result in the warrant-holder and affiliates acquiring cumulative voting power in excess of 9.99%. This Beneficial Ownership Limitation may be increased to 19.99% upon 61 days advance notice to the Company.

From April 19, 2021 through May 12, 2021, the Company issued in a private placement Existing Warrants to purchase up to 45,000 shares of common stock at an exercise price of $52.00 per Warrant Share. On July 30, 2021, the Company entered into Inducement Letters with the holders of the Existing Warrants whereby such holders agreed to exercise for cash their Existing Warrants to purchase the 45,000 Warrant Shares in exchange for the Company’s agreement to issue new warrants (the “New Warrants”) to purchase up to 45,000 shares of common stock (the “New Warrant Shares”). The New Warrants have substantially the same terms as the Existing Warrants, except that the New Warrants have an exercise price of $60.00 per share and are exercisable until August 19, 2026. On September 29, 2023, pursuant to the Debt Satisfaction Agreement (see above), the exercise price of the Existing Warrants was reduced to $33.08 per share and the term during which the Existing Warrants may be exercised was extended to June 23, 2028.

On January 15, 2020, the Company and its subsidiaries entered into a loan agreement (the “Loan Agreement”) between the Company and Live Oak Banking Company (“Live Oak”), a North Carolina banking corporation (the “Lender”) to refinance existing debt of the Company and to provide funding for general working capital purposes In connection with the Loan Agreement, the Company issued to the Lender a warrant to purchase up to 5,000 shares of the Company’s common stock at an exercise price of $78.80 per share (the “Warrant”). The Warrant expires on January 15, 2025. In connection with the issuance of the Warrant, the Company granted the Lender piggy-back registration rights with respect to the shares of common stock issuable upon exercise of the Warrant, subject to certain exceptions.

F-47

Eastside Distilling, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

September 30, 2024

(Unaudited)

A summary of all warrant activity as of and for the nine months ended September 30, 2024 is presented below:

	Warrants	Weighted- Average Remaining Life (Years)	Weighted- Average Exercise Price	Aggregate Intrinsic Value
Outstanding as of December 31, 2023	201,667	3.8	$34.87	$-

Granted	1,196,043	5.0	5.00	-
Outstanding as of September 30, 2024	1,397,710	4.8	$9.31	$-

17. Related Party Transactions

The following is a description of transactions since January 1, 2023 as to which the amount involved exceeds the lesser of $0.1 million or one percent (1%) of the average of total assets at year-end for the last two completed fiscal years, which was $0.2 million, and in which any related person has or will have a direct or indirect material interest, other than equity, compensation, termination and other arrangements.

Aegis Security Insurance Company

On October 7, 2022, the Company entered into a Note Purchase Agreement with Aegis. Pursuant to the Note Purchase Agreement, Aegis purchased from the Company a secured promissory note in the principal amount of $4.5 million (the “Aegis Note”). $3.3 million of the purchase price was paid to TQLA, LLC to satisfy a Note purchased from TQLA earlier in 2022. See discussion of the Aegis transaction in Note 12. Patrick Kilkenny is the principal owner of Aegis. TQLA LLC is owned by Stephanie Kilkenny, a member of the Company’s Board of Directors, and her husband, Patrick Kilkenny.

LD Investments LLC and Aegis Security Insurance Company

On September 29, 2023, the Company entered into a Secured Promissory Note with LDI in the principal amount of $1.4 million, representing advances made by LDI to the Company between December 2022 and August 2023. Patrick Kilkenny is the principal owner of LDI. Patrick Kilkenny is the spouse of Stephanie Kilkenny, a member of the Company’s Board of Directors.

On September 29, 2023, the Company entered into the DSA with LDI, Aegis Security Insurance Company (of which Patrick Kilkenny is the principal owned) and other creditors. See: Note 16, Stockholders Equity – Debt Satisfaction Agreement. The entire principal and interest on the LDI Note were exchanged for equity issued to the SPV, in which LDI holds a 21% interest.

2024 Secured Notes

During February 2024, LDI advanced the Company $0.6 million. On May 16, 2024, the Company entered into a Loan Agreement with LDI, see: Note 13, Secured Credit Facilities - 2024 Secured Notes.

18. Subsequent Events

Merger Agreement

On September 4, 2024, the Company entered into the Merger Agreement with the Merger Sub and Beeline Financial Holdings, Inc. (“Beeline”). Beeline is a mortgage technology company that operates an end-to-end, all-digital, AI-enhanced platform for homeowners and property investors. On October 7, 2024, the parties executed Amendment No. 1 to the Merger Agreement.

F-48

Eastside Distilling, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

September 30, 2024

(Unaudited)

On October 7, 2024, immediately after the closing under the Debt Agreement, a closing was held pursuant to the Merger Agreement (the “Merger Closing”). Beeline merged into Merger Sub and became a wholly-owned subsidiary of the Company, with the name of the surviving subsidiary being changed to Beeline Financial Holdings, Inc. In the Merger, the shareholders of Beeline gained the right to receive a total of 69,482,229 shares of Series F Preferred Stock and a total of 517,771 shares of Series F-1 Preferred Stock. In addition, each option to purchase shares of Beeline common stock outstanding at the time of the Merger was converted into an option to purchase shares of the Company’s common stock measured by the same ratio.

The sale of the Company’s common stock and Series F Preferred Stock to the shareholders of Beeline was carried out in a transaction exempt from registration pursuant to SEC Regulation 506(b).

Debt Agreement

On October 7, 2024, a closing was held pursuant to the terms of the Debt Agreement. At that closing, the following transactions were completed:

●	Aegis, Bigger, District 2 and LDI transferred to the Company a total of 31,234 shares of the Company’s Series C Preferred Stock and 119,873 shares of the Company’s common stock. The Investors also released the Company from liability for $4.1 million of senior secured debt and $2.5 million of unsecured debt. In consideration of their surrender of stock and release of debt, the Company caused Craft C+P to be merged into a limited liability company owned by the Investors.

●	The Company issued a total of 255,474 shares of Series D Preferred Stock to Bigger and District 2, and Bigger and District 2 released the Company from liability for $2.6 million of unsecured debt.

●	The Company issued a total of 200,000 shares of Series E Preferred Stock to Bigger and District 2, and Bigger and District 2 released the Company from liability for $2.0 million of unsecured debt.

●	The Company transferred a total of 108,899 shares of Bridgetown Spirits Corp. to Bigger, District 2, Esping, WPE and Grammen, and those Investors released the Company from unsecured debt in the aggregate amount of $0.9 million.

●	The Company issued a total of 190,000 shares of common stock to Esping, WPE and Grammen, and those Investors released the Company from liability for $0.2 million of unsecured debt.

Preferred Stock

On October 7, 2024 the Company filed with the Nevada Secretary of State a Certificate of Designation of 255,474 shares of Series D Preferred Stock and a Certificate of Designation of 200,000 shares of Series E Preferred Stock and a Certificate of Designation of 70.0 million shares of Series F Preferred Stock and a Certificate of Designation of 1.0 million shares of Series F-1 Preferred Stock. The material terms of each class of Preferred Stock are:

Series D Preferred Stock. Each share of Series D Preferred Stock has a stated value of $10.00. The holder of Series D Preferred Stock has no voting rights by reason of those shares, except that the approval by holders of more than 50% of the outstanding Series D Preferred Stock will be required for any corporate action that would adversely affect the preferences, privileges or rights of the Series D Preferred Stock. In the event that the Company declares a dividend payable in cash or stock to holders of any class of the Company’s stock, the holder of a share of Series D Preferred Stock will be entitled to receive an equivalent dividend on an as-converted basis. In the event of a liquidation of the Company, the holders of Series D Preferred Stock will share in the distribution of the Company’s net assets on an as-converted basis, subordinate only to the senior position of the Series B Preferred Stock. Each share of Series D Preferred Stock will be convertible into common stock by a conversion ratio equal to the stated value of the Series D share divided by the Series D Conversion Price. The initial Series D Conversion Price is $1.80 per common share, which is subject to equitable adjustment. The number of shares of common stock into which a holder may convert Series D Preferred Stock is limited by a Beneficial Ownership Limitation, which restricts the portion of the cumulative voting power in the Company that the holder and its affiliates may own after the conversion to 9.99%.

F-49

Eastside Distilling, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

September 30, 2024

(Unaudited)

Series E Preferred Stock. Each share of Series E Preferred Stock has a stated value of $10.00. The holder of Series E Preferred Stock has no voting rights by reason of those shares, except that the approval by holders of more than 50% of the outstanding Series E Preferred Stock will be required for any corporate action that would adversely affect the preferences, privileges or rights of the Series E Preferred Stock. In the event that the Company declares a dividend payable in cash or stock to holders of any class of the Company’s stock, the holder of a share of Series E Preferred Stock will be entitled to receive an equivalent dividend on an as-converted basis. In the event of a liquidation of the Company, the holders of Series E Preferred Stock will share in the distribution of the Company’s net assets on an as-converted basis, subordinate only to the senior position of the Series B Preferred Stock. Commencing 390 days after the closing under the Debt Agreement (the “Measurement Date”), each share of Series E Preferred Stock will be convertible into common stock by a conversion ratio equal to the stated value of the Series E share divided by the Series E Conversion Price. The Series E Conversion Price on and after the Measurement Date will equal the average of the VWAPs for the five trading days immediately preceding the Measurement Date, subject to a “Floor Price” of $0.25 per share. The Series E Conversion Price and the Floor Price will be subject to equitable adjustment in the event of stock splits and the like. The number of shares of common stock into which a holder may convert Series E Preferred Stock is limited by a Beneficial Ownership Limitation, which restricts the portion of the cumulative voting power in the Company that the holder and its affiliates may own after the conversion to 9.99%.

Series F Preferred Stock. Each share of Series F Preferred Stock has a stated value of $0.50. The holder of Series F Preferred Stock has no voting rights by reason of those shares, except that the approval by holders of more than 50% of the outstanding Series F Preferred Stock will be required for any corporate action that would adversely affect the preferences, privileges or rights of the Series F Preferred Stock. In the event that the Company declares a dividend payable in cash or stock to holders of any class of the Company’s stock, the holder of a share of Series F Preferred Stock will be entitled to receive an equivalent dividend on an as-converted basis. In the event of a liquidation of the Company, the holders of Series F Preferred Stock will share in the distribution of the Company’s net assets on an as-converted basis, subordinate only to the senior position of the Series B Preferred Stock.

Series F-1 Preferred Stock. The material terms of the Series F-1 Preferred Stock are identical to the material terms of the Series F Preferred Stock, except that holders of Series F-1 Preferred Stock are entitled to case one vote per share at any meeting of the Company’s shareholders.

Shareholder Approval. If the shareholders of the Company approve the conversion of the Series F and the Series F-1 Preferred Stock at a meeting to be called for that purpose, each such share will be convertible into common stock by a conversion ratio equal to the stated value of the Series F or F-1 share divided by the Series F Conversion Price. The initial Series F Conversion Price is $0.50 per common share, which is subject to a “Floor Price” equal to 20% of the “Minimum Price” as defined in the Nasdaq Rules. The Series F Conversion Price and the Floor Price are subject to equitable adjustment. In addition, if during the next two years the sum of the common shares outstanding on October 7, 2024 plus shares issuable on conversion of Preferred Stock plus shares issuable on conversion of securities issued in the initial financing of the post-merger company plus shares issued to settle pre-existing liabilities (collectively, the “Measuring Shares”) exceeds 14,848,485, then the Series F Conversion Price will be adjusted to retain the ratio of common share issuable on conversion to the Measuring Shares. Likewise, if the number of Measuring Shares on October 7, 2025 is less than 14,848,485, then the Series F Conversion Price will be adjusted to retain the ration of the Measuring Shares to the number of shares issuable on conversion. The number of shares of common stock into which a holder (other than a holder otherwise subject to Section 16(a) of the Exchange Act) may convert Series F or Series F-1 Preferred Stock will be limited by a Beneficial Ownership Limitation, which restricts the portion of the cumulative voting power in the Company that the holder and its affiliates may own after the conversion to 4.99%.

Series C Preferred Stock

On October 25, 2024, the SPV transferred its remaining Series C Preferred Stock, 117,586 shares, to members in proportion to the membership interest of each. These shares were then converted to 1.1 million shares of the Company’s common stock.

F-50

Eastside Distilling, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

September 30, 2024

(Unaudited)

Senior Secured Notes

Purchase Agreement

On November 14, 2024, the Company sold $1.9 million in aggregate principal amount of Senior Secured Notes (the “Notes”) and Pre-Funded Warrants to purchase a total of 363,602 shares of common stock (the “Warrants”) for total gross proceeds of $1.6 million in a private placement offering (the “Offering”).The Notes and Warrants were sold pursuant to a Securities Purchase Agreement (the “Purchase Agreement”) with accredited investors (each, an “Investor” and together the “Investors”).

The Notes have a maturity date of 120 days from issuance, were issued with a 20% original issue discount and do not bear interest unless and until one or more of the customary events of default set forth therein occurs, whereupon each Note will bear interest at a rate of 18% per annum. If the Note remains outstanding for 180 days, the Note also requires a special one-time interest payment of 30% which will increase the principal of each Note accordingly. Upon the occurrence of an event of default, each Investor also has the right to require the Company to pay all or any portion of the Note at a 25% premium. Further, the Company is required to prepay the Notes in connection with certain sales of securities or assets at each Investor’s election in an amount equal to 35% of the gross proceeds from such sales. The Company also has the right to prepay all, but not less than all, of the outstanding amounts under the Notes, at its election. The Notes contain certain restrictive covenants, including covenants precluding the Company and its subsidiaries from incurring indebtedness, transferring assets, changing the nature of its business, and engaging in certain other actions, subject to certain exceptions.

The Warrants have a term of five years from issuance and are exercisable at an exercise price of $0.50 per share (of which $0.499 per share was pre-funded by each Investor). The Warrants will be exercisable beginning upon shareholder approval of the issuance of the common stock issuable upon exercise of such Warrants in accordance with the rules of The Nasdaq Capital Market and an increase in the authorized common stock of the Company. If at any time after exercising the Warrants, there is no effective registration statement registering, or the prospectus contained therein is not available for use, then the Warrants may also be exercised, in whole or in part, by means of a “cashless exercise.”

The Company also entered in three forms of side letters with the Investors which (i) permitted one Investor which with an affiliate invested $0.4 million to exchange that amount of stated value of shares of Series F Preferred Stock for a $0.4 million 120-day promissory note to another affiliate, which note was issued immediately prior to the closing of the Offering and has substantially identical terms to the Notes issued therein, except it is subordinated with respect to its security interest, (ii) permit two Investors to convert Series D Preferred Stock beginning on April 7, 2025, and (iii) permit two Investors to receive a number of shares of Series F equal to 50% of their investment amount, or $0.1 million each, using the stated value of the Series F Preferred Stock, which is $0.50 per share, to determine the number of shares of Series F Preferred Stock.

Promissory Note

On October 30, 2024, the Company entered into a Promissory Note with LDI for $0.3 million. A balloon payment of the entire outstanding principal balance of the indebtedness together with all accrued interest shall be due and payable in full on November 24, 2024, totaling $0.4 million.

Employment Agreement: Chief Executive Officer

The Merger Agreement provided that, as a condition to closing of the Merger, The Employment Agreement between the Company and Geoffrey Gwin, the Company’s Chief Executive Officer, would be amended in a manner satisfactory to the Company, Beeline and Mr. Gwin. Accordingly, at the time of the Merger, the Company’s Employment Agreement with Geoffrey Gwin was amended as follows:

●	The performance bonuses in the Employment Agreement were replaced by a bonus of $90,000. On October 15, 2024, the Company issued 180,000 shares of common stock to Mr. Gwin at $0.50 per share in satisfaction of the Company’s bonus obligation.
●	The Company issued 400,000 shares of common stock to Mr. Gwin, which will vest on the earlier of March 31, 2025 or the date on which Mr. Gwin’s employment is terminated without cause.
●	The Company covenanted that, in the event that the conversion price of the Series F Preferred Stock is reduced, the Company will issue to Mr. Gwin a number of common shares equal to one percent of the additional shares issued as a result of the adjustment.
●	The Company agreed to issue 100,000 shares of common stock to Mr. Gwin if he is terminated by the Company without cause.

F-51

BEELINE FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2023 and 2022

F-52

BEELINE FINANCIAL HOLDINGS, INC.

December 31, 2023 and 2022

F-53

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors of:

Beeline Financial Holdings, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Beeline Financial Holdings, Inc. (the “Company”) as of December 31, 2023 and 2022, the related consolidated statements of operations and comprehensive income (loss), changes in stockholders’ equity (deficit) and cash flows, for each of the two years in the period ended December 31, 2023 and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2023 and 2022, and the consolidated results of its operations and its cash flows for each of the two years in the period ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Restatement

As discussed in Note 15 to the consolidated financial statements, the 2023 and 2022 consolidated financial statements, as originally audited by a predecessor auditor, have been restated to correct certain errors.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has incurred recurring losses from operations since its inception and is dependent on debt and equity financing. The Company had a net loss and cash used in operations of $10,899,722 and $7,275,185, respectively, in 2023 and an accumulated deficit, stockholders’ deficit and working capital deficit of $38,369,200, $16,497,293 and $2,815,232 respectively at December 31, 2023. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s Plan in regard to these matters is also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

F-54

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

We have served as the Company’s auditor since 2024.

Boca Raton, Florida

December 13, 2024

2295 NW Corporate Blvd., Suite 240 • Boca Raton, FL 33431-7326

Phone: (561) 995-8270 • Toll Free: (866) CPA-8500 • Fax: (561) 995-1920

www.salbergco.com • info@salbergco.com

Member National Association of Certified Valuation Analysts • Registered with the PCAOB

Member CPAConnect with Affiliated Offices Worldwide • Member AICPA Center for Audit Quality

F-55

BEELINE FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,
	2023	2022
	(As Restated)	(As Restated)
Assets
Current Assets
Cash and cash equivalents	$3,351	$32,713
Restricted cash	187,006	100,510
Mortgage loans held for sale, at fair value	2,301,012	3,022,969
Interest rate lock derivative	57,505	30,757
Prepaid expenses and other current assets	82,137	92,843
Total Current Assets	2,631,011	3,279,792

Property and equipment, net	308,693	460,069
Software development costs, net	4,863,090	5,452,197
Right of use assets	1,643,432	1,947,804
Security deposit	58,181	58,431
Total Assets	$9,504,407	$11,198,293

Liabilities & Stockholders’ Deficit

Current Liabilities
Accounts payable	$1,349,112	$1,238,369
Warehouse lines of credit	2,157,119	3,060,923
Lease liability, current portion	323,959	309,167
Overdraft liability	35,162	-
Loan payable and accrued interest	91,999	100,000
Loan payable and accrued interest, related party	1,050,179	-
Promissory note	-	112,500
BDCRI loan, current portion	104,346	109,005
Accrued payroll	300,132	412,391
Escrows held for others	4,906	22,195
Accrued expenses and other current liabilities	29,329	54,153
Total Current Liabilities	5,446,243	5,418,704

Long Term Liabilities
Convertible notes	8,889,261	745,238
Convertible notes - related party	8,986,493	3,601,000
Accrued interest on convertible notes, including related party	965,378	77,883
BDCRI Loan	187,500	254,346
Lease liability, net of current portion	1,526,825	1,850,784
Total Long Term Liabilities	20,555,457	6,529,251

Total Liabilities	26,001,700	11,947,955

COMMITMENTS AND CONTINGENCIES (See Note 11)

Stockholders’ Deficit
Preferred stock, $0.00001 par value, 3,282,896 shares authorized
Series A preferred stock, 172,260 shares designated, and 247,960 and 472,910 shares issued and outstanding, respectively	2	5
Series B preferred stock, 3,110,636 designated, none issued and outstanding	-	-
Common stock, $0.00001 par value, 27,717,104 shares authorized, 1,644,040 shares issued and outstanding	16	16
Additional paid in capital	22,274,390	27,106,404
Accumulated other comprehensive loss	(95,728)	(79,836)
Accumulated deficit	(38,369,200)	(27,628,717)
Total Beeline Financial Holdings, Inc. stockholders’ deficit	(16,190,520)	(602,128)
Non-controlling interest	(306,773)	(147,534)
Total Stockholders’ Deficit	(16,497,293)	(749,662)

Total Liabilities & Stockholders’ Deficit	$9,504,407	$11,198,293

The accompanying notes are an integral part of these consolidated financial statements.

F-56

BEELINE FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Years Ended December 31,
	2023	2022
	(As Restated)	(As Restated)
Revenues
Gain on sale of loans, net	$2,974,536	$1,835,778
Interest income	132,297	225,848
Interest expense	(179,886)	(249,794)
Loan origination fees	304,488	413,209
Title fees	559,762	722,703
Data and tech services	2,748	-
REVENUES, NET	3,793,946	2,947,744

Operating Expenses
Selling, general and administrative	292,895	267,563
Salaries and benefits	6,418,989	6,052,874
Payroll taxes	415,809	405,065
Professional fees	920,656	920,578
Marketing and advertising	1,891,128	1,788,458
Loan originating expenses	805,996	917,966
Depreciation and amortization	1,591,511	1,161,094
Rent and utilities	369,785	620,779
Computer and software	537,889	842,798
Title operation expense	199,202	140,951
Travel and entertainment	71,976	71,654
Insurance expense	212,546	202,649
Total Operating Expenses	13,728,382	13,392,429

Operating Loss	(9,934,436)	(10,444,685)

Other (Income)/Expenses
Other (income)/expense	(296,553)	-
Interest expense	1,253,728	106,849
Other taxes	8,110	702
Total Other Expenses, Net	965,285	107,551

NET LOSS	$(10,899,722)	$(10,552,236)
Net loss of subsidiary attributable to noncontrolling interest	(159,239)	(147,534)
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	(10,740,483)	(10,404,702)

Unrealized foreign currency translation loss	(15,892)	(70,298)
TOTAL OTHER COMPREHENSIVE LOSS	(15,892)	(70,298)

TOTAL COMPREHENSIVE LOSS	$(10,756,375)	$(10,475,000)

The accompanying notes are an integral part of these consolidated financial statements.

F-57

BEELINE FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

YEARS ENDED DECEMBER 31, 2023 AND 2022

(As Restated)

	Common Stock		Series A Preferred Stock		Additional Paid in	Accumulated	Non-Controlling	Accumulated Other Comprehensive	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	Interests	Loss	(Deficit)
Balance, December 31, 2021	1,643,840	$16	269,100	$3	$22,030,739	$(17,224,015)	$-	$(9,538)	$4,797,205

Stock option compensation expense	-	-	-	-	77,217	-	-	-	77,217

Restricted stock unit vesting	200	-	-	-	286,974	-	-	-	286,974

Preferred stock issued under series A warrants exercises	-	-	203,810	2	4,711,474	-	-	-	4,711,476

Foreign currency translation adjustments	-	-	-	-	-	-	-	(70,298)	(70,298)

Net loss	-	-	-	-	-	(10,404,702)	(147,534)	-	(10,552,236)

Balance, December 31, 2022	1,644,040	16	472,910	5	27,106,404	(27,628,717)	(147,534)	(79,836)	(749,662)

Series A Preferred stock exchanged for convertible notes	-	-	(224,950)	(3)	(5,206,760)	-	-	-	(5,206,763)

Stock option compensation expense	-	-	-	-	374,746	-	-	-	374,746

Foreign currency translation adjustments	-	-	-	-	-	-	-	(15,892)	(15,892)

Net loss	-	-	-	-	-	(10,740,483)	(159,239)	-	(10,899,722)

Balance, December 31, 2023	1,644,040	$16	247,960	$2	$22,274,390	$(38,369,200)	$(306,773)	$(95,728)	$(16,497,293)

The accompanying notes are an integral part of these consolidated financial statements.

F-58

BEELINE FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	THE YEARS ENDED
	December 31,
	2023	2022
	(As Restated)	(As Restated)

CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(10,899,722)	$(10,552,236)
Adjustments to reconcile net loss to net cash (used in ) provided by operating activities:
Depreciation and amortization	1,591,511	1,161,094
Gain on sale mortgage loans held for sale, net of direct costs	(2,974,536)	(1,835,778)
Stock-based compensation	374,746	364,191
Noncash lease expense	(4,795)	(276,113)
Changes in operating assets and liabilities:
Proceeds from principal payments and sales of loans held for sale	59,831,839	132,474,641
Originations and purchases of mortgage loans held for sale	(56,135,346)	(122,263,204)
Accounts receivable	-	280,285
Derivative assets	(26,748)	(30,757)
Prepaid expenses and other current assets	10,706	209,108
Deposits	250	255,408
Accounts payable and accrued expenses	956,910	277,396
Promissory note issued for lease cancellation	-	225,000
Net Cash (Used in) Provided by Operating Activities	(7,275,185)	289,035

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of software and property and equipment	(851,028)	(1,914,773)
Net Cash Used in Investing Activities	(851,028)	(1,914,773)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net repayments/borrowings under warehouse line of credit	(903,804)	(8,237,999)
Repayments under notes payable	(222,500)	(225,000)
Repayments under notes payable, related party	-	(700,000)
Net borrowings under operating lines of credit	-	(1,025)
Borrowings under notes and convertible notes payable	5,129,472	732,612
Borrowings under notes and convertible notes payable, related party	4,196,071	3,601,000
Proceeds from the issuance of preferred stock upon warrant exercises	-	4,711,476
Net Cash Provided by (Used in) Financing Activities	8,199,239	(118,936)

Effect of exchange rate changes on cash	(15,892)	(70,298)
Net increase (decrease) in cash	57,134	(1,814,972)
Cash and cash equivalents - beginning of year	133,223	1,948,195
Cash and cash equivalents - end of year	$190,357	$133,223

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year:
Interest	$194,136	$273,509
Income Tax	$8,110	$701

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Preferred stock exchanged for convertible notes	$4,000,370	$-
Preferred stock exchanged for convertible notes - related party	$1,206,393	$-

The following table provides a reconciliation of cash and cash equivalents and restricted cash reported within the consolidated balance sheet that sum to the same such amounts shown in the consolidated statement of cash flows:

	December 31,
	2023	2022
Cash and cash equivalents	$3,351	$32,713
Restricted cash	187,006	100,510
Total cash and cash equivalents and restricted cash	$190,357	$133,223

The accompanying notes are an integral part of these consolidated financial statements.

F-59

Beeline Financial Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2023 and 2022

NOTE 1 - NATURE OF BUSINESS

Beeline Financial Holdings, Inc. (the “Company,” and together with its consolidated subsidiaries, “Beeline,” “we”, “us”, “our”) was incorporated in Delaware on July 1, 2020, via a merger with Beeline Financial Holdings, Inc, a Rhode Island corporation founded on September 20, 2018. Beeline is a full service Direct-to-Consumer lender specializing in conventional conforming and non-conforming residential first-lien mortgages.

The consolidated financial statements include the consolidated accounts of Beeline Financial Holdings, Inc. and its wholly-owned subsidiaries, Beeline Title Holdings, Inc. (“Beeline Title Holdings”), Beeline Mortgage Holdings, Inc. (“Beeline Mortgage”), and Beeline Loans Pty Ltd. (“Australian Subsidiary”). Beeline Title Holdings has five subsidiaries, Beeline Title, LLC (“Beeline Title”), Beeline Texas Title, LLC (“Beeline Texas Title”), Beeline Settlement Services, LLC (“Beeline Settlement Services”), and Beeline Title Agency, LLC (“Beeline Title Agency”). Beeline Mortgage Holdings has one subsidiary, Beeline Loans, Inc. (“Beeline Loans”). Beeline also has a majority-owned subsidiary called Nimble Title Holdings, LLC FKA Cambridge Title Holdings, LLC (“Nimble Title Holdings”), which is 50.1% owned by Beeline and 49.9% owned by Ellington Financial. Nimble Title Holdings has four subsidiaries, Nimble Title, LLC (“Nimble Title”), Nimble Title Agency, LLC (“Nimble Title Agency”), Nimble Texas Title, LLC (“Nimble Texas Title”), and Nimble Settlement Services, LLC (“Nimble Settlement Services”).

Beeline is an Artificial Intelligence (AI)-driven fintech mortgage lender that launched its lending platform in May 2020. Beeline continues to develop proprietary software in the form of major enhancements and new developments in its lending platform, introducing its Chat Application Programming Interface (API) “Bob” in July 2023. Beeline continues to hire key personnel to be able to scale into the future. As noted above, Beeline also has subsidiaries who perform title services.

Beeline is subject to a number of risks common to emerging companies stemming from, among other things, a limited operating history, rapid technological change, uncertainty of market acceptance and products, uncertainty of regulatory approval, competition from substitute products and larger companies, the need to obtain additional financing, compliance with government regulation, protection of proprietary technology, interest rate fluctuations, product liability, and the dependence on key individuals.

On June 4, 2024, the Company effected a 10-for-1 forward stock split and changed the authorized common and preferred shares and par values. All share and per share data in the accompanying consolidated financial statements and footnotes has been retrospectively adjusted to reflect these changes.

NOTE 2 – GOING CONCERN, LIQUIDITY, AND MANAGEMENT’S PLANS

These consolidated financial statements have been prepared on a basis that assumes Beeline will continue as a going concern and which contemplates the realization of assets and satisfaction of liabilities and commitments in the ordinary course of business. Beeline has incurred recurring losses from operations since its inception and is dependent on debt and equity financing. These factors raise substantial doubt about Beeline’s ability to continue as a going concern for the twelve months following the issuance of these financial statements. The consolidated financial statements do not include any adjustments to the carrying amounts and classification of assets, liabilities, and reported expenses that may be necessary if Beeline were unable to continue as a going concern.

Management believes that its available funds and cash flow from operations may not be sufficient to meet our working capital requirements for the twelve months subsequent to the issuance of our financial statements. In order to accomplish its business plan objectives, Beeline will need to either increase revenues or raise capital by the issuance of debt and/or equity or sell Beeline to a strategic acquirer. In October 2024, Beeline was acquired by Eastside Distilling, Inc. (see Note 14)

F-60

Beeline Financial Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2023 and 2022

Management believes that it will be successful in obtaining additional financing based on its limited history of raising funds; however, there can be no assurances that our business plans and actions will be successful, that we will generate anticipated revenues, or that unforeseen circumstances will not require additional funding sources in the future or effectuate plans to conserve liquidity. Future efforts to raise additional funds may not be successful or they may not be available on acceptable terms, if at all.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

These consolidated financial statements include the accounts of Beeline Financial Holdings, Inc., and its subsidiaries. Intercompany transactions and balances have been eliminated.

USE OF ESTIMATES

Preparing financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses. Significant estimates and assumptions in these consolidated statements include: the fair value of mortgage loans held for sale, valuation of derivative instruments, valuation of software, valuation of right of use assets, contingent liability for loan repurchases, and for equity instruments such as options, estimating the fair value of options granted and expensed. Actual results and outcomes may differ from management’s estimates and assumptions due to risks and uncertainties.

CASH, CASH EQUIVALENTS, AND RESTRICTED CASH

Beeline considers highly liquid investments purchased with a remaining maturity of 90 days or less at the time of purchase to be cash equivalents. Cash equivalents include money market accounts that are readily convertible into cash.

The Company maintains certain cash balances that are restricted under warehouse and/or master repurchase agreements, broker margin accounts associated with its derivative instruments. The restricted cash balance at December 31, 2023 and 2022 is $187,006 and $100,510 respectively.

MORTGAGE LOANS HELD FOR SALE AND GAINS ON SALE OF LOANS REVENUE RECOGNITION

Mortgage loans held for sale are carried at fair value under the fair value option in accordance with Financial Accounting Standards Board’s Accounting Standards Codification Topic (“ASC”) 825-Financial Instruments, with changes in fair value recorded in gain on sale of loans, net on the consolidated statements of operations. The fair value of mortgage loans held for sale committed to investors is calculated using observable market information such as the investor commitment, assignment of trade or other mandatory delivery commitment prices. The fair value of mortgage loans held for sale not committed to investors is based on quoted best execution secondary market prices. If no such quoted price exists, the fair value is determined using quoted prices for a similar asset or assets, such as Mortgage-Backed Securities (MBS) prices, adjusted for the specific attributes of that loan, which would be used by other market participants. Mortgage loans held for sale not calculated using observable market information are based on third-party broker quotations or market bid pricing.

F-61

Beeline Financial Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2023 and 2022

Gains and losses from the sale of mortgage loans held for sale are recognized based upon the difference between the sales proceeds and carrying value of the related loans upon sale and are recorded in gain on sale of loans, net on the consolidated statements of operations. Sales proceeds reflect the cash received from investors through the sale of the loan and servicing release premium. Gain on sale of loans, net also includes the unrealized gains and losses associated with the changes in the fair value of mortgage loans held for sale, and the realized and unrealized gains and losses from derivative instruments.

Mortgage loans held for sale are considered sold when the Company surrenders control over the financial assets. Control is considered to have been surrendered when the transferred assets have been isolated from the Company, beyond the reach of the Company and its creditors; the purchaser obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets; and the Company does not maintain effective control over the transferred assets through either an agreement that both entitles and obligates the Company to repurchase or redeem the transferred assets before their maturity or the ability to unilaterally cause the holder to return specific financial assets. The Company typically considers the above criteria to have been met upon acceptance and receipt of sales proceeds from the purchaser.

Mortgage loans sold to investors by the Company, and which met investor underwriting guidelines at the time of sale, may be subject to repurchase in the event of specific default by the borrower or subsequent discovery that underwriting standards were not met. The Company may, upon mutual agreement, indemnify the investor against future losses on such loans. Additionally, reserves are established for estimated liabilities from the need to repay, where applicable, a portion of the premium received from investors on the sale of certain mortgage loans if such loans are repaid in their entirety within a specified period after the sale of the loans. The Company has established a reserve for potential losses related to these representations and warranties. In assessing the adequacy of the reserve, management evaluates various factors including actual write-offs during the period, historical loss experience, known delinquent and other problem loans, and economic trends and conditions in the industry. Actual losses incurred are reflected as write-offs against the loan indemnification reserve.

Since mortgage loans held for sale have maturity dates greater than one year from the balance sheet date but are expected to be sold in a short time frame (less than one year), they are recorded as current assets.

Changes in the balances of mortgage loans held for sale are included in cash flows from operating activities in the consolidated statement of cash flows in accordance with ASC 230-10-45-21.

REVENUE RECOGNITION

Loan Origination Fees and Costs

Loan origination fees represent revenue earned from originating mortgage loans. Loan origination fees generally represent flat per-loan fee amounts based on a percentage of the original principal loan balance and are recognized as revenue at the time the mortgage loans are funded since the loans are held for sale. Loan origination costs are charged to operations as incurred.

Interest Income

Interest income on mortgage loans held for sale is recognized for the period from loan funding to sale based upon the principal balance outstanding and contractual interest rates. Revenue recognition is discontinued when loans become 90 days delinquent, or when, in management’s opinion, the recovery of principal and interest becomes doubtful and the mortgage loans held for sale are put on nonaccrual status. For loans that have been modified, a period of 6 payments is required before the loan is returned to an accrual basis.

F-62

Beeline Financial Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2023 and 2022

Interest Expense

Interest expense relating to the warehouse lines of credit is included in Revenues. Other interest expense is included under Other (Income)/Expense.

Title Fees

Commissions earned at loan settlement on insurance premiums paid to title insurance companies.

Data and Tech

Fees received from a marketing partner who is embedded in our point-of-sale journey for investment property customers. The partner pays Beeline for leads they receive from a customer opting in to use their insurance company for landlord insurance during the application process.

DERIVATIVE FINANCIAL INSTRUMENTS AND REVENUE RECOGNITION

The Company holds and issues derivative financial instruments such as interest rate lock commitments (IRLCs). IRLCs are subject to price risk primarily related to fluctuations in market interest rates. To hedge the interest rate risk on certain IRLCs, the Company enters into best effort forward sale commitments with investors, whereby certain loans are locked with a borrower and simultaneously committed to an investor at a fixed price. If the best effort IRLC does not fund, the Company has no obligation to fulfill the investor commitment.

FASB ASC 815-25, “Derivatives and Hedging,” requires that all derivative instruments be recognized as assets or liabilities on the consolidated balance sheets at their fair value. Changes in the fair value of the derivative instruments are recognized in gain on sale loans, net on the consolidated statements of operations in the period in which they occur. The Company accounts for all derivative instruments as free-standing derivative instruments and does not designate any for hedge accounting.

DEPOSITS

Deposits include security deposits for leased office spaces, which are refundable to Beeline upon expiration of the lease agreements.

PROPERTY AND EQUIPMENT, NET

Property and equipment, including leasehold improvements, are recorded at cost, and are depreciated or amortized using the straight-line method over the estimated useful lives of the related assets, which range from five to seven years. Repair and maintenance costs are expensed as incurred. Leasehold improvements are amortized over the shorter of the lease term or the improvement’s estimated useful life. Improvements, which increase the productive value of assets, are capitalized, and depreciated over the remaining useful life of the related asset.

SOFTWARE DEVELOPMENT COSTS, NET

Under ASC 350-40, “Internal-Use Software,” Beeline capitalizes certain qualifying costs incurred during the application development stage in connection with the development of internal-use software. Costs related to preliminary project activities are expensed as incurred and post-implementation activities will be expensed as incurred. Capitalized software costs are amortized over the useful life of the software, which is five years. Impairment of internal-use software is evaluated under ASC 350-40-35 “Subsequent Measurement” on a qualitative basis and if indicators exist, then a quantitative analysis is performed under ASC 360” Property, Plant, and Equipment”.

F-63

Beeline Financial Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2023 and 2022

IMPAIRMENT OF LONG-LIVED ASSETS

Beeline continually evaluates whether events or circumstances have occurred that indicate that the estimated remaining useful life of its long-lived assets, including internal-use software, may warrant revision or that the carrying value of these assets may be impaired.

FAIR VALUE MEASUREMENTS

Fair value is the price that would be received if an asset were sold or the price that would be paid to transfer a liability in an orderly transaction between willing market participants at the measurement date. Required disclosures include classification of fair value measurements within a three-level hierarchy (Level 1, Level 2, and Level 3). Classification of a fair value measurement within the hierarchy is dependent on the classification and significance of the inputs used to determine the fair value measurement. Observable inputs are those that are observed, implied from, or corroborated with externally available market information. Unobservable inputs represent the estimates of market participants’ assumptions.

Fair value measurements are classified in the following manner:

Level 1—Valuation is based on quoted prices in active markets for identical assets or liabilities at the measurement date.

Level 2—Valuation is based on either observable prices for identical assets or liabilities in inactive markets, observable prices for similar assets or liabilities, or other inputs that are derived directly from, or through correlation to, observable market data at the measurement date.

Level 3—Valuation is based on the internal models using assumptions at the measurement date that a market participant would use.

In determining fair value measurement, Beeline uses observable inputs whenever possible. The level of a fair value measurement within the hierarchy is dependent on the lowest level of input that has a significant impact on the measurement as a whole. If quoted market prices are available at the measurement date or are available for similar instruments, such prices are used in the measurements. If observable market data is not available at the measurement date, judgment is required to measure fair value.

The following is a description of measurement techniques for items recorded at fair value on a recurring basis. There were no material items recorded at fair value on a nonrecurring basis as of December 31, 2023 and 2022.

Mortgage loans held for sale: Loans held for sale that are valued using Level 2 measurements derived from observable market data, including market prices of securities backed by similar mortgage loans adjusted for certain factors to approximate the fair value of a whole mortgage loan, including the value attributable to mortgage servicing and credit risk. Loans held for sale for which there is little to no observable trading activity of similar instruments are valued using Level 3 measurements based upon dealer price quotes and internal models.

F-64

Beeline Financial Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2023 and 2022

IRLCs: The fair value of IRLCs is based on current market prices of securities backed by similar mortgage loans (as determined above under mortgage loans held for sale), net of costs to close the loans, subject to the estimated loan funding probability, or “pull-through factor.” Given the significant and unobservable nature of the pull-through factor, IRLCs are classified as Level 3.

Forward commitments: Beeline’s forward commitments are valued based on quoted prices for similar assets in an active market with inputs that are observable and are classified within Level 2 of the valuation hierarchy. There were no open forward contracts at December 31, 2023 and 2022.

Assets or liabilities measured at fair value or a recurring basis were as follows at December 31, 2023 and 2022:

	2023			2022
Description	Level 1	Level 2	Level 3	Level 1	Level 2	Level 3
Mortgage loans held for sale	$-	$2,301,012	$-	$-	$3,022,969	$-
Interest rate lock derivative	$-	$-	$57,505	$-	$-	$30,757

A roll forward of the level 3 valuation financial instruments was as follows:

	For the years ended December 31,
Balance at beginning of year	2023	2022
Initial valuation	$30,757	$-
Change in fair value in gain on sale of loans, net	26,748	30,757
Balance at end of year	$57,505	$30,757

DEBT ISSUANCE COSTS

Beeline’s notes or loans payable agreements are recorded net of issuance costs (debt discount). The resulting debt discount is being amortized over the term of the term loan using the straight-line method, which approximates the effective interest method, and the amortization of debt discount is included in interest expense in the Other (Income)/Expense category in the statement of operations.

MARKETING AND ADVERTISING COSTS

Marketing and advertising costs are expensed as incurred.

For the year ended December 31, 2023, marketing and advertising expenses were $1,891,128. For the year ended December 31, 2022, they were $1,788,458.

STOCK-BASED COMPENSATION EXPENSE

Beeline measures and recognizes compensation expense for restricted stock awards and options granted to employees based on the fair value of the award on the grant date and recognized as expense over the related service or performance period. Beeline elected to account for forfeitures as they occur.

Stock-based compensation expense totaled $374,746 for the year ended December 31, 2023, and $364,191 for the year ended December 31, 2022.

F-65

Beeline Financial Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2023 and 2022

Foreign Currency TranslatioN AND TRANSACTIONS

The reporting currency of the company is the U.S. dollar. Except for Beeline Loans Pty Ltd, the functional currency of the company is the U.S. dollar. The functional currency of Beeline Loans Pty Ltd is the Australian dollar (AUS). For Beeline Loans Pty Ltd, results of operations and cash flows are translated at average exchange rates during the period, assets and liabilities are translated at the exchange rate at the end of the period, and equity is translated at historical exchange rates. As a result, amounts related to assets and liabilities reported on the statements of cash flows may not necessarily agree with the changes in the corresponding balances on the balance sheets. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive loss. The translation adjustment for years ended December 31, 2023 and 2022 was $15,892 and $70,298, respectively. Transactions denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing on the transaction dates with any transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency included in the results of operations as incurred.

NON-CONTROLLING INTERESTS

Beeline follows ASC Topic 810 – Consolidation, governing the accounting for and reporting of non-controlling interests (NCI) in partially owned consolidated subsidiaries and the loss of control of subsidiaries. Certain provisions of this standard indicate, among other things, that NCI be treated as a separate component of equity, not as a liability, that increases and decreases in the parent’s ownership interest that leave control intact be treated as equity transactions rather than step acquisitions or dilution gains or losses, and that losses of a partially-owned subsidiary be allocated to non-controlling interests even when such allocation might result in a deficit balance. The net loss attributed to NCI was separately designated in the accompanying consolidated statements of operations and comprehensive loss. Losses attributable to NCI in a subsidiary may exceed NCI’s interests in the subsidiary’s equity. The excess attributable to NCI is attributed to those interests. NCI shall continue to be attributed their share of losses even if that attribution results in a deficit NCI balance.

Segment Information

The Company operates in one reportable segment as a Direct-to-Consumer lender. The Company’s chief operating decision makers, its Chief Executive Officer and Chief Financial Officer manage the Company’s operations as a whole.

INCOME TAXES

The Company uses the asset and liability method to compute the differences between the tax basis of assets and liabilities and the related financial statement amounts. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount that, more likely than not, will be realized. The Company has deferred tax assets and liabilities that reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Deferred tax assets are subject to periodic recoverability assessments. Realization of the deferred tax assets, net of deferred tax liabilities, is principally dependent upon achievement of projected future taxable income.

F-66

Beeline Financial Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2023 and 2022

The Company records a liability for unrecognized tax benefits resulting from uncertain tax positions taken or expected to be taken in a tax return. The Company accounts for uncertainty in income taxes using a two-step approach for evaluating tax positions. Step one, recognition, occurs when the Company concludes that a tax position, based solely on its technical merits, is more likely than not to be sustained upon examination. Step two, measurement, is only addressed if the position is more likely than not to be sustained. Under step two, the tax benefit is measured as the largest amount of benefit, determined on a cumulative probability basis, which is more likely than not to be realized upon ultimate settlement. The Company recognizes interest and penalties, if any, related to unrecognized tax benefits in income tax expense.

ACCOUNTING STANDARDS ISSUED BUT NOT YET EFFECTIVE

In November 2023, the FASB issued ASU 2023-7, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, which requires enhanced disclosure of significant segment expenses on an annual and interim basis. The ASU is effective on a retrospective basis for annual periods beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. The Company will adopt ASU 2023-7 beginning with its fiscal year ended December 31, 2024.

In December 2023, the FASB issued ASU 2023-9, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which requires disaggregated information about a reporting entity’s effective tax rate reconciliation as well as additional information on income taxes paid. The ASU is effective on a prospective basis for annual periods beginning after December 15, 2024, and early adoption is permitted for annual financial statements that have not yet been issued or made available for issuance. The Company will include the required disclosures in its condensed consolidated financial statements once adopted.

NOTE 4 – MORTGAGE LOANS HELD FOR SALE

Beeline sells substantially all of its originated mortgage loans to investors. At December 31, 2023 and 2022, Beeline adjusted its loan balance to estimated fair value based on the eventual sales of loans.

	2023	2022
Mortgage loans held for sale	$2,267,596	$3,104,591
Fair value adjustment	33,416	(81,622)
Mortgage loans held for sale, at fair value	$2,301,012	$3,022,969

NOTE 5 - PROPERTY AND EQUIPMENT

Property and equipment as of December 31, 2023 and 2022, consisted of the following:

	2023	2022
Leasehold improvements	$696,894	$696,894
Furniture and fixtures	129,962	129,962
Computers and hardware	81,779	81,779
	908,635	908,635
Less: accumulated depreciation	(599,942)	(448,566)
Property and equipment, net	$308,693	$460,069

Depreciation expense totaled $151,376 for the year ended December 31, 2023 and $151,376 for 2022.

NOTE 6 - CAPITALIZED SOFTWARE DEVELOPMENT COSTS

Beeline released its proprietary software “Hexagon” in May 2020.

Beeline continues to use the “Hexagon” software for processing mortgages of commercial and residential properties and intends on licensing this software to other mortgage loan originators in the future.

In January 2023, Beeline’s internal developers began the initial development of a new proprietary software, “Hive”. The new software is an entirely new platform and code built by Beeline. The most notable feature of the new software is the integration of Beeline’s Chat API “Bob.” The official launch of Hive was January 2024 and Beeline is currently implementing the new software in its residential mortgage origination process.

A major upgrade to the system “Version 2” was immediately started after the initial launch of the system and went into use starting November 2020. This upgrade gave the consumer access to a user portal and the ability to process some conditions on their own through uploading documents and accessing key information of their loan.

Additional functionality was added to the system in “Version 3”. This version will allow proprietary technologies to process underwriting conditions and automating major functions of the business. The basics of Beeline’s “Automation Condition Resolution Engine” was substantially completed in this Version.

“Version 4” was released in May 2022. It significantly changed the loan options user interface and experience for customers. It also introduced a dedicated flow for new loan types and channels. Other changes in Version 4 included additional build out of the Automation Condition Resolution Engine. Version 4 was completed by December 31, 2022, with development starting on Version 5 in early 2023. At December 31, 2023 and 2022, capitalized software development costs consisted of the following:

	2023	2022
Software Development Version 1	$1,725,250	$1,725,250
Software Development Version 2	821,983	821,983
Software Development Version 3	3,335,136	3,335,136
Software Development Version 4	1,438,149	1,346,424
Software Development Version 5	759,303	-
	8,079,821	7,228,793
Less: Accumulated Depreciation	(3,216,731)	(1,776,596)
Software Development, net	$4,863,090	$5,452,197

Amortization expense totaled $1,440,135 and $1,009,718 for the years ended December 31, 2023 and 2022, respectively.

F-67

Beeline Financial Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2023 and 2022

NOTE 7 - WAREHOUSE LINES OF CREDIT

FIRSTFUNDING, INC.

At December 31, 2023, Beeline was engaged with one bank for a secured line of credit to fund originated loans in the normal course of business. The agreement contains specific financial covenants and requirements that Beeline must analyze on a quarterly basis in order to be compliant with the agreement and contains default provisions as defined. The aggregate potential borrowing capacity under the warehouse line of credit is $5,000,000 at December 31, 2023 .

On September 21, 2021, Beeline entered into an agreement with FirstFunding, Inc. (lender) for a $10,000,000 line. The line automatically renews for successive one-year terms, unless terminated by Beeline or FirstFunding, Inc upon 60 days notice. The line was renewed on September 30, 2023 with a reduction in available funding from $10,000,000 to $5,000,000. The interest rate is the greater of 1.) interest on the underlying loan or 2.) 4.25% - 5.50%, depending on how many loans Beeline closes per month. Beeline is required to provide FirstFunding, Inc. with annual audited financial statements, quarterly unaudited financial statements, and monthly interim unaudited financial statements if requested. Beeline is also subject to non-financial covenants. Beeline grants to the lender a security interest in and to all of Beeline’s right, title, and interest in and to each mortgage loan in which the lender has acquired a warehouse interest.

FLAGSTAR BANK

As of July 25, 2023, Beeline requested the closure of the Flagstar Bank warehouse line. The Company’s focus has been on non-QM loans as the market has fluctuated and First Funding permits both non-QM and conventional loans.

The below is a summary of warehouse lines outstanding as of December 31:

Year	Warehouse Lender	Line Amount	Outstanding	Remaining Unused
2023	FirstFunding, Inc.	$5,000,000	$2,157,119	$2,842,881
2022	Flagstar Bank	$10,000,000	$3,060,923	$6,939,077

INTEREST EXPENSE ON WAREHOUSE LINES OF CREDIT

Interest expense on warehouse lines of credit were $179,886 in 2023 and $249,794 in 2022.

F-68

Beeline Financial Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2023 and 2022

NOTE 8 - DEBT

BDCRI LOAN

On April 29, 2021, Beeline and Beeline Loans entered into a term loan agreement with Business Development Company of Rhode Island (the “BDCRI Loan”) for $450,000. The BDCRI Loan matures on April 29, 2026. As of December 31, 2023 and 2022, the balance due is $291,846 and $363,351, respectively, net of discounts of $8,154 and $11,649, respectively. Principal payments of $9,375 began in April of 2022. In October 2023, Beeline began making interest-only payments in the near term until market conditions improved. The interest rate is 6%. Beeline recorded debt issuance costs of $17,182 in 2021, which are being amortized over the term of the BDCRI Loan. The BDCRI Loan contains default covenants and prepayment terms and is collateralized and guaranteed by two of the shareholders of Beeline.

The payment schedule for the BDCRI loan is as follows:

Year	Amount
2024	$100,000
2025	100,000
2026	100,000
Total	$300,000

LOANS PAYABLE

In 2022, Beeline received $100,000 from Capital Markets Group in the form of a loan payable. This loan is currently past due. Default interest is accruing at 24% per annum. As of December 31, 2023 and 2022, the balance due is $60,244 and $100,000, respectively. The balance of the loan was paid in full on June 6, 2024.

In March 2023, Beeline received $30,000 from an individual in the form of a loan payable. Interest accrues at 7% per annum. At December 31, 2023, the balance due is $31,755. This loan was subsequently reclassified as a Convertible Notes when a convertible note agreement was signed by the lender in March 2024.

LOANS PAYABLE – RELATED PARTY

In July 2023, Beeline received $75,000 from Fluid Capital in the form of a loan payable. Interest accrues at 12.25%. per annum. This note is due April 2024. At December 31, 2023 the balance due is $78,826. Beeline was granted an extension on this note until year end 2024.

In September 2023, Beeline entered into a loan for $357,400 and in December 2023, another loan for $142,600 from Manta Reef (Gulp Data). Interest accrues at 18% per annum. Interest-only payments are made monthly. These loans are due December 2024. At December 31, 2023, the balance due on these loans is $587,529.

In November 2023, Beeline received $157,500 from American Heritage Lending in the form of a loan payable. Interest accrues at 12% per annum. This loan was paid in March 2024. At December 31, 2023, the balance due is $161,280.

An officer, director, and shareholder lends money to Beeline throughout the year in the form of loans payable. Interest accrues at 7% per annum and is due on demand. At December 31, 2023, the balance due is $222,544.

F-69

Beeline Financial Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2023 and 2022

2022 SUBORDINATED CONVERTIBLE PROMISSORY NOTES ISSUED

In June 2022, the Board of Directors authorized the issuance of three-year, 7%, 2022 Subordinated Convertible Promissory Notes (the “Convertible Notes”) and related Preferred Stock Warrants, up to a total of $25,000,000 as amended, to investors through May 29, 2024.

Beeline issued Convertible Notes totaling $4,436,238 in 2022 and $13,439,516 in 2023. See Note 10 - Stockholders’ Equity as to no estimate of the portion of the proceeds from the issuance of the convertible promissory notes attributable to such warrants can be determined.

Optional Conversion

The notes contain an optional conversion feature in the event the Company completes a capital raising transaction that is not significant enough to be a Qualified Financing, which option may be exercised collectively by a majority in interest of the note holders. If the Company completes a Non-Qualified Financing, a Majority in Interest of the Note holders may elect to convert all of the Notes, and any accrued but unpaid interest thereon, into the class or series of shares issued to the investors in the Non-Qualified Financing, but at a conversion price equal to the lower of (x) 80% of the per share price paid by such investors in the Non-Qualified Financing, or (y) the price obtained by dividing $50,000,000 by the number of outstanding shares of common stock of the Company immediately prior to the Non-Qualified Financing (assuming conversion of all securities convertible into common stock and exercise of all outstanding options and warrants, but excluding but excluding the first 15% of the shares issuable pursuant to the Company’s Employee Stock Ownership Plan and the shares of equity securities of the Company issuable upon the conversion of the Notes or other indebtedness)(the “Valuation Cap PPS”).

Mandatory Conversion

If the Company completes a Change of Control or an Initial Public Offering (each, as defined in the Notes) prior to the conversion of a holder’s Note, then such Note shall convert automatically into shares of the Company’s common stock, at a price equal to 80% of, as applicable,(x) the offering price to the public in the Initial Public Offering, or (y) the price or value of the Company’s common stock in the Change of Control transaction. Alternatively, we have reduced the term of the Notes to three (3) years(from five (5) years)and provided that, if a holder’s Note remains outstanding after such three (3)-year period, then it shall automatically convert into the class or series of shares of capital stock of the Company last issued in a Non-Qualified Financing, at a per share purchase price equal to the lower of (x) 80% of the per share price paid by the investors for the shares issued in such Non-Qualified Financing, and (y) the Valuation Cap PPS.

In 2023, three investors who made an investment of at least $500,000 in the 2022 Convertible Notes were entitled to exchange, for no additional consideration, Beeline Series A Preferred stock held by the investors for 2022 Convertible Notes having the same value as the investor’s existing investment. These three investors exchanged 224,950 shares of Series A Preferred stock for 2022 Convertible Notes having principal amounts totaling $5,206,763. There were no gains or losses on these exchanges.

All Convertible Notes are three-year notes of: $4,436,238 (raised in 2022) maturing in 2025 and $13,439,516 (raised in 2023) maturing in 2026. As of December 31, 2023 and 2022, interest of $965,378 and $77,883, respectively, has accrued on all these notes. At December 31, 2023 and 2022, the balance due on these notes, consisting of related party and non-related party notes, was $17,875,754 and $4,436,238, respectively.

F-70

Beeline Financial Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2023 and 2022

Convertible notes at December 31, were as follows:

	2023	2022
Convertible notes	$8,889,261	$745,238
Convertible notes - related party	8,986,493	3,601,000
Total	$17,875,754	$4,346,238

NOTE 9 - RELATED PARTY TRANSACTIONS

Beeline has received, as noted in Note 8 - Loans Payable and Convertible Notes with related parties, including officers, directors, and affiliates.

NOTE 10 - STOCKHOLDERS’ EQUITY

On June 4, 2024, Beeline’s shareholders approved a ten-for-one (10:1) Forward Stock Split (the “Forward Stock Split”), effective as of June 4, 2024. Proportional adjustments for the Forward Stock Split were made to the Company’s outstanding common stock, preferred stock, stock options, warrants and equity incentive plans. All share and per-share data and amounts have been retroactively adjusted as of the earliest period presented in the consolidated financial statements to reflect the Forward Stock Split .

The rights and privileges of Beeline’s Common and Preferred Stock are as follows:

SERIES A PREFERRED STOCK

During 2023, three investors exchanged 224,950 shares of preferred stock for a 2022 Convertible Notes having principal amounts totaling $5,206,763. Please see Note 8 – Debt as to the 2022 Convertible Notes.

During 2022, warrants were exercised for 203,810 shares of Series A preferred stock and the company received exercise proceeds of $4,711,476.

The rights and preferences of the Series A preferred stock are as follows:

Dividends

Subject to the rights of any series of Preferred Stock that may from time to time come into existence after the Filing Date, holders of outstanding shares of Preferred Stock are not entitled to dividends.

As of December 31, 2023 and 2022, no dividends have been declared or accrued on any class of Company stock.

Voting Rights

On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the (‘corporation (or by written consent of stockholders in lieu of a meeting), including for the election of members of the Corporation’s Board of Directors, each holder of outstanding shares of Preferred Stock shall he entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Preferred Stock held by such holder are convertible at the applicable Conversion Price therefor as of the record date for determining stockholders entitled to vote on such matter.

F-71

Beeline Financial Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2023 and 2022

Liquidation Rights

Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a “Liquidation”), subject to the rights of any series of Preferred Stock that may from time to time come into existence. the holders of Preferred Stock shall be entitled to receive out of the assets, whether capital or surplus, of the Corporation the same amount that holders of Common Stock would receive if the Preferred Stock were fully converted (disregarding for such purposes any conversion limitations hereunder) to Common Stock at the Conversion Price then applicable for each share of outstanding Preferred Stock, which amount shall be paid to the holders of Preferred Stock pari passu with the amount paid to the holders of Common Stock.

Optional Conversion

From and after the Filing Date, and at any time prior to mandatory conversion of the outstanding shares of Series A Preferred Stock into shares of Common Stock upon a Qualified Offering or Qualified Event as defined, each outstanding share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time, and without the payment of additional consideration by the holder thereof, into such whole number of shares of Common Stock as is determined by dividing the Series A Original Issue Price of $23.117 by the Series A Conversion Price in effect at the time of conversion, which was $7.542280 as of December 31, 2023. The Series A Conversion Price. and the rate at which shares of Series A Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment.

Mandatory Conversion

All outstanding shares of Series A Preferred Stock shall automatically be converted, without the payment of additional consideration by any holder thereof, into such whole number of shares of Common Stock as is determined by dividing the Series A Original Issue Price by the Series A Conversion Price in effect upon and as of’ the earliest to occur of (the time of such conversion is referred to herein as the “Mandatory Conversion Time”) a Qualified Offering or Qualified Event.

Fundamental Transaction

Each holder of outstanding shares of Preferred Stock shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the number of shares of Common Stock of the successor or acquiring corporation or of the Corporation. if it is the surviving corporation. and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which such shares of Preferred Stock are convertible immediately prior to such Fundamental Transaction.

COMMON STOCK

The holders of common stock are entitled to one vote for each share held. The voting, dividend, and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers, and preferences of the holders of the Preferred Stock described below.

No common shares were issued in 2023. See “Equity Compensation Plan” below for 2022 activity.

F-72

Beeline Financial Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2023 and 2022

COMMON STOCK WARRANTS

At December 31, 2023, Beeline has 58,680 outstanding common stock warrants with an exercise price of $23.12 and a remaining contractual life of 2.75 years.

Warrant activities for the years ended December 31, 2023 and 2022 are summarized as follows:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Balance Outstanding December 31, 2021	363,360	$23.12	4.75	$-
Expired/Forfeits	(65,290)			-
Granted	-		-	-
Exercises to Series A preferred stock	(203,810)	-	-	-
Balance Outstanding December 31, 2022	94,260	23.12	3.75	-
Forfeits	(35,580)			-
Granted	-	-	-	-
Balance Outstanding December 31, 2023	58,680	$23.12	2.75	$-
Exercisable, December 31, 2023	58,680	$23.12	2.75	$-

In addition to the warrants noted above, Beeline issued warrants in connection with the 2022 Subordinated Convertible Promissory notes to possibly purchase a quantity of shares of the company’s capital stock based on the warrant coverage amount (which as of December 31, 2023 was $17.875 million and $4.346 million as of December 31, 2022) divided by the exercise price as defined which was indeterminant as of December 31, 2023 and 2022 (see Note 8). The warrant coverage amount equaled 100% of the aggregate principal borrowed by the company under all convertible promissory notes then issued by the company and outstanding (excluding interest thereon) as of such date. However, as of December 31, 2023 and 2022, (1) the right to exercise any such warrant, (2) the exercise price of any such warrant, and (3) the type and number of shares of capital stock for which any such warrant might eventually be exercisable, all remained contingent upon various and alternative equity financing events yet to have occurred. As such, no estimate of the portion of the proceeds from the issuance of the convertible promissory notes attributable to such warrants can be determined. See Note 14 – Subsequent Events for the exchange of these warrants for other equity instruments.

F-73

Beeline Financial Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2023 and 2022

EQUITY INCENTIVE PLANS

Beeline Financial Holdings, Inc.’s Amended Equity Incentive Plan provides employees, consultants, and directors of Beeline and its affiliates awards, including incentive stock options, non-qualified stock options, and restricted stock.

As approved by the Boards of Directors on December 21, 2023, the Plan was amended to increase the number of shares of Common Stock which could be made available for Award under the Plan by 717,160 for a total of one million (1,000,000) shares of Common Stock. As of December 31, 2023, Beeline granted a total of 792,810 awards. As of December 31, 2023, 207,190 shares of Common Stock remain available for grants of awards pursuant to this Plan.

Restricted Stock Awards

In 2020, Beeline granted 123,500 Restricted Common Stock (CRSA’s) shares with an estimated fair value of $597,864 to four employees. The shares vest over 25 months. The company recognized the remaining compensation expense of $286,974 in 2022. All restricted shares issued under the Plan are now fully vested and unrestricted. 200 shares were issued in fiscal 2022 related to this grant while the remainder were issued in 2020.

The following table summarizes activity related to non-vested shares:

	Number of Non-Vested Shares	Weighted Average Grant Date Fair Value
Non-vested, December 31, 2021	59,280	$4.84
Granted	-	-
Shares vested	(59,280)	$(4.84)
Non-vested, December 31, 2022	-	-
Shares vested	-	-
Non-vested, December 31, 2023	-	$-

Option Awards

During 2023, the Company’s Board of Directors granted 609,090 new stock options to employees as incentive stock options (ISOs). These options have a fair value of approximately $900,000 and carry a four-year vesting period. The issuance of these options, along with a prior year grant, generated stock option compensation expense in the year 2023 in the amount of $374,746. Stock option expense in fiscal 2022, related to prior year grants was $77,217.

F-74

Beeline Financial Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2023 and 2022

At December 31, 2023, the total unrecognized compensation related to unvested stock option awards granted, was approximately $0.8 million, which the Company expects to recognize over a weighted-average period of approximately 3.5 years.

Stock option activities for the years ended December 31, 2023 and 2022 are summarized as follows:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Balance Outstanding, December 31, 2021	228,810	$4.08	6	$-
Forfeited	(35,090)	-		-
Balance Outstanding, December 31, 2022	193,720	3.94	5	-
Granted	609,090	2.50		-
Forfeited	(66,320)	-		-
Balance Outstanding, December 31, 2023	736,490	$2.89	4.6	$-
Exercisable, December 31, 2023	152,850	$2.89	4.6	$-

The fair value of the stock option grants were estimated using the following assumptions:

	For the Years Ended
	December 31,
	2023	2022
Risk free interest rate	3.88%	1.04% – 3.55%
Expected term in years	5.5	6
Dividend yield	—	—
Volatility of common stock	62% –64%	58% – 60%
Weighted average grant date fair value per option	$2.50	$4.08

Phantom Stock Awards

In 2018, Beeline adopted the Phantom Equity Plan (the “Phantom Plan”), which authorizes up to 100,000 shares (“Phantom Shares”) to be granted to participating employees. The Phantom Shares are a hypothetical equity interest in Beeline and vest over a four-year period. Each award will only vest and become payable upon certain events, such as a change in ownership of Beeline or a liquidation event, as defined in the Phantom Plan agreement. At December 31, 2023 and 2022, the value per share was deminimis. No additional Phantom Shares were granted in 2023 or 2022. There are 39,750 issued and fully vested Phantom Shares at December 31, 2023 and 2022.

401(k) Employee Benefit Plan

Beeline has established a retirement benefit plan under Section 401(k) of the Internal Revenue Code. Under this plan, eligible employees are permitted to contribute a percentage of compensation into the retirement plan up to a maximum determined by the Internal Revenue Code. The plan also allows for discretionary employer matching contributions and profit-sharing contributions to the plan; however, no such contributions were elected for the 2023 year ended.

F-75

Beeline Financial Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2023 and 2022

NOTE 11 - COMMITMENTS AND CONTINGENCIES

LEASE OBLIGATIONS

Beeline leases office space under various operating lease agreements, including an office for its headquarters, for branch location and licensing purposes under non-cancelable lease arrangements that provide for payments on a graduated basis with various expiration dates.

	December 31,
Components of Operating and Finance Lease Cost Table for the years ended	2023	2022
Operating lease cost	$335,353	$482,363

Maturities of lease liabilities as of	December 31,
Operating Leases	2023	2022
Weighted average remaining lease term	3.9 years	4.6 years
Weighted average discount rate	1.41%	1.41%

Supplemental cash flow information related to leases for the years ended	December 31,
	2023	2022
Cash paid for amounts included in the measurement of lease liabilities:	$-	$-
Operating cash flows from operating leases	340,149	451,199
Operating cash flows from finance leases	-	-
Finance cash flows from finance leases	-	-
Right-of-use assets obtained in exchange for lease obligations:
Operating leases	$3,716,897	$3,716,897
Finance leases	-	-

Right-of-use assets and lease liabilities as of	December 31,
	2023	2022
Assets
Operating lease right-of-use assets	$1,643,432	$1,947,804
Finance lease right-of-use assets	-	-
Total right-of-use assets	$1,643,432	$1,947,804
Liabilities
Current
Operating	$323,959	$309,167
Finance	-	-
Non-current
Operating	1,526,825	1,850,784
Finance	-	-
Total Lease Liabilities	$1,850,784	$2,159,951

F-76

Beeline Financial Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2023 and 2022

Maturities of lease liabilities as of	December 31,
Operating Leases	2023
2024	$350,316
2025	360,793
2026	282,758
2027	227,669
2028	234,499
Thereafter	490,314
Total future minimum rental commitments	1,946,349
Less Imputed Interest	(95,565)
Total Lease Liability	$1,850,784

REGULATIONS

Government Regulations Affecting Mortgage Loan Origination

Beeline operates in a heavily regulated industry that is highly focused on consumer protection. The extensive regulatory framework to which Beeline is subject includes U.S. federal and state laws and regulations.

Governmental authorities and various U.S. federal and state agencies have broad oversight and supervisory authority over all aspects of Beeline’s business.

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the Consumer Financial Protection Bureau (the “CFPB”) was established to ensure, among other things, that consumers receive clear and accurate disclosures regarding financial products and to protect consumers from hidden fees and unfair, deceptive or abusive acts or practices. The CFPB’s jurisdiction includes those persons producing or brokering residential mortgage loans. It also extends to Beeline’s other lines of business title insurance. The CFPB has broad supervisory and enforcement powers with regard to non-depository institutions, such as Beeline, that engage in the production and servicing of home loans.

As part of its enforcement authority, the CFPB can order, among other things, rescission or reformation of contracts, the refund of moneys or the return of real property, restitution, disgorgement or compensation for unjust enrichment, the payment of damages or other monetary relief, public notifications regarding violations, remediation of practices, external compliance monitoring and civil money penalties. The CFPB has been active in investigations and enforcement actions and has issued large civil money penalties since its inception to parties the CFPB determines have violated the laws and regulations it enforces.

F-77

Beeline Financial Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2023 and 2022

Effective October 1, 2022, the CFPB revised the definition of a QM which permits mortgage lenders to gain a presumption of compliance with the CFPB’s ability to repay requirements if a loan meets certain underwriting criteria. Lenders are now required to comply with a new QM definition in order to receive a safe-harbor or rebuttable presumption of compliance under the ability-to-repay requirements of the Truth in Lending Act (“TILA”) and its implementing Regulation Z. The revision to the QM definition created additional compliance burdens and removed some of the legal certainties afforded to lenders under the prior QM definition. Specifically, the revised QM rule eliminated the previous requirement limiting QMs to a 43% debt-to-income ratio (“DTI”) and replaced it with pricing-based thresholds. Loans at 150 basis points or less over the average prime offer rate (“APOR”) as of the date the interest rate is set, receive a safe harbor presumption of compliance, while loans between 151 and 225 basis points over the APOR benefit from a rebuttable presumption of compliance. The new rule also created new requirements for a lender to “consider” and “verify” a borrower’s income and debts and associated DTI, along with several other underwriting requirements. Additionally, the new QM definition eliminated a path to regulatory compliance that was available for originating loans that were eligible to be sold to GSEs, which was heavily relied upon by a large segment of the mortgage industry. Due to the transition to the new QM definition, there may be residual compliance and legal risks associated with the implementation of these new underwriting obligations.

The CFPB’s loan originator compensation rule prohibits compensating loan originators based on a term of a transaction, prohibits loan originators from receiving compensation directly from a consumer or another person in connection with the same transaction, imposes certain loan originator qualification and identification requirements, and imposes certain loan originator compensation recordkeeping requirements, among other things.

Beeline is also supervised by regulatory agencies under state law. From time-to-time, Beeline receives examination requests from the states in which Beeline is licensed. State attorneys general, state mortgage licensing regulators, state insurance departments, and state and local consumer protection offices have authority to investigate consumer complaints and to commence investigations and other formal and informal proceedings regarding Beeline’s operations and activities. In addition, the government-sponsored enterprises, or GSEs, the Federal Housing Authority (the “FHA”), the Federal Trade Commission (the “FTC”), and others subject Beeline to periodic reviews and audits. This broad and extensive supervisory and enforcement oversight will continue to occur in the future.

Beeline maintains dedicated staff on the legal and compliance team to ensure timely responses to regulatory examination requests and to investigate consumer complaints in accordance with regulatory regulations and expectations.

NOTE 12 - CONCENTRATIONS

Beeline maintains cash balances with several regional banks. The deposits are insured by the Federal Deposit Insurance Corporation up to $250,000 per depositor per bank. At various times throughout the year, cash balances held within these accounts may exceed the maximum insured amounts. There were no balances that exceeded insured limits as of December 31, 2023 and 2022.

The Company relies on one lender for the warehouse line it uses to fund the mortgage loans it makes to its customers.

The Company sells its mortgage loans primarily to four investors.

F-78

Beeline Financial Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2023 and 2022

ESCROWS PAYABLE

As a service to its clients, Beeline administers escrow deposits representing undisbursed amounts received for payment of settlement and title services. Cash held by Beeline was $375,765 as of December 31, 2022, and $574,012 as of December 31, 2023. Nimble Title held $23,447 in escrow as of December 31, 2023. These amounts are not considered assets of Beeline and, therefore, are excluded from the Consolidated Balance Sheet. Beeline remains contingently liable for the disposition of these deposits.

NOTE 13 – INCOME TAXES

The Company maintains deferred tax assets and liabilities that reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The deferred tax assets (liabilities) at December 31, 2023 and 2022 consist of net operating loss carryforwards and differences in the book basis and tax basis of mortgage loans and intangible assets.

The items accounting for the difference between income taxes at the effective statutory rate and the provision for income taxes for the years ended December 31, 2023 and 2022 were as follows:

Statutory Rate Reconciliation	2023		2022
Loss before taxes	$(2,288,942)	21.00%	$(2,215,970)	21.00%
Effect of permanent differences	4,820	-0.04%	(124,870)	1.18%
State taxes, net of federal benefit	(498,553)	4.57%	(510,933)	4.84%
Valuation Allowance	2,782,675	-25.53%	2,851,773	-27.03%
Total	$0	0.00%	$(0)	0.00%

The Company’s approximate net deferred tax assets as of December 31, 2023 and 2022 were as follows:

Years Ended December 31,	2023	2022
Deferred Tax Asset:
Fixed Assets	$43,031	$43,031
NOL Carryforward	10,160,018	7,370,500
Deferred Income Tax Assets	10,203,049	7,413,531

Deferred Tax Liabilities:
LHFS	(365,031)	(365,031)
Derivatives	(14,712)	(7,869)
Intangible Assets	(142,676)	(142,676)
Deferred Income Tax Liabilities	(522,419)	(515,576)

Valuation Allowance	(9,680,630)	(6,897,955)
Net Deferred Income Tax Asset/(Liability)	$-	$-

The gross operating loss carryforward was approximately $40,439,859 and $29,536,339 at December 31, 2023 and 2022, respectively. The Company provided a valuation allowance equal to the net deferred income tax assets for the years ended December 31, 2023, and 2022 because it was not known whether future taxable income will be sufficient to utilize the loss carryforward and other deferred tax assets. The increase in the valuation allowance was $2,782,675 in 2023.

The potential tax benefit arising from the net operating loss carryforward of $10,160,018 can be carried forward indefinitely within the annual usage limitations.

Additionally, the future utilization of the net operating loss carryforward to offset future taxable income is subject to an annual limitation as a result of ownership or business changes that may occur in the future. The Company has not conducted a study to determine the limitations on the utilization of these net operating loss carryforwards. If necessary, the deferred tax assets will be reduced by any carryforward that may not be utilized or expires prior to utilization as a result of such limitations, with a corresponding reduction of the valuation allowance.

The Company does not have any uncertain tax positions or events leading to uncertainty in a tax position. The Company’s 2021, 2022 and 2023 Corporate Income Tax Returns are subject to Internal Revenue Service examination.

NOTE 14 - SUBSEQUENT EVENTS

The Company’s management has evaluated subsequent events up to December 13, 2024, the date these consolidated financial statements were issued, pursuant to the requirements of ASC 855 and has determined to disclose the following subsequent events:

Sale of 2022 Convertible Notes

During 2024, i) the Company received cash proceeds from the sale of 2022 Convertible Notes of $3,442,219, ii) Series A preferred shares investors exchanged 75,700 shares of Series A preferred stock for 2022 Convertible Notes having principal amounts totaling $1,750,079, iii) the Company issued a Convertible Note in the amount of $150.000 for future services to be rendered, and iv) the Company issued a Convertible Note in the amount of $10,000 for accrued interest.

Exchange of Debt for Equity

On June 4, 2024, the Company issued 1,646,157 shares of Series B preferred stock and 7,333,207 shares of common stock for the conversion of all the convertible notes with a principal balance of $23,228,052 and accrued interest payable amounting to $1,585,958 for an aggregate amount of $24,814,011 and in exchange for all warrants issued with the convertible notes. The common shares were valued at $1.50 per share based on recent sales of common stock and the Series B shares were valued at $1.50 per share since the Series B shares are convertible into an equal amount of common shares. In connection with the conversion of the debt and accrued interest and surrender of the warrants, the Company recorded a gain on extinguishment of debt of $11,344,207.

2024 Convertible Notes

On June 5, 2024, Beeline engaged in Debenture agreements with Gunnar and issued convertible notes in the amount of $3,300,000 and received cash of $2,519,000, after deducting original issue discount and fees of $781,000., which was reflected as a debt discount to be amortized over the note term. Additionally, in connection with the 2024 Convertible Notes, the Company issued 740,496 Series B preferred shares to the 2024 convertible note holders. These series B preferred shares were valued at $770,843 based on the relative fair value of such shares, which was reflected as a debt discount to be amortized over the note term. The notes bear interest at 10% per annum and due on June 5, 2025.

In October 2024, these convertible notes were amended to i) increase the principal balance by $300,000 to $3,600,000, ii) to remove the conversion feature, and to extend the maturity date through and until September 5, 2025, and payments shall be made in nine equal consecutive monthly installments of $440,328. In accordance with ASC 470-50, Debt Modifications and Extinguishments, in October 2024, in connection with the amendments to the 2024 Convertible Notes, discussed above (the “Amendments”), the Company performed an assessment of whether the Amendments were deemed to be new debt, a modification of existing debt, or an extinguishment of existing debt. The Company evaluated the Amendments for debt modification and concluded that the debt qualified for debt extinguishment. The Company determined the transaction was considered a debt extinguishment because the removal of the conversion terms was substantive. Upon extinguishment, the Company had approximately $1,000,000 of unamortized debt discount recorded which will be written off to loss on debt extinguishment. Additionally, the Company will expense the $300,000 increase in principal balance and record a loss on debt extinguishment.

Sale of Common Stock

During 2024, the Company issued 1,605,935 shares of its common stock for cash proceeds of $2,408,902.

On October 7, 2024, immediately after the closing under the Debt Agreement, a closing was held pursuant to the Merger Agreement (the “Merger Closing”). Beeline merged into Merger Sub and became a wholly-owned subsidiary of Eastside, with the name of the surviving subsidiary being changed to Beeline Financial Holdings, Inc. In the Merger, the shareholders of Beeline gained the right to receive a total of 69,482,229 shares of Eastside’s Series F Preferred Stock and a total of 517,771 shares of Eastside’s Series F-1 Preferred Stock. In addition, each option to purchase shares of Beeline common stock outstanding at the time of the Merger was converted into an option to purchase shares of Eastside’s common stock measured by the same ratio.

Investment in Equity Method Investee

On February 7, 2024, MagicBlocks, Inc., a Delaware corporation, was incorporated by a third party. On July 31, 2024, the Company was issued 4,285,000 shares of Magic Blocks which represents 47.6% of MagicBlocks common shares outstanding. The Company has determined that its investment in MagicBlocks is subject to the equity method of accounting in accordance with ASC 825-10, Financial Instruments (“ASC 825-10”). In accordance with ASC 825-10, the Company shall include this equity method investment in “Other assets” within the consolidated balance sheets, and the Company’s portion of any gains or losses shall be included in the consolidated statements of operations. In September 2024, the Company invested $96,500 in MagicBlocks.

Series B Preferred Stock

On June 4, 2024, Beeline designated 3,110,636 shares of Series B Preferred Stock at a par value of $0.00001 with the following rights:

Dividends

Subject to the rights of any series of Preferred Stock that may from time to time come into existence after the Filing Date, holders of outstanding shares of Preferred Stock are not entitled to dividends.

F-79

Beeline Financial Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2023 and 2022

As of December 31, 2023 and 2022, no dividends have been declared or accrued on any class of Company stock.

Voting Rights

On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the (‘corporation (or by written consent of stockholders in lieu of a meeting), including for the election of members of the Corporation’s Board of Directors, each holder of outstanding shares of Preferred Stock shall he entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Preferred Stock held by such holder are convertible at the applicable Conversion Price therefor as of the record date for determining stockholders entitled to vote on such matter.

Liquidation Rights

Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a “Liquidation”), subject to the rights of any series of Preferred Stock that may from time to time come into existence. the holders of Preferred Stock shall be entitled to receive out of the assets, whether capital or surplus, of the Corporation the same amount that holders of Common Stock would receive if the Preferred Stock were hilly convened (disregarding for such purposes any conversion limitations hereunder) to Common Stock at the

Conversion Price then applicable for each share of outstanding Preferred Stock, which amount shall be paid to the holders of Preferred Stock pan passu with the amount paid to the holders of Common Stock.

Optional Conversion

From and after the Series B Original Issue date each share of outstanding Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time, and without the payment of additional consideration by the holder thereof, into such whole number of shares of Common Stock as is determined by dividing the Series B Original Issue Price b- the Series B Conversion Price in effect at the time of conversion. The Series B Conversion Price, and the rate at which shares of Series B Preferred Stock may be convened into shares of Common Stock, shall be subject to adjustment.

For Series B preferred stock, the conversion price shall mean a price per share of Common Stock equal to the lowest of the following, as applicable at the time of conversion: (a) the price per share of Common Stock resulting from dividing (x) $25,000,000 by (y) the Fully Diluted Capitalization immediately prior to such conversion; (b) the Mandatory Debentures Conversion Price; and (c) a 25% discount to the five-day VWAP of the Common Stock prior to the date that is 366 days after the closing of a Qualified Offering or Qualified Event, subject to a floor price of $0.25 per share.

Fundamental Transaction

Each holder of outstanding shares of Preferred Stock shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the number of shares of Common Stock of the successor or acquiring corporation or of the Corporation. if it is the surviving corporation. and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which such shares of Preferred Stock are convertible immediately prior to such Fundamental Transaction.

F-80

Beeline Financial Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2023 and 2022

NOTE 15 – RESTATEMENT OF FINANCIALS

The Company has restated its consolidated financial statements for certain errors. In addition, a 10 for 1 forward stock split was retrospectively applied to the restated consolidated financial statements. This retrospective application is not considered a restatement. Below is a reconciliation from the previously reported consolidated financial statements to the restated amounts in the accompanying consolidated financial statements.

The previously reported amounts were included in a Form 8-K filed on November 21, 2024 of Eastside Distilling, Inc., who acquired the Company on October 7, 2024.

BEELINE FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	As of December 31, 2023
	As previously reported	Restatement adjustment	As restated
Assets
Current Assets
Cash and cash equivalents	$190,357	$(187,006)	$3,351
Restricted cash	-	187,006	187,006
Accounts Receivable, net	57,970	(57,970)	-
Mortgage loans held for sale, at fair value	2,243,043	57,969	2,301,012
Interest rate lock derivative	-	57,505	57,505
Prepaid expenses and other current assets	82,137	-	82,137
Total Current Assets	2,573,507	57,504	2,631,011

Property and equipment, net	308,693	-	308,693
Software development costs, net	4,863,090	-	4,863,090
Right of use assets	1,643,432	-	1,643,432
Security deposit	58,181	-	58,181
Total Assets	$9,446,903	$57,504	$9,504,407

Liabilities & Stockholders’ Deficit

Current Liabilities
Accounts payable	$1,384,275	$(35,162)	$1,349,112
Warehouse lines of credit	2,158,099	(980)	2,157,119
Lease liability, current portion	323,959	-	323,959
Overdraft liability	-	35,162	35,162
Loan payable	91,999	-	91,999
Loan payable, related party	973,173	77,006	1,050,179
BDCRI loan, current portion	-	104,346	104,346
Accrued payroll	300,132	-	300,132
Escrows held for others	4,906	-	4,906
Accrued expenses and other current liabilities	9,404	19,925	29,329
Total Current Liabilities	5,245,946	200,297	5,446,243

Long Term Liabilities
Convertible notes	9,469,018	(579,757)	8,889,261
Convertible notes - related party	9,440,428	(453,935)	8,986,493
Accrued interest on convertible notes	-	965,378	965,378
BDCRI Loan, net	291,846	(104,346)	187,500
Lease liability, net of current portion	1,526,825	-	1,526,825

Total Long Term Liabilities	20,728,117	(172,660)	20,555,457

Total Liabilities	25,974,063	27,636	26,001,700

Stockholders’ Deficit
Preferred stock, $0.00001 par value, 3,282,896 shares authorized
Series A preferred stock, 172,260 shares designated, and 247,960 and 472,910 shares issued and outstanding, respectively	248	(246)	2
Common stock, $0.00001 par value, 27,717,104 shares authorized, 1,644,040 shares issued and outstanding	1,644	(1,628)	16
Additional paid in capital	21,772,516	501,874	22,274,390
Accumulated other comprehensive loss	(95,728)	-	(95,728)
Accumulated deficit	(38,205,841)	(163,359)	(38,369,200)
Total Beeline Financial Holdings, Inc. stockholders’ deficit	(16,527,161)	336,641	(16,190,520)
Non-controlling interest	-	(306,773)	(306,773)
Total Stockholders’ Deficit	(16,527,161)	29,868	(16,497,293)

Total Liabilities & Stockholders’ Deficit	$9,446,903	$57,504	$9,504,407

F-81

Beeline Financial Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2023 and 2022

	As of December 31, 2022
	As previously reported	Restatement adjustment	As restated
Assets
Current Assets
Cash and cash equivalents	$133,223	$(100,510)	$32,713
Restricted cash	-	100,510	100,510
Accounts Receivable, net	29,595	(29,595)	-
Mortgage loans held for sale, at fair value	2,993,374	29,595	3,022,969
Interest rate lock derivative	-	30,757	30,757
Prepaid expenses and other current assets	92,843	-	92,843
Total Current Assets	3,249,035	30,757	3,279,792

Property and equipment, net	460,069	-	460,069
Software development costs, net	5,452,197	-	5,452,197
Right of use assets	1,947,804	-	1,947,804
Security deposit	58,430	1	58,431
Total Assets	$11,167,536	$30,758	$11,198,293

Liabilities & Stockholders’ Deficit

Current Liabilities
Accounts payable	$1,236,957	$1,412	$1,238,369
Warehouse lines of credit	3,060,923	-	3,060,923
Lease liability, current portion	309,167	-	309,167
Loan payable	100,000	-	100,000
Promissory note	112,500	-	112,500
BDC loan, current portion	-	109,005	109,005
Accrued payroll	412,391	-	412,391
Escrows held for others	22,195	-	22,195
Accrued expenses and other current liabilities	5,767	48,386	54,153
Total Current Liabilities	5,259,901	158,803	5,418,704

Long Term Liabilities
Convertible notes	852,643	(107,405)	745,238
Convertible notes - related party	2,985,148	615,852	3,601,000
Accrued interest on convertible notes	-	77,883	77,883
BDC Loan, net	363,351	(109,005)	254,346
Lease liability, net of current portion	1,850,784	-	1,850,784

Total Long Term Liabilities	6,051,927	477,325	6,529,251

Total Liabilities	11,311,828	636,128	11,947,955

Stockholders’ Deficit
Preferred stock, $0.00001 par value
Series A preferred stock	269	(264)	5
Common stock, $0.00001 par value	1,644	-	16
Additional paid in capital	27,866,976	(760,572)	27,106,404
Accumulated other comprehensive loss	(79,836)	-	(79,836)
Accumulated deficit	(27,933,345)	304,628	(27,628,717)
Total Beeline Financial Holdings, Inc. stockholders’ deficit	(144,292)	(457,836)	(602,128)
Non-controlling interest	-	(147,534)	(147,534)
Total Stockholders’ Deficit	(144,292)	(605,370)	(749,662)

Total Liabilities & Stockholders’ Deficit	$11,167,536	$30,758	$11,198,293

F-82

Beeline Financial Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2023 and 2022

BEELINE FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME/LOSS

	For the Year Ended December 31, 2023
Revenues	As previously reported	Restatement adjustment	As restated
Gain on sale of loans, net	$2,948,791	$25,745	$2,974,536
Interest income	(47,588)	179,885	132,297
Interest expense	-	(179,886)	(179,886)
Loan origination fees	304,388	100	304,488
Title fees	558,759	1,003	559,762
Data and tech services	2,748	-	2,748
REVENUES, NET	3,767,097	26,848	3,793,946

Operating Expenses
Selling, general and administrative	496,393	(203,498)	292,895
Salaries and benefits	6,422,175	(3,186)	6,418,989
Payroll taxes	31,468	384,341	415,809
Professional fees	920,656	-	920,656
Marketing and advertising	1,883,622	7,506	1,891,128
Loan originating expenses	675,053	130,943	805,996
Depreciation and amortization	1,591,511	-	1,591,511
Rent and utilities	369,785	-	369,785
Computer and software	668,733	(130,844)	537,889
Title operation expense	199,202	-	199,202
Travel and entertainment	71,976	-	71,976
Insurance expense	212,546	-	212,546
Other expenses	215,240	(215,240)	-
Total Operating Expenses	13,758,360	(29,978)	13,728,382

Operating Loss	(9,991,263)	56,826	(9,934,436)

Other (Income)/Expenses
Other (income)/expense	(295,946)	(607)	(296,553)
Interest expense	569,069	684,659	1,253,728
Other taxes	8,110	-	8,110
Total Other Income/Expenses	281,233	684,052	965,285

NET LOSS	$(10,272,496)	$(627,227)	$(10,899,722)
Net loss of subsidiary attributable to noncontrolling interest	-	(159,239)	(159,239)
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	(10,272,496)	(467,988)	(10,740,483)

Unrealized foreign currency translation gain (loss)	-	(15,892)	(15,892)
TOTAL OTHER COMPREHENSIVE INCOME (LOSS)	-	(15,892)	(15,892)

TOTAL COMPREHENSIVE LOSS	$(10,272,496)	$(483,880)	$(10,756,375)

	For the Year Ended December 31, 2022
	As previously reported	Restatement adjustment	As restated
Revenues
Gain on sale of loans, net	$1,854,910	$(19,132)	$1,835,778
Interest income	(23,946)	249,794	225,848
Interest expense	-	(249,794)	(249,794)
Loan origination fees	413,209	-	413,209
Title fees	672,813	49,890	722,703
REVENUES, NET	2,916,987	30,758	2,947,744

Operating Expenses
Selling, general and administrative	-	267,563	267,563
Salaries and benefits	5,812,860	240,014	6,052,874
Payroll taxes	405,065	-	405,065
Professional fees	920,578	-	920,578
Marketing and advertising	1,776,042	12,416	1,788,458
Loan originating expenses	1,047,241	(129,275)	917,966
Depreciation and amortization	1,161,094	-	1,161,094
Rent and utilities	620,779	-	620,779
Computer and software	922,527	(79,729)	842,798
Title operation expense	140,951	-	140,951
Travel and entertainment	71,655	(1)	71,654
Insurance expense	202,649	-	202,649
Other expenses	260,991	(260,991)	-
Total Operating Expenses	13,342,430	49,997	13,392,429

Operating Loss	(10,425,443)	(19,239)	(10,444,685)

Other (Income)/Expenses
Interest expense	283,187	(176,338)	106,849
Other taxes	701	1	702
Total Other Income/Expenses	283,888	(176,337)	107,551

NET LOSS	$(10,709,332)	$157,098	$(10,552,236)
Net loss of subsidiary attributable to noncontrolling interest	-	(147,534)	(147,534)
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	(10,709,332)	304,632	(10,404,702)

Unrealized foreign currency translation gain (loss)	-	(70,298)	(70,298)
TOTAL OTHER COMPREHENSIVE INCOME (LOSS)	-	(70,298)	(70,298)

TOTAL COMPREHENSIVE LOSS	$(10,709,332)	$234,334	$(10,475,000)

F-83

Beeline Financial Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2023 and 2022

BEELINE FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended December 31, 2023
	As previously reported	Restatement adjustment	As restated
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(10,272,496)	$(627,227)	$(10,899,722)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,591,511	-	1,591,511
Allowance for change in fair market value	24,552	(24,552)	-
Gain on sale mortgage loans held for sale, net of direct costs	-	(2,974,536)	(2,974,536)
Stock-based compensation	374,746	-	374,746
Noncash lease expense	-	(4,795)	(4,795)
Changes in operating assets and liabilities:
Proceeds from principal payments and sales of loans held for sale	-	59,831,839	59,831,839
Originations and purchases of mortgage loans held for sale	-	(56,135,346)	(56,135,346)
Derivative asset	-	(26,748)	(26,748)
Accounts receivable	(28,375)	28,375	-
Loans held for sale	725,779	(725,779)	-
Prepaid expenses and other current assets	10,706	-	10,706
Deposits	250	-	250
Accounts payable	147,317	809,593	956,910
Accrued payroll	(112,259)	112,259	-
Right of use asset	304,371	(304,371)	-
Escrows held	(17,289)	17,289	-
Warehouse lines of credit, net	(902,824)	902,824	-
Lease liability	(309,170)	309,170	-
Promissory note	(112,500)	112,500	-
Accrued expenses and other liabilities	3,640	(3,640)	-
Net Cash Used in Operating Activities	$(8,572,041)	$1,296,857	$(7,275,185)

CASH FLOWS FROM INVESTING ACTIVITIES

Purchases of software and property and equipment	$(851,028)	$-	$(851,028)
Net Cash Used in Investing Activities	$(851,028)	$-	$(851,028)

CASH FLOWS FROM FINANCING ACTIVITIES

Payments from BDCRI loan	$(71,505)	$71,505	$-
Net borrowings under warehouse line of credit	-	(903,804)	(903,804)
Repayments under notes and convertible notes payable	-	(222,500)	(222,500)
Proceeds from convertible notes issued	3,940,403	1,189,069	5,129,472
Proceeds from convertible notes issued - related party	4,662,026	(465,955)	4,196,071
Proceeds from demand notes	153,454	(153,454)	-
Proceeds from demand notes - related party	811,718	(811,718)	-
Net Cash Provided by Financing Activities	$9,496,096	$(1,296,857)	$8,199,239

Effect of exchange rate changes on cash	$(15,892)	$-	$(15,892)
Net increase (decrease) in cash	57,134	-	57,134
Cash and cash equivalents - beginning of year	133,223	-	133,223
Cash and cash equivalents - end of year	$190,357	$-	$190,357

	For the Year Ended December 31, 2022
CASH FLOWS FROM OPERATING ACTIVITIES	As previously reported	Restatement adjustment	As restated
Net Loss	$(10,709,332)	$157,098	$(10,552,236)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Allowance for gain/loss on loans held for sale	111,216	111,216	-
Depreciation and amortization	1,161,094	-	1,161,094
Gain on sale mortgage loans held for sale, net of direct costs	-	(1,835,778)	(1,835,778)
Stock-based compensation	364,191	-	364,191
Noncash lease expense	-	(276,113)	(276,113)
Changes in operating assets and liabilities:
Proceeds from principal payments and sales of loans held for sale	-	132,474,641	132,474,641
Originations and purchases of mortgage loans held for sale	-	(122,263,204)	(122,263,204)
Accounts receivable	200,452	79,833	280,285
Derivative asset	-	(30,757)	(30,757)
Loans held for sale	8,294,039	(8,294,039)	-
Prepaid expenses and other current assets	266,443	(57,335)	209,108
Deposits	254,276	1,132	255,408
Accounts payable	330,123	(52,727)	(277,396)
Promissory note issued for lease cancellation	-	225,000	225,000
Accrued payroll	(96,159)	96,159	-
Right of use asset	(1,947,804)	1,947,804	-
Escrows held	(30,524)	30,524	-
Warehouse lines of credit, net	(8,237,999)	8,237,999	-
Deferred rent	(641,627)	641,627	-
Lease liability	2,159,951	(2,159,951)	-
Other changes	145,691	(145,691)	-
Accrued expenses and other liabilities	(60,908)	60,908	-
Net Cash Provided by (Used in) Operating Activities	$(8,436,877)	$8,948,344	$289,035

CASH FLOWS FROM INVESTING ACTIVITIES

Purchase of property and equipment	(26)	26	-
Purchases of software and property and equipment	(1,914,772)	(1)	(1,914,773)
Net Cash Used in Investing Activities	$(1,914,798)	$25	$(1,914,773)

CASH FLOWS FROM FINANCING ACTIVITIES

Payments from BDCRI loan	(71,575)	71,575	-
Net borrowings under warehouse line of credit	-	(8,237,999)	(8,237,999)
Net borrowings under operating lines of credit	-	(1,025)	(1,025)
Repayments under notes and convertible notes payable	-	(225,000)	(225,000)
Proceeds from promissory note	225,000	(225,000)	-
Repayment of promissory note	(112,500)	112,500	-
Series A warrants exercised	4,711,476	(4,711,476)	-
Proceeds from convertible notes issued	852,642	(120,030)	732,612
Proceeds from convertible notes issued - related party	2,985,148	615,852	3,601,000
Proceeds from the issuance of preferred stock upon warrant exercises	-	4,711,476	4,711,476
Amortization of debt discount	254,223	(254,223)	-
2022 warrants issued	169,442	(169,442)	-
2022 warrants issued - related party	593,226	(593,226)	-
Repayments of demand notes - related party	(700,000)	-	(700,000)
Proceeds from corporation note	100,000	(100,000)	-
Net Cash Provided by (Used in) Financing Activities	$9,007,082	$(9,126,018)	$(118,936)

Effect of exchange rate changes on cash	$70,298	$(140,596)	(70,298)
Net decrease in cash	(1,274,295)	(540,675)	(1,814,972)
Cash and cash equivalents - beginning of year	1,407,520	540,675	$1,948,195
Cash and cash equivalents - end of year	$133,223	$-	$133,223

F-84

BEELINE FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

For the Nine Months Ended September 30, 2024 and 2023

(Unaudited)

F-85

BEELINE FINANCIAL HOLDINGS, INC.

F-86

BEELINE FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2024	2023
	(Unaudited)
Assets
Current Assets:
Cash and cash equivalents	$102,672	$3,351
Restricted cash	91,041	187,006
Mortgage loans held for sale, at fair value	6,271,551	2,301,012
Interest rate lock derivative	62,796	57,505
Prepaid expenses and other current assets	247,441	82,137
Total Current Assets	6,775,501	2,631,011

Property and equipment, net	195,161	308,693
Software development costs, net	4,030,624	4,863,090
Right of use assets	1,412,131	1,643,432
Equity method investment	96,500	-
Security deposit	58,492	58,181
Total Assets	$12,568,409	$9,504,407

Liabilities & Stockholders’ Deficit

Current Liabilities:
Accounts payable	$1,672,225	$1,349,112
Debt, convertible notes, net of debt discount	2,265,438	-
Warehouse lines of credit	5,996,846	2,157,119
Lease liability, current portion	335,416	323,959
Overdraft liability	-	35,162
Loan payable	-	91,999
Loan payable, related party	908,432	1,050,179
BDC loan, current portion	109,005	104,346
Accrued payroll	712,381	300,132
Escrows held for others	42,885	4,906
Accrued expenses and other current liabilities	110,907	29,329
Total Current Liabilities	12,153,535	5,446,243

Long Term Liabilities:
Debt, convertible notes	-	8,889,261
Debt, convertible notes - related party	-	8,986,493
Accrued interest on convertible notes	-	965,378
BDC Loan	185,462	187,500
Lease liability, net of current portion	1,273,314	1,526,825
Total Long Term Liabilities	1,458,776	20,555,457

Total Liabilities	13,612,311	26,001,700

COMMITMENTS AND CONTINGENCIES (See Note 12)

Stockholders’ Deficit:
Preferred stock, $0.00001 par value, 3,282,896 shares authorized:
Series A preferred stock, 172,260 shares designated, and 172,260 and 247,960 shares issued and outstanding at September 30 2024 and December 31, 2023, respectively	2	2
Series B preferred stock, 3,110,636 shares designated, and 2,386,653 and 0 shares issued and outstanding at September 30 2024 and December 31, 2023, respectively	24	-
Common stock, $0.00001 par value, 27,717,104 shares authorized, 10,255,302 and 1,644,040 shares issued and outstanding as of September 30, 2024 and December 31, respectively	102	16
Additional paid in capital	36,681,230	22,274,390
Accumulated other comprehensive loss	(88,095)	(95,728)
Accumulated deficit	(37,252,280)	(38,369,200)
Total Beeline Financial Holdings, Inc. stockholders’ deficit
Non-controlling interest	(384,885)	(306,773)
Total Stockholders’ Deficit	(1,043,902)	(16,497,293)

Total Liabilities & Stockholders’ Deficit	$12,568,409	$9,504,407

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-87

BEELINE FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

	For the Nine Months Ended
	September 30,
	2024	2023
Revenues
Gain on sale of loans, net	$2,394,250	$2,215,221
Interest Income, net	(45,058)	(39,344)
Loan origination fees	503,306	248,573
Title fees	756,411	396,086
Data and tech services	28,298	91,990
REVENUES, NET	3,637,207	2,912,526

Operating Expenses
Salaries and benefits	4,885,059	4,380,769
Payroll taxes	365,294	302,702
Professional fees	1,641,025	955,121
Marketing and advertising	1,618,472	1,356,123
Loan originating expenses	1,076,853	644,592
Depreciation and amortization	1,325,505	1,187,641
Rent and utilities	312,391	386,523
Computer and software	435,105	474,460
Title operation expense	234,971	156,732
Travel and entertainment	38,196	58,800
Insurance expense	132,193	158,094
Other expenses	147,480	172,327
Total Operating Expenses	12,212,544	10,233,884

Operating Loss	(8,575,337)	(7,321,358)

Other Income/Expenses
Other income	350	245,369
Interest expense	(1,430,412)	(198,846)
Legal settlement	(300,000)	-
Gain on extinguishment of debt	11,344,207	-
Total Other Income	9,614,145	46,523

NET INCOME (LOSS)	$1,038,808	$(7,274,835)
Net loss of subsidiary attributable to noncontrolling interest	78,112	120,875
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	1,116,920	(7,153,960)

OTHER COMPREHENSIVE INCOME
Unrealized foreign currency translation gain	7,663	3,608
TOTAL OTHER COMPREHENSIVE INCOME	7,663	3,608

TOTAL COMPREHENSIVE INCOME (LOSS)	$1,202,695	$(7,029,477)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-88

BEELINE FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023

(Unaudited)

	Series A Preferred Stock		Series B Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Non-Controlling	Accumulated Other Comprehensive	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Interest	Loss	Deficit
Balance, December 31, 2023	247,960	$2	-	$-	1,644,040	$16	$22,274,390	$(38,369,200)	$(306,773)	$(95,728)	$(16,497,293)

Sale of common stock for cash	-	-	-	-	1,278,055	13	1,917,128	-	-	-	1,917,141

Preferred stock exchanged for convertible notes	(75,700)	-	-	-	-	-	(1,750,079)	-	-	-	(1,750,079)

Shares issued for conversion of debt	-	-	1,646,157	17	7,333,207	73	13,468,955	-	-	-	13,469,045

Series B preferred stock issued in connection with convertible debt	-	-	740,496	7	-	-	770,836	-	-	-	770,843

Foreign currency translation adjustments	-	-	-	-	-	-	-	-	-	7,633	7,633

Net income	-	-	-	-	-	-	-	1,116,920	(78,112)	-	1,038,808

Balance, September 30, 2024	172,260	$2	2,386,653	$24	10,255,302	$102	$36,681,230	$(37,252,280)	$(3384,885)	$(88,095)	$(1,043,902)

	Series A Preferred Stock		Series B Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Non-Controlling	Accumulated Other Comprehensive	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Interest	Loss	Deficit
Balance, December 31, 2022	472,190	$5	-	$-	164,440	$16	$27,106,404	$(27,628,717)	$(147,534)	$(79,836)	$(749,662)

Preferred stock exchanged for convertible notes	(203,320)	(2)	-	-	-	-	(4,706,536)	-	-	-	(4,706,538)

Stock-based compensation expense	-	-	-	-	-	-	281,060	-	-	-	281,060

Foreign currency translation adjustments	-	-	-	-	-	-	-	-	-	3,608	3,608

Net loss	-	-	-	-	-	-	-	(7,153,960)	(120,875)	-	(7,274,835)

Balance, September 30, 2023	268,870	$3	-	$-	164,440	$16	$22,680,928	$(34,782,677)	$(268,409)	$(76,228)	$(12,446,367)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-89

BEELINE FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Nine Months Ended
	September 30,
	2024	2023

CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)	$1,038,808	$(7,274,835)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	1,325,505	1,187,641
Gain on sale mortgage loans held for sale, net of direct costs	(705,967)	(373,162)
Amortization of debt discount to interest expense	519,902	2,621
Stock-based compensation	-	281,060
Non-cash gain on extinguishment of debt	(11,344,207)
Changes in operating assets and liabilities:
Proceeds from principal payments and sales of loans held for sale	70,737,835	75,299,655
Originations and purchases of mortgage loans held for sale	(74,002,407)	(74,002,407)
Accounts receivable	-	-
Derivative assets	(5,291)	-
Prepaid expenses and other current assets	(15,304)	(413,545)
Deposits	(311)	1,184
Accounts payable and accrued expenses	819,757	206,525
Promissory note issued for lease cancellation	-	-
Accrued interest payable	629,917	(77,883)
Lease liability	(10,753)	(3,030)
Net Cash Used in Operating Activities	(11,012,516)	(5,166,176)

CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in equity method investee	(96,500)	-
Purchases of software and property and equipment	(379,507)	(665,806)
Net Cash Used in Investing Activities	(476,007)	(665,806)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings (repayments) under warehouse line of credit	3,839,727	(1,038,794)
Repayments under notes and convertible notes payable	(91,999)	(104,745)
Net borrowings under operating lines of credit	-	-
Borrowings under notes and convertible notes payable	5,961,124	7,025,665
Borrowings under notes and convertible notes payable, related party	(141,747)	-
Proceeds from the sale of common stock	1,917,141	-
Net Cash Provided by Financing Activities	11,484,246	5,882,126

Effect of exchange rate changes on cash	7,633	3,608
Net increase in cash	3,356	53,752
Cash and cash equvalents - beginning of period	190,357	133,223
Cash and cash equivalents - end of period	$193,713	$186,975

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year:
Interest	$-	$-
Income Tax	$-	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Preferred stock exchanged for convertible notes	$1,750,079	$4,706,538
Convertible notes and accrued interest exchanged for common stock and Series B preferred stock	$13,469,045	$-
Issuincxe of Series B reflects as debt discount	$770,843	$-
Convertible note issued for future services	$150,000	$-
Convertible note issued for accrued interest	$10,000	$-

The following table provides a reconciliation of cash and cash equivalents and restricted cash reported within the consolidated balance sheet that sum to the same such amounts shown in the consolidated statement of cash flows:

	September 30,
	2024	2023
Cash and cash equivalents	$102,672	$-
Restricted cash	91,041	186,975
Total cash and cash equivalents and restricted cash	$193,713	$186,975

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-90

BEELINE FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENT

September 30, 2024

(Unaudited)

NOTE 1 - NATURE OF BUSINESS

Beeline Financial Holdings, Inc. (the “Company,” and together with its consolidated subsidiaries, “Beeline,” “we”, “us”, “our”) was incorporated in Delaware on July 1, 2020, via a merger with Beeline Financial Holdings, Inc, a Rhode Island corporation founded on September 20, 2018. Beeline is a full service Direct-to-Consumer lender specializing in conventional conforming and non-conforming residential first-lien mortgages.

The consolidated financial statements include the consolidated accounts of Beeline Financial Holdings, Inc. and its wholly-owned subsidiaries, Beeline Title Holdings, Inc. (“Beeline Title Holdings”), and Beeline Loans Pty Ltd. (“Australian Subsidiary”). Beeline Title Holdings has five subsidiaries, Beeline Title, LLC (“Beeline Title”), Beeline Texas Title, LLC (“Beeline Texas Title”), Beeline Settlement Services, LLC (“Beeline Settlement Services”), and Beeline Title Agency, LLC (“Beeline Title Agency”). Beeline Mortgage Holdings has one subsidiary, Beeline Loans, Inc. (“Beeline Loans”). Beeline also has a joint venture called Nimble Title Holdings, LLC FKA Cambridge Title Holdings, LLC (“Nimble Title Holdings”), which is 50.1% owned by Beeline and 49.9% owned by Ellington Financial. Nimble Title Holdings has four subsidiaries, Nimble Title, LLC (“Nimble Title”), Nimble Title Agency, LLC (“Nimble Title Agency”), Nimble Texas Title, LLC (“Nimble Texas Title”), and Nimble Settlement Services, LLC (“Nimble Settlement Services”).

Beeline is an Artificial Intelligence (AI)-driven fintech mortgage lender that launched its lending platform in May 2020. Beeline continues to develop proprietary software in the form of major enhancements and new developments in its lending platform, introducing its Chat Application Programming Interface (API) “Bob” in July 2023. Beeline continues to hire key personnel to be able to scale into the future. As noted above, Beeline also has subsidiaries who perform title services.

Beeline is subject to a number of risks common to emerging companies stemming from, among other things, a limited operating history, rapid technological change, uncertainty of market acceptance and products, uncertainty of regulatory approval, competition from substitute products and larger companies, the need to obtain additional financing, compliance with government regulation, protection of proprietary technology, interest rate fluctuations, product liability, and the dependence on key individuals.

NOTE 2 – GOING CONCERN, LIQUIDITY, AND MANAGEMENT’S PLANS

These unaudited consolidated financial statements have been prepared on a basis that assumes Beeline will continue as a going concern and which contemplates the realization of assets and satisfaction of liabilities and commitments in the ordinary course of business. Beeline has incurred recurring losses from operations since its inception and is dependent on debt and equity financing. These factors raise substantial doubt about Beeline’s ability to continue as a going concern for the twelve months following the issuance of these financial statements. The consolidated financial statements do not include any adjustments to the carrying amounts and classification of assets, liabilities, and reported expenses that may be necessary if Beeline were unable to continue as a going concern.

Management believes that its available funds and cash flow from operations may not be sufficient to meet our working capital requirements for the twelve months subsequent to the issuance of our financial statements. In order to accomplish its business plan objectives, Beeline will need to either increase revenues or raise capital by the issuance of debt and/or equity and stock or sell Beeline to a strategic acquirer.

Management believes that it will be successful in obtaining additional financing based on its limited history of raising funds; however, there can be no assurances that our business plans and actions will be successful, that we will generate anticipated revenues, or that unforeseen circumstances will not require additional funding sources in the future or effectuate plans to conserve liquidity. Future efforts to raise additional funds may not be successful or they may not be available on acceptable terms, if at all.

F-91

BEELINE FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENT

September 30, 2024

(Unaudited)

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

The unaudited consolidated financial statements include the accounts of Beeline Financial Holdings, Inc., and its subsidiaries. Intercompany transactions and balances have been eliminated.

USE OF ESTIMATES

Preparing financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses. Significant estimates and assumptions in thee consolidated statements include: the fair value of mortgage loans held for sale, valuation of derivative instruments, valuation of software, valuation of right of use assets, contingent liability for loan repurchases, and for equity instruments such as options, estimating the fair value of options granted and expensed. Actual results and outcomes may differ from management’s estimates and assumptions due to risks and uncertainties.

CASH, CASH EQUIVALENTS, AND RESTRICTED CASH

Beeline considers highly liquid investments purchased with a remaining maturity of 90 days or less at the time of purchase to be cash equivalents. Cash equivalents include money market accounts that are readily convertible into cash.

The Company maintains certain cash balances that are restricted under warehouse and/or master repurchase agreements, broker margin accounts associated with its derivative instruments. The restricted cash balance at September 30, 2024 and December 31, 2023 and 2022 is $91,041 and $187,006 respectively.

MORTGAGE LOANS HELD FOR SALE AND GAIN ON SALE OF LOANS REVENUE RECOGNITION

Mortgage loans held for sale are carried at fair value under the fair value option in accordance with Financial Accounting Standards Board’s Accounting Standards Codification Topic (“ASC”) 825-Financial Instruments, with changes in fair value recorded in gain on sale of loans, net on the consolidated statements of operations. The fair value of mortgage loans held for sale committed to investors is calculated using observable market information such as the investor commitment, assignment of trade or other mandatory delivery commitment prices. The fair value of mortgage loans held for sale not committed to investors is based on quoted best execution secondary market prices. If no such quoted price exists, the fair value is determined using quoted prices for a similar asset or assets, such as Mortgage-Backed Securities (MBS) prices, adjusted for the specific attributes of that loan, which would be used by other market participants. Mortgage loans held for sale not calculated using observable market information are based on third-party broker quotations or market bid pricing.

Gains and losses from the sale of mortgage loans held for sale are recognized based upon the difference between the sales proceeds and carrying value of the related loans upon sale and are recorded in gain on sale of loans, net on the consolidated statements of operations. Sales proceeds reflect the cash received from investors through the sale of the loan and servicing release premium. Gain on sale of loans, net also includes the unrealized gains and losses associated with the changes in the fair value of mortgage loans held for sale, and the realized and unrealized gains and losses from derivative instruments.

Mortgage loans held for sale are considered sold when the Company surrenders control over the financial assets. Control is considered to have been surrendered when the transferred assets have been isolated from the Company, beyond the reach of the Company and its creditors; the purchaser obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets; and the Company does not maintain effective control over the transferred assets through either an agreement that both entitles and obligates the Company to repurchase or redeem the transferred assets before their maturity or the ability to unilaterally cause the holder to return specific financial assets. The Company typically considers the above criteria to have been met upon acceptance and receipt of sales proceeds from the purchaser.

Mortgage loans sold to investors by the Company, and which met investor underwriting guidelines at the time of sale, may be subject to repurchase in the event of specific default by the borrower or subsequent discovery that underwriting standards were not met. The Company may, upon mutual agreement, indemnify the investor against future losses on such loans. Additionally, reserves are established for estimated liabilities from the need to repay, where applicable, a portion of the premium received from investors on the sale of certain mortgage loans if such loans are repaid in their entirety within a specified period after the sale of the loans. The Company has established a reserve for potential losses related to these representations and warranties. In assessing the adequacy of the reserve, management evaluates various factors including actual write-offs during the period, historical loss experience, known delinquent and other problem loans, and economic trends and conditions in the industry. Actual losses incurred are reflected as write-offs against the loan indemnification reserve.

Since mortgage loans held for sale have maturity dates greater than one year from the balance sheet date but are expected to be sold in a short time frame (less than one year), they are recorded as current assets.

Changes in the balances of mortgage loans held for sale are included in cash flows from operating activities in the consolidated statement of cash flows in accordance with ASC 230-10-45-21.

REVENUE RECOGNITION

Loan Origination Fees and Costs

Loan origination fees represent revenue earned from originating mortgage loans. Loan origination fees generally represent flat per-loan fee amounts based on a percentage of the original principal loan balance and are recognized as revenue at the time the mortgage loans are funded since the loans are held for sale. Loan origination costs are charged to operations as incurred.

Interest Income

Interest income on mortgage loans held for sale is recognized for the period from loan funding to sale based upon the principal balance outstanding and contractual interest rates. Revenue recognition is discontinued when loans become 90 days delinquent, or when, in management’s opinion, the recovery of principal and interest becomes doubtful and the mortgage loans held for sale are put on nonaccrual status. For loans that have been modified, a period of 6 payments is required before the loan is returned to an accrual basis.

Interest Expense

Interest expense relating to the warehouse lines of credit is included in Revenues. Other interest expense is included under Other (Income)/Expense.

Title Fees

Commissions earned at loan settlement on insurance premiums paid to title insurance companies.

Data and Tech

Fees received from a marketing partner who is embedded in our point-of-sale journey for investment property customers. The partner pays Beeline for leads they receive from a customer opting in to use their insurance company for landlord insurance during the application process.

F-92

BEELINE FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENT

September 30, 2024

(Unaudited)

DERIVATIVE FINANCIAL INSTRUMENTS AND REVENUE RECOGNITION

The Company holds and issues derivative financial instruments such as interest rate lock commitments (IRLCs). IRLCs are subject to price risk primarily related to fluctuations in market interest rates. To hedge the interest rate risk on certain IRLCs, the Company enters into best effort forward sale commitments with investors, whereby certain loans are locked with a borrower and simultaneously committed to an investor at a fixed price. If the best effort IRLC does not fund, the Company has no obligation to fulfill the investor commitment.

FASB ASC 815-25, “Derivatives and Hedging,” requires that all derivative instruments be recognized as assets or liabilities on the consolidated balance sheets at their fair value. Changes in the fair value of the derivative instruments are recognized in gain on sale loans, net on the consolidated statements of operations in the period in which they occur. The Company accounts for all derivative instruments as free-standing derivative instruments and does not designate any for hedge accounting.

DEPOSITS

Deposits include security deposits for leased office spaces, which are refundable to Beeline upon expiration of the lease agreements.

PROPERTY AND EQUIPMENT, NET

Property and equipment, including leasehold improvements, are recorded at cost, and are depreciated or amortized using the straight-line method over the estimated useful lives of the related assets, which range from five to seven years. Repair and maintenance costs are expensed as incurred. Leasehold improvements are amortized over the shorter of the lease term or the improvement’s estimated useful life. Improvements, which increase the productive value of assets, are capitalized, and depreciated over the remaining useful life of the related asset.

SOFTWARE DEVELOPMENT COSTS, NET

Under ASC 350-40 Internal-Use Software, Beeline capitalizes certain qualifying costs incurred during the application development stage in connection with the development of internal-use software. Costs related to preliminary project activities are expensed as incurred and post-implementation activities will be expensed as incurred. Capitalized software costs are amortized over the useful life of the software, which is five years. Impairment of internal-use software is evaluated under ASC 350-40-35 Subsequent Measurement on a qualitative basis and if indicators exist, then a quantitative analysis is performed under ASC 360” Property, Plant, and Equipment”.

Investment in Equity Method Investee

On February 7, 2024, MagicBlocks, Inc., a Delaware corporation, was incorporated by a third party. On July 31, 2024, the Company was issued 4,285,000 shares of Magic Blocks which represents 47.6% of MagicBlocks common shares outstanding. The Company has determined that its investment in MagicBlocks is subject to the equity method of accounting in accordance with ASC 825-10, Financial Instruments (“ASC 825-10”). In accordance with ASC 825-10, the Company included this equity method investment in “Other assets” within the consolidated balance sheets, and the Company’s portion of any gains or losses shall be included in the consolidated statements of operations. In September 2024, the Company invested $96,500 in MagicBlocks.

IMPAIRMENT OF LONG-LIVED ASSETS

Beeline continually evaluates whether events or circumstances have occurred that indicate that the estimated remaining useful life of its long-lived assets, including internal-use software, may warrant revision or that the carrying value of these assets may be impaired.

F-93

BEELINE FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENT

September 30, 2024

(Unaudited)

FAIR VALUE MEASUREMENTS

Fair value is the price that would be received if an asset were sold or the price that would be paid to transfer a liability in an orderly transaction between willing market participants at the measurement date. Required disclosures include classification of fair value measurements within a three-level hierarchy (Level 1, Level 2, and Level 3). Classification of a fair value measurement within the hierarchy is dependent on the classification and significance of the inputs used to determine the fair value measurement. Observable inputs are those that are observed, implied from, or corroborated with externally available market information. Unobservable inputs represent the estimates of market participants’ assumptions.

Fair value measurements are classified in the following manner:

Level 1—Valuation is based on quoted prices in active markets for identical assets or liabilities at the measurement date.

Level 2—Valuation is based on either observable prices for identical assets or liabilities in inactive markets, observable prices for similar assets or liabilities, or other inputs that are derived directly from, or through correlation to, observable market data at the measurement date.

Level 3—Valuation is based on the internal models using assumptions at the measurement date that a market participant would use.

In determining fair value measurement, Beeline uses observable inputs whenever possible. The level of a fair value measurement within the hierarchy is dependent on the lowest level of input that has a significant impact on the measurement as a whole. If quoted market prices are available at the measurement date or are available for similar instruments, such prices are used in the measurements. If observable market data is not available at the measurement date, judgment is required to measure fair value.

The following is a description of measurement techniques for items recorded at fair value on a recurring basis. There were no material items recorded at fair value on a nonrecurring basis as of September 30, 2024 and December 31, 2023.

Mortgage loans held for sale: Loans held for sale that are valued using Level 2 measurements derived from observable market data, including market prices of securities backed by similar mortgage loans adjusted for certain factors to approximate the fair value of a whole mortgage loan, including the value attributable to mortgage servicing and credit risk. Loans held for sale for which there is little to no observable trading activity of similar instruments are valued using Level 3 measurements based upon dealer price quotes and internal models.

IRLCs: The fair value of IRLCs is based on current market prices of securities backed by similar mortgage loans (as determined above under mortgage loans held for sale), net of costs to close the loans, subject to the estimated loan funding probability, or “pull-through factor.” Given the significant and unobservable nature of the pull-through factor, IRLCs are classified as Level 3.

Forward commitments: Beeline’s forward commitments are valued based on quoted prices for similar assets in an active market with inputs that are observable and are classified within Level 2 of the valuation hierarchy. There were no open forward contracts at September 30, 2024 and December 31, 2023.

A roll forward of the level 3 valuation financial instruments is as follows:

	September 30, 2024			December 31, 2023
Description	Level 1	Level 2	Level 3	Level 1	Level 2	Level 3
Interest rate lock derivative	$-	$-	$62,796	$-	$-	$57,505

	For the Nine Months Ended September 30,
	2024	2023
Balance at beginning of period	$57,505	$30,757
Change in fair value included in derivative expense (income)	5,291	-
Balance at end of period	$62,796	$30,757

F-94

BEELINE FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENT

September 30, 2024

(Unaudited)

DEBT ISSUANCE COSTS

Beeline’s notes payable agreements are recorded net of issuance costs (debt discount). The resulting debt discount is being amortized over the term of the term loan using the straight-line method, which approximates the effective interest method, and the amortization of debt discount is included in the statement of operations.

MARKETING AND ADVERTISING COSTS

Marketing and advertising costs are expensed as incurred.

For the nine months ended September 30, 2024 and 2023, marketing and advertising expenses were $1,618,472 and $1,356,123, respectively.

STOCK-BASED COMPENSATION EXPENSE

Beeline measures and recognizes compensation expense for restricted stock awards and options granted to employees based on the fair value of the award on the grant date and recognized as expense over the related service or performance period. Beeline elected to account for forfeitures as they occur.

Stock-based compensation expense totaled $0 and $281,060 for the nine months ended September 30, 2024 and 2023, respectively.

F-95

BEELINE FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENT

September 30, 2024

(Unaudited)

Foreign Currency Translation

The reporting currency of the company is the U.S. dollar. Except for Beeline Loans Pty Ltd, the functional currency of the company is the U.S. dollar. The functional currency of Beeline Loans Pty Ltd is the Australian dollar (AUS). For Beeline Loans Pty Ltd, results of operations and cash flows are translated at average exchange rates during the period, assets and liabilities are translated at the unified exchange rate at the end of the period, and equity is translated at historical exchange rates. As a result, amounts related to assets and liabilities reported on the statements of cash flows may not necessarily agree with the changes in the corresponding balances on the balance sheets. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive loss. The cumulative translation adjustment and effect of exchange rate changes on cash for the nine months ended September 30, 2024 and 2023 was $7,633 and $3,608, respectively. Transactions denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing on the transaction dates. Assets and liabilities denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing at the balance sheet date with any transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency included in the results of operations as incurred.

NON-CONTROLLING INTERESTS

Beeline follows ASC Topic 810 – Consolidation, governing the accounting for and reporting of non-controlling interests (NCI) in partially owned consolidated subsidiaries and the loss of control of subsidiaries. Certain provisions of this standard indicate, among other things, that NCI be treated as a separate component of equity, not as a liability, that increases and decreases in the parent’s ownership interest that leave control intact be treated as equity transactions rather than step acquisitions or dilution gains or losses, and that losses of a partially-owned subsidiary be allocated to non-controlling interests even when such allocation might result in a deficit balance. The net loss attributed to NCI was separately designated in the accompanying consolidated statements of operations and comprehensive loss. Losses attributable to NCI in a subsidiary may exceed NCI’s interests in the subsidiary’s equity. The excess attributable to NCI is attributed to those interests. NCI shall continue to be attributed their share of losses even if that attribution results in a deficit NCI balance.

INCOME TAXES

Deferred tax assets and liabilities are recorded for the difference between the financial statement carrying amounts and the tax basis of existing assets and liabilities using tax rates expected to be in effect in the years in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax asset will not be realized. At December 31, 2023, the amount of the deferred tax assets of approximately $38 million arising principally from the net operating loss carryforward was reduced to $0 by a valuation allowance of the same amount.

ACCOUNTING STANDARDS ISSUED BUT NOT YET EFFECTIVE

In November 2023, the FASB issued ASU 2023-7, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, which requires enhanced disclosure of significant segment expenses on an annual and interim basis. The ASU is effective on a retrospective basis for annual periods beginning after December 15, 2023, and interim periods beginning after December 15, 2024. The adoption of ASU 2023-7 had no effect on the Company’s financial position or results of operations.

In December 2023, the FASB issued ASU 2023-9, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which requires disaggregated information about a reporting entity’s effective tax rate reconciliation as well as additional information on income taxes paid. The ASU is effective on a prospective basis for annual periods beginning after December 15, 2024, and early adoption is permitted for annual financial statements that have not yet been issued or made available for issuance. The Company will include the required disclosures in its condensed consolidated financial statements once adopted.

NOTE 4 – MORTGAGE LOANS HELD FOR SALE

Beeline sells substantially all of its originated mortgage loans to investors. As of September 30, 2024 and December 31, 2023, Beeline recognized an allowance for estimated fair value on the eventual sales of loans.

	September 30, 2024	December 31, 2023
Mortgage loans held for sale	$6,116,847	$2,267,596
Fair value adjustment	154,704	33,416
Mortgage loans held for sale, at fair value	$6,271,551	$2,301,012

F-96

BEELINE FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENT

September 30, 2024

(Unaudited)

NOTE 5 - PROPERTY AND EQUIPMENT

Property and equipment as of September 30, 2024 and December 31, 2023, consisted of the following:

	September 30, 2024	December 31, 2023
Leasehold improvements	$696,894	$696,894
Furniture and fixtures	129,962	129,962
Computers and hardware	81,779	81,779
	908,635	908,635
Less accumulated depreciation	(713,474)	(599,942)
Property and equipment, net	$195,161	$308,693

Depreciation expense totaled $113,532 and $113,532 for the nine months ended September 30, 2024 and 2023, respectively.

NOTE 6 - CAPITALIZED SOFTWARE DEVELOPMENT COSTS

Beeline released its proprietary software “Hexagon” in May 2020.

Beeline continues to use the “Hexagon” software for processing mortgages of commercial and residential properties and intends on licensing this software to other mortgage loan originators in the future.

In January 2023, Beeline’s internal developers began the initial development of a new proprietary software, “Hive”. The new software is an entirely new platform and code built by Beeline. The most notable feature of the new software is the integration of Beeline’s Chat API “Bob.” The official launch of Hive was January 2024 and Beeline is currently implementing the new software in its residential mortgage origination process.

A major upgrade to the system “Version 2” was immediately started after the initial launch of the system and went into use starting November 2020. This upgrade gave the consumer access to a user portal and the ability to process some conditions on their own through uploading documents and accessing key information of their loan.

Additional functionality was added to the system in “Version 3”. This version will allow proprietary technologies to process underwriting conditions and automating major functions of the business. The basics of Beeline’s “Automation Condition Resolution Engine” was substantially completed in this Version.

“Version 4” was released in May 2022. It significantly changed the loan options user interface and experience for customers. It also introduced a dedicated flow for new loan types and channels. Other changes in Version 4 included additional build out of the Automation Condition Resolution Engine. Version 4 was completed by December 31, 2022, with development starting on Version 5 in early 2023.

As of September 30, 2024 and December 31, 2023, capitalized software development costs consisted of the following:

	September 30, 2024	December 31, 2023
Software development costs capitalized	$8,459,328	$8,079,821
Less accumulated amortization	(4,428,704)	(3,216,731)
Software development costs, net	$4,030,624	$4,863,090

Amortization expense totaled $1,211,973 and $1,074,109 for the nine months ended September 30, 2024 and 2023, respectively.

F-97

BEELINE FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENT

September 30, 2024

(Unaudited)

NOTE 7 - WAREHOUSE LINES OF CREDIT

Beeline engaged with one bank for a line of credit to fund originated loans in the normal course of business. The agreement contains specific financial covenants and requirements that Beeline must analyze on a quarterly basis in order to be compliant with the agreement. The aggregate potential borrowing capacity under the warehouse line of credit is $5,000,000 as of September 30, 2024.

FIRSTFUNDING, INC.

On October 1, 2022, Beeline entered into an agreement with FirstFunding, Inc. for a $5,000,000 line. The line automatically renews for successive one-year terms, unless terminated by Beeline or FirstFunding, Inc. The interest rate is the greater of 1.) interest on the underlying loan or 2.) 4.25% - 5.50%, depending on how many loans Beeline closes per month. Beeline is required to provide FirstFunding, Inc. with annual audited financial statements and monthly interim unaudited financial statements. Beeline is also subject to non-financial covenants.

The below is a summary of warehouse lines outstanding as of September 30, 2024 and December 31, 2023:

Year	Warehouse Lender	Line Amount	Outstanding	Remaining Unused

December 31, 2023	First Funding, Inc.	$5,000,000	$2,157,119	$2,841,901
September 30, 2024	First Funding, Inc.	$5,000,000	$5,996,846	$4,003,154

FLAGSTAR BANK

As of July 25, 2023, Beeline requested the closure of the Flagstar Bank warehouse line. The Company’s focus has been on non-QM loans as the market has fluctuated and First Funding permits both non-QM and conventional loans.

NOTE 8 - DEBT

BDCRI LOAN

On April 29, 2021, Beeline and Beeline Loans entered into a term loan agreement with Business Development Company of Rhode Island (the “BDCRI Loan”) for $450,000. The BDCRI Loan matures on April 29, 2026. As of September 30, 2024 and December 31, 2023, the balance due is $294,467 and $291,846, respectively, net of discounts of $5,533 and $8,154, respectively. Principal payments of $9,375 began in April of 2022. In October 2023, Beeline began making interest-only payments in the near term until market conditions improved. The interest rate is 6%. Beeline recorded debt issuance costs of $17,182, which are being amortized over the term of the BDCRI Loan. The BDCRI Loan contains default covenants and prepayment terms and is collateralized and guaranteed by two of the shareholders of Beeline.

LOANS PAYABLE

In 2022, Beeline received $100,000 from Capital Markets Group in the form of a loan payable. This loan is currently past due. Default interest is accruing at 24% per annum. The balance was paid in full in June 2024. As of September 30, 2024 and December 31, 2023, the balance due is $0 and $60,244, respectively.

F-98

BEELINE FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENT

September 30, 2024

(Unaudited)

In March 2023, Beeline received $30,000 from an individual in the form of a loan payable. Interest accrues at 7% per annum. As of September 30, 2024 and December 31, 2023, the balance due is $0 and $31,755, respectively. This note was subsequently reclassified as a Convertible Note when the agreement was signed in March 2024.

LOANS PAYABLE – RELATED PARTY

In July 2023, Beeline received $75,000 from Fluid Capital in the form of a loan payable. Interest accrues at 12.25%. per annum. This note is due April 2024. As of September 30, 2024 and December 31, 2023, the balance due is $78,826 and $78,826, respectively.

In September 2023, Beeline received $310,000 and in December 2023, Beeline received $130,500 Manta Reef (Gulp Data), in the form of loans payable. Interest accrues at 18% per annum. Interest-only payments are made monthly. These loans are due December 2024, As of September 30, 2024 and December 31, 2023, the balance due on these loans is $511,502 and $511,502, respectively.

In November 2023, Beeline received $157,500 from American Heritage Lending in the form of a loan payable. Interest accrues at 12% per annum. This loan was paid in March 2024. At December 31, 2023, the balance due is $161,280.

An officer, director, and shareholder lends money to Beeline throughout the year in the form of loans payable. Interest accrues at 7% per annum. As of September 30, 2024 and December 31, 2023, the balance due is $318,104 and $221,565, respectively.

2022 SUBORDINATED CONVERTIBLE PROMISSORY NOTES ISSUED

In June 2022, the Board of Directors authorized the issuance of three-year, 7%, 2022 Subordinated Convertible Promissory Notes (the “Convertible Notes”) and related Preferred Stock Warrants, up to a total of $20,000,000, to investors through March 31, 2024.

Beeline raised total proceeds of $17,875,754 with Convertible Notes, $4,436,238 in 2022 and $13,439,516 in 2023.

In 2023, three investors who made an investment of at least $500,000 in the 2022 Convertible Notes were entitled to exchange, for no additional consideration, Beeline securities held by the investor for 2022 Convertible Notes having the same value as the investor’s existing investment. These three investors exchanged 22,495 shares of preferred stock for a 2022 Convertible Notes having principal amounts totaling $5,706,559.

Additionally, during the nine months ended September 30, 2024, i) the Company received cash proceeds from the sale of 2022 Convertible Notes of $3,442,219, ii) Series A preferred shares investors exchanged 75,700 shares of Series A preferred stock for 2022 Convertible Notes having principal amounts totaling $1,750,079, iii) the Company issued a Convertible Note in the amount of $150.00 for future services to be rendered, which as of September 30, 2024 is included reflected in prepaid expenses on the accompanying unaudited consolidated balance sheet, and iv) the Company issued a Convertible Note in the amount of $10,000 for accrued interest. Warrants were issued with these rates with the same terms as the 2022 convertible notes issued in previous years. See Note 10 - Stockholders’ Equity as to no estimate of the portion of the proceeds from the issuance of the convertible promissory notes attributable to such warrants can be determined.

Optional Conversion

We have added an optional conversion feature in the event the Company completes a capital raising transaction that is not significant enough to be a Qualified Financing, which option may be exercised collectively by a majority in interest of the note holders. If the Company completes a Non-Qualified Financing, a Majority in Interest of the Note holders may elect to convert all of the Notes, and any accrued but unpaid interest thereon, into the class or series of shares issued to the investors in the Non-Qualified Financing, but at a conversion price equal to the lower of (x) 80% of the per share price paid by such investors in the Non-Qualified Financing, or (y) the price obtained by dividing $50,000,000by the number of outstanding shares of common stock of the Company immediately prior to the Non-Qualified Financing (assuming conversion of all securities convertible into common stock and exercise of all outstanding options and warrants, but excluding but excluding the first 15% of the shares issuable pursuant to the Company’s Employee Stock Ownership Plan and the shares of equity securities of the Company issuable upon the conversion of the Notes or other indebtedness)(the “Valuation Cap PPS”).

F-99

BEELINE FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENT

September 30, 2024

(Unaudited)

Mandatory Conversion

We have provided that, if the Company completes a Change of Control or an Initial Public Offering (each, as defined in the Notes) prior to the conversion of a holder’s Note, then such Note shall convert automatically into shares of the Company’s common stock, at a price equal to 80% of, as applicable,(x) the offering price to the public in the Initial Public Offering, or (y) the price or value of the Company’s common stock in the Change of Control transaction. Alternatively, we have reduced the term of the Notes to three (3) years(from five (5) years)and provided that, if a holder’s Note remains outstanding after such three (3)-year period, then it shall automatically convert into the class or series of shares of capital stock of the Company last issued in a Non-Qualified Financing, at a per share purchase price equal to the lower of (x) 80% of the per share price paid by the investors for the shares issued in such Non-Qualified Financing, and (y) the Valuation Cap PPS.

On June 4, 2024, the Company issued 1,646,157 shares of Series B preferred stock and 7,333,207 shares of common stock for the conversion of all the convertible notes with a principal balance of $23,228,052 and accrued interest payable amounting to $1,585,958 for an aggregate amount of $24,814,011 and in exchange for all warrants issued with the convertible notes. The common shares were valued at $1.50 per share based on recent sales of common stock and the Series B shares were valued at $1.50 per share since the Series B shares are convertible into an equal amount of common shares. In connection with the conversion of the debt and accrued interest and surrender of the warrants, the Company recorded a gain on extinguishment of debt of $11,344,207, which is reflected in other income on the accompanying unaudited consolidated statement of operations and comprehensive loss.

As of September 30, 2024 and December 31, 2023, interest of $0 and $965,378 has accrued on all these notes, respectively. As of September 30, 2024 and December 31, 2023, the balance due on these notes was $0 and $17,875,754, respectively.

2024 Convertible Notes

On June 5, 2024, Beeline engaged in Debenture agreements with Gunnar and issued convertible notes in the amount of $3,300,000 and received cash of 2,519,000, after deducting original issue discount and fees of $781,000., which was reflected as a debt discount to be amortized over the note term. Additionally, in connection with the 2024 Convertible Notes, the Company issued 740,496 Series B preferred shares to the 2024 convertible note holders. These series B preferred shares were valued at $770,843 based on the relative fair value of such shares, which was reflected as a debt discount to be amortized over the note term. The notes bear interest at 10% per annum and due on June 5, 2025. In October 2024, these 2024 Convertible Notes were amended (See Note 12).

During the nine months ended September 30, 2024, amortization of debt discount amounted to $517,281 which is included in interest expense on the accompanying statement of operations and comprehensive loss.

NOTE 9 - RELATED PARTY TRANSACTIONS

Beeline has received, as noted in Note 8 - Loans Payable, convertible notes with related parties, including officers and directors.

F-100

BEELINE FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENT

September 30, 2024

(Unaudited)

On June 4, 2024, all of the related party convertibles notes were converted to common stock and series B preferred stock (see Note 8).

NOTE 10 - STOCKHOLDERS’ EQUITY

On June 4, 2024, Beeline’s shareholders approved a one-for-ten (1:10) Forward Stock Split (the “Forward Stock Split”), effective as of June 4, 2024. Proportional adjustments for the Forward Stock Split were made to the Company’s outstanding common stock, preferred stock, stock options, warrants and equity incentive plans. All share and per-share data and amounts have been retroactively adjusted as of the earliest period presented in the unaudited consolidated financial statements to reflect the Reverse Stock Split.

The rights and privileges of Beeline’s Common and Preferred Stock are as follows:

COMMON STOCK

The holders of common stock are entitled to one vote for each share held. The voting, dividend, and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers, and preferences of the holders of the Preferred Stock described below.

No common shares were issued in 2023.

During the nine months ended September 30, 2024, the Company issued 1,278,055 shares of its common stock for cash proceeds of $1,917,141.

During the nine months ended September 30, 2024, the Company issued 7,333,207 shares of its common stock in connection with the conversion of convertible notes (See Note 8).

PREFERRED STOCK

Series A preferred stock

During 2023, three investors exchanged 224,950 shares of Series A preferred stock for a 2022 Convertible Notes having principal amounts totaling $5,206,559. Please see Note 8 – Debt as to the 2022 Convertible Notes.

During the nine months ended September 30, 2024, Series A preferred shares investors exchanged 75,700 shares of Series A preferred stock for 2022 Convertible Notes having principal amounts totaling $1,750,079,

The agreement for the sale of shares of the Series A Preferred Stock states a par value $0.00001 per share. In connection with that agreement, such purchasers of Preferred Stock are provided with the right, among other rights, to designate the election of certain members of the board of directors of the Corporation (the “Board”) in accordance with the terms of the agreement.

F-101

BEELINE FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENT

September 30, 2024

(Unaudited)

Dividends

Beeline shall not declare, pay, or set aside any dividends on shares of any other class or series of capital stock of Beeline (other than dividends on shares of Common Stock payable in shares of Common Stock) unless the holders of the Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Preferred Stock.

As of September 30, 2024 and December 31, 2023, no dividends have been declared or accrued on any class of Company stock.

Voting Rights

On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the (‘corporation (or by written consent of stockholders in lieu of a meeting), including for the election of members of the Corporation’s Board of Directors, each holder of outstanding shares of Preferred Stock shall he entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Preferred Stock held by such holder are convertible at the applicable Conversion Price therefor as of the record date for determining stockholders entitled to vote on such matter.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution or winding up of Beeline, the holders of shares of Preferred Stock then outstanding shall be entitled to be paid out of the assets of Beeline available for distribution to its stockholders.

Optional Conversion

From and after the Filing Date, and at any time prior to mandatory conversion of the outstanding shares of Series A Preferred Stock into shares of Common Stock upon a Qualified Offering or Qualified Event as defined, each outstanding share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time, and without the payment of additional consideration by the holder thereof, into such whole number of shares of Common Stock as is determined by dividing the Series A Original Issue Price of $23.117 by the Series A Conversion Price in effect at the time of conversion, which was $7.542280 as of September 30, 2024. The Series A Conversion Price. and the rate at which shares of Series A Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment.

Mandatory Conversion

Upon any of (a) the closing of the sale of shares of Common Stock to the public in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended; (b) the closing of a Going-Public Transaction; or (c) the time and date, or the occurrence of an event, specified by vote or written consent of at least 65% of the issued and outstanding shares of Preferred Stock.

Series B preferred stock

On June 4, 2024, the Company issued 1,646,157 shares of Series B preferred stock for the conversion of all the convertible notes with a principal balance of $23,228,052 and accrued interest payable amounting to $1,585,958 for an aggregate amount of $24,814,011. The Series B shares were valued at $1.50 per share since the Series B shares are convertible into an equal amount of common shares. (See Note 8).

On June 5, 2024, in connection with the 2024 Convertible Notes, the Company issued 740,496 Series B preferred shares to the 2024 convertible note holders. These series B preferred shares were valued at $770,843 based on the relative fair value of such share, which was reflected as a debt discount to be amortized over the note term (See Note 8).

NOTE 11 - CONCENTRATIONS OF CREDIT RISK

Beeline maintains cash balances with several regional banks. The deposits are insured by the Federal Deposit Insurance Corporation up to $250,000 per depositor per bank. At various times throughout the year, cash balances held within these accounts may exceed the maximum insured amounts.

ESCROWS PAYABLE

As a service to its clients, Beeline administers escrow deposits representing undisbursed amounts received for payment of settlement and title services. Cash held by Beeline was $375,765.12 as of December 31, 2022, and $574,012.33 as of December 31, 2023. Nimble Title held $23,446.78 in escrow as of December 31, 2023. These amounts are not considered assets of Beeline and, therefore, are excluded from the Consolidated Balance Sheet. Beeline remains contingently liable for the disposition of these deposits.

F-102

BEELINE FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENT

September 30, 2024

(Unaudited)

NOTE 12 - SUBSEQUENT EVENTS

2024 Convertible Notes Amendment

In October 2024, the 2024 Convertible Notes (See Note 8) were amended to i) increase the principal balance by $300,000 to $3,600,000, ii) to remove the conversion feature, and to extend the maturity date through and until September 5, 2025, and payments shall be made in nine equal consecutive monthly installments of $440,328. In accordance with ASC 470-50, Debt Modifications and Extinguishments, in October 2024, in connection with the amendments to the 2024 Convertible Notes, discussed above (the “Amendments”), the Company performed an assessment of whether the Amendments were deemed to be new debt, a modification of existing debt, or an extinguishment of existing debt. The Company evaluated the Amendments for debt modification and concluded that the debt qualified for debt extinguishment. The Company determined the transaction was considered a debt extinguishment because the removal of the conversion terms was substantial. Upon extinguishment, the Company had approximately $1,000,000 of unamortized debt discount recorded which will be written off to loss on debt extinguishment. Additionally, the Company will expense the $300,000 increase in principal balance and record a loss on debt extinguishment.

Sale of Common Stock

Subsequent to September 30, 2024 through the date of this report, Beeline sold 327,880 shares of common stock for proceeds of $491,761, or $1.50 per share.

Merger Agreement

On September 4, 2024, the Company entered into the Merger Agreement with the Merger Sub and Eastside Distilling, Inc. (“Eastside”). On October 7, 2024, the parties executed Amendment No. 1 to the Merger Agreement.

On October 7, 2024, immediately after the closing under the Debt Agreement, a closing was held pursuant to the Merger Agreement (the “Merger Closing”). Beeline merged into Merger Sub and became a wholly-owned subsidiary of Eastside, with the name of the surviving subsidiary being changed to Beeline Financial Holdings, Inc. In the Merger, the shareholders of Beeline gained the right to receive a total of 69,482,229 shares of Eastside’s Series F Preferred Stock and a total of 517,771 shares of Eastside’s Series F-1 Preferred Stock. In addition, each option to purchase shares of Beeline common stock outstanding at the time of the Merger was converted into an option to purchase shares of Eastside’s common stock measured by the same ratio.

F-103

ANNEX A — MERGER AGREEMENT AND AMENDMENT NO. 1 THERETO

Execution Copy

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

BY AND AMONG

EASTSIDE DISTILLING, INC.

EAST ACQUISITION INC.,

AND

BEELINE FINANCIAL HOLDINGS, INC.

Dated as of September 4, 2024

A-1

TABLE OF CONTENTS

MERGER		1
1.1	The Merger	1
1.2.	The Effective Time of the Merger	2
1.3.	Effect of Merger	2
1.4.	Certificate of Incorporation and By-Laws of Surviving Company	2
1.5.	Taking of Necessary Action	2

CONVERSION AND EXCHANGE OF SECURITIES		2
2.1.	Conversion of Shares	2
2.2	Dissenting Shares	3
2.3.	Exchange of Stock Certificates	3

REPRESENTATIONS AND WARRANTIES OF BEELINE		5
3.1.	Organization, Good Standing and Qualification of Beeline; Certificate of Incorporation and By-Laws	5
3.2.	Authorization	5
3.3.	Subsidiaries	5
3.4.	Capitalization	6
3.5.	No Conflicts	6
3.6.	Financial Information	6
3.7.	Absence of Undisclosed Liabilities	6
3.8.	Absence of Certain Changes	7
3.9.	Taxes	7
3.10.	Contracts; Insurance	8
3.11.	Litigation	9
3.12.	Title to Properties; Liens and Encumbrances	9
3.13.	Compliance	9
3.14.	Compliance with Environmental Laws	10
3.15.	Brokers or Finders	10
3.16.	Permits and Licenses	10
3.17.	Intentionally Omitted	10
3.18.	Interest in Assets	10
3.19.	Employee Benefit Plans	11
3.20.	Labor Discussions	11
3.21.	Intentionally Omitted	11
3.22.	Untrue or Omitted Facts	11
3.23.	Related Party Disclosure	11
3.24.	Beeline Stockholders	11

REPRESENTATIONS AND WARRANTIES OF EASTSIDE AND MERGER SUB		12
4.1.	Organization, Good Standing and Qualification	12
4.2.	Articles of Incorporation and By-Laws	12
4.3.	Subsidiaries	12
4.4.	Capitalization	13

4.5.	Issuance of the Securities	13
4.6.	Corporate Authority; Binding Nature of Agreement	13
4.7.	No Conflicts	14
4.8.	Eastside SEC Reports; Sarbanes-Oxley Act	14
4.9.	Financial Information	15
4.10.	Issuance of Merger Shares	15
4.11.	Brokers or Finders	15
4.12.	Consents	16
4.13	Litigation	16
4.14.	Absence of Undisclosed Liabilities	16
4.15.	Absence of Certain Changes	16
4.16.	Taxes	17
4.17.	Contracts; Insurance	18
4.18.	Title to Properties; Liens and Encumbrances	19
4.19.	Intellectual Property	19
4.20.	Compliance	19
4.21.	Compliance with Environmental Laws	20
4.22.	Intentionally Omitted	20
4.23.	Permits and Licenses	20
4.24.	Interest in Assets	20
4.25.	Employee Benefit Plans	20
4.26.	Labor Discussions	21
4.27	Intentionally Omitted	21
4.28	IT Systems	21
4.29	Data Privacy and Protection; Cybersecurity	22
4.30	Investment Company	22
4.31	Foreign Corrupt Practices	22
4.32	Accountants	23
4.33	Stock Plans	23
4.34	Money Laundering	23
4.35	Application of Takeover Protections	23
4.36	Registration Rights	23
4.37	Listing and Maintenance Requirements	24
4.38	Private Placement	24
4.39	No Disqualification Events	24
4.40	Other Covered Persons	24
4.41	Notice of Disqualification Events	24
4.42	Related Party Disclosure	24
4.43	Untrue or Omitted Facts	25

ADDITIONAL AGREEMENTS OF THE PARTIES		25
5.1.	Conduct of Business	25
5.2	No Solicitation	25
5.3	Beeline Stockholders’ Approval	27
5.4	Access to Information	28
5.5	Listing	28

5.6	Confidentiality	29
5.7.	Publicity	29
5.8.	Accounting Cooperation	29
5.9.	Further Assurances	29
5.10	Tax Matters	29
5.11	Voting Agreements	30
5.12	Eastside Stockholder Approval	30

CONDITIONS		30
6.1.	Conditions to the Obligations of Eastside, Merger Sub and Beeline	30
6.2.	Conditions Specific to the Obligations of Eastside and Merger Sub	31
6.3	Conditions Specific to the Obligations of Beeline	33

CLOSING		34
7.1.	Place and Date of Closing	34
7.2.	Items to be Delivered by Beeline	34
7.3	Items to be Delivered by Eastside	34

TERMINATION OF AGREEMENT		35
8.1.	Termination	35
8.2.	Payments	36

DEFINITIONS		36
9.1.	Definitions	36

MISCELLANEOUS		42
10.1.	Non-Assignability; Binding Effect	42
10.2.	Non-survival of Representations and Warranties	42
10.3.	Waiver	42
10.4.	Entire Agreement	42
10.5.	Modifications and Amendments	42
10.6.	Governing Law	42
10.7.	Disclosure Schedules	43
10.8	Interpretation; Construction	43
10.9.	Parties in Interest	44
10.10	Notices	44

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

This AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (the “Agreement”) is made and entered into as of September 4, 2024 by and among EASTSIDE DISTILLING, INC., a Nevada corporation (“Eastside”), EAST ACQUISITION INC., a Delaware corporation and wholly owned Subsidiary of Eastside (“Merger Sub”), and BEELINE FINANCIAL HOLDINGS, INC., a Delaware corporation (“Beeline”). As used in this Agreement, the word “Parties” means each of Eastside, Merger Sub and/or Beeline, as applicable and the word “Party” means any of the Parties.

R E C I T A L S:

WHEREAS, Eastside, Merger Sub and Beeline intend to effect the Merger (as defined below) of Beeline with and into Merger Sub pursuant to this Agreement and in accordance with the Delaware General Corporation Law (the “DGCL”);

WHEREAS, the Board of Directors of Eastside has (i) determined that it is in the best interests of, Eastside and the stockholders of Eastside, and declared it advisable, to enter into this Agreement providing for the Merger, and (ii) approved this Agreement and the transactions, including the Merger, on the terms and subject to the conditions of this Agreement;

WHEREAS, the Beeline Board of Directors has (i) determined that it is in the best interests of Beeline and its stockholders, and declared it advisable, to enter into this Agreement providing for the Merger, (ii) approved this Agreement and the transactions, including the Merger, on the terms and subject to the conditions of this Agreement, and (iii) adopted a resolution recommending that this Agreement and the transactions, including the Merger, be adopted by the Beeline stockholders (the “Beeline Board Recommendation”); and

WHEREAS, it is intended that for federal income tax purposes the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) (2)(D) of the United States Internal Revenue Code of 1986, as amended (the “Code”), and that, for accounting purposes, the Merger will be treated as a purchase.

NOW, THEREFORE, in consideration of the foregoing and the mutual benefits to be derived from this Agreement and the representations, warranties, covenants, agreements, conditions and promises contained herein, the Parties hereto hereby agree as follows:

ARTICLE I

MERGER

1.1 The Merger. In accordance with the provisions of, and subject to the terms and conditions of, this Agreement and DGCL, at the Effective Time (defined below), Beeline shall be merged with and into Merger Sub (the “Merger”), and MergerSub shall continue as the surviving corporation of the Merger (the “Surviving Corporation”). MergerSub shall change its name to Beeline Financial Holdings, Inc. . Merger Sub and Beeline are sometimes herein referred to as the “Constituent Corporations.”

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1.2. The Effective Time of the Merger. Subject to the provisions of this Agreement and DGCL, a certificate of merger with respect to the Merger shall be executed, delivered and filed (the “Certificate of Merger”) with the Secretary of State of the State of Delaware by each of the Constituent Corporations on the Closing Date (as hereinafter defined). The Merger shall become effective on the date and time of such filing (the “Effective Time”).

1.3. Effect of Merger. At the Effective Time, the separate existence of Beeline shall cease, and Beeline shall be merged with and into MergerSub, and the Surviving Corporation shall possess all of the rights, privileges, powers and franchises, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations and shall have such other effects as provided by DGCL. As a result of the foregoing, effective immediately upon the Closing of the Merger the Surviving Corporation shall continue its existence as a wholly-owned Subsidiary of Eastside.

1.4. Certificate of Incorporation and By-Laws of Surviving Company. From and after the Effective Time: (a) the Certificate of Incorporation (the “Certificate”) of MergerSub shall be the Certificate of the Surviving Corporation; (b) the By-Laws of MergerSub shall be the By-Laws of the Surviving Corporation, and (c) the officers and members of the Board of Directors of Beeline shall be the officers and members of the Board of Directors of the Surviving Corporation, unless and until removed, or until their respective terms of office shall have expired, in accordance with the Certificate and the By-Laws, as applicable.

1.5. Taking of Necessary Action. Prior to the Effective Time, the Parties hereto shall do or cause to be done all such acts and things as may be necessary or appropriate in order to effectuate the Merger as expeditiously as reasonably practicable, in accordance with this Agreement.

ARTICLE II

CONVERSION AND EXCHANGE OF SECURITIES

2.1. (a) Share Conversion. At the Effective Time, the outstanding Debentures of Beeline shall be exchanged for Beeline Common Stock and then the issued and outstanding shares of capital stock consisting of Common Stock and Preferred Stock of Beeline (together, the “Beeline Capital Stock”) shall be converted into a number of shares of Common Stock and Series F Convertible Preferred Stock (the “Series F”) of Eastside (together, the “Merger Shares”) that, when issued, will equal eighty-two and one-half percent (82.5%) of the aggregate outstanding capital stock of Eastside on a fully-diluted basis, (excluding from the calculation of Eastside capital stock the Series E Preferred Stock and common stock issuable on conversion thereof). For the purposes of this Agreement, the issuance of Series G Convertible Preferred Stock of Eastside to certain Beeline stockholders in connection with a private placement of Eastside securities shall be deemed to be part of the 82.5% of Eastside capital stock issuable to Beeline stockholders. Attached as Schedule 2.1 is a breakdown between the Merger Shares and the formula for determining the allocation among holders of Beeline Capital Stock. The number of outstanding shares of Eastside Common Stock on a “fully diluted basis” will include shares issuable upon conversion of outstanding Preferred Stock, but will not include shares issuable upon exercise of outstanding options or warrants.

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(b) Effect of Share Conversion. At the Effective Time, each share of Beeline Capital Stock, issued and outstanding immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, shall be converted into that number of Merger Shares equal to 82.5% of the outstanding Eastside capital stock on a fully diluted basis (subject to Section 2.1(a) and prior to adjustments for fractional shares) as of the Closing, as defined in Section 7.1 and assuming the that the Series F may be immediately converted into Eastside Common Stock. The Beeline stockholders by their acceptance of the Merger Shares are deemed to acknowledge that the Series F may not convert into Eastside Common Stock until the Eastside stockholders have approved the issuance of the underlying Common Stock. At the Closing, Eastside shall issue to Beeline stockholders a number of shares of Eastside Common Stock equal to 19.9% of outstanding Eastside Common Stock immediately after the issuance of the Merger Shares. Any fractional Merger Share that results from the aforesaid conversion shall be eliminated by rounding the fraction down to the nearest whole Merger Share as reflected on Schedule 2.1.

(c) No Further Rights in Beeline Capital Stock. On and after the Effective Time, holders of Beeline Capital Stock shall cease to have any rights as stockholders of Beeline, except the right to receive the consideration set forth in this Article II.

(d) Conversion of Merger Sub Shares. Each share of Common Stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of Common Stock of the Surviving Corporation.

(e) Assumption of Outstanding Warrants. Upon the Closing, Eastside shall assume all existing Beeline warrants in the amounts, with the exercise price and termination dates as reflected on Schedule 2.1(e).

2.2 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, Beeline Capital Stock that is issued and outstanding immediately prior to the Effective Time and which is held by holders of Beeline Capital Stock who have not voted in favor of or consented to the Merger and who have properly demanded and perfected their rights to be paid the fair value of such shares in accordance with Section 262 of the DGCL (the “Dissenting Shares”) shall not be converted into the right to receive Merger Shares, and the holders thereof shall be entitled to only such rights as are granted by Section 262 of the DGCL; provided, however, that if any such holder shall fail to perfect or shall effectively waive, withdraw or lose such holder’s rights under Section 262 of the DGCL, such holder’s shares of Beeline Capital Stock shall thereupon be deemed to have been converted, at the Effective Time, into the right to receive Merger Shares, as set forth in Section 2.1 of this Agreement, without any interest thereon.

2.3. Exchange of Stock Certificates.

(a) Closing of Beeline’s Transfer Books. At or after the Effective Time, there shall be no transfers on the transfer books of Beeline of Beeline Capital Stock that was outstanding immediately prior to the Effective Time.

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(b) Delivery of Merger Share Certificates. Promptly after the Effective Time, Eastside shall cause its Transfer Agent to mail to each record holder, as of the Effective Time, of (Beeline Capital Stock a notice from Eastside’s Transfer Agent reflecting the issuance of the Merger Shares in book-entry form and a form of letter of transmittal (which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the Merger Shares shall pass, only upon proper delivery of (i) the Beeline stock certificates to the Transfer Agent or, in the case of Beeline Capital Stock issued in book-entry form, upon adherence to the procedures set forth in the letter of transmittal and (ii) a medallion guaranty required by the Transfer Agent in exchange for the Merger Shares, unless delivery of a medallion guarantee has been waived and such waiver is acceptable to the Eastside Transfer Agent. If Merger Shares are to be issued to a Person other than the Person in whose name the surrendered Beeline Capital Stock is registered, it shall be a condition of such issuance that the certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer with the medallion guarantee and that the Person requesting such issuance shall have paid any transfer and other Taxes required by reason of the issuance of the Merger Shares to a Person other than the registered holder of the Beeline Capital Stock surrendered or shall have established to the satisfaction of the Transfer Agent that such Tax either has been paid or is not applicable. Until surrendered as contemplated by this Section 2.3(b), each share of Beeline Capital Stock shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the applicable Merger Shares as contemplated by this Article II.

(c) In the event that any certificate for Beeline Capital Stock shall have been lost, stolen or destroyed, upon the holder’s compliance with the replacement requirements established by the Transfer Agent, including, if necessary, the posting by the holder of a bond in customary amount as indemnity against any claim that may be made against it with respect to the Certificate, the Transfer Agent will deliver in exchange for the lost, stolen or destroyed certificate the applicable Merger Shares issuance payable in respect of the Beeline Capital Stock represented by such certificate pursuant to this Article II.

(d) Effect of Escheat Laws. Neither Eastside, the Surviving Corporation, nor any other Party hereto shall be liable to a holder of Beeline Capital Stock for any consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES OF BEELINE

Beeline makes the following representations and warranties to Eastside, which shall be true and correct on the date hereof and at the Effective Time (and Eastside, in executing, delivering and consummating this Agreement, has relied and will rely upon the correctness and completeness of each of such representations and warranties):

3.1. Organization, Good Standing and Qualification of Beeline; Certificate of Incorporation and By-Laws. Beeline and each of its Subsidiaries is an entity incorporated, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither Beeline nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of this Agreement, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of Beeline and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on Beeline’s ability to perform in any material respect on a timely basis its obligations under this Agreement(any of (i), (ii) or (iii), a “Material Adverse Effect”) on Beeline, and no action or proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

3.2. Authorization; Valid and Binding. Beeline has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation by Beeline of the Merger and the other transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Beeline and no other corporate proceedings on the part of Beeline are necessary to authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, other than, with respect to the Merger, the adoption of this Agreement by the holders of at least a majority of the outstanding shares (or voting power) of each class of Beeline Capital Stock (the “Beeline Stockholder Approval”). Subject to Beeline Stockholder Approval, this Agreement has been duly and validly executed and delivered by Beeline and, assuming the due execution and delivery by Eastside and Merger Sub, constitutes the valid and binding obligation of Beeline, enforceable against Beeline in accordance with its terms, (i) subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, rehabilitation, liquidation, preferential transfer, moratorium and similar Laws now or hereafter affecting creditors’ rights generally (ii) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable Law.

3.3. Subsidiaries. All of the direct and indirect Subsidiaries of Beeline are set forth on Schedule 3.3. Beeline owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary, free and clear of any Liens, except for Liens created under this Agreement or imposed by Law, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

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3.4. Capitalization. Schedule 3.4 sets forth all of the current holders of each class of Beeline Capital Stock issued and outstanding as of the date of this Agreement. All the issued and outstanding Beeline Capital Stock has been duly authorized and validly issued, are fully paid and nonassessable. Except as set forth in Schedule 3.4, as of the date hereof, Beeline does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, Beeline Capital Stock or any such options, rights, convertible securities or obligations. To Beeline’s Knowledge there are no existing voting trusts or similar agreements to which Beeline is a party with respect to the voting of Beeline Capital Stock.

3.5. No Conflicts. Except for: (a) the filing of the Certificate of Merger; (b) applicable requirements of U.S. securities Laws; (c) applicable requirements under the securities or “blue sky” Laws of various states; and (d) matters specifically described in this Agreement (the “Required Approvals”), neither the execution, delivery and performance by Beeline of this Agreement and the other Transaction Documents to which it is a party, and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of Beeline’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) require Beeline to issue any authorization, license, consent or approval of or require notice to or filing with, any Governmental Authority; (iii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of Beeline or any Subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Beeline or Subsidiary debt or otherwise) or other understanding to which Beeline or any Subsidiary is a party or by which any property or asset of Beeline or any Subsidiary is bound or affected, or (iv) subject to complying with all applicable securities Laws, conflict with or result in a violation of any Law to which Beeline or a Subsidiary is subject, or by which any property or asset of Beeline or a Subsidiary is bound or affected; except in the case of each of clauses (iii) and (iv), such as could not have or reasonably be expected to result in a Material Adverse Effect on Beeline.

3.6. Financial Information. Prior to the Closing, Beeline shall deliver true and complete copies of its audited financial statements for years ending December 31, 2023 and 2022 and unaudited financial statements for the six months ended June 30, 2024 (the “Beeline Financial Statements”), which it has delivered to Eastside for review. Except as noted therein, and subject to re-audits by a firm registered with the Public Company Accounting Oversight Board (“PCAOB”), the Beeline Financial Statements will fairly represent, in all material respects, the financial position of Beeline as of the dates thereof and the results of its operations and cash flows for the periods then ended, except as may be otherwise specified in such financial statements or the footnotes thereto and except that unaudited financial statements may not contain all footnotes required by generally accepted accounting principles (“GAAP”), and fairly present in all material respects the financial position of Beeline and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

3.7. Absence of Undisclosed Liabilities. When delivered with the Beeline Financial Statements, Schedule 3.7 will set forth all debts, liabilities, or obligations, contingent or absolute (“Liabilities”), of Beeline, except for liabilities or obligations (i) disclosed on the Beeline Financial Statements, (ii) not required under GAAP to be disclosed on the Beeline Financial Statements, and (iii) which would not have a Material Adverse Effect on Beeline.

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3.8. Absence of Certain Changes. Except as reflected on Schedule 3.8, since June 30, 2024 (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect on Beeline, (ii) Beeline has not incurred any Liabilities other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) Liabilities not required to be reflected in Beeline’s financial statements pursuant to GAAP (iii) Beeline has not altered its method of accounting, (iv) Beeline has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) Beeline has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Beeline stock option plans

3.9. Taxes. Except as set forth on Schedule 3.9:

(a) Beeline has filed all Tax Returns (as hereinafter defined) that it was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes (as hereinafter defined) owed by Beeline (whether or not shown on any Tax Return and whether or not any Tax Return was required) have been paid except for Taxes not yet due and payable. Beeline has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party. There are no Liens on any of the assets of Beeline that arose in connection with any failure (or alleged failure) to pay any Tax, except for Liens for Taxes not yet due.

(b) Beeline is not a party to any Tax allocation or sharing agreement. Beeline (i) has not been a member of an Affiliated Group (as hereinafter defined) filing a consolidated Federal income Tax Return and (ii) has no liability for the Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by contract or otherwise.

(c) Beeline shall not be required to include in a taxable period ending after the Closing Date taxable income attributable to income that accrued in a prior taxable period but was not recognized in any prior taxable period as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, the cash method of accounting or Section 481 of the Code or any comparable provision of state, local or foreign Tax Law. No issue relating to Taxes has been raised in writing by a taxing authority during any pending audit or examination, and no issue relating to Taxes was raised in writing by a taxing authority in any completed audit or examination, that reasonably can be expected to recur in a later taxable period.

(d) Intentionally omitted.

(e) Beeline has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

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(f) As used in this Agreement, “Affiliated Group” means any affiliated group within the meaning of Section 1504(a) of the Code or any similar group defined under a similar provision of state, local or foreign Law; “Tax” means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including Taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other Tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not, and “Taxes” means any or all of the foregoing collectively; and “Tax Return” means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto and including any amendment thereof.

3.10. Contracts; Insurance. Except as set forth on Schedule 3.10, Beeline has no currently existing contract, obligation, agreement, plan, arrangement, commitment or the like of any material nature regarding the following:

(a) Written employment agreements, bonus agreements, pension, profit sharing, deferred compensation, stock bonus, retirement, stock option, stock purchase, phantom stock or similar plans, including agreements evidencing rights to purchase securities of Beeline, and agreements among stockholders and Beeline;

(b) Loan or other agreements, notes, indenture, or instruments relating to or evidencing indebtedness for borrowed money, or mortgaging, pledging or granting or creating a Lien or security interest or other encumbrance on any of Beeline’s property or any agreement or instrument evidencing any guaranty by Beeline of payment or performance by any other person;

(c) Agreements with consultants, dealers, sales representatives, brokers or other distributors, jobbers, advertisers or sales agencies, under which Beeline anticipates incurring $100,000 or more of expenses in 2024;

(d) Agreements with any labor union or collective bargaining organization or other labor agreements;

(e) Contracts or series of contracts with the same Person for the furnishing or purchase of machinery, equipment, goods or services, including without limitation agreements with processors and subcontractors under which Beeline may incur expenses of $100,000 or more in 2024;

(f) Joint venture contracts or arrangements or other agreements involving a sharing of profits or expenses to which Beeline is a party;

(g) Agreements limiting the freedom of Beeline to compete in any line of business or in any geographic area or with any Person;

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(h) Agreements providing for disposition of the business, assets or shares of Beeline, agreements of merger or consolidation to which Beeline is a party or letters of intent with respect to the foregoing;

(i) Letters of intent or agreements with respect to the purchase or sale of the business, assets or shares of any third party (other than the Merger) except for matters which have by their terms expired;

(j) Insurance policies presently in effect; and

(k) Existing leases for real or personal property.

3.11. Litigation. Except as set forth on Schedule 3.11, to Beeline’s Knowledge there is no pending nor threatened legal or governmental action, suit, investigation, proceeding or claim, to which Beeline is or may be named as a party by or before any Governmental Authority or by any third party that is reasonably likely to have a Material Adverse Effect on Beeline. Beeline is not a party or subject to the provisions of any material injunction, judgment, decree, or order of any Governmental Authority.

3.12. Title to Properties; Liens and Encumbrances. Beeline has good and valid title in all property and assets recorded on Beeline Financial Statements, free from all mortgages, pledges, Liens, security interests, conditional sale agreements, encumbrances or charges, except as disclosed on Schedule 3.12. Beeline owns or has adequate rights to use all such properties or assets as are necessary to its operations as now conducted.

3.13. Compliance. Beeline is not in violation of any term of its Certificate of Incorporation or By-Laws, as amended. Except as set forth on Schedule 3.13, to Beeline’s Knowledge, Beeline is not in violation of or default under any provision of: (a) any mortgage, indenture, contract, agreement, license, deed of trust, lease, franchise, Permit or other instrument to which it is a party or by which it or any of its properties are bound and there does not exist any state of facts which constitutes an event of default or which, with notice or lapse of time or both, would constitute an event of default; or (b) any judgment, decree, order, statute, rule or regulation to which Beeline is subject to. Except as would not reasonably be expected to be, individually or in the aggregate, have a Material Adverse Effect on Beeline, and except with respect to compliance with Environmental Laws (as to which certain representations and warranties are made pursuant to Section 3.14), Beeline is in compliance with all applicable Laws and orders of Governmental Authorities, including without limitation all Laws relating to Taxes, insurance, environmental protection, occupational health and safety, consumer lending, and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect on Beeline.

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(a) Beeline and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign Laws relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To Beeline’s Knowledge:

(i) no allegations of sexual harassment, sexual misconduct or discrimination, whether such discrimination arises from race, ethnic background, sex, gender status, age or otherwise (“Misconduct”) have been made involving any current or former director, officer, employee or independent contractor of Beeline or any of its Subsidiaries; and

(ii) neither Beeline nor any of its Subsidiaries have entered into any settlement agreements related to allegations of Misconduct by any current or former director, officer, employee, or independent contractor of Beeline or any of its Subsidiaries.

3.14 Compliance with Environmental Laws. To Beeline’s Knowledge, Beeline is in material compliance with all applicable Laws relating to the protection of the environment or occupational health and safety except for non-compliance which would not, individually or in the aggregate, have a Material Adverse Effect on Beeline. Beeline has not received any written notice of, or to the Knowledge of Beeline, is the subject of, any actions, claims, investigations, demands or notices alleging liability under or non-compliance with any Laws relating to the protection of the environment or occupational health and safety which would, individually or in the aggregate, have a Material Adverse Effect on Beeline.

3.15 Brokers or Finders. Except as reflected on Schedule 3.15, no agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any brokers’ or finder’s fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

3.16. Permits and Licenses. Schedule 3.16 sets forth all material permits, licenses, orders, franchises and approvals (collectively, “Permits”) from all Governmental Authorities held by Beeline. Except for Permits the absence of which would not have a Material Adverse Effect on Beeline, Beeline has all Permits necessary to conduct its business of all Governmental Authorities. Such Permits are in full force and effect, and no suspension or cancellation of any of such Permits is pending or to the Knowledge of Beeline threatened. Beeline is in compliance in all material respects with all requirements, standards and procedures of the Governmental Authorities which have issued Permits, except for such non-compliance as would not have a Material Adverse Effect on Beeline.

3.17. Intentionally omitted.

3.18. Interest in Assets. Except as disclosed on Schedule 3.18, neither the stockholders of Beeline nor any Affiliate(s) of the stockholders nor anyone else other than Beeline owns any property or rights, tangible or intangible, used in or related, directly or indirectly, to the business of Beeline.

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3.19. Employee Benefit Plans. Other than as set forth on Schedule 3.19: (a) there are no “employee pension benefit plans” (within the meaning of Section 3(2)(A) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) (collectively, the “Pension Plans”) maintained by Beeline; and (b) Beeline does not have any policies or plans, whether written or not, that provide for vacation benefits, severance benefits, leave rights or other benefits to its employees. There are no outstanding Liabilities of Beeline to the Pension Plans, and Beeline knows of no potential Liabilities in connection therewith. To the Knowledge of Beeline, there are no actions, suits or claims, other than for benefits in the normal course, pending or threatened, and Beeline has no Knowledge of any facts which could give rise to any actions, suits or claims, against any of the Pension Plans, or against Beeline which might subject Beeline to any liability which would have a Material Adverse Effect on Beeline.

3.20. Labor Discussions. Beeline is not, and nor has it ever been, a party to any agreement, collective bargaining or otherwise, with any third party regarding the rates of pay or working conditions of any of Beeline’s employees, nor obligated under any agreement to recognize or bargain with any labor organization or union, nor involved in any labor discussions with any unit or group seeking to become the bargaining unit for any of its employees.

3.21 Intentionally omitted.

3.22 Untrue or Omitted Facts. No representation, warranty or statement by Beeline in this Agreement contains any untrue statement of a material fact or omits to state a fact necessary in order to make such representations, warranties or statements not materially misleading.

3.23 Related Party Disclosure. Except as set forth on Schedule 3.23, no officer or member of the Board of Directors of Beeline, any member of his or her immediate family or any of their respective Affiliates (i) is involved in any business arrangement or other relationship with Eastside (whether written or oral), (ii) owns any property or right, tangible or intangible, that is used by Eastside, (iii) to the Knowledge of Beeline, has any claim or cause of action against Eastside or (iv) to the Knowledge of Beeline, owns any direct or indirect interest of any kind in, or controls or is a director, officer, employee or partner of, or consultant to, or lender to or borrower from, or has the right to participate in the profits of, any person which is a competitor, supplier, customer, landlord, tenant, creditor or debtor of Eastside.

3.24 Beeline Stockholders. To the Knowledge of Beeline, all Beeline stockholders are “accredited investors” within the meaning Rule 501 of Regulation D promulgated under the Securities Act.

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ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF EASTSIDE AND MERGER SUB

Eastside and Merger Sub, make the following representations and warranties to Beeline which shall be true and correct on the date hereof and at the Effective Time (and Beeline, in executing, delivering and consummating this Agreement, has relied and will rely upon the correctness and completeness of each of such representations and warranties):

4.1. Organization, Good Standing and Qualification. Eastside and each of the Subsidiaries is an entity incorporated, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither Eastside nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of Eastside and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a Material Adverse Effect on Eastside taken as a whole, and no action has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

4.2. Certificate of Incorporation and By-Laws. Eastside’s SEC Reports contain accurate and complete copies of its Articles of Incorporation including all amendments thereto. There has not been any violation of any provisions of Eastside’s Articles of Incorporation, and no action has been taken that is inconsistent in any material respect with any resolution adopted by the stockholders, the Board of Directors or any committee of the Board of Directors of Eastside. Merger Sub has delivered to Beeline accurate and complete copies of its Certificate of Incorporation and applicable consents, including all amendments thereto. There has not been any violation of any of the provisions of Merger Sub’s Certificate of Incorporation, and no action has been taken that is inconsistent with any resolution adopted by the stockholders or the Board of Directors of Merger Sub.

4.3. Subsidiaries. All of the direct and indirect Subsidiaries of Eastside are set forth on Schedule 4.3. Eastside owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary, free and clear of any Liens, except for Liens created under this Agreement or imposed by Law, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

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4.4. Capitalization. The authorized capital stock of Eastside consists of 6,000,000 shares of Common Stock having a par value of $0.0001 and 100,000,000 shares of preferred stock having a par value of $0.0001. Currently there are 1,763,489 shares of Common Stock issued outstanding. Currently there are 2,500,000 shares of Series B Preferred Stock issued and outstanding and 200,000 shares of Series C Preferred Stock issued and outstanding. All the issued and outstanding capital stock of Eastside has been duly authorized and validly issued, are fully paid and nonassessable. Schedule 4.4 reflects the number of shares of Eastside capital stock owned by each Affiliate of Eastside. Eastside has not issued any capital stock since its most recently filed periodic report under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement. Except as reflected on Schedule 4.4, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of the capital stock of Eastside or any Subsidiary, or contracts, commitments, understandings or arrangements by which Eastside or any Subsidiary is or may become bound to issue additional shares of capital stock or Common Stock Equivalents or capital stock of any Subsidiary. The issuance of the Merger Shares will not obligate Eastside or any Subsidiary to issue shares of Common Stock or other securities to any Person other than the Beeline stockholders. There are no outstanding securities or instruments of Eastside or any Subsidiary with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by Eastside or any Subsidiary. There are no outstanding securities or instruments of Eastside or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which Eastside or any Subsidiary is or may become bound to redeem a security of Eastside or such Subsidiary. Beeline does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. There are no stockholders agreements, voting agreements or other similar agreements with respect to Eastside’s capital stock to which Eastside is a party or, to the Knowledge of Eastside, between or among any of Eastside’s stockholders other than as disclosed in Schedule 4.4.

4.5 Issuance of the Securities. The Merger Shares when issued in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens imposed by Eastside other than restrictions on transfer provided by Law and the Series F shall not be convertible until Eastside obtains Stockholder Approval. The Common Stock underlying the Series F, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, free and clear of all Liens imposed by Eastside other than restrictions on transfer imposed by Laws. Eastside has reserved from its duly authorized capital stock a number of shares of Common Stock equal to the number of shares issuable upon conversion of the Series F.

4.6. Corporate Authority; Binding Nature of Agreement. Eastside and Merger Sub each has all requisite corporate power and authority to execute and deliver this Agreement, to carry out and perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Eastside and Merger Sub of this Agreement and the consummation of the transactions contemplated herein have been duly and validly authorized by their respective Boards of Directors. No further corporate authorization is necessary on the part of Eastside or Merger Sub to consummate the transactions contemplated hereby. Assuming this Agreement constitutes the valid and binding obligation of the other Party hereto, this Agreement, when executed and delivered by Eastside and Merger Sub, constitutes or will constitute the legal, valid and binding obligation of Eastside and Merger Sub, enforceable against Eastside and Merger Sub in accordance with its terms, (i) subject to: applicable bankruptcy, insolvency, reorganization and moratorium Laws and other Laws of general application affecting enforcement of creditors’ rights generally; (ii) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable Law.

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4.7. No Conflicts. Except for the Required Approvals, nether the execution, delivery and performance by Eastside of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of Eastside’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) require Eastside to issue any authorization, license, consent or approval of or require notice to or filing with, any Governmental Authority; (iii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of Eastside or any Subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which Eastside or any Subsidiary is a party or by which any property or asset of Eastside or any Subsidiary is bound or affected, or (iv) subject to the Required Approvals, conflict with or result in a violation of any Law to which Eastside or a Subsidiary is subject (including federal and state securities Laws), or by which any property or asset of Eastside or a Subsidiary is bound or affected; except in the case of each of clauses (iii) and (iv), such as could not have or reasonably be expected to result in a Material Adverse Effect on Eastside.

4.8. Eastside SEC Reports; Sarbanes-Oxley Act.

(a) Since December 31, 2022, Eastside has filed or furnished in a timely manner all reports and other documents (the “SEC Reports”) required to be filed with the SEC under Section 15(d), 12(b) or 12(g) of the Exchange Act. None of the Eastside SEC Reports, as of their respective dates (or if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then on the date of the last such amendment or filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(b) Eastside has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are reasonably designed to ensure that material information relating to Eastside is made known to Eastside’s principal executive officer and its principal financial officer, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, and (ii) to Eastside’s Knowledge, such disclosure controls and procedures are effective in timely alerting Eastside’s principal executive officer and principal financial officer to material information required to be included in Eastside’s periodic reports required under the Exchange Act.

(c) Eastside has established and maintains a system of internal controls. Except as disclosed in the Eastside SEC Reports, such internal controls are sufficient to provide reasonable assurance regarding the reliability of Eastside’s financial reporting and the preparation of Eastside’s financial statements for external purposes in accordance with GAAP.

(d) Except as reflected on Schedule 4.8(d), since December 31, 2022 to the Knowledge of Eastside, each director and executive officer of Eastside has filed with the SEC on a timely basis all statements required by Section 16(a) of the Exchange Act and the rules and regulations promulgated thereunder. Eastside has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

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(e) Except as set forth on Schedule 4.8(e), neither Eastside nor Eastside’s independent auditors has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by Eastside, (ii) any fraud, whether or not material, that involves Eastside’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by Eastside or (iii) any claim or allegation regarding any of the foregoing.

(f) There are no outstanding SEC comments in comment letters received from the SEC with respect to the Eastside SEC Reports. To the Knowledge of Eastside, none of the Eastside SEC Reports filed on or prior to the date hereof is subject to ongoing SEC review or investigation as of the date hereof.

4.9. Financial Information. (a) The financial statements of Eastside (including the related notes and schedules) for the year ended December 31, 2023 and any interim period(s) which have been filed with the SEC (the “Eastside Financial Statements”) (including, in each case, the notes and schedules thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, and fairly present the financial condition of Eastside as of the indicated dates and the results of operations of Eastside for the indicated periods except as may be otherwise specified in such financial statements or the footnotes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of Eastside and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustment, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates and are consistent with the books and records of Eastside. Except as set forth in the latest interim Eastside Financial Statements delivered to Beeline, Eastside has no Liabilities (i) of a nature required to be disclosed on a balance sheet or in the related notes to the Eastside Financial Statements prepared in accordance with GAAP or (ii) which, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect on Eastside. Eastside does not have any material off-balance sheet arrangements except as disclosed in the Eastside SEC Reports. The Eastside Financial Statements do not contain any untrue statements of material facts or omit to state any material facts required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

(b) The Indebtedness of Eastside is listed on Schedule 4.9(b).

4.10. Issuance of Merger Shares. The issuance and delivery by Eastside of the Merger Shares in connection with the Merger and this Agreement have been duly and validly authorized by all necessary action on the part of Eastside. The Merger Shares to be issued in connection with the Merger and this Agreement, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable.

4.11. Brokers or Finders. Except as reflected on Schedule 4.11, Eastside represents, as to itself, its subsidiaries and its Affiliates, that no agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any brokers’ or finder’s fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

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4.12. Consents. Eastside’s and Merger Sub’s execution and delivery of this Agreement does not, and Eastside’s and Merger Sub’s performance of this Agreement and the consummation of the transactions contemplated hereby will not require any filing to or receipt of any material consent from any Person including the holders of its capital stock or Indebtedness, except for the Required Approvals.

4.13 Litigation. Except as described on Schedule 4.13, there is neither pending nor, to Eastside’s Knowledge, threatened any legal or governmental action, suit, investigation, proceeding or claim, to which Eastside or any Subsidiary is or may be named as a party by or before any Governmental Authority or by any third party that is reasonably likely to have a Material Adverse Effect on Eastside. Eastside is not a party or subject to the provisions of any material injunction, judgment, decree, or order of any Governmental Authority including any preliminary inquiry or investigation by the SEC. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by Eastside or any Subsidiary under the Exchange Act or the Securities Act.

4.14. Absence of Undisclosed Liabilities. All Eastside Liabilities are disclosed in its SEC Reports, except: (i) those not required under GAAP to be disclosed in the SEC Reports, (ii) those which would not have or reasonably be expected to have a Material Adverse Effect on Eastside, and (iii) those which arose in the ordinary course of business subsequent to the latest Eastside Financial Statements filed with the SEC.

4.15. Absence of Certain Changes. Except as disclosed in a Current Report on Form 8-K filed with the SEC, since the last Eastside Financial Statements filed with the SEC, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) Eastside has not incurred any Liabilities other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) Liabilities not required to be reflected in Eastside’s financial statements pursuant to GAAP or disclosed in filings made with the SEC, (iii) Eastside has not altered its method of accounting, (iv) Eastside has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) Eastside has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Eastside stock option plans. Eastside does not have pending before the SEC any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement or as set forth on Schedule 4.15, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to Eastside or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition, that would be required to be disclosed by Eastside under applicable securities Laws at the time this representation is made or deemed made that has not been publicly disclosed at least one Business Day prior to the date that this representation is made.

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4.16. Taxes. Except as set forth on Schedule 4.16:

(a) Eastside has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes (as hereinafter defined) owed by Eastside (whether or not shown on any Tax Return and whether or not any Tax Return was required) have been paid except for taxes not yet due and payable. Eastside has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party. There are no Liens on any of the assets of Eastside that arose in connection with any failure (or alleged failure) to pay any Tax, except for Liens for Taxes not yet due.

(b) Eastside is not a party to any Tax allocation or sharing agreement. Eastside (i) has not been a member of an Affiliated Group (as hereinafter defined) filing a consolidated Federal income Tax Return and (ii) has no liability for the Taxes of any Person under Treasury regulation section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by contract or otherwise.

(c) Eastside shall not be required to include in a taxable period ending after the Closing Date taxable income attributable to income that accrued in a prior taxable period but was not recognized in any prior taxable period as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, the cash method of accounting or Section 481 of the Code or any comparable provision of state, local or foreign Tax Law. No issue relating to Taxes has been raised in writing by a taxing authority during any pending audit or examination, and no issue relating to Taxes was raised in writing by a taxing authority in any completed audit or examination, that reasonably can be expected to recur in a later taxable period.

(d) Except for limitations imposed by Sections 382 through 384 of the Code and analogous provisions of state Tax Law, the Merger will not result in any Tax liability to Eastside or result in a reduction of the amount of any net operating loss, net operating loss carryover, net capital loss, net capital loss carryover, Tax credit, Tax credit carryover, excess charitable contribution or basis of property that otherwise would be available to Eastside by reason or as a result of deferred intercompany transactions, excess loss accounts, or otherwise.

(e) Eastside has not filed a consent under Section 341(f) of the Code concerning collapsible corporations. Eastside has not made any payments, is not obligated to make any payments and is not a Party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code. Eastside has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(f) Eastside is not an S corporation (within the meaning of Section 1361(a)(1) of the Code). All material elections with respect to Taxes affecting Eastside are disclosed or attached to a Tax Return of Eastside.

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4.17. Contracts; Insurance. Except as set forth in Schedule 4.17 or filed as an exhibit to an SEC Report, since January 1, 2022, Eastside has no currently existing contract, obligation, agreement, plan, arrangement, commitment or the like of any material nature regarding the following:

(a) Written employment, bonus agreements, pension, profit sharing, deferred compensation, stock bonus, retirement, stock option, stock purchase, phantom stock or similar plans, including agreements evidencing rights to purchase securities of Eastside, and agreements among stockholders and Eastside;

(b) Loan or other agreements, notes, indenture, or instruments relating to or evidencing indebtedness for borrowed money, or mortgaging, pledging or granting or creating a Lien or security interest or other encumbrance on any of Eastside’s property or any agreement or instrument evidencing any guaranty by Eastside of payment or performance by any other person;

(c) Agreements with consultants, dealers, sales representatives, brokers or other distributors, jobbers, advertisers or sales agencies, under which Beeline anticipates incurring $100,000 or more of expenses in 2024;

(d) Agreements with any labor union or collective bargaining organization or other labor agreements;

(e) Contracts or series of contracts with the same Person for the furnishing or purchase of machinery, equipment, goods or services, including without limitation agreements with processors and subcontractors under which Eastside may incur expenses of $100,000 or more in 2024;

(f) Joint venture contracts or arrangements or other agreements involving a sharing of profits or expenses to which Eastside is a party;

(g) Agreements limiting the freedom of Eastside to compete in any line of business or in any geographic area or with any Person;

(h) Agreements providing for disposition of the business, assets or shares of Eastside, agreements of merger or consolidation to which Eastside is a party or letters of intent with respect to the foregoing;

(i) Letters of intent or agreements with respect to the purchase of sale of the business, assets or shares of any third party (other than the Merger) except for matters which have by their terms expired;

(j) Insurance policies presently in effect; and

(k) Existing leases for real or personal property.

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Each of the material contracts, agreements and understandings is in full force and effect, except where the failure to be in full force and effect would not have a Material Adverse Effect on Eastside. To the Knowledge of Eastside, there are no existing defaults by Eastside thereunder, which default would result in a Material Adverse Effect on Eastside and the other parties are not in default of any of the material contracts, agreements and understandings. Eastside and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which Eastside and the Subsidiaries are engaged.. Neither Eastside nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

4.18. Title to Properties; Liens and Encumbrances. Eastside has good and valid title in all property and assets recorded on the Eastside Financial Statements and property and assets acquired in the ordinary course of business since the balance sheet date in the Eastside Financial Statements, free from all mortgages, pledges, Liens, security interests, conditional sale agreements, encumbrances or charges, except: (a) as would not have a Material Adverse Effect on Eastside; (b) as shown on the Eastside Financial Statements or footnotes thereto; or (c) Tax, materialmen’s or like Liens for obligations not yet due or payable or being contested in good faith by appropriate proceedings. Eastside owns or has adequate rights to use all such properties or assets as are necessary to its operations as now conducted.

4.19. Intellectual Property. Except for such claims, which individually or in the aggregate, would not have a Material Adverse Effect on Eastside, there are no pending or threatened claims of which Eastside has been given written notice by any Person against their use of any material trademarks, trade names, service marks, service names, mark registrations, logos, assumed names and copyright registrations, patents and all applications therefor which are owned by Eastside and used in its operations as currently conducted (the “Eastside Intellectual Property”). To Eastside’s Knowledge, Eastside has such ownership of or such rights by license, lease or other agreement to the Eastside Intellectual Property as are necessary to permit it to conduct its operations as currently conducted, except where the failure to have such rights would not have an Eastside Material Adverse Effect.

4.20. Compliance. Eastside is not in violation of any term of its articles of incorporation, as amended. Except as set forth on Schedule 4.20, to Eastside’s Knowledge, Eastside is not in violation of or default under any provision of: (a) any mortgage, indenture, contract, agreement, license, deed of trust, lease, franchise, Permit or other instrument to which it is a party or by which it or any of its properties are bound and there does not exist any state of facts which constitutes an event of default or which, with notice or lapse of time or both, would constitute an event of default; or (b) any judgment, decree, order, Law to which Eastside is subject to, but excluding from the foregoing clauses (a) and (b), defaults or violations which would not have a Material Adverse Effect on Eastside. Except as would not reasonably be expected to be, individually or in the aggregate, have a Material Adverse Effect on Eastside, and except with respect to compliance with Environmental Laws (as to which certain representations and warranties are made pursuant to Section 5.21 ), Eastside is in compliance with all applicable Laws and orders of Governmental Authorities including without limitation all Laws relating to taxes, insurance, environmental protection, occupational health and safety, product quality and safety, alcoholic beverages, and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect on Eastside.

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(a) Eastside and its Subsidiaries are in compliance with all Laws relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To Eastside’s Knowledge:

(i) no allegations of Misconduct have been made involving any current or former director, officer, employee or independent contractor of Eastside or any of its Subsidiaries; and

(ii) neither Eastside nor any of its Subsidiaries have entered into any settlement agreements related to allegations of Misconduct by any current or former director, officer, employee, or independent contractor of Eastside or any of its Subsidiaries.

4.21. Compliance with Environmental Laws. To Eastside’s Knowledge, Eastside is in material compliance with all applicable Laws relating to the protection of the environment or occupational health and safety except for non-compliance which would not, individually or in the aggregate, have a Material Adverse Effect on Eastside. Eastside has not received any written notice of, or to the Knowledge of Eastside, is the subject of, any actions, claims, investigations, demands or notices alleging liability under or non-compliance with any Laws relating to the protection of the environment or occupational health and safety which would, individually or in the aggregate, have a Material Adverse Effect on Eastside.

4.22. Intentionally omitted.

4.23. Permits and Licenses. Eastside holds all material Permits from any Governmental Authority necessary to conduct its business. Except for Permits which would not have a Material Adverse Effect on Eastside, Eastside has all Permits necessary to conduct its business of all Governmental Authorities. Such Permits are in full force and effect, and no suspension or cancellation of any such Permits, etc. is pending or to the Knowledge of Eastside threatened; and Eastside is in compliance in all material respects with all requirements, standards and procedures of the Governmental Authorities which have issued such Permits, except for such non-compliance as would not have a Material Adverse Effect on Eastside.

4.24. Interest in Assets. Except as described on Schedule 4.24, neither the stockholders of Eastside nor any Affiliate(s) of the stockholders nor anyone else other than Eastside owns any property or rights, tangible or intangible, used in or related, directly or indirectly, to the business of Eastside.

4.25. Employee Benefit Plans. (a) There are no “employee pension benefit plans” (within the meaning of Section 3(2)(A) of ERISA (collectively, the “Eastside Pension Plans”) maintained by Eastside; and (b) Eastside does not have any policies or plans, whether written or not, that provide for vacation benefits, severance benefits, leave rights or other benefits to its employees. There are no outstanding Liabilities of Eastside to the Eastside Pension Plans, and Eastside knows of no potential Liabilities in connection therewith. To the Knowledge of Eastside, there are no actions, suits or claims, other than for benefits in the normal course, pending or threatened, and Eastside has no Knowledge of any facts which could give rise to any actions, suits or claims, against any of the Eastside Pension Plans, or against Eastside which might subject Eastside to any liability which would have a Material Adverse Effect on Eastside.

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4.26. Labor Discussions. Eastside is not, and nor has it ever been, a party to any agreement, collective bargaining or otherwise, with any Party regarding the rates of pay or working conditions of any of Eastside’s employees, nor obligated under any agreement to recognize or bargain with any labor organization or union, nor involved in any labor discussions with any unit or group seeking to become the bargaining unit for any of its employees.

4.27 Eastside’s Existing Businesses. Eastside has no plans to sell or otherwise divest its existing pre-closing businesses, except as reflected on Schedule 4.27. After the contemplated divestiture Eastside without giving effect to the Beeline acquisition shall not be a shell company within the meaning of the Rules of the SEC and interpretations of its Staff.

4.28 IT Systems.

(a) To Eastside’s Knowledge, Eastside Systems are reasonably sufficient for the needs of Eastside’s business as currently conducted, including as to capacity, scalability, and ability to process current and anticipated peak volumes in a timely manner. Eastside Systems are in sufficiently good working condition to perform all information technology operations and include sufficient licensed capacity (whether in terms of authorized sites, units, users, seats or otherwise) for all Software, in each case as necessary for the conduct of Eastside’s business as currently conducted.

(b) Since its inception, there has been no unauthorized access, use, intrusion or breach of security, or material failure, breakdown, performance reduction or other adverse event affecting any Eastside Systems, that has resulted in or could reasonably be expected to result in any: (A) substantial disruption of or interruption in or to the use of such Eastside Systems or the conduct of Eastside’s business; (B) material loss, destruction, damage or harm of or to Eastside or its operations, personnel, property or other assets; or (C) material liability of any kind to Eastside. Eastside has taken reasonable actions, consistent with applicable industry best practices in Eastside’s industry, to protect the integrity and security of Eastside Systems and the data and other information stored thereon.

(c) Eastside maintains commercially reasonable back-up and data recovery, disaster recovery and business continuity plans, procedures and facilities, has acted in material compliance therewith, and has tested such plans and procedures on a regular basis, and such plans and procedures have been proven effective in all material respects upon such testing.

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4.29 Data Privacy and Protection; Cybersecurity.

(a) Eastside has complied with all Eastside Privacy Policies and with all applicable Laws and contracts to which it is a party relating to: (A) the privacy of customers or users of Eastside Products, any website, product or service operated by or on behalf of Eastside; and (B) the collection, storage, hosting, disclosure, transmission, transfer, disposal, other processing or security of any Customer Data or Personal Information by Eastside or by third parties having authorized access to the records of Eastside, with respect to each of (A) and (B) in all material respects. No claims have been asserted or, are threatened against Eastside alleging a violation of any Person’s privacy, confidentiality or other rights under any Eastside Privacy Policy, under any contract, or under any Law relating to any Customer Data or Personal Information. With respect to any Customer Data and Personal Information, Eastside has taken commercially reasonable measures (including implementing and monitoring compliance with respect to technical and physical security) designed to safeguard such data against loss and against unauthorized access, use, modification, disclosure or other misuse. There has been no unauthorized access to or other misuse of any Customer Data and Personal Information. Eastside has not received any complaint from any Person (including any action letter or other inquiry from any Governmental Authority) regarding Eastside’s collection, storage, hosting, disclosure, transmission, transfer, disposal, other processing or security of Customer Data or Personal Information. There have been no facts or circumstances that would require Eastside to give notice to any customers, suppliers, consumers or other similarly situated Persons of any actual or perceived data security breaches pursuant to an applicable Laws requiring notice of such a breach.

(b) Without limiting the generality of the foregoing, Eastside is compliant with all Laws relating to data privacy and data protection, and the collection, storage, maintenance and transmission of personal data and health information, including, without limitation, all applicable Laws relating to cybersecurity, data privacy and protection and/or Customer Data or Personal Information. Eastside is compliant with the agreements, terms and policies of, and has not reason to believe that it will not continue to have access to, the third party data hosting and transmission services and infrastructure it utilizes or anticipates utilizing in its operations as presently conducted or planned, including without limitation, Amazon Web Services, Google Cloud and Microsoft Azure Cloud. Eastside has complied with the SEC’s rules related to cybersecurity risks and related disclosures.

4.30 Investment Company. Eastside is not, and is not an Affiliate of, and immediately after receipt of payment for the Merger Shares, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. Eastside shall conduct its business in a manner so that it will not become an investment company subject to registration under the Investment Company Act of 1940, as amended.

4.31 Foreign Corrupt Practices. Neither Eastside nor any Subsidiary, nor to the Knowledge of Eastside or any Subsidiary, any agent or other Person acting on behalf of Eastside or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by Eastside or any Subsidiary (or made by any Person acting on its behalf of which Eastside is aware) which is in violation of Law or (iv) violated in any material respect any provision of FCPA.

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4.32 Accountants. Eastside’s accounting firm is set forth on Schedule 4.32. Such accounting firm (i) is a public accounting firm registered with the PCAOB as required by the Exchange Act and (ii) shall express its opinion with respect to the financial statements to be included in Eastside’s annual report on Form 10-K for the fiscal year ended December 31, 2024. To Eastside’s Knowledge, such accounting firm has not been subject to any disciplinary actions or other adverse actions from the PCAOB or any Governmental Authority adversely impacting the ability of such accounting firm to conduct its audit and review and related accounting services for which it was engaged by Eastside, nor does Eastside have any Knowledge that the PCAOB or any Governmental Authority is conducting any investigation or inquiry, however termed, which may lead to disciplinary action against such accounting firm.

4.33 Stock Plans. Each stock option granted by Eastside under Eastside’s stock option plan or equity incentive plan was granted (i) in accordance with the terms of Eastside’s stock option plan and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable Law. No stock option granted under Eastside’s stock option plan or equity incentive plan has been backdated. Eastside has not knowingly granted, and there is no and has been no Eastside policy or practice to knowingly grant, stock options or other equity securities or rights to equity securities including restricted stock units prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding Eastside or its Subsidiaries or their financial results or prospects.

4.34 Money Laundering. The operations of Eastside and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and all other applicable money laundering Laws including in the United States and other countries (collectively, the “Money Laundering Laws”), and no Action by or before any Governmental Authority and involving Eastside or any Subsidiary with respect to the Money Laundering Laws is pending or, to the Knowledge of Eastside or any Subsidiary, threatened.

4.35 Application of Takeover Protections. Eastside and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under Eastside’s certificate of incorporation (or similar charter documents) or the Laws of its state of incorporation that is or could become applicable to the Investor as a result of the Investor and Eastside fulfilling their obligations or exercising their rights under the Agreement and the Merger, including without limitation as a result of Eastside’s issuance of the Merger Shares.

4.36 Registration Rights. Except as reflected on Schedule 4.36, no Person has any right to cause Eastside or any Subsidiary to effect the registration under the Securities Act of any securities of Eastside or any Subsidiaries.

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4.37 Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and Eastside has taken no action designed to, or which to Eastside’s Knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has Eastside received any notification that the SEC is contemplating terminating such registration. Except as set forth on Schedule 4.37, Eastside has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Eastside Common Stock is or has been listed or quoted to the effect that Eastside is not in compliance with the listing or maintenance requirements of such Trading Market. Eastside is and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Common Stock is currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and Eastside is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

4.38 Private Placement. Assuming the accuracy of Beeline’s representations and warranties in Section 3.25, no registration under the Securities Act is required for the offer and sale of the Securities by Eastside to the Beeline stockholders as contemplated hereby. The issuance and sale of the Merger Shares pursuant to the Merger does not contravene the rules and regulations of the Trading Market.

4.39 No Disqualification Events. With respect to the Merger Shares to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, none of Eastside, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of Eastside participating in the offering hereunder, any beneficial owner of 20% or more of Eastside’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with Eastside in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). Eastside has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. Eastside has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Investor a copy of any disclosures provided thereunder.

4.40 Other Covered Persons. Other than the broker-dealer identified on Schedule 4.40, Eastside is not aware of any Person (other than any Issuer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Merger Shares

4.41 Notice of Disqualification Events. Eastside will notify Beeline in writing, prior to each Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

4.42 Related Party Disclosure. Except as set forth on Schedule 4.42, no officer, director or Affiliate of Eastside, or any member of his or her immediate family or any of their respective Affiliates (i) is involved in any business arrangement or other relationship with Eastside(whether written or oral), (ii) owns any property or right, tangible or intangible, that is used by Eastside, (iii) to the Knowledge of Eastside, has any claim or cause of action against Eastside or (iv) to the Knowledge of Eastside, owns any direct or indirect interest of any kind in, or controls or is a director, officer, employee or partner of, or consultant to, or lender to or borrower from, or has the right to participate in the profits of, any Person which is a competitor, supplier, customer, landlord, tenant, creditor or debtor of Eastside.

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4.43. Untrue or Omitted Facts. No representation, warranty or statement by Eastside in this Agreement contains any untrue statement of a material fact, or omits to state a fact necessary in order to make such representations, warranties or statements not materially misleading.

ARTICLE V

ADDITIONAL AGREEMENTS OF THE PARTIES

The Parties hereby further agree that, from and after the Closing:

5.1 Conduct of Business. From the date hereof until the Effective Time, except (a) as required or contemplated by this Agreement, (b) as required or contemplated by any of the agreements annexed as exhibits to this Agreement, or (c) as consented to in writing by the other Parties, each of Eastside and Beeline will, and will cause each of its Subsidiaries to, (i) conduct its business in the ordinary course consistent with past practice, (ii) use its commercially reasonable efforts to preserve intact its business organization and goodwill and relationships with customers, suppliers, licensors, licensees, distributors and other third parties and to keep available the services of its current officers and employees and (iii) use its commercially reasonable efforts to protect its intellectual property to the end that its goodwill and ongoing business shall not be impaired in any material respect as of the Closing Date.

5.2 No Solicitation.

(a) Alternative Transaction. Beeline shall not and shall not authorize or permit the directors, officers, employees and representatives of Beeline to, directly or indirectly, (i) solicit, initiate or knowingly facilitate, induce or encourage any inquiries or the making of any proposal or offer that constitutes or would reasonably be expected to lead to any merger, consolidation, share exchange, business combination, reorganization, recapitalization or other similar transaction (an “Alternative Transaction”), or (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or cooperate in any way that would otherwise reasonably be expected to lead to a proposal to effect any Alternative Transaction (an “Alternative Transaction Proposal”). Beeline agrees that it will take the necessary steps to promptly inform its directors, officers, employees and representatives of the obligations undertaken in this Section 5.2.

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(b) Superior Proposal. Notwithstanding anything to the contrary contained in Section 5.2(a) or elsewhere in this Agreement, in the event that Beeline receives after the date of this Agreement and prior to obtaining Beeline Stockholder Approval, a bona fide written Alternative Transaction Proposal which the Board of Directors of Beeline determines (after consultation with its outside legal counsel) to be on terms that the Board of Directors of Beeline has determined superior to the transaction contemplated by this Agreement (a “Superior Proposal”) or to be reasonably likely to lead to a Superior Proposal, Beeline may then take the following actions:

(i) Furnish any information with respect to Beeline to the Person or group (and their respective representatives) making such Alternative Transaction Proposal; and

(ii) Engage in discussions or negotiations with such Person or group (and their representatives) with respect to such Alternative Transaction Proposal.

(c) Notification. Within one (1) Business Day after receipt of any Alternative Transaction Proposal or any request for nonpublic information or any inquiry relating in any way to, or that would reasonably be expected to lead to, any Alternative Transaction Proposal, Beeline shall provide Eastside with written notice of the material terms and conditions of such Alternative Transaction Proposal, request or inquiry, and the identity of the Person or group making any such Alternative Transaction Proposal, request or inquiry and a copy of all written materials provided to it in connection with such Alternative Transaction Proposal, request or inquiry. In addition, Beeline shall provide Eastside as promptly as practicable (and in any event within one (1) Business Day) with all information as is reasonably necessary to keep Eastside fully informed of all material oral or written communications regarding, and the status and changes to the economic or other material terms of, any such Alternative Transaction Proposal, request or inquiry, and shall provide, as promptly as reasonably practicable, to Eastside a copy of all material written materials (including material written materials provided by email or otherwise in electronic format) provided by or to Beeline or any of its representatives in connection with such Alternative Transaction Proposal, request or inquiry. Beeline shall provide Eastside with seventy-two (72) hours prior notice (or such lesser prior notice as is provided to the members of its Board of Directors) of any meeting of its Board of Directors at which its Board of Directors is reasonably expected to consider any Alternative Transaction Proposal; provided, that nothing contained in this Section 5.2(c) or elsewhere in this Agreement shall give or be deemed to give Eastside the right to participate or otherwise be a party to any meeting of Beeline’s Board of Directors or any committee thereof.

(d) Termination. Notwithstanding anything to the contrary set forth in any other provision of this Agreement, the Board of Directors of Beeline may, solely in response to a Superior Proposal, terminate this Agreement pursuant to Section 7.1 and concurrently enter into a definitive agreement with respect to such Superior Proposal, if all of the following conditions in clauses (i) through (vi) are met, as applicable:

(i) such Superior Proposal has been made and has not been withdrawn and continues to be a Superior Proposal;

(ii) Beeline Stockholder Approval has not been obtained;

(iii) Beeline has (A) provided to Eastside five (5) Business Days’ prior written notice which shall state expressly (1) that it has received a Superior Proposal, (2) the material terms and conditions of the Superior Proposal (including the per share value of the consideration offered therein and the identity of the Person or group of Persons making the Superior Proposal), and shall have contemporaneously provided to Eastside a copy of the relevant proposed transaction agreements with the Person or group of Persons making such Superior Proposal and other material documents, including the definitive agreement with respect to such Superior Proposal (the “Alternative Acquisition Agreement”) (it being understood and agreed that any amendment to the financial terms or any other material term of such Superior Proposal shall require a new notice and a new five (5) Business Day period) and (3) that it intends to terminate this Agreement, and the manner in which it intends to do so, and (B) prior to terminating this Agreement, to the extent requested by Eastside, engaged in good faith negotiations with Eastside to amend this Agreement in such a manner that the Alternative Acquisition Agreement ceases to constitute a Superior Proposal;

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(iv) the Board of Directors of Beeline has determined in good faith, after consultation with its outside legal counsel, that, in light of such Superior Proposal and taking into account any revised terms offered by Eastside, the failure to terminate this Agreement and enter into the Alternative Acquisition Agreement would reasonably be expected to constitute a breach of its fiduciary duties under applicable Law;

(v) Beeline shall have complied with Section 5.2(a) and shall not have breached any of the other provisions set forth in this Section 5.2 in any material respect; and

(vi) Beeline pays all fees and expenses as required pursuant to Section 8.2 hereof.

(e) Beeline Adverse Recommendation Change. Notwithstanding anything to the contrary set forth in Section 5.2(d) or in any other provision of this Agreement, the Board of Directors of Beeline may recommend to the Beeline stockholders a Superior Proposal (a “Beeline Adverse Recommendation Change”) if it determines in good faith after consultation with its legal advisors that the failure to make such Beeline Adverse Recommendation Change would reasonably be expected to constitute a breach of its fiduciary duties under applicable Law; provided, that (i) Beeline has provided to Eastside five (5) Business Days’ prior written notice advising Eastside that it intends to effect a Beeline Adverse Recommendation Change and specifying, in reasonable detail, the reasons for Beeline Adverse Recommendation Change and (ii) during such five (5) Business Day period, if requested by Eastside, Beeline engages in good faith negotiations with Eastside to amend this Agreement in a manner that obviates the need for Beeline Adverse Recommendation Change.

5.3 Beeline Stockholders’ Approval.

Except to the extent expressly permitted by Section 5.2(d), (i) the Board of Directors of Beeline shall recommend that its stockholders vote in favor of the adoption of this Agreement by written consent or at the Beeline stockholders’ meeting, (ii) any solicitation material provided to Beeline stockholders shall include a statement to the effect that the Board of Directors of Beeline has recommended that Beeline stockholders vote in favor of adoption of this Agreement by written consent at a Beeline stockholders’ meeting and (iii) neither the Board of Directors of Beeline nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to Eastside, the recommendation of its Board of Directors that Beeline stockholders consent to or vote in favor of the adoption of this Agreement.

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5.4 Access to Information. (a) Upon reasonable prior notice and subject to applicable Law, from the date hereof until the Effective Time, Beeline shall, and shall cause its officers, directors, employees and representatives of Beeline to, afford Eastside and its officers, directors, employees and representatives, following notice from Eastside to Beeline in accordance with this Section 5.4, reasonable access during normal business hours to the officers, employees, agents, properties, offices and other facilities, books and records of Beeline and its subsidiaries, and all other financial, operating and other data and information as Eastside may reasonably request. Notwithstanding the foregoing, Beeline shall not be obligated to disclose any information that, in the reasonable judgment of Beeline, (i) it is not legally permitted to disclose or the disclosure of which would contravene any applicable Law or court order or (ii) the disclosure of which would be reasonably likely to cause the loss of any attorney-client or other legal privilege or trade secret protection held by Beeline. Beeline shall be entitled to have representatives present at all times during any such inspection. No investigation pursuant to this Section 5.4 or information provided, made available or delivered to Eastside pursuant to this Section 5.4 or otherwise shall affect any representations or warranties of Beeline or conditions or rights of Eastside contained in this Agreement.

(b) Upon reasonable prior notice and subject to applicable Law, from the date hereof until the Effective Time, Eastside shall, and shall cause its officers, directors, employees and representatives of Eastside to, afford Beeline and its officers, directors, employees and representatives, following notice from Beeline to Eastside in accordance with this Section 5.4, reasonable access during normal business hours to the officers, employees, agents, properties, offices and other facilities, books and records of Eastside and its subsidiaries, and all other financial, operating and other data and information as Beeline may reasonably request. Notwithstanding the foregoing, Eastside shall not be obligated to disclose any information that, in the reasonable judgment of Eastside, (i) it is not legally permitted to disclose or the disclosure of which would contravene any applicable Law or court order or (ii) the disclosure of which would be reasonably likely to cause the loss of any attorney-client or other legal privilege or trade secret protection held by Eastside. Eastside shall be entitled to have representatives present at all times during any such inspection. No investigation pursuant to this Section 5.4 or information provided, made available or delivered to Beeline pursuant to this Section 5.4 or otherwise shall affect any representations or warranties of Eastside or conditions or rights of Beeline contained in this Agreement.

5.5 Listing. Eastside shall use commercially reasonable efforts to cause the Merger Shares to be authorized for listing on the Trading Market, subject to official notice of issuance, prior to the Closing Date, except for the non-voting preferred stock that is subject to Stockholder Approval.

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5.6. Confidentiality. Notwithstanding anything to the contrary contained in this Agreement, and subject only to any disclosure requirements which may be imposed upon Eastside under applicable state or federal securities Laws, it is expressly understood and agreed by Eastside and Beeline that: (a) the conversations, negotiations and transactions relating to this Agreement and/or contemplated hereby; and (b) all financial information, business records and other non-public information concerning Eastside or Beeline which any of the Parties or their respective representatives has received or may hereafter receive, shall be maintained in the strictest confidence by the Parties and their respective representatives, and shall not be disclosed to any Person that is not associated or affiliated with any of the Parties and involved in the transactions contemplated hereby, without the prior written approval of Eastside or Beeline, as applicable. The Parties hereto shall use their best efforts to avoid disclosure of any of the foregoing or undue disruption of any of the business operations or personnel of Eastside or Beeline. Except for information generally available to the public, in the event that the transactions contemplated hereby shall not be consummated for any reason, each of the Parties covenants and agrees that neither it nor its representatives shall retain any documents, lists or other writings which they may have received or obtained in connection herewith or any documents incorporating any of the information contained in any of the same (all of which, and all copies thereof in the possession or control of themselves or their representatives, shall be returned to the original source of the material at issue or destroyed, if certified as to such destruction by an officer of such party). The Parties hereto shall be responsible for any damages sustained by reason of their respective breaches of this Section 5.6, and this Section 5.6 may be enforced by injunctive relief. Any duty of confidentiality is subject applicable Laws.

5.7. Publicity. The initial press releases with respect to the execution of this Agreement shall be acceptable to Eastside and Beeline. Thereafter, so long as this Agreement is in effect, neither Eastside nor Beeline nor any of their Affiliates shall issue or cause the publication of any press release with respect to the Merger, this Agreement or the other transactions contemplated hereby or otherwise without the prior agreement of Eastside and Beeline; provided, however, that Beeline shall not unreasonably withhold its agreement to any press release proposed by Eastside based upon advice of Eastside’s counsel that the proposed disclosure is reasonably necessary in light of Eastside’s responsibilities as a public company.

5.8. Accounting Cooperation. Beeline and Eastside shall cause any accountants retained by Beeline or Eastside to cooperate in connection with ongoing audit or other work relating to periods prior to the Closing Date, as required by applicable federal and state securities Laws, and other reasonable requirements. Such cooperation shall include, without limitation, providing such assurances, comfort letters and access to work papers as may reasonably be requested by Eastside or Beeline and its accountants.

5.9. Further Assurances. From time to time from and after the Closing, the Parties shall execute and deliver, or cause to be executed and delivered, any and all such further agreements, certificates and other instruments, and shall take or cause to be taken any and all such further action, as any of the Parties may reasonably deem necessary or desirable in order to carry out the intent and purposes of this Agreement.

5.10. Tax Matters. Eastside and Beeline shall use commercially reasonable efforts prior to the Effective Time to cause the Merger to qualify as a tax-free reorganization under Section 368(a)(1) of the Code. The Parties hereto shall report the Merger as a reorganization within the meaning of Section 368(a) of the Code, and neither Eastside, Merger Sub nor Beeline shall take any action or fail to take any action prior to or following the Closing that would reasonably be expected to cause the Merger to fail to qualify as a reorganization.

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5.11 Voting Agreements. Prior to the Closing, all of the officers, directors and stockholders of Eastside listed on Schedule 5.11 shall enter into agreements to vote all capital stock of Eastside over which such Persons have voting control as of the record date for the meeting of stockholders of Eastside in accordance with a Voting Agreement reasonable acceptable to Eastside and Beeline (the “Voting Agreement”), and Eastside shall enter into a Voting Agreement with each such Person in the furtherance thereof. Eastside shall not amend, modify, waive or terminate any provision of any of the Voting Agreements and shall enforce the provisions of each Voting Agreement in accordance with its terms. If any party to a Voting Agreement breaches any provision of a Voting Agreement, Eastside shall promptly use its best efforts to seek specific performance of the terms of such Voting Agreement. Notwithstanding the foregoing, the current Beeline stockholders shall each be a third party beneficiary of any Voting Agreement.

5.12 Eastside Stockholder Approval. Following the Closing, Eastside shall promptly file proxy material with the SEC and use its best efforts to seek Stockholder Approval at a stockholders’ meeting of the issuance of Eastside Common Stock issuable upon conversion of the Series F.

ARTICLE VI

CONDITIONS

6.1. Conditions to the Obligations of Eastside, Merger Sub and Beeline. The respective obligations of Eastside, Merger Sub and Beeline to consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or before the Closing Date, of all the following conditions, any one or more of which may be waived in writing by any Party solely on its own behalf:

(a) Beeline Stockholder Approval. The stockholders of Beeline shall have approved the Merger contemplated by this Agreement.

(b) Listing. The Eastside Common Stock which is part of the Merger Shares issuable to Beeline stockholders pursuant to the Merger shall have been authorized for listing on the Trading Market, subject to official notice of issuance.

(c) Debt Exchange Agreement. The Debt Exchange Agreement between Eastside and all of its secured lenders, in the form annexed hereto as Exhibit A, shall have been fully executed, and the Closing defined in the Debt Satisfaction Agreement shall have occurred prior to or simultaneous with the Closing of the Merger.

(d) Lock-Up Agreements. Each holder of Eastside preferred stock outstanding as of July 31, 2024 shall execute a lock-up agreement in a form agreeable to Eastside and Beeline agreeing to a 90-day lock-up following the Closing.

(e) the outstanding Beeline Debentures have been converted into Beeline Common Stock.

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(f) Eastside shall have raised $3,000,000 in gross proceeds from the sale of preferred stock and warrants on terms economically similar to the Term Sheet attached as Exhibit B.

(g) The Employment Agreement with Geoffrey Gwin has been amended in a manner satisfactory to Eastside, Beeline and Gwin.

6.2 Conditions Specific to Obligations of Eastside and Merger Sub. The obligations of Eastside to consummate the transactions contemplated by this Agreement are further subject to the satisfaction, at or before the Closing Date, of all the following conditions, any one or more of which may be waived in writing by Beeline:

(a) Accuracy of Representations and Warranties. All representations and warranties made by Beeline shall be true and correct on and as of the Closing Date as though such representations and warranties were made on and as of that date (other than those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time which need only be true and accurate as of such date or with respect to such period), except where the failure of such representations and warranties to be so true and accurate (without giving effect to any limitation as to “materiality” set forth therein), would not have a Material Adverse Effect on Beeline.

(b) Performance. Beeline shall have performed, satisfied and complied with in all material aspects all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Beeline on or before the Closing Date.

(c) Certification. Eastside shall have received a certificate, dated the Closing Date, signed by an officer of Beeline certifying:

(i)	that the conditions specified in Sections 6.2(a) and (b) above have been fulfilled;

(ii)	that, as of the Closing Date, there are no equity securities issued by Beeline and outstanding other than Common Stock and the stock options, other equity grants, if any, and warrants to be assumed by Eastside pursuant to Section 2.1(e);

(iii)	that, as of the Closing Date, there are no other rights to acquire equity securities issued by Beeline that will not be assumed by Eastside;

(iv)	the Debenture holders of Beeline have converted the Debentures into Beeline Common Stock;

(v)	The Parties shall have received evidence that immediately prior to the Closing the Preferred Stock of Beeline not issued as of July 31, 2024 shall have been converted into Beeline Common Stock; and

(vi)	After July 31, 2024, Eastside shall have received at least Three Million Dollars ($3 million) in gross proceeds from the sale of preferred stock, of which Two Million ($2 million) has been advanced to Beeline on terms reasonably satisfactory to Beeline and Eastside.

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(d) Resolutions and Written Consents. Eastside shall have received certified resolutions of the Boards of Directors of Beeline authorizing Beeline’s execution, delivery and performance of this Agreement and all actions to be taken by Beeline hereunder. Eastside shall have also received resolutions duly adopted by the stockholders of Beeline authorizing Beeline’s execution, delivery and performance of this Agreement, and all actions to be taken by Beeline hereunder.

(e) Good Standing Certificate. Beeline shall have delivered to Eastside a certificate issued by the Secretary of State of Delaware, evidencing the good standing of Beeline in Delaware as of a date not more than five (5) calendar days prior to the Closing Date.

(f) Due Diligence. Eastside shall have received from Beeline all information reasonably requested by Eastside from Beeline, and none of such information shall have revealed a material inaccuracy of any warranty by Beeline made in this Agreement.

(g) Beeline Finances. Beeline shall have delivered to Eastside a certification by Beeline’s Chief Financial Officer that, as of June 30, 2024, Beeline’s stockholders’ equity, measured in accordance with GAAP, was approximately One Million Dollars ($1,000,000).

(h) Consents. All authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any Governmental Authority or third party which the failure to obtain, make or occur would have or could reasonably be expected to have a Material Adverse Effect on Beeline shall have been obtained, made or occurred.

(i) No Material Adverse Effect. There shall not have occurred any Material Adverse Effect as to Beeline.

(j) Eastside shall have arranged for the transfer of its existing operating businesses to wholly-owned Subsidiaries and further arranged for the future sales of the “craft” subsidiary and the transfer of the net proceeds to its stockholders as of the date prior to the Effective Time.

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6.3. Conditions Specific to the Obligations of Beeline. The obligations of Beeline to consummate the Merger and the transactions contemplated by this Agreement are further subject to the satisfaction, at or before the Closing Date, of all of the following conditions, any one or more of which may be waived in writing by Beeline:

(a) Accuracy of Representations and Warranties. All representations and warranties made by Eastside and Merger Sub shall be true and correct on and as of the Closing Date as though such representations and warranties were made on and as of that date (other than those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time which need only be true and accurate as of such date or with respect to such period), except where the failure of such representations and warranties to be so true and accurate (without giving effect to any limitation as to “materiality” or “material adverse effect” set forth therein), would not have a Material Adverse Effect on Eastside.

(b) Performance. Eastside and Merger Sub shall have performed, satisfied and complied in all material aspects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Eastside or Merger Sub on or before the Closing Date.

(c) Certification. Beeline shall have received a certificate, dated the Closing Date, signed by an officer of Eastside, certifying that:

(i)	that the conditions specified in Sections 6.3(a) and (b) above have been fulfilled;

(ii)	that, as of the Closing Date, Eastside will have no outstanding Indebtedness;

(iii)	Beeline has received the Eastside Voting Agreements reflected in Section 5.11;

(iv)	Eastside has appointed two Persons to its Board of Directors who have been designated by Beeline;

(v)	Eastside has amended its By-laws to reduce its quorum for stockholders’ meetings to one-third of the voting power.

(d) Resolutions. Beeline shall have received certified resolutions of the Boards of Directors of Eastside and Merger Sub and certified resolutions of Eastside as stockholder of Merger Sub authorizing the Merger and Eastside’s execution, delivery and performance of this Agreement, and all actions to be taken by Eastside and Merger Sub hereunder. Beeline shall have also received resolutions duly adopted by the stockholders of Eastside authorizing Eastside’s issuance of the Merger Shares as well as the amendments to Eastside’s Articles of Incorporation required hereunder.

(e) Good Standing Certificates. Eastside shall have delivered to Beeline (x) a certificate issued by the Secretary of State of Nevada evidencing the good standing of Eastside in Nevada and (y) a certificate issued by the Secretary of State of Delaware evidencing the good standing of Merger Sub, each as of a date not more than five (5) calendar days prior to the Closing Date.

(f) Dispute Settlements. The lawsuit now pending between Eastside and Sandstrom Partners Inc. shall have been dismissed or withdrawn. The claim by Perkins Coie LLP shall have been released.

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(g) Due Diligence. Beeline shall have received from Eastside all information reasonably requested by Beeline from Eastside, and none of such information shall have revealed a material inaccuracy of any warranty by Eastside made in this Agreement.

(h) Grant of Warrants. Eastside shall have agreed to assume all Beeline warrants and arranged for the issuance at Closing of new Eastside stock options, equity grants, if any, and warrants in a manner acceptable to Beeline.

(i) Consents. All authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any Governmental Authority or third party which the failure to obtain, make or occur would have or could reasonably be expected to have a Material Adverse Effect on Eastside shall have been obtained, made or occurred.

(j) No Material Adverse Effect. There shall not have occurred any Material Adverse Effect as to Eastside.

(k) Beeline shall in its sole discretion be satisfied with the outstanding liabilities of Beeline and the amount of cash or other property payable to satisfy liabilities.

ARTICLE VII

CLOSING

7.1. Place and Date of Closing. The consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at such location as is agreed to between the Parties, on the tenth Business Day after satisfaction of all conditions set forth in Article VI or such time as is mutually agreeable to the Parties (the date of the Closing being referred to in this Agreement as (the “Closing Date”), but in no event later than September 30, 2024, without consent of the Parties.

7.2. Items to be Delivered by Beeline. At the Closing, Beeline will deliver or cause to be delivered to Eastside:

(a) The items required by Section 6.2;

(b) Evidence of any Persons who have elected their dissenters’ rights under the DGCL;

(c) The Good Standing Certificates required by Section 6.2(e).

7.3. Items to be Delivered by Eastside. At the Closing, Eastside will deliver or cause to be delivered to Beeline.

(a) The certificate items by Section 6.3;

(b) Evidence that the Certificate of Designations of Rights, Privileges and Limitations of Series F Convertible Preferred Stock has been filed with the Secretary of State of Nevada and accepted for filing;

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(c) Evidence that the Merger Shares have been issued in book entry form;

(d) Evidence that the new Eastside stock options and warrants have been issued in exchange for the outstanding Beeline stock options and warrants pursuant to Sections 2.1(e) and (f);

(e) The Good Standing Certificates required by Section 6.3(e).

(f) Resignations, effective on the Closing Date, of two members of the Eastside Board of Directors as are requested in writing by Beeline.

(g) Resolutions, effective on the Closing Date, appointing to the Eastside Board of Directors two individuals as are designated in writing by Beeline.

(h) Resolutions appointing a Chief Financial Officer as designated in writing by Beeline.

(i) Evidence of third party consents and waivers requested by Beeline.

(j) Evidence that the stock options to replace terminated Beeline stock options have been granted.

ARTICLE VIII

TERMINATION OF AGREEMENT

8.1 Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time, whether before or after receipt of Beeline Stockholder Approval:

(a) by mutual written consent of Eastside and Beeline;

(b) by either Eastside or Beeline, if the Merger shall not have been consummated by September 30, 2024; provided that the right to terminate this Agreement pursuant to this clause (b)(i) shall not be available to the Party seeking to terminate this Agreement if such Party’s breach of this Agreement has been the cause of the failure of the Effective Time to occur;

(c) by Eastside or Beeline, if the approval of the Merger by the stockholders of Beeline shall not have been obtained by written consent or at the Beeline stockholders’ meeting, or at any adjournment or postponement thereof, at which the final vote thereon was taken;

(d) by Beeline, at any time prior to the receipt of Beeline Stockholder Approval, in accordance with Section 5.2(d); provided, that, as a condition to the effectiveness of such termination, Eastside shall have received all fees and expenses as required pursuant to Section 8.2;

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(e) by Beeline (provided it is not then in material breach of any of its obligations under this Agreement), if (i) there is any continuing inaccuracy in the representations and warranties of Eastside or Merger Sub set forth in this Agreement, or (ii) Eastside or Merger Sub are then failing to perform any of their covenants or other agreements set forth in this Agreement, in either cases (i) and (ii), (1) such that the conditions set forth in Section 6.3(a) or Section 6.3(b), as applicable, would not be satisfied as of the time of such termination, and (2) such breach shall be incapable of being cured or shall not have been cured within ten (10) days after written notice thereof shall have been received by Eastside; or

(f) by Eastside (provided it is not then in material breach of any of its obligations under this Agreement), if (i) there is any continuing inaccuracy in the representations and warranties of Beeline set forth in this Agreement, or (ii) Beeline is then failing to perform any of its covenants or other agreements set forth in this Agreement, in either cases (i) and (ii), (1) such that the conditions set forth in Section 6.2(a) or Section 6.2(b), as applicable, would not be satisfied as of the time of such termination and (2) such breach shall be incapable of being cured or shall not have been cured within ten (10) days after written notice thereof shall have been received by Beeline.

(g) by Beeline, if the Common Stock of Eastside is delisted from the Trading Market or if the Trading Market has instituted proceedings to delist Eastside.

(h) by Beeline, if the SEC’s Division of Enforcement commenced an informal inquiry or an investigation relating to Eastside or any of its Affiliates.

8.2 Payments.

(a) Beeline Termination Fee. In the event that Beeline terminates this Agreement pursuant to Section 7.1(d); then Beeline shall pay Eastside a one-time fee equal to One Hundred Thousand Dollars ($100,000).

(b) Expenses. Except as otherwise specifically provided herein, each Party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

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ARTICLE IX

DEFINITIONS

9.1 Definitions. In addition to the terms defined elsewhere in this Agreement: (a) capitalized words and terms that are not descriptive or otherwise defined herein have the following terms have the meanings set forth in this Section 9.1:

“Agreement” shall have the meaning ascribed to such term in the preamble.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Affiliated Group” shall have the meaning ascribed to such term in Section 3.9(f).

“Alternative Acquisition Agreement” shall have the meaning ascribed to such term in Section 5.2(d)(iii).

“Alternative Transaction” shall have the meaning ascribed to such term in Section 5.2(a).

“Alternative Transaction Proposal” shall have the meaning ascribed to such term in Section 5.2(a).

“Beeline” shall have the meaning ascribed to such term in the preamble.

“Beeline Adverse Recommendation Change” shall have the meaning ascribed to such term in Section 5.2(e).

“Beeline Board Recommendation” shall have the meaning ascribed to such term in the recitals.

“Beeline Capital Stock” shall have the meaning ascribed to such term in Section 2.1.

“Beeline Financial Statements” shall have the meaning ascribed to such term in Section 3.6.

“Beeline Stockholder Approval” shall have the meaning ascribed to such term in Section 3.2.

“Board of Directors” means the board of directors of any Party.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in New York, N.Y. are authorized or required by Law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by Law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any Governmental Authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in the New York, N.Y. are generally are open for use by customers on such day.

“By-Laws” shall have the meaning ascribed to such term in Section 1.4.

“Certificate” shall have the meaning ascribed to such term in Section 1.4.

“Certificate of Merger” shall have the meaning ascribed to such term in Section 1.2.

“Closing” shall have the meaning ascribed to such term in Section 7.1.

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“Closing Date” shall have the meaning ascribed to such term in Section 7.1.

“Code” shall have the meaning ascribed to such term in the recitals.

“Common Stock Equivalents” means any securities of any Party or its Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Constituent Corporations” shall have the meaning ascribed to such term in Section 1.1.

“Customer Data” means all data, text, content, information or other material uploaded or otherwise transmitted by Eastside’s customers to, or stored by Eastside’s customers on or in Eastside Products or any service of Eastside.

“DGCL” shall have the meaning ascribed to such term in the recitals.

“Disqualification Event” shall have the meaning ascribed to such term in Section 4.39.

“Dissenting Shares” shall have the meaning ascribed to such term in Section 2.2.

“Eastside” shall have the meaning ascribed to such term in the preamble.

“Eastside Financial Statements” has the meaning ascribed to such term in Section 4.9.

“Eastside Pension Plans” shall have the meaning ascribed to such term in Section 4.25.

“Eastside Intellectual Property” shall have the meaning ascribed to such term in Section 4.19.

“Effective Time” shall have the meaning ascribed to such term in Section 1.2.

“Environmental Laws” means all federal, state, local and foreign Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including Laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder.

“ERISA” shall have the meaning ascribed to such term in Section 3.19.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

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“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“GAAP” shall have the meaning ascribed to such term in Section 3.6.

“Governmental Authority” means any federal, state, county, local, municipal or other government or political subdivision thereof, whether domestic or foreign, and any agency, authority, commission, ministry, instrumentality, regulatory body, court, tribunal, arbitrator, central bank or other Person exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to any such government.

“Indebtedness” means (a) any liabilities of a Party for borrowed money or amounts owed in excess of $10,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations of a Party all in respect of indebtedness of others, whether or not the same are or should be reflected in the Party’s consolidated balance sheet (or the footnotes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; (c) the present value of any lease payments of the Party including all Subsidiaries in excess of $10,000 due under leases required to be capitalized in accordance with GAAP; and (d) transactions relating to the sale of any existing or future sales of accounts receivables including merchant cash advances or sales of future accounts receivable of the Party.

“Issuer Covered Person” shall have the meaning ascribed to such term in Section 4.39.

“Knowledge” means the actual knowledge after a reasonable investigation of the officers of Eastside or Beeline, as the case may be, who are listed on Schedule 9, except for purposes of Section 3.25 Beeline may rely upon questionnaires provided by its stockholders.

“Laws” with respect to a Person means any federal, state, local, municipal, or other laws, common law, statutes, constitutions, ordinances, rules, regulations, codes, orders, or legally enforceable requirements enacted, issued, adopted, promulgated, enforced, ordered, or applied by any Governmental Authority applicable to such Person or any of its Subsidiaries, including its respective business and operations.

“Liabilities” shall have the meaning ascribed to it in Section 3.7.

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1.

“Merger” shall have the meaning ascribed to such term in the recitals.

“Merger Shares” shall have the meaning ascribed to such term in Section 2.1(a).

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“Merger Sub” shall have the meaning ascribed to such term in the preamble.

“Misconduct” shall have the meaning ascribed to such term in Section 3.13(a)(i).

“Money Laundering Laws” shall have the meaning ascribed to such term in Section 4.34.

“Party” or “Parties” shall have the meaning ascribed to such term in the preamble.

“PCAOB” shall have the meaning ascribed to such term in Section 3.6.

“Pension Plans” shall have the meaning ascribed to such term in Section 3.19.

“Permits” shall have the meaning ascribed to such term in Section 3.16.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Personal Information” means: (i) a natural person’s name, street address, telephone number, email address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number, biometric identifiers or any other piece of information that allows the identification of or contact with a natural person and for greater certainty includes all such information with respect to employees, (ii) data collected from an IP address, unique device identifier or MAC address, web beacon, pixel tag, ad tag, cookie, local storage object, software, or by any other means, or from a particular computer, web browser, mobile device, or other device or application, where such data (a) is collected from a particular computer or device regarding online activities; or (b) is or may be used to identify or contact an individual or device or application, to predict or infer the preferences, interests, or other characteristics of the device or application or of a user of such device or application, or to target advertisements or other content to a device or application, or to a user of such device or application, and (iii) any information that is associated, directly or indirectly (by, for example, records linked via unique keys), to any of the foregoing. Personal Information also includes any information not listed in (i), (ii) or (iii) above if such information is defined as “personal data”, “personally identifiable information”, “individually identifiable health information,” “protected health information,” or “personal information” under any Law.

“Privacy Policy” means each external or internal, past or present privacy policy or privacy or data security-related policy of Eastside, as well as any representation, obligation or promise of Eastside under any contract, relating to: (i) the privacy of customers or users of any Eastside Products, website, products or services operated by or on behalf of Eastside; and (ii) the collection, storage, hosting, disclosure, transmission, transfer, disposal, other processing or security of any Customer Data or Personal Information.

“Products” means all proprietary products and services of a Party that are currently being, or at any time since a Party’s inception have been, offered, licensed, sold, distributed, hosted, maintained, supported or otherwise provided or made available by or on behalf of such Party.

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“Required Approvals” has the meaning contained in Section 3.5.

“SEC” means the United States Securities and Exchange Commission.

“SEC Reports” shall have the meaning ascribed to such term in Section 4.8(a).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series F” shall have the meaning ascribed to such term in Section 2.1(a).

“Software” means any and all computer software and code, including all new versions, updates, revisions, improvements and modifications thereof, whether in source code, object code, or executable code format, including systems software, application software (including mobile apps), firmware, middleware, programming tools, scripts, routines, interfaces, architecture, schematics, records, libraries, and data, databases and data collections, and all related specifications and documentation, including developer notes, comments and annotations, user manuals and training materials relating to any of the foregoing.

“Stockholder Approval” means such approval as may be required by the Trading Market Rules and/or applicable Law from the stockholders of Eastside with respect to the transactions contemplated by this Agreement, including the issuance of all of the Eastside Common Stock in excess of 19.99% of the issued and outstanding Common Stock on the Closing Date.

“Subsidiary” means any subsidiary of a Party as set forth on a Schedule to this Agreement and shall, where applicable, also include any direct or indirect subsidiary formed or acquired after the date hereof.

“Superior Proposal” shall have the meaning ascribed to such term in Section 5.2(b).

“Surviving Corporation” shall have the meaning ascribed to such term in Section 1.1.

“Systems” means all Software, and computer hardware, servers, networks, platforms, peripherals, data communication lines and other information technology equipment and related systems, including any outsourced systems and processes, that are owned or used by Eastside in the conduct of its business as currently conducted.

“Tax” or “Taxes” shall have the meaning ascribed to such term in Section 3.9(f).

“Tax Return” shall have the meaning ascribed to such term in Section 3.9(f).

“Trading Market” means The Nasdaq Capital Market.

“Trading Market Rules” means the rules and regulations of the Trading Market.

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“Transaction Documents” means this Agreement and the Certificates and/or Articles of Merger.

“Voting Agreement” shall have the meaning ascribed to such term in Section 5.11.

ARTICLE X

MISCELLANEOUS

10.1. Non-Assignability; Binding Effect. Neither this Agreement, nor any of the rights or obligations of the Parties hereunder, shall be assignable by any Party hereto without the prior written consent of all other Parties hereto. Otherwise, this Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

10.2. Non-survival of Representations and Warranties. The Parties hereto agree that their respective representations, warranties, covenants and agreements contained in this Agreement shall not survive the Closing. This Section 11.2 shall not limit any covenant or agreement contained in this Agreement which by its terms contemplates performance after the Effective Time.

10.3. Waiver. No waiver by either Party of any default or nonperformance hereunder shall be deemed a waiver of any subsequent default or nonperformance. No waiver shall be effective unless in writing and signed by the Party or Parties to which the performance of duty is owed. No delay in the serving of any right or remedy shall constitute a waiver of any right or remedy.

10.4. Entire Agreement. This Agreement contains and represents the entire and complete understanding and agreement concerning and in reference to the arrangement between the Parties hereto. The Parties hereto agree that no prior statements, representations, promises, agreements, instructions, or understandings, written or oral, pertaining to this Agreement, other than those specifically set forth and stated herein, shall be of any force or effect.

10.5. Modifications and Amendments. This Agreement may not be, and shall not be construed to have been modified, amended, rescinded, canceled, or waived, in whole or in part, except if done so in writing and executed by the Parties hereto.

10.6. Governing Law. The validity, interpretation and enforcement of this Agreement shall be governed by and construed and enforced in accordance with the local Laws of the State of Delaware without giving effect to its conflicts of laws provisions, and to the exclusion of the Law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted.

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10.7 Disclosure Schedules.

(a) Except as otherwise provided in the Schedules attached hereto (the “Schedules”), which are incorporated herein and made a part of this Agreement, all capitalized terms used therein shall have the meanings assigned to them in this Agreement. The inclusion of any information in the Schedules will not be deemed an admission or acknowledgment that such information is required to be listed in the Schedules or that such items are material. The Schedules are arranged in sections corresponding to the sections contained in this Agreement merely for convenience, and the disclosure of an item in one section of the Schedules as an exception to a particular covenant, agreement, representation or warranty shall be deemed adequately disclosed as an exception with respect to all other covenants, agreements, representations and warranties to the extent that the relevance of such item to such other covenants, agreements, representations or warranties is reasonably apparent on its face without independent knowledge of the reader, notwithstanding the presence or absence of an appropriate cross-reference thereto.

(b) Notwithstanding anything to the contrary herein, from time-to-time prior to the Closing, each Party may at its option supplement or amend and deliver updates to any Schedule that has been rendered inaccurate or incomplete since the date of this Agreement solely as a result of matters or events first occurring after such date as necessary to complete or correct any information in such Schedules. The updating Party shall provide the other Party(ies) with any such supplement or amendment by written notice (each, a “Schedule Update”). If the matters identified in a Schedule Update, individually or collectively with matters identified in any other Schedule Update, constitute a Material Adverse Effect on such Party(ies), then the Party(ies) in receipt of such Schedule Update may, at any time within three Business Days following their receipt of any such Schedule Update, elect to terminate this Agreement pursuant to Article VIII. If the receiving Party does (Parties do) not so timely elect (subject to the preceding sentence with respect to the cumulative effect of matters identified in all Schedule Updates, whether prior to or after the Schedule Update in question), the Schedule Update shall be deemed to have amended the appropriate Schedule or Schedules as of the date of this Agreement, and shall be deemed to have qualified the applicable representations and warranties contained in this Agreement as of such date, and to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder by reason of the existence of such matter, subject to the succeeding sentence.

10.8 Interpretation; Construction.

(a) The Recitals, each Exhibit and the Schedules are hereby incorporated into and made a part of this Agreement by reference. The headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Unless the context otherwise requires, references herein: (i) to “Article(s),” “Section(s),” “Exhibit(s)” and “Schedules” refer to the corresponding article(s), section(s), exhibit(s) and schedule(s) of or to this Agreement; (ii) to “Schedule(s)” refer to the corresponding Schedule(s) of the Disclosure Schedules; (iii) to an agreement, instrument, or other document means such agreement, instrument, or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof; and (iv) to a Law means such Law as amended from time-to-time. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” and the word “or” is not exclusive. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if.” A reference in this Agreement to $ or dollars is to U.S. dollars. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. The words “hereof,” “herein,” “hereby,” “hereto,” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to “this Agreement” shall include the Schedules.

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(b) The Parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

10.9. Parties in Interest. Except for the rights of Beeline stockholders to be third party beneficiaries, as provided in this Agreement nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any Persons other than the Parties to it and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns, nor is anything in this Agreement intended to relieve or discharge the obligations or liability of any third party to any Party to this Agreement, nor shall any provision give any third party any right of subrogation or action over or against any Party to this Agreement.

10.10. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be sufficiently given if delivered to the addressees in person, by recognized overnight courier service next business day delivery or by email delivery followed by overnight next business day delivery as follows:

(a)	If to Eastside and Merger Sub:

Eastside Distilling, Inc.
2321 NE Argyle Street, Unit D
Portland, OR 97211
email: ggwin@eastsidedistilling.com

with a copy to:
Robert Brantl, Esq.
181 Dante Ave.
Tuckahoe, NY 10707-3042
email: rbrantl21@gmail.com

(b)	If to Beeline:

Beeline Financial Holdings, Inc.
188 Valley Street
Providence, RI 02909
Email: nick@makeabeeline.com

with a copy to:
Nason Yeager Gerson Harris & Fumero, P.A.
3001 PBG Boulevard, Suite 305
Palm Beach Gardens, FL 33410
Attention: Michael D. Harris, Esq.
Email: mharris@nasonyeager.com

or to such other address as either Party shall have specified by notice in writing given to the other Party.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Parties have executed this Agreement and Plan of Merger and Reorganization as of the date first set forth above.

Eastside:

EASTSIDE DISTILLING, INC.
a Nevada corporation

By:	/s/ Geoffrey Gwin
Name:	Geoffrey Gwin
Title:	Chief Executive Officer

Merger Sub:

EAST ACQUISITION CORP.
a Delaware corporation

By:	/s/ Geoffrey Gwin
Name:	Geoffrey Gwin
Title:	Chief Executive Officer

Beeline:

BEELINE FINANCIAL HOLDINGS, INC.
a Delaware corporation

By:	Nick Liuzza
Name:	Nick Liuzza
Title:	Chief Executive Officer

Signature to Agreement and Plan of Merger and Reorganization

List of Exhibits and Schedules

Exhibit	Description

Exhibit A	Debt Exchange Agreement
Exhibit B	Term Sheet

Schedule	Description

Schedule 2.1	Share Conversion
Schedule 2.1(e)	Assumption of Outstanding Beeline Stock Options
Schedule 3.3	Subsidiaries
Schedule 3.4	Capitalization
Schedule 3.7	Absence of Undisclosed Liabilities
Schedule 3.8	Absence of Certain Changes
Schedule 3.9	Taxes
Schedule 3.10	Contracts, Insurance
Schedule 3.11	Litigation
Schedule 3.12	Title to Properties; Liens and Encumbrances
Schedule 3.13	Compliance
Schedule 3.15	Brokers or Finders
Schedule 3.16	Permits and Licenses
Schedule 3.18	Interest in Assets
Schedule 3.19	Employee Benefit Plans
Schedule 3.23	Related Party Disclosure
Schedule 4.3	Subsidiaries
Schedule 4.4	Capitalization
Schedule 4.8	Eastside SEC Reports; Sarbanes-Oxley Act
Schedule 4.9(b)	Indebtedness of Eastside
Schedule 4.11	Brokers or Finders
Schedule 4.13	Litigation
Schedule 4.15	Absence of Certain Changes
Schedule 4.16	Taxes
Schedule 4.17	Contracts; Insurance
Schedule 4.20	Compliance
Schedule 4.24	Interest in Assets
Schedule 4.27	Existing Businesses
Schedule 4.32	Accountants
Schedule 4.36	Registration Rights
Schedule 4.37	Listing and Maintenance Requirements
Schedule 4.40	Other Covered Persons
Schedule 4.42	Related Party Disclosure
Schedule 5.11	Voting Agreements
Schedule 9	Officers

Exhibit A

Form of Debt Exchange Agreement

Exhibit B

Term Sheet

AMENDMENT NO. 1 TO

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

This Amendment No. 1 to the Agreement and Plan of Merger and Reorganization (this “Amendment”) dated October 7, 2024, is by and among Eastside Distilling, Inc., a Nevada corporation (“Eastside”), East Acquisition Sub, Inc., a Delaware corporation and wholly owned subsidiary of Eastside (“Merger Sub”), and Beeline Financial Holdings, Inc., a Delaware corporation (“Beeline”) and together with Eastside and Merger Sub, the “Parties”).

WHEREAS, the Parties entered into the Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) on September 4, 2024; and

WHEREAS, in the Merger Agreement, the Parties agreed that Schedule 2.1 and Schedule 2.1(e) of the Merger Agreement would be supplied by amendment.

WHEREAS, the Parties desire to amend the Merger Agreement to attach Schedule 2.1 and Schedule 2.1(e) and to fix grammatical and typographical errors in various sections.

NOW, THEREFORE, the Parties hereby agree to amend the Merger Agreement as follows.

1.	Beeline attaches Schedule 2.1 and Schedule 2.1(e) to this Amendment.

2.	Section 4.4 of the Merger Agreement is hereby deleted and replaced as follows:

4.4. Capitalization. The authorized capital stock of Eastside consists of 6,000,000 shares of Common Stock having a par value of $0.0001 and 100,000,000 shares of preferred stock having a par value of $0.0001. Currently there are 3,540,625 shares of Common Stock issued outstanding. Currently there are 2,500,000 shares of Series B Preferred Stock issued and outstanding and 117,586 shares of Series C Preferred Stock issued and outstanding. Upon the Closing of the merger contemplated by the Merger Agreement, the Company shall have issued and outstanding the following series of Preferred Stock which upon stockholder approval of an amendment to the Company’s Articles of Incorporation and stockholder approval of the issuance of more than 19.99% of Common Stock in accordance with the Rules of The Nasdaq Stock Market shall be convertible into Common Stock subject only to any beneficial ownership limitations contained in any certificate of designations of rights, preferences and limitations as follows:

Series	No. of Shares Outstanding	No. of Shares of Common Stock Issuable Upon an Increase of Authorized Common Stock		No. of Shares of Common Stock Issuable Upon Shareholder Approval in Accordance with the Rules of Nasdaq
A	N.A.	N.A.		N.A.
B	2,500,000	40,322		40,322
C	86,352	673,574	(1)	673,574	(1)
D	255,474	—		1,419,300
E	200,000	—		1,000,000
F
F-1

(1) Includes 580,899 shares of common stock issuable on conversion of Series C Preferred, which will be surrendered to Eastside on November 7, 2024 in exchange for shares of Spirits Inc.

This does not give effect to any shares of Eastside convertible preferred stock sold in a private placement at about or following the time of the Closing.

All the issued and outstanding capital stock of Eastside has been duly authorized and validly issued, are fully paid and nonassessable. Schedule 4.4 reflects the number of shares of Eastside capital stock owned by each Affiliate of Eastside. Except for 177,725 shares of common stock issued to Crater Lake Pte. pursuant to an Accommodation and Waiver Agreement dated September 16, 2024, 400,000 shares of common stock issued to Geoffrey Gwin pursuant to the First Amendment to Executive Employment Agreement dated October 7, 2024, and 442,042 shares of common stock sold on September 6, 2024 in an ATM offering, Eastside has not issued any capital stock since its most recently filed periodic report under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement. Except as contemplated by the First Amended and Restated Debt Exchange Agreement or the Executive Employment Agreement with Geoffrey Gwin dated October 7, 2024 and as reflected on Schedule 4.4, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of the capital stock of Eastside or any Subsidiary, or contracts, commitments, understandings or arrangements by which Eastside or any Subsidiary is or may become bound to issue additional shares of capital stock or Common Stock Equivalents or capital stock of any Subsidiary. The issuance of the Merger Shares will not obligate Eastside or any Subsidiary to issue shares of Common Stock or other securities to any Person other than the Beeline stockholders. Except for provisions of the Certificate of Designation of the Series C Preferred Stock that will be eliminated upon closing under the First Amended and Restated Debt Exchange Agreement, there are no outstanding securities or instruments of Eastside or any Subsidiary with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by Eastside or any Subsidiary. There are no outstanding securities or instruments of Eastside or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which Eastside or any Subsidiary is or may become bound to redeem a security of Eastside or such Subsidiary. Eastside does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. There are no stockholders agreements, voting agreements or other similar agreements with respect to Eastside’s capital stock to which Eastside is a party or, to the Knowledge of Eastside, between or among any of Eastside’s stockholders other than as disclosed in Schedule 4.4.

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3.	Section 2.1 and references in the Agreement to “Merger Shares” in the Agreement are hereby amended to refer to “a number of shares of Series F Convertible Preferred Stock and Series F-1 Convertible Preferred Stock (collectively, the “Series F”) of Eastside (together, the “Merger Shares”) that, when issued, will represent eighty-two and one-half percent (82.5%) of the aggregate outstanding capital stock of Eastside on a fully-diluted basis (including giving effect to full conversion of such Merger Shares, but excluding from the calculation of Eastside capital stock the Series E Preferred Stock and Common Stock issuable on conversion thereof).”

Sections 2.1(a) and 6.1(e) and references in the Agreement to the outstanding Debentures of Beeline are hereby amended to delete any references to such Debentures’ exchange for Beeline Common Stock, and to instead refer to or provide for Beeline and the Debenture holders of Beeline having entered into an agreement to amend the Debentures in a manner satisfactory to Eastside and Beeline prior to or as of the Closing Date.

The following sentence is hereby deleted from Section 2.1(a): “For the purposes of this Agreement, the issuance of Series G Convertible Preferred Stock of Eastside to certain Beeline stockholders in connection with a private placement of Eastside securities shall be deemed to be a part of the 82.5% of Eastside capital stock issuable to the Beeline stockholders.”

4.	The definition of “Beeline Financial Statements” in Section 3.6 is amended to refer to “true and complete copies of its unaudited financial statements for years ending December 31, 2023 and 2022 and for the six months ended June 30, 2024 (the “Beeline Financial Statements”).”

5.	Section 5.5 is deleted and replaced as follows:

5.5 Listing. Eastside shall use commercially reasonable efforts to cause the shares of Common Stock issuable upon conversion of the Merger Shares to be authorized for listing on the Trading Market, subject to official notice of issuance, in accordance with the Trading Market Rules, within a reasonable period of time following the Closing and in any event by the earlier of (i) the date on which such shares of Common Stock are registered on a registration statement which has been filed with and declared effective by the SEC, and (ii) the six month anniversary of the Closing Date.

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6.	Section 6.1(c) of the Merger Agreement is hereby deleted and replaced as follows:

(c) Debt Exchange Agreement. The First Amended and Restated Debt Exchange Agreement between Eastside and all of its secured and unsecured lenders, in the form annexed hereto as Exhibit A, shall have been fully executed, and the Closing defined in said Debt Exchange Agreement shall have occurred prior to or simultaneous with the Closing of the Merger.

7.	Section 6.1(f) is hereby deleted and replaced with “Intentionally omitted.”

8.	Section 6.2 of the Merger Agreement is hereby deleted and replaced as follows:

6.2 Conditions Specific to Obligations of Eastside and Merger Sub. The obligations of Eastside to consummate the transactions contemplated by this Agreement are further subject to the satisfaction, at or before the Closing Date, of all the following conditions, any one or more of which may be waived in writing by Eastside:

(a) Accuracy of Representations and Warranties. All representations and warranties made by Beeline shall be true and correct on and as of the Closing Date as though such representations and warranties were made on and as of that date (other than those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time which need only be true and accurate as of such date or with respect to such period), except where the failure of such representations and warranties to be so true and accurate (without giving effect to any limitation as to “materiality” set forth therein), would not have a Material Adverse Effect on Beeline.

(b) Performance. Beeline shall have performed, satisfied and complied with in all material aspects all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Beeline on or before the Closing Date.

(c) Certification. Eastside shall have received a certificate, dated the Closing Date, signed by an officer of Beeline certifying:

(i) that the conditions specified in Sections 6.2(a) and (b) above have been fulfilled;

(ii) that, as of the Closing Date, there are no equity securities issued by Beeline and outstanding other than Common Stock and the stock options, other equity grants, if any, and warrants to be assumed by Eastside pursuant to Section 2.1(e); and

(iii) that Beeline and the Debenture holders of Beeline have entered into an agreement to amend the Debentures in a manner satisfactory to Eastside and Beeline.

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(d) Beeline Preferred Stock Conversion. The Parties shall have received evidence that immediately prior to the Closing the issued and outstanding Preferred Stock of Beeline shall have been converted into Beeline Common Stock, or such Preferred Stock will otherwise be exchanged for Merger Shares in accordance with this Agreement;

(e) Resolutions and Written Consents. Eastside shall have received certified resolutions of the Boards of Directors of Beeline authorizing Beeline’s execution, delivery and performance of this Agreement and all actions to be taken by Beeline hereunder. Eastside shall have also received resolutions duly adopted by the stockholders of Beeline authorizing Beeline’s execution, delivery and performance of this Agreement, and all actions to be taken by Beeline hereunder.

(f) Good Standing Certificate. Beeline shall have delivered to Eastside a certificate issued by the Secretary of State of Delaware, evidencing the good standing of Beeline in Delaware as of a date not more than five (5) calendar days prior to the Closing Date.

(g) Due Diligence. Eastside shall have received from Beeline all information reasonably requested by Eastside from Beeline, and none of such information shall have revealed a material inaccuracy of any warranty by Beeline made in this Agreement.

(h) Beeline Finances. Beeline shall have delivered to Eastside a certification by Beeline’s Chief Financial Officer that, as of June 30, 2024, Beeline’s stockholders’ equity, measured in accordance with GAAP, was approximately $1,000,000.

(i) Consents. All authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any Governmental Authority or third party which the failure to obtain, make or occur would have or could reasonably be expected to have a Material Adverse Effect on Beeline shall have been obtained, made or occurred.

(j) No Material Adverse Effect. There shall not have occurred any Material Adverse Effect as to Beeline.

(k) Eastside shall have arranged for the transfer of its existing operating businesses to wholly-owned Subsidiaries and further completed the sale of the “Craft” subsidiary.

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9.	Section 6.3(k) is hereby deleted and replaced as follows:

(k)	Beeline shall in its sole discretion be satisfied with the outstanding liabilities of Eastside and the amount of cash or other property payable to satisfy liabilities.

10.	Sections 7.3(d) and (f) are hereby deleted and replaced as follows:

(d)	Evidence that the new Eastside warrants have been or will be following the Closing issued in exchange for the outstanding Beeline warrants pursuant to Section 2.1(e).

(f)	Evidence that the new Eastside stock options have been or will be following the Closing granted in exchange for the outstanding Beeline stock options.

11.	A new Section 10.11 is hereby added to read as follows:

10.11.

(a) Eastside covenants and agrees to use its best efforts to close a financing as soon as practicable following the Closing, and in any event within 15 days of the Closing on substantially similar terms to those annexed on Exhibit A hereto. Eastside further covenants and agrees to assume all obligations of Beeline with respect to registration rights of the Beeline stockholders which were in effect as to any Beeline securities as of the Closing Date.

(b) For a period of two years from the Closing Date, Eastside shall provide to each of Nick Luizza and Chris Moe, for as long as such individual remains a director or officer of Eastside or Beeline, with at least one day’s advance written notice of, and access to and the right to be present and see and hear the proceedings of, any meeting of the Board of Directors or a committee of the Board of Directors of Eastside. During such period, Eastside shall provide such individuals with all written or electronic materials, and all other information, provided to the Board of Directors of Eastside or a committee thereof in connection with any such meeting, and shall provide such individuals with any proposed written consent in lieu of a meeting in the same manner as set forth above.

12.	Eastside and Merger Sub acknowledge that the Merger Agreement had Merger Sub as a party although it was not incorporated until October 2, 2024. Eastside and Merger Sub ratify and approve the execution of the Merger Agreement and Eastside as the sole shareholder approves entering into the Merger as contemplated by the Merger Agreement, as amended.

[Signature Pages Follow]

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IT WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the date written above.

Eastside:

EASTSIDE DISTILLING, INC.
a Nevada corporation

By:	/s/ Geoffrey Gwin
Name:	Geoffrey Gwin
Title:	Chief Executive Officer

Merger Sub:

EAST ACQUISITION SUB, INC.
a Delaware corporation

By:	/s/ Geoffrey Gwin
Name:	Geoffrey Gwin
Title:	Chief Executive Officer

Beeline:

BEELINE FINANCIAL HOLDINGS, INC.
a Delaware corporation

By:	/s/ Nick Liuzza
Name:	Nick Liuzza
Title:	Chief Executive Officer

Schedule 2.1

Beeline Capital Stock Exchange Schedule

Beeline stockholders are receiving 70 million Eastside Distilling, Inc. shares of a combination Series F Convertible Preferred Stock (“Series F”) and shares of Series F-1 Convertible Preferred Stock (“Series F-1”). Each Beeline stockholder will receive, on an as-converted basis, such stockholder’s pro rata portion of shares of Series F and shares of Series F-1 which will be convertible into Eastside Common Stock at a ratio of 4.89252978530683 shares of Eastside Common Stock for each share of Beeline Common Stock exchanged in the Merger, determined on an as-converted basis. The exact number of Series F and Series F-1 will be determined after determining the number of other securities that are deemed by The Nasdaq Stock Market to be issued together with the Series F and Series F-1 but the total number of shares of Eastside Common Stock issuable to each Beeline stockholder shall not be affected once shareholder approval under the Rules of the Nasdaq Stock Market is obtained.

Schedule 2.1(e)

Beeline Warrants Exchange Schedule

Upon or following the Closing, Eastside shall assume all existing Beeline warrants and issue to the Beeline warrant holders new Eastside warrants in the amounts and at the exercise prices which give effect to the ratio for the Merger Shares (as converted), and with the same termination dates as the Beeline warrants.

ANNEX B — CERTIFICATE OF DESIGNATIONS OF SERIES F-1, AS CORRECTED

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate, Amendment or Withdrawal of Designation

NRS 78.1955, 78.1955(6)

- [x] **Certificate of Designation**
- [ ] **Certificate of Amendment to Designation - Before Issuance of Class or Series**
- [ ] **Certificate of Amendment to Designation - After Issuance of Class or Series**
- [ ] **Certificate of Withdrawal of Certificate of Designation**

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity: Eastside Distilling, Inc. Entity or Nevada Business Identification Number (NVID): NV20041379435
2. Effective date and time:	For Certificate of Designation or Amendment to Designation Only (Optional): Date: Time: (must not be later than 90 days after the certificate is filed)
3. Class or series of stock: (Certificate of Designation only)	The class or series of stock being designated within this filing: Series F-1 Preferred Stock
4. Information for amendment of class or series of stock:	The original class or series of stock being amended within this filing:
5. Amendment of class or series of stock:	[ ] Certificate of Amendment to Designation- Before Issuance of Class or Series As of the date of this certificate no shares of the class or series of stock have been issued. [ ] Certificate of Amendment to Designation- After Issuance of Class or Series The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation.
6. Resolution: Certificate of Designation and Amendment to Designation only)	By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.* There is hereby established and designated 1,000,000 shares of preferred stock as Series F-1 Preferred Stock, as described in Exhibit A hereto.
7. Withdrawal:	Designation being Withdrawn: Date of Designation: No shares of the class or series of stock being withdrawn are outstanding. The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: *
8. Signature: (Required)	X /s/ Geoffrey Gwin Date: 10/07/2024 Signature of Officer

* Attach additional page(s) if necessary

This form must be accompanied by appropriate fees.

Page 1 of 1
Revised: 8/1/2023

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EXHIBIT A TO

Certificate of Designations, Preferences and Rights of the

Series F-1 Convertible Preferred Stock of

Eastside Distilling, Inc.

Eastside Distilling, Inc. (the “Company”) has entered into that certain Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) by and among the Company, East Acquisition Sub Inc., a Delaware corporation and wholly owned subsidiary of the Company, and Beeline Financial Holdings, Inc., a Delaware corporation (“Beeline”) pursuant to which the security holders of Beeline will be entitled to receive shares of convertible preferred stock of the Company. Capitalized words and terms not defined herein and are not descriptive shall have the meaning as set forth in Section 17 below.

Pursuant to the authority expressly conferred upon the Board of Directors of the Company (the “Board”) and by the Company’s Articles of Incorporation, as amended (the “Articles of Incorporation”), the Board on October [__], 2024 hereby designates the Series F-1 Convertible Preferred Stock and the number of shares constituting such series, and fixes the rights, powers, preferences, privileges, limitations and restrictions relating to such series in addition to any set forth in the Articles of Incorporation as follows:

1. Designation and Number of Shares. There shall hereby be created and established a series of preferred stock of the Company designated as “Series F-1 Convertible Preferred Stock” (the “Preferred Shares”). The authorized number of Preferred Shares shall be 1,000,000 shares. Each Preferred Share shall have a par value of $0.0001. Each Preferred Share shall have a stated value equal to $0.50 (the “Stated Value”).

2. Ranking. All shares of capital stock of the Company, both common stock and any other series of preferred stock other than the Company’s Series B Preferred Stock, which shall rank senior to the Preferred Shares, and Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, which shall rank pari passu with the Preferred Shares, shall be junior in rank to all Preferred Shares with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company (collectively, the “Junior Stock”). The rights of all such shares of Junior Stock of the Company shall be subject to the rights, powers, preferences and privileges of the Preferred Shares. In the event of the merger or consolidation of the Company with or into another corporation, the Preferred Shares shall maintain their relative rights, powers, designations, privileges and preferences provided for herein and no such merger or consolidation shall result inconsistent therewith. For the avoidance of doubt, in no circumstance will a Preferred Share have any rights subordinate or otherwise inferior to the rights of shares of any Junior Stock (as defined above).

3. Conversion.

(a) Holder’s Conversion Right. Subject to the provisions of Section 3(e), at any time or times on or after the Charter Amendment Effectiveness Date (as defined below) (such date, the “Initial Conversion Date”), each holder of a Preferred Share (each, a “Holder” and collectively, the “Holders”) shall be entitled to convert any whole number of Preferred Shares into validly issued, fully paid and non-assessable shares of Common Stock in accordance with Section 3(c) determined based on the Conversion Rate (as defined below).

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(b) Conversion Rate. Each Preferred Share shall be convertible, at the option of the Holder thereof, at any time and from time to time, and without the payment of additional consideration by the Holder thereof, into such number of fully paid and non-assessable shares of Common Stock equal to the ratio determined by dividing (A) the Stated Value of such Preferred Share by (B) the Conversion Price (as defined below) in effect at the time of conversion (the “Conversion Rate”). The “Conversion Price” shall initially be $0.50. The Conversion Price shall be subject to adjustment as provided below, and for the avoidance of doubt, any adjustment to the Conversion Price as provided below shall result in a concordant adjustment to the number of shares of Common Stock into which each Preferred Share may be converted pursuant to the Conversion Rate. Notwithstanding anything in this Certificate of Designations to the contrary, in no event shall the Conversion Price be reduced to less than the Floor Price. For purposes of this Certificate of Designations, “Floor Price” shall mean 20% of the “Minimum Price” as such term is defined by rules and regulations of The Nasdaq Stock Market LLC.

No fractional shares of Common Stock are to be issued upon the conversion of any Preferred Shares. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share.

(c) Mechanics of Conversion. The conversion of each Preferred Share shall be conducted in the following manner:

(i) Holder’s Conversion. To convert a Preferred Share into validly issued, fully paid and non-assessable share of Common Stock, on any date (a “Conversion Date”), a Holder shall deliver (whether via email or otherwise), for receipt on or prior to 11:59 p.m., New York, N.Y. time, on such date, a copy of an executed notice of conversion of the share(s) of Preferred Shares subject to such conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company. No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required. The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error. To effect conversions of Preferred Shares, a Holder shall not be required to surrender the certificate(s) representing the Preferred Shares to the Company unless all of the Preferred Shares represented thereby are so converted, in which case, such Holder shall surrender to a nationally recognized overnight delivery service for delivery to the Company the original certificates representing the share(s) of Preferred Shares (the “Preferred Share Certificates”) so converted as aforesaid.

(ii) Company’s Response. On or before the first Trading Day following the date of receipt by the Company of such Conversion Notice, the Company shall (1) provided that (x) the Transfer Agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program and (y) shares of Common Stock to be so issued are otherwise eligible for resale pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended, credit such aggregate number of shares of Common Stock to which such Holder shall be entitled to such Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, or (2) if either of the immediately preceding clauses (x) or (y) are not satisfied, issue and deliver (via reputable overnight courier) to the address as specified in such Conversion Notice, a certificate, registered in the name of such Holder or its designee, for the number of shares of Common Stock to which such Holder shall be entitled. If the number of Preferred Shares represented by the Preferred Share Certificate(s) submitted for conversion pursuant to Section 3(c)(ii) is greater than the number of Preferred Shares being converted, then the Company shall if requested by such Holder, as soon as practicable and in no event later than three Trading Days after receipt of the Preferred Share Certificate(s) and at its own expense, issue and deliver to such Holder (or its designee) a new Preferred Share Certificate representing the number of Preferred Shares not converted.

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(iii) Record Holder. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of Preferred Shares shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

(iv) Company’s Failure to Timely Convert. If the Company shall fail, for any reason or for no reason, to issue to a Holder within three Trading Days after the Company’s receipt of a Conversion Notice (whether via email or otherwise) (the “Share Delivery Deadline”), a certificate for the number of shares of Common Stock to which such Holder is entitled and register such shares of Common Stock on the Company’s share register or to credit such Holder’s or its designee’s balance account with DTC for such number of shares of Common Stock to which such Holder is entitled upon such Holder’s conversion of any Preferred Shares (as the case may be) (a “Conversion Failure”), then, in addition to all other remedies available to such Holder, such Holder, upon written notice to the Company, may void its Conversion Notice with respect to, and retain or have returned (as the case may be) any Preferred Shares that have not been converted pursuant to such Holder’s Conversion Notice, provided that the voiding of a Conversion Notice shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice pursuant to the terms of this Certificate of Designations or otherwise. In addition to the foregoing, if within three Trading Days after the Company’s receipt of a Conversion Notice (whether via email or otherwise), the Company shall fail to issue and deliver a certificate to such Holder and register such shares of Common Stock on the Company’s share register or credit such Holder’s or its designee’s balance account with DTC for the number of shares of Common Stock to which such Holder is entitled upon such Holder’s conversion hereunder (as the case may be), and if on or after such third Trading Day such Holder (or any other Person in respect, or on behalf, of such Holder) purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock, issuable upon such conversion that such Holder so anticipated receiving from the Company, then, in addition to all other remedies available to such Holder, the Company shall, within three Trading Days after such Holder’s request, which request shall include reasonable documentation of all fees, costs and expenses, and in such Holder’s discretion, either (i) pay cash to such Holder in an amount equal to such Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including, without limitation, by any other Person in respect, or on behalf, of such Holder) (the “Buy-In Price”), at which point the Company’s obligation to so issue and deliver such certificate or credit such Holder’s balance account with DTC for the number of shares of Common Stock to which such Holder is entitled upon such Holder’s conversion hereunder (as the case may be) (and to issue such shares of Common Stock) shall terminate, or (ii) promptly honor its obligation to so issue and deliver to such Holder a certificate or certificates representing such shares of Common Stock or credit such Holder’s balance account with DTC for the number of shares of Common Stock to which such Holder is entitled upon such Holder’s conversion hereunder (as the case may be) and pay cash to such Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock multiplied by (B) the lowest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date of the applicable Conversion Notice and ending on the date of such issuance and payment under this clause (ii). In addition to Holder’s other available remedies, the Company shall pay to Holder, in cash, as partial liquidated damages and not as a penalty, for each $1,000 of shares of Common Stock (based on Closing Sale Price of the shares of Common Stock which should be issued upon the Preferred Shares for which conversion had been requested, $10 per Trading Day for each Trading Day following the Share Delivery Deadline and increasing to $20 per Trading Day after the fifth Trading Day until such shares of Common Stock are delivered and registered. Nothing herein shall limit Holder’s right to pursue actual damages for the Company failure to timely deliver certificates representing Common Stock as required hereby and Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. Further, in the event the Company refuses to honor any Conversion or makes it known it will not honor any Conversion (the “Conversion Default Date”), the Holder will be entitled to damages at the higher of: (i) actual provable damages; or (ii) an amount determined as the product of N*H, where N is the number of shares that would have been issued upon conversion Preferred Share held by the Holder on the Conversion Default Date and H is the average closing price of the Common Stock during the time the Company fails or refuses to honor any Conversion until such time as the Holder elects to void its Conversion Notice.

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(v) Book-Entry. Notwithstanding anything to the contrary set forth in this Section 2, upon conversion of any Preferred Shares in accordance with the terms hereof, no Holder thereof shall be required to physically surrender the certificate representing the Preferred Shares to the Company following conversion thereof unless (A) the full or remaining number of Preferred Shares represented by the certificate are being converted (in which event such certificate(s) shall be delivered to the Company as contemplated by this Section 3(c)(v) or (B) such Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of Preferred Shares upon physical surrender of any Preferred Shares. Each Holder and the Company shall maintain records showing the number of Preferred Shares so converted by such Holder and the dates of such conversions or shall use such other method, reasonably satisfactory to such Holder and the Company, so as not to require physical surrender of the certificate representing the Preferred Shares upon each such conversion. In the event of any dispute or discrepancy, such records of such Holder establishing the number of Preferred Shares to which the record holder is entitled shall be controlling and determinative in the absence of manifest error. A Holder and any transferee or assignee, by acceptance of a certificate, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any Preferred Shares, the number of Preferred Shares represented by such certificate may be less than the number of Preferred Shares stated on the face thereof. Each certificate for Preferred Shares shall bear the following legend:

ANY TRANSFEREE OR ASSIGNEE OF THIS CERTIFICATE SHOULD CAREFULLY REVIEW THE TERMS OF THE COMPANY’S CERTIFICATE OF DESIGNATIONS RELATING TO THE SHARES OF SERIES F-1 PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE, INCLUDING SECTION 3(c) THEREOF. THE NUMBER OF SHARES OF SERIES F-1 PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE MAY BE LESS THAN THE NUMBER OF SHARES OF SERIES F-1 PREFERRED STOCK STATED ON THE FACE HEREOF PURSUANT TO SECTION 3(c) OF THE CERTIFICATE OF DESIGNATIONS RELATING TO THE SHARES OF SERIES F-1 PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE.

(d) Taxes. The Company shall pay any and all documentary, stamp, transfer (but only in respect of the registered holder thereof), transfer agent fees, issuance and other similar taxes that may be payable with respect to the issuance and delivery of shares of Common Stock upon the conversion of Preferred Shares.

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(e) Limitation on Beneficial Ownership. Notwithstanding anything to the contrary contained in this Certificate of Designations, the Preferred Shares held by a Holder shall not be convertible by such Holder, and the Company shall not effect any conversion of any Preferred Shares held by such Holder, to the extent (but only to the extent) that such Holder or any of its affiliates would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the Common Stock. To the extent the above limitation applies, the determination of whether the Preferred Shares held by such Holder shall be convertible (vis-à-vis other convertible, exercisable or exchangeable securities owned by such Holder or any of its affiliates) and of which such securities shall be convertible, exercisable or exchangeable (as among all such securities owned by such Holder and its affiliates) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be). No prior inability of a Holder to convert Preferred Shares, or of the Company to issue shares of Common Stock to such Holder, pursuant to this Section 3(e) shall have any effect on the applicability of the provisions of this Section 3(e) with respect to any subsequent determination of convertibility or issuance (as the case may be). For purposes of this Section 3(e), beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the 1934 Act and the rules and regulations promulgated thereunder. The provisions of this Section 3(e) shall be implemented in a manner otherwise than in strict conformity with the terms of this Section 3(e) to correct this Section 3(e) (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. The limitations contained in this Section 3(e) shall apply to a successor holder of Preferred Shares. For any reason at any time, upon the written or oral request of a Holder, the Company shall within one Trading Day confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding, including by virtue of any prior conversion or exercise of convertible or exercisable securities into Common Stock, including, without limitation, pursuant to this Certificate of Designations. By written notice to the Company, any Holder may increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that (i) any such increase will not be effective until the 61st day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to such Holder sending such notice and not to any other Holder. Notwithstanding the foregoing and for avoidance of doubt, to comply with the rules and regulations of the Principal Market, the Company shall not effect any conversion of any Preferred Shares prior to the Shareholder Approval Date, to the extent such conversion would result in the issuance of shares of Common Stock, in the aggregate and taking into account prior conversions of Preferred Shares and other issuances of Common Stock pursuant to or in connection with the Merger Agreement and the transactions contemplated thereby, in excess of 19.99% of the Company’s outstanding Common Stock as of the Initial Issuance Date, or such other lesser percentage, if required by the Principal Market, such that the conversion does not violate the rules and regulations of the Principal Market without first obtaining Shareholder Approval in accordance with the Principal Market rules and regulations.

4. Adjustments.

(a) Adjustment of Conversion Rate upon Subdivision or Combination of Common Stock. With respect to any unconverted Preferred Shares, if the Company at any time on or after the Initial Issuance Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price for any unconverted shares in effect immediately prior to such subdivision will be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each Preferred Share shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. With respect to any unconverted Preferred Shares, if the Company at any time on or after the Initial Issuance Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price for any unconverted shares in effect immediately prior to such combination will be proportionately increased so that the number of shares of Common Stock issuable on conversion of each Preferred Share shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment pursuant to this Section 4(a) shall become effective immediately after the effective date of such subdivision or combination.

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(b) Rights Upon Fundamental Transactions. The Company shall not enter into or be party to a Fundamental Transaction unless: (i) the Successor Entity assumes in writing all of the obligations of the Company under this Certificate of Designations in accordance with the provisions of this Section 4(b) pursuant to written agreements in form and substance satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction, including agreements to deliver to each holder of Preferred Shares in exchange for such Preferred Shares a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Certificate of Designations, including, without limitation, having a dividend rate equal to dividend rate of the Preferred Shares held by the Holders and having similar ranking to the Preferred Shares, and reasonably satisfactory to the Required Holders and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose shares of common stock are quoted on or listed for trading on an Eligible Market. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Certificate of Designations referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Certificate of Designations with the same effect as if such Successor Entity had been named as the Company herein and therein. In addition to the foregoing, upon consummation of a Fundamental Transaction, the Successor Entity shall deliver to each Holder confirmation that there shall be issued upon conversion of the Preferred Shares at any time after the consummation of such Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property (except such items still issuable under Section 4(a), which shall continue to be receivable thereafter)) issuable upon the conversion of the Preferred Shares prior to such Fundamental Transaction, such shares of publicly traded common stock (or their equivalent) of the Successor Entity (including its Parent Entity) that each Holder would have been entitled to receive upon the happening of such Fundamental Transaction had all the Preferred Shares held by each Holder been converted immediately prior to such Fundamental Transaction (without regard to any limitations on the conversion of the Preferred Shares contained in this Certificate of Designations), as adjusted in accordance with the provisions of this Certificate of Designations. The provisions of this Section 4 shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion of the Preferred Shares. For the avoidance of doubt, the Holder shall be entitled to the benefits of the provisions of this Section 4(b) regardless of whether (i) the Company has sufficient authorized shares of Common Stock for the issuance of the Conversion Shares and/or (ii) a Fundamental Transaction occurs prior to the Initial Conversion Date.

(c) Calculations. All calculations under this Section shall be made to the nearest cent or nearest 1/100th of a share, as the case may be. For purposes of this Section 4, the nearest number of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of Common Stock (excluding any treasury shares, if any) issued and outstanding.

(d) Notice to Holder.

(i) Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 4, the Company shall promptly give notice to the Holder setting forth the Conversion Price after such adjustment and any resulting adjustment to the number of Conversion Shares and setting forth a statement of the facts requiring such adjustment (“Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section, upon the occurrence of any Dilutive Issuance or other reduction of the Conversion Price, the Holder is entitled to receive a number of Conversion Shares based upon the reduced Conversion Rate regardless of whether the Holder accurately refers to the Conversion Price in the Notice of Conversion.

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(ii) Notice to Allow Conversion by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any shareholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock are converted into other securities, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, the Company shall deliver to the Holder at its last address as it shall appear upon the books of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder shall remain entitled to convert these Preferred Shares during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein

5. Authorized Shares; Other Matters.

(a) Reservation. Beginning on the Initial Conversion Date, the Company shall reserve out of its authorized and unissued Common Stock a number of shares of Common Stock equal to 100% of the total number of Conversion Shares issuable upon full conversion of all outstanding Preferred Shares pursuant to this Certificate of Designations, without giving effect to the Beneficial Ownership Limitation, as such amount may be reduced following conversions or otherwise changed pursuant to this Certificate of Designations. Following the Initial Conversion Date, so long as any of the Preferred Shares are outstanding, the Company shall take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares, as of any given date, 100% of the number of shares of Common Stock as shall from time-to-time be necessary to effect the full conversion of all of the Preferred Shares then outstanding, without giving effect to the Beneficial Ownership Limitation, provided that at no time shall the number of shares of Common Stock so available be less than the number of shares required to be reserved by the previous sentence (without regard to any limitations on conversions contained in this Certificate of Designations) (the “Required Amount”). The initial number of shares of Common Stock reserved for conversions of the Preferred Shares and each increase in the number of shares so reserved shall be allocated pro rata among the Holders based on the number of Preferred Shares held by each Holder on the Initial Issuance Date or increase in the number of reserved shares (as the case may be) (the “Authorized Share Allocation”). In the event a Holder shall sell or otherwise transfer any of such Holder’s Preferred Shares, each transferee shall be allocated a pro rata portion of such Holder’s Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Preferred Shares shall be allocated to the remaining Holders of Preferred Shares, pro rata based on the number of Preferred Shares then held by such Holders.

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(b) Insufficient Authorized Shares.

(i) The Company shall use its best efforts to obtain the Shareholder Approval and to cause the Initial Conversion Date to occur within the minimum period of time practicable in accordance with applicable laws, rules and regulations, including those enforced or promulgated by the Securities and Exchange Commission (the “SEC”), the Principal Market and the State of Nevada. Without limiting the generality of the foregoing, the Company shall hold a meeting of its shareholders to obtain Shareholder Approval within 40 days of the Initial Issuance Date, and every 40 days thereafter, until Shareholder Approval is obtained, and the Company shall comply with all proxy and information statement and mailing and effective date requirements set forth in rules and regulations of the SEC (including the time periods provided for therein) and applicable state laws and provisions of its Articles of Incorporation and Bylaws with respect to the Shareholder Approval. In connection with such meeting, the Company shall provide each shareholder with a proxy statement and shall use its best efforts to solicit the Shareholder Approval and to cause its Board of Directors to recommend to the shareholders of the Company that they approve such proposals as are contemplated by the Shareholder Approval. Without limiting the generality of the foregoing, the Company shall file with the SEC a proxy statement containing the information specified in Schedule 14A with respect to such meeting seeking Shareholder Approval and mail such proxy statement to shareholders of the Company as soon as practicable thereafter in accordance with the rules and regulations of the SEC. The Company shall promptly provide responses (including filing an amended Schedule 14A) to the SEC with respect to any comments received from the SEC on any proxy statement filed in accordance with this Section 5(b), and the Company shall cause the proxy statement to be mailed promptly after the staff of the SEC advises the Company that it has no further comments thereon or that the Company may commence mailing of the proxy statement, but in no ever later than two Trading Days thereafter.

(ii) If, notwithstanding Sections 5(a) and 5(b)(i) and not in limitation thereof, at any time following the Initial Conversion Date and while any of the Preferred Shares remain outstanding the Company does not have a sufficient number of authorized and unissued shares of Common Stock to satisfy its obligation to have available for issuance upon conversion of the Preferred Shares at least a number of shares of Common Stock equal to the Required Amount (an “Authorized Share Failure”), then the Company shall immediately take all reasonable action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve and have available the Required Amount for all of the Preferred Shares then outstanding within the minimum period of time practicable in accordance with applicable laws, rules and regulations, including those enforced or promulgated by the SEC, the Principal Market and the State of Nevada. In the event of any Authorized Share Failure, the Company shall comply with and follow the terms and procedures set forth in Section 5(b)(i) to obtain the requisite shareholder approval and amendment to its Articles of Incorporation.

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(iii) In the event the Company can comply with this Section 5(b) using the written consent of its shareholders in lieu of a meeting in accordance with applicable laws, rules and regulations, the Company shall pursue such consent, adhering to the requirements of the SEC and the Principal Market, to cause the Shareholder Approval or remediation of any subsequent Authorized Share Failure within the minimum amount of time practicable in compliance with applicable laws, rules and regulations, and in any event within a shorter time period than those contemplated in Sections 5(b)(i) or (ii) with respect to a meeting of its shareholders.

(c) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 4(a) above, if at any time the Company grants, issues or sells any Common Stock Equivalents (as defined below) or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then each Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of such Holder’s Preferred Shares (without regard to any limitations on conversion hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that, to the extent that such Holder’s right to participate in any such Purchase Right would result in such Holder exceeding the Beneficial Ownership Limitation, then such Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for such Holder until such time not to exceed 12 months as its right thereto would not result in such Holder exceeding the Beneficial Ownership Limitation provided Holder complies with all of the other obligations of a beneficiary of the Purchase Rights that would not result in Holder exceeding the Beneficial Ownership Limitation.

(d) Pro Rata Distributions. During such time as the Preferred Shares are outstanding, if the Company declares or makes any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), then, in each such case, each Holder shall be entitled to participate in such Distribution to the same extent that such Holder would have participated therein if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of the Holder’s Preferred Shares (without regard to any limitations on conversion hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that any Holder’s right to participate in any such Distribution would result in such Holder exceeding the Beneficial Ownership Limitation, then such Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of such Holder until such times, not in excess of 12 months, as its right thereto would not result in such Holder exceeding the Beneficial Ownership Limitation).

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(e) Adjustment for Stated Percentage.

(i)	The aggregate combined percentage of the shares of Common Stock underlying the Preferred Shares, together with the shares of Series F Convertible Preferred Stock of the Company (the “Series F,” and together with the Preferred Shares, the “Holders’ Shares”)) which were issued or are issuable pursuant to the Merger Agreement, represent 82.5% of the issued and outstanding Common Stock on a fully diluted basis, after giving effect to full conversions of the Holders’ Shares without giving effect to any limitations on conversions applicable to the Holders’ Shares (such percentage, the “Stated Percentage”). From (i) the shares of Common Stock issued and outstanding as of the Initial Issuance Date, (ii) shares of Common Stock issuable upon conversion of Series B, Series C, Series D, and Series E Convertible Preferred Stock, (iii) shares of Common Stock issuable upon conversion of securities issued in connection with an initial financing of at least $1,500,000 and not to exceed $3,250,000, and (iv) securities issuable to settle alleged liabilities of the Company existing as of the Initial Issuance Date whether known or unknown to the Company (such shares of Common Stock issued or issuable under clauses (i), (ii), (ii) and (iv) are defined as the “Measuring Shares”), there can be no more than 14,848,485 shares of Common Stock which may be issued or issuable without adjustment under this Section 5(e) (the “Maximum Amount”). For a period of two years following the Initial Issuance Date, if the number of Measuring Shares exceeds the Maximum Amount, the Conversion Rate shall be appropriately adjusted by reducing the Conversion Price resulting in an increase of the number of shares of Common Stock underlying the Holders’ Shares in a manner necessary to preserve the 82.5% ratio of the Holders’ Shares to the Measuring Shares. The adjustments set forth herein and the resulting increase in shares of Common Stock underlying the Holders’ Shares shall be applied to all Holders’ Shares then outstanding on a pro rata basis in accordance with each such Holders’ pro rata percentage of the Holders’ Shares then outstanding as of the applicable date in question. In no event shall more than 70,000,000 additional shares of Common Stock be issuable pursuant to this Section 5(e)(i) (the “Capped Amount”).

(ii)	Holdback by the Holders. For a period of one year from the Initial Issuance Date, a number of Holders’ Shares representing 10% of the shares of Common Stock underlying the Holders’ Shares as of the Initial Issuance Date (the “Holdback Shares”), and such underlying shares of Common Stock, shall be subject to lock-up restrictions and shall not be sold, transferred or otherwise encumbered by the Holders (the “Holdback Amount”). On the expiration of such one-year period, if the number of Measuring Shares issued and outstanding on a fully-diluted basis exceeds the Maximum Amount, the Holdback Shares shall be released and may be issued upon conversion. If as of such date the number of Measuring Shares issued and outstanding on a fully-diluted basis is less than the Maximum Amount, the shares of Common Stock issuable upon conversion of the Holders’ Shares pursuant to the adjustments set forth in this Section 5(e) shall be reduced pro rata so as to preserve the 82.5% ratio of the Holders’ Shares to the Measuring Shares. Provided, however, such reduction may not exceed the Holdback Amount. This Section 5(e)(ii) shall apply pro rata to the Holders of the Holders’ Shares as of such date.

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(iii)	Monitor of Stated Percentage; Notice to Holders. Within 30 days following the end of each calendar quarter for a period of two years from the Initial Issuance Date the Board of Directors of the Company shall determine whether the number of Measuring Shares has been increased or reduced in the preceding calendar quarter. To the extent that the number of Measuring Shares results in a reduction of the Capped Amount as a result of conversions of or changes in the Series E Convertible Preferred Stock, the Company shall publicly disclose such change and notify the Holders in writing of any such change, which notice shall include in writing the calculations, factual matters to which they relate, and the results thereof. In addition, the Company shall promptly notify the Holders of any adjustments pursuant to this Section 5(e), including the Conversion Rate and number of shares underlying the Holders’ Shares on an itemized basis with respect to both the Preferred Shares and the shares of Series F, and on an individualized basis with respect to each applicable Holder, and the calculations and information used in determining same in same manner as set forth above.

(iv)	In the event of any conflict or inconsistency between this Section 5(e) and any other provision of this Certificate of Designations, the provisions of this Section 5(e) shall prevail.

(v)	This Section 5(e) is subject to adjustment in connection with any of the events referred to in Section 4(a). Any fractional shares resulting from the adjustments set forth in this Section 5(e) shall be rounded up to the nearest whole share.

6. Voting Rights. Holders of the Preferred Shares shall be entitled to vote on an as-converted basis with the holders of shares of Common Stock (except as otherwise required by applicable law, including the NRS) on all matters brought before the shareholders of the Company; provided, however, that Holders of Preferred Shares will not be entitled to vote on any matters for which shareholder approval is sought in order to comply with the rules and regulations of the Principal Market and on which the Holders are not entitled or are precluded from voting pursuant to the rules and regulations of the Principal Market.

Holders of the Preferred Shares shall be entitled to written notice of all shareholder meetings or written consents (and copies of proxy materials and other information sent to shareholders), which notice shall be provided pursuant to and in accordance with the Company’s Bylaws and the NRS.

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7. Liquidation, Dissolution, Winding-Up. In the event of a Liquidation Event, the Holders shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its shareholders (the “Liquidation Funds”), before any amount shall be paid to the holders of any of shares of Junior Stock, an amount per Preferred Share equal to the amount per share such Holder would receive if such Holder converted such Preferred Shares into Common Stock immediately prior to the date of such payment, provided that if the Liquidation Funds are insufficient to pay the full amount due to the Holders and holders of shares of parity stock, then each Holder and each holder of parity stock shall receive a percentage of the Liquidation Funds equal to the full amount of Liquidation Funds payable to such Holder and such holder of parity stock as a liquidation preference, in accordance with their respective certificate of designations (or equivalent), as a percentage of the full amount of Liquidation Funds payable to all holders of Preferred Shares and all holders of shares of parity stock. To the extent necessary, the Company shall cause such actions to be taken by each of its Subsidiaries so as to enable, to the maximum extent permitted by law, the proceeds of a Liquidation Event to be distributed to the Holders in accordance with this Section 7. All the preferential amounts to be paid to the Holders under this Section 7 shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any Liquidation Funds of the Company to the holders of shares of Junior Stock in connection with a Liquidation Event as to which this Section 7 applies. The Company shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each Holder.

8. Participation. In addition to any adjustments pursuant to Section 4, the Holders shall, as holders of Preferred Shares, be entitled to receive such dividends paid and distributions made to the holders of shares of Common Stock to the same extent as if such Holders had converted each Preferred Share held by each of them into shares of Common Stock (without regard to any limitations on conversion herein or elsewhere) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of shares of Common Stock (provided, however, to the extent that a Holder’s right to participate in any such dividend or distribution would result in such Holder exceeding the Maximum Percentage, then such Holder shall not be entitled to participate in such dividend or distribution to such extent (or the beneficial ownership of any such shares of Common Stock as a result of such dividend or distribution to such extent) and such dividend or distribution to such extent shall be held in abeyance for the benefit of such Holder until such time, if ever, as its right thereto would not result in such Holder exceeding the Maximum Percentage). Except as provided in this Section 8, no dividends shall accrue or be payable with respect to the Preferred Shares.

9. Transfer Taxes and Expenses. The issuance of Conversion Shares on conversion of this Preferred Shares shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Holders of such shares of Preferred Shares and the Company shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Conversion Shares.

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10. Lost or Stolen Certificates. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any certificates representing Preferred Shares (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of an indemnification undertaking by the applicable Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of the certificate(s), the Company shall execute and deliver new certificate(s) of like tenor and date.

11. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designations shall be cumulative and in addition to all other remedies available under this Certificate of Designations, at law or in equity (including a decree of specific performance and/or other injunctive relief), and no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy. Nothing herein shall limit any Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Certificate of Designations. The Company covenants to each Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by a Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, each Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required, to the extent permitted by applicable law. The Company shall provide all information and documentation to a Holder that is requested by such Holder to enable such Holder to confirm the Company’s compliance with the terms and conditions of this Certificate of Designations.

12. Non-circumvention. The Company hereby covenants and agrees that the Company will not, by amendment of its Articles of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Certificate of Designations, and will at all times in good faith carry out all the provisions of this Certificate of Designations and take all action as may be required to protect the rights of the Holders. Without limiting the generality of the foregoing or any other provision of this Certificate of Designations, the Company (i) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the conversion of Preferred Shares and (ii) shall, so long as any Preferred Shares are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares, the maximum number of shares of Common Stock as shall from time to time be necessary to effect the conversion of the Preferred Shares then outstanding (without regard to any limitations on conversion contained herein).

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13. Failure or Indulgence Not Waiver. No failure or delay on the part of a Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. This Certificate of Designations shall be deemed to be jointly drafted by the Company and all Holders and shall not be construed against any Person as the drafter hereof.

14. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) delivered by reputable air courier service with charges prepaid, next Trading Day delivery, or (iii) transmitted by email, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by email, with evidence of confirmation, at the address designated below (if delivered on a Trading Day during normal business hours where such notice is to be received), or the first Trading Day following such delivery (if delivered other than on a Trading Day during normal business hours where such notice is to be received) or (b) on the second Trading Day following the date of transmittal by express courier service, fully prepaid, addressed to such address. The addresses for such communications shall be: (i) if to the Company, to: 2321 NE Argyle Street, Unit D, Portland, Oregon 97211, Attention: Geoffrey Gwin, Chief Executive Officer, ggwin@eastsidedistilling.com; and (ii) if to the Holders, to: the addresses and email address on record with the Company.

15. Preferred Shares Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holders), a register for the Preferred Shares, in which the Company shall record the name, address and email address of the Persons in whose name the Preferred Shares have been issued, as well as the name and address of each transferee. The Company may treat the Person in whose name any Preferred Shares are registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any properly made transfers.

16. Shareholder Matters; Amendment.

(a) Shareholder Matters. Any shareholder action, approval or consent required, desired or otherwise sought by the Company pursuant to the NRS, the Articles of Incorporation, this Certificate of Designations or otherwise with respect to the issuance of Preferred Shares may be effected by written consent of the Company’s shareholders or at a duly called meeting of the Company’s shareholders, all in accordance with the NRS. This provision is intended to comply with the applicable NRS sections permitting shareholder action, approval and consent affected by written consent in lieu of a meeting.

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(b) Amendment. This Certificate of Designations or any provision hereof may be amended by obtaining the affirmative vote at a meeting duly called for such purpose, or written consent without a meeting in accordance with the NRS, of the Required Holders, voting separately as a single class, and with such other shareholder approval, if any, as may then be required pursuant to the NRS and the Articles of Incorporation.

17. Certain Defined Terms. For purposes of this Certificate of Designations, the following terms shall have the following meanings:

(a) “1934 Act” means the Securities Exchange Act of 1934, as amended.

(b) “Bloomberg” means Bloomberg, L.P.

(c) “Certificate of Designations” means Certificate of Designations, Preferences and Rights of the Series F-1 Convertible Preferred Stock of Eastside Distilling, Inc

(d) “Charter Amendment” means a Certificate of Amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of Common Stock in an amount sufficient to provide for issuance of all Conversion Shares and for the Company to reserve a number of authorized and unissued shares of Common Stock equal to the Required Amount.

(e) “Charter Amendment Effectiveness Date” means the first Trading Day following effectiveness of the Charter Amendment filed with the Secretary of State of the State of Nevada.

(f) “Closing Sale Price” means, for any security as of any date, the last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price (as the case may be) then the last trade price of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the OTC Pink Market operated by OTC Markets Group Inc. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the applicable Holder. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

(g) “Common Stock” means (i) the Company’s shares of common stock, $0.0001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

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(h) “Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

(i) “Conversion Shares” means shares of Common Stock issuable upon conversion of the Preferred Shares.

(j) “Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

(k) “Eligible Market” means The New York Stock Exchange, the NYSE American, The Nasdaq Global Select Market, The Nasdaq Global Market or The Nasdaq Capital Market.

(l) “Fundamental Transaction” shall means that (i) the Company or any of its Subsidiaries shall, directly or indirectly, in one or more related transactions, (A) consolidate or merge with or into (whether or not the Company or any of its Subsidiaries is the surviving corporation) any other Person, or (B) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other Person, or (C) make, or allow any other Person to make, a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (D) consummate a stock or share exchange agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other Person whereby such other Person acquires more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share exchange agreement or other business combination), or (E) reorganize, recapitalize or reclassify the Common Stock, or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act and the rules and regulations promulgated thereunder) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Voting Stock of the Company. Notwithstanding the foregoing, the term Fundamental Transaction shall not include the transactions contemplated by the Merger Agreement.

(m) “Initial Issuance Date” means the date on which the Preferred Shares are issued.

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(n) “Liquidation Event” means, whether in a single transaction or series of transactions, the voluntary or involuntary liquidation, dissolution or winding up of the Company or such Subsidiaries the assets of which constitute all or substantially all of the assets of the business of the Company and its Subsidiaries, taken as a whole. Notwithstanding the foregoing, the term Fundamental Transaction shall not include the transactions contemplated by the Merger Agreement.

(o) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(p) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(q) “Principal Market” means the market on which the Common Stock is listed or quoted for trading as of the date in question. As of the Initial Issuance Date, the Principal Market is The Nasdaq Capital Market.

(r) “Required Holders” means holder of at least a majority of the outstanding Preferred Shares.

(s) “SEC” means the U.S. Securities and Exchange Commission.

(t) “Securities” means, collectively, the Preferred Shares and the shares of Common Stock issuable upon conversion of the Preferred Shares.

(u) “Shareholder Approval” means (a) such approval as may be required by the applicable rules and regulations of The Nasdaq Stock Market LLC (or any successor entity) from the shareholders of the Company with respect to issuance of all of the Conversion Shares upon the conversion of the Preferred Shares, and (b) approval for the Company to file the Charter Amendment.

(v) “Shareholder Approval Date” means the first trading day following the Company’s notice to the Holders of Shareholder Approval, which notice shall be provided within two Trading Days of the Company’s receipt of Shareholder Approval. Notwithstanding anything to the contrary, such notice shall be deemed to be given by a public filing with the SEC disclosing the effectiveness of the Shareholder Approval.

(w) “Subsidiary” means any subsidiary of the Company and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

(x) “Successor Entity” means the Person (or, if so elected by the Required Holders, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Required Holders, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(y) “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Required Holders.

* * * * *

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FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Correction

NRS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A

(Only one document may be corrected per certificate.)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

INSTRUCTIONS:

1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).
2. Name of document with inaccuracy or defect.
3. Filing date of document with inaccuracy or defect.
4. Brief description of inaccuracy or defect.
5. Correction of inaccuracy or defect.
6. Must be signed by Authorized Signer. Form will be returned if unsigned.

1. Entity Information:	Name of entity as on file with the Nevada Secretary of State: Eastside Distilling, Inc. Entity or Nevada Business Identification Number (NVID): NV20041379435
2. Document:	Name of document with inaccuracy or defect: Certificate of Designation of the Series F-1 Convertible Preferred Stock
3. Filing Date:	Filing date of document which correction is being made: October 7, 2024
4. Description:	Description of inaccuracy or defect: Sections 3(e) and 6 were left incomplete, resulting in restrictions being imposed on a class of shareholders whom the Board did not intend to restrict.
5. Correction:	Correction of inaccuracy or defect: The sentence set forth on Exhibit A to this Certificate will be added to Section 3(e) and Section 6 will be revised as set forth on Exhibit A to remove the unwanted restrictions.
6. Signature: (Required)	X /s/ Geoffrey Gwin — **Signature** 11/26/2024 — Date

This form must be accompanied by appropriate fees.

Page 1 of 1
Revised: 8/1/2023

B-19

EXHIBIT A TO

the Certificate of Correction to the

Certificate of Designations, Preferences and Rights of the

Series F-1 Convertible Preferred Stock of

Eastside Distilling, Inc.

November 26, 2024

WHEREAS, pursuant to the authority expressly conferred upon the Board of Directors (the “Board”) of Eastside Distilling, Inc., a Nevada corporation (the “Company”) and by the Company’s Articles of Incorporation, as amended (the “Articles of Incorporation”), the Board previously designated the Series F-1 Convertible Preferred Stock and the number of shares constituting such series, and fixed the rights, powers, preferences, privileges, limitations and restrictions relating to such series in addition to any set forth in the Articles of Incorporation, and the Company filed the Certificate of Designations, Preferences and Rights of the Series F-1 Convertible Preferred Stock (the “Certificate of Designations”) on October 7, 2024. Capitalized words and phrases used and not defined herein shall have the meanings set forth in in the Certificate of Designations; and

WHEREAS, Sections 3 and 6 of the Certificate of Designations contained a scrivener’s error with respect to the voting rights of the Holders.

NOW, THEREFORE, the Certificate of Designations is hereby corrected as follows:

Section 3(e) of the Certificate of Designations is hereby corrected by adding the following to the end of that Section:

Notwithstanding anything herein to the contrary, in the event a Holder is or becomes subject to Section 16(a) of the 1934 Act by virtue of being an executive officer or director of the Company, then, beginning 61 days after such Holder became subject to Section 16(a) of the 1934 Act and continuing for as long as such Holder remains subject to Section 16(a) of the 1934 Act by virtue of being an executive officer or director of the Company, the Maximum Percentage shall not apply to such Holder for all purposes of this Certificate of Designations and the Preferred Shares held by such Holder.

Section 6 of the Certificate of Designations is hereby replaced with the following:

6. Voting Rights. Whenever any Preferred Shares are outstanding, Holders of the Preferred Shares shall be entitled to vote on an as-converted basis, as if the Initial Conversion Date has occurred even if as of an applicable date of determination the Initial Conversion Date has not occurred, and, subject to the Maximum Percentage as to any Holder, as applicable, with the holders of shares of Common Stock (except as otherwise required by applicable law, including the NRS) on all matters brought before the shareholders of the Company; provided, however, that Holders of Preferred Shares will not be entitled to vote on any matters for which shareholder approval is sought in order to comply with the rules and regulations of the Principal Market and on which the Holders are not entitled or are precluded from voting pursuant to the rules and regulations of the Principal Market. For the avoidance of doubt, the phrase “subject to the Maximum Percentage as to any Holder” does not apply to any Holder to whom the Maximum Percentage is made inapplicable by Section 3(e) hereof.

Holders of the Preferred Shares shall be entitled to written notice of all shareholder meetings or written consents (and copies of proxy materials and other information sent to shareholders), which notice shall be provided pursuant to and in accordance with the Company’s Bylaws and the NRS.

* * * * *

B-20

ANNEX C — CERTIFICATE OF DESIGNATIONS OF SERIES F

CONVERTIBLE PREFERRED STOCK, AS CORRECTED

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate, Amendment or Withdrawal of Designation

NRS 78.1955, 78.1955(6)

☒ **Certificate of Designation**
☐ **Certificate of Amendment to Designation - Before Issuance of Class or Series**
☐ **Certificate of Amendment to Designation - After Issuance of Class or Series**
☐ **Certificate of Withdrawal of Certificate of Designation**

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity: Eastside Distilling, Inc. Entity or Nevada Business Identification Number (NVID): NV20041379435
2. Effective date and time:	For Certificate of Designation or Amendment to Designation Only (Optional): Date: Time: (must not be later than 90 days after the certificate is filed)
3. Class or series of stock: (Certificate of Designation only)	The class or series of stock being designated within this filing: Series F Preferred Stock
4. Information for amendment of class or series of stock:	The original class or series of stock being amended within this filing:
5. Amendment of class or series of stock:	☐ Certificate of Amendment to Designation- Before Issuance of Class or Series As of the date of this certificate no shares of the class or series of stock have been issued. ☐ Certificate of Amendment to Designation- After Issuance of Class or Series The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation.
6. Resolution: Certificate of Designation and Amendment to Designation only)	By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.* There is hereby established and designated 70,000,000 shares of preferred stock as Series F Preferred Stock, as described in Exhibit A hereto.
7. Withdrawal:	Designation being Withdrawn: Date of Designation: No shares of the class or series of stock being withdrawn are outstanding. The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: *
8. Signature: (Required)	X /s/ Geoffrey Gwin Date: 10/07/2024 Signature of Officer

* Attach additional page(s) if necessary

This form must be accompanied by appropriate fees.

Page 1 of 1
Revised: 8/1/2023

C-1

EXHIBIT A TO

Certificate of Designations, Preferences and Rights of the

Series F Convertible Preferred Stock of

Eastside Distilling, Inc.

Eastside Distilling, Inc. (the “Company”) has entered into that certain Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) by and among the Company, East Acquisition Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company, and Beeline Financial Holdings, Inc., a Delaware corporation (“Beeline”) pursuant to which the security holders of Beeline will be entitled to receive shares of convertible preferred stock of the Company. Capitalized words and terms not defined herein and are not descriptive shall have the meaning as set forth in Section 17 below.

Pursuant to the authority expressly conferred upon the Board of Directors of the Company (the “Board”) and by the Company’s Articles of Incorporation, as amended (the “Articles of Incorporation”), the Board on October 6, 2024 hereby designates the Series F Convertible Preferred Stock and the number of shares constituting such series, and fixes the rights, powers, preferences, privileges, limitations and restrictions relating to such series in addition to any set forth in the Articles of Incorporation as follows:

1. Designation and Number of Shares. There shall hereby be created and established a series of preferred stock of the Company designated as “Series F Convertible Preferred Stock” (the “Preferred Shares”). The authorized number of Preferred Shares shall be 70,000,000 shares. Each Preferred Share shall have a par value of $0.0001. Each Preferred Share shall have a stated value equal to $0.50 (the “Stated Value”).

2. Ranking. All shares of capital stock of the Company, both common stock and any other series of preferred stock other than the Company’s Series B Preferred Stock, which shall rank senior to the Preferred Shares, and Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, which shall rank pari passu with the Preferred Shares, shall be junior in rank to all Preferred Shares with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company (collectively, the “Junior Stock”). The rights of all such shares of Junior Stock of the Company shall be subject to the rights, powers, preferences and privileges of the Preferred Shares. In the event of the merger or consolidation of the Company with or into another corporation, the Preferred Shares shall maintain their relative rights, powers, designations, privileges and preferences provided for herein and no such merger or consolidation shall result inconsistent therewith. For the avoidance of doubt, in no circumstance will a Preferred Share have any rights subordinate or otherwise inferior to the rights of shares of any Junior Stock (as defined above).

3. Conversion.

(a) Holder’s Conversion Right. Subject to the provisions of Section 3(e), at any time or times on or after the later of (i) the Shareholder Approval Date (as defined below) and (ii) the Charter Amendment Effectiveness Date (as defined below) (such date, the “Initial Conversion Date”), each holder of a Preferred Share (each, a “Holder” and collectively, the “Holders”) shall be entitled to convert any whole number of Preferred Shares into validly issued, fully paid and non-assessable shares of Common Stock in accordance with Section 3(c) determined based on the Conversion Rate (as defined below).

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(b) Conversion Rate. Each Preferred Share shall be convertible, at the option of the Holder thereof, at any time and from time to time, and without the payment of additional consideration by the Holder thereof, into such number of fully paid and non-assessable shares of Common Stock equal to the ratio determined by dividing (A) the Stated Value of such Preferred Share by (B) the Conversion Price (as defined below) in effect at the time of conversion (the “Conversion Rate”). The “Conversion Price” shall initially be $0.50. The Conversion Price shall be subject to adjustment as provided below, and for the avoidance of doubt, any adjustment to the Conversion Price as provided below shall result in a concordant adjustment to the number of shares of Common Stock into which each Preferred Share may be converted pursuant to the Conversion Rate. Notwithstanding anything in this Certificate of Designations to the contrary, in no event shall the Conversion Price be reduced to less than the Floor Price. For purposes of this Certificate of Designations, “Floor Price” shall mean 20% of the “Minimum Price” as such term is defined by rules and regulations of The Nasdaq Stock Market LLC.

No fractional shares of Common Stock are to be issued upon the conversion of any Preferred Shares. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share.

(c) Mechanics of Conversion. The conversion of each Preferred Share shall be conducted in the following manner:

(i) Holder’s Conversion. To convert a Preferred Share into validly issued, fully paid and non-assessable share of Common Stock, on any date (a “Conversion Date”), a Holder shall deliver (whether via email or otherwise), for receipt on or prior to 11:59 p.m., New York, N.Y. time, on such date, a copy of an executed notice of conversion of the share(s) of Preferred Shares subject to such conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company. No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required. The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error. To effect conversions of Preferred Shares, a Holder shall not be required to surrender the certificate(s) representing the Preferred Shares to the Company unless all of the Preferred Shares represented thereby are so converted, in which case, such Holder shall surrender to a nationally recognized overnight delivery service for delivery to the Company the original certificates representing the share(s) of Preferred Shares (the “Preferred Share Certificates”) so converted as aforesaid.

C-3

(ii) Company’s Response. On or before the first Trading Day following the date of receipt by the Company of such Conversion Notice, the Company shall (1) provided that (x) the Transfer Agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program and (y) shares of Common Stock to be so issued are otherwise eligible for resale pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended, credit such aggregate number of shares of Common Stock to which such Holder shall be entitled to such Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, or (2) if either of the immediately preceding clauses (x) or (y) are not satisfied, issue and deliver (via reputable overnight courier) to the address as specified in such Conversion Notice, a certificate, registered in the name of such Holder or its designee, for the number of shares of Common Stock to which such Holder shall be entitled. If the number of Preferred Shares represented by the Preferred Share Certificate(s) submitted for conversion pursuant to Section 3(c)(i) is greater than the number of Preferred Shares being converted, then the Company shall if requested by such Holder, as soon as practicable and in no event later than three Trading Days after receipt of the Preferred Share Certificate(s) and at its own expense, issue and deliver to such Holder (or its designee) a new Preferred Share Certificate representing the number of Preferred Shares not converted.

(iii) Record Holder. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of Preferred Shares shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

(iv) Company’s Failure to Timely Convert. If the Company shall fail, for any reason or for no reason, to issue to a Holder within three Trading Days after the Company’s receipt of a Conversion Notice (whether via email or otherwise) (the “Share Delivery Deadline”), a certificate for the number of shares of Common Stock to which such Holder is entitled and register such shares of Common Stock on the Company’s share register or to credit such Holder’s or its designee’s balance account with DTC for such number of shares of Common Stock to which such Holder is entitled upon such Holder’s conversion of any Preferred Shares (as the case may be) (a “Conversion Failure”), then, in addition to all other remedies available to such Holder, such Holder, upon written notice to the Company, may void its Conversion Notice with respect to, and retain or have returned (as the case may be) any Preferred Shares that have not been converted pursuant to such Holder’s Conversion Notice, provided that the voiding of a Conversion Notice shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice pursuant to the terms of this Certificate of Designations or otherwise. In addition to the foregoing, if within three Trading Days after the Company’s receipt of a Conversion Notice (whether via email or otherwise), the Company shall fail to issue and deliver a certificate to such Holder and register such shares of Common Stock on the Company’s share register or credit such Holder’s or its designee’s balance account with DTC for the number of shares of Common Stock to which such Holder is entitled upon such Holder’s conversion hereunder (as the case may be), and if on or after such third Trading Day such Holder (or any other Person in respect, or on behalf, of such Holder) purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock, issuable upon such conversion that such Holder so anticipated receiving from the Company, then, in addition to all other remedies available to such Holder, the Company shall, within three Trading Days after such Holder’s request, which request shall include reasonable documentation of all fees, costs and expenses, and in such Holder’s discretion, either (i) pay cash to such Holder in an amount equal to such Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including, without limitation, by any other Person in respect, or on behalf, of such Holder) (the “Buy-In Price”), at which point the Company’s obligation to so issue and deliver such certificate or credit such Holder’s balance account with DTC for the number of shares of Common Stock to which such Holder is entitled upon such Holder’s conversion hereunder (as the case may be) (and to issue such shares of Common Stock) shall terminate, or (ii) promptly honor its obligation to so issue and deliver to such Holder a certificate or certificates representing such shares of Common Stock or credit such Holder’s balance account with DTC for the number of shares of Common Stock to which such Holder is entitled upon such Holder’s conversion hereunder (as the case may be) and pay cash to such Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock multiplied by (B) the lowest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date of the applicable Conversion Notice and ending on the date of such issuance and payment under this clause (ii). In addition to Holder’s other available remedies, the Company shall pay to Holder, in cash, as partial liquidated damages and not as a penalty, for each $1,000 of shares of Common Stock (based on Closing Sale Price of the shares of Common Stock which should be issued upon the Preferred Shares for which conversion had been requested, $10 per Trading Day for each Trading Day following the Share Delivery Deadline and increasing to $20 per Trading Day after the fifth Trading Day until such shares of Common Stock are delivered and registered. Nothing herein shall limit Holder’s right to pursue actual damages for the Company failure to timely deliver certificates representing Common Stock as required hereby and Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. Further, in the event the Company refuses to honor any Conversion or makes it known it will not honor any Conversion (the “Conversion Default Date”), the Holder will be entitled to damages at the higher of: (i) actual provable damages; or (ii) an amount determined as the product of N*H, where N is the number of shares that would have been issued upon conversion Preferred Share held by the Holder on the Conversion Default Date and H is the average closing price of the Common Stock during the time the Company fails or refuses to honor any Conversion until such time as the Holder elects to void its Conversion Notice.

C-4

(v) Book-Entry. Notwithstanding anything to the contrary set forth in this Section 2, upon conversion of any Preferred Shares in accordance with the terms hereof, no Holder thereof shall be required to physically surrender the certificate representing the Preferred Shares to the Company following conversion thereof unless (A) the full or remaining number of Preferred Shares represented by the certificate are being converted (in which event such certificate(s) shall be delivered to the Company as contemplated by this Section 3(c)(v) or (B) such Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of Preferred Shares upon physical surrender of any Preferred Shares. Each Holder and the Company shall maintain records showing the number of Preferred Shares so converted by such Holder and the dates of such conversions or shall use such other method, reasonably satisfactory to such Holder and the Company, so as not to require physical surrender of the certificate representing the Preferred Shares upon each such conversion. In the event of any dispute or discrepancy, such records of such Holder establishing the number of Preferred Shares to which the record holder is entitled shall be controlling and determinative in the absence of manifest error. A Holder and any transferee or assignee, by acceptance of a certificate, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any Preferred Shares, the number of Preferred Shares represented by such certificate may be less than the number of Preferred Shares stated on the face thereof. Each certificate for Preferred Shares shall bear the following legend:

ANY TRANSFEREE OR ASSIGNEE OF THIS CERTIFICATE SHOULD CAREFULLY REVIEW THE TERMS OF THE COMPANY’S CERTIFICATE OF DESIGNATIONS RELATING TO THE SHARES OF SERIES F PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE, INCLUDING SECTION 3(c) THEREOF. THE NUMBER OF SHARES OF SERIES F PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE MAY BE LESS THAN THE NUMBER OF SHARES OF SERIES F PREFERRED STOCK STATED ON THE FACE HEREOF PURSUANT TO SECTION 3(c) OF THE CERTIFICATE OF DESIGNATIONS RELATING TO THE SHARES OF SERIES F PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE.

(d) Taxes. The Company shall pay any and all documentary, stamp, transfer (but only in respect of the registered holder thereof), transfer agent fees, issuance and other similar taxes that may be payable with respect to the issuance and delivery of shares of Common Stock upon the conversion of Preferred Shares.

(e) Limitation on Beneficial Ownership. Notwithstanding anything to the contrary contained in this Certificate of Designations, the Preferred Shares held by a Holder shall not be convertible by such Holder, and the Company shall not effect any conversion of any Preferred Shares held by such Holder, to the extent (but only to the extent) that such Holder or any of its affiliates would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the Common Stock. To the extent the above limitation applies, the determination of whether the Preferred Shares held by such Holder shall be convertible (vis-à-vis other convertible, exercisable or exchangeable securities owned by such Holder or any of its affiliates) and of which such securities shall be convertible, exercisable or exchangeable (as among all such securities owned by such Holder and its affiliates) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be). No prior inability of a Holder to convert Preferred Shares, or of the Company to issue shares of Common Stock to such Holder, pursuant to this Section 3(e) shall have any effect on the applicability of the provisions of this Section 3(e) with respect to any subsequent determination of convertibility or issuance (as the case may be). For purposes of this Section 3(e), beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the 1934 Act and the rules and regulations promulgated thereunder. The provisions of this Section 3(e) shall be implemented in a manner otherwise than in strict conformity with the terms of this Section 3(e) to correct this Section 3e (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. The limitations contained in this Section 3(e) shall apply to a successor holder of Preferred Shares. For any reason at any time, upon the written or oral request of a Holder, the Company shall within one Trading Day confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding, including by virtue of any prior conversion or exercise of convertible or exercisable securities into Common Stock, including, without limitation, pursuant to this Certificate of Designations. By written notice to the Company, any Holder may increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that (i) any such increase will not be effective until the 61st day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to such Holder sending such notice and not to any other Holder. Notwithstanding the foregoing and for avoidance of doubt, to comply with the rules and regulations of the Principal Market, the Company shall not effect any conversion of any Preferred Shares prior to the Shareholder Approval Date, to the extent such conversion would result in the issuance of shares of Common Stock, in the aggregate and taking into account prior conversions of Preferred Shares and other issuances of Common Stock pursuant to or in connection with the Merger Agreement and the transactions contemplated thereby, in excess of 19.99% of the Company’s outstanding Common Stock as of the Initial Issuance Date, or such other lesser percentage, if required by the Principal Market, such that the conversion does not violate the rules and regulations of the Principal Market without first obtaining Shareholder Approval in accordance with the Principal Market rules and regulations.

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4. Adjustments.

(a) Adjustment of Conversion Rate upon Subdivision or Combination of Common Stock. With respect to any unconverted Preferred Shares, if the Company at any time on or after the Initial Issuance Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price for any unconverted shares in effect immediately prior to such subdivision will be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each Preferred Share shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. With respect to any unconverted Preferred Shares, if the Company at any time on or after the Initial Issuance Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price for any unconverted shares in effect immediately prior to such combination will be proportionately increased so that the number of shares of Common Stock issuable on conversion of each Preferred Share shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment pursuant to this Section 4(a) shall become effective immediately after the effective date of such subdivision or combination.

(b) Rights Upon Fundamental Transactions. The Company shall not enter into or be party to a Fundamental Transaction unless: (i) the Successor Entity assumes in writing all of the obligations of the Company under this Certificate of Designations in accordance with the provisions of this Section 4(b) pursuant to written agreements in form and substance satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction, including agreements to deliver to each holder of Preferred Shares in exchange for such Preferred Shares a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Certificate of Designations, including, without limitation, having a dividend rate equal to dividend rate of the Preferred Shares held by the Holders and having similar ranking to the Preferred Shares, and reasonably satisfactory to the Required Holders and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose shares of common stock are quoted on or listed for trading on an Eligible Market. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Certificate of Designations referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Certificate of Designations with the same effect as if such Successor Entity had been named as the Company herein and therein. In addition to the foregoing, upon consummation of a Fundamental Transaction, the Successor Entity shall deliver to each Holder confirmation that there shall be issued upon conversion of the Preferred Shares at any time after the consummation of such Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property (except such items still issuable under Section 4(a), which shall continue to be receivable thereafter)) issuable upon the conversion of the Preferred Shares prior to such Fundamental Transaction, such shares of publicly traded common stock (or their equivalent) of the Successor Entity (including its Parent Entity) that each Holder would have been entitled to receive upon the happening of such Fundamental Transaction had all the Preferred Shares held by each Holder been converted immediately prior to such Fundamental Transaction (without regard to any limitations on the conversion of the Preferred Shares contained in this Certificate of Designations), as adjusted in accordance with the provisions of this Certificate of Designations. The provisions of this Section 4 shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion of the Preferred Shares. For the avoidance of doubt, the Holder shall be entitled to the benefits of the provisions of this Section 4(b) regardless of whether (i) the Company has sufficient authorized shares of Common Stock for the issuance of the Conversion Shares and/or (ii) a Fundamental Transaction occurs prior to the Initial Conversion Date.

(c) Calculations. All calculations under this Section shall be made to the nearest cent or nearest 1/100th of a share, as the case may be. For purposes of this Section 4, the nearest number of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of Common Stock (excluding any treasury shares, if any) issued and outstanding.

(d) Notice to Holder.

(i) Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 4, the Company shall promptly give notice to the Holder setting forth the Conversion Price after such adjustment and any resulting adjustment to the number of Conversion Shares and setting forth a statement of the facts requiring such adjustment (“Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section, upon the occurrence of any Dilutive Issuance or other reduction of the Conversion Price, the Holder is entitled to receive a number of Conversion Shares based upon the reduced Conversion Rate regardless of whether the Holder accurately refers to the Conversion Price in the Notice of Conversion.

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(ii) Notice to Allow Conversion by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any shareholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock are converted into other securities, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, the Company shall deliver to the Holder at its last address as it shall appear upon the books of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder shall remain entitled to convert these Preferred Shares during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein

5. Authorized Shares; Other Matters.

(a) Reservation. Beginning on the Initial Conversion Date, the Company shall reserve out of its authorized and unissued Common Stock a number of shares of Common Stock equal to 100% of the total number of Conversion Shares issuable upon full conversion of all outstanding Preferred Shares pursuant to this Certificate of Designations, without giving effect to the Beneficial Ownership Limitation, as such amount may be reduced following conversions or otherwise changed pursuant to this Certificate of Designations. Following the Initial Conversion Date, so long as any of the Preferred Shares are outstanding, the Company shall take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares, as of any given date, 100% of the number of shares of Common Stock as shall from time-to-time be necessary to effect the full conversion of all of the Preferred Shares then outstanding, without giving effect to the Beneficial Ownership Limitation, provided that at no time shall the number of shares of Common Stock so available be less than the number of shares required to be reserved by the previous sentence (without regard to any limitations on conversions contained in this Certificate of Designations) (the “Required Amount”). The initial number of shares of Common Stock reserved for conversions of the Preferred Shares and each increase in the number of shares so reserved shall be allocated pro rata among the Holders based on the number of Preferred Shares held by each Holder on the Initial Issuance Date or increase in the number of reserved shares (as the case may be) (the “Authorized Share Allocation”). In the event a Holder shall sell or otherwise transfer any of such Holder’s Preferred Shares, each transferee shall be allocated a pro rata portion of such Holder’s Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Preferred Shares shall be allocated to the remaining Holders of Preferred Shares, pro rata based on the number of Preferred Shares then held by such Holders.

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(b) Insufficient Authorized Shares.

(i) The Company shall use its best efforts to obtain the Shareholder Approval and to cause the Initial Conversion Date to occur within the minimum period of time practicable in accordance with applicable laws, rules and regulations, including those enforced or promulgated by the Securities and Exchange Commission (the “SEC”), the Principal Market and the State of Nevada. Without limiting the generality of the foregoing, the Company shall hold a meeting of its shareholders to obtain Shareholder Approval within 40 days of the Initial Issuance Date, and every 40 days thereafter, until Shareholder Approval is obtained, and the Company shall comply with all proxy and information statement and mailing and effective date requirements set forth in rules and regulations of the SEC (including the time periods provided for therein) and applicable state laws and provisions of its Articles of Incorporation and Bylaws with respect to the Shareholder Approval. In connection with such meeting, the Company shall provide each shareholder with a proxy statement and shall use its best efforts to solicit the Shareholder Approval and to cause its Board of Directors to recommend to the shareholders of the Company that they approve such proposals as are contemplated by the Shareholder Approval. Without limiting the generality of the foregoing, the Company shall file with the SEC a proxy statement containing the information specified in Schedule 14A with respect to such meeting seeking Shareholder Approval and mail such proxy statement to shareholders of the Company as soon as practicable thereafter in accordance with the rules and regulations of the SEC. The Company shall promptly provide responses (including filing an amended Schedule 14A) to the SEC with respect to any comments received from the SEC on any proxy statement filed in accordance with this Section 5(b), and the Company shall cause the proxy statement to be mailed promptly after the staff of the SEC advises the Company that it has no further comments thereon or that the Company may commence mailing of the proxy statement, but in no ever later than two Trading Days thereafter.

(ii) If, notwithstanding Sections 5(a) and 5(b)(i) and not in limitation thereof, at any time following the Initial Conversion Date and while any of the Preferred Shares remain outstanding the Company does not have a sufficient number of authorized and unissued shares of Common Stock to satisfy its obligation to have available for issuance upon conversion of the Preferred Shares at least a number of shares of Common Stock equal to the Required Amount (an “Authorized Share Failure”), then the Company shall immediately take all reasonable action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve and have available the Required Amount for all of the Preferred Shares then outstanding within the minimum period of time practicable in accordance with applicable laws, rules and regulations, including those enforced or promulgated by the SEC, the Principal Market and the State of Nevada. In the event of any Authorized Share Failure, the Company shall comply with and follow the terms and procedures set forth in Section 5(b)(i) to obtain the requisite shareholder approval and amendment to its Articles of Incorporation.

(iii) In the event the Company can comply with this Section 5(b) using the written consent of its shareholders in lieu of a meeting in accordance with applicable laws, rules and regulations, the Company shall pursue such consent, adhering to the requirements of the SEC and the Principal Market, to cause the Shareholder Approval or remediation of any subsequent Authorized Share Failure within the minimum amount of time practicable in compliance with applicable laws, rules and regulations, and in any event within a shorter time period than those contemplated in Sections 5(b)(i) or (ii) with respect to a meeting of its shareholders.

(c) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 4(a) above, if at any time the Company grants, issues or sells any Common Stock Equivalents (as defined below) or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then each Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of such Holder’s Preferred Shares (without regard to any limitations on conversion hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that, to the extent that such Holder’s right to participate in any such Purchase Right would result in such Holder exceeding the Beneficial Ownership Limitation, then such Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for such Holder until such time not to exceed 12 months as its right thereto would not result in such Holder exceeding the Beneficial Ownership Limitation provided Holder complies with all of the other obligations of a beneficiary of the Purchase Rights that would not result in Holder exceeding the Beneficial Ownership Limitation.

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(d) Pro Rata Distributions. During such time as the Preferred Shares are outstanding, if the Company declares or makes any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), then, in each such case, each Holder shall be entitled to participate in such Distribution to the same extent that such Holder would have participated therein if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of the Holder’s Preferred Shares (without regard to any limitations on conversion hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that any Holder’s right to participate in any such Distribution would result in such Holder exceeding the Beneficial Ownership Limitation, then such Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of such Holder until such times, not in excess of 12 months, as its right thereto would not result in such Holder exceeding the Beneficial Ownership Limitation).

(e) Adjustment for Stated Percentage.

(i)	The aggregate combined percentage of the shares of Common Stock underlying the Preferred Shares, together with the shares of Series F-1 Convertible Preferred Stock of the Company (the “Series F-1,” and together with the Preferred Shares, the “Holders’ Shares”) which were issued or are issuable pursuant to the Merger Agreement, represent 82.5% of the issued and outstanding Common Stock on a fully diluted basis, after giving effect to full conversions of the Holders’ Shares without giving effect to any limitations on conversions applicable to the Holders’ Shares (such percentage, the “Stated Percentage”). From (i) the shares of Common Stock issued and outstanding as of the Initial Issuance Date, (ii) shares of Common Stock issuable upon conversion of Series B, Series C, Series D, and Series E Convertible Preferred Stock, (iii) shares of Common Stock issuable upon conversion of securities issued in connection with an initial financing of at least $1,500,000 and not to exceed $3,250,000, and (iv) securities issuable to settle alleged liabilities of the Company existing as of the Initial Issuance Date whether known or unknown to the Company (such shares of Common Stock issued or issuable under clauses (i), (ii), (ii) and (iv) are defined as the “Measuring Shares”), there can be no more than 14,848,485 shares of Common Stock which may be issued or issuable without adjustment under this Section 5(e) (the “Maximum Amount”). For a period of two years following the Initial Issuance Date, if the number of Measuring Shares exceeds the Maximum Amount, the Conversion Rate shall be appropriately adjusted by reducing the Conversion Price resulting in an increase of the number of shares of Common Stock underlying the Holders’ Shares in manner necessary to preserve the 82.5% ratio of the Holders’ Shares to the Measuring Shares. The adjustments set forth herein and the resulting increase in shares of Common Stock underlying the Holders’ Shares shall be applied to all Holders’ Shares then outstanding on a pro rata basis in accordance with each such Holders’ pro rata percentage of the Holders’ Shares then outstanding as of the applicable date in question. In no event shall more than 70,000,000 additional shares of Common Stock be issuable pursuant to this Section 5(e)(i) (the “Capped Amount”).

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(ii)	Holdback by the Holders. For a period of one year from the Initial Issuance Date, a number of Holders’ Shares representing 10% of the shares of Common Stock underlying the Holders’ Shares as of the Initial Issuance Date (the “Holdback Shares”), and such underlying shares of Common Stock, shall be subject to lock-up restrictions and shall not be sold, transferred or otherwise encumbered by the Holders (the “Holdback Amount”). On the expiration of such one-year period, if the number of Measuring Shares issued and outstanding on a fully-diluted basis exceeds the Maximum Amount, the Holdback Shares shall be released and may be issued upon conversion. If as of such date the number of Measuring Shares issued and outstanding on a fully-diluted basis is less than the Maximum Amount, the shares of Common Stock issuable upon conversion of the Holders’ Shares pursuant to the adjustments set forth in this Section 5(e) shall be reduced pro rata so as to preserve the 82.5% ratio of the Holders’ Shares to the Measuring Shares. Provided, however, such reduction may not exceed the Holdback Amount. This Section 5(e)(ii) shall apply pro rata to the Holders of the Holders’ Shares as of such date.

(iii)	Monitor of Stated Percentage; Notice to Holders. Within 30 days following the end of each calendar quarter for a period of two years from the Initial Issuance Date the Board of Directors of the Company shall determine whether the number of Measuring Shares has been increased or reduced in the preceding calendar quarter. To the extent that the number of Measuring Shares results in a reduction of the Capped Amount as a result of conversions of or changes in the Series E Convertible Preferred Stock, the Company shall publicly disclose such change and notify the Holders in writing of any such change, which notice shall include in writing the calculations, factual matters to which they relate, and the results thereof. In addition, the Company shall promptly notify the Holders of any adjustments pursuant to this Section 5(e), including the Conversion Rate and number of shares underlying the Holders’ Shares on an itemized basis with respect to both the Preferred Shares and the shares of Series F-1, and on an individualized basis with respect to each applicable Holder, and the calculations and information used in determining same in same manner as set forth above.

(iv)	In the event of any conflict or inconsistency between this Section 5(e) and any other provision of this Certificate of Designations, the provisions of this Section 5(e) shall prevail.

(v)	This Section 5(e) is subject to adjustment in connection with any of the events referred to in Section 4(a). Any fractional shares resulting from the adjustments set forth in this Section 5(e) shall be rounded up to the nearest whole share.

(f) Notwithstanding anything in this Certificate of Designations to the contrary, in the event that the Company is delisted from The Nasdaq Capital Market (A) the Preferred Shares may be converted subject only to the occurrence of the Charter Amendment Effectiveness Date, and (B) in such event, Holders of the Preferred Shares shall be entitled to vote on an as-converted basis with the holders of shares of Common Stock (except as otherwise required by applicable law, including the NRS) on all matters brought before the shareholders of the Company; provided, however, that Holders of Preferred Shares will not be entitled to vote on any matters for which shareholder approval is sought in order to comply with the rules and regulations of the Principal Market and on which the Holders are not entitled or are precluded from voting pursuant to the rules and regulations of the Principal Market. In the event of any conflict or inconsistency between this Section 5(f) and any other provision of this Certificate of Designations, the provisions of this Section 5(f) shall prevail, and such other provisions shall be construed in a manner which most closely reflects the intent of the parties as set forth in this Section 5(f).

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6. Voting Rights. Prior to the Shareholder Approval Date, Holders of the Preferred Shares shall have no voting rights, except as required by law (including without limitation, the NRS), provided, however, as long as any shares of Preferred Shares are outstanding, the Company shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Preferred Shares:

(a) alter or change adversely the powers, preferences or rights given to the Preferred Shares or alter or amend this Certificate of Designations;

(b) amend its articles of incorporation or other charter documents in any manner that adversely affects any rights of the Holders; provided, however, any increase in authorized capital or adjustments under Section 4 shall not be deemed to be material and adverse;

(c) increase the number of authorized shares of Preferred Shares;

(d) pay cash dividends or distributions on junior securities of the Company; or

(e) enter into any agreement with respect to any of the foregoing.

Beginning on the Shareholder Approval Date, Holders of the Preferred Shares shall be entitled to vote on an as-converted basis with the holders of shares of Common Stock (except as otherwise required by applicable law, including the NRS) on all matters brought before the shareholders of the Company; provided, however, that Holders of Preferred Shares will not be entitled to vote on any matters for which shareholder approval is sought in order to comply with the rules and regulations of the Principal Market and on which the Holders are not entitled or are precluded from voting pursuant to the rules and regulations of the Principal Market.

Holders of the Preferred Shares shall be entitled to written notice of all shareholder meetings or written consents (and copies of proxy materials and other information sent to shareholders), which notice shall be provided pursuant to and in accordance with the Company’s Bylaws and the NRS.

7. Liquidation, Dissolution, Winding-Up. In the event of a Liquidation Event, the Holders shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its shareholders (the “Liquidation Funds”), before any amount shall be paid to the holders of any of shares of Junior Stock, an amount per Preferred Share equal to the amount per share such Holder would receive if such Holder converted such Preferred Shares into Common Stock immediately prior to the date of such payment, provided that if the Liquidation Funds are insufficient to pay the full amount due to the Holders and holders of shares of parity stock, then each Holder and each holder of parity stock shall receive a percentage of the Liquidation Funds equal to the full amount of Liquidation Funds payable to such Holder and such holder of parity stock as a liquidation preference, in accordance with their respective certificate of designations (or equivalent), as a percentage of the full amount of Liquidation Funds payable to all holders of Preferred Shares and all holders of shares of parity stock. To the extent necessary, the Company shall cause such actions to be taken by each of its Subsidiaries so as to enable, to the maximum extent permitted by law, the proceeds of a Liquidation Event to be distributed to the Holders in accordance with this Section 7. All the preferential amounts to be paid to the Holders under this Section 7 shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any Liquidation Funds of the Company to the holders of shares of Junior Stock in connection with a Liquidation Event as to which this Section 7 applies. The Company shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each Holder.

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8. Participation. In addition to any adjustments pursuant to Section 4, the Holders shall, as holders of Preferred Shares, be entitled to receive such dividends paid and distributions made to the holders of shares of Common Stock to the same extent as if such Holders had converted each Preferred Share held by each of them into shares of Common Stock (without regard to any limitations on conversion herein or elsewhere) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of shares of Common Stock (provided, however, to the extent that a Holder’s right to participate in any such dividend or distribution would result in such Holder exceeding the Maximum Percentage, then such Holder shall not be entitled to participate in such dividend or distribution to such extent (or the beneficial ownership of any such shares of Common Stock as a result of such dividend or distribution to such extent) and such dividend or distribution to such extent shall be held in abeyance for the benefit of such Holder until such time, if ever, as its right thereto would not result in such Holder exceeding the Maximum Percentage). Except as provided in this Section 8, no dividends shall accrue or be payable with respect to the Preferred Shares.

9. Transfer Taxes and Expenses. The issuance of Conversion Shares on conversion of this Preferred Shares shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Holders of such shares of Preferred Shares and the Company shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Conversion Shares.

10. Lost or Stolen Certificates. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any certificates representing Preferred Shares (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of an indemnification undertaking by the applicable Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of the certificate(s), the Company shall execute and deliver new certificate(s) of like tenor and date.

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11. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designations shall be cumulative and in addition to all other remedies available under this Certificate of Designations, at law or in equity (including a decree of specific performance and/or other injunctive relief), and no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy. Nothing herein shall limit any Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Certificate of Designations. The Company covenants to each Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by a Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, each Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required, to the extent permitted by applicable law. The Company shall provide all information and documentation to a Holder that is requested by such Holder to enable such Holder to confirm the Company’s compliance with the terms and conditions of this Certificate of Designations.

12. Non-circumvention. The Company hereby covenants and agrees that the Company will not, by amendment of its Articles of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Certificate of Designations, and will at all times in good faith carry out all the provisions of this Certificate of Designations and take all action as may be required to protect the rights of the Holders. Without limiting the generality of the foregoing or any other provision of this Certificate of Designations, the Company (i) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the conversion of Preferred Shares and (ii) shall, so long as any Preferred Shares are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares, the maximum number of shares of Common Stock as shall from time to time be necessary to effect the conversion of the Preferred Shares then outstanding (without regard to any limitations on conversion contained herein).

13. Failure or Indulgence Not Waiver. No failure or delay on the part of a Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. This Certificate of Designations shall be deemed to be jointly drafted by the Company and all Holders and shall not be construed against any Person as the drafter hereof.

14. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) delivered by reputable air courier service with charges prepaid, next Trading Day delivery, or (iii) transmitted by email, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by email, with evidence of confirmation, at the address designated below (if delivered on a Trading Day during normal business hours where such notice is to be received), or the first Trading Day following such delivery (if delivered other than on a Trading Day during normal business hours where such notice is to be received) or (b) on the second Trading Day following the date of transmittal by express courier service, fully prepaid, addressed to such address. The addresses for such communications shall be: (i) if to the Company, to: 755 Main Street, Monroe, Connecticut 06468, Attention: Geoffrey Gwin, Chief Executive Officer, ggwin@eastsidedistilling.com; and (ii) if to the Holders, to: the addresses and email address on record with the Company.

15. Preferred Shares Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holders), or shall engage the transfer agent for its common stock to maintain, a register for the Preferred Shares, in which the Company shall record the name, address and email address of the Persons in whose name the Preferred Shares have been issued, as well as the name and address of each transferee. The Company may treat the Person in whose name any Preferred Shares are registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any properly made transfers.

16. Shareholder Matters; Amendment.

(a) Shareholder Matters. Any shareholder action, approval or consent required, desired or otherwise sought by the Company pursuant to the NRS, the Articles of Incorporation, this Certificate of Designations or otherwise with respect to the issuance of Preferred Shares may be effected by written consent of the Company’s shareholders or at a duly called meeting of the Company’s shareholders, all in accordance with the NRS. This provision is intended to comply with the applicable NRS sections permitting shareholder action, approval and consent affected by written consent in lieu of a meeting.

(b) Amendment. This Certificate of Designations or any provision hereof may be amended by obtaining the affirmative vote at a meeting duly called for such purpose, or written consent without a meeting in accordance with the NRS, of the Required Holders, voting separately as a single class, and with such other shareholder approval, if any, as may then be required pursuant to the NRS and the Articles of Incorporation.

17. Certain Defined Terms. For purposes of this Certificate of Designations, the following terms shall have the following meanings:

(a) “1934 Act” means the Securities Exchange Act of 1934, as amended.

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(b) “Bloomberg” means Bloomberg, L.P.

(c) “Certificate of Designations” means Certificate of Designations, Preferences and Rights of the Series F Convertible Preferred Stock of Eastside Distilling, Inc

(d) “Charter Amendment” means a Certificate of Amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of Common Stock in an amount sufficient to provide for issuance of all Conversion Shares and for the Company to reserve a number of authorized and unissued shares of Common Stock equal to the Required Amount.

(e) “Charter Amendment Effectiveness Date” means the first Trading Day following effectiveness of the Charter Amendment filed with the Secretary of State of the State of Nevada.

(f) “Closing Sale Price” means, for any security as of any date, the last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price (as the case may be) then the last trade price of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the OTC Pink Market operated by OTC Markets Group Inc. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the applicable Holder. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

(g) “Common Stock” means (i) the Company’s shares of common stock, $0.0001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(h) “Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

(i) “Conversion Shares” means shares of Common Stock issuable upon conversion of the Preferred Shares.

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(j) “Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

(k) “Eligible Market” means The New York Stock Exchange, the NYSE American, The Nasdaq Global Select Market, The Nasdaq Global Market or The Nasdaq Capital Market.

(l) “Fundamental Transaction” shall means that (i) the Company or any of its Subsidiaries shall, directly or indirectly, in one or more related transactions, (A) consolidate or merge with or into (whether or not the Company or any of its Subsidiaries is the surviving corporation) any other Person, or (B) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other Person, or (C) make, or allow any other Person to make, a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (D) consummate a stock or share exchange agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other Person whereby such other Person acquires more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share exchange agreement or other business combination), or (E) reorganize, recapitalize or reclassify the Common Stock, or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act and the rules and regulations promulgated thereunder) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Voting Stock of the Company. Notwithstanding the foregoing, the term Fundamental Transaction shall not include the transactions contemplated by the Merger Agreement.

(m) “Initial Issuance Date” means the date on which the Preferred Shares are issued.

(n) “Liquidation Event” means, whether in a single transaction or series of transactions, the voluntary or involuntary liquidation, dissolution or winding up of the Company or such Subsidiaries the assets of which constitute all or substantially all of the assets of the business of the Company and its Subsidiaries, taken as a whole. Notwithstanding the foregoing, the term Fundamental Transaction shall not include the transactions contemplated by the Merger Agreement.

(o) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

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(p) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(q) “Principal Market” means the market on which the Common Stock is listed or quoted for trading as of the date in question. As of the Initial Issuance Date, the Principal Market is The Nasdaq Capital Market.

(r) “Required Holders” means holder of at least a majority of the outstanding Preferred Shares.

(s) “SEC” means the U.S. Securities and Exchange Commission.

(t) “Securities” means, collectively, the Preferred Shares and the shares of Common Stock issuable upon conversion of the Preferred Shares.

(u) “Shareholder Approval” means (a) such approval as may be required by the applicable rules and regulations of The Nasdaq Stock Market LLC (or any successor entity) from the shareholders of the Company with respect to issuance of all of the Conversion Shares upon the conversion of the Preferred Shares, and (b) approval for the Company to file the Charter Amendment.

(v) “Shareholder Approval Date” means the first trading day following the Company’s notice to the Holders of Shareholder Approval, which notice shall be provided within two Trading Days of the Company’s receipt of Shareholder Approval. Notwithstanding anything to the contrary, such notice shall be deemed to be given by a public filing with the SEC disclosing the effectiveness of the Shareholder Approval.

(w) “Subsidiary” means any subsidiary of the Company and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

(x) “Successor Entity” means the Person (or, if so elected by the Required Holders, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Required Holders, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(y) “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Required Holders.

(z) “VWAP” means, for any date, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Principal Market on which the Common Stock is then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York, NY time) to 4:02 p.m. (New York, NY time)).

* * * * *

C-16

EXHIBIT I

EASTSIDE DISTILLING, INC.

CONVERSION NOTICE

Reference is made to the Certificate of Designations, Preferences and Rights of the Series F Convertible Preferred Stock of Eastside Distilling, Inc. (the “Certificate of Designations”). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series F Convertible Preferred Stock, $0.0001 par value per share (the “Preferred Shares”), of Eastside Distilling, Inc., a Nevada corporation (the “Company”), indicated below into shares of common stock, $0.0001 value per share (the “Common Stock”), of the Company, as of the date specified below.

Date of Conversion:

Number of Preferred Shares to be converted:

Tax ID Number (If applicable):

Conversion Price:

Number of shares of Common Stock to be issued: ___________________

Please issue the shares of Common Stock into which the Preferred Shares are being converted in the following name and to the following address:

Issue to: _________________________________________

Address: _________________________________________

Telephone Number: ________________________________

email address: _________________________________

Holder: __________________________________________

By: _____________________________________________

Title: ___________________________________________

Dated:_____________________________

Account Number (if electronic book entry transfer): _______________________

Transaction Code Number (if electronic book entry transfer): __________________

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FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Correction

NRS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A

(Only one document may be corrected per certificate.)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

INSTRUCTIONS:

1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).
2. Name of document with inaccuracy or defect.
3. Filing date of document with inaccuracy or defect.
4. Brief description of inaccuracy or defect.
5. Correction of inaccuracy or defect.
6. Must be signed by Authorized Signer. Form will be returned if unsigned.

1. Entity Information:	Name of entity as on file with the Nevada Secretary of State: Eastside Distilling, Inc. Entity or Nevada Business Identification Number (NVID): NV20041379435
2. Document:	Name of document with inaccuracy or defect: Certificate of Designation of the Series F Convertible Preferred Stock
3. Filing Date:	Filing date of document which correction is being made: October 7, 2024
4. Description:	Description of inaccuracy or defect: Section 3(e) was left incomplete, resulting in restrictions being imposed on a class of shareholders whom the Board did not intend to restrict.
5. Correction:	Correction of inaccuracy or defect: The sentence set forth on Exhibit A to this Certificate will be added to Section 3(e) to remove the unwanted restrictions.
6. Signature: (Required)	X /s/ Geoffrey Gwin — **Signature** 11/26/2024 — Date

This form must be accompanied by appropriate fees.

Page 1 of 1
Revised: 8/1/2023

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EXHIBIT A TO

the Certificate of Correction to the

Certificate of Designations, Preferences and Rights of the

Series F Convertible Preferred Stock of

Eastside Distilling, Inc.

November 26, 2024

WHEREAS, pursuant to the authority expressly conferred upon the Board of Directors (the “Board”) of Eastside Distilling, Inc., a Nevada corporation (the “Company”) and by the Company’s Articles of Incorporation, as amended (the “Articles of Incorporation”), the Board previously designated the Series F Convertible Preferred Stock and the number of shares constituting such series, and fixed the rights, powers, preferences, privileges, limitations and restrictions relating to such series in addition to any set forth in the Articles of Incorporation, and the Company filed the Certificate of Designations, Preferences and Rights of the Series F Convertible Preferred Stock (the “Certificate of Designations”) on October 7, 2024. Capitalized words and phrases used and not defined herein shall have the meanings set forth in in the Certificate of Designations; and

WHEREAS, Section 3 of the Certificate of Designations contained a scrivener’s error with respect to the voting rights of the Holders.

NOW, THEREFORE, the Certificate of Designations is hereby corrected as follows:

Section 3(e) of the Certificate of Designations is hereby corrected by adding the following to the end of that Section:

Notwithstanding anything herein to the contrary, in the event a Holder is or becomes subject to Section 16(a) of the 1934 Act by virtue of being an executive officer or director of the Company, then, beginning 61 days after such Holder became subject to Section 16(a) of the 1934 Act and continuing for as long as such Holder remains subject to Section 16(a) of the 1934 Act by virtue of being an executive officer or director of the Company, the Maximum Percentage shall not apply to such Holder for all purposes of this Certificate of Designations and the Preferred Shares held by such Holder.

* * * * *

C-19

ANNEX D — CERTIFICATE OF DESIGNATIONS OF SERIES G

CONVERTIBLE PREFERRED STOCK, AS AMENDED

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate, Amendment or Withdrawal of Designation

NRS 78.1955, 78.1955(6)

☐ Certificate of Designation
☐ Certificate of Amendment to Designation - Before Issuance of Class or Series
☒ Certificate of Amendment to Designation - After Issuance of Class or Series
☐ Certificate of Withdrawal of Certificate of Designation

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity: Eastside Distilling, Inc. Entity or Nevada Business Identification Number (NVID): NV20041379435
2. Effective date and time:	For Certificate of Designation or Amendment to Designation Only (Optional): Date: Time: (must not be later than 90 days after the certificate is filed)
3. Class or series of stock: (Certificate of Designation only)	The class or series of stock being designated within this filing:
4. Information for amendment of class or series of stock:	The original class or series of stock being amended within this filing: Series G Convertible Preferred Stock
5. Amendment of class or series of stock:	☐ Certificate of Amendment to Designation- Before Issuance of Class or Series As of the date of this certificate no shares of the class or series of stock have been issued. ☒ Certificate of Amendment to Designation- After Issuance of Class or Series The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation.
6. Resolution: Certificate of Designation and Amendment to Designation only)	By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.* The Board authorizes and approves increasing the amount of authorized shares of Series G Convertible Preferred Stock to 11,000,000 shares.
7. Withdrawal:	Designation being Withdrawn: Date of Designation: No shares of the class or series of stock being withdrawn are outstanding. The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: *
8. Signature: (Required)	**X** ____________________ Date: Signature of Officer

* Attach additional page(s) if necessary
This form must be accompanied by appropriate fees.

Page 1 of 1
Revised: 8/1/2023

D-1

EXHIBIT A TO

Certificate of Designations, Preferences and Rights of the

Series G Convertible Preferred Stock of

Eastside Distilling, Inc.

Pursuant to the authority expressly conferred upon the Board of Directors (the “Board”) of Eastside Distilling, Inc. (the “Company”) by the Company’s Articles of Incorporation, as amended, the Board on November 26, 2024 hereby designates the Series G Convertible Preferred Stock and the number of shares constituting such series, and fixes the rights, powers, preferences, privileges, limitations and restrictions relating to such series in addition to any set forth in the Articles of Incorporation as follows: Capitalized words and terms not defined herein and are not descriptive shall have the meaning as set forth in Section 17 below.

1. Designation and Number of Shares. There shall hereby be created and established a series of preferred stock of the Company designated as “Series G Convertible Preferred Stock” (the “Preferred Shares”). The authorized number of Preferred Shares shall be 6,000,000 shares. Each Preferred Share shall have a par value of $0.0001. Each Preferred Share shall have a stated value equal to $0.51 (the “Stated Value”).

2. Ranking. All shares of capital stock of the Company, both common stock and any other series of preferred stock other than the Company’s Series B Preferred Stock, which shall rank senior to the Preferred Shares, and Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series F-1 Preferred Stock, all of which shall rank pari passu with the Preferred Shares, shall be junior in rank to all Preferred Shares with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company (collectively, the “Junior Stock”). The rights of all such shares of Junior Stock of the Company shall be subject to the rights, powers, preferences and privileges of the Preferred Shares. In the event of the merger or consolidation of the Company with or into another corporation, the Preferred Shares shall maintain their relative rights, powers, designations, privileges and preferences provided for herein and no such merger or consolidation shall result inconsistent therewith. For the avoidance of doubt, in no circumstance will a Preferred Share have any rights subordinate or otherwise inferior to the rights of shares of any Junior Stock (as defined above).

3. Conversion.

(a) Holder’s Conversion Right. Subject to the provisions of Section 3(e), at any time or times on or after the later of (i) Charter Amendment Effectiveness Date and (ii) the Shareholder Approval Date (such date, the “Initial Conversion Date”), each holder of a Preferred Share (each, a “Holder” and collectively, the “Holders”) shall be entitled to convert any whole number of Preferred Shares into validly issued, fully paid and non-assessable shares of Common Stock in accordance with Section 3(c) determined based on the Conversion Rate (as defined below).

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(b) Conversion Rate. Each Preferred Share shall be convertible, at the option of the Holder thereof, at any time and from time to time, and without the payment of additional consideration by the Holder thereof, into such number of fully paid and non-assessable shares of Common Stock equal to the ratio determined by dividing (A) the Stated Value of such Preferred Share by (B) the Conversion Price (as defined below) in effect at the time of conversion (the “Conversion Rate”). The “Conversion Price” shall initially be $0.51. The Conversion Price shall be subject to adjustment as provided below, and for the avoidance of doubt, any adjustment to the Conversion Price as provided below shall result in a concordant adjustment to the number of shares of Common Stock into which each Preferred Share may be converted pursuant to the Conversion Rate.

No fractional shares of Common Stock are to be issued upon the conversion of any Preferred Shares. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share.

(c) Mechanics of Conversion. The conversion of each Preferred Share shall be conducted in the following manner:

(i) Holder’s Conversion. To convert a Preferred Share into validly issued, fully paid and non-assessable share of Common Stock, on any date (a “Conversion Date”), a Holder shall deliver (whether via email or otherwise), for receipt on or prior to 11:59 p.m., New York, N.Y. time, on such date, a copy of an executed notice of conversion of the share(s) of Preferred Shares subject to such conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company. No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required. The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error. To effect conversions of Preferred Shares, a Holder shall not be required to surrender the certificate(s) representing the Preferred Shares to the Company unless all of the Preferred Shares represented thereby are so converted, in which case, such Holder shall surrender to a nationally recognized overnight delivery service for delivery to the Company the original certificates representing the share(s) of Preferred Shares (the “Preferred Share Certificates”) so converted as aforesaid.

(ii) Company’s Response. On or before the first Trading Day following the date of receipt by the Company of such Conversion Notice, the Company shall (1) provided that (x) the Transfer Agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program and (y) shares of Common Stock to be so issued are otherwise eligible for resale pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended, credit such aggregate number of shares of Common Stock to which such Holder shall be entitled to such Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, or (2) if either of the immediately preceding clauses (x) or (y) are not satisfied, issue and deliver (via reputable overnight courier) to the address as specified in such Conversion Notice, a certificate, registered in the name of such Holder or its designee, for the number of shares of Common Stock to which such Holder shall be entitled. If the number of Preferred Shares represented by the Preferred Share Certificate(s) submitted for conversion pursuant to Section 3(c)(ii) is greater than the number of Preferred Shares being converted, then the Company shall if requested by such Holder, as soon as practicable and in no event later than three Trading Days after receipt of the Preferred Share Certificate(s) and at its own expense, issue and deliver to such Holder (or its designee) a new Preferred Share Certificate representing the number of Preferred Shares not converted.

D-3

(iii) Record Holder. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of Preferred Shares shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

(iv) Company’s Failure to Timely Convert. If the Company shall fail, for any reason or for no reason, to issue to a Holder within three Trading Days after the Company’s receipt of a Conversion Notice (whether via email or otherwise) (the “Share Delivery Deadline”), a certificate for the number of shares of Common Stock to which such Holder is entitled and register such shares of Common Stock on the Company’s share register or to credit such Holder’s or its designee’s balance account with DTC for such number of shares of Common Stock to which such Holder is entitled upon such Holder’s conversion of any Preferred Shares (as the case may be) (a “Conversion Failure”), then, in addition to all other remedies available to such Holder, such Holder, upon written notice to the Company, may void its Conversion Notice with respect to, and retain or have returned (as the case may be) any Preferred Shares that have not been converted pursuant to such Holder’s Conversion Notice, provided that the voiding of a Conversion Notice shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice pursuant to the terms of this Certificate of Designations or otherwise. In addition to the foregoing, if within three Trading Days after the Company’s receipt of a Conversion Notice (whether via email or otherwise), the Company shall fail to issue and deliver a certificate to such Holder and register such shares of Common Stock on the Company’s share register or credit such Holder’s or its designee’s balance account with DTC for the number of shares of Common Stock to which such Holder is entitled upon such Holder’s conversion hereunder (as the case may be), and if on or after such third Trading Day such Holder (or any other Person in respect, or on behalf, of such Holder) purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock, issuable upon such conversion that such Holder so anticipated receiving from the Company, then, in addition to all other remedies available to such Holder, the Company shall, within three Trading Days after such Holder’s request, which request shall include reasonable documentation of all fees, costs and expenses, and in such Holder’s discretion, either (i) pay cash to such Holder in an amount equal to such Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including, without limitation, by any other Person in respect, or on behalf, of such Holder) (the “Buy-In Price”), at which point the Company’s obligation to so issue and deliver such certificate or credit such Holder’s balance account with DTC for the number of shares of Common Stock to which such Holder is entitled upon such Holder’s conversion hereunder (as the case may be) (and to issue such shares of Common Stock) shall terminate, or (ii) promptly honor its obligation to so issue and deliver to such Holder a certificate or certificates representing such shares of Common Stock or credit such Holder’s balance account with DTC for the number of shares of Common Stock to which such Holder is entitled upon such Holder’s conversion hereunder (as the case may be) and pay cash to such Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock multiplied by (B) the lowest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date of the applicable Conversion Notice and ending on the date of such issuance and payment under this clause (ii). In addition to Holder’s other available remedies, the Company shall pay to Holder, in cash, as partial liquidated damages and not as a penalty, for each $1,000 of shares of Common Stock (based on Closing Sale Price of the shares of Common Stock which should be issued upon the Preferred Shares for which conversion had been requested, $10 per Trading Day for each Trading Day following the Share Delivery Deadline and increasing to $20 per Trading Day after the fifth Trading Day until such shares of Common Stock are delivered and registered. Nothing herein shall limit Holder’s right to pursue actual damages for the Company failure to timely deliver certificates representing Common Stock as required hereby and Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. Further, in the event the Company refuses to honor any Conversion or makes it known it will not honor any Conversion (the “Conversion Default Date”), the Holder will be entitled to damages at the higher of: (i) actual provable damages; or (ii) an amount determined as the product of N*H, where N is the number of shares that would have been issued upon conversion Preferred Share held by the Holder on the Conversion Default Date and H is the average closing price of the Common Stock during the time the Company fails or refuses to honor any Conversion until such time as the Holder elects to void its Conversion Notice.

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(v) Book-Entry. Notwithstanding anything to the contrary set forth in this Section 2, upon conversion of any Preferred Shares in accordance with the terms hereof, no Holder thereof shall be required to physically surrender the certificate representing the Preferred Shares to the Company following conversion thereof unless (A) the full or remaining number of Preferred Shares represented by the certificate are being converted (in which event such certificate(s) shall be delivered to the Company as contemplated by this Section 3(c)(v) or (B) such Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of Preferred Shares upon physical surrender of any Preferred Shares. Each Holder and the Company shall maintain records showing the number of Preferred Shares so converted by such Holder and the dates of such conversions or shall use such other method, reasonably satisfactory to such Holder and the Company, so as not to require physical surrender of the certificate representing the Preferred Shares upon each such conversion. In the event of any dispute or discrepancy, such records of such Holder establishing the number of Preferred Shares to which the record holder is entitled shall be controlling and determinative in the absence of manifest error. A Holder and any transferee or assignee, by acceptance of a certificate, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any Preferred Shares, the number of Preferred Shares represented by such certificate may be less than the number of Preferred Shares stated on the face thereof. Each certificate for Preferred Shares shall bear the following legend:

ANY TRANSFEREE OR ASSIGNEE OF THIS CERTIFICATE SHOULD CAREFULLY REVIEW THE TERMS OF THE COMPANY’S CERTIFICATE OF DESIGNATIONS RELATING TO THE SHARES OF SERIES F-1 PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE, INCLUDING SECTION 3(c) THEREOF. THE NUMBER OF SHARES OF SERIES F-1 PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE MAY BE LESS THAN THE NUMBER OF SHARES OF SERIES F-1 PREFERRED STOCK STATED ON THE FACE HEREOF PURSUANT TO SECTION 3(c) OF THE CERTIFICATE OF DESIGNATIONS RELATING TO THE SHARES OF SERIES F-1 PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE.

(d) Taxes. The Company shall pay any and all documentary, stamp, transfer (but only in respect of the registered holder thereof), transfer agent fees, issuance and other similar taxes that may be payable with respect to the issuance and delivery of shares of Common Stock upon the conversion of Preferred Shares.

(e) Limitation on Beneficial Ownership. Notwithstanding anything to the contrary contained in this Certificate of Designations, the Preferred Shares held by a Holder shall not be convertible by such Holder, and the Company shall not effect any conversion of any Preferred Shares held by such Holder, to the extent (but only to the extent) that such Holder or any of its affiliates would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the Common Stock. To the extent the above limitation applies, the determination of whether the Preferred Shares held by such Holder shall be convertible (vis-à-vis other convertible, exercisable or exchangeable securities owned by such Holder or any of its affiliates) and of which such securities shall be convertible, exercisable or exchangeable (as among all such securities owned by such Holder and its affiliates) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be). No prior inability of a Holder to convert Preferred Shares, or of the Company to issue shares of Common Stock to such Holder, pursuant to this Section 3(e) shall have any effect on the applicability of the provisions of this Section 3(e) with respect to any subsequent determination of convertibility or issuance (as the case may be). For purposes of this Section 3(e), beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the 1934 Act and the rules and regulations promulgated thereunder. The provisions of this Section 3(e) shall be implemented in a manner otherwise than in strict conformity with the terms of this Section 3(e) to correct this Section 3(e) (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. The limitations contained in this Section 3(e) shall apply to a successor holder of Preferred Shares. For any reason at any time, upon the written or oral request of a Holder, the Company shall within one Trading Day confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding, including by virtue of any prior conversion or exercise of convertible or exercisable securities into Common Stock, including, without limitation, pursuant to this Certificate of Designations. By written notice to the Company, any Holder may increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that (i) any such increase will not be effective until the 61st day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to such Holder sending such notice and not to any other Holder. Notwithstanding the foregoing and for avoidance of doubt, to comply with the rules and regulations of the Principal Market, the Company shall not effect any conversion of any Preferred Shares prior to the Shareholder Approval Date, to the extent such conversion would result in the issuance of shares of Common Stock, in the aggregate and taking into account prior conversions of Preferred Shares and other issuances of Common Stock pursuant to or in connection with (A) the Merger and the transactions contemplated thereby, and (B) shares of Common Stock issued or issuable in connection with the exercise of Warrants issued by the Company from November 14, 2024 through the Initial Issuance Date, in excess of 19.99% of the Company’s outstanding Common Stock as of the Initial Issuance Date, or such other lesser percentage, if required by the Principal Market, such that the conversion does not violate the rules and regulations of the Principal Market without first obtaining Shareholder Approval in accordance with the Principal Market rules and regulations. Provided, however, the limitation in the prior shall not apply to the extent that the staff of the Principal Market has advised the Company that the Common Stock issuable upon conversion of the Preferred Stock is not subject to any shareholder approval requirements (the “Principal Market Notice”).

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4. Adjustments.

(a) Adjustment of Conversion Rate upon Subdivision or Combination of Common Stock. With respect to any unconverted Preferred Shares, if the Company at any time on or after the Initial Issuance Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price for any unconverted shares in effect immediately prior to such subdivision will be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each Preferred Share shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. With respect to any unconverted Preferred Shares, if the Company at any time on or after the Initial Issuance Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price for any unconverted shares in effect immediately prior to such combination will be proportionately increased so that the number of shares of Common Stock issuable on conversion of each Preferred Share shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment pursuant to this Section 4(a) shall become effective immediately after the effective date of such subdivision or combination.

(b) Rights Upon Fundamental Transactions. The Company shall not enter into or be party to a Fundamental Transaction unless: (i) the Successor Entity assumes in writing all of the obligations of the Company under this Certificate of Designations in accordance with the provisions of this Section 4(b) pursuant to written agreements in form and substance satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction, including agreements to deliver to each holder of Preferred Shares in exchange for such Preferred Shares a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Certificate of Designations, including, without limitation, having a dividend rate equal to dividend rate of the Preferred Shares held by the Holders and having similar ranking to the Preferred Shares, and reasonably satisfactory to the Required Holders and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose shares of common stock are quoted on or listed for trading on an Eligible Market. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Certificate of Designations referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Certificate of Designations with the same effect as if such Successor Entity had been named as the Company herein and therein. In addition to the foregoing, upon consummation of a Fundamental Transaction, the Successor Entity shall deliver to each Holder confirmation that there shall be issued upon conversion of the Preferred Shares at any time after the consummation of such Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property (except such items still issuable under Section 4(a), which shall continue to be receivable thereafter)) issuable upon the conversion of the Preferred Shares prior to such Fundamental Transaction, such shares of publicly traded common stock (or their equivalent) of the Successor Entity (including its Parent Entity) that each Holder would have been entitled to receive upon the happening of such Fundamental Transaction had all the Preferred Shares held by each Holder been converted immediately prior to such Fundamental Transaction (without regard to any limitations on the conversion of the Preferred Shares contained in this Certificate of Designations), as adjusted in accordance with the provisions of this Certificate of Designations. The provisions of this Section 4 shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion of the Preferred Shares. For the avoidance of doubt, the Holder shall be entitled to the benefits of the provisions of this Section 4(b) regardless of whether (i) the Company has sufficient authorized shares of Common Stock for the issuance of the Conversion Shares and/or (ii) a Fundamental Transaction occurs prior to the Initial Conversion Date.

(c) Calculations. All calculations under this Section shall be made to the nearest cent or nearest 1/100th of a share, as the case may be. For purposes of this Section 4, the nearest number of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of Common Stock (excluding any treasury shares, if any) issued and outstanding.

(d) Notice to Holder.

(i) Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 4, the Company shall promptly give notice to the Holder setting forth the Conversion Price after such adjustment and any resulting adjustment to the number of Conversion Shares and setting forth a statement of the facts requiring such adjustment (“Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section, upon the occurrence of any Dilutive Issuance or other reduction of the Conversion Price, the Holder is entitled to receive a number of Conversion Shares based upon the reduced Conversion Rate regardless of whether the Holder accurately refers to the Conversion Price in the Notice of Conversion.

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(ii) Notice to Allow Conversion by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any shareholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock are converted into other securities, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, the Company shall deliver to the Holder at its last address as it shall appear upon the books of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder shall remain entitled to convert these Preferred Shares during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein

5. Authorized Shares; Other Matters.

(a) Reservation. Beginning on the Initial Conversion Date, the Company shall reserve out of its authorized and unissued Common Stock a number of shares of Common Stock equal to 100% of the total number of Conversion Shares issuable upon full conversion of all outstanding Preferred Shares pursuant to this Certificate of Designations, without giving effect to the Beneficial Ownership Limitation, as such amount may be reduced following conversions or otherwise changed pursuant to this Certificate of Designations. Following the Initial Conversion Date, so long as any of the Preferred Shares are outstanding, the Company shall take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares, as of any given date, 100% of the number of shares of Common Stock as shall from time-to-time be necessary to effect the full conversion of all of the Preferred Shares then outstanding, without giving effect to the Beneficial Ownership Limitation, provided that at no time shall the number of shares of Common Stock so available be less than the number of shares required to be reserved by the previous sentence (without regard to any limitations on conversions contained in this Certificate of Designations) (the “Required Amount”). The initial number of shares of Common Stock reserved for conversions of the Preferred Shares and each increase in the number of shares so reserved shall be allocated pro rata among the Holders based on the number of Preferred Shares held by each Holder on the Initial Issuance Date or increase in the number of reserved shares (as the case may be) (the “Authorized Share Allocation”). In the event a Holder shall sell or otherwise transfer any of such Holder’s Preferred Shares, each transferee shall be allocated a pro rata portion of such Holder’s Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Preferred Shares shall be allocated to the remaining Holders of Preferred Shares, pro rata based on the number of Preferred Shares then held by such Holders.

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(b) Insufficient Authorized Shares.

(i) The Company shall use commercially reasonably efforts to (A) cause the Charter Amendment to be made effective as soon as reasonably practicable and (B) unless the Company has received the Principal Market Notice and to obtain the Shareholder Approval and to cause the Initial Conversion Date to occur within the minimum period of time practicable in accordance with applicable laws, rules and regulations, including those enforced or promulgated by the Securities and Exchange Commission (the “SEC”), the Principal Market and the State of Nevada. Without limiting the generality of the foregoing, the Company shall hold a meeting of its shareholders to obtain Shareholder Approval within 120 days of the Initial Issuance Date, and every 120 days thereafter, until Shareholder Approval is obtained, and the Company shall comply with all proxy and information statement and mailing and effective date requirements set forth in rules and regulations of the SEC (including the time periods provided for therein) and applicable state laws and provisions of its Articles of Incorporation and Bylaws with respect to the Shareholder Approval. In connection with such meeting, the Company shall provide each shareholder with a proxy statement and shall use its best efforts to solicit the Shareholder Approval and to cause its Board of Directors to recommend to the shareholders of the Company that they approve such proposals as are contemplated by the Shareholder Approval. Without limiting the generality of the foregoing, the Company shall file with the SEC a proxy statement containing the information specified in Schedule 14A with respect to such meeting seeking Shareholder Approval and mail such proxy statement to shareholders of the Company as soon as practicable thereafter in accordance with the rules and regulations of the SEC. The Company shall promptly provide responses (including filing an amended Schedule 14A) to the SEC with respect to any comments received from the SEC on any proxy statement filed in accordance with this Section 5(b), and the Company shall cause the proxy statement to be mailed promptly after the staff of the SEC advises the Company that it has no further comments thereon or that the Company may commence mailing of the proxy statement, but in no ever later than two Trading Days thereafter.

(ii) If, notwithstanding Sections 5(a) and 5(b)(i) and not in limitation thereof, at any time following the Initial Conversion Date and while any of the Preferred Shares remain outstanding the Company does not have a sufficient number of authorized and unissued shares of Common Stock to satisfy its obligation to have available for issuance upon conversion of the Preferred Shares at least a number of shares of Common Stock equal to the Required Amount (an “Authorized Share Failure”), then the Company shall immediately take all reasonable action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve and have available the Required Amount for all of the Preferred Shares then outstanding within the minimum period of time practicable in accordance with applicable laws, rules and regulations, including those enforced or promulgated by the SEC, the Principal Market and the State of Nevada. In the event of any Authorized Share Failure, the Company shall comply with and follow the terms and procedures set forth in Section 5(b)(i) to obtain the requisite shareholder approval and amendment to its Articles of Incorporation.

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(iii) In the event the Company can comply with this Section 5(b) using the written consent of its shareholders in lieu of a meeting in accordance with applicable laws, rules and regulations, the Company shall pursue such consent, adhering to the requirements of the SEC and the Principal Market, to cause the Shareholder Approval or remediation of any subsequent Authorized Share Failure within the minimum amount of time practicable in compliance with applicable laws, rules and regulations, and in any event within a shorter time period than those contemplated in Sections 5(b)(i) or (ii) with respect to a meeting of its shareholders.

(c) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 4(a) above, if at any time the Company grants, issues or sells any Common Stock Equivalents (as defined below) or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then each Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of such Holder’s Preferred Shares (without regard to any limitations on conversion hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that, to the extent that such Holder’s right to participate in any such Purchase Right would result in such Holder exceeding the Beneficial Ownership Limitation, then such Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for such Holder until such time not to exceed 12 months as its right thereto would not result in such Holder exceeding the Beneficial Ownership Limitation provided Holder complies with all of the other obligations of a beneficiary of the Purchase Rights that would not result in Holder exceeding the Beneficial Ownership Limitation.

(d) Pro Rata Distributions. During such time as the Preferred Shares are outstanding, if the Company declares or makes any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), then, in each such case, each Holder shall be entitled to participate in such Distribution to the same extent that such Holder would have participated therein if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of the Holder’s Preferred Shares (without regard to any limitations on conversion hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that any Holder’s right to participate in any such Distribution would result in such Holder exceeding the Beneficial Ownership Limitation, then such Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of such Holder until such times, not in excess of 12 months, as its right thereto would not result in such Holder exceeding the Beneficial Ownership Limitation).

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(e) In the event the Company issues or sells any securities including options, warrants or convertible securities, except for any Exempt Issuance (as hereinafter defined), at a price of or with an exercise or conversion price of, or an exchange at, less than the Conversion Price, then upon such issuance or sale, the Conversion Price shall be reduced to the sale price or the exercise or conversion price of the securities issued or sold. Provided, however, that if the Conversion Price is reduced as the result of the issuance of convertible or derivative securities, and all of such convertible or derivative securities lapse without the issuance of Common Stock, then the Conversion Price shall be re-adjusted to what it would be but for the issuance of the convertible or derivative securities. For purposes of this Section 5(e), “Exempt Issuance” means the issuance of (i) shares of Common Stock, restricted stock units or options, and the issuance of Common Stock under such restricted stock units and the exercise of such options, to consultants, employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (ii) securities issued upon the exercise or exchange of or conversion of any outstanding securities as of the date of this Certificate of Designations, provided that such securities have not been amended since the date of this Certificate of Designations to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with standard price protection or stock dividends, stock splits or combinations) or to extend the term of such securities, (iii) securities issued pursuant to any merger, acquisition or strategic transaction approved by a majority of the directors of the Company, provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and which shall reasonably be expected to provide to the Company additional benefits, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, (iv) securities issued pursuant to any purchase money equipment loan or capital leasing arrangement or in connection with any amendment to any existing real estate lease to which the Company or any subsidiary is a party (v) shares of Common Stock issued pursuant to any presently outstanding warrants, (vi) Common Stock or Warrants (and the Common Stock issuable upon exercise of such Warrants) issued to any registered broker-dealer in connection with any capital raising or financing transaction.

6. Voting Rights. Holders of the Preferred Shares shall be entitled to vote on an as-converted basis with the holders of shares of Common Stock (except as otherwise required by applicable law, including the NRS) on all matters brought before the shareholders of the Company; provided, however, that Holders of Preferred Shares will not be entitled to vote on any matters for which shareholder approval is sought in order to comply with the rules and regulations of the Principal Market and on which the Holders are not entitled or are precluded from voting pursuant to the rules and regulations of the Principal Market.

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Holders of the Preferred Shares shall be entitled to written notice of all shareholder meetings or written consents (and copies of proxy materials and other information sent to shareholders), which notice shall be provided pursuant to and in accordance with the Company’s Bylaws and the NRS.

7. Liquidation, Dissolution, Winding-Up. In the event of a Liquidation Event, the Holders shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its shareholders (the “Liquidation Funds”), before any amount shall be paid to the holders of any of shares of Junior Stock, an amount per Preferred Share equal to the amount per share such Holder would receive if such Holder converted such Preferred Shares into Common Stock immediately prior to the date of such payment, provided that if the Liquidation Funds are insufficient to pay the full amount due to the Holders and holders of shares of parity stock, then each Holder and each holder of parity stock shall receive a percentage of the Liquidation Funds equal to the full amount of Liquidation Funds payable to such Holder and such holder of parity stock as a liquidation preference, in accordance with their respective certificate of designations (or equivalent), as a percentage of the full amount of Liquidation Funds payable to all holders of Preferred Shares and all holders of shares of parity stock. To the extent necessary, the Company shall cause such actions to be taken by each of its Subsidiaries so as to enable, to the maximum extent permitted by law, the proceeds of a Liquidation Event to be distributed to the Holders in accordance with this Section 7. All the preferential amounts to be paid to the Holders under this Section 7 shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any Liquidation Funds of the Company to the holders of shares of Junior Stock in connection with a Liquidation Event as to which this Section 7 applies. The Company shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each Holder.

8. Participation. In addition to any adjustments pursuant to Section 4, the Holders shall, as holders of Preferred Shares, be entitled to receive such dividends paid and distributions made to the holders of shares of Common Stock to the same extent as if such Holders had converted each Preferred Share held by each of them into shares of Common Stock (without regard to any limitations on conversion herein or elsewhere) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of shares of Common Stock (provided, however, to the extent that a Holder’s right to participate in any such dividend or distribution would result in such Holder exceeding the Maximum Percentage, then such Holder shall not be entitled to participate in such dividend or distribution to such extent (or the beneficial ownership of any such shares of Common Stock as a result of such dividend or distribution to such extent) and such dividend or distribution to such extent shall be held in abeyance for the benefit of such Holder until such time, if ever, as its right thereto would not result in such Holder exceeding the Maximum Percentage). Except as provided in this Section 8, no dividends shall accrue or be payable with respect to the Preferred Shares.

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9. Transfer Taxes and Expenses. The issuance of Conversion Shares on conversion of this Preferred Shares shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Holders of such shares of Preferred Shares and the Company shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Conversion Shares.

10. Lost or Stolen Certificates. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any certificates representing Preferred Shares (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of an indemnification undertaking by the applicable Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of the certificate(s), the Company shall execute and deliver new certificate(s) of like tenor and date.

11. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designations shall be cumulative and in addition to all other remedies available under this Certificate of Designations, at law or in equity (including a decree of specific performance and/or other injunctive relief), and no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy. Nothing herein shall limit any Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Certificate of Designations. The Company covenants to each Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by a Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, each Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required, to the extent permitted by applicable law. The Company shall provide all information and documentation to a Holder that is requested by such Holder to enable such Holder to confirm the Company’s compliance with the terms and conditions of this Certificate of Designations.

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12. Non-circumvention. The Company hereby covenants and agrees that the Company will not, by amendment of its Articles of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Certificate of Designations, and will at all times in good faith carry out all the provisions of this Certificate of Designations and take all action as may be required to protect the rights of the Holders. Without limiting the generality of the foregoing or any other provision of this Certificate of Designations, the Company (i) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the conversion of Preferred Shares and (ii) shall, so long as any Preferred Shares are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares, the maximum number of shares of Common Stock as shall from time to time be necessary to effect the conversion of the Preferred Shares then outstanding (without regard to any limitations on conversion contained herein).

13. Failure or Indulgence Not Waiver. No failure or delay on the part of a Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. This Certificate of Designations shall be deemed to be jointly drafted by the Company and all Holders and shall not be construed against any Person as the drafter hereof.

14. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) delivered by reputable air courier service with charges prepaid, next Trading Day delivery, or (iii) transmitted by email, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by email, with evidence of confirmation, at the address designated below (if delivered on a Trading Day during normal business hours where such notice is to be received), or the first Trading Day following such delivery (if delivered other than on a Trading Day during normal business hours where such notice is to be received) or (b) on the second Trading Day following the date of transmittal by express courier service, fully prepaid, addressed to such address. The addresses for such communications shall be: (i) if to the Company, to: 755 Main Street, Building 4, Suite 3, Monroe, Connecticut, Attention: Geoffrey Gwin, Chief Executive Officer, ggwin@eastsidedistilling.com; and (ii) if to the Holders, to: the addresses and email address on record with the Company.

15. Preferred Shares Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holders), a register for the Preferred Shares, in which the Company shall record the name, address and email address of the Persons in whose name the Preferred Shares have been issued, as well as the name and address of each transferee. The Company may treat the Person in whose name any Preferred Shares are registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any properly made transfers.

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16. Shareholder Matters; Amendment.

(a) Shareholder Matters. Any shareholder action, approval or consent required, desired or otherwise sought by the Company pursuant to the NRS, the Articles of Incorporation, this Certificate of Designations or otherwise with respect to the issuance of Preferred Shares may be effected by written consent of the Company’s shareholders or at a duly called meeting of the Company’s shareholders, all in accordance with the NRS. This provision is intended to comply with the applicable NRS sections permitting shareholder action, approval and consent affected by written consent in lieu of a meeting.

(b) Amendment. This Certificate of Designations or any provision hereof may be amended by obtaining the affirmative vote at a meeting duly called for such purpose, or written consent without a meeting in accordance with the NRS, of the Required Holders, voting separately as a single class, and with such other shareholder approval, if any, as may then be required pursuant to the NRS and the Articles of Incorporation.

17. Certain Defined Terms. For purposes of this Certificate of Designations, the following terms shall have the following meanings:

(a) “1934 Act” means the Securities Exchange Act of 1934, as amended.

(b) “Bloomberg” means Bloomberg, L.P.

(c) “Certificate of Designations” means Certificate of Designations, Preferences and Rights of the Series G Convertible Preferred Stock of Eastside Distilling, Inc

(d) “Charter Amendment” means a Certificate of Amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of Common Stock in an amount sufficient to provide for issuance of all Conversion Shares and for the Company to reserve a number of authorized and unissued shares of Common Stock equal to the Required Amount.

(e) “Charter Amendment Effectiveness Date” means the first Trading Day following effectiveness of the Charter Amendment filed with the Secretary of State of the State of Nevada.

(f) “Closing Sale Price” means, for any security as of any date, the last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price (as the case may be) then the last trade price of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market for such security as reported by OTC Markets Group, Inc., or, if no last trade price is reported for such security by OTC Markets Group, Inc., the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported by OTC Markets Group, Inc. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the applicable Holder. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

D-14

(g) “Common Stock” means (i) the Company’s shares of common stock, $0.0001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(h) “Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

(i) “Conversion Shares” means shares of Common Stock issuable upon conversion of the Preferred Shares.

(j) “Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

(k) “Eligible Market” means The New York Stock Exchange, the NYSE American, The Nasdaq Global Select Market, The Nasdaq Global Market or The Nasdaq Capital Market.

(l) “Fundamental Transaction” shall means that (i) the Company or any of its Subsidiaries shall, directly or indirectly, in one or more related transactions, (A) consolidate or merge with or into (whether or not the Company or any of its Subsidiaries is the surviving corporation) any other Person, or (B) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other Person, or (C) make, or allow any other Person to make, a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (D) consummate a stock or share exchange agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other Person whereby such other Person acquires more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share exchange agreement or other business combination), or (E) reorganize, recapitalize or reclassify the Common Stock, or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act and the rules and regulations promulgated thereunder) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Voting Stock of the Company. Notwithstanding the foregoing, the term Fundamental Transaction shall not include the transactions contemplated by the Merger Agreement.

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(m) “Initial Issuance Date” means the date on which the Preferred Shares are issued.

(n) “Liquidation Event” means, whether in a single transaction or series of transactions, the voluntary or involuntary liquidation, dissolution or winding up of the Company or such Subsidiaries the assets of which constitute all or substantially all of the assets of the business of the Company and its Subsidiaries, taken as a whole. Notwithstanding the foregoing, the term Fundamental Transaction shall not include the transactions contemplated by the Merger Agreement.

(o) “Merger” means the transaction in which the Company acquired control of Beeline Financial Holdings, Inc. on October 7, 2024.

(p) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(q) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(r) “Principal Market” means the market on which the Common Stock is listed or quoted for trading as of the date in question. As of the Initial Issuance Date, the Principal Market is the Nasdaq Capital Market.

(s) “Required Holders” means holder of at least a majority of the outstanding Preferred Shares.

(t) “SEC” means the U.S. Securities and Exchange Commission.

(u) “Securities” means, collectively, the Preferred Shares and the shares of Common Stock issuable upon conversion of the Preferred Shares.

(v) “Shareholder Approval” means (a) such approval as may be required by the applicable rules and regulations of The Nasdaq Stock Market LLC (or any successor entity) from the shareholders of the Company with respect to issuance of all of the Conversion Shares upon the conversion of the Preferred Shares, and (b) approval for the Company to file the Charter Amendment.

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(w) “Shareholder Approval Date” means the first trading day following the Company’s notice to the Holders of Shareholder Approval, which notice shall be provided within two Trading Days of the Company’s receipt of Shareholder Approval. Notwithstanding anything to the contrary, such notice shall be deemed to be given by a public filing with the SEC disclosing the effectiveness of the Shareholder Approval.

(x) “Subsidiary” means any subsidiary of the Company and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

(y) “Successor Entity” means the Person (or, if so elected by the Required Holders, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Required Holders, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(z) “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Required Holders.

* * * * *

D-17

EXHIBIT I

EASTSIDE DISTILLING, INC.

CONVERSION NOTICE

Reference is made to the Certificate of Designations, Preferences and Rights of the Series F-1 Convertible Preferred Stock of Eastside Distilling, Inc. (the “Certificate of Designations”). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series F-1 Convertible Preferred Stock, $0.0001 par value per share (the “Preferred Shares”), of Eastside Distilling, Inc., a Nevada corporation (the “Company”), indicated below into shares of common stock, $0.0001 value per share (the “Common Stock”), of the Company, as of the date specified below.

Date of Conversion:

Number of Preferred Shares to be converted:
Tax ID Number (If applicable):

Conversion Price:

Number of shares of Common Stock to be issued:

Please issue the shares of Common Stock into which the Preferred Shares are being converted in the following name and to the following address:

Issue to: _________________________________________________________

Address: _________________________________________________________

Telephone Number: ________________________________

email address: _________________________________

Holder: __________________________________________

By: _____________________________________________

Title: ___________________________________________

Dated:_____________________________

Account Number (if electronic book entry transfer): _______________________

Transaction Code Number (if electronic book entry transfer):_________________

D-18

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Correction

NRS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A

(Only one document may be corrected per certificate.)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

INSTRUCTIONS:

1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).
2. Name of document with inaccuracy or defect.
3. Filing date of document with inaccuracy or defect.
4. Brief description of inaccuracy or defect.
5. Correction of inaccuracy or defect.
6. Must be signed by Authorized Signer. Form will be returned if unsigned.

1. Entity Information:	Name of entity as on file with the Nevada Secretary of State: Eastside Distilling, Inc. Entity or Nevada Business Identification Number (NVID): NV20041379435
2. Document:	Name of document with inaccuracy or defect: Certificate of Designation of the Series G Preferred Stock
3. Filing Date:	Filing date of document which correction is being made: November 26, 2024
4. Description:	Description of inaccuracy or defect: A scrivener's error omitted text from Section 3(b) that is necessary to comply with Nasdaq Rules.
5. Correction:	Correction of inaccuracy or defect: The sentence set forth on Exhibit A to this Certificate will be added to Section 3(b) to achieve compliance with Nasdaq Rules.
6. Signature: (Required)	X /s/ Geoffrey Gwin **Signature** 12/2/24 Date

This form must be accompanied by appropriate fees.

Page 1 of 1
Revised: 8/1/2023

D-19

EXHIBIT A TO

the Certificate of Correction to the

Certificate of Designations, Preferences and Rights of the

Series G Convertible Preferred Stock of

Eastside Distilling, Inc.

December 2, 2024

WHEREAS, pursuant to the authority expressly conferred upon the Board of Directors (the “Board”) of Eastside Distilling, Inc., a Nevada corporation (the “Company”) and by the Company’s Articles of Incorporation, as amended (the “Articles of Incorporation”), the Board previously designated the Series G Convertible Preferred Stock and the number of shares constituting such series, and fixed the rights, powers, preferences, privileges, limitations and restrictions relating to such series in addition to any set forth in the Articles of Incorporation, and the Company filed the Certificate of Designations, Preferences and Rights of the Series G Convertible Preferred Stock (the “Certificate of Designations”) on November 26, 2024. Capitalized words and phrases used and not defined herein shall have the meanings set forth in in the Certificate of Designations; and

WHEREAS, Section 3(b) of the Certificate of Designations contained a scrivener’s error with respect to the conversion provisions set forth therein.

NOW, THEREFORE, the Certificate of Designations is hereby corrected as follows:

Section 3(b) is hereby corrected by adding the following sentence to the end of that Section:

Notwithstanding anything herein to the contrary, in no event shall the Conversion Price be reduced to less than 20% of the “Minimum Price” as such term is defined by the rules and regulations of The Nasdaq Stock Market LLC.

* * * * *

D-20

ANNEX E — FORM OF WARRANT ISSUED TO NOTEHOLDERS

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 1(a) OF THIS WARRANT.

Eastside Distilling, Inc.

Prepaid Warrant To Purchase Common Stock

Warrant No.: __

Date of Issuance: November __, 2024 (“Issuance Date”)

Eastside Distilling, Inc., a Nevada corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ______________, the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon exercise of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times on or after the Shareholder Approval Date (as defined below), but not after 11:59 p.m., New York time, on the Expiration Date (as defined below), ______ (subject to adjustment as provided herein) fully paid and non-assessable shares of Common Stock (as defined below) (the “Warrant Shares”, and such number of Warrant Shares, the “Warrant Number”). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 19. This Warrant is one of the Warrants to Purchase Common Stock (the “SPA Warrants”) issued pursuant to Section 1 of that certain Securities Purchase Agreement, dated as of November __, 2024 (the “Subscription Date”), by and among the Company and the investors (the “Buyers”) referred to therein, as amended from time to time (the “Securities Purchase Agreement”).

Notwithstanding anything herein to the contrary, the Aggregate Exercise Price (as defined below) of this Warrant, except for a nominal exercise price of $0.001 per Warrant Share, was pre-funded to the Company on or prior to the initial Issuance Date and, consequently, no additional consideration (other than the nominal exercise price of $0.001 per Warrant Share) shall be required to be paid by the Holder to any Person to effect any exercise of this Warrant.

E-1

1. EXERCISE OF WARRANT.

(a) Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(f)), this Warrant may be exercised by the Holder on any day on or after the Shareholder Approval Date (each, an “Exercise Date”), in whole or in part, by delivery (whether via facsimile or otherwise) of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant. Within one (1) Trading Day following an exercise of this Warrant as aforesaid, the Holder shall deliver payment to the Company of an amount equal to the Exercise Price in effect on the date of such exercise multiplied by the number of Warrant Shares as to which this Warrant was so exercised (the “Aggregate Exercise Price”) in cash or via wire transfer of immediately available funds if the Holder did not notify the Company in such Exercise Notice that such exercise was made pursuant to a Cashless Exercise (as defined in Section 1(d)). The Holder shall not be required to deliver the original of this Warrant in order to effect an exercise hereunder. Execution and delivery of an Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original of this Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. Execution and delivery of an Exercise Notice for all of the then-remaining Warrant Shares shall have the same effect as cancellation of the original of this Warrant after delivery of the Warrant Shares in accordance with the terms hereof. On or prior to the Trading Day following the date on which the Company has received an Exercise Notice, the Company shall transmit by facsimile or electronic mail an acknowledgment of confirmation of receipt of such Exercise Notice, in the form attached hereto as Exhibit B, to the Holder and the Company’s transfer agent (the “Transfer Agent”), which confirmation shall constitute an instruction to the Transfer Agent to process such Exercise Notice in accordance with the terms herein. On or before the second (2nd) Trading Day following the date on which the Company has received such Exercise Notice (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule or regulation for the settlement of a trade of such Warrant Shares initiated on the applicable Exercise Date), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program (“FAST”), upon the request of the Holder, issue and deliver (via reputable overnight courier) to the address as specified in the Exercise Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled pursuant to such exercise. Upon delivery of an Exercise Notice, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares (as the case may be) provided, that the Holder shall be deemed to have waived any voting rights of any such Warrant Shares that may arise with respect to the period commencing on such Exercise Date, through, and including, such applicable Share Delivery Date (as defined below) (each, an “Exercise Period”), as necessary, such that the aggregate voting rights of any shares of Common Stock (including such Warrant Shares) beneficially owned by the Holder and/or any Attribution Parties, collectively, on any such date of determination shall not exceed the Maximum Percentage (as defined below) as a result of any such exercise of this Warrant. If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise and upon surrender of this Warrant to the Company by the Holder, then, at the request of the Holder, the Company shall as soon as practicable and in no event later than one (1) Business Day after any exercise and at its own expense, issue and deliver to the Holder (or its designee) a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of the Transfer Agent) that may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant. Notwithstanding the foregoing, except in the case where an exercise of this Warrant is validly made pursuant to a Cashless Exercise, the Company’s failure to deliver Warrant Shares to the Holder on or prior to the later of (i) one (1) Trading Day after receipt of the applicable Exercise Notice (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule or regulation for the settlement of a trade of such Warrant Shares initiated on the applicable Exercise Date) and (ii) the date of the Company’s receipt of the Aggregate Exercise Price (or valid notice of a Cashless Exercise) (such later date, the “Share Delivery Date”) shall not be deemed to be a breach of this Warrant. Notwithstanding anything to the contrary contained in this Warrant or the Registration Rights Agreement, after the effective date of the Registration Statement (as defined in the Registration Rights Agreement) and prior to the Holder’s receipt of the notice of a Grace Period (as defined in the Registration Rights Agreement), the Company shall cause the Transfer Agent to deliver unlegended shares of Common Stock to the Holder (or its designee) in connection with any sale of Registrable Securities (as defined in the Registration Rights Agreement) with respect to which the Holder has entered into a contract for sale, and delivered a copy of the prospectus included as part of the particular Registration Statement to the extent applicable, and for which the Holder has not yet settled. From the Issuance Date through and including the Expiration Date, the Company shall maintain a transfer agent that participates in FAST.

E-2

(b) Exercise Price. For purposes of this Warrant, “Exercise Price” means $0.50, subject to adjustment as provided herein.

(c) Company’s Failure to Timely Deliver Securities. If the Company shall fail, for any reason or for no reason, on or prior to the Share Delivery Date, either (I) if the Transfer Agent is not participating in FAST, to issue and deliver to the Holder (or its designee) a certificate for the number of Warrant Shares to which the Holder is entitled and register such Warrant Shares on the Company’s share register or, if the Transfer Agent is participating in FAST, to credit the balance account of the Holder or the Holder’s designee with DTC for such number of Warrant Shares to which the Holder is entitled upon the Holder’s exercise of this Warrant (as the case may be) or (II) if a Registration Statement covering the resale of the Warrant Shares that are the subject of the Exercise Notice (the “Unavailable Warrant Shares”) is not available for the resale of such Unavailable Warrant Shares and the Company fails to promptly, but in no event later than as required pursuant to the Registration Rights Agreement (x) so notify the Holder and (y) deliver the Warrant Shares electronically without any restrictive legend by crediting such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal At Custodian system (the event described in the immediately foregoing clause (II) is hereinafter referred as a “Notice Failure” and together with the event described in clause (I) above, a “Delivery Failure”), then, in addition to all other remedies available to the Holder, (X) the Company shall pay in cash to the Holder on each day after the Share Delivery Date and during such Delivery Failure an amount equal to 2% of the product of (A) the sum of the number of shares of Common Stock not issued to the Holder on or prior to the Share Delivery Date and to which the Holder is entitled, multiplied by (B) any trading price of the Common Stock selected by the Holder in writing as in effect at any time during the period beginning on the applicable Exercise Date and ending on the applicable Share Delivery Date, and (Y) the Holder, upon written notice to the Company, may void its Exercise Notice with respect to, and retain or have returned, as the case may be, any portion of this Warrant that has not been exercised pursuant to such Exercise Notice; provided that the voiding of an Exercise Notice shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 1(c) or otherwise. In addition to the foregoing, if on or prior to the Share Delivery Date either (I) the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, the Company shall fail to issue and deliver to the Holder (or its designee) a certificate and register such shares of Common Stock on the Company’s share register or, if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, the Transfer Agent shall fail to credit the balance account of the Holder or the Holder’s designee with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise hereunder or pursuant to the Company’s obligation pursuant to clause (ii) below or (II) a Notice Failure occurs, and if on or after such Share Delivery Date the Holder acquires (in an open market transaction, stock loan or otherwise) shares of Common Stock corresponding to all or any portion of the number of shares of Common Stock issuable upon such exercise that the Holder is entitled to receive from the Company and has not received from the Company in connection with such Delivery Failure or Notice Failure, as applicable (a “Buy-In”), then, in addition to all other remedies available to the Holder, the Company shall, within one (1) Business Day after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, stock loan costs and other out-of-pocket expenses, if any) for the shares of Common Stock so acquired (including, without limitation, by any other Person in respect, or on behalf, of the Holder) (the “Buy-In Price”), at which point the Company’s obligation to so issue and deliver such certificate (and to issue such shares of Common Stock) or credit the balance account of such Holder or such Holder’s designee, as applicable, with DTC for the number of Warrant Shares to which the Holder is entitled upon the Holder’s exercise hereunder (as the case may be) (and to issue such Warrant Shares) shall terminate, or (ii) promptly honor its obligation to so issue and deliver to the Holder a certificate or certificates representing such Warrant Shares or credit the balance account of such Holder or such Holder’s designee, as applicable, with DTC for the number of Warrant Shares to which the Holder is entitled upon the Holder’s exercise hereunder (as the case may be) and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Warrant Shares multiplied by (B) the lowest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date of the applicable Exercise Notice and ending on the date of such issuance and payment under this clause (ii) (the “Buy-In Payment Amount”). Nothing shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock (or to electronically deliver such shares of Common Stock) upon the exercise of this Warrant as required pursuant to the terms hereof. While this Warrant is outstanding, the Company shall cause its transfer agent to participate in FAST. In addition to the foregoing rights, (i) if the Company fails to deliver the applicable number of Warrant Shares upon an exercise pursuant to Section 1 by the applicable Share Delivery Date, then the Holder shall have the right to rescind such exercise in whole or in part and retain and/or have the Company return, as the case may be, any portion of this Warrant that has not been exercised pursuant to such Exercise Notice; provided that the rescission of an exercise shall not affect the Company’s obligation to make any payments that have accrued prior to the date of such notice pursuant to this Section 1(c) or otherwise, and (ii) if a registration statement covering the issuance or resale of the Warrant Shares that are subject to an Exercise Notice is not available for the issuance or resale, as applicable, of such Warrant Shares and the Holder has submitted an Exercise Notice prior to receiving notice of the non-availability of such registration statement and the Company has not already delivered the Warrant Shares underlying such Exercise Notice electronically without any restrictive legend by crediting such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit / Withdrawal At Custodian system, the Holder shall have the option, by delivery of notice to the Company, to (x) rescind such Exercise Notice in whole or in part and retain or have returned, as the case may be, any portion of this Warrant that has not been exercised pursuant to such Exercise Notice; provided that the rescission of an Exercise Notice shall not affect the Company’s obligation to make any payments that have accrued prior to the date of such notice pursuant to this Section 1(c) or otherwise, and/or (y) switch some or all of such Exercise Notice from a cash exercise to a Cashless Exercise. Notwithstanding anything herein to the contrary, with respect to any given Notice Failure or Delivery Failure (a “Failure”), this Section 1(c) shall not apply to the Holder to the extent the Company has already paid such amounts in full to the Holder with respect to such Failure pursuant to the analogous sections of any other Transaction Document.

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(d) Cashless Exercise. Notwithstanding anything contained herein to the contrary (other than Section 1(f) below), if at the time of exercise hereof a Registration Statement (as defined in the Registration Rights Agreement) is not effective (or the prospectus contained therein is not available for use) for the resale by the Holder of all of the Warrant Shares, then the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of Warrant Shares determined according to the following formula (a “Cashless Exercise”):

Net Number = (A x B) - (A x C)
B

For purposes of the foregoing formula:

A= the total number of shares with respect to which this Warrant is then being exercised.

B = as elected by the Holder: (i) the VWAP of the shares of Common Stock on the Trading Day immediately preceding the date of the applicable Exercise Notice if such Exercise Notice is (1) both executed and delivered pursuant to Section 1(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 1(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b)(64) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (y) the VWAP on the Trading Day immediately preceding the date of the applicable Exercise Notice or (z) the Bid Price of the shares of Common Stock as of the time of the Holder’s execution of the applicable Exercise Notice if such Exercise Notice is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter pursuant to Section 1(a) hereof, or (iii) the Closing Sale Price of the Common Stock on the date of the applicable Exercise Notice if the date of such Exercise Notice is a Trading Day and such Exercise Notice is both executed and delivered pursuant to Section 1(a) hereof after the close of “regular trading hours” on such Trading Day.

C = $0.001 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events).

If the Warrant Shares are issued in a Cashless Exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the 1933 Act, the Warrant Shares take on the registered characteristics of the Warrants being exercised. For purposes of Rule 144(d) promulgated under the 1933 Act, as in effect on the Subscription Date, it is intended that the Warrant Shares issued in a Cashless Exercise shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Securities Purchase Agreement.

(e) Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the number of Warrant Shares to be issued pursuant to the terms hereof, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 15.

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(f) Limitations on Exercises. The Company shall not effect the exercise of any portion of this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant, pursuant to the terms and conditions of this Warrant and any such exercise shall be null and void and treated as if never made, to the extent that after giving effect to such exercise, the Holder together with the other Attribution Parties collectively would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (A) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants, including other SPA Warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 1(f). For purposes of this Section 1(f)(i), beneficial ownership shall be calculated in accordance with Section 13(d) of the 1934 Act. For purposes of determining the number of outstanding shares of Common Stock the Holder may acquire upon the exercise of this Warrant without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent, if any, setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives an Exercise Notice from the Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall (i) notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Exercise Notice would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 1(f), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of Warrant Shares to be acquired pursuant to such Exercise Notice (the number of shares by which such purchase is reduced, the “Reduction Shares”) and (ii) as soon as reasonably practicable, the Company shall return to the Holder any exercise price paid by the Holder for the Reduction Shares. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to the Holder upon exercise of this Warrant results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the 1934 Act), the number of shares so issued by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. As soon as reasonably practicable after the issuance of the Excess Shares has been deemed null and void, the Company shall return to the Holder the exercise price paid by the Holder for the Excess Shares. Upon delivery of a written notice to the Company, the Holder may from time to time increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any other holder of SPA Warrants that is not an Attribution Party of the Holder. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Warrant in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1(f) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 1(f) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be amended, modified or waived and shall apply to a successor holder of this Warrant.

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(g) Reservation of Shares.

(i) Required Reserve Amount. At any time after the Shareholder Approval Date, so long as this Warrant remains outstanding, the Company shall at all times keep reserved for issuance under this Warrant a number of shares of Common Stock at least equal to 100% of the maximum number of shares of Common Stock as shall be necessary to satisfy the Company’s obligation to issue shares of Common Stock under the SPA Warrants then outstanding (without regard to any limitations on exercise) (the “Required Reserve Amount”); provided that at no time shall the number of shares of Common Stock reserved pursuant to this Section 1(g)(i) be reduced other than proportionally in connection with any exercise or redemption of SPA Warrants or such other event covered by Section 2(a) below. The Required Reserve Amount (including, without limitation, each increase in the number of shares so reserved) shall be allocated pro rata among the holders of the SPA Warrants based on number of shares of Common Stock issuable upon exercise of SPA Warrants held by each holder on the Closing Date (without regard to any limitations on exercise) or increase in the number of reserved shares, as the case may be (the “Authorized Share Allocation”). In the event that a holder shall sell or otherwise transfer any of such holder’s SPA Warrants, each transferee shall be allocated a pro rata portion of such holder’s Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any SPA Warrants shall be allocated to the remaining holders of SPA Warrants, pro rata based on the number of shares of Common Stock issuable upon exercise of the SPA Warrants then held by such holders (without regard to any limitations on exercise).

(ii) Insufficient Authorized Shares. If, notwithstanding Section 1(g)(i) above, and not in limitation thereof, at any time after the Shareholder Approval Date, while any of the SPA Warrants remain outstanding, the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for all the SPA Warrants then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its shareholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each shareholder with a proxy statement and shall use its best efforts to solicit its shareholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the shareholders that they approve such proposal. Notwithstanding the foregoing, if any such time of an Authorized Share Failure, the Company is able to obtain the written consent of a majority of the shares of its issued and outstanding shares of Common Stock to approve the increase in the number of authorized shares of Common Stock, the Company may satisfy this obligation by obtaining such consent and submitting for filing with the SEC an Information Statement on Schedule 14C. In the event that the Company is prohibited from issuing shares of Common Stock upon an exercise of this Warrant due to the failure by the Company to have sufficient shares of Common Stock available out of the authorized but unissued shares of Common Stock (such unavailable number of shares of Common Stock, the “Authorization Failure Shares”), in lieu of delivering such Authorization Failure Shares to the Holder, the Company shall pay cash in exchange for the cancellation of such portion of this Warrant exercisable into such Authorization Failure Shares at a price equal to the sum of (i) the product of (x) such number of Authorization Failure Shares and (y) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date the Holder delivers the applicable Exercise Notice with respect to such Authorization Failure Shares to the Company and ending on the date of such issuance and payment under this Section 1(g); and (ii) to the extent the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of Authorization Failure Shares, any Buy-In Payment Amount, brokerage commissions and other out-of-pocket expenses, if any, of the Holder incurred in connection therewith. Nothing contained in this Section 1(g) shall limit any obligations of the Company under any provision of the Securities Purchase Agreement.

2. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 2.

(a) Stock Dividends and Splits. Without limiting any provision of Section 3 or Section 4, if the Company, at any time on or after the Subscription Date, (i) pays a stock dividend on one or more classes of its then outstanding shares of Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its then outstanding shares of Common Stock into a larger number of shares or (iii) combines (by combination, reverse stock split or otherwise) one or more classes of its then outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this paragraph occurs during the period that an Exercise Price is calculated hereunder, then the calculation of such Exercise Price shall be adjusted appropriately to reflect such event.

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(b) Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to this Section 2, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment (without regard to any limitations on exercise contained herein).

(c) Calculations. All calculations under this Section 2 shall be made by rounding to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issuance or sale of Common Stock.

(d) Voluntary Adjustment By Company. Subject to the rules and regulations of the Principal Market, the Company may at any time during the term of this Warrant, with the prior written consent of the Required Holders (as defined in the Securities Purchase Agreement), reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the board of directors of the Company.

3. RIGHTS UPON DISTRIBUTION OF ASSETS. In addition to any adjustments pursuant to Section 2 above, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, that to the extent that the Holder’s right to participate in any such Distribution would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to the extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to the extent of any such excess) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time or times, if ever, as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation).

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4. PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

(a) Purchase Rights. In addition to any adjustments pursuant to Sections 2 or 3 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issuance or sale of such Purchase Rights (provided, however, that to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to the extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Purchase Right (and beneficial ownership) to the extent of any such excess) and such Purchase Right to such extent shall be held in abeyance for the benefit of the Holder until such time or times, if ever, as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right held similarly in abeyance) to the same extent as if there had been no such limitation).

(b) Fundamental Transactions. The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Company under this Warrant and the other Transaction Documents (as defined in the Securities Purchase Agreement) in accordance with the provisions of this Section 4(b) pursuant to written agreements in form and substance satisfactory to the Holder and approved by the Holder prior to such Fundamental Transaction, including agreements to deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, which is exercisable for a corresponding number of shares of capital stock equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction) and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market. Upon the consummation of each Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of the applicable Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of each Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of this Warrant prior to the applicable Fundamental Transaction, such shares of publicly traded common stock (or its equivalent) of the Successor Entity (including its Parent Entity) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant), as adjusted in accordance with the provisions of this Warrant. Notwithstanding the foregoing, and without limiting Section 1(f) hereof, the Holder may elect, at its sole option, by delivery of written notice to the Company to waive this Section 4(b) to permit the Fundamental Transaction without the assumption of this Warrant. In addition to and not in substitution for any other rights hereunder, prior to the consummation of each Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction but prior to the Expiration Date, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant). Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Holder.

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(c) Application. The provisions of this Section 4 shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied as if this Warrant (and any such subsequent warrants) were fully exercisable and without regard to any limitations on the exercise of this Warrant (provided that the Holder shall continue to be entitled to the benefit of the Maximum Percentage, applied however with respect to shares of capital stock registered under the 1934 Act and thereafter receivable upon exercise of this Warrant (or any such other warrant)).

5. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Articles of Incorporation (as defined in the Securities Purchase Agreement), Bylaws (as defined in the Securities Purchase Agreement) or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issuance or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (a) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (b) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of this Warrant. Notwithstanding anything herein to the contrary, if after the Shareholder Approval Date, the Holder is not permitted to exercise this Warrant in full for any reason (other than pursuant to restrictions set forth in Section 1(f) hereof), the Company shall use its best efforts to promptly remedy such failure, including, without limitation, obtaining such consents or approvals as necessary to permit such exercise into shares of Common Stock.

6. WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in its capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in its capacity as the Holder of this Warrant, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which it is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 6, the Company shall provide the Holder with copies of the same notices and other information given to the shareholders of the Company generally, contemporaneously with the giving thereof to the shareholders.

7. REISSUANCE OF WARRANTS.

(a) Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

(b) Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

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(c) Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, no warrants for fractional shares of Common Stock shall be given.

(d) Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

8. NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant (other than the issuance of shares of Common Stock upon exercise in accordance with the terms hereof), including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon each adjustment of the Exercise Price and the number of Warrant Shares, setting forth in reasonable detail, and certifying, the calculation of such adjustment(s), (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, or (B) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder, and (iii) at least ten (10) Trading Days prior to the consummation of any Fundamental Transaction. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of its Subsidiaries, the Company shall simultaneously file such notice with the SEC (as defined in the Securities Purchase Agreement) pursuant to a Current Report on Form 8-K. If the Company or any of its Subsidiaries provides material non-public information to the Holder that is not simultaneously filed in a Current Report on Form 8-K and the Holder has not agreed to receive such material non-public information, the Company hereby covenants and agrees that the Holder shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents with respect to, or a duty to any of the foregoing not to trade on the basis of, such material non-public information. It is expressly understood and agreed that the time of execution specified by the Holder in each Exercise Notice shall be definitive and may not be disputed or challenged by the Company.

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9. DISCLOSURE. Upon delivery by the Company to the Holder (or receipt by the Company from the Holder) of any notice in accordance with the terms of this Warrant, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Company or any of its Subsidiaries, the Company shall on or prior to 9:00 am, New York city time on the Business Day immediately following such notice delivery date, publicly disclose such material, non-public information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company or any of its Subsidiaries, the Company so shall indicate to the Holder explicitly in writing in such notice (or immediately upon receipt of notice from the Holder, as applicable), and in the absence of any such written indication in such notice (or notification from the Company immediately upon receipt of notice from the Holder), the Holder shall be entitled to presume that information contained in the notice does not constitute material, non-public information relating to the Company or any of its Subsidiaries. Nothing contained in this Section 9 shall limit any obligations of the Company, or any rights of the Holder, under Section 4(i) of the Securities Purchase Agreement.

10. ABSENCE OF TRADING AND DISCLOSURE RESTRICTIONS. The Company acknowledges and agrees that the Holder is not a fiduciary or agent of the Company and that the Holder shall have no obligation to (a) maintain the confidentiality of any information provided by the Company or (b) refrain from trading any securities while in possession of such information in the absence of a written non-disclosure agreement signed by an officer of the Holder that explicitly provides for such confidentiality and trading restrictions. In the absence of such an executed, written non-disclosure agreement, the Company acknowledges that the Holder may freely trade in any securities issued by the Company, may possess and use any information provided by the Company in connection with such trading activity, and may disclose any such information to any third party.

11. AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant (other than Section 1(f) and this Section 11, which may not be amended, modified or waived) may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

12. SEVERABILITY. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

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13. GOVERNING LAW. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of Delaware, without giving effect to any provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to the Company at the address set forth in Section 9(f) of the Securities Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Wilmington, Delaware, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

14. CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant. Terms used in this Warrant but defined in the other Transaction Documents shall have the meanings ascribed to such terms on the Closing Date (as defined in the Securities Purchase Agreement) in such other Transaction Documents unless otherwise consented to in writing by the Holder.

15. DISPUTE RESOLUTION.

(a) Submission to Dispute Resolution.

(i) In the case of a dispute relating to the Exercise Price, the Closing Sale Price, the Bid Price or fair market value or the arithmetic calculation of the number of Warrant Shares (as the case may be) (including, without limitation, a dispute relating to the determination of any of the foregoing), the Company or the Holder (as the case may be) shall submit the dispute to the other party via facsimile (A) if by the Company, within two (2) Business Days after the occurrence of the circumstances giving rise to such dispute or (B) if by the Holder, at any time after the Holder learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to promptly resolve such dispute relating to such Exercise Price, such Closing Sale Price, such Bid Price or such fair market value or such arithmetic calculation of the number of Warrant Shares (as the case may be), at any time after the second (2nd) Business Day following such initial notice by the Company or the Holder (as the case may be) of such dispute to the Company or the Holder (as the case may be), then the Holder may, at its sole option, select an independent, reputable investment bank to resolve such dispute.

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(ii) The Holder and the Company shall each deliver to such investment bank (A) a copy of the initial dispute submission so delivered in accordance with the first sentence of this Section 15 and (B) written documentation supporting its position with respect to such dispute, in each case, no later than 5:00 p.m. (New York time) by the fifth (5th) Business Day immediately following the date on which the Holder selected such investment bank (the “Dispute Submission Deadline”) (the documents referred to in the immediately preceding clauses (A) and (B) are collectively referred to herein as the “Required Dispute Documentation”) (it being understood and agreed that if either the Holder or the Company fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the party who fails to so submit all of the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline). Unless otherwise agreed to in writing by both the Company and the Holder or otherwise requested by such investment bank, neither the Company nor the Holder shall be entitled to deliver or submit any written documentation or other support to such investment bank in connection with such dispute (other than the Required Dispute Documentation).

(iii) The Company and the Holder shall cause such investment bank to determine the resolution of such dispute and notify the Company and the Holder of such resolution no later than ten (10) Business Days immediately following the Dispute Submission Deadline. The fees and expenses of such investment bank shall be borne solely by the Company, and such investment bank’s resolution of such dispute shall be final and binding upon all parties absent manifest error.

(b) Miscellaneous. The Company expressly acknowledges and agrees that (i) this Section 15 constitutes an agreement to arbitrate between the Company and the Holder (and constitutes an arbitration agreement) under the rules then in effect under the Delaware Rapid Arbitration Act, as amended, (ii) the terms of this Warrant and each other applicable Transaction Document shall serve as the basis for the selected investment bank’s resolution of the applicable dispute, such investment bank shall be entitled (and is hereby expressly authorized) to make all findings, determinations and the like that such investment bank determines are required to be made by such investment bank in connection with its resolution of such dispute and in resolving such dispute such investment bank shall apply such findings, determinations and the like to the terms of this Warrant and any other applicable Transaction Documents, (iii) the Holder (and only the Holder), in its sole discretion, shall have the right to submit any dispute described in this Section 15 to any state or federal court sitting in Wilmington, Delaware in lieu of utilizing the procedures set forth in this Section 15 and (v) nothing in this Section 15 shall limit the Holder from obtaining any injunctive relief or other equitable remedies (including, without limitation, with respect to any matters described in this Section 15).

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16. REMEDIES, CHARACTERIZATION, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Warrant. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, exercises and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Warrant (including, without limitation, compliance with Section 2 hereof). The issuance of shares and certificates for shares as contemplated hereby upon the exercise of this Warrant shall be made without charge to the Holder or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Holder or its agent on its behalf.

17. PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Warrant is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the holder otherwise takes action to collect amounts due under this Warrant or to enforce the provisions of this Warrant or (b) there occurs any bankruptcy, reorganization, receivership of the company or other proceedings affecting company creditors’ rights and involving a claim under this Warrant, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees and disbursements.

18. TRANSFER. This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company, except as may otherwise be required by Section 2(g) of the Securities Purchase Agreement.

19. CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a) “1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

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(b) “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(c) “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

(d) “Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issuance Date, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company’s Common Stock would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the 1934 Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

(e) “Bid Price” means, for any security as of the particular time of determination, the bid price for such security on the Principal Market as reported by Bloomberg as of such time of determination, or, if the Principal Market is not the principal securities exchange or trading market for such security, the bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg as of such time of determination, or if the foregoing does not apply, the bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg as of such time of determination, or, if no bid price is reported for such security by Bloomberg as of such time of determination, the average of the bid prices of any market makers for such security as reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices) as of such time of determination. If the Bid Price cannot be calculated for a security as of the particular time of determination on any of the foregoing bases, the Bid Price of such security as of such time of determination shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 15. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

(f) “Bloomberg” means Bloomberg, L.P.

(g) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.

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(h) “Closing Sale Price” means, for any security as of any date, the last closing trade price for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price, then the last trade price of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing does not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the ask prices of any market makers for such security as reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices). If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 15. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

(i) “Common Stock” means (i) the Company’s shares of common stock, $0.0001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(j) “Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

(k) “Eligible Market” means The New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or the Principal Market.

(l) “Expiration Date” means the date that is the fifth (5th) anniversary of the Issuance Date or, if such date falls on a day other than a Trading Day or on which trading does not take place on the Principal Market (a “Holiday”), the next date that is not a Holiday.

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(m) “Fundamental Transaction” means (A) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (iv) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify its Common Stock, (B) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by all such Subject Entities as of the date of this Warrant calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other shareholders of the Company to surrender their shares of Common Stock without approval of the shareholders of the Company or (C) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

(n) “Group” means a “group” as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder.

(o) “Notes” has the meaning ascribed to such term in the Securities Purchase Agreement, and shall include all notes issued in exchange therefor or replacement thereof.

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(p) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(q) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(r) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(s) “Principal Market” means the Nasdaq Capital Market.

(t) “Registration Rights Agreement” means that certain registration rights agreement, dated as of the Closing Date, by and among the Company and the initial holders of the Preferred Shares relating to, among other things, the registration of the resale of the Common Stock issuable upon exercise of the SPA Warrants, as may be amended from time to time.

(u) “SEC” means the United States Securities and Exchange Commission or the successor thereto.

(v) “Shareholder Approval” has the meaning set forth in the Securities Purchase Agreement.

(w) “Shareholder Approval Date” has the meaning set forth in the Securities Purchase Agreement.

(x) “Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(y) “Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(z) “Trading Day” means, as applicable, (x) with respect to all price or trading volume determinations relating to the Common Stock, any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Holder or (y) with respect to all determinations other than price or trading volume determinations relating to the Common Stock, any day on which The New York Stock Exchange (or any successor thereto) is open for trading of securities.

(aa) “VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded), during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg through its “VAP” function (set to 09:30 start time and 16:00 end time) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices). If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 15. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

[signature page follows]

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IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

Eastside Distilling, Inc.

By:
Name:	Geoffrey Gwin
Title:	Chief Executive Officer

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ANNEX F—FORM OF WARRANT ISSUED IN CONNECTION SERIES G

CONVERTIBLE PREFERRED STOCK

Execution Copy

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 1(a) OF THIS WARRANT.

Eastside Distilling, Inc.

Warrant To Purchase Common Stock

Date of Issuance: ___________, 2024 (“Issuance Date”)

Eastside Distilling, Inc., a Nevada corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [        ], the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon exercise of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times on or after the Shareholder Approval Date (as defined below), but not after 11:59 p.m., New York time, on the Expiration Date (as defined below), [       ] (subject to adjustment as provided herein) fully paid and non-assessable shares of Common Stock (as defined below) (the “Warrant Shares”, and such number of Warrant Shares, the “Warrant Number”). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 19. This Warrant is one of the Warrants to Purchase Common Stock (the “SPA Warrants”) issued pursuant to Section 1 of that certain Securities Purchase Agreement, dated the date of this Warrant (the “Subscription Date”), by and among the Company and the Purchaser referred to therein, as amended from time-to-time (the “Purchase Agreement”). Capitalized words and phrases used and not defined herein and which are not descriptive shall have the meaning given them in the Purchase Agreement.

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1. EXERCISE OF WARRANT.

(a) Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(f)), this Warrant may be exercised by the Holder on any day on or after the Shareholder Approval Date (each, an “Exercise Date”), in whole or in part, by delivery (whether via facsimile or otherwise) of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant. Within one (1) Trading Day following an exercise of this Warrant as aforesaid, the Holder shall deliver payment to the Company of an amount equal to the Exercise Price in effect on the date of such exercise multiplied by the number of Warrant Shares as to which this Warrant was so exercised (the “Aggregate Exercise Price”) in cash or via wire transfer of immediately available funds if the Holder did not notify the Company in such Exercise Notice that such exercise was made pursuant to a Cashless Exercise (as defined in Section 1(d)). The Holder shall not be required to deliver the original of this Warrant in order to effect an exercise hereunder. Execution and delivery of an Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original of this Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. Execution and delivery of an Exercise Notice for all of the then-remaining Warrant Shares shall have the same effect as cancellation of the original of this Warrant after delivery of the Warrant Shares in accordance with the terms hereof. On or prior to the Trading Day following the date on which the Company has received an Exercise Notice, the Company shall transmit by facsimile or electronic mail an acknowledgment of confirmation of receipt of such Exercise Notice, in the form attached hereto as Exhibit B, to the Holder and the Company’s transfer agent (the “Transfer Agent”), which confirmation shall constitute an instruction to the Transfer Agent to process such Exercise Notice in accordance with the terms herein. On or before the second (2nd) Trading Day following the date on which the Company has received such Exercise Notice (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule or regulation for the settlement of a trade of such Warrant Shares initiated on the applicable Exercise Date), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program (“FAST”), upon the request of the Holder, issue and deliver (via reputable overnight courier) to the address as specified in the Exercise Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled pursuant to such exercise. Upon delivery of an Exercise Notice, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares (as the case may be) provided, that the Holder shall be deemed to have waived any voting rights of any such Warrant Shares that may arise with respect to the period commencing on such Exercise Date, through, and including, such applicable Share Delivery Date (as defined below) (each, an “Exercise Period”), as necessary, such that the aggregate voting rights of any shares of Common Stock (including such Warrant Shares) beneficially owned by the Holder and/or any Attribution Parties, collectively, on any such date of determination shall not exceed the Maximum Percentage (as defined below) as a result of any such exercise of this Warrant. If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise and upon surrender of this Warrant to the Company by the Holder, then, at the request of the Holder, the Company shall as soon as practicable and in no event later than one (1) Business Day after any exercise and at its own expense, issue and deliver to the Holder (or its designee) a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of the Transfer Agent) that may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant. Notwithstanding the foregoing, except in the case where an exercise of this Warrant is validly made pursuant to a Cashless Exercise, the Company’s failure to deliver Warrant Shares to the Holder on or prior to the later of (i) one (1) Trading Day after receipt of the applicable Exercise Notice (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule or regulation for the settlement of a trade of such Warrant Shares initiated on the applicable Exercise Date) and (ii) the date of the Company’s receipt of the Aggregate Exercise Price (or valid notice of a Cashless Exercise) (such later date, the “Share Delivery Date”) shall not be deemed to be a breach of this Warrant. Notwithstanding anything to the contrary contained in this Warrant or the Registration Rights Agreement, after the effective date of the Registration Statement (as defined in the Registration Rights Agreement) and prior to the Holder’s receipt of the notice of a Grace Period (as defined in the Registration Rights Agreement), the Company shall cause the Transfer Agent to deliver unlegended shares of Common Stock to the Holder (or its designee) in connection with any sale of Registrable Securities (as defined in the Registration Rights Agreement) with respect to which the Holder has entered into a contract for sale, and delivered a copy of the prospectus included as part of the particular Registration Statement to the extent applicable, and for which the Holder has not yet settled. From the Issuance Date through and including the Expiration Date, the Company shall maintain a transfer agent that participates in FAST.

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(b) Exercise Price. For purposes of this Warrant, “Exercise Price” means $0.65, subject to adjustment as provided herein.

(c) Company’s Failure to Timely Deliver Securities. If the Company shall fail, for any reason or for no reason, on or prior to the Share Delivery Date, either (I) if the Transfer Agent is not participating in FAST, to issue and deliver to the Holder (or its designee) a certificate for the number of Warrant Shares to which the Holder is entitled and register such Warrant Shares on the Company’s share register or, if the Transfer Agent is participating in FAST, to credit the balance account of the Holder or the Holder’s designee with DTC for such number of Warrant Shares to which the Holder is entitled upon the Holder’s exercise of this Warrant (as the case may be) or (II) if a Registration Statement covering the resale of the Warrant Shares that are the subject of the Exercise Notice (the “Unavailable Warrant Shares”) is not available for the resale of such Unavailable Warrant Shares and the Company fails to promptly, but in no event later than as required pursuant to the Registration Rights Agreement (x) so notify the Holder and (y) deliver the Warrant Shares electronically without any restrictive legend by crediting such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal At Custodian system (the event described in the immediately foregoing clause (II) is hereinafter referred as a “Notice Failure” and together with the event described in clause (I) above, a “Delivery Failure”), then, in addition to all other remedies available to the Holder, (X) the Company shall pay in cash to the Holder on each day after the Share Delivery Date and during such Delivery Failure an amount equal to 2% of the product of (A) the sum of the number of shares of Common Stock not issued to the Holder on or prior to the Share Delivery Date and to which the Holder is entitled, multiplied by (B) any trading price of the Common Stock selected by the Holder in writing as in effect at any time during the period beginning on the applicable Exercise Date and ending on the applicable Share Delivery Date, and (Y) the Holder, upon written notice to the Company, may void its Exercise Notice with respect to, and retain or have returned, as the case may be, any portion of this Warrant that has not been exercised pursuant to such Exercise Notice; provided that the voiding of an Exercise Notice shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 1(c) or otherwise. In addition to the foregoing, if on or prior to the Share Delivery Date either (I) the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, the Company shall fail to issue and deliver to the Holder (or its designee) a certificate and register such shares of Common Stock on the Company’s share register or, if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, the Transfer Agent shall fail to credit the balance account of the Holder or the Holder’s designee with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise hereunder or pursuant to the Company’s obligation pursuant to clause (ii) below or (II) a Notice Failure occurs, and if on or after such Share Delivery Date the Holder acquires (in an open market transaction, stock loan or otherwise) shares of Common Stock corresponding to all or any portion of the number of shares of Common Stock issuable upon such exercise that the Holder is entitled to receive from the Company and has not received from the Company in connection with such Delivery Failure or Notice Failure, as applicable (a “Buy-In”), then, in addition to all other remedies available to the Holder, the Company shall, within one (1) Business Day after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, stock loan costs and other out-of-pocket expenses, if any) for the shares of Common Stock so acquired (including, without limitation, by any other Person in respect, or on behalf, of the Holder) (the “Buy-In Price”), at which point the Company’s obligation to so issue and deliver such certificate (and to issue such shares of Common Stock) or credit the balance account of such Holder or such Holder’s designee, as applicable, with DTC for the number of Warrant Shares to which the Holder is entitled upon the Holder’s exercise hereunder (as the case may be) (and to issue such Warrant Shares) shall terminate, or (ii) promptly honor its obligation to so issue and deliver to the Holder a certificate or certificates representing such Warrant Shares or credit the balance account of such Holder or such Holder’s designee, as applicable, with DTC for the number of Warrant Shares to which the Holder is entitled upon the Holder’s exercise hereunder (as the case may be) and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Warrant Shares multiplied by (B) the lowest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date of the applicable Exercise Notice and ending on the date of such issuance and payment under this clause (ii) (the “Buy-In Payment Amount”). Nothing shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock (or to electronically deliver such shares of Common Stock) upon the exercise of this Warrant as required pursuant to the terms hereof. While this Warrant is outstanding, the Company shall cause its transfer agent to participate in FAST. In addition to the foregoing rights, (i) if the Company fails to deliver the applicable number of Warrant Shares upon an exercise pursuant to Section 1 by the applicable Share Delivery Date, then the Holder shall have the right to rescind such exercise in whole or in part and retain and/or have the Company return, as the case may be, any portion of this Warrant that has not been exercised pursuant to such Exercise Notice; provided that the rescission of an exercise shall not affect the Company’s obligation to make any payments that have accrued prior to the date of such notice pursuant to this Section 1(c) or otherwise, and (ii) if a registration statement covering the issuance or resale of the Warrant Shares that are subject to an Exercise Notice is not available for the issuance or resale, as applicable, of such Warrant Shares and the Holder has submitted an Exercise Notice prior to receiving notice of the non-availability of such registration statement and the Company has not already delivered the Warrant Shares underlying such Exercise Notice electronically without any restrictive legend by crediting such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit / Withdrawal At Custodian system, the Holder shall have the option, by delivery of notice to the Company, to (x) rescind such Exercise Notice in whole or in part and retain or have returned, as the case may be, any portion of this Warrant that has not been exercised pursuant to such Exercise Notice; provided that the rescission of an Exercise Notice shall not affect the Company’s obligation to make any payments that have accrued prior to the date of such notice pursuant to this Section 1(c) or otherwise, and/or (y) switch some or all of such Exercise Notice from a cash exercise to a Cashless Exercise. Notwithstanding anything herein to the contrary, with respect to any given Notice Failure or Delivery Failure (a “Failure”), this Section 1(c) shall not apply to the Holder to the extent the Company has already paid such amounts in full to the Holder with respect to such Failure pursuant to the analogous sections of any other Transaction Document.

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(d) Cashless Exercise. If there is no effective Registration Statement covering the sale of the Warrant Share, the Holder may exercise this Warrant by surrendering such number of shares of Common Stock received upon exercise of the Warrant with an aggregate Fair Market Value (as defined below) equal to the number of Warrants to be exercised times the exercise price, as described in the following paragraph (a “Cashless Exercise”).

If the Holder elects to conduct a Cashless Exercise, the Company shall cause to be delivered to the Holder a certificate or certificates representing the number of shares of Common Stock computed using the following formula:

X = Y (A-B)

A

Where:

X = the number of shares of Common Stock to be issued to the Holder;

Y = the portion of this Warrant (in number of shares of Common Stock) being exercised by the Holder (at the date of such calculation);

A = the Fair Market Value (as defined below) of one share of Common Stock; and

B = the exercise price (as adjusted to the date of such calculation).

For purposes of this Warrant, Fair Market Value shall mean: (i) if the principal trading market for such securities is a national securities exchange, OTCQX or the OTCQB (or a similar system then in use), the average of the last five reported sales prices on the principal market the last five trading days immediately prior to such expiration date; or (ii) if (i) is not applicable, and if bid and ask prices for shares of Common Stock are reported by the principal trading market, the average of the high bid and low asked prices so reported for the trading day immediately prior to such expiration date. Notwithstanding the foregoing, if there is no last reported sales price or bid and ask prices, as the case may be, for the day in question, then Fair Market Value shall be determined as of the latest day prior to such day for which such last reported sales price or bid and asked prices, as the case may be, are available, unless such securities have not been traded on an exchange or in the over-the-counter market for 30 or more days immediately prior to the day in question, in which case the Fair Market Value shall be determined in good faith by and reflected in a formal resolution of the board of directors of the Company.

If the Warrant Shares are issued in a Cashless Exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares take on the registered characteristics of the Warrants being exercised. For purposes of Rule 144(d) promulgated under the Securities Act, as in effect on the Subscription Date, it is intended that the Warrant Shares issued in a Cashless Exercise shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Purchase Agreement.

(e) Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the number of Warrant Shares to be issued pursuant to the terms hereof, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 15.

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(f) Limitations on Exercises. The Company shall not effect the exercise of any portion of this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant, pursuant to the terms and conditions of this Warrant and any such exercise shall be null and void and treated as if never made, to the extent that after giving effect to such exercise, the Holder together with the other Attribution Parties collectively would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (A) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants, including other SPA Warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 1(f). For purposes of this Section 1(f)(i), beneficial ownership shall be calculated in accordance with Section 13(d) of the 1934 Act. For purposes of determining the number of outstanding shares of Common Stock the Holder may acquire upon the exercise of this Warrant without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent, if any, setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives an Exercise Notice from the Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall (i) notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Exercise Notice would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 1(f), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of Warrant Shares to be acquired pursuant to such Exercise Notice (the number of shares by which such purchase is reduced, the “Reduction Shares”) and (ii) as soon as reasonably practicable, the Company shall return to the Holder any exercise price paid by the Holder for the Reduction Shares. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to the Holder upon exercise of this Warrant results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the 1934 Act), the number of shares so issued by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. As soon as reasonably practicable after the issuance of the Excess Shares has been deemed null and void, the Company shall return to the Holder the exercise price paid by the Holder for the Excess Shares. Upon delivery of a written notice to the Company, the Holder may from time to time increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any other holder of SPA Warrants that is not an Attribution Party of the Holder. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Warrant in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1(f) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 1(f) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be amended, modified or waived and shall apply to a successor holder of this Warrant.

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(g) Reservation of Shares.

(i) Required Reserve Amount. At any time after the Shareholder Approval Date, so long as this Warrant remains outstanding, the Company shall at all times keep reserved for issuance under this Warrant a number of shares of Common Stock at least equal to 100% of the maximum number of shares of Common Stock as shall be necessary to satisfy the Company’s obligation to issue shares of Common Stock under the SPA Warrants then outstanding (without regard to any limitations on exercise) (the “Required Reserve Amount”); provided that at no time shall the number of shares of Common Stock reserved pursuant to this Section 1(g)(i) be reduced other than proportionally in connection with any exercise or redemption of SPA Warrants or such other event covered by Section 2(a) below. The Required Reserve Amount (including, without limitation, each increase in the number of shares so reserved) shall be allocated pro rata among the holders of the SPA Warrants based on number of shares of Common Stock issuable upon exercise of SPA Warrants held by each holder on the Closing Date (without regard to any limitations on exercise) or increase in the number of reserved shares, as the case may be (the “Authorized Share Allocation”). In the event that a holder shall sell or otherwise transfer any of such holder’s SPA Warrants, each transferee shall be allocated a pro rata portion of such holder’s Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any SPA Warrants shall be allocated to the remaining holders of SPA Warrants, pro rata based on the number of shares of Common Stock issuable upon exercise of the SPA Warrants then held by such holders (without regard to any limitations on exercise).

(ii) Insufficient Authorized Shares. If, notwithstanding Section 1(g)(i) above, and not in limitation thereof, at any time after the Shareholder Approval Date, while any of the SPA Warrants remain outstanding, the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for all the SPA Warrants then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its shareholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each shareholder with a proxy statement and shall use its best efforts to solicit its shareholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the shareholders that they approve such proposal. Notwithstanding the foregoing, if any such time of an Authorized Share Failure, the Company is able to obtain the written consent of a majority of the shares of its issued and outstanding shares of Common Stock to approve the increase in the number of authorized shares of Common Stock, the Company may satisfy this obligation by obtaining such consent and submitting for filing with the SEC an Information Statement on Schedule 14C. In the event that the Company is prohibited from issuing shares of Common Stock upon an exercise of this Warrant due to the failure by the Company to have sufficient shares of Common Stock available out of the authorized but unissued shares of Common Stock (such unavailable number of shares of Common Stock, the “Authorization Failure Shares”), in lieu of delivering such Authorization Failure Shares to the Holder, the Company shall pay cash in exchange for the cancellation of such portion of this Warrant exercisable into such Authorization Failure Shares at a price equal to the sum of (i) the product of (x) such number of Authorization Failure Shares and (y) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date the Holder delivers the applicable Exercise Notice with respect to such Authorization Failure Shares to the Company and ending on the date of such issuance and payment under this Section 1(g); and (ii) to the extent the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of Authorization Failure Shares, any Buy-In Payment Amount, brokerage commissions and other out-of-pocket expenses, if any, of the Holder incurred in connection therewith. Nothing contained in this Section 1(g) shall limit any obligations of the Company under any provision of the Purchase Agreement.

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2. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 2.

(a) Stock Dividends and Splits. Without limiting any provision of Section 3 or Section 4, if the Company, at any time on or after the Subscription Date, (i) pays a stock dividend on one or more classes of its then outstanding shares of Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its then outstanding shares of Common Stock into a larger number of shares or (iii) combines (by combination, reverse stock split or otherwise) one or more classes of its then outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this paragraph occurs during the period that an Exercise Price is calculated hereunder, then the calculation of such Exercise Price shall be adjusted appropriately to reflect such event.

In the event the Company issues or sells any securities including options, warrants or convertible securities, except for any Exempt Issuance (as hereinafter defined), at a price of or with an exercise or conversion price of, or an exchange at, less than the Exercise Price, then upon such issuance or sale, the Exercise Price shall be reduced to the sale price or the exercise or conversion price of the securities issued or sold. Provided, however, that if the Exercise Price is reduced as the result of the issuance of convertible or derivative securities, and all of such convertible or derivative securities lapse without the issuance of Common Stock, then the Exercise Price shall be re-adjusted to what it would be but for the issuance of the convertible or derivative securities. For purposes of this Section 5(b), “Exempt Issuance” means the issuance of (i) shares of Common Stock, restricted stock units or options, and the issuance of Common Stock under such restricted stock units and the exercise of such options, to consultants, employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (ii) securities issued upon the exercise or exchange of or conversion of any outstanding securities as of the date of this Warrant, provided that such securities have not been amended since the date of this Warrant to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with standard price protection or stock dividends, stock splits or combinations) or to extend the term of such securities, (iii) securities issued pursuant to any merger, acquisition or strategic transaction approved by a majority of the directors of the Company, provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and which shall reasonably be expected to provide to the Company additional benefits, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, (iv) securities issued pursuant to any purchase money equipment loan or capital leasing arrangement or in connection with any amendment to any existing real estate lease to which the Company or any Subsidiary is a party, (v) shares of Common Stock issued pursuant to any presently outstanding warrants, (vi) Securities issued or issuable to other Purchasers pursuant to the Purchase Agreement, and (vi) Common Stock or Warrants (and the Common Stock issuable upon exercise of such Warrants) issued to any registered broker-dealer in connection with any capital raising or financing transaction.

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(b) Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to this Section 2, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment (without regard to any limitations on exercise contained herein).

(c) Calculations. All calculations under this Section 2 shall be made by rounding to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issuance or sale of Common Stock.

(d) Voluntary Adjustment By Company. Subject to the rules and regulations of the Principal Market, the Company may at any time during the term of this Warrant, with the prior written consent of the Required Holders (as defined in the Purchase Agreement), reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the board of directors of the Company.

3. RIGHTS UPON DISTRIBUTION OF ASSETS. In addition to any adjustments pursuant to Section 2 above, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, that to the extent that the Holder’s right to participate in any such Distribution would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to the extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to the extent of any such excess) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time or times, if ever, as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation).

4. PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

(a) Purchase Rights. In addition to any adjustments pursuant to Sections 2 or 3 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issuance or sale of such Purchase Rights (provided, however, that to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to the extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Purchase Right (and beneficial ownership) to the extent of any such excess) and such Purchase Right to such extent shall be held in abeyance for the benefit of the Holder until such time or times, if ever, as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right held similarly in abeyance) to the same extent as if there had been no such limitation).

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(b) Fundamental Transactions. The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Company under this Warrant and the other Transaction Documents (as defined in the Purchase Agreement) in accordance with the provisions of this Section 4(b) pursuant to written agreements in form and substance satisfactory to the Holder and approved by the Holder prior to such Fundamental Transaction, including agreements to deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, which is exercisable for a corresponding number of shares of capital stock equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction) and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market. Upon the consummation of each Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of the applicable Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of each Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of this Warrant prior to the applicable Fundamental Transaction, such shares of publicly traded common stock (or its equivalent) of the Successor Entity (including its Parent Entity) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant), as adjusted in accordance with the provisions of this Warrant. Notwithstanding the foregoing, and without limiting Section 1(f) hereof, the Holder may elect, at its sole option, by delivery of written notice to the Company to waive this Section 4(b) to permit the Fundamental Transaction without the assumption of this Warrant. In addition to and not in substitution for any other rights hereunder, prior to the consummation of each Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction but prior to the Expiration Date, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant). Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Holder.

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(c) Application. The provisions of this Section 4 shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied as if this Warrant (and any such subsequent warrants) were fully exercisable and without regard to any limitations on the exercise of this Warrant (provided that the Holder shall continue to be entitled to the benefit of the Maximum Percentage, applied however with respect to shares of capital stock registered under the 1934 Act and thereafter receivable upon exercise of this Warrant (or any such other warrant)).

5. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Articles of Incorporation (as defined in the Purchase Agreement), Bylaws (as defined in the Purchase Agreement) or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issuance or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (a) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (b) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of this Warrant. Notwithstanding anything herein to the contrary, if after the Shareholder Approval Date, the Holder is not permitted to exercise this Warrant in full for any reason (other than pursuant to restrictions set forth in Section 1(f) hereof), the Company shall use its best efforts to promptly remedy such failure, including, without limitation, obtaining such consents or approvals as necessary to permit such exercise into shares of Common Stock.

6. WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in its capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in its capacity as the Holder of this Warrant, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which it is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 6, the Company shall provide the Holder with copies of the same notices and other information given to the shareholders of the Company generally, contemporaneously with the giving thereof to the shareholders.

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7. REISSUANCE OF WARRANTS.

(a) Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

(b) Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c) Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, no warrants for fractional shares of Common Stock shall be given.

(d) Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

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8. NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant (other than the issuance of shares of Common Stock upon exercise in accordance with the terms hereof), including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon each adjustment of the Exercise Price and the number of Warrant Shares, setting forth in reasonable detail, and certifying, the calculation of such adjustment(s), (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, or (B) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder, and (iii) at least ten (10) Trading Days prior to the consummation of any Fundamental Transaction. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of its Subsidiaries, the Company shall simultaneously file such notice with the SEC (as defined in the Purchase Agreement) pursuant to a Current Report on Form 8-K. If the Company or any of its Subsidiaries provides material non-public information to the Holder that is not simultaneously filed in a Current Report on Form 8-K and the Holder has not agreed to receive such material non-public information, the Company hereby covenants and agrees that the Holder shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents with respect to, or a duty to any of the foregoing not to trade on the basis of, such material non-public information. It is expressly understood and agreed that the time of execution specified by the Holder in each Exercise Notice shall be definitive and may not be disputed or challenged by the Company.

9. DISCLOSURE. Upon delivery by the Company to the Holder (or receipt by the Company from the Holder) of any notice in accordance with the terms of this Warrant, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Company or any of its Subsidiaries, the Company shall on or prior to 9:00 am, New York city time on the Business Day immediately following such notice delivery date, publicly disclose such material, non-public information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company or any of its Subsidiaries, the Company so shall indicate to the Holder explicitly in writing in such notice (or immediately upon receipt of notice from the Holder, as applicable), and in the absence of any such written indication in such notice (or notification from the Company immediately upon receipt of notice from the Holder), the Holder shall be entitled to presume that information contained in the notice does not constitute material, non-public information relating to the Company or any of its Subsidiaries. Nothing contained in this Section 9 shall limit any obligations of the Company, or any rights of the Holder, under Section 4(i) of the Purchase Agreement.

10. ABSENCE OF TRADING AND DISCLOSURE RESTRICTIONS. The Company acknowledges and agrees that the Holder is not a fiduciary or agent of the Company and that the Holder shall have no obligation to (a) maintain the confidentiality of any information provided by the Company or (b) refrain from trading any securities while in possession of such information in the absence of a written non-disclosure agreement signed by an officer of the Holder that explicitly provides for such confidentiality and trading restrictions. In the absence of such an executed, written non-disclosure agreement, the Company acknowledges that the Holder may freely trade in any securities issued by the Company, may possess and use any information provided by the Company in connection with such trading activity, and may disclose any such information to any third party.

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11. AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant (other than Section 1(f) and this Section 11, which may not be amended, modified or waived) may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

12. SEVERABILITY. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

13. GOVERNING LAW: EXCLUSIVE JURISDICTION. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be as provided in, the and the jurisdiction of all disputes arising under this Warrant shall be as provided in, the Purchase Agreement.

14. CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant. Terms used in this Warrant but defined in the other Transaction Documents shall have the meanings ascribed to such terms on the Closing Date (as defined in the Purchase Agreement) in such other Transaction Documents unless otherwise consented to in writing by the Holder.

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15. DISPUTE RESOLUTION.

(a) Submission to Dispute Resolution.

(i) In the case of a dispute relating to the Exercise Price, the Closing Sale Price, the Bid Price or fair market value or the arithmetic calculation of the number of Warrant Shares (as the case may be) (including, without limitation, a dispute relating to the determination of any of the foregoing), the Company or the Holder (as the case may be) shall submit the dispute to the other party via facsimile (A) if by the Company, within two Business Days after the occurrence of the circumstances giving rise to such dispute or (B) if by the Holder, at any time after the Holder learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to promptly resolve such dispute relating to such Exercise Price, such Closing Sale Price, such Bid Price or such fair market value or such arithmetic calculation of the number of Warrant Shares (as the case may be), at any time after the second Business Day following such initial notice by the Company or the Holder (as the case may be) of such dispute to the Company or the Holder (as the case may be), then the Holder may, at its sole option, select an independent, reputable investment bank to resolve such dispute.

(ii) The Holder and the Company shall each deliver to such investment bank (A) a copy of the initial dispute submission so delivered in accordance with the first sentence of this Section (a) and (B) written documentation supporting its position with respect to such dispute, in each case, no later than 5:00 p.m. (New York, N.Y. time) by the fifth Business Day immediately following the date on which the Holder selected such investment bank (the “Dispute Submission Deadline”) (the documents referred to in the immediately preceding clauses (A) and (B) are collectively referred to herein as the “Required Dispute Documentation”) (it being understood and agreed that if either the Holder or the Company fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the party who fails to so submit all of the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline). Unless otherwise agreed to in writing by both the Company and the Holder or otherwise requested by such investment bank, neither the Company nor the Holder shall be entitled to deliver or submit any written documentation or other support to such investment bank in connection with such dispute (other than the Required Dispute Documentation).

(iii) The Company and the Holder shall cause such investment bank to determine the resolution of such dispute and notify the Company and the Holder of such resolution no later than ten (10) Business Days immediately following the Dispute Submission Deadline. The fees and expenses of such investment bank shall be borne solely by the Company, and such investment bank’s resolution of such dispute shall be final and binding upon all parties absent manifest error.

(b) Miscellaneous. The Company expressly acknowledges and agrees that (i) this Section 15 constitutes an agreement to arbitrate between the Company and the Holder (and constitutes an arbitration agreement) under the rules then in effect under Nevada law (ii) the terms of this Warrant and each other applicable Transaction Document shall serve as the basis for the selected investment bank’s resolution of the applicable dispute, such investment bank shall be entitled (and is hereby expressly authorized) to make all findings, determinations and the like that such investment bank determines are required to be made by such investment bank in connection with its resolution of such dispute and in resolving such dispute such investment bank shall apply such findings, determinations and the like to the terms of this Warrant and any other applicable Transaction Documents, (iii) the Holder (and only the Holder), in its sole discretion, shall have the right to submit any dispute described in this Section 15 to any state or federal court sitting in Providence, Rhode Island in lieu of utilizing the procedures set forth in this Section 15 and (v) nothing in this Section 15 shall limit the Holder from obtaining any injunctive relief or other equitable remedies (including, without limitation, with respect to any matters described in this Section 15.

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16. REMEDIES, CHARACTERIZATION, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Warrant. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, exercises and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Warrant (including, without limitation, compliance with Section 2 hereof). The issuance of shares and certificates for shares as contemplated hereby upon the exercise of this Warrant shall be made without charge to the Holder or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Holder or its agent on its behalf.

17. PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Warrant is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the holder otherwise takes action to collect amounts due under this Warrant or to enforce the provisions of this Warrant or (b) there occurs any bankruptcy, reorganization, receivership of the company or other proceedings affecting company creditors’ rights and involving a claim under this Warrant, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees and disbursements.

18. TRANSFER. This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company, except as may otherwise be required by Section [2(g)] of the Purchase Agreement.

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19. CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a) “1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

(b) “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(c) “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

(d) “Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issuance Date, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company’s Common Stock would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the 1934 Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

(e) “Bid Price” means, for any security as of the particular time of determination, the bid price for such security on the Principal Market as reported by Bloomberg as of such time of determination, or, if the Principal Market is not the principal securities exchange or trading market for such security, the bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg as of such time of determination, or if the foregoing does not apply, the bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg as of such time of determination, or, if no bid price is reported for such security by Bloomberg as of such time of determination, the average of the bid prices of any market makers for such security as reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices) as of such time of determination. If the Bid Price cannot be calculated for a security as of the particular time of determination on any of the foregoing bases, the Bid Price of such security as of such time of determination shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 15. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

(f) “Bloomberg” means Bloomberg, L.P.

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(g) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in New York, N.Y. are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in New York, N.Y. generally are open for use by customers on such day.

(h) “Closing Sale Price” means, for any security as of any date, the last closing trade price for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price, then the last trade price of such security prior to 4:00:00 p.m., New York, N.Y. time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing does not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the ask prices of any market makers for such security as reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices). If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 15. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

(i) “Common Stock” means (i) the Company’s shares of common stock, $0.0001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(j) “Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

(k) “Eligible Market” means The New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or the Principal Market.

(l) “Expiration Date” means the date that is the fifth (5th) anniversary of the Issuance Date or, if such date falls on a day other than a Trading Day or on which trading does not take place on the Principal Market (a “Holiday”), the next date that is not a Holiday.

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(m) “Fundamental Transaction” means (A) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (iv) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify its Common Stock, (B) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by all such Subject Entities as of the date of this Warrant calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other shareholders of the Company to surrender their shares of Common Stock without approval of the shareholders of the Company or (C) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

(n) “Group” means a “group” as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder.

F-18

(o) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(p) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(q) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(r) “Principal Market” means the Nasdaq Capital Market.

(s) “Registration Rights Agreement” means that certain registration rights agreement, by and among the Company and the initial holders of the Preferred Shares relating to, among other things, the registration of the resale of the Common Stock issuable upon exercise of the Warrants, as may be amended from time-to-time.

(t) “SEC” means the United States Securities and Exchange Commission or the successor thereto.

(u) “Shareholder Approval” has the meaning set forth in the Purchase Agreement.

(v) “Shareholder Approval Date” has the meaning set forth in the Purchase Agreement.

(w) “Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(x) “Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

F-19

(y) “Trading Day” means, as applicable, (x) with respect to all price or trading volume determinations relating to the Common Stock, any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York, N.Y. time) unless such day is otherwise designated as a Trading Day in writing by the Holder or (y) with respect to all determinations other than price or trading volume determinations relating to the Common Stock, any day on which the Nasdaq Capital Market(or any successor thereto) is open for trading of securities.

(z) “VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded), during the period beginning at 9:30 a.m., New York, N.Y. time, and ending at 4:00 p.m., New York time, as reported by Bloomberg through its “VAP” function (set to 09:30 start time and 16:00 end time) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m., New York, N.Y. time, and ending at 4:00 p.m., New York, N.Y. time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices). If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 15. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

[signature page follows]

F-20

IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

Eastside Distilling, Inc.

By:
Name:	Geoffrey Gwin
Title:	Chief Executive Officer

Signature Page to Warrant

F-21

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE COMMON STOCK

EASTSIDE DISTILLING, INC.

The undersigned holder hereby elects to exercise the Warrant to Purchase Common Stock No. _______ (the “Warrant”) of Eastside Distilling, Inc., a Nevada corporation (the “Company”) as specified below. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The Holder intends that payment of the Aggregate Exercise Price shall be made as:

☐	a “Cash Exercise” with respect to _________________ Warrant Shares; and/or

☐	a “Cashless Exercise” with respect to _______________ Warrant Shares.

In the event that the Holder has elected a Cashless Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder hereby represents and warrants that (i) this Exercise Notice was executed by the Holder at __________ [a.m.][p.m.] on the date set forth below and (ii) if applicable, the Bid Price as of such time of execution of this Exercise Notice was $________.

2. Payment of Exercise Price. In the event that the Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares. The Company shall deliver to Holder, or its designee or agent as specified below, __________ shares of Common Stock in accordance with the terms of the Warrant. Delivery shall be made to Holder, or for its benefit, as follows:

☐ Check here if requesting delivery as a certificate to the following name and to the following address:

Issue to:

☐ Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant:
DTC Number:
Account Number:

Date: _____________ __,

Name of Registered Holder

By:
Name:
Title:

Tax ID:____________________________

E-mail Address:_____________________

F-22

EXHIBIT B

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs ______________ to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated _________, 202_, from the Company and acknowledged and agreed to by _______________.

Eastside Distilling, Inc.

By:
Name:
Title:

F-23

ANNEX G — COMMON STOCK PURCHASE AGREEMENT, REGISTRATION RIGHTS AGREEMENT

AND SIDE LETTER AGREEMENT (ELOC)

COMMON STOCK PURCHASE AGREEMENT

Dated as of [  ], 2024

by and among

EASTSIDE DISTILLING, INC.

and

C/M Capital Master Fund LP

G-1

i

ii

ANNEX 2.1 TO THE COMMON STOCK PURCHASE AGREEMENT FORM OF FIXED PURCHASE NOTICE	1

ANNEX 2.2 TO THE COMMON STOCK PURCHASE AGREEMENT FORM OF VWAP PURCHASE NOTICE	2

ANNEX 2.2B TO THE COMMON STOCK PURCHASE AGREEMENT FORM OF VWAP PURCHASE CONFIRMATION	3

ANNEX 2.3 TO THE COMMON STOCK PURCHASE AGREEMENT FORM OF ADDITIONAL VWAP PURCHASE NOTICE	4

iii

COMMON STOCK PURCHASE AGREEMENT

This COMMON STOCK PURCHASE AGREEMENT is made and entered into as of [  ], 2024 (this “Agreement”), by and among C/M Capital Master Fund LP, a [  ] limited liability company (the “Investor”), and Eastside Distilling, Inc., a Nevada corporation (the “Company”).

RECiTALS

WHEREAS, the parties desire that, upon the terms and subject to the conditions and limitations set forth herein, the Company may issue and sell to the Investor, from time to time as provided herein, and the Investor shall purchase from the Company, up to the lesser of (a) $20,000,000 and (b) 19.99% of the Company’s outstanding shares of Common Stock as of the date of this Agreement (to the extent applicable under Section 2.4 hereof), unless (i) stockholder approval is obtained to issue more than such 19.99% (“Stockholder Approval”) or (ii) the price of applicable sales of Common Stock to the Investor under this Agreement equals or exceeds the lower of (A) the official Closing Sale Price on the Nasdaq Capital Market or any nationally recognized successor thereto (the “NCM”) immediately preceding the delivery of the applicable Fixed Purchase notice, VWAP Purchase notice, or Additional VWAP Purchase notice to the Investor and (B) the average of the Closing Sale Prices of the Common Stock on the NCM for the five business days immediately preceding the delivery of such Fixed Purchase notice, VWAP Purchase notice or Additional VWAP Purchase Notice, as applicable (in each case plus an incremental amount to take into account the Commitment Shares), such that the sales of such Common Stock to the Investor would not count toward the 19.99% because they are “at market” under applicable NCM rules;

WHEREAS, in consideration for the Investor’s execution and delivery of this Agreement, the Company shall cause its Transfer Agent to issue to the Investor the Commitment Shares in accordance with the terms and subject to the conditions of this Agreement; and

WHEREAS, the parties hereto are concurrently entering into a Registration Rights Agreement in the form attached as Exhibit A hereto (the “Registration Rights Agreement”), pursuant to which the Company shall provide Investor with certain registration rights related to the shares issued under this Agreement, upon the terms and subject to the conditions set forth therein.

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

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Article I

PURCHASE AND SALE OF COMMON STOCK

Section 1.1. Purchase and Sale of Stock. Upon the terms and subject to the conditions of this Agreement, during the Investment Period, the Company, in its sole discretion, shall have the right, but not the obligation, to issue and sell to the Investor, and the Investor shall purchase from the Company, up to the lesser of (a) $20,000,000 and (b) 19.99% of the Company’s outstanding shares of Common Stock as of the date of this Agreement, including the Commitment Shares, unless (i) stockholder approval is obtained to issue more than such 19.99% (the “Stockholder Approval” and the date upon which Stockholder Approval is obtained, the “Stockholder Approval Date”) or (ii) the price of applicable sales of Common Stock to the Investor under this Agreement equals or exceeds the lower of (A) the official Closing Sale Price on the NCM immediately preceding the delivery of the applicable Fixed Purchase notice, VWAP Purchase notice, or Additional VWAP Purchase notice to the Investor and (B) the average of the Closing Sale Prices of the Common Stock on the NCM for the five business days immediately preceding the delivery of such Fixed Purchase notice, VWAP Purchase notice or Additional VWAP Purchase Notice, as applicable (in each case, plus an incremental amount to take into account the Commitment Shares), such that the sales of such Common Stock to the Investor would not count toward the 19.99% because they are “at market” under applicable NCM rules (the “Total Purchase Commitment”), to the extent applicable under Section 2.4, by the delivery to the Investor of Fixed Purchase Notices, VWAP Purchase Notices, or Additional VWAP Purchase Notices, as provided in Article II.

Section 1.2. Closing Date; Settlement Dates. This Agreement shall become effective and binding (the “Closing”) upon (a) the delivery of counterpart signature pages of this Agreement and the Registration Rights Agreement executed by each of the parties hereto and thereto, and (b) the delivery of all other documents, instruments and writings required to be delivered at the Closing, in each case as provided in Section 6.1, to the offices of Pryor Cashman LLP, 7 Times Square, New York, NY 10036, at 1:00 p.m., New York City time, on the Closing Date, or such other time and place as the parties hereto shall agree. In consideration of, and in express reliance upon, the representations, warranties and covenants contained in, and upon the terms and subject to the conditions of, this Agreement, during the Investment Period the Company, at its sole option and discretion, may issue and sell to the Investor, and, if the Company elects to so issue and sell, the Investor shall purchase from the Company, the Shares in respect of each Fixed Purchase, VWAP Purchase and Additional VWAP Purchase (each, a “Settlement”). The payment for the Shares in respect of each Fixed Purchase, VWAP Purchase and Additional VWAP Purchase shall occur (i) on the third (3rd) Trading Day following delivery of the Shares by the Company, and (ii) in accordance with Article II hereof; provided, that all of the conditions precedent in Article VII shall have been fulfilled at the applicable times set forth in Article VII.

Section 1.3. Initial Public Announcements and Required Filings. The Company shall, within the time period required under the Exchange Act, file with the Commission a Current Report on Form 8-K describing the material terms of the transactions contemplated by the Transaction Documents, including, without limitation, the issuance of the Commitment Shares to the Investor pursuant to the terms of this Agreement, and attaching as exhibits thereto copies of each of this Agreement, the Registration Rights Agreement, and, if applicable, any press release issued by the Company disclosing the execution of this Agreement by the Company (including all exhibits thereto, the “Current Report”). The Company shall provide the Investor a reasonable opportunity to comment on a draft of the Current Report prior to filing the Current Report with the Commission and shall give due consideration to all such comments. From and after the filing of the Current Report with the Commission, the Company shall have publicly disclosed all material, nonpublic information delivered to the Investor (or the Investor’s representatives or agents) by the Company, any of its Subsidiaries, or any of their respective officers, directors, employees, agents or representatives (if any) in connection with the transactions contemplated by the Transaction Documents. The Investor covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in this Section 1.3, the Investor shall maintain the confidentiality of all disclosures made to it in connection with the transactions contemplated by the Transaction Documents (including the existence and terms of the transactions), except that the Investor may disclose the terms of such transactions to its financial, accounting, legal and other advisors (provided that the Investor directs such Persons to maintain the confidentiality of such information). The Company shall use its commercially reasonable efforts to prepare and, as soon as practicable, but in no event later than the applicable Filing Deadline, file with the Commission the Registration Statement covering only the resale by the Investor of the Registrable Securities in accordance with the Securities Act and the Registration Rights Agreement. At or before 8:30 a.m. (New York City time) on the Trading Day immediately following the Effective Date of the Registration Statement, the Company shall use its commercially reasonable efforts to file with the Commission in accordance with Rule 424(b) under the Securities Act the final Prospectus to be used in connection with sales pursuant to such Registration Statement (or post-effective amendment thereto).

2

Article II

PURCHASE TERMS

Subject to the satisfaction or (to the extent permitted by applicable law) waiver of the conditions set forth in this Agreement, the parties agree (unless otherwise mutually agreed upon by the parties in writing) as follows:

Section 2.1. Fixed Purchases. Upon the initial satisfaction of all of the conditions set forth in set forth in Section 6.2, (the “Commencement” and the date of initial satisfaction of all of such conditions, the “Commencement Date”) and from time to time thereafter, subject to the satisfaction of all of the conditions set forth in Section 6.3, and on any business day selected by the Company where the Closing Sale Price on the applicable national market, or quotation service, is equal to or greater than $0.40, the Company shall have the right, but not the obligation, to direct the Investor, by its delivery to the Investor of a Fixed Purchase Notice, to purchase a Fixed Purchase Share Amount, not to exceed the applicable Fixed Purchase Maximum Amount (calculated as of the applicable Fixed Purchase Date), at the applicable Fixed Purchase Price therefor on the applicable Fixed Purchase Date in accordance with this Agreement (each such purchase a “Fixed Purchase”); provided, however, that the Investor’s committed obligation under any single Fixed Purchase shall not exceed $200,000 (provided that all shares of Common Stock in respect of all prior Fixed Purchases, VWAP Purchases and Additional VWAP Purchases shall have been delivered to the Investor via Deposit/Withdrawal at Custodian (“DWAC”)). If the Company delivers any Fixed Purchase Notice directing the Investor to purchase a Fixed Purchase Share Amount in excess of the applicable Fixed Purchase Maximum Amount (calculated as of the applicable Fixed Purchase Date), such Fixed Purchase Notice shall be void ab initio to the extent of the amount by which the Fixed Purchase Share Amount set forth in such Fixed Purchase Notice exceeds such applicable Fixed Purchase Maximum Amount, and the Investor shall have no obligation to purchase such excess Shares in respect of such Fixed Purchase Notice; provided, however, that the Investor shall remain obligated to purchase the applicable Fixed Purchase Maximum Amount in such Fixed Purchase. The Company may deliver a Fixed Purchase Notice, in the Form attached hereto as Annex 2.1, to the Investor as often as every Trading Day, so long as (i) the Closing Sale Price of the Common Stock on such Trading Day is not less than $0.40 and (ii) all Shares subject to all prior Fixed Purchase Notices, VWAP Purchase Notices and Additional VWAP Purchase Notices (as applicable) have theretofore been received by the Investor as DWAC Shares. Since delivery of a Fixed Purchase Notice is made by the Company after market close on the applicable Fixed Purchase Date, the Fixed Purchase Price is determined and fixed at the time the Company delivers the Fixed Purchase to the Investor.

3

Section 2.2. VWAP Purchases. Upon the initial satisfaction of all of the conditions set forth in set forth in Section 6.2, on the Commencement Date and from time to time thereafter, and on any business day selected by the Company where the Closing Sale Price on the applicable national market, or quotation service is equal to or greater than $0.50, subject to the satisfaction of all of the conditions set forth in Section 6.3, in addition to purchases of Shares as described in Section 2.1, the Company shall also have the right, but not the obligation, to direct the Investor, by its delivery to the Investor of a VWAP Purchase Notice, to purchase the applicable VWAP Purchase Share Amount, not to exceed the applicable VWAP Purchase Maximum Amount, at the applicable VWAP Purchase Price therefor on the applicable VWAP Purchase Date in accordance with this Agreement (each such purchase, a “VWAP Purchase”); provided, however, that the Investor’s aggregate committed obligation under a VWAP Purchase and all Additional VWAP Purchases shall not exceed $2,500,000 in the aggregate for such VWAP Purchase and all such Additional VWAP Purchases on such VWAP Purchase Date, collectively. The Company may deliver a VWAP Purchase Notice, in the Form attached hereto as Annex 2.2, to the Investor only (i) on a Trading Day on which the Company also properly submitted a Fixed Purchase Notice providing for a Fixed Purchase of an amount of Shares not less than the applicable Fixed Purchase Maximum Amount (calculated as of the applicable Fixed Purchase Date) and (ii) if all Shares subject to all prior Fixed Purchase Notices, VWAP Purchase Notices, and Additional VWAP Purchase Notices (as applicable) have theretofore been received by the Investor as DWAC Shares. The Investor is obligated to accept each VWAP Purchase Notice prepared and delivered by the Company in accordance with the terms of and subject to the satisfaction of the conditions contained in this Agreement. If the Company delivers any VWAP Purchase Notice directing the Investor to purchase a VWAP Purchase Share Amount in excess of the applicable VWAP Purchase Maximum Amount that the Company is then permitted to include in such VWAP Purchase Notice, such VWAP Purchase Notice shall be void ab initio to the extent of the amount by which the VWAP Purchase Share Amount set forth in such VWAP Purchase Notice exceeds such applicable VWAP Purchase Maximum Amount, and the Investor shall have no obligation to purchase such excess Shares in respect of such VWAP Purchase Notice; provided, however, that the Investor shall remain obligated to purchase the applicable VWAP Purchase Maximum Amount in such VWAP Purchase At or prior to 9:30 a.m., New York City time, on the Trading Day immediately following the VWAP Purchase Date for each VWAP Purchase, the Investor shall provide to the Company a written confirmation of such VWAP Purchase setting forth the applicable VWAP Purchase Share Amount and VWAP Purchase Price for such VWAP Purchase (each, a “VWAP Purchase Confirmation”).

4

Section 2.3. Additional VWAP Purchases. Upon the initial satisfaction of all of the conditions set forth in set forth in Section 6.3 on the Commencement Date and from time to time thereafter, subject to the satisfaction of all of the conditions set forth in Section 6.3, in addition to purchases of Shares as described in Section 2.1 and Section 2.2, the Company shall also have the right, but not the obligation, to direct the Investor, by its delivery to the Investor of an Additional VWAP Purchase Notice, to purchase the applicable Additional VWAP Purchase Share Amount, not to exceed the applicable Additional VWAP Purchase Maximum Amount, at the applicable Additional VWAP Purchase Price therefor on the applicable Additional VWAP Purchase Date in accordance with this Agreement (each such purchase, an “Additional VWAP Purchase”); provided, however, that the Investor’s aggregate committed obligation under a VWAP Purchase and all Additional VWAP Purchases on the applicable Additional VWAP Purchase Date, which Additional VWAP Purchase Date shall be the same Trading Day as the applicable VWAP Purchase Date for such VWAP Purchase, shall not exceed $2,500,000 in the aggregate for such VWAP Purchase and all such Additional VWAP Purchases, collectively. The Company may deliver an Additional VWAP Purchase Notice, in the Form attached hereto as Annex 2.3, to the Investor only (i) on a Trading Day that is also the VWAP Purchase Date for a VWAP Purchase with respect to which the Company properly submitted to the Investor a VWAP Purchase Notice in accordance with this Agreement on the applicable Fixed Purchase Date for a Fixed Purchase of an amount of Shares not less than the applicable Fixed Purchase Maximum Amount (calculated as of the applicable Fixed Purchase Date) and (ii) if all Shares subject to all prior Fixed Purchase Notices, VWAP Purchase Notices, and Additional VWAP Purchase Notices, including, without limitation, all prior VWAP Purchases and Additional VWAP Purchases effected on the same Trading Day as the Additional VWAP Purchase Date on which the applicable Additional VWAP Purchase is to be effected, as applicable, have theretofore been received by the Investor as DWAC Shares. The Investor is obligated to accept each Additional VWAP Purchase Notice prepared and delivered by the Company in accordance with the terms of and subject to the satisfaction of the conditions contained in this Agreement. If the Company delivers any Additional VWAP Purchase Notice directing the Investor to purchase an Additional VWAP Purchase Share Amount in excess of the applicable Additional VWAP Purchase Maximum Amount that the Company is then permitted to include in such Additional VWAP Purchase Notice, such Additional VWAP Purchase Notice shall be void ab initio to the extent of the amount by which the Additional VWAP Purchase Share Amount set forth in such Additional VWAP Purchase Notice exceeds such applicable Additional VWAP Purchase Maximum Amount, and the Investor shall have no obligation to purchase such excess Shares in respect of such Additional VWAP Purchase Notice; provided, however, that the Investor shall remain obligated to purchase the applicable Additional VWAP Purchase Maximum Amount in such Additional VWAP Purchase At or prior to 9:30 a.m., New York City time, on the Trading Day immediately following the Additional VWAP Purchase Date for each Additional VWAP Purchase, the Investor shall provide to the Company a written confirmation of such Additional VWAP Purchase setting forth the applicable Additional VWAP Purchase Share Amount and Additional VWAP Purchase Price for such Additional VWAP Purchase (each, an “Additional VWAP Purchase Confirmation”).

Section 2.4. Compliance with Rules of Trading Market.

(a) Share Issuance Restriction. The Company shall not issue or sell any shares of Common Stock pursuant to this Agreement, and the Investor shall not purchase or acquire any shares of Common Stock pursuant to this Agreement, to the extent that after giving effect thereto, the aggregate number of shares of Common Stock that would be issued pursuant to this Agreement and the transactions contemplated hereby, including the Commitment Shares, would exceed [  ] (representing 19.99% of the shares of Common Stock issued and outstanding immediately prior to the execution of this Agreement), which number of shares shall be reduced, on a share-for-share basis, by the number of shares of Common Stock issued or issuable pursuant to any transaction or series of transactions that may be aggregated with the transactions contemplated by this Agreement under applicable rules of the Trading Market (such maximum number of shares of Common Stock issuable by the Company under this Agreement, the “Aggregate Limit”).

5

(b) General. The Company shall not issue or sell any shares of Common Stock pursuant to this Agreement if such issuance or sale would reasonably be expected to result in (A) a violation of the Securities Act or (B) a breach of the rules of the Trading Market. The provisions of this Section 2.4 shall be implemented in a manner otherwise than in strict conformity with the terms of this Section 2.4 only if necessary to ensure compliance with the Securities Act and the applicable rules of the Trading Market.

Section 2.5. Beneficial Ownership Limitation. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not issue or sell, and the Investor shall not purchase or acquire, any shares of Common Stock under this Agreement which, when aggregated with all other shares of Common Stock then beneficially owned by the Investor and its Affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in the beneficial ownership by the Investor of more than 4.99% of the outstanding shares of Common Stock (the “Beneficial Ownership Limitation”). Upon the written or oral request of the Investor, the Company shall promptly (but not later than the next business day on which the Transfer Agent is open for business) confirm orally or in writing to the Investor the number of shares of Common Stock outstanding as of the most recent date for which the Transfer Agent has such information. The Investor and the Company shall each cooperate in good faith in the determinations required under this Section 2.5 and the application of this Section 2.5. The Investor’s written certification to the Company of the applicability of the Beneficial Ownership Limitation, and the resulting effect thereof hereunder at any time, shall be conclusive with respect to the applicability thereof and such result absent manifest error. The provisions of this Section 2.5 shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2.5 to the extent necessary to properly give effect to the limitations contained in this Section 2.5.

Section 2.6. Commitment Shares. In consideration for the Investor’s execution and delivery of this Agreement, the Company shall issue the Commitment Shares to the Investor or its designee not later than 4:00 p.m. (New York City time) on the Effective Date. The Commitment Shares shall be included in the Registration Statement. For the avoidance of doubt, all of the Commitment Shares shall be fully earned as of the Closing Date, regardless of whether any Fixed Purchases or VWAP Purchases are effected hereunder and regardless of any subsequent termination of this Agreement; provided, that in the event the issuance of the Commitment Shares to the Investor would result in the Investor exceeding the Beneficial Ownership Limitation, then any such Commitment Shares in excess of the Beneficial Ownership Limitation shall be held in abeyance for the Investor until such time, if ever, as its rights thereto would not result in the Investor exceeding the Beneficial Ownership Limitation.

Article III

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE INVESTOR

The Investor hereby makes the following representations, warranties and covenants to the Company:

Section 3.1. Organization and Standing of the Investor. The Investor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Nevada.

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Section 3.2. Authorization and Power. The Investor has the requisite limited liability company power and authority to enter into and perform its obligations under this Agreement and the Registration Rights Agreement and to purchase or acquire the Securities in accordance with the terms hereof. The execution, delivery and performance by the Investor of this Agreement and the Registration Rights Agreement and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary limited liability company action, and no further consent or authorization of the Investor, its Board of Directors or its members is required. Each of this Agreement and the Registration Rights Agreement has been duly executed and delivered by the Investor and constitutes a valid and binding obligation of the Investor enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership, or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application (including any limitation of equitable remedies).

Section 3.3. No Conflicts. The execution, delivery and performance by the Investor of this Agreement and the Registration Rights Agreement and the consummation by the Investor of the transactions contemplated hereby and thereby do not and shall not (i) result in a violation of such Investor’s certificate of formation, limited liability company agreement or other applicable organizational instruments, (ii) conflict with, constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Investor is a party or is bound, (iii) create or impose any lien, charge or encumbrance on any property of the Investor under any agreement or any commitment to which the Investor is party or under which the Investor is bound or under which any of its properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Investor or by which any of its properties or assets are bound or affected, except, in the case of clauses (ii), (iii) and (iv), for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, prohibit or otherwise interfere with, in any material respect, the ability of the Investor to enter into and perform its obligations under this Agreement and the Registration Rights Agreement. The Investor is not required under any applicable federal, state, local or foreign law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement and the Registration Rights Agreement or to purchase or acquire the Securities in accordance with the terms hereof; provided, however, that for purposes of the representation made in this sentence, the Investor is assuming and relying upon the accuracy of the relevant representations and warranties and the compliance with the relevant covenants and agreements of the Company in the Transaction Documents to which it is a party.

Section 3.4. Investment Purpose. The Investor is acquiring the Securities for its own account, for investment purposes and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under or exempt from the registration requirements of the Securities Act; provided, however, that by making the representations herein, the Investor does not agree, or make any representation or warranty, to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with, or pursuant to, a registration statement filed pursuant to the Registration Rights Agreement or an applicable exemption under the Securities Act. The Investor does not presently have any agreement or understanding, directly or indirectly, with any Person to sell or distribute any of the Securities.

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Section 3.5. Accredited Investor Status. The Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

Section 3.6. Reliance on Exemptions. The Investor understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities.

Section 3.7. Information. All materials relating to the business, financial condition, management and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Investor have been furnished or otherwise made available to the Investor or its advisors, including, without limitation, the Commission Documents. The Investor understands that its investment in the Securities involves a high degree of risk. The Investor is able to bear the economic risk of an investment in the Securities and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of a proposed investment in the Securities. The Investor and its advisors have been afforded the opportunity to ask questions of and receive answers from representatives of the Company concerning the financial condition and business of the Company and other matters relating to an investment in the Securities. Neither such inquiries nor any other due diligence investigations conducted by the Investor or its advisors, if any, or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained in this Agreement or in any other Transaction Document to which the Company is a party or the Investor’s right to rely on any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby (including, without limitation, the opinions of the Company’s counsel delivered pursuant to Section 6.2(xvi)). The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities. The Investor understands that it (and not the Company) shall be responsible for its own tax liabilities that may arise as a result of this investment or the transactions contemplated by this Agreement.

Section 3.8. No Governmental Review. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

Section 3.9. No General Solicitation. The Investor is not purchasing or acquiring the Securities as a result of any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.

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Section 3.10. Not an Affiliate. The Investor is not an officer, director or an Affiliate of the Company. As of the date of this Agreement, the Investor does not beneficially own any shares of Common Stock or securities exercisable for or convertible into shares of Common Stock, and during the Restricted Period, Investor will not acquire beneficial ownership of any shares of the Company’s capital stock (including shares of Common Stock or securities exercisable for or convertible into shares of Common Stock) other than pursuant to this Agreement; provided, however, that nothing in this Agreement shall prohibit or be deemed to prohibit the Investor from purchasing, in an open market transaction or otherwise, shares of Common Stock necessary to make delivery by the Investor in satisfaction of a sale by the Investor of Shares that the Investor anticipated receiving from the Company in connection with the settlement of a Fixed Purchase, VWAP Purchase or Additional VWAP Purchase, as applicable, if the Company or the Transfer Agent shall have failed for any reason to electronically transfer all of the Shares subject to such Fixed Purchase, VWAP Purchase or Additional VWAP Purchase, as applicable, to the Investor by crediting the Investor’s or its designated Broker-Dealer’s account at DTC through its DWAC delivery system, at or prior to the applicable time required by and otherwise in compliance with Section 2.4 of this Agreement.

Section 3.11. No Prior Short Sales. At no time prior to the date of this Agreement has any of the Investor, its agents, representatives or Affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock.

Section 3.12. Statutory Underwriter Status. The Investor acknowledges that it will be disclosed as an “underwriter” and a “selling stockholder” in the Registration Statement and in any Prospectus contained therein to the extent required by applicable law.

Article IV

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

Except as set forth in the disclosure schedule delivered by the Company to the Investor (which is hereby incorporated by reference in, and constitutes an integral part of, this Agreement) (the “Disclosure Schedule”), the Company hereby makes the following representations, warranties and covenants to the Investor:

Section 4.1. Organization, Good Standing and Power. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

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Section 4.2. Authorization, Enforcement. Each of the Company and its Subsidiaries has the requisite corporate or other power and authority to enter into and perform its obligations under each of the Transaction Documents to which it is a party and, in the case of the Company, to issue the Securities in accordance with the terms hereof and thereof. Except for approvals of the Company’s Board of Directors or a committee thereof as may be required in connection with any issuance and sale of Shares to the Investor hereunder (which approvals shall be obtained prior to the delivery of any Fixed Purchase Notice, any VWAP Purchase Notice and any Additional VWAP Purchase Notice), the execution, delivery and performance by the Company of each of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate or other action (as applicable) on the part of the Company, and no further consent or authorization of the Company or its Board of Directors or its stockholders, or any other Person is required in order for the Company to execute, deliver and perform its respective obligations under the Transaction Documents to which it is a party. Each of the Transaction Documents to which the Company is a party has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application (including any limitation of equitable remedies).

Section 4.3. Capitalization. All of the outstanding shares of capital stock of the Company and each of its Subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable, and, except as otherwise set forth in the Commission Documents, all outstanding shares of capital stock or membership interests of the Subsidiaries are owned by the Company either directly or through wholly owned Subsidiaries and are free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances. Except as set forth in the Commission Documents and this Agreement, there are no agreements or arrangements under which the Company is obligated to register the sale of any securities under the Securities Act. Except as set forth in the Commission Documents, no shares of capital stock of the Company are entitled to preemptive rights and there are no outstanding debt securities and no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital stock of the Company other than those issued or granted in the ordinary course of business pursuant to the Company’s equity incentive and/or compensatory plans or arrangements. Except for customary transfer restrictions contained in agreements entered into by the Company to sell restricted securities or as set forth in the Commission Documents, the Company is not a party to, and it has no Knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. Except as set forth in the Commission Documents, there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by this Agreement or any of the other Transaction Documents or the consummation of the transactions described herein or therein. The Company has made available via EDGAR true and correct copies of the Company’s Certificate of Incorporation as in effect on the Commencement Date (the “Charter”), and the Company’s Bylaws as in effect on the Commencement Date (the “Bylaws”).

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Section 4.4. Issuance of Securities. The Shares to be issued under this Agreement have been, or with respect to Shares to be purchased by the Investor pursuant to a particular Fixed Purchase Notice, a particular VWAP Purchase Notice or a particular Additional VWAP Purchase Notice, will be, prior to the delivery to the Investor hereunder of such Fixed Purchase Notice, VWAP Purchase Notice, Additional VWAP Purchase Notice, respectively, duly authorized by all necessary corporate action on the part of the Company. The Commitment Shares, when issued to the Investor in accordance with this Agreement, and the Shares, when issued and sold against payment therefor in accordance with this Agreement, shall be validly issued and outstanding, fully paid and non-assessable and free from all liens, charges, taxes, security interests, encumbrances, rights of first refusal, preemptive or similar rights and other encumbrances with respect to the issue thereof, and the Investor shall be entitled to all rights accorded to a holder of Common Stock. As of the date of this Agreement, [  ] shares of Common Stock have been duly authorized and reserved by the Company for issuance and sale by the Company to the Investor as Shares under this Agreement, and [  ] shares of Common Stock have been duly authorized and reserved by the Company for issuance by the Company to the Investor as Commitment Shares under this Agreement, collectively representing a number of shares equal to 19.99% of the shares of Common Stock issued and outstanding immediately prior to the execution of this Agreement.

Section 4.5. No Conflicts. The execution, delivery and performance by the Company of each of the Transaction Documents to which it is a party and the consummation by the Company of the transactions contemplated hereby and thereby do not and shall not (i) result in a violation of any provision of the Company’s Charter or Bylaws, (ii) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company or of the Company’s Subsidiaries is a party or is bound, except as set forth on Schedule 4.5, (iii) create or impose a lien, charge or encumbrance on any property or assets of the Company or of the Company’s Subsidiaries under any agreement or any commitment to which the Company or of the Company’s Subsidiaries is a party or by which the Company or of the Company’s Subsidiaries is bound or to which any of their respective properties or assets is subject, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree applicable to the Company or of the Company’s Subsidiaries or by which any property or asset of the Company or of the Company’s Subsidiaries are bound or affected (including federal and state securities laws and regulations and the rules and regulations of the Trading Market), except, in the case of clauses (ii), (iii) and (iv), for such conflicts, defaults, terminations, amendments, acceleration, cancellations, liens, charges, encumbrances and violations as would not, individually or in the aggregate, have a Material Adverse Effect. Except as specifically contemplated by this Agreement or the Registration Rights Agreement and as required under the Securities Act and any applicable state securities laws, the Company is not required under any federal, state, local or foreign law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency (including, without limitation, the Trading Market) in order for it to execute, deliver or perform any of its respective obligations under the Transaction Documents to which it is a party, or to issue the Securities to the Investor in accordance with the terms hereof and thereof (other than such consents, authorizations, orders, filings or registrations as have been obtained or made prior to the Closing Date); provided, however, that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the representations and warranties of the Investor in this Agreement and the compliance by it with its covenants and agreements contained in this Agreement and the Registration Rights Agreement.

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Section 4.6. Commission Documents, Financial Statements; Disclosure Controls and Procedures; Internal Controls Over Financial Reporting; Accountants.

(a) The Company has timely filed (giving effect to permissible extensions in accordance with Rule 12b-25 under the Exchange Act) all Commission Documents for the twelve months preceding the date of this Agreement required to be filed by it (the “Filed Commission Documents”). The Company has delivered or made available to the Investor via EDGAR or otherwise true and complete copies of the Filed Commission Documents prior to the Closing Date. As of its filing date, each Commission Document complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and other federal, state and local laws, rules and regulations applicable to it, and, as of its filing date (or, if amended or superseded by a filing prior to the Closing Date, on the date of such amended or superseded filing). Each Registration Statement, on the date it is filed with the Commission, on the date it is declared effective by the Commission, on each Fixed Purchase Date, each VWAP Purchase Date and each Additional VWAP Purchase Date, shall comply in all material respects with the requirements of the Securities Act (including, without limitation, Rule 415 under the Securities Act) and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, except that this representation and warranty shall not apply to statements in or omissions from such Registration Statement made in reliance upon and in conformity with information relating to the Investor furnished to the Company in writing by or on behalf of the Investor expressly for use therein. The Prospectus and each Prospectus Supplement required to be filed pursuant to this Agreement or the Registration Rights Agreement after the Closing Date, when taken together, on its date, on each Fixed Purchase Date, each VWAP Purchase Date and each Additional VWAP Purchase Date, shall comply in all material respects with the requirements of the Securities Act (including, without limitation, Rule 424(b) under the Securities Act) and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that this representation and warranty shall not apply to statements in or omissions from the Prospectus or any Prospectus Supplement made in reliance upon and in conformity with information relating to the Investor furnished to the Company in writing by or on behalf of the Investor expressly for use therein. Each Commission Document to be filed with or furnished to the Commission after the Closing Date and filed as part of or incorporated by reference in the Registration Statement, or the Prospectus included therein or any Prospectus Supplement thereto required to be filed pursuant to this Agreement or the Registration Rights Agreement (including, without limitation, the Current Report), when such document is filed with or furnished to the Commission and, if applicable, when such document becomes effective, as the case may be, shall comply in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and other federal, state and local laws, rules and regulations applicable to it. There are no outstanding or unresolved comments or undertakings in such comment letters received by the Company from the Commission. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Securities Act or the Exchange Act. To the Company’s Knowledge, the Commission has not commenced any enforcement proceedings against the Company or any of its Subsidiaries.

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(b) The financial statements and schedules of the Company and its consolidated Subsidiaries to be filed as part of or incorporated by reference in the Registration Statement, or the Prospectus included therein or any Prospectus Supplement thereto, present fairly in all material respects the financial condition, results of operations and cash flows of the Company and its consolidated Subsidiaries as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of Regulation S-X, and have been prepared in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Commission Documents, the Registration Statement fairly presents the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto. The statistical and market-related data included or incorporated by reference in the Commission Documents or any Registration Statement are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such source.

(c) The Company and the Subsidiaries have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act). Except as disclosed in Commission Documents, such disclosure controls and procedures are designed to ensure that material information relating to the Company and its Subsidiaries is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established. The Company and the Subsidiaries have established and maintain internal control over financial reporting (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act). Except as disclosed in Commission Documents, such internal control over financial reporting is designed to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language in the Commission Documents fairly presents the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) any significant deficiencies and material weaknesses in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls. Since the date of the most recent evaluation of such disclosure controls and procedures, except as disclosed in Commission Documents, there have been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies.

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(d) The Company is in compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder, which are applicable to it as of the date hereof.

(e) The Company’s accountants are set forth in the Commission Documents and, to the Knowledge of the Company, such accountants are an independent registered public accounting firm as required by the Securities Act.

Section 4.7. Subsidiaries. The Filed Commission Documents set forth each subsidiary (each, a “Subsidiary,” and collectively, the “Subsidiaries”), of the Company as of the Commencement Date, other than those that may be omitted pursuant to Item 601 of Regulation S-K, showing its jurisdiction of incorporation or organization, and the Company does not have any other Subsidiaries as of the Commencement Date. No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except as described or incorporate by reference in, or contemplated by, the Registration Statement and the Prospectus, or as would not reasonably be expected to have a Material Adverse Effect.

Section 4.8. No Material Adverse Effect or Material Adverse Change, No Undisclosed Liabilities. Except as otherwise disclosed in any Commission Document, since the end of the Company’s most recent audited fiscal year: (i) the Company has not experienced or suffered any Material Adverse Effect, and, to the Company’s Knowledge, there exists no current state of facts, condition or event which would have a Material Adverse Effect; (ii) there has not occurred any material adverse change, or any development that would reasonably be expected to result in a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company from that set forth in the Commission Documents, including, without limitation, as a result of the outbreak of COVID-19, or as a result of any measures intended to contain the outbreak of COVID-19 imposed by any federal, state, local or foreign government or government agency in any country or region in which the Company, or any of its agents, consultants, advisors or vendors, has assets or properties or conducts business, including, without limitation, any limitations, curtailments, suspensions or closures of businesses, business offices or establishments, schools, properties and other public areas due to quarantines, curfews, travel restrictions, workplace controls, “stay-at-home” orders, social distancing requirements or guidelines or other public gathering restrictions or limitations; (iii) neither the Company nor any of its Subsidiaries has incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (iv) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (v) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company.

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Neither the Company nor any of its Subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) that would be required to be disclosed on a balance sheet of the Company or any Subsidiary (including the notes thereto) in conformity with GAAP and are not disclosed in the Commission Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries respective businesses and which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

Section 4.9. No Undisclosed Events or Circumstances. No event, liability, development or circumstance has occurred or exists, or is reasonably expected to exist or occur with respect to the Company, any of its Subsidiaries or any of their respective businesses, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise), that (i) would be required to be disclosed by the Company under applicable securities laws in the Registration Statement or the Prospectus, which has not been disclosed or incorporated by reference in the Registration Statement and the Prospectus, or (ii) would reasonably be expected to have a Material Adverse Effect.

Section 4.10. Indebtedness. The Filed Commission Documents set forth all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments through such date. For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $100,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements, indemnities and other contingent obligations in respect of Indebtedness of others in excess of $100,000, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $100,000 due under leases required to be capitalized in accordance with GAAP. There is no existing or continuing default or event of default in respect of any Indebtedness of the Company or any of its Subsidiaries. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to Title 11 of the United States Code or any similar federal or state bankruptcy law or law for the relief of debtors, nor does the Company have any Knowledge that its creditors intend to initiate involuntary bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under Title 11 of the United States Code or any other federal or state bankruptcy law or any law for the relief of debtors. The Company is financially solvent and is generally able to pay its debts as they become due.

Section 4.11. Title to Assets. The Company and each of its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company, in each case free and clear of all liens, encumbrances and defects except such as are described or incorporated by reference in the Registration Statement and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; and any real property and buildings held under lease by the Company and its Subsidiaries are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere in any material respect with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries, in each case except as described or incorporated by reference in the Registration Statement and the Prospectus

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Section 4.12. Actions Pending. Except as disclosed in Commission Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of the Subsidiaries, or any of their respective officers or directors in their capacities as such, which would reasonably be expected to have a Material Adverse Effect.

Section 4.13. Compliance With Laws. During the 12-month period immediately preceding the date hereof, except as described in the Filed Commission Documents, the Company and each of its Subsidiaries is and at all times has been in material compliance with all applicable U.S. and foreign statutes, rules, or regulations applicable to Company and its Subsidiaries (“Applicable Laws”), except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 4.14. Certain Fees. Except as set forth on Schedule 4.14, no brokerage or finder’s fees or commissions are or will be payable by the Company or of the Subsidiaries to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Investor shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 4.14 incurred by the Company or of the Subsidiaries that may be due or payable in connection with the transactions contemplated by the Transaction Documents.

Section 4.15. Operation of Business. The Company and the Subsidiaries possess or have obtained, all licenses, certificates, consents, orders, approvals, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental entity that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as currently conducted, as described or incorporated by reference in the Registration Statement and the Prospectus (the “Permits”), except where the failure to possess, obtain or make the same would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any Subsidiary has received written notice of any proceeding relating to revocation or modification of any such Permit or has any reason to believe that such Permit will not be renewed in the ordinary course, except where the failure to obtain any such renewal would not, individually or in the aggregate, have a Material Adverse Effect. This Section 4.15 does not relate to environmental matters, such items being the subject of Section 4.16.

Section 4.16. Environmental Compliance. Other than as set forth on Schedule 4.16, to the Knowledge of the Company, the Company and its Subsidiaries are not in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim. Other than as set forth or incorporated by reference in the Registration Statement and the Prospectus, there is no judgment, decree, injunction, rule, writ or order of any governmental entity under any Environmental Laws outstanding against the Company and its Subsidiaries which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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Section 4.17. Material Agreements. Except as set forth in the Commission Documents, neither the Company nor any Subsidiary of the Company is a party to any written or oral contract, instrument, agreement commitment, obligation, plan or arrangement (collectively, “Material Agreements”). Each of the Material Agreements described in the Commission Documents conform in all material respects to the descriptions thereof contained or incorporated by reference therein. The Company and each of its Subsidiaries have performed in all material respects all the obligations then required to be performed by them under the Material Agreements, have received no notice of default or an event of default by the Company or any of its Subsidiaries thereunder and are not aware of any basis for the assertion thereof, and neither the Company or any of its Subsidiaries nor, to the Knowledge of the Company, any other contracting party thereto are in default under any Material Agreement now in effect, the result of which would have a Material Adverse Effect. Each of the Material Agreements is in full force and effect, and constitutes a legal, valid and binding obligation enforceable in accordance with its terms against the Company and/or any of its Subsidiaries and, to the Knowledge of the Company, each other contracting party thereto, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

Section 4.18. Transactions With Affiliates. Except as disclosed in the Commission Documents, none of the Company’s, officers or directors, or to the Company’s Knowledge, none of the Company’s stockholders or any family member or Affiliate of any of the foregoing, has either directly or indirectly an interest in, or is a party to, any transaction that would be required to be disclosed as a related party transaction pursuant to Item 404 of Regulation S-K promulgated under the Securities Act.

Section 4.19. Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted, except as would not reasonably be expected to have a Material Adverse Effect. None of the Company’s material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or other intellectual property rights have expired or terminated, or, by the terms and conditions thereof, will expire or terminate within two years from the date of this Agreement, except as would not reasonably be expected to have a Material Adverse Effect. The Company has no Knowledge of any infringement by the Company or the Subsidiaries of any material trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others, and there is no claim, action or proceeding being made or brought against, or to the Company’s Knowledge, being threatened against, the Company or the Subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement, which would reasonably be expected to have a Material Adverse Effect.

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Section 4.20. Use of Proceeds. The proceeds from the sale of the Shares by the Company to the Investor shall be used by the Company in the manner as will be set forth in the Prospectus included in any Registration Statement (and any post-effective amendment thereto) and any Prospectus Supplement thereto filed pursuant to the Registration Rights Agreement.

Section 4.21. Investment Company Act Status. The Company is not required to be registered as, and immediately after receipt of payment for the Shares will not be required to be registered as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 4.22. Benefit Plans; Labor Matters. Each benefit and compensation plan, agreement, policy and arrangement that is maintained, administered or contributed to by the Company for current or former employees or directors of, or independent contractors with respect to, the Company has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, and the Company has complied in all material respects with all applicable statutes, orders, rules and regulations in regard to such plans, agreements, policies and arrangements. Each stock option granted under any equity incentive plan of the Company (each, a “Stock Plan”) was granted with a per share exercise price no less than the market price per common share on the grant date of such option in accordance with the rules of the Trading Market, and no such grant involved any “back-dating,” “forward-dating” or similar practice with respect to the effective date of such grant; each such option (i) was granted in compliance in all material respects with Applicable Laws and with the applicable Stock Plan(s), (ii) was duly approved by the Company’s Board of Directors, and (iii) has been properly accounted for in the Company’s financial statements and disclosed, to the extent required, in the Company’s filings or submissions with the Commission, and the Trading Market. Neither the Company nor any Subsidiary is in violation of or has received written notice of any violation with respect to any federal or state law, regulation or rule relating to discrimination in the hiring, termination, promotion, employment or pay of employees, nor any applicable federal or state wages and hours law, nor any state law, regulation or rule precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. There are no existing or, to the Knowledge of the Company, threatened labor disputes with the employees of the Company or any of the Subsidiaries that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.23. Taxes. Each of the Company and the Subsidiaries has filed on a timely basis (including in accordance with any applicable extensions) all material necessary federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof or have properly requested extensions thereof, and have paid all taxes shown as due thereon, and if due and payable, any related or similar assessment, fine or penalty levied against the Company or of the Subsidiaries. Except as disclosed in the Commission Documents, no material tax deficiency has been asserted against any such entity, and the Company has no Knowledge of any tax deficiency that is likely to be asserted against any such entity that, individually or in the aggregate, if determined adversely to any such entity, would reasonably be expected to have a Material Adverse Effect. All material tax liabilities are adequately provided for on the respective books of the Company and the Subsidiaries.

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Section 4.24. Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged, including, but not limited to, insurance covering real and personal property owned or leased by the Company and the Subsidiaries against theft, damage, destruction, environmental liabilities, acts of vandalism, terrorism, earthquakes, flood and all other risks customarily insured against, all of which insurance is in full force and effect. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

Section 4.25. Dilutive Effect. The Company is aware and acknowledges that issuance of the Securities could cause dilution to existing stockholders and could significantly increase the outstanding number of shares of Common Stock. The Company further acknowledges that its obligation to issue the Commitment Shares and to issue the Shares pursuant to the terms of a Fixed Purchase, VWAP Purchase or Additional VWAP Purchase in accordance with this Agreement is, in each case, unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

Section 4.26. Manipulation of Price. The Company has not, and to its Knowledge no Person acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company. Neither the Company nor any of its officers, directors or Affiliates will during the term of this Agreement, and, to the Knowledge of the Company, no Person acting on their behalf will during the term of this Agreement, take any of the actions referred to in the immediately preceding sentence.

Section 4.27. Securities Act. The Company has complied and shall comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Securities hereunder, including, without limitation, the applicable requirements of the Securities Act. Each Registration Statement, upon filing with the Commission and at the time it is declared effective by the Commission, shall satisfy all of the requirements of the Securities Act to register the resale of the Registrable Securities included therein by the Investor in accordance with the Registration Rights Agreement on a delayed or continuous basis under Rule 415 under the Securities Act at then-prevailing market prices, and not fixed prices. The Company is not, and has not previously been at any time, an issuer identified in, or subject to, Rule 144(i).

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Section 4.28. Listing and Maintenance Requirements; DTC Eligibility. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its Knowledge is likely to have the effect of, terminating the registration of the Common Stock pursuant to the Exchange Act nor has the Company received any notification that the Commission is currently contemplating terminating such registration. Except as disclosed in the Filed Commission Documents, the Company has not, in the twelve (12) months preceding the date hereof, received any written notice from any Person to the effect that the Company is not in compliance with the listing or maintenance requirements of the Trading Market. Except as disclosed in the Commission Documents, the Company is in compliance with all such listing and maintenance requirements of the Trading Market. The Common Stock is eligible for participation in the DTC book entry system and has shares on deposit at DTC for transfer electronically to third parties via DTC through its DWAC delivery system. The Company has not received notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the Common Stock, electronic trading or book-entry services by DTC with respect to the Common Stock is being imposed or is contemplated.

Section 4.29. Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Charter or the laws of the State of Nevada that is or could become applicable to the Investor as a result of the Investor and the Company fulfilling their respective obligations or exercising their respective rights under the Transaction Documents (as applicable), including, without limitation, as a result of the Company’s issuance of the Securities and the Investor’s ownership of the Securities.

Section 4.30. Foreign Corrupt Practices. Neither the Company or Subsidiary, nor to the Knowledge of the Company, any agent or other Person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any Person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”).

Section 4.31. Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the Knowledge of the Company, threatened.

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Section 4.32. OFAC. Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its Subsidiaries (i) is currently subject to any sanctions administered by the U.S. government, including the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or the U.S. Department of State, the United Nations Security Council, the European Union, or the United Kingdom (including sanctions administered or controlled by Her Majesty’s Treasury) (collectively, “Sanctions” and such persons, “Sanctioned Persons”) or other relevant sanctions authority, and (ii) will use the proceeds of this offering, directly or indirectly, to fund or facilitate the activities of any Sanctioned Persons or entity or any country, region or territory that is, at the time of such funding or facilitation, subject to Sanctions or any person or entity located in a country, region or territory subject to Sanctions (including any administered or enforced by OFAC or the U.S. Department of State), the United Nations Security Council, the European Union, or the United Kingdom (including sanctions administered or controlled by Her Majesty’s Treasury). Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its Subsidiaries, is a Person that is, or is 50% or more owned or otherwise controlled by a Person that is: (i) the subject of any Sanctions; or (ii) located, organized or resident in a country, region or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country, region or territory (including at the time of this agreement, Cuba, Iran, North Korea, Syria and Crimea) (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”). The Company and its Subsidiaries have not engaged in any dealings or transactions with or for the benefit of Sanctioned Persons, or with or in a Sanctioned Country, in the preceding three years, nor does the Company or any of its Subsidiaries have any plans to deal or transact with Sanctioned Persons, or with or in Sanctioned Countries.

Section 4.33. Information Technology; Compliance with Data Privacy Laws. To the best of the Company’s knowledge and as previously disclosed under Commission Documents, (i) there have been no material breaches or violations of (or unauthorized access to) the Company, or the Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications and databases (collectively, the “IT Systems”) or any personal, personally identifiable, sensitive, confidential or regulated data (collectively, “Personal Data”) processed or stored by or on behalf of the Company or the Subsidiaries, except for those that have been remedied without material cost or liability or the duty to notify any regulator, nor are there any pending internal investigations of the Company or the Subsidiaries relating to the same and (ii) the Company and the Subsidiaries are presently in compliance in all material respects with all Applicable Laws, statutes and regulations and contractual obligations relating to the privacy and security of IT Systems and Personal Data.

Section 4.34. No Disqualification Events. None of the Company, any of their predecessors, any affiliated issuer, any director, general partner executive officer, other officer of the Company participating in the offering contemplated hereby, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company have exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

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Section 4.35. ERISA. Except as set forth in the Commission Documents, the Company is not a party to an “employee benefit plan,” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which: (i) is subject to Title IV of ERISA and (ii) is or was at any time maintained, administered or contributed to by the Company or any of its ERISA Affiliates (as defined hereafter). These plans are referred to collectively herein as the “Employee Plans.” An “ERISA Affiliate” of any person or entity means any other person or entity which, together with that Person or entity, could be treated as a single employer under Section 414(b), (c), (m) or (o) of the Code. Each Employee Plan has been maintained in material compliance with its terms and the requirements of Applicable Law. Except as set forth or incorporated by reference in the Registration Statement and the Prospectus, there is no liability in respect of post-retirement health and medical benefits for retired employees of the Company or any of its ERISA Affiliates, other than medical benefits required to be continued under Applicable Law. No “prohibited transaction” (as defined in either Section 406 of ERISA or Section 4975 of the Code) has occurred with respect to any Employee Plan; and each Employee Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which could cause the loss of such qualification.

Section 4.36. No Other Similar Agreement. Except as disclosed in the Commission Documents, other than the Transaction Documents to which it is a party, the Company is not a party to any agreement that is (or that contains any term, obligation or restriction that is) in effect on the date hereof with any Person, other than the Investor, relating to any “at the market offering,” “equity line of credit” or any other similar continuous offering in which the Company may offer, issue or sell Common Stock or Common Stock Equivalents at a future determined price.

Section 4.37. Acknowledgement Regarding Investor’s Acquisition of Securities. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s-length purchaser with respect to this Agreement and the transactions contemplated by the Transaction Documents. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated by the Transaction Documents, and any advice given by the Investor or any of its representatives or agents in connection therewith is merely incidental to the Investor’s acquisition of the Securities. The Company further represents to the Investor that the Company’s decision to enter into the Transaction Documents to which it is a party has been based solely on the independent evaluation of the transactions contemplated thereby by the Company, respectively, and their respective representatives. The Company acknowledges and agrees that the Investor has not made and does not make any representations or warranties with respect to the transactions contemplated by the Transaction Documents other than those specifically set forth in Article IV.

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Article V

ADDITIONAL COVENANTS

The Company covenants with the Investor, and the Investor covenants with the Company, as follows, which covenants of one party are for the benefit of the other party during the Investment Period (and with respect to the Company for the period following the termination of this Agreement specified in Section 8.3 pursuant to and in accordance with Section 8.3):

Section 5.1. Securities Compliance. The Company shall notify the Commission and the Trading Market, if and as applicable, in accordance with their respective rules and regulations, of the transactions contemplated by the Transaction Documents, and shall take all necessary action, undertake all proceedings and obtain all registrations, permits, consents and approvals for the legal and valid issuance of the Securities to the Investor in accordance with the terms of the Transaction Documents, as applicable.

Section 5.2. Reservation of Common Stock. The Company has available and the Company shall reserve and keep available at all times, free of preemptive and other similar rights of stockholders, [  ] shares of authorized but unissued shares of Common Stock to enable the Company to timely effect the issuance, sale and delivery of all Shares pursuant to this Agreement. As of the date of this Agreement the Company has reserved, and as of the Commencement Date shall have continued to reserve, out of its authorized and unissued Common Stock, [  ] shares of Common Stock solely for the purpose of effecting Fixed Purchases, VWAP Purchases and Additional VWAP Purchases under this Agreement, and [  ] shares of Common Stock solely for the purpose of issuing the Commitment Shares. The number of shares of Common Stock so reserved for the purpose of issuing the Commitment Shares and effecting Fixed Purchases, VWAP Purchases and Additional VWAP Purchases under this Agreement may be increased from time to time by the Company from and after the Commencement Date, and such number of reserved shares may be reduced from and after the Commencement Date only by the number of Shares actually issued, sold and delivered to the Investor pursuant to any Fixed Purchase, VWAP Purchase and Additional VWAP Purchase effected from and after the Commencement Date pursuant to this Agreement.

Section 5.3. Registration and Listing. The Company shall use its commercially reasonable efforts to cause the Common Stock to continue to be registered as a class of securities under Sections 12(b) of the Exchange Act, and to comply with its reporting and filing obligations under the Exchange Act, and shall not take any action or file any document (whether or not permitted by the Securities Act or the Exchange Act) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. The Company shall use its commercially reasonable efforts to continue the listing and trading of its Common Stock and the listing of the Securities purchased by the Investor hereunder on the Trading Market and to comply with the Company’s reporting, filing and other obligations under the rules and regulations of the Trading Market. The Company shall not take any action which could be reasonably expected to result in the delisting or suspension of the Common Stock on the Trading Market. If the Company receives any final and non-appealable notice that the listing or quotation of the Common Stock on the Trading Market shall be terminated on a date certain, the Company shall promptly (and in any case within 24 hours) notify the Investor of such fact in writing and shall use its commercially reasonable efforts to cause the Common Stock to be listed or quoted on another Eligible Market.

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Section 5.4. Compliance with Laws.

(i) During the Investment Period, (a) the Company shall comply, and the Company shall cause each Subsidiary to comply, with all laws, rules, regulations and orders applicable to the business and operations of the Company and the Subsidiaries, except as would not have a Material Adverse Effect, and (b) the Company shall comply with all applicable provisions of the Securities Act and the Exchange Act, including Regulation M thereunder, applicable state securities or “Blue Sky” laws, and applicable listing rules of the Trading Market or Eligible Market, except as would not, individually or in the aggregate, prohibit or otherwise interfere with the ability of the Company to enter into and perform its obligations under this Agreement in any material respect or for Investor to conduct resales of Securities under the Registration Statement in any material respect. Without limiting the foregoing, none of the Company, or any of the Subsidiaries, nor to the Knowledge of the Company, any of their respective directors, officers, agents, employees or any other Persons acting on their behalf shall, in connection with the operation of the respective businesses of the Company and the Subsidiaries, (1) use any corporate funds for unlawful contributions, payments, gifts or entertainment or to make any unlawful expenditures relating to political activity to government officials, candidates or members of political parties or organizations, (2) pay, accept or receive any unlawful contributions, payments, expenditures or gifts, or (3) violate or operate in noncompliance with any export restrictions, anti-boycott regulations, embargo regulations or other applicable domestic or foreign laws and regulations, including, without limitation, the FCPA and the Money Laundering Laws.

(ii) The Investor shall comply with all laws, rules, regulations and orders applicable to the performance by it of its obligations under this Agreement and its investment in the Securities, except as would not, individually or in the aggregate, prohibit or otherwise interfere with the ability of the Investor to enter into and perform its obligations under this Agreement in any material respect. Without limiting the foregoing, the Investor shall comply with all applicable provisions of the Securities Act and the Exchange Act, including Regulation M thereunder, and all applicable state securities or “Blue Sky” laws.

Section 5.5. Keeping of Records and Books of Account; Due Diligence.

(i) The Investor and the Company shall each maintain records showing the remaining the remaining Total Purchase Commitment, the remaining Aggregate Limit and the dates and Fixed Purchase Share Amount, VWAP Purchase Share Amount and Additional VWAP Purchase Share Amount for each Fixed Purchase, each VWAP Purchase and each Additional VWAP Purchase, respectively.

(ii) The Investor shall have the right, from time to time as the Investor may reasonably deem appropriate, and upon reasonable advance notice to the Company, to perform reasonable due diligence on the Company during normal business hours; provided, however, that after the Closing Date, the Investor’s continued due diligence of the Company shall not be a condition precedent to, or otherwise impair, delay or modify in any respect, the Company’s right to deliver to the Investor any Fixed Purchase Notice, any VWAP Purchase Notice and any Additional VWAP Purchase Notice, or the Investor’s obligation to purchase the Shares subject thereto, pursuant to this Agreement. The Company and its officers and employees shall provide information on a reasonably timely basis and otherwise reasonably cooperate with the Investor in connection with any reasonable request by the Investor related to the Investor’s due diligence of the Company.

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Section 5.6. No Frustration; Prohibition of Certain Issuances Before Settlement of Purchases; No Similar Transactions.

(i) No Frustration. The Company shall not enter into, announce or recommend to the Company’s stockholders any agreement, plan, arrangement or transaction in or of which the terms thereof would restrict, materially delay, conflict with or impair the ability or right of the Company to perform its obligations under the Transaction Documents to which it is a party, including, without limitation, the obligation of the Company to deliver (i) the Commitment Shares to the Investor or its designee not later than 4:00 p.m. (New York City time) on the Effective Date in accordance with Section 9(ii) of this Agreement, (ii) the Shares to the Investor in respect of a Fixed Purchase as DWAC Shares not later than 10:00 a.m., New York City time, on the Trading Day immediately following the applicable Fixed Purchase Date for such Fixed Purchase in accordance with Section 2.1 of this Agreement, (iii) the Shares to the Investor in respect of a VWAP Purchase as DWAC Shares not later than 10:00 a.m., New York City time, on the Trading Day immediately following the applicable VWAP Purchase Date for such VWAP Purchase in accordance with Section 2.2 of this Agreement, and (iv) Shares to the Investor in respect of an Additional VWAP Purchase as DWAC Shares not later than 10:00 a.m., New York City time, on the Trading Day immediately following the applicable Additional VWAP Purchase Date for such Additional VWAP Purchase in accordance with Section 2.3 of this Agreement. For the avoidance of doubt, nothing in this Section 5.6(i) shall in any way limit the Company’s right to terminate this Agreement in accordance with Section 7.2 (subject in all cases to Section 7.3).

(ii) No Dilutive Issuances During Reference Periods. Neither the Company nor or any Subsidiary shall issue, sell or grant any right, option or warrant to purchase, or issue, sell or grant any right to reprice (or reset the purchase price therefor), or otherwise dispose of for cash (or enter into any agreement, plan or arrangement contemplating any of the foregoing, or seek to utilize any existing agreement, plan or arrangement to effect any of the foregoing), or announce any offer, issuance, sale or grant of any option or warrant to purchase or other disposition for cash (or any agreement, plan or arrangement therefor), at any time during the following periods: (i) with respect to each Fixed Purchase for which the Company has delivered to the Investor a Fixed Purchase Notice, the period beginning on the third (3rd) Trading Day immediately preceding the applicable Fixed Purchase Date for such Fixed Purchase and ending on the third (3rd) Trading Day next following the Trading Day on which the Investor has delivered to the Company the applicable total purchase price for all of the Shares to be purchased by the Investor in such Fixed Purchase pursuant to Section 2.1, and (ii) with respect to each VWAP Purchase and Additional VWAP Purchase under this Agreement for which the Company has delivered to the Investor a VWAP Purchase Notice and (if applicable) an Additional VWAP Purchase Notice, respectively, the period beginning on the third (3rd) Trading Day immediately preceding the applicable VWAP Purchase Date for such VWAP Purchase (and, with respect to each Additional VWAP Purchase effected on the same Trading Day as such VWAP Purchase Date, the applicable Additional VWAP Purchase Date, if any, for such Additional VWAP Purchase) and ending on the third (3rd) Trading Day next following the Trading Day on which the Investor has delivered to the Company the applicable total purchase price for all of the Shares to be purchased by the Investor in such VWAP Purchase, and the applicable total purchase price of all of the Shares to be purchased by the Investor in such Additional VWAP Purchase(s), as applicable, pursuant to Section 2.2 and Section 2.3 (each such period referred to in clause (i) and (ii) above, a “Reference Period”), any Common Stock or Common Stock Equivalents, at an effective price per share of Common Stock less than the applicable Fixed Purchase Price, VWAP Purchase Price or Additional VWAP Purchase Price (as applicable) per Share (such price, the “Reference Price”) to be sold to the Investor in the applicable Fixed Purchase, VWAP Purchase and Additional VWAP Purchase (as applicable) to which such Reference Period relates (each such issuance, a “Dilutive Issuance”), other than an Exempt Issuance (it being understood and agreed that if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share of Common Stock that is less than the applicable Reference Price, such issuance shall be deemed to have occurred for less than the applicable Reference Price on such date of the Dilutive Issuance at such effective price) and the applicable Fixed Purchase Price, VWAP Purchase Price or Additional VWAP Purchase Price (as applicable) shall be reduced to equal the Reference Price. If the Company enters into a Variable Rate Transaction, the Company shall be deemed to have issued Common Stock or Common Stock Equivalents at the lowest possible conversion or exercise price at which such securities may be converted or exercised. The Investor shall be entitled to seek injunctive relief against the Company and the Subsidiaries to preclude any such Dilutive Issuance that does not constitute an Exempt Issuance, which remedy shall be in addition to any right to collect damages, without the necessity of showing economic loss and without any bond or other security being required.

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(iii) Clearing Date. If the lowest trade price for the Common Stock on the Clearing Date is lower than that at the time any Shares pursuant to a Fixed Purchase, VWAP Purchase, or Additional VWAP Purchase are actually issued, then the price per share at which such Shares are issued shall be adjusted such that the price per share at which such Shares are issued shall be calculated from the closing trade price on the Clearing Date, and the Company shall issue additional Shares to Investor to reflect such adjusted price per Share. For purposes of this Agreement, “Clearing Date” shall be on the date on which any Shares pursuant to a Fixed Purchase, VWAP Purchase, or Additional VWAP Purchase are deposited into Investor’s brokerage account and Investor’s broker has confirmed with Investor that the Investor may execute trades of such Shares.

(iv) No Other Similar Transactions. From and after the date of this Agreement until the termination of this Agreement pursuant to Section 7 (the “Similar Transaction Restricted Period”), none of the Company or any Subsidiary shall issue, sell or grant any, or otherwise dispose of or issue (or enter into any agreement, plan or arrangement contemplating any of the foregoing, or seek to utilize any existing agreement, plan or arrangement to effect any of the foregoing), or announce any offer, issuance, sale or grant or other disposition or issuance of (or any agreement, plan or arrangement therefor) any Common Stock or Common Stock Equivalents (or a combination of units thereof) in any “equity line of credit,” “at the market offering” or other similar continuous offering in which the Company may offer, issue or sell Common Stock or Common Stock Equivalents (or any combination of units thereof) at a future determined price, other than (a) Securities issued to the Investor pursuant to this Agreement and any of the other Transaction Documents or pursuant to any other agreement entered into by the Company and the Investor at any time after the date of this Agreement, and (b) any securities of the Company issued upon the exercise or exchange of or conversion of any shares of Common Stock or Common Stock Equivalents held by the Investor at any time (such similar transaction other than those referred to clauses (a) and (b) hereof, a “Similar Transaction”). From and after the date immediately following the last day of the Similar Transaction Restricted Period, the Company and/or any Subsidiary shall be permitted to enter into an agreement, plan or arrangement to effect a Similar Transaction (and may publicly announce the same), and the Company and/or any Subsidiary shall be permitted to take all such actions necessary or as contemplated thereby in order to satisfy any conditions required thereunder to be satisfied by the Company and/or any Subsidiary in order to commence issuances and sales of Common Stock or Common Stock Equivalents (or a combination of units thereof) thereunder, including, without limitation, preparing and filing with the Commission one or more registration statements to register under the Securities Act the offer, issuance and sale by the Company of Common Stock or Common Stock Equivalents (or a combination of units thereof) thereunder, or to register the resale by any Person or Persons of Common Stock or Common Stock Equivalents (or a combination of units thereof) that may be issued or sold by the Company and/or any Subsidiary to such Person or Persons thereunder; provided, however, that none of the Company or Subsidiary may issue, sell or otherwise dispose of any shares of Common Stock or Common Stock Equivalents (or a combination of units thereof) to or through any Person or Persons thereunder prior to the date of termination of this Agreement pursuant to Section 7. The Investor shall be entitled to seek injunctive relief against the Company and the Subsidiaries to preclude any such issuance, which remedy shall be in addition to any right to collect damages, without the necessity of showing economic loss and without any bond or other security being required.

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Section 5.7. Corporate Existence. The Company shall take all steps necessary to preserve and continue the corporate existence of the Company; provided, however, that, except as provided in Section 5.8, nothing in this Agreement shall be deemed to prohibit the Company from engaging in any Fundamental Transaction with another Person. For the avoidance of doubt, nothing in this Section 5.7 shall in any way limit the Company’s right to terminate this Agreement in accordance with Section 7.2 (subject in all cases to Section 7.3).

Section 5.8. Fundamental Transaction. If a Fixed Purchase Notice, a VWAP Purchase Notice or an Additional VWAP Purchase Notice has been delivered by the Company to the Investor under Article II and the applicable Fixed Purchase, VWAP Purchase and Additional VWAP Purchase, respectively, has or have not yet been fully settled in accordance with this Agreement (including, without limitation, the delivery by the Investor to the Company of the applicable total purchase price for all of the Shares to be purchased by the Investor in such Fixed Purchase, VWAP Purchase and Additional VWAP Purchase, respectively, as contemplated by Article II), the Company shall not effect any Fundamental Transaction until the expiration of three (3) Trading Days following the Trading Day on which the Investor has delivered to the Company the applicable total purchase price for all of the Shares to be purchased by the Investor in such Fixed Purchase, VWAP Purchase and Additional VWAP Purchase, respectively.

Section 5.9. Selling Restrictions.

(i) Except as expressly set forth below, the Investor covenants that from and after the Closing Date through and including the Trading Day next following the expiration or termination of this Agreement (the “Restricted Period”), neither the Investor nor any of its Affiliates nor any entity managed or controlled by the Investor (collectively, the “Restricted Persons” and each of the foregoing is referred to herein as a “Restricted Person”) shall, directly or indirectly, (x) engage in any Short Sales involving the Company’s securities or (y) grant any option to purchase, or acquire any right to dispose of or otherwise dispose for value of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for any shares of Common Stock, or enter into any swap, hedge or other similar agreement that transfers, in whole or in part, the economic risk of ownership of the Common Stock. Notwithstanding the foregoing, it is expressly understood and agreed that nothing contained herein shall (without implication that the contrary would otherwise be true) prohibit any Restricted Person during the Restricted Period from: (1) selling “long” (as defined under Rule 200 promulgated under Regulation SHO) the Securities; or (2) selling a number of shares of Common Stock equal to the number of Shares that such Restricted Person is or may be obligated to purchase under a pending Fixed Purchase Notice, a pending VWAP Purchase Notice or a pending Additional VWAP Purchase Notice but has not yet taken possession of so long as such Restricted Person (or the Broker-Dealer, as applicable) delivers the Shares purchased pursuant to such Fixed Purchase Notice, such VWAP Purchase Notice or such Additional VWAP Purchase Notice (as applicable) to the purchaser thereof or the applicable Broker-Dealer upon such Restricted Person’s receipt of such shares of Common Stock from the Company pursuant to this Agreement.

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(ii) In addition to the foregoing, in connection with any sale of Securities (including any sale permitted by paragraph (i) above), the Investor shall comply in all respects with all applicable laws, rules, regulations and orders, including, without limitation, the requirements of the Securities Act and the Exchange Act.

Section 5.10. Effective Registration Statement. During the Investment Period, the Company shall use its commercially reasonable efforts to maintain the continuous effectiveness of the each Registration Statement filed with the Commission under the Securities Act for the applicable Registration Period pursuant to and in accordance with the Registration Rights Agreement.

Section 5.11. Blue Sky. The Company shall take such action, if any, as is necessary by the Company in order to obtain an exemption for or to qualify the Securities for sale by the Company to the Investor pursuant to the Transaction Documents, and at the request of the Investor, the subsequent resale of Registrable Securities by the Investor, in each case, under applicable state securities or “Blue Sky” laws and shall provide evidence of any such action so taken to the Investor from time to time following the Closing Date; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 5.11, (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction.

Section 5.12. Non-Public Information. None of the Company or of the Subsidiaries, nor any of their respective directors, officers, employees or agents shall disclose any material non-public information about the Company or the Subsidiaries to the Investor, unless a simultaneous public announcement thereof is made by the Company in the manner contemplated by Regulation FD. In the event of a breach of the foregoing covenant by the Company or of the Subsidiaries, or any of their respective directors, officers, employees and agents (as determined in the reasonable good faith judgment of the Investor), (i) the Investor shall promptly provide written notice of such breach to the Company and (ii) after such notice has been provided to the Company and, provided that the Company shall have failed to publicly disclose such material, non-public information within 24 hours following demand therefor by the Investor, in addition to any other remedy provided herein or in the other Transaction Documents, the Investor shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, non-public information without the prior approval by the Company, any of the Subsidiaries, or any of their respective directors, officers, employees or agents. The Investor shall not have any liability to the Company, any of the Subsidiaries, or any of their respective directors, officers, employees, stockholders or agents, for any such disclosure.

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Section 5.13. Broker/Dealer. The Investor shall use one or more broker-dealers to effectuate all sales, if any, of the Shares that it may purchase or otherwise acquire from the Company pursuant to the Transaction Documents, as applicable, which (or whom) shall be unaffiliated with the Investor and not then currently engaged or used by the Company, and a DTC participant (collectively, the “Broker-Dealer”). The Investor shall, from time to time, provide the Company and the Transfer Agent with all information regarding the Broker-Dealer reasonably requested by the Company. The Investor shall be solely responsible for all fees and commissions of the Broker-Dealer, which shall not exceed customary brokerage fees and commissions and shall be responsible for designating only a DTC participant eligible to receive DWAC Shares.

Section 5.14. Disclosure Schedules.

(i) The Company may, from time to time, update the Disclosure Schedules as may be required to satisfy the conditions set forth in Section 6.2(i) and Section 6.3 (to the extent such condition set forth in Section 6.3 relates to the condition in Section 6.2(i) as of a specific Notice Delivery Time). For purposes of this Section 5.14, any disclosure made in a schedule to the Compliance Certificate shall be deemed to be an update of the Disclosure Schedule. Notwithstanding anything in this Agreement to the contrary, no update to the Disclosure Schedule pursuant to this Section 5.14 shall cure any breach of a representation or warranty of the Company contained in this Agreement and made prior to the update and shall not affect any of the Investor’s rights or remedies with respect thereto.

(ii) Notwithstanding anything to the contrary contained in the Disclosure Schedule or in this Agreement, the information and disclosure contained in any Schedule of the Disclosure Schedule shall be deemed to be disclosed and incorporated by reference in any other Schedule of the Disclosure Schedule as though fully set forth in such Schedule for which applicability of such information and disclosure is reasonably apparent. The fact that any item of information is disclosed in the Disclosure Schedule shall not be construed to mean that such information is required to be disclosed by this Agreement. Except as expressly set forth in this Agreement, such information and the thresholds (whether based on quantity, qualitative characterization, dollar amounts or otherwise) set forth herein shall not be used as a basis for interpreting the terms “material” or “Material Adverse Effect” or other similar terms in this Agreement.

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Section 5.15. Delivery of Bring Down Opinions and Compliance Certificates Upon Occurrence of Certain Events. Within three (3) Trading Days immediately following the (i) filing of (A) a post-effective amendment to the Prospectus Supplement required to be filed by the Company with the Commission pursuant to the Registration Rights Agreement, (B) a New Registration Statement required to be filed by the Company with the Commission pursuant to Section 2(c) of the Registration Rights Agreement, or (C) a post-effective amendment to a New Registration Statement required to be filed by the Company with the Commission pursuant to Section 2(c) of the Registration Rights Agreement, in each case with respect to a fiscal year ending after the Commencement Date, to register the resale of Securities by the Investor under the Securities Act pursuant to this Agreement and the Registration Rights Agreement, and (ii) the date the Company files with the Commission (A) a Prospectus Supplement to the Prospectus contained in the Registration Statement under the Securities Act, (B) an annual report on Form 10-K under the Exchange Act with respect to a fiscal year ending after the Commencement Date, (C) an amendment on Form 10-K/A to an annual report on Form 10-K under the Exchange Act with respect to a fiscal year ending after the Commencement Date, which contains amended material financial information (or a restatement of material financial information) or an amendment to other material information contained in a previously filed Form 10-K, and (D) a Commission Document under the Exchange Act (other than those referred to in clauses (ii)(A) and (ii)(B) of this Section 5.15), which contains amended material financial information (or a restatement of material financial information) or an amendment to other material information contained or incorporated by reference in the Registration Statement, or the Prospectus or any Prospectus Supplement contained in the Registration Statement (it being hereby acknowledged and agreed that the filing by the Company with the Commission of a quarterly report on Form 10-Q that includes only updated financial information as of the end of the Company’s most recent fiscal quarter shall not, in and of itself, constitute an “amendment” or “restatement” for purposes of clause (ii) of this Section 5.15), in each case of this clause (ii) if the Company is not also then required under the Securities Act to file a post-effective amendment to the Registration Statement or a post-effective amendment to any New Registration Statement, in each case with respect to a fiscal year ending after the Commencement Date, to register the resale of Securities by the Investor under the Securities Act pursuant to this Agreement and the Registration Rights Agreement, and in any case of this clause (ii), not more than once per calendar quarter, the Company shall (I) deliver to the Investor a Compliance Certificate, dated such date, and (II) cause to be furnished to the Investor an opinion “bring down” from outside counsel to the Company substantially in the form mutually agreed to by the Company and the Investor prior to the date of this Agreement, modified, as necessary, to relate to such Registration Statement or post-effective amendment, or the Prospectus contained therein as then amended or supplemented by such Prospectus Supplement, as applicable (each such opinion, a “Bring Down Opinion”).

Section 5.16. DTC Chill. If the Common stock is chilled for deposit at DTC, becomes chilled, or receives a Stop Sign or other trading restrictions at any point while this Agreement remains outstanding, an additional 10% discount will be attributed to the price per Share at which each Fixed Purchase, VWAP Purchase and Additional VWAP Purchase is made and the Investor shall be entitled to deduct from such payment for the Shares an amount equal to $1,500 for each Fixed Purchase, VWAP Purchase and Additional VWAP Purchase to cover costs associated with the deposit of chilled or otherwise trade restricted stocks for each issuance.

Article VI

CONDITIONS TO CLOSING AND CONDITIONS TO THE SALE AND

PURCHASE OF THE SHARES

Section 6.1. Conditions Precedent to Closing. The Closing is subject to the satisfaction of each of the conditions set forth in this Section 6.1 on the Closing Date.

(i) Accuracy of the Investor’s Representations and Warranties. The representations and warranties of the Investor contained in this Agreement (a) that are not qualified by “materiality” shall be true and correct in all material respects as of the Closing Date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date and (b) that are qualified by “materiality” shall be true and correct as of the Closing Date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of such other date.

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(ii) Accuracy of the Company’s Representations and Warranties. The representations and warranties of the Company contained in this Agreement (a) that are not qualified by “materiality” or “Material Adverse Effect” shall be true and correct in all material respects as of the Closing Date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date and (b) that are qualified by “materiality” or “Material Adverse Effect” shall be true and correct as of the Closing Date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of such other date.

(iii) Reserved.

(iv) Closing Deliverables. At the Closing, counterpart signature pages of this Agreement and the Registration Rights Agreement executed by each of the parties hereto shall be delivered as provided in Section 1.2. Simultaneously with the execution and delivery of this Agreement and the Registration Rights Agreement, the Investor’s counsel shall have received the closing certificate from the Company, dated as of the Closing Date, in the form of Exhibit B hereto.

Section 6.2. Conditions Precedent to Commencement. The right of the Company to commence delivering Fixed Purchase Notices, VWAP Purchase Notices and Additional VWAP Purchase Notices under this Agreement, and the obligation of the Investor to accept Fixed Purchase Notices, VWAP Purchase Notices and Additional VWAP Purchase Notices delivered to the Investor by the Company under this Agreement, are subject to the initial satisfaction, at the time of Commencement, of each of the conditions set forth in this Section 6.2.

(i) Accuracy of the Company’s Representations and Warranties. The representations and warranties of the Company contained in this Agreement (a) that are not qualified by “materiality” or “Material Adverse Effect” shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Commencement Date with the same force and effect as if made on such date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date and (b) that are qualified by “materiality” or “Material Adverse Effect” shall have been true and correct when made and shall be true and correct as of the Commencement Date with the same force and effect as if made on such date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of such other date.

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(ii) Performance of the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and the Registration Rights Agreement to be performed, satisfied or complied with by the Company at or prior to the Commencement. The Company shall deliver to the Investor on the Commencement Date the compliance certificate substantially in the form attached hereto as Exhibit C (the “Compliance Certificate”).

(iii) No Material Notices. None of the following events shall have occurred and be continuing: (a) receipt of any request by the Commission or any other federal or state governmental authority for any additional information relating to the Prospectus Supplement, or the Prospectus contained therein or any Prospectus Supplement thereto, or for any amendment of or supplement to the Prospectus Supplement, the Prospectus contained therein or any Prospectus Supplement thereto; (b) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Prospectus Supplement or prohibiting or suspending the use of the Prospectus contained therein or any Prospectus Supplement thereto, or of the suspension of qualification or exemption from qualification of the Securities for offering or sale in any jurisdiction, or the initiation or contemplated initiation of any proceeding for such purpose; or (c) the occurrence of any event or the existence of any condition or state of facts, which makes any statement of a material fact made in the Prospectus Supplement, the Prospectus contained therein or any Prospectus Supplement thereto untrue or which requires the making of any additions to or changes to the statements then made in the Prospectus Supplement, the Prospectus contained therein or any Prospectus Supplement thereto in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein (in the case of the Prospectus or any Prospectus Supplement, in light of the circumstances under which they were made) not misleading, or which requires an amendment to the Prospectus Supplement or a supplement to the Prospectus contained therein or any Prospectus Supplement thereto to comply with the Securities Act or any other law. The Company shall not have any Knowledge of any event that would reasonably be expected to have the effect of causing the suspension of the effectiveness of the Prospectus Supplement or the prohibition or suspension of the use of the Prospectus contained therein or any Prospectus Supplement thereto in connection with the resale of the Registrable Securities by the Investor.

(iv) Other Commission Filings. The Current Report shall have been filed with the Commission as required pursuant to Section 1.3. The final Prospectus included in any post-effective amendment to the Prospectus Supplement, and any Prospectus Supplement thereto, required to be filed by the Company with the Commission pursuant to Section 1.3 and the Registration Rights Agreement after the Commencement Date and prior to the applicable Fixed Purchase Date and the applicable VWAP Purchase Date and Additional VWAP Purchase Date (as applicable), shall have been filed with the Commission in accordance with Section 1.3 and the Registration Rights Agreement. The final Prospectus included in any New Registration Statement and in any post-effective amendment thereto, and any Prospectus Supplement thereto, required to be filed by the Company with the Commission pursuant to Section 1.3 and the Registration Rights Agreement after the Commencement Date and prior to the applicable Fixed Purchase Date and the applicable VWAP Purchase Date and Additional VWAP Purchase Date (as applicable), shall have been filed with the Commission in accordance with Section 1.3 and the Registration Rights Agreement. All reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the Commission pursuant to the reporting requirements of the Exchange Act, including all material required to have been filed pursuant to Section 13(a) or 15(d) of the Exchange Act, after the Commencement Date and prior to the applicable Fixed Purchase Date and the applicable VWAP Purchase Date and Additional VWAP Purchase Date (as applicable), shall have been filed with the Commission and, if any Registrable Securities are covered by a Registration Statement on Form S-3, such filings shall have been made within the applicable time period prescribed for such filing under the Exchange Act.

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(v) No Suspension of Trading in or Notice of Delisting of Common Stock. Trading in the Common Stock shall not have been suspended by the Commission, the Trading Market or the FINRA (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Commencement Date), the Company shall not have received any final and non-appealable notice that the listing or quotation of the Common Stock on the Trading Market shall be terminated on a date certain (unless, prior to such date certain, the Common Stock is listed or quoted on any other Eligible Market), nor shall there have been imposed any suspension of, or restriction on, accepting additional deposits of the Common Stock, electronic trading or book-entry services by DTC with respect to the Common Stock that is continuing, the Company shall not have received any notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the Common Stock, electronic trading or book-entry services by DTC with respect to the Common Stock is being imposed or is contemplated (unless, prior to such suspension or restriction, DTC shall have notified the Company in writing that DTC has determined not to impose any such suspension or restriction).

(vi) Compliance with Laws. The Company shall have complied in all material respects with all applicable federal, state and local governmental laws, rules, regulations and ordinances in connection with the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the Company shall have obtained all permits and qualifications required by any applicable state securities or “Blue Sky” laws for the offer and sale of the Securities by the Company to the Investor and the subsequent resale of the Registrable Securities by the Investor (or shall have the availability of exemptions therefrom).

(vii) No Injunction. No statute, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of, or which would materially modify or delay any of the transactions contemplated by, the Transaction Documents.

(viii) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any court or governmental authority shall have been commenced, and no inquiry or investigation by any governmental authority shall have been commenced, against the Company or any Subsidiary, or any of the officers, directors or Affiliates of the Company or any Subsidiary, seeking to restrain, prevent or change the transactions contemplated by the Transaction Documents, or seeking material damages in connection with such transactions.

(ix) Listing of Securities. All of the Securities that have been and may be issued pursuant to this Agreement shall have been approved for listing or quotation on the Trading Market as of the Commencement Date, subject only to notice of issuance.

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(x) No Material Adverse Effect. No condition, occurrence, state of facts or event constituting a Material Adverse Effect shall have occurred and be continuing.

(xi) No Bankruptcy Proceedings. No Person shall have commenced a proceeding against the Company pursuant to or within the meaning of any Bankruptcy Law. The Company shall not have, pursuant to or within the meaning of any Bankruptcy Law, (a) commenced a voluntary case, (b) consented to the entry of an order for relief against it in an involuntary case, (c) consented to the appointment of a Custodian of the Company for all or substantially all of the Company’s property, or (d) made a general assignment for the benefit of its creditors. A court of competent jurisdiction shall not have entered an order or decree under any Bankruptcy Law that (I) is for relief against the Company in an involuntary case, (II) appoints a Custodian of the Company for all or substantially all of the Company’s property, or (III) orders the liquidation of the Company or of the Subsidiaries.

(xii) Reserved.

(xiii) Delivery of Commencement Irrevocable Transfer Agent Instructions and Notice of Effectiveness. The Commencement Irrevocable Transfer Agent Instructions shall have been executed by the Company and delivered to and acknowledged in writing by the Transfer Agent, and the Notice of Effectiveness relating to the Registration Statement shall have been executed by the Company’s outside counsel and delivered to the Transfer Agent.

(xiv) Reservation of Shares. As of the Commencement Date, the Company shall have reserved out of its authorized and unissued Common Stock, ____________ shares of Common Stock solely for the purpose of effecting Fixed Purchases, VWAP Purchases, and Additional VWAP Purchases under this Agreement.

(xv) Opinions of Company Counsel. On the Commencement Date, the Investor shall have received the opinion and negative assurances from outside counsel to the Company, dated the Commencement Date, in the forms mutually agreed to by the Company and the Investor prior to the date of this Agreement.

Section 6.3. Conditions Precedent to Purchases by Investor. The right of the Company to deliver Fixed Purchase Notices, VWAP Purchase Notices and Additional VWAP Purchase Notices under this Agreement after the Commencement Date, and the obligation of the Investor to accept Fixed Purchase Notices, VWAP Purchase Notices and Additional VWAP Purchase Notices under this Agreement after the Commencement Date, are subject to the satisfaction of each of the conditions set forth in this Section 6.3: (i) with respect to each Fixed Purchase after the Commencement Date, at the time of delivery of the applicable Fixed Purchase Notice to the Investor on the applicable Fixed Purchase Date for such Fixed Purchase, (ii) with respect to each VWAP Purchase after the Commencement Date, (A) at the time of delivery of the applicable VWAP Purchase Notice to the Investor and (B) immediately prior to the applicable VWAP Purchase Commencement Time on the applicable VWAP Purchase Date for such VWAP Purchase, and (iii) with respect to each Additional VWAP Purchase after the Commencement Date, (A) at the time of delivery of the applicable Additional VWAP Purchase Notice to the Investor and (B) immediately prior to the applicable Additional VWAP Purchase Commencement Time on the applicable Additional VWAP Purchase Date for such Additional VWAP Purchase (each such time referred to in clauses (i), (ii) and (iii) hereof, a “Notice Delivery Time”).

(i) Satisfaction of Certain Prior Conditions. Each of the conditions set forth in subsections (i), (ii), and (vii) through (xv) set forth in Section 6.2 shall be satisfied at the applicable Notice Delivery Time after the Commencement Date (with the terms “Commencement” and “Commencement Date” in the conditions set forth in subsections (i) and (ii) of Section 6.2 replaced with “applicable Notice Delivery Time”); provided, however, that the Company shall not be required to deliver the Compliance Certificate after the Commencement Date, except as provided in Section 5.1 and Section 6.2(ii).

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(ii) Any Required New Registration Statement Effective. Any New Registration Statement covering the resale by the Investor of the Registrable Securities, included therein, and any post-effective amendment thereto, required to be filed by the Company with the Commission pursuant to the Registration Rights Agreement after the Commencement Date and prior to the applicable Fixed Purchase Date, the applicable VWAP Purchase Date and the applicable Additional VWAP Purchase Date (as applicable), in each case shall have been declared effective under the Securities Act by the Commission and shall remain effective for the applicable Registration Period, and the Investor shall be permitted to utilize the Prospectus therein, and any Prospectus Supplement thereto, to resell (a) all of the then-issued Commitment Shares (if any) included in such New Registration Statement, and any post-effective amendment thereto, (b) all of the Shares included in such New Registration Statement, and any post-effective amendment thereto, that have been issued and sold to the Investor hereunder pursuant to all Fixed Purchase Notices, all VWAP Purchase Notices and all Additional VWAP Purchase Notices (as applicable) delivered by the Company to the Investor prior to such applicable Fixed Purchase Date, such applicable VWAP Purchase Date, and such applicable Additional VWAP Purchase Date, respectively, and (c) all of the Shares included in such new Registration Statement, and any post-effective amendment thereto, that are issuable pursuant to the applicable Fixed Purchase Notice, the applicable VWAP Purchase Notice, and the applicable Additional VWAP Purchase Notice (as applicable) delivered by the Company to the Investor with respect to a Fixed Purchase, a VWAP Purchase, and an Additional VWAP Purchase, respectively, to be effected hereunder on such applicable Fixed Purchase Date, such applicable VWAP Purchase Date, and such Additional VWAP Purchase Date, respectively.

(iii) Delivery of Subsequent Irrevocable Transfer Agent Instructions and Notice of Effectiveness. With respect to any post-effective amendment to the Registration Statement or any post-effective amendment to any Registration Statement, in each case declared effective by the Commission after the Commencement Date, the Company shall have delivered or caused to be delivered to the Transfer Agent (a) irrevocable instructions in the form substantially similar to the Commencement Irrevocable Transfer Agent Instructions executed by the Company and acknowledged in writing by the Transfer Agent and (b) the Notice of Effectiveness, in each case modified as necessary to refer to such Registration Statement or post-effective amendment and the Registrable Securities included therein, to issue the Registrable Securities included therein as DWAC Shares in accordance with the terms of this Agreement and the Registration Rights Agreement.

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(iv) No Material Notices. None of the following events shall have occurred and be continuing: (a) receipt of any request by the Commission or any other federal or state governmental authority for any additional information relating to the Registration Statement or any post-effective amendment thereto, or any New Registration Statement or any post-effective amendment thereto, or the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto; (b) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of any Registration Statement or any post-effective amendment thereto, or prohibiting or suspending the use of the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto, or of the suspension of qualification or exemption from qualification of the Securities for offering or sale in any jurisdiction, or the initiation or contemplated initiation of any proceeding for such purpose; or (c) the occurrence of any event or the existence of any condition or state of facts, which makes any statement of a material fact made in the Registration Statement or any post-effective amendment thereto, or the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto untrue or which requires the making of any additions to or changes to the statements then made in the Registration Statement or any post-effective amendment thereto, or the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein (in the case of the Prospectus or any Prospectus Supplement, in light of the circumstances under which they were made) not misleading, or which requires an amendment or any post-effective amendment thereto, any New Registration Statement or any post-effective amendment thereto, or the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto to comply with the Securities Act or any other law (other than the transactions contemplated by the applicable Fixed Purchase Notice, the applicable VWAP Purchase Notice, and the applicable Additional VWAP Purchase Notice (as applicable) delivered by the Company to the Investor with respect to a Fixed Purchase, a VWAP Purchase, and an Additional VWAP Purchase, respectively, to be effected hereunder on such applicable Fixed Purchase Date, such applicable VWAP Purchase Date, and such applicable Additional VWAP Purchase Date, respectively, and the settlement thereof). The Company shall not have any Knowledge of any event that would reasonably be expected to have the effect of causing the suspension of the effectiveness of the Registration Statement or any post-effective amendment thereto, or the prohibition or suspension of the use of the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto in connection with the resale of the Registrable Securities by the Investor.

(v) Other Commission Filings. The final Prospectus included in any post-effective amendment to any Prospectus required to be filed by the Company with the Commission pursuant to Section 1.3 and the Registration Rights Agreement after the Commencement Date and prior to the applicable Fixed Purchase Date and the applicable VWAP Purchase Date and Additional VWAP Purchase Date (as applicable), shall have been filed with the Commission in accordance with Section 1.3 and the Registration Rights Agreement. The final Prospectus included in any New Registration Statement and in any post-effective amendment thereto, and any Prospectus Supplement thereto, required to be filed by the Company with the Commission pursuant to Section 1.3 and the Registration Rights Agreement after the Commencement Date and prior to the applicable Fixed Purchase Date and the applicable VWAP Purchase Date and Additional VWAP Purchase Date (as applicable), shall have been filed with the Commission in accordance with Section 1.3 and the Registration Rights Agreement. All reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the Commission pursuant to the reporting requirements of the Exchange Act, including all material required to have been filed pursuant to Section 13(a) or 15(d) of the Exchange Act, after the Commencement Date and prior to the applicable Fixed Purchase Date and the applicable VWAP Purchase Date and Additional VWAP Purchase Date (as applicable), shall have been filed with the Commission and, if any Registrable Securities are covered by a Registration Statement on Form S-3, such filings shall have been made within the applicable time period prescribed for such filing under the Exchange Act.

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(vi) No Suspension of Trading in or Notice of Delisting of Common Stock. Trading in the Common Stock shall not have been suspended by the Commission, the Trading Market or FINRA (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the applicable Fixed Purchase Date, VWAP Purchase Date or Additional VWAP Purchase Date, as applicable), the Company shall not have received any final and non-appealable notice that the listing or quotation of the Common Stock on the Trading Market shall be terminated on a date certain (unless, prior to such date certain, the Common Stock is listed or quoted on any other Eligible Market), nor shall there have been imposed any suspension of, or restriction on, accepting additional deposits of the Common Stock, electronic trading or book-entry services by DTC with respect to the Common Stock that is continuing, the Company shall not have received any notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the Common Stock, electronic trading or book-entry services by DTC with respect to the Common Stock is being imposed or is contemplated (unless, prior to such suspension or restriction, DTC shall have notified the Company in writing that DTC has determined not to impose any such suspension or restriction).

(vii) Certain Limitations. The issuance and sale of the Shares issuable pursuant to the applicable Fixed Purchase Notice, applicable VWAP Purchase Notice, and applicable Additional VWAP Purchase Notice (as applicable) shall not (a) exceed the applicable Fixed Purchase Maximum Amount, the applicable VWAP Purchase Maximum Amount and the applicable Additional VWAP Purchase Maximum Amount, respectively, or (b) cause the Aggregate Limit or the Beneficial Ownership Limitation to be exceeded.

(viii) Shares Authorized and Delivered. All of the Shares issuable pursuant to the applicable Fixed Purchase Notice, the applicable VWAP Purchase Notice, and the applicable Additional VWAP Purchase Notice (as applicable) shall have been duly authorized by all necessary corporate action of the Company. All Shares relating to all prior Fixed Purchase Notices, VWAP Purchase Notices, and Additional VWAP Purchase Notices required to have been received by the Investor as DWAC Shares under this Agreement prior to the applicable Notice Delivery Time for the applicable Fixed Purchase, applicable VWAP Purchase and applicable Additional VWAP Purchase (as applicable) shall have been delivered to the Investor as DWAC Shares in accordance with this Agreement.

(ix) Bring Down Opinions of Company Counsel. The Investor shall have received (a) all Bring Down Opinions from outside counsel to the Company for which the Company was obligated to instruct their outside counsel to deliver to the Investor prior to the applicable Notice Delivery Time for the applicable Fixed Purchase, applicable VWAP Purchase, and applicable Additional VWAP Purchase (as applicable) and (b) all Compliance Certificates from the Company that the Company was obligated to deliver to the Investor prior to the applicable Notice Delivery Time for the applicable Fixed Purchase, applicable VWAP Purchase and applicable Additional VWAP Purchase (as applicable), in each case in accordance with Section 5.15.

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Article VII

TERMINATION

Section 7.1. Automatic Termination; Termination by Consent. Unless earlier terminated as provided hereunder, this Agreement shall terminate automatically, without any further action or notice by any Person, on the earliest to occur of (i) the expiration of the Registration Statement pursuant to Rule 415(a)(5) of the Securities Act, (ii) the date on which the Investor shall have purchased the Aggregate Limit of Shares pursuant to this Agreement, (iii) the date on which the Common Stock shall have failed to be listed or quoted on the Trading Market or any Eligible Market, (iv) the thirtieth (30th) Trading Day next following the date on which, pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any Person commences a proceeding against the Company, in each case that is not discharged or dismissed prior to such thirtieth (30th) Trading Day, and (v) the date on which, pursuant to or within the meaning of any Bankruptcy Law, a Custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors. Subject to Section 7.3, this Agreement may be terminated at any time by the mutual written consent of the parties, effective as of the date of such mutual written consent unless otherwise provided in such written consent.

Section 7.2. Other Termination. Subject to Section 7.3, the Company may terminate this Agreement after the Commencement Date effective upon one (1) Trading Day’s prior written notice to the Investor in accordance with Section 9.4; provided, however, that (i) the Company shall have issued all applicable Commitment Shares to the Investor and shall have paid all fees and amounts to the Investor’s counsel required to be paid pursuant to Section 9.1 of this Agreement prior to such termination, and (ii) prior to issuing any press release, or making any public statement or announcement, with respect to such termination, the Company shall consult with the Investor and its counsel on the form and substance of such press release or other disclosure, which consent shall not be unreasonably delayed or withheld. Subject to Section 7.3, this Agreement may be terminated at any time by the mutual written consent of the parties, effective as of the date of such mutual written consent unless otherwise provided in such written consent. Subject to Section 7.3, the Investor shall have the right to terminate this Agreement effective upon ten (10) Trading Days’ prior written notice to the Company in accordance with Section 9.4, if: (a) any condition, occurrence, state of facts or event constituting a Material Adverse Effect has occurred and is continuing; (b) a Fundamental Transaction shall have occurred; (c) the Registration Statement is not filed by the applicable Filing Deadline therefor or declared effective by the Commission by the applicable Effectiveness Deadline (as defined in the Registration Rights Agreement) therefor, or the Company is otherwise in breach or default in any material respect under any of the other provisions of the Registration Rights Agreement, and, if such failure, breach or default is capable of being cured, such failure, breach or default is not cured within 10 Trading Days after notice of such failure, breach or default is delivered to the Company pursuant to Section 9.4; (d) while a Registration Statement, or any post-effective amendment thereto, is required to be maintained effective pursuant to the terms of the Registration Rights Agreement and the Investor holds any Registrable Securities, the effectiveness of such Registration Statement, or any post-effective amendment thereto, lapses for any reason (including, without limitation, the issuance of a stop order by the Commission) or such Registration Statement or any post-effective amendment thereto, the Prospectus contained therein or any Prospectus Supplement thereto otherwise becomes unavailable to the Investor for the resale of all of the Registrable Securities included therein in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of 20 consecutive Trading Days, other than due to acts of the Investor; (e) trading in the Common Stock on the Trading Market (or if the Common Stock is then listed on an Eligible Market, trading in the Common Stock on such Eligible Market) shall have been suspended and such suspension continues for a period of three (3) consecutive Trading Days; or (f) the Company is in material breach or default of this Agreement, and, if such breach or default is capable of being cured, such breach or default is not cured within 10 Trading Days after notice of such breach or default is delivered to the Company (as applicable) pursuant to Section 9.4. Unless notification thereof is required elsewhere in this Agreement (in which case such notification shall be provided in accordance with such other provision), the Company shall promptly (but in no event later than 24 hours) notify the Investor (and, if required under Applicable Law, including, without limitation, Regulation FD promulgated by the Commission, or under the applicable rules and regulations of the Trading Market (or if the Common Stock is then listed on an Eligible Market, the rules and regulations of such Eligible Market), the Company shall publicly disclose such information in accordance with Regulation FD and the applicable rules and regulations of the Trading Market, or the applicable rules and regulations of such Eligible Market, as applicable) upon becoming aware of any of the events set forth in the immediately preceding sentence.

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Section 7.3. Effect of Termination. In the event of termination by the Company or the Investor (other than by mutual termination) pursuant to Section 7.2, written notice thereof shall forthwith be given to the other party as provided in Section 9.4 and the transactions contemplated by this Agreement shall be terminated without further action by either party. If this Agreement is terminated as provided in Section 7.1 or Section 7.2, this Agreement shall become void and of no further force and effect, except that (i) the provisions of Article IV (Representations and Warranties of the Company), Article VIII (Indemnification), Article IX (Miscellaneous) and this Article VII (Termination) shall remain in full force and effect indefinitely notwithstanding such termination and (ii) so long as the Investor owns any Securities, the covenants and agreements of the Company contained in Article V (Covenants) shall remain in full force and effect for a period of six (6) months following such termination. Notwithstanding anything in this Agreement to the contrary, no termination of this Agreement by any party shall (i) become effective prior to the first Trading Day immediately following the settlement date related to any pending Fixed Purchase Notice, any pending VWAP Purchase Notice, or any pending Additional VWAP Purchase Notice (as applicable) that has not been fully settled in accordance with the terms and conditions of this Agreement (it being hereby acknowledged and agreed that no termination of this Agreement shall limit, alter, modify, change or otherwise affect any of the parties’ respective rights or obligations under the Transaction Documents with respect to any pending Fixed Purchase, pending VWAP Purchase, and pending Additional VWAP Purchase (as applicable), and that the parties shall fully perform their respective obligations with respect to any such pending Fixed Purchase, any such pending VWAP Purchase, and any such pending Additional VWAP Purchase (as applicable) under the Transaction Documents, provided all of the conditions to the settlement thereof set forth in Article VI are timely satisfied), (ii) limit, alter, modify, change or otherwise affect the parties’ respective rights or obligations under the Registration Rights Agreement, all of which shall survive any such termination, (iii) affect the Investor Expense Reimbursement paid to the Investor, all of which shall be non-refundable when paid as of the Closing Date pursuant to Section 9.1(i), regardless of whether any Fixed Purchases, VWAP Purchases, or Additional VWAP Purchases are made or settled hereunder or any subsequent termination of this Agreement, or (iv) affect any Commitment Shares previously issued or delivered, or any rights of any holder thereof, it being hereby acknowledged and agreed that all of the Commitment Shares shall be fully earned as of the Closing Date, regardless of whether any Fixed Purchases, VWAP Purchases or Additional VWAP Purchases are made or settled hereunder or any subsequent termination of this Agreement. Nothing in this Section 7.3 shall be deemed to release the Company or the Investor from any liability for any breach or default under this Agreement or any of the other Transaction Documents to which it is a party, or to impair the respective rights of the Company and the Investor to compel specific performance by the other party of its obligations under the Transaction Documents to which it is a party.

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Article VIII

INDEMNIFICATION

Section 8.1. Indemnification of Investor. In consideration of the Investor’s execution and delivery of this Agreement and acquiring the Securities hereunder and in addition to all of the other respective obligations of the Company under the Transaction Documents to which it is a party, subject to the provisions of this Section 8.1, the Company shall indemnify and hold harmless the Investor, each of its directors, officers, shareholders, members, partners, employees, representatives, agents and advisors (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title), each Person, if any, who controls the Investor (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act), and the respective directors, officers, shareholders, members, partners, employees, representatives, agents and advisors (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) of such controlling Persons (each, an “Investor Party”), from and against all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses (including all judgments, amounts paid in settlement, court costs, reasonable attorneys’ fees and costs of defense and investigation) (collectively, “Damages”) that any Investor Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents to which it is a party or (b) any action, suit, claim or proceeding (including for these purposes a derivative action brought on behalf of the Company) instituted against such Investor Party arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents, other than claims for indemnification within the scope of Section 6 of the Registration Rights Agreement; provided, however, that (x) the foregoing indemnity shall not apply to any Damages to the extent, but only to the extent, that such Damages resulted directly and primarily from any acts or failures to act, undertaken or omitted to be taken by such Investor Party through its fraud, bad faith, gross negligence, or willful or reckless misconduct.

The Company shall reimburse any Investor Party promptly upon demand (with accompanying presentation of documentary evidence) for all legal and other costs and expenses reasonably incurred by such Investor Party in connection with (i) any action, suit, claim or proceeding, whether at law or in equity, to enforce compliance by the Company with any provision of the Transaction Documents to which it is a party or (ii) any other any action, suit, claim or proceeding, whether at law or in equity, with respect to which it is entitled to indemnification under this Section 8.1; provided that the Investor shall promptly reimburse the Company for all such legal and other costs and expenses to the extent a court of competent jurisdiction determines that any Investor Party was not entitled to such reimbursement.

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An Investor Party’s right to indemnification or other remedies based upon the representations, warranties, covenants and agreements of the Company set forth in the Transaction Documents to which it is a party shall not in any way be affected by any investigation or knowledge of such Investor Party. Such representations, warranties, covenants and agreements shall not be affected or deemed waived by reason of the fact that an Investor Party knew or should have known that any representation or warranty might be inaccurate or that the Company failed to comply with any agreement or covenant. Any investigation by such Investor Party shall be for its own protection only and shall not affect or impair any right or remedy hereunder.

To the extent that the foregoing joint and several undertakings by the Company set forth in this Section 8.1 may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Damages which is permissible under Applicable Law.

Section 8.2. Indemnification Procedures. Promptly after an Investor Party receives notice of a claim or the commencement of an action for which the Investor Party intends to seek indemnification under Section 8.1, the Investor Party will notify the Company in writing of the claim or commencement of the action, suit or proceeding; provided, however, that failure to notify the Company will not relieve the Company from liability under Section 8.1, except to the extent it has been materially prejudiced by the failure to give notice. The Company will be entitled to participate in the defense of any claim, action, suit or proceeding as to which indemnification is being sought, and if the Company acknowledges in writing the obligation to indemnify the Investor Party against whom the claim or action is brought, the Company may (but will not be required to) assume the defense against the claim, action, suit or proceeding with counsel satisfactory to it. After the Company notifies the Investor Party that the Company wishes to assume the defense of a claim, action, suit or proceeding, the Company will not be liable for any further legal or other expenses incurred by the Investor Party in connection with the defense against the claim, action, suit or proceeding except that if, in the opinion of counsel to the Investor Party, it would be inappropriate under the applicable rules of professional responsibility for the same counsel to represent both the Company and such Investor Party. In such event, the Company will pay the reasonable fees and expenses of no more than one separate counsel for all such Investor Parties promptly as such fees and expenses are incurred. Each Investor Party, as a condition to receiving indemnification as provided in Section 8.1, will cooperate in all reasonable respects with the Company in the defense of any action or claim as to which indemnification is sought. The Company will not be liable for any settlement of any action effected without its prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned. The Company will not, without the prior written consent of the Investor Party, effect any settlement of a pending or threatened action with respect to which an Investor Party is, or is informed that it may be, made a party and for which it would be entitled to indemnification, unless the settlement includes an unconditional release of the Investor Party from all liability and claims which are the subject matter of the pending or threatened action.

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The remedies provided for in this Article VIII are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Investor Party at law or in equity.

Article IX

MISCELLANEOUS

Section 9.1. Certain Fees and Expenses; Commitment Shares; Commencement Irrevocable Transfer Agent Instructions.

(i) Certain Fees and Expenses. Each party shall bear its own fees and expenses related to the transactions contemplated by this Agreement; provided, however, that immediately following the execution of this Agreement, the Company shall pay, by wire transfer of immediately available funds to an account designated by the Investor, an amount equal to $25,000 to be applied against the Investor’s reasonable out-of-pocket expenses, including the legal fees and disbursements of the Investor’s legal counsel, incurred by the Investor in connection with the preparation, negotiation, execution and delivery of the Transaction Documents by the Investor and its due diligence investigation of the Company (such amount, the “Investor Expense Reimbursement”). For the avoidance of doubt, the Investor Expense Reimbursement, shall be non-refundable when paid as of the Closing Date, regardless of whether any Fixed Purchases, VWAP Purchases or Additional VWAP Purchases are made or settled hereunder or any subsequent termination of this Agreement. The Company shall pay all U.S. federal, state and local stamp and other similar transfer and other taxes and duties levied in connection with issuance of the Securities pursuant hereto.

(ii) Commitment Shares. In consideration for the Investor’s execution and delivery of this Agreement, the Company shall issue the Commitment Shares to the Investor or its designee not later than 4:00 p.m. (New York City time) on the Effective Date. The Commitment Shares shall be included in the Registration Statement. For the avoidance of doubt, all of the Commitment Shares shall be fully earned as of the Closing Date, regardless of whether any Fixed Purchases or VWAP Purchases are effected hereunder and regardless of any subsequent termination of this Agreement. The Commitment Shares shall constitute Registrable Securities and shall be included in the Registration Statement and any post-effective amendment thereto, in each case in accordance with this Agreement and the Registration Rights Agreement.

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(iii) Irrevocable Transfer Agent Instructions; Notice of Effectiveness. On the Commencement Date, the Company shall cause the Transfer Agent to credit the Investor’s or its designee’s account at DTC as DWAC Shares such number of shares of Common Stock equal to the number of Commitment Shares issued to the Investor pursuant to Section 9.1(ii). The Company shall take all actions to carry out the intent and accomplish the purposes of the immediately preceding sentence, including, without limitation, delivering all such legal opinions, consents, certificates, resolutions and instructions to the Transfer Agent, and any successor transfer agent of the Company, as may be requested from time to time by the Investor or necessary or desirable to carry out the intent and accomplish the purposes of the immediately preceding sentence. Upon the effectiveness of the Registration Statement, the Company shall deliver or cause to be delivered to the Transfer Agent (and thereafter, shall deliver or cause to be delivered to any subsequent transfer agent of the Company), (i) irrevocable instructions executed by the Company and acknowledged in writing by the Transfer Agent (the “Commencement Irrevocable Transfer Agent Instructions”) and (ii) the notice of effectiveness in the form attached as an exhibit to the Registration Rights Agreement (the “Notice of Effectiveness”), in each case directing the Transfer Agent to issue to the Investor or its designee all of the Commitment Shares as DWAC Shares in accordance with this Agreement and the Registration Rights Agreement. With respect to any post-effective amendment to the Registration Statement or any post-effective amendment to any New Registration Statement, in each case declared effective by the Commission after the Commencement Date, the Company shall deliver or cause to be delivered to the Transfer Agent (and thereafter, shall deliver or cause to be delivered to any subsequent transfer agent of the Company) (i) irrevocable instructions in the form substantially similar to the Commencement Irrevocable Transfer Agent Instructions executed by the Company and acknowledged in writing by the Transfer Agent and (ii) the Notice of Effectiveness, in each case modified as necessary to refer to such Registration Statement or post-effective amendment and the Registrable Securities included therein. For the avoidance of doubt, all Shares and Commitment Shares to be issued from and after Commencement to or for the benefit of the Investor pursuant to this Agreement shall be issued to the Investor or its designee only as DWAC Shares. The Company represents and warrants to the Investor that, while this Agreement is effective, no instruction other than those referred to in this Section 9.1(iii) will be given by the Company to the Transfer Agent, or any successor transfer agent of the Company, with respect to the Shares and the Commitment Shares from and after Commencement, and the Shares and the Commitment Shares (as applicable) covered by any New Registration Statement or post-effective amendment thereof, as applicable, shall otherwise be freely transferable on the books and records of the Company and no stop transfer instructions shall be maintained against the transfer thereof. The Company agrees that if the Company fails to fully comply with the provisions of this Section 9.1(iii) within three (3) Trading Days after the date on which the Investor has provided the deliverables referred to above that the Investor is required to provide to the Company or the Transfer Agent, the Company shall, at the Investor’s written instruction, purchase from the Investor all shares of Common Stock purchased or acquired by the Investor pursuant to this Agreement that contain restrictive legends at the greater of (i) the purchase price paid for such shares of Common Stock (as applicable) and (ii) the Closing Sale Price of the Common Stock on the date of the Investor’s written instruction.

Section 9.2. Specific Enforcement, Consent to Jurisdiction, Waiver of Jury Trial.

(i) The Company and the Investor acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Company, on the one hand, and the Investor, on the other hand, shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement by the other party and to enforce specifically the terms and provisions hereof (without the necessity of showing economic loss and without any bond or other security being required), this being in addition to any other remedy to which either party may be entitled by law or equity.

(ii) Each of the Company and the Investor (a) hereby irrevocably submits to the jurisdiction of the U.S. District Court and other courts of the United States sitting in the State of New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement, and (b) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Investor consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 9.2 shall affect or limit any right to serve process in any other manner permitted by law.

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(iii) EACH OF THE COMPANY AND THE INVESTOR HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR DISPUTES RELATING HERETO. EACH OF THE COMPANY AND THE INVESTOR (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.2.

Section 9.3. Entire Agreement. The Transaction Documents set forth the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written, with respect to such matters. There are no promises, undertakings, representations or warranties by either party relative to subject matter hereof not expressly set forth in the Transaction Documents. The Disclosure Schedule and all exhibits to this Agreement are hereby incorporated by reference in, and made a part of, this Agreement as if set forth in full herein.

Section 9.4. Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or electronic mail delivery at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The address for such communications shall be:

If to the Company:

Eastside Distilling, Inc.

755 Main Street, Building 4, Suite 3

Monroe, Connecticut 06468

Attention:

Email:

With a copy (which shall not constitute notice) to:

[              ]

Attention: [      ]

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If to the Investor:

C/M Capital Master Fund LP

1111 Brickell Avenue, Suite 2920

Miami, Florida 33131

Telephone Number:

Email:

Attention:

With a copy (which shall not constitute notice) to:

Pryor Cashman LLP

7 Times Square

New York, NY 10036

Attention: M. Ali Panjwani, Esq.

Either party hereto may from time to time change its address for notices by giving at least five (5) days’ advance written notice of such changed address to the other party hereto.

Section 9.5. Waivers. No provision of this Agreement may be waived by the parties from and after the date that is one (1) Trading Day immediately preceding the filing of the Registration Statement with the Commission. Subject to the immediately preceding sentence, no provision of this Agreement may be waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercises thereof or of any other right, power or privilege.

Section 9.6. Amendments. No provision of this Agreement may be amended by the parties from and after the date that is one (1) Trading Day immediately preceding the filing of the Registration Statement with the Commission. Subject to the immediately preceding sentence, no provision of this Agreement may be amended other than by a written instrument signed by both parties hereto.

Section 9.7. Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

Section 9.8. Construction. The parties agree that each of them and their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents. In addition, each and every reference to share prices and number of shares of Common Stock in any Transaction Document shall, in all cases, be subject to adjustment for any stock splits, stock combinations, stock dividends, recapitalizations, reorganizations and other similar transactions that occur on or after the date of this Agreement. Any reference in this Agreement to “Dollars” or “$” shall mean the lawful currency of the United States of America. Any references to “Section” or “Article” in this Agreement shall, unless otherwise expressly stated herein, refer to the applicable Section or Article of this Agreement.

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Section 9.9. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. Neither the Company nor the Investor may assign this Agreement or any of their respective rights or obligations hereunder to any Person.

Section 9.10. No Third Party Beneficiaries. Except as expressly provided in Article VIII, this Agreement is intended only for the benefit of the parties hereto and their respective successors, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

Section 9.11. Governing Law. This Agreement shall be governed by and construed in accordance with the internal procedural and substantive laws of the State of New York, without giving effect to the choice of law provisions of such state that would cause the application of the laws of any other jurisdiction.

Section 9.12. Survival. The representations, warranties, covenants and agreements of the Company and the Investor contained in this Agreement shall survive the execution and delivery hereof until the termination of this Agreement; provided, however, that (i) the provisions of Article IV (Representations and Warranties of the Company), Article VII (Termination), Article VIII (Indemnification) and this Article IX (Miscellaneous) shall remain in full force and effect indefinitely notwithstanding such termination, and, (ii) so long as the Investor owns any Securities, the covenants and agreements of the Company and the Investor contained in Article V (Covenants), shall remain in full force and effect notwithstanding such termination for a period of six (6) months following such termination.

Section 9.13. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature or signature delivered by e-mail in a “.pdf” format data file, including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com, www.echosign.adobe.com, etc., shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original signature.

Section 9.14. Publicity. The Company shall afford the Investor and its counsel with a reasonable opportunity to review and comment upon, shall consult with the Investor and its counsel on the form and substance of, and shall give due consideration to all such comments from the Investor or its counsel on, any press release, Commission filing or any other public disclosure made by or on behalf of the Company relating to the Investor, its purchases hereunder or any aspect of the Transaction Documents or the transactions contemplated thereby, prior to the issuance, filing or public disclosure thereof. For the avoidance of doubt, the Company shall not be required to submit for review any such disclosure (i) contained in periodic reports filed with the Commission under the Exchange Act if it shall have previously provided the same disclosure to the Investor or its counsel for review in connection with a previous filing or (ii) any Prospectus Supplement if it contains disclosure that does not reference the Investor, its purchases hereunder or any aspect of the Transaction Documents or the transactions contemplated thereby.

Section 9.15. Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement, and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

Section 9.16. Further Assurances. From and after the Closing Date, upon the request of the Investor or the Company, each of the Company and the Investor shall execute and deliver such instrument, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of the date first above written.

THE COMPANY:

EASTSIDE DISTILLING, INC.:

By:	/s/ Geoffrey Gwin
Name:	Geoffrey Gwin
Title:	Chief Executive Officer

THE INVESTOR:

C/M CAPITAL MASTER FUND LP

By:	/s/ Thomas Walsh
Name:	Thomas Walsh
Title:	Manager

ANNEX I TO THE

COMMON STOCK PURCHASE AGREEMENT

DEFINITIONS

“Additional VWAP Purchase” shall have the meaning assigned to such term in Section 2.3.

“Additional VWAP Purchase Commencement Time” means, the latest of (A) the applicable VWAP Purchase Termination Time with respect to the corresponding VWAP Purchase on such Additional VWAP Purchase Date, (B) the applicable Additional VWAP Purchase Termination Time with respect to the most recently completed prior Additional VWAP Purchase on such Additional VWAP Purchase Date, as applicable, and (C) the time at which all shares of Common Stock subject to all prior VWAP Purchases and Additional VWAP Purchases (as applicable), including, without limitation, those that have been effected on the same business day as the applicable Additional VWAP Purchase.

“Additional VWAP Purchase Confirmation” shall have the meaning assigned to such term in Section 2.3 and shall be in the form attached hereto as Annex 2.3C.

“Additional VWAP Purchase Date” means, with respect to an Additional VWAP Purchase made pursuant to Section 2.3, the Trading Day (i) that is also the VWAP Purchase Date for the corresponding VWAP Purchase referred to in clause (i) of the second sentence of Section 2.3 and (ii) on which the Investor receives, prior to 2:00 p.m., New York City time, on such Trading Day, a valid Additional VWAP Purchase Notice for such Additional VWAP Purchase in accordance with this Agreement.

“Additional VWAP Purchase Maximum Amount” means, with respect to an Additional VWAP Purchase made pursuant to Section 2.3, a number of shares of Common Stock equal to the lesser of (i) 300% of the number of Shares directed by the Company to be purchased by the Investor pursuant to the corresponding Fixed Purchase Notice for the corresponding Fixed Purchase referred to in clause (i) of the second sentence of Section 2.3 and (ii) a number of Shares equal to (A) the Additional VWAP Purchase Share Percentage multiplied by (B) the trading volume of shares of Common Stock traded on the Trading Market (or, if the Common Stock is then listed on an Eligible Market, on such Eligible Market) during the applicable Additional VWAP Purchase Period on the applicable Additional VWAP Purchase Date for such Additional VWAP Purchase.

“Additional VWAP Purchase Notice” means, with respect to an Additional VWAP Purchase made pursuant to Section 2.3, an irrevocable written notice delivered by the Company to the Investor, prior to 2:00 p.m., New York City time, on the applicable Additional VWAP Purchase Date for such Additional VWAP Purchase, directing the Investor to purchase an Additional VWAP Purchase Share Amount (such specified Additional VWAP Purchase Share Amount subject to adjustment as set forth in Section 2.3 as necessary to give effect to the Additional VWAP Purchase Maximum Amount), at the applicable Additional VWAP Purchase Price therefor on the applicable Additional VWAP Purchase Date for such Additional VWAP Purchase in accordance with this Agreement.

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“Additional VWAP Purchase Period” means, with respect to an Additional VWAP Purchase made pursuant to Section 2.3, the period on the applicable Additional VWAP Purchase Date for such Additional VWAP Purchase beginning at the applicable Additional VWAP Purchase Commencement Time and ending at the applicable Additional VWAP Purchase Termination Time.

“Additional VWAP Purchase Price” means, with respect to an Additional VWAP Purchase made pursuant to Section 2.3, the purchase price per Share to be purchased by the Investor in such Additional VWAP Purchase equal to ninety five percent (95%) of the lower of (i) the VWAP for the applicable Additional VWAP Purchase Period during the applicable Additional VWAP Purchase Date for such Additional VWAP Purchase, and (ii) the Closing Sale Price of the Common Stock on such applicable Additional VWAP Purchase Date for such Additional VWAP Purchase (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction).

“Additional VWAP Purchase Share Amount” means, with respect to an Additional VWAP Purchase made pursuant to Section 2.3, the number of Shares to be purchased by the Investor in such Additional VWAP Purchase as specified by the Company in the applicable Additional VWAP Purchase Notice, which number of Shares shall not exceed the applicable Additional VWAP Purchase Maximum Amount.

“Additional VWAP Purchase Share Percentage” means, with respect to an Additional VWAP Purchase made pursuant to Section 2.3, thirty percent (30%).

“Additional VWAP Purchase Share Volume Maximum” means, with respect to an Additional VWAP Purchase made pursuant to Section 2.3, a number of shares of Common Stock equal to (i) the number of Shares specified by the Company in the applicable Additional VWAP Purchase Notice as the Additional VWAP Purchase Share Amount to be purchased by the Investor in such Additional VWAP Purchase, divided by (ii) the Additional VWAP Purchase Share Percentage (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction).

“Additional VWAP Purchase Termination Time” means, with respect to an Additional VWAP Purchase made pursuant to Section 2.3, the earliest of (i) 2:00 p.m., New York City time, on the applicable Additional VWAP Purchase Date, or such other time publicly announced by the Trading Market as the official close of trading on the Trading Market (or, if the Common Stock is then listed on an Eligible Market, by such Eligible Market as the official close of trading on such Eligible Market) on such applicable Additional VWAP Purchase Date, (ii) such time, from and after the Additional VWAP Purchase Commencement Time for such Additional VWAP Purchase, that the trading volume of shares of Common Stock traded on the Trading Market (or, if the Common Stock is then listed on an Eligible Market, on such Eligible Market) has exceeded the applicable Additional VWAP Purchase Share Volume Maximum and (iii) such time, from and after the Additional VWAP Purchase Commencement Time for such Additional VWAP Purchase, that any sale price of the Common Stock traded on the Trading Market (or, if the Common Stock is then listed on an Eligible Market, on such Eligible Market) has fallen below the applicable Floor Price for such applicable Additional VWAP Purchase.

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“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with a Person, as such terms are used in and construed under Rule 144. With respect to the Investor, without limitation, any Person owning, owned by, or under common ownership with the Investor, and any investment fund or managed account that is managed on a discretionary basis by the same investment manager as the Investor will be deemed to be an Affiliate.

“Aggregate Limit” shall have the meaning assigned to such term in Section 2.4(a).

“Agreement” shall have the meaning assigned to such term in the preamble of this Agreement.

“Applicable Laws” shall have the meaning assigned to such term in Section 4.13.

“Bankruptcy Law” means Title 11, U.S. Code, or any similar U.S. federal or state law for the relief of debtors.

“Beneficial Ownership Limitation” shall have the meaning assigned to such term in Section 2.5.

“Bloomberg” means Bloomberg, L.P.

“Bring Down Opinion” shall have the meaning assigned to such term in Section 5.15.

“Broker-Dealer” shall have the meaning assigned to such term in Section 5.13.

“Bylaws” shall have the meaning assigned to such term in Section 4.4.

“Charter” shall have the meaning assigned to such term in Section 3.3.

“Closing” shall have the meaning assigned to such term in Section 1.2

“Closing Date” means the date of this Agreement.

“Closing Sale Price” means, for the Common Stock as of any date, the greater of (i) the then current book value of the Common Stock, and (ii) the last closing trade price for the Common Stock on the Trading Market (or, if the Common Stock is then listed on an Eligible Market, on such Eligible Market), as reported by Bloomberg, or, if the Trading Market (or such Eligible Market, as applicable) begins to operate on an extended hours basis and does not designate the closing trade price for the Common Stock, then the last trade price for the Common Stock prior to 4:00 p.m., New York City time, as reported by Bloomberg. All such determinations shall be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during such period.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commencement” shall have the meaning assigned to such term in Section 2.1

“Commencement Date” shall have the meaning assigned to such term in Section 2.1.

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“Commencement Irrevocable Transfer Agent Instructions” shall have the meaning assigned to such term in Section 9.1(iii).

“Commission” means the U.S. Securities and Exchange Commission or any successor entity.

“Commission Documents” shall mean (1) all reports, schedules, registrations, forms, statements, information and other documents filed with or furnished to the Commission by the Company pursuant to the reporting requirements of the Exchange Act, including all material filed with or furnished to the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, and which hereafter shall be filed with or furnished to the Commission by the Company, including, without limitation, the Current Report, (2) each Registration Statement, as the same may be amended from time to time, the Prospectus contained therein and each Prospectus Supplement thereto and (3) all information contained in such filings and all documents and disclosures that have been and heretofore shall be incorporated by reference therein.

“Commitment Shares” means $525,000 worth of the Company’s Common Stock issuable on the [Effective Date], valued at the VWAP Purchase Price as of such date (the “Commitment Shares”).

“Common Stock” shall have the meaning assigned to such term in the recitals of this Agreement.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company” shall have the meaning assigned to such term in the preamble of this Agreement.

“Compliance Certificate” shall have the meaning assigned to such term in Section 6.2(ii).

“Current Report” shall have the meaning assigned to such term in Section 1.3.

“Custodian” shall mean any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Damages” shall have the meaning assigned to such term in Section 8.1.

“Dilutive Issuance” shall have the meaning assigned to such term in Section 5.6(ii).

“Disclosure Schedule” shall have the meaning assigned to such term in Section 4.1.

“Disqualification Event” shall have the meaning assigned to such term in Section 4.37.

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“DTC” means The Depository Trust Company, a subsidiary of The Depository Trust & Clearing Corporation, or any successor thereto.

“DWAC” shall have the meaning assigned to such term in Section 2.6.

“DWAC Shares” means shares of Common Stock issued pursuant to this Agreement that are (i) issued in electronic form, (ii) freely tradable and transferable and without restriction on resale and without stop transfer instructions maintained against the transfer thereof and (iii) timely credited by the Company to the Investor’s or its designated Broker-Dealer at which the account or accounts to be credited with the Securities being purchased by Investor are maintained specified DWAC account with DTC under its Fast Automated Securities Transfer (FAST) Program, or any similar program hereafter adopted by DTC performing substantially the same function.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval System.

“Effective Date” means, with respect to the Registration Statement filed pursuant to Section 2(a) of the Registration Rights Agreement (or any post-effective amendment thereto) or any New Registration Statement filed pursuant to Section 2(c) of the Registration Rights Agreement (or any post-effective amendment thereto), as applicable, the date on which the Registration Statement (or any post-effective amendment thereto) is declared effective by the Commission.

“Effectiveness Deadline” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Eligible Market” means The New York Stock Exchange American, Nasdaq Capital Market (“NCM”), The Nasdaq Global Market, or The Nasdaq Global Select Market (or any nationally recognized successor to any of the foregoing).

“Environmental Laws” shall have the meaning assigned to such term in Section 4.16 hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“Exempt Issuance” means the issuance of (a) Common Stock, options or other equity incentive awards to employees, officers, directors or vendors of the Company pursuant to any equity incentive plan duly adopted for such purpose, by the Company’s Board of Directors or a majority of the members of a committee of the Board of Directors established for such purpose, (b) (1) any Securities issued to the Investor pursuant to this Agreement, (2) any securities issued upon the exercise or exchange of or conversion of any shares of Common Stock or Common Stock Equivalents held by the Investor at any time, or (3) any securities issued upon the exercise or exchange of or conversion of any Common Stock Equivalents that are issued and outstanding on the date of this Agreement, provided that such securities referred to in this clause (3) have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, (c) securities issued pursuant to acquisitions, divestitures, licenses, partnerships, collaborations or strategic transactions approved by the Company’s Board of Directors or a majority of the members of a committee of directors established for such purpose, which acquisitions, divestitures, licenses, partnerships, collaborations or strategic transactions can have a Variable Rate Transaction component, provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, or (d) Common Stock issued by the Company by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, exclusively through a registered broker-dealer, as the Company’s sales agent, pursuant to one or more written agreements between the Company and such registered broker-dealer.

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“FCPA” shall have the meaning assigned to such term in Section 4.33.

“Filed Commission Document” shall have the meaning assigned to such term in Section 4.6.

“Filing Deadline” shall have the meaning assigned to such term in the Registration Rights Agreement.

“FINRA” means the Financial Industry Regulatory Authority.

“Fixed Purchase” shall have the meaning assigned to such term in Section 2.1.

“Fixed Purchase Date” means, with respect to a Fixed Purchase made pursuant to Section 2.1, the Trading Day on which the Investor receives, after 4:00 p.m., New York City time, but prior to 5:30 p.m., New York City time, on such Trading Day, a valid Fixed Purchase Notice for such Fixed Purchase in accordance with this Agreement.

“Fixed Purchase Maximum Amount” means, with respect to a Fixed Purchase made pursuant to Section 2.1, $200,000.

“Fixed Purchase Notice” means, with respect to a Fixed Purchase pursuant to Section 2.1, an irrevocable written notice delivered by the Company to the Investor directing the Investor to purchase a Fixed Purchase Share Amount (such specified Fixed Purchase Share Amount subject to adjustment as set forth in Section 2.1 as necessary to give effect to the Fixed Purchase Maximum Amount), at the applicable Fixed Purchase Price therefor on the applicable Fixed Purchase Date for such Fixed Purchase in accordance with this Agreement.

“Fixed Purchase Price” means, with respect to a Fixed Purchase made pursuant to Section 2.1, the purchase price per Share to be purchased by the Investor in such Fixed Purchase equal to the lesser of 95% (i) of the daily volume weighted average price of the Company’s Common Stock on the NCM, as reported by Bloomberg Financial LP using the AQR function for the five (5) Trading Days immediately preceding the applicable Fixed Purchase Date for such Fixed Purchase and (ii) the lowest trading price of a share of Common Stock on the applicable Fixed Purchase Date for such Fixed Purchase during the full Trading Day on the NCM on such applicable Purchase Date (in each case, to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction that occurs on or after the date of this Agreement); provided, however, that if the closing price of the Common Stock on the date such Fixed Purchase Share Amount corresponding to a Fixed Purchase Notice is delivered is lower than the Fixed Purchase Price, then the Fixed Purchase Price for such Fixed Purchase Price Share Amount shall be reduced to equal such closing price.

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“Fixed Purchase Share Amount” means, with respect to a Fixed Purchase made pursuant to Section 2.1, the number of Shares to be purchased by the Investor in such Fixed Purchase as specified by the Company in the applicable Fixed Purchase Notice, which number of Shares shall not exceed the applicable Fixed Purchase Maximum Amount (calculated as of the applicable Fixed Purchase Date).

“Floor Price” means a price equal to 85% of the Closing Price on the Trading Day the applicable Additional VWAP Purchase Notice or VWAP Purchase Notice is delivered to Investor along with the Fixed Purchase Notice.

“Fundamental Transaction” means that (i) the Company shall, directly or indirectly, in one or more related transactions, (1) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, with the result that the holders of the Company’s capital stock immediately prior to such consolidation or merger together beneficially own less than 50% of the outstanding voting power of the surviving or resulting corporation, or (2) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (3) take action to facilitate a purchase, tender or exchange offer by another Person that is accepted by the holders of the Company’s Voting Stock representing more than 50% of the total voting power of the Company’s Voting Stock (excluding any Voting Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (4) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires Voting Stock of the Company representing more than 50% of the total voting power of the Company’s Voting Stock (not including any Voting Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), or (5) reorganize, recapitalize or reclassify its Common Stock, or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of Voting Stock of the Company representing more than 50% of the total voting power of the Company’s Voting Stock.

“GAAP” shall have the meaning assigned to such term in Section 4.6(b).

“Investment Period” means the period commencing on the Effective Date of the Registration Statement and expiring on the date this Agreement is terminated pursuant to Article VII.

“Investor” shall have the meaning assigned to such term in the preamble of this Agreement.

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“Investor Expense Reimbursement” shall have the meaning assigned to such term in Section 9.1(i).

“Investor Party” shall have the meaning assigned to such term in Section 8.1.

“Issuer Covered Person” shall have the meaning assigned to such term in Section 4.37.

“IT Systems” shall have the meaning assigned to such term in Section 4.36.

“Knowledge” means, with respect to the Company, the actual knowledge of the Company’s Chief Executive Officer Chief Medical Officer, and President, its Chief Financial Officer and Treasurer, and its General Counsel, in each case after reasonable inquiry of all officers, directors and employees of the Company and its Subsidiaries under their direct supervision who would reasonably be expected to have knowledge or information with respect to the matter in question.

“Material Adverse Effect” means any material adverse effect on (i) the enforceability of any Transaction Document, (ii) the results of operations, assets, business or financial condition of the Company and its Subsidiaries, taken as a whole, other than any material adverse effect that resulted primarily from (A) any change in the United States or foreign economies or securities or financial markets in general, (B) any change that generally affects the industry in which the Company and its Subsidiaries operate, (C) any change arising in connection with earthquakes, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions existing as of the date hereof, (D) any action taken by the Investor, its Affiliates or its or their successors and assigns with respect to the transactions contemplated by this Agreement and the Registration Rights Agreement, (E) the effect of any change in applicable laws or accounting rules, or (F) any change resulting from compliance with terms of this Agreement or the Registration Rights Agreement or the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement, or (iii) the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document to which it is a party to be performed as of the date of determination.

“Material Agreements” shall have the meaning assigned to such term in Section 4.17.

“Money Laundering Laws” shall have the meaning assigned to such term in Section 4.34.

“New Registration Statement” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Notice Delivery Time” shall have the meaning assigned to such term in Section 6.3.

“Notice of Effectiveness” shall have the meaning assigned to such term in Section 9.1(iv).

“OFAC” shall have the meaning assigned to such term in Section 4.35.

“Person” means any person or entity, whether a natural person, trustee, corporation, partnership, limited partnership, limited liability company, trust, unincorporated organization, business association, firm, joint venture, governmental agency or authority.

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“Personal Data” shall have the meaning assigned to such term in Section 4.36.

“Prospectus” means the prospectus in the form included in a Registration Statement, as supplemented from time to time by any Prospectus Supplement, including the documents incorporated by reference therein.

“Prospectus Supplement” means any prospectus supplement to the Prospectus filed with the Commission from time to time pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein.

“Reference Period” shall have the meaning assigned to such term in Section 5.6(ii).

“Reference Price” shall have the meaning assigned to such term in Section 5.6(ii).

“Registrable Securities” shall have the meaning assigned to such term in the Registration Rights Agreement, and shall include the Commitment Shares.

“Registration Rights Agreement” shall have the meaning assigned to such term in the recitals hereof.

“Regulation D” shall have the meaning assigned to such term in the recitals of this Agreement.

“Restricted Period” shall have the meaning assigned to such term in Section 5.9(i).

“Restricted Person” shall have the meaning assigned to such term in Section 5.9(i).

“Restricted Persons” shall have the meaning assigned to such term in Section 5.9(i).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect.

“Sale Price” means any trade price for a share of Common Stock executed on the Trading Market (or if the Common Stock is then traded on an Eligible Market, on such Eligible Market) between 9:30 a.m., New York City time, or such other time publicly announced by the Trading Market or such other Eligible Market, as the case may be, and ending at 4:00 p.m., New York City time, on the applicable Purchase Date, as reported by Bloomberg.

“Sanctioned Countries” shall have the meaning assigned to such term in Section 4.35.

“Sanctioned Country” shall have the meaning assigned to such term in Section 4.35.

“Sanctioned Persons” shall have the meaning assigned to such term in Section 4.35.

“Sanctions” shall have the meaning assigned to such term in Section 4.35.

“Section 4(a)(2)” shall have the meaning assigned to such term in the recitals of this Agreement.

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“Securities” means, collectively, the Shares and the Commitment Shares.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

“Shares” shall mean the shares of Common Stock that are and/or may be purchased by the Investor under this Agreement pursuant to one or more Fixed Purchase Notices, VWAP Purchase Notices or Additional VWAP Purchase Notices, but not including the Commitment Shares.

“Short Sales” shall mean “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act.

“Stock Plan” shall have the meaning assigned to such term in Section 4.22.

“Subsidiary” and “Subsidiaries” shall have the meanings assigned to such terms in Section 4.7.

“Total Purchase Commitment” shall have the meaning assigned to such term in Section 1.1.

“Trading Day” shall mean any day on which the Trading Market or, if the Common Stock is then listed on an Eligible Market, such Eligible Market is open for trading, including any day on which the Trading Market (or such Eligible Market, as applicable) is open for trading for a period of time less than the customary time.

“Trading Market” means the Nasdaq Capital Market (or any nationally recognized successor thereto).

“Transaction Documents” means, collectively, this Agreement (as qualified by the Disclosure Schedule) and the exhibits hereto, the Registration Rights Agreement and each of the other agreements, documents, certificates and instruments entered into or furnished by the parties hereto in connection with the transactions contemplated hereby and thereby.

“Transfer Agent” means Equiniti Trust Company, LLC, or such other Person who is then serving as the transfer agent for the Company in respect of the Common Stock.

“Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any equity or debt securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock or Common Stock Equivalents either (A) at a conversion price, exercise price, exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Stock at any time after the initial issuance of such equity or debt securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such equity or debt security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (including, without limitation, any “full ratchet” or “weighted average” anti-dilution provisions, but not including any standard anti-dilution protection for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction), (ii) issues or sells any equity or debt securities, including without limitation, Common Stock or Common Stock Equivalents, either (A) at a price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (other than standard anti-dilution protection for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction), or (B) that are subject to or contain any put, call, redemption, buy-back, price-reset or other similar provision or mechanism (including, without limitation, a “Black-Scholes” put or call right, other than in connection with a “fundamental transaction”) that provides for the issuance of additional equity securities of the Company or the payment of cash by the Company, or (iii) enters into any agreement with any Person other than the Investor or an Affiliate of the Investor, including, but not limited to, an “equity line of credit” or “at the market offering” or other continuous offering or similar offering of Common Stock or Common Stock Equivalents, whereby the Company may sell Common Stock or Common Stock Equivalents at a future determined price.

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“Voting Stock” means securities of any class or kind having the power to vote generally for the election of directors, managers or other voting members of the governing body of the Company or any successor thereto.

“VWAP” means, for the Common Stock for a specified period, the dollar volume-weighted average price for the Common Stock on the Trading Market (or, if the Common Stock is then listed on an Eligible Market, on such Eligible Market), for such period, as reported by Bloomberg through its “AQR” function. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

“VWAP Purchase” shall have the meaning assigned to such term in Section 2.2.

“VWAP Purchase Commencement Time” means, with respect to a VWAP Purchase made pursuant to Section 2.2, 9:30 a.m., New York City time, on the applicable VWAP Purchase Date, or such other time publicly announced by the Trading Market (or, if the Common Stock is then listed on an Eligible Market, by such Eligible Market) as the official open (or commencement) of trading on the Trading Market (or such Eligible Market, as applicable) on such applicable VWAP Purchase Date.

“VWAP Purchase Confirmation” shall have the meaning assigned to such term in Section 2.2 and shall be in the form attached hereto as Annex 2.2B.

“VWAP Purchase Date” means, with respect to a VWAP Purchase made pursuant to Section 2.2, the Trading Day immediately following the applicable Fixed Purchase Date with respect to the corresponding Fixed Purchase referred to in clause (i) of the second sentence of Section 3.2, on which the Investor receives, concurrently with the receipt of the applicable Fixed Purchase Notice for such corresponding Fixed Purchase, after 4:00 p.m., New York City time, but prior to 5:30 p.m., New York City time, on such applicable Fixed Purchase Date, a valid VWAP Purchase Notice for such VWAP Purchase in accordance with this Agreement.

“VWAP Purchase Maximum Amount” means, with respect to a VWAP Purchase made pursuant to Section 3.2, a number of shares of Common Stock equal to the lesser of (i) 300% of the number of Shares directed by the Company to be purchased by the Investor pursuant to the corresponding Fixed Purchase Notice for the corresponding Fixed Purchase referred to in clause (i) of the second sentence of Section 2.2 and (ii) 30% of the trading volume in the Company’s Common Stock on the NCM during the applicable VWAP Purchase Period on the applicable VWAP Purchase Date.

I-11

“VWAP Purchase Notice” means, with respect to a VWAP Purchase made pursuant to Section 2.2, an irrevocable written notice delivered by the Company to the Investor (concurrently with the delivery of the applicable Fixed Purchase Notice by the Company to the Investor on the applicable Fixed Purchase Date with respect to the corresponding Fixed Purchase referred to in clause (i) of the second sentence of Section 2.2) directing the Investor to purchase a VWAP Purchase Share Amount (such specified VWAP Purchase Share Amount subject to adjustment as set forth in Section 3.2 as necessary to give effect to the VWAP Purchase Maximum Amount), at the applicable VWAP Purchase Price therefor on the applicable VWAP Purchase Date for such VWAP Purchase in accordance with this Agreement.

“VWAP Purchase Period” means, with respect to a VWAP Purchase made pursuant to Section 2.2, the period on the applicable VWAP Purchase Date for such VWAP Purchase beginning at the applicable VWAP Purchase Commencement Time and ending at the applicable VWAP Purchase Termination Time.

“VWAP Purchase Price” means, with respect to a VWAP Purchase made pursuant to Section 2.2, the purchase price per Share to be purchased by the Investor in such VWAP Purchase equal to the lesser of ninety five percent (95%) of (i) the Closing Sale Price of the Common Stock on the applicable VWAP Purchase Date and (ii) the VWAP during the applicable VWAP Purchase Period.

“VWAP Purchase Share Amount” means, with respect to a VWAP Purchase made pursuant to Section 2.2, the number of Shares to be purchased by the Investor in such VWAP Purchase as specified by the Company in the applicable VWAP Purchase Notice, which number of Shares shall not exceed the applicable VWAP Purchase Maximum Amount.

“VWAP Purchase Share Percentage” means, with respect to a VWAP Purchase made pursuant to Section 2.2, thirty percent (30%).

“VWAP Purchase Share Volume Maximum” means, with respect to a VWAP Purchase made pursuant to Section 2.2, a number of shares of Common Stock equal to (i) the number of Shares specified by the Company in the applicable VWAP Purchase Notice as the VWAP Purchase Share Amount to be purchased by the Investor in such VWAP Purchase, divided by (ii) the VWAP Purchase Share Percentage (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction).

“VWAP Purchase Termination Time” means, with respect to a VWAP Purchase made pursuant to Section 2.2, the earliest of (i) 2:00 p.m., New York City time, on the applicable VWAP Purchase Date, or such other time publicly announced by the Trading Market (or, if the Common Stock is then listed on an Eligible Market, by such Eligible Market) as the official close of trading on the Trading Market on such applicable VWAP Purchase Date, (ii) such time, from and after the VWAP Purchase Commencement Time for such VWAP Purchase, that the trading volume of shares of Common Stock traded on the Trading Market (or, if the Common Stock is then listed on an Eligible Market, on such Eligible Market) has exceeded the applicable VWAP Purchase Share Volume Maximum and (iii) such time, from and after the VWAP Purchase Commencement Time for such VWAP Purchase, that any sale price of the Common Stock traded on the Trading Market (or, if the Common Stock is then listed on an Eligible Market, on such Eligible Market) has fallen below the applicable Floor Price for such applicable VWAP Purchase.

I-12

EXHIBIT A TO THE
COMMON STOCK PURCHASE AGREEMENT

REGISTRATION RIGHTS AGREEMENT

[TO BE FURNISHED SEPARATELY]

A-1

EXHIBIT B TO THE
COMMON STOCK PURCHASE AGREEMENT
CERTiFICATE OF THE COMPANY

CLOSING CERTIFICATE

__, 2024

The undersigned, the [●] of Eastside Distilling, Inc., a Nevada corporation (the “Company”), delivers this certificate in connection with the Common Stock Purchase Agreement, dated as of [●], 2024 (the “Agreement”), by and between the Company and C/M Capital Master Fund LP, a [  ] limited liability company (the “Investor”), and hereby certifies on the date hereof that (capitalized terms used herein without definition have the meanings assigned to them in the Agreement):

1. Attached hereto as Exhibit A is a true, complete and correct copy of the Certificate of Incorporation of the Company, as amended through the date hereof, as filed with the State of Nevada. The Certificate of Incorporation of the Company has not been further amended or restated, and no document with respect to any amendment to the Certificate of Incorporation of the Company has been filed in the State of Nevada since the date shown on the face of the state certification relating to the Company’s Certificate of Incorporation, which is in full force and effect on the date hereof, and no action has been taken by the Company in contemplation of any such amendment or the dissolution, merger or consolidation of the Company.

2. Attached hereto as Exhibit B is a true and complete copy of the Bylaws of the Company, as amended and restated through, and as in full force and effect on, the date hereof, and no proposal for any amendment, repeal or other modification to the Bylaws of the Company has been taken or is currently pending before the Board of Directors or stockholders of the Company.

3. The Board of Directors of the Company has approved the transactions contemplated by the Transaction Documents; said approval has not been amended, rescinded or modified and remains in full force and effect as of the date hereof. Attached hereto as Exhibit C are true, correct and complete copies of the resolutions duly adopted by the Board of Directors of the Company via unanimous written consent on [●], 2024.

4. Each person who, as an officer of the Company, or as attorney-in-fact of an officer of the Company, signed the Transaction Documents to which the Company is a party, was duly elected, qualified and acting as such officer or duly appointed and acting as such attorney-in-fact, and the signature of each such person appearing on any such document is his genuine signature.

IN WITNESS WHEREOF, I have signed my name as of the date first above written.

Name:
Title:

B-1

EXHIBIT C TO THE
COMMON STOCK PURCHASE AGREEMENT
COMPLIANCE CERTIFICATE

The undersigned, the [●] of Eastside Distilling, Inc., a Nevada corporation (the “Company”), delivers this certificate in connection with the Common Stock Purchase Agreement, dated as of [●], 2024 (the “Agreement”), by and between the Company and C/M Capital Master Fund LP, a [  ] limited liability company (the “Investor”), and hereby certifies on the date hereof that, to the best of his knowledge after reasonable investigation, on behalf of the Company (capitalized terms used herein without definition have the meanings assigned to them in the Agreement):

1. The undersigned is the duly appointed [●] of the Company.

2. Except as set forth in the attached Disclosure Schedule, the representations and warranties of the Company set forth in Article IV of the Agreement (i) that are not qualified by “materiality” or “Material Adverse Effect” are true and correct in all material respects as of [the Commencement Date] [the date hereof] with the same force and effect as if made on [the Commencement Date] [the date hereof], except to the extent such representations and warranties are as of another date, in which case, such representations and warranties are true and correct in all material respects as of such other date and (ii) that are qualified by “materiality” or “Material Adverse Effect” are true and correct as of [the Commencement Date] [the date hereof] with the same force and effect as if made on [the Commencement Date] [the date hereof], except to the extent such representations and warranties are as of another date, in which case, such representations and warranties are true and correct as of such other date.

3. Each of the Company has performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Agreement and the Registration Rights Agreement to be performed, satisfied or complied with by the Company, respectively, [at or prior to Commencement][on or prior to the date hereof].

4. The Shares issuable in respect of each Fixed Purchase Notice, each VWAP Purchase Notice, and each Additional VWAP Purchase Notice effected pursuant to the Agreement shall be delivered to the Investor electronically as DWAC Shares, and shall be freely tradable and transferable and without restriction on resale and without any stop transfer instructions maintained against such Shares.

5. As of [the Commencement Date][the date hereof], the Company does not possess any material non-public information.

6. As of [the Commencement Date][the date hereof], the Company has reserved out of its authorized and unissued Common Stock, [●] shares of Common Stock solely for the purpose of effecting Fixed Purchases, VWAP Purchases and Additional VWAP Purchases under the Agreement.

7. No stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus under the Securities Act has been issued and no proceedings for such purpose or pursuant to Section 8A of the Securities Act are pending before or, to the Knowledge of the Company, threatened by the Commission.

The undersigned has executed this Certificate this [●] day of [●], 2024.

By:
Name:
Title:

C-1

DISCLOSURE SCHEDULEs
RELATING TO THE COMMON STOCK
PURCHASE AGREEMENT, DATED AS OF [●], 2024
BY AND AMONG EASTSIDE DISTILLING, INC. AND C/M Capital Master Fund LP

This disclosure schedules are made and given pursuant to Article IV of the Common Stock Purchase Agreement, dated as of [●], 2024 (the “Agreement”), by and between Eastside Distilling, Inc., a Nevada corporation (the “Company”), and C/M Capital Master Fund LP, a [  ] limited liability company (the “Investor”). Unless the context otherwise requires, all capitalized terms are used herein as defined in the Agreement. The numbers below correspond to the section numbers of representations and warranties in the Agreement most directly modified by the below exceptions.

ANNEX 2.1 TO THE

COMMON STOCK PURCHASE AGREEMENT FORM OF FIXED PURCHASE NOTICE

To:
E-mail:

Reference is made to the Common Stock Purchase Agreement dated as of [_] 2024, (the “Purchase Agreement”) between Eastside Distilling, Inc., a Nevada corporation (the “Company”), and C/M Capital Master Fund LP, a [  ] limited liability company. Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement.

In accordance with and pursuant to Section 2.1 of the Purchase Agreement, the Company hereby issues this Fixed Purchase Notice to exercise a Fixed Purchase for the Fixed Purchase Share Amount indicated below.

Fixed Purchase Share Amount (number of Shares):

Fixed Purchase Exercise Date:

Fixed Purchase Price (per Share):

Total Aggregate Fixed Purchase Price:

Fixed Purchase Share Delivery Date:

Fixed Purchase Settlement Date:

Dollar Amount of Common Stock Currently Available under the Aggregate Limit:

Dated:	Eastside Distilling, Inc.

By:
Name:
Title:
Address:
Email

AGREED AND ACCEPTED:
C/M CAPITAL MASTER FUND LP

By:
Name:
Title:

A-1

ANNEX 2.2 TO THE

COMMON STOCK PURCHASE AGREEMENT FORM OF VWAP PURCHASE NOTICE

To:
E-mail:

Reference is made to the Common Stock Purchase Agreement dated as of [__], 2024, (the “Purchase Agreement”) between Eastside Distilling, Inc., a Nevada corporation (the “Company”), and C/M Capital Master Fund LP, a [  ] limited liability company. Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement.

In accordance with and pursuant to Section 2.2 of the Purchase Agreement, the Company hereby issues this VWAP Purchase Notice to exercise a VWAP Purchase for the VWAP Purchase Share Amount indicated below.

VWAP Purchase Share Amount (number of Shares):

VWAP Purchase Exercise Date:

VWAP Purchase Date:

VWAP Purchase Share Delivery Date:

VWAP Purchase Settlement Date:

Dollar Amount of Common Stock Currently Available under the Aggregate Limit:

Dated:	Eastside Distilling, Inc.

By:
Name:
Title:
Address:
Email:

AGREED AND ACCEPTED:
C/M CAPITAL MASTER FUND LP

By:
Name:
Title

A-2

ANNEX 2.2B TO THE

COMMON STOCK PURCHASE AGREEMENT FORM OF VWAP PURCHASE CONFIRMATION

To:
E-mail

Reference is made to the Common Stock Purchase Agreement dated as of [_], 2024, (the “Purchase Agreement”) between Eastside Distilling, Inc., a Nevada corporation (the “Company”), and C/M Capital Master Fund LP, a [  ] limited liability company. Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement.

In accordance with and pursuant to Section 2.2 of the Purchase Agreement, the Investor hereby issues this VWAP Purchase Confirmation for the VWAP Purchase Share Amount indicated below.

VWAP Purchase Share Amount (number of Shares):

VWAP Purchase Exercise Date:

VWAP Purchase Date:

VWAP Purchase Commencement Time:

VWAP Purchase Termination Time:

VWAP during the VWAP Purchase Period:

Closing Sale Price on the VWAP Purchase Date:

VWAP Purchase Price (per Share) (95% of lower of two line items immediately above):

Total Aggregate VWAP Purchase Price:

VWAP Purchase Share Delivery Date:

VWAP Purchase Settlement Date:

Dated:	C/M CAPITAL MASTER FUND LP

By:
Name:
Title:
Address:
Email:

AGREED AND ACCEPTED:
Eastside Distilling, Inc.

By:
Name:
Title:

A-3

ANNEX 2.3 TO THE

COMMON STOCK PURCHASE AGREEMENT FORM OF ADDITIONAL VWAP PURCHASE NOTICE

To:
E-mail:

Reference is made to the Common Stock Purchase Agreement dated as of [_], 2024 (the “Purchase Agreement”) between Eastside Distilling, Inc., a Nevada corporation (the “Company”), and C/M Capital Master Fund LP, a [  ] limited liability company. Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement.

In accordance with and pursuant to Section 2.3 of the Purchase Agreement, the Company hereby issues this Additional VWAP Purchase Notice to exercise an Additional VWAP Purchase for the Additional VWAP Purchase Share Amount indicated below.

Additional VWAP Purchase Share Amount (number of Shares):

Additional VWAP Purchase Date (indicate whether this is for the first, second, third, etc. Additional VWAP exercised by the Company on such Additional VWAP Purchase Date):

Additional VWAP Purchase Share Delivery Date:

Additional VWAP Purchase Settlement Date:

Dollar Amount of Common Stock Currently Available under the Aggregate Limit:

Dated:	Eastside Distilling, Inc.

By:
Name:
Title:
Address:
Email:

AGREED AND ACCEPTED:
C/M CAPITAL MASTER FUND LP

By:
Name:
Title

A-4

ANNEX 2.3B TO THE

COMMON STOCK PURCHASE AGREEMENT

FORM OF ADDITIONAL VWAP PURCHASE CONFIRMATION

To:
E-mail

Reference is made to the Common Stock Purchase Agreement dated as of [  ], 2024, (the “Purchase Agreement”) between Eastside Distilling, Inc., a Nevada corporation (the “Company”), and C/M Capital Master Fund LP, a [  ] limited liability company. Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement.

In accordance with and pursuant to Section 2.3 of the Purchase Agreement, the Investor hereby issues this Additional VWAP Purchase Confirmation for the Additional VWAP Purchase Share Amount indicated below.

Additional VWAP Purchase Share Amount (number of Shares):

Additional VWAP Purchase Date (indicate whether this is for the first, second, third, etc. Additional VWAP exercised by the Company on such Additional VWAP Purchase Date):

Additional VWAP Purchase Commencement Time:

Additional VWAP Purchase Termination Time:

VWAP during the Additional VWAP Purchase Period:

Closing Sale Price on the Additional VWAP Purchase Date:

Additional VWAP Purchase Price (per Share) (95% of lower of two line items immediately above):

Total Aggregate Additional VWAP Purchase Price:

Additional VWAP Purchase Share Delivery Date:

Additional VWAP Purchase Settlement Date:

Dated:	C/M CAPITAL MASTER FUND LP

By:
Name:
Title:
Address:
Email:

AGREED AND ACCEPTED:
Eastside Distilling, Inc.

By:
Name:
Title:

A-5

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [  ], 2024, is by and between C/M Capital Master Fund LP, a [  ] limited liability company (the “Investor”), and Eastside Distilling, Inc., a Nevada corporation (the “Company”).

RECITALS

A. The Company and the Investor have entered into that certain Common Stock Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), pursuant to which the Company may issue to the Investor, from time to time, up to the lesser of (a) $20,000,000 and (b) 19.99% of the Company’s outstanding common stock, par value $0.0001 per share (the “Common Stock”) as of the date of this Agreement, unless shareholder approval is obtained to issue more than such 19.99%.

B. Pursuant to the terms of, and in consideration for the Investor entering into, the Purchase Agreement, the Company shall cause to be issued to the Investor the Commitment Shares in accordance with the terms of the Purchase Agreement.

C. Pursuant to the terms of, and in consideration for the Investor entering into, the Purchase Agreement, and to induce the Investor to execute and deliver the Purchase Agreement, the Company has agreed to provide the Investor with certain registration rights with respect to the Registrable Securities (as defined herein) as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein and in the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound hereby, the Company and the Investor hereby agree as follows:

1.	Definitions.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

(a) “Agreement” shall have the meaning assigned to such term in the preamble of this Agreement

(b) “Allowable Grace Period” shall have the meaning assigned to such term in Section 3(n).

(c) “Blue Sky Filing” shall have the meaning assigned to such term in Section 6(a).

(d) “Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

(e) “Claims” shall have the meaning assigned to such term in Section 6(a).

(f) “Commission” means the U.S. Securities and Exchange Commission or any successor entity.

(g) “Common Stock” shall have the meaning assigned to such term in the recitals to this Agreement.

(h) “Company” shall have the meaning assigned to such term in the preamble of this Agreement.

(i) “Effective Date” means the date that the applicable Registration Statement has been declared effective by the Commission.

(j) “Effectiveness Deadline” means (i) with respect to any Registration Statement that may be required to be filed by the Company pursuant to this Agreement, the earlier of (A) the sixtieth (60th) calendar day following the date on which the Company was required to file such Registration Statement, if such Registration Statement is subject to review by the Commission, and (B) the third (3rd) Business Day following the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that such Registration Statement will not be reviewed.

(k) “Filing Deadline” means (i) with respect to the initial Registration Statement required to be filed pursuant to Section 2(c), the 30th calendar day after the date hereof and (ii) with respect to any New Registration Statements that may be required to be filed by the Company pursuant to this Agreement,), the tenth (10th) Business Day following the sale of substantially all of the Registrable Securities covered by, as applicable, the Initial Registration Statement or the most recent prior New Registration Statement..

(l) “Indemnified Damages” shall have the meaning assigned to such term in Section 6(a).

(m) “Investor” shall have the meaning assigned to such term in the preamble of this Agreement.

(n) “Investor Party” and “Investor Parties” shall have the meaning assigned to such terms in Section 6(a).

(o) “Legal Counsel” shall have the meaning assigned to such term in Section 2(b).

(p) “New Registration Statement” shall have the meaning assigned to such term in Section 2(a).

(q) “Person” means any person or entity, whether a natural person, trustee, corporation, partnership, limited partnership, limited liability company, trust, unincorporated organization, business association, firm, joint venture, governmental agency or authority.

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(r) “Prospectus” means the prospectus in the form included in the Registration Statement, as supplemented from time to time by any Prospectus Supplement, including the documents incorporated by reference therein.

(s) “Prospectus Supplement” means any prospectus supplement to the Prospectus filed with the Commission from time to time pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein.

(t) “Purchase Agreement” shall have the meaning assigned to such term in the recitals to this Agreement.

(u) “register,” “registered,” and “registration” refer to a registration effected by preparing and filing one or more Registration Statements in compliance with the Securities Act and pursuant to Rule 415 and the declaration of effectiveness of such Registration Statement(s) by the Commission.

(v) “Registrable Securities” means all of (i) the Shares, (ii) the Commitment Shares, as fully earned as of the date hereof and (iii) any securities of the Company issued or issuable with respect to such Shares or Commitment Shares, including, without limitation, (1) as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise and (2) shares of capital stock of the Company into which the Common Stock are converted or exchanged and shares of a successor entity into which the Common Stock are converted or exchanged, in each case until such time as such securities cease to be Registrable Securities pursuant to Section 2(f).

(w) “Registration Period” shall have the meaning assigned to such term in Section 3(a).

(x) “Registration Statement” means any registration statement on Form S-1 (or any successor form) required to be filed by the Company under the Securities Act that registers the Registrable Securities, as such registration statement or registration statements may be amended and supplemented from time to time, including all documents filed as part thereof or incorporated by reference therein.

(y) “Rule 144” means Rule 144 promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any other similar or successor rule or regulation of the Commission that may at any time permit the Investor to sell securities of the Company to the public without registration.

(z) “Rule 415” means Rule 415 promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any other similar or successor rule or regulation of the Commission providing for offering securities on a delayed or continuous basis.

(aa) “Staff” shall have the meaning assigned to such term in Section 2(e).

(bb) “Violations” shall have the meaning assigned to such term in Section 6(a).

3

2.	Registration.

(a) Mandatory Registration. The Company shall prepare and, as soon as practicable, but in no event later than the Filing Deadline, file with the Commission a Registration Statement covering (i) all of the Commitment Shares and (ii) the maximum number of additional Registrable Securities as shall be permitted to be included thereon in accordance with applicable Commission rules, regulations and interpretations so as to permit the resale of such Registrable Securities by the Investor under Rule 415 under the Securities Act at then prevailing market prices (and not fixed prices) (the “Initial Registration Statement”). The Prospectus included in the Initial Registration Statement shall contain the “Selling Shareholder” and “Plan of Distribution” sections in substantially the form attached hereto as Exhibit B.

(b) Legal Counsel. Subject to Section 5 hereof, the Investor shall have the right to select one legal counsel to review and oversee, solely on its behalf, any registration pursuant to this Section 2 (“Legal Counsel”), which shall be Pryor Cashman LLP, or such other counsel as thereafter designated by the Investor. Except as provided under Section 9.1(i) of the Purchase Agreement, the Company shall have no obligation to reimburse the Investor for any and all legal fees and expenses of the Legal Counsel incurred in connection with each registration contemplated hereby.

(c) Sufficient Number of Shares Registered. If at any time all Registrable Securities are not covered by the Initial Registration Statement filed pursuant to Section 2(a) as a result of Section 2(e) or otherwise, and if the Company desires to sell additional Shares to the Investor under the Agreement, the Company shall then use its best efforts to file with the Commission one or more additional Registration Statements on Form S-1 (or any successor form) so as to cover all of the Registrable Securities not covered by such Initial Registration Statement (each, a “New Registration Statement”), in each case, as soon as practicable (taking into account any position of the staff of the Commission (“Staff”) with respect to the date on which the Staff will permit such additional New Registration Statement(s) to be filed with the Commission and the rules and regulations of the Commission). The Company shall use its commercially reasonable efforts to cause each such New Registration Statement to become effective as soon as practicable following the filing thereof with the Commission, but in no event later than the applicable Effectiveness Deadline for such New Registration Statement.

(d) No Inclusion of Other Securities. In no event shall the Company include any securities other than Registrable Securities on any Registration Statement pursuant to Section 2(a) or Section 2(c) without consulting the Investor and Legal Counsel prior to filing such Registration Statement with the Commission.

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(e) Offering. If the Staff or the Commission seeks to characterize any offering pursuant to a Registration Statement filed pursuant to this Agreement as constituting an offering of securities that does not permit such Registration Statement to become effective and be used for resales by the Investor on a delayed or continuous basis under Rule 415 at then-prevailing market prices (and not fixed prices), or if after the filing of any Registration Statement pursuant to Section 2(a) or Section 2(c), the Company is otherwise required by the Staff or the Commission to reduce the number of Registrable Securities included in such Registration Statement, then the Company shall reduce the number of Registrable Securities to be included in such Registration Statement (after consultation with the Investor and Legal Counsel as to the specific Registrable Securities to be removed therefrom) until such time as the Staff and the Commission shall so permit such Registration Statement to become effective and be used as aforesaid. Notwithstanding anything in this Agreement to the contrary, if after giving effect to the actions referred to in the immediately preceding sentence, the Staff or the Commission does not permit such Registration Statement to become effective and be used for resales by the Investor on a delayed or continuous basis under Rule 415 at then-prevailing market prices (and not fixed prices), the Company shall not request acceleration of the Effective Date of such Registration Statement, the Company shall promptly (but in no event later than 48 hours) request the withdrawal of such Registration Statement pursuant to Rule 477 under the Securities Act. In the event of any reduction in Registrable Securities pursuant to this paragraph, if the Company desires to sell any Shares to the Investor that are not covered by an Initial Registration Statement or New Registration Statement, the Company shall then use its commercially reasonable efforts to file one or more New Registration Statements with the Commission in accordance with Section 2(c) until such time as all Registrable Securities have been included in Registration Statements that have been declared effective and the Prospectuses contained therein are available for use by the Investor.

(f) Any Registrable Security shall cease to be a “Registrable Security” at the earliest of the following: (i) when a Registration Statement covering such Registrable Security becomes or has been declared effective by the Commission and such Registrable Security has been sold or disposed of pursuant to such effective Registration Statement; (ii) when such Registrable Security is held by the Company or one of its subsidiaries; and (iii) the date that is the later of (A) the first (1st) anniversary of the date of termination of the Purchase Agreement in accordance with Article VII of the Purchase Agreement and (B) the first (1st) anniversary of the date of the last sale of any Registrable Securities to the Investor pursuant to the Purchase Agreement.

3.	Related Obligations.

The Company shall use its commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the terms of this Agreement and the intended method of disposition thereof, and, pursuant thereto, during the term of this Agreement, the Company shall have the following obligations:

(a) The Company shall promptly prepare and file with the Commission the Initial Registration Statement pursuant to Section 2(a) hereof and, as required, one or more New Registration Statements pursuant to Section 2(c) hereof with respect to the Registrable Securities, but in no event later than the applicable Filing Deadline therefor, and the Company use its commercially reasonable efforts to cause each such Registration Statement to become effective as soon as practicable after such filing, but in no event later than the applicable Effectiveness Deadline therefor. Subject to Allowable Grace Periods (as defined below), the Company shall keep each Registration Statement effective (and the Prospectus contained therein available for use) pursuant to Rule 415 for issuances and sales of the Registrable Securities by the Company to the Investor and for resales by the Investor on a continuous basis at then-prevailing market prices (and not fixed prices) at all times until the earlier of (i) the date on which the Investor shall have sold all of the Registrable Securities covered by such Registration Statement and (ii) the date of termination of the Purchase Agreement if as of such termination date the Investor holds no Registrable Securities (or, if applicable, the date on which such securities cease to be Registrable Securities after the date of termination of the Purchase Agreement) (the “Registration Period”). Notwithstanding anything to the contrary contained in this Agreement (but subject to the provisions of Section 3(o) hereof), the Company shall ensure that, when filed and at all times while effective, each Registration Statement (including, without limitation, all amendments and supplements thereto) and the Prospectus (including, without limitation, all amendments and supplements thereto) used in connection with such Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of Prospectuses, in the light of the circumstances in which they were made) not misleading. The Company shall submit to the Commission, as soon as reasonably practicable after the date that the Company learns that no review of a particular Registration Statement will be made by the Staff or that the Staff has no further comments on a particular Registration Statement (as the case may be), a request for acceleration of effectiveness of such Registration Statement to a time and date as soon as reasonably practicable in accordance with Rule 461 under the Securities Act.

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(b) Subject to Section 3(c) of this Agreement, the Company shall use its commercially reasonable efforts to prepare and file with the Commission such amendments (including, without limitation, post-effective amendments) and supplements to each Registration Statement and the Prospectus used in connection with each such Registration Statement, which Prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep each such Registration Statement effective (and the Prospectus contained therein current and available for use) at all times during the Registration Period for such Registration Statement, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company required to be covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the Investor. Without limiting the generality of the foregoing, the Company covenants and agrees that (i) at or before 5:30 p.m. (New York City time) on the second (2nd) Trading Day immediately following the Effective Date of the Initial Registration Statement and any New Registration Statement (or any post-effective amendment thereto), the Company shall file with the Commission in accordance with Rule 424(b) under the Securities Act the final Prospectus to be used in connection with sales pursuant to such Registration Statement (or post-effective amendment thereto), and (ii) if the transactions contemplated by any Fixed Purchase are material to the Company (individually or collectively with all other prior Fixed Purchases, VWAP Purchase, or Additional VWAP Purchase, as applicable, the consummation of which have not previously been reported in any Prospectus filed with the Commission under Rule 424(b) under the Securities Act or in any report, statement or other document filed by the Company with the Commission under the Exchange Act), or if otherwise required under the Securities Act (or the interpretations of the Commission thereof), in each case as reasonably determined by the Company and the Investor, then, within the time period prescribed under Rule 424(b) under the Securities Act, the Company shall file with the Commission a Prospectus pursuant to Rule 424(b) under the Securities Act with respect to the applicable Fixed Purchase(s), VWAP Purchase(s) and Additional VWAP Purchase(s), as applicable, disclosing the total number of Shares that are to be (and, if applicable, have been) issued and sold to the Investor pursuant to such purchase(s), the total purchase price for the Shares subject to such purchase(s), the applicable purchases price(s) for such Shares and the net proceeds that are to be (and, if applicable, have been) received by the Company from the sale of such Shares. To the extent not previously disclosed in the Prospectus, the Company shall disclose in its Quarterly Reports on Form 10-Q and in its Annual Reports on Form 10-K the information described in the immediately preceding sentence relating to all purchase(s) consummated during the relevant fiscal quarter and shall file such Quarterly Reports and Annual Reports with the Commission within the applicable time period prescribed for such report under the Exchange Act. In the case of amendments and supplements to any Registration Statement or Prospectus related thereto which are required to be filed pursuant to this Agreement (including, without limitation, pursuant to this Section 3(b)) by reason of the Company filing a report on Form 8-K, Form 10-Q or Form 10-K or any analogous report under the Exchange Act, the Company shall file such amendments or supplements to the Registration Statement or Prospectus with the Commission on the same day on which the Exchange Act report is filed which created the requirement for the Company to amend or supplement such Registration Statement or Prospectus, for the purpose of including such report into such Registration Statement and Prospectus. The Company consents to the use of the Prospectus (including, without limitation, any supplement thereto) included in each Registration Statement in accordance with the provisions of the Securities Act and with the securities or “Blue Sky” laws of the jurisdictions in which the Registrable Securities may be sold by the Investor, in connection with the resale of the Registrable Securities and for such period of time thereafter as such Prospectus (including, without limitation, any supplement thereto) (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required by the Securities Act to be delivered in connection with resales of Registrable Securities.

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(c) The Company shall (A) permit Legal Counsel an opportunity to review and comment upon (i) each Registration Statement at least two (2) Business Days prior to its filing with the Commission and (ii) all amendments and supplements to each Registration Statement (including, without limitation, the Prospectus contained therein) (except for Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any similar or successor reports the contents of which is limited to that set forth in such reports) within a reasonable number of days prior to their filing with the Commission, and (B) shall reasonably consider any comments of the Investor and Legal Counsel on any such Registration Statement or amendment or supplement thereto or to any Prospectus contained therein. The Company shall promptly furnish to Legal Counsel, without charge, (i) electronic copies of any correspondence from the Commission or the Staff to the Company or its representatives relating to each Registration Statement (which correspondence shall be redacted to exclude any material, non-public information regarding the Company or any of its Subsidiaries), (ii) after the same is prepared and filed with the Commission, one (1) electronic copy of each Registration Statement and any amendment(s) and supplement(s) thereto, including, without limitation, financial statements and schedules, all documents incorporated therein by reference, if requested by the Investor, and all exhibits and (iii) upon the effectiveness of each Registration Statement, one (1) electronic copy of the Prospectus included in such Registration Statement and all amendments and supplements thereto; provided, however, the Company shall not be required to furnish any document (other than the Prospectus, which may be provided in .PDF format) to Legal Counsel to the extent such document is available on EDGAR).

(d) Without limiting any obligation of the Company under the Purchase Agreement, if requested by an Investor, the Company shall promptly furnish to such Investor, without charge, (i) after the same is prepared and filed with the Commission, at least one (1) electronic copy of each Registration Statement and any amendment(s) and supplement(s) thereto, including, without limitation, financial statements and schedules, all documents incorporated therein by reference, if requested by the Investor, all exhibits thereto, (ii) upon the effectiveness of each Registration Statement, one (1) electronic copy of the Prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as the Investor may reasonably request from time to time) and (iii) such other documents, including, without limitation, copies of any final Prospectus, as the Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by the Investor; provided, however, the Company shall not be required to furnish any document (other than the Prospectus, which may be provided in .PDF format) to the Investor to the extent such document is available on EDGAR).

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(e) The Company shall take such action as is reasonably necessary to (i) register and qualify, unless an exemption from registration and qualification applies, the resale by the Investor of the Registrable Securities covered by a Registration Statement under such other securities or “Blue Sky” laws of all applicable jurisdictions in the United States, (ii) prepare and file in those jurisdictions, such amendments (including, without limitation, post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be reasonably necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(e), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify Legal Counsel and the Investor of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “Blue Sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

(f) The Company shall notify Legal Counsel and the Investor in writing of the happening of any event, as promptly as reasonably practicable after becoming aware of such event, as a result of which the Prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, non-public information regarding the Company or any of its Subsidiaries), and, subject to Section 3(c), promptly prepare a supplement or amendment to such Registration Statement and such Prospectus contained therein to correct such untrue statement or omission and, if requested by such Legal Counsel or Investor, deliver one (1) electronic copy of such supplement or amendment to Legal Counsel and the Investor (or such other number of copies as Legal Counsel or the Investor may reasonably request). The Company shall also promptly notify Legal Counsel and the Investor in writing (i) when a Prospectus or any Prospectus Supplement or post-effective amendment has been filed, when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to Legal Counsel and the Investor by facsimile or e-mail on the same day of such effectiveness and by overnight mail), and when the Company receives written notice from the Commission that a Registration Statement or any post-effective amendment will be reviewed by the Commission, (ii) of any request by the Commission for amendments or supplements to a Registration Statement or related Prospectus or related information, (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate and (iv) of the receipt of any request by the Commission or any other federal or state governmental authority for any additional information relating to the Registration Statement or any amendment or supplement thereto or any related Prospectus. The Company shall respond as promptly as reasonably practicable to any comments received from the Commission with respect to a Registration Statement or any amendment thereto. Nothing in this Section 3(f) shall limit any obligation of the Company under the Purchase Agreement.

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(g) The Company shall (i) use its commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement or the use of any Prospectus contained therein, or the suspension of the qualification, or the loss of an exemption from qualification, of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible time and (ii) notify Legal Counsel and the Investor of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding.

(h) The Company shall hold in confidence and not make any disclosure of information concerning the Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required to be disclosed in such Registration Statement pursuant to the Securities Act, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other Transaction Document. The Company agrees that it shall, upon learning that disclosure of such information concerning the Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to the Investor and allow the Investor, at the Investor’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

(i) The Company shall cooperate with the Investor and, to the extent applicable, facilitate the timely preparation and delivery of Registrable Securities, as DWAC Shares, to be offered pursuant to a Registration Statement and enable such DWAC Shares to be in such denominations as the Investor may reasonably request from time to time and registered in such names as the Investor may request. Investor hereby agrees that it shall cooperate with the Company, its counsel and Transfer Agent in connection with any issuances of DWAC Shares, and hereby represents, warrants and covenants to the Company that that it will resell such DWAC Shares only pursuant to the Registration Statement in which such DWAC Shares are included, in a manner described under the caption “Plan of Distribution” in such Registration Statement, and in a manner in compliance with all applicable U.S. federal and state securities laws, rules and regulations, including, without limitation, any applicable prospectus delivery requirements of the Securities Act. DWAC Shares shall be free from all restrictive legends and may be transmitted by the transfer agent to the Investor by crediting an account at DTC as directed in writing by the Investor.

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(j) Upon the written request of the Investor, the Company shall as soon as reasonably practicable after receipt of notice from the Investor and subject to Section 3(n) hereof, (i) incorporate in a Prospectus Supplement or post-effective amendment such information as the Investor reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) make all required filings of such Prospectus Supplement or post-effective amendment after being notified of the matters to be incorporated in such Prospectus Supplement or post-effective amendment; and (iii) supplement or make amendments to any Registration Statement or Prospectus contained therein if reasonably requested by the Investor.

(k) The Company shall use its commercially reasonable efforts to cause the Registrable Securities covered by a Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

(l) The Company shall otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission in connection with any registration hereunder.

(m) Within one (1) Business Day after each Registration Statement which covers Registrable Securities is declared effective by the Commission, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Investor) confirmation that such Registration Statement has been declared effective by the Commission in a form to be provided by counsel to the Company and reasonably acceptable to the Investor.

(n) Notwithstanding anything to the contrary contained herein (but subject to the last sentence of this Section 3(n)), at any time after the Effective Date of a particular Registration Statement, the Company may, upon written notice to Investor, suspend Investor’s use of any prospectus that is a part of any Registration Statement (in which event the Investor shall discontinue sales of the Registrable Securities pursuant to such Registration Statement contemplated by this Agreement, but may, in its sole discretion, settle any previously made sales of Registrable Securities) if the Company (x) is pursuing an acquisition, merger, tender offer, reorganization, disposition or other similar transaction and the Company determines in good faith that (A) the Company’s ability to pursue or consummate such a transaction would be materially adversely affected by any required disclosure of such transaction in such Registration Statement or other registration statement or (B) such transaction renders the Company unable to comply with Commission requirements, in each case under circumstances that would make it impractical or inadvisable to cause any Registration Statement (or such filings) to be used by Investor or to promptly amend or supplement any Registration Statement contemplated by this Agreement on a post effective basis, as applicable, or (y) has experienced some other material non-public event the disclosure of which at such time, in the good faith judgment of the Company, would materially adversely affect the Company (each, an “Allowable Grace Period”); provided, however, that in no event shall the Investor be suspended from selling Registrable Securities pursuant to any Registration Statement for a period that exceeds twenty (20) consecutive Trading Days or an aggregate of sixty (60) days in any 365-day period; and provided, further, the Company shall not effect any such suspension during (A) the first 10 consecutive Trading Days after the Effective Date of the particular Registration Statement or (B) the five-Trading Day period following each settlement date for a Fixed Purchase, VWAP Purchase, or Additional VWAP Purchase, as applicable. Upon disclosure of such information or the termination of the condition described above, the Company shall provide prompt notice, but in any event within one Business Day of such disclosure or termination, to the Investor and shall promptly terminate any suspension of sales it has put into effect and shall take such other reasonable actions to permit registered sales of Registrable Securities as contemplated in this Agreement (including as set forth in the first sentence of Section 3(f) with respect to the information giving rise thereto unless such material, non-public information is no longer applicable). Notwithstanding anything to the contrary contained in this Section 3(n), if the Company is obligated in accordance with the terms of the Purchase Agreement to deliver DWAC Shares to a transferee of the Investor in connection with any resale of Registrable Securities with respect to which the Investor has entered into a contract for sale, and delivered a copy of the Prospectus included as part of the particular Registration Statement to the extent applicable, in each case prior to the Investor’s receipt of the notice of an Allowable Grace Period and for which the Investor has not yet settled, the Company shall deliver DWAC Shares to such transferee in accordance with the terms of the Purchase Agreement.

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4.	Obligations of the Investor.

(a) At least two (2) Business Days prior to the first anticipated filing date of each Registration Statement (or such shorter period to which the parties agree), the Company shall notify the Investor in writing of the information the Company requires from the Investor with respect to such Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of the Investor that the Investor shall promptly furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect and maintain the effectiveness of the registration of such Registrable Securities, and shall promptly execute such documents in connection with such registration as the Company may reasonably request.

(b) The Investor agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of each Registration Statement hereunder, unless the Investor has notified the Company in writing of the Investor’s election to exclude all of the Investor’s Registrable Securities from such Registration Statement.

(c) The Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(l) or the first sentence of 3(f), the Investor shall immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until the Investor’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(l) or the first sentence of Section 3(f) or receipt of notice that no supplement or amendment is required. Notwithstanding anything to the contrary in this Section 4(c), the Company shall cause its transfer agent to deliver DWAC Shares to a transferee of the Investor in accordance with the terms of the Purchase Agreement in connection with any sale of Registrable Securities with respect to which the Investor has entered into a contract for sale prior to the Investor’s receipt of a notice from the Company of the happening of any event of the kind described in Section 3(l) or the first sentence of Section 3(f) and for which the Investor has not yet settled.

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(d) The Investor covenants and agrees that it shall comply with the prospectus delivery and other requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to a Registration Statement.

5.	Expenses of Registration.

Except as provided in the Purchase Agreement, all reasonable expenses incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company, shall be paid by the Company, except that sales or brokerage commissions and fees and disbursements of counsel for, and other expenses of, the Investor shall be paid by the Investor.

6.	Indemnification.

(a) In the event any Registrable Securities are included in any Registration Statement under this Agreement, to the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend the Investor, each of its directors, officers, shareholders, members, partners, employees, agents, advisors, representatives (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) and each Person, if any, who controls the Investor within the meaning of the Securities Act or the Exchange Act and each of the directors, officers, shareholders, members, partners, employees, agents, advisors, representatives (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) of such controlling Persons (each, an “Investor Party” and collectively, the “Investor Parties”), against any losses, obligations, claims, damages, liabilities, contingencies, judgments, fines, penalties, charges, costs (including, without limitation, court costs, reasonable attorneys’ fees, costs of defense and investigation), amounts paid in settlement or expenses, joint or several, (collectively, “Claims”) reasonably incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the Commission, whether pending or threatened, whether or not an Investor Party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “Blue Sky” laws of any jurisdiction in which Registrable Securities are offered (“Blue Sky Filing”), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented) or in any Prospectus Supplement or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading (the matters in the foregoing clauses (i) and (ii) being, collectively, “Violations”). Subject to Section 6(c), the Company shall reimburse the Investor Parties, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim by an Investor Party arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Investor Party for such Investor Party expressly for use in connection with the preparation of such Registration Statement, Prospectus or Prospectus Supplement or any such amendment thereof or supplement thereto (it being hereby acknowledged and agreed that the written information set forth on Exhibit C attached hereto is the only written information furnished to the Company by or on behalf of the Investor expressly for use in any Registration Statement, Prospectus or Prospectus Supplement); (ii) shall not be available to the Investor to the extent such Claim is based on a failure of the Investor to deliver or to cause to be delivered the Prospectus (as amended or supplemented) made available by the Company (to the extent applicable), including, without limitation, a corrected Prospectus, if such Prospectus (as amended or supplemented) or corrected Prospectus was timely made available by the Company pursuant to Section 3(d) and then only if, and to the extent that, following the receipt of the corrected Prospectus no grounds for such Claim would have existed; and (iii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Investor Party and shall survive the transfer of any of the Registrable Securities by the Investor pursuant to Section 9.

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(b) In connection with any Registration Statement in which the Investor is participating, the Investor agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement and each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (each, an “Company Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case, to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information relating to the Investor furnished to the Company by the Investor expressly for use in connection with such Registration Statement, the Prospectus included therein or any Prospectus Supplement thereto (it being hereby acknowledged and agreed that the written information set forth on Exhibit C attached hereto is the only written information furnished to the Company by or on behalf of the Investor expressly for use in any Registration Statement, Prospectus or Prospectus Supplement); and, subject to Section 6(c) and the below provisos in this Section 6(b), the Investor shall reimburse a Company Party any legal or other expenses reasonably incurred by such Company Party in connection with investigating or defending any such Claim; provided, however, the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Investor, which consent shall not be unreasonably withheld or delayed; and provided, further that the Investor shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to the Investor as a result of the applicable sale of Registrable Securities pursuant to such Registration Statement, Prospectus or Prospectus Supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Company Party and shall survive the transfer of any of the Registrable Securities by the Investor pursuant to Section 9.

(c) Promptly after receipt by an Investor Party or Company Party (as the case may be) under this Section 6 of notice of the commencement of any action or proceeding (including, without limitation, any governmental action or proceeding) involving a Claim, such Investor Party or Company Party (as the case may be) shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Investor Party or the Company Party (as the case may be); provided, however, an Investor Party or Company Party (as the case may be) shall have the right to retain its own counsel with the fees and expenses of such counsel to be paid by the indemnifying party if: (i) the indemnifying party has agreed in writing to pay such fees and expenses; (ii) the indemnifying party shall have failed promptly to assume the defense of such Claim and to employ counsel reasonably satisfactory to such Investor Party or Company Party (as the case may be) in any such Claim; or (iii) the named parties to any such Claim (including, without limitation, any impleaded parties) include both such Investor Party or Company Party (as the case may be) and the indemnifying party, and such Investor Party or such Company Party (as the case may be) shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Investor Party or such Company Party and the indemnifying party (in which case, if such Investor Party or such Company Party (as the case may be) notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, then the indemnifying party shall not have the right to assume the defense thereof on behalf of the indemnified party and such counsel shall be at the expense of the indemnifying party, provided further that in the case of clause (iii) above the indemnifying party shall not be responsible for the reasonable fees and expenses of more than one (1) separate legal counsel for all Investor Parties or Company Parties (as the case may be). The Company Party or Investor Party (as the case may be) shall reasonably cooperate with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Company Party or Investor Party (as the case may be) which relates to such action or Claim. The indemnifying party shall keep the Company Party or Investor Party (as the case may be) reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Company Party or Investor Party (as the case may be), consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Company Party or Investor Party (as the case may be) of a release from all liability in respect to such Claim or litigation, and such settlement shall not include any admission as to fault on the part of the Company Party. For the avoidance of doubt, the immediately preceding sentence shall apply to Sections 6(a) and 6(b) hereof. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Company Party or Investor Party (as the case may be) with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Investor Party or Company Party (as the case may be) under this Section 6, except to the extent that the indemnifying party is materially and adversely prejudiced in its ability to defend such action.

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(d) No Person involved in the sale of Registrable Securities who is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to indemnification from any Person involved in such sale of Registrable Securities who is not guilty of fraudulent misrepresentation.

(e) The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred; provided that any Person receiving any payment pursuant to this Section 6 shall promptly reimburse the Person making such payment for the amount of such payment to the extent a court of competent jurisdiction determines that such Person receiving such payment was not entitled to such payment.

(f) The indemnity and contribution agreements contained herein shall be in addition to (i) any cause of action or similar right of the Company Party or Investor Party against the indemnifying party or others, including any rights under the Purchase Agreement, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7.	Contribution.

To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however: (i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6 of this Agreement, (ii) no Person involved in the sale of Registrable Securities which Person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (iii) contribution by any seller of Registrable Securities shall be limited in amount to the amount of net proceeds received by such seller from the applicable sale of such Registrable Securities pursuant to such Registration Statement. Notwithstanding the provisions of this Section 7, the Investor shall not be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by the Investor from the applicable sale of the Registrable Securities subject to the Claim exceeds the amount of any damages that the Investor has otherwise been required to pay, or would otherwise be required to pay under Section 6(b), by reason of such untrue or alleged untrue statement or omission or alleged omission.

8.	Reports Under the Exchange Act.

With a view to making available to the Investor the benefits of Rule 144, the Company agrees to:

(a) so long as the Investor owns Registrable Securities, use its reasonable best efforts to make and keep public information available, as those terms are understood and defined in Rule 144;

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(b) so long as the Investor owns Registrable Securities, use its reasonable best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements (it being understood that nothing herein shall limit any of the Company’s obligations under the Purchase Agreement) and the filing of such reports and other documents is required for the applicable provisions of Rule 144;

(c) furnish to the Investor so long as the Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company, if true, that it has complied with the reporting, submission and posting requirements of Rule 144 and the Exchange Act, if applicable (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company with the Commission if such reports are not publicly available via EDGAR, and (iii) such other information as may be reasonably requested to permit the Investor to sell such securities pursuant to Rule 144 without registration; and

(d) take such additional action as is reasonably requested by the Investor to enable the Investor to sell the Registrable Securities pursuant to Rule 144, including, without limitation, delivering all such legal opinions, consents, certificates, resolutions and instructions to the Company’s Transfer Agent as may be reasonably requested from time to time by the Investor and otherwise fully cooperate with Investor and Investor’s broker to effect such sale of securities pursuant to Rule 144.

9.	Assignment of Registration Rights.

The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor; provided, however, that any transaction, whether by merger, reorganization, restructuring, consolidation, financing or otherwise, whereby the Company remains the surviving entity immediately after such transaction shall not be deemed an assignment. The Investor may not assign its rights under this Agreement without the prior written consent of the Company, other than to an affiliate of the Investor controlled by Marissa Welner, in which case the assignee must agree in writing to be bound by the terms and conditions of this Agreement.

10.	Amendment or Waiver.

No provision of this Agreement may be amended or waived by the parties from and after the date that is one (1) Trading Day immediately preceding the filing of the New Registration Statement with the Commission. Subject to the immediately preceding sentence, no provision of this Agreement may be (i) amended other than by a written instrument signed by both parties hereto or (ii) waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

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11.	Miscellaneous.

(a) Solely for purposes of this Agreement, a Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from such record owner of such Registrable Securities.

(b) Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement shall be given in accordance with Section 9.4 of the Purchase Agreement.

(c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof. The Company and the Investor acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that either party shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement by the other party and to enforce specifically the terms and provisions hereof (without the necessity of showing economic loss and without any bond or other security being required), this being in addition to any other remedy to which either party may be entitled by law or equity.

(d) All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(e) The Transaction Documents set forth the entire agreement and understanding of the parties solely with respect to the subject matter thereof and supersedes all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written, solely with respect to such matters. There are no promises, undertakings, representations or warranties by either party relative to subject matter hereof not expressly set forth in the Transaction Documents. Notwithstanding anything in this Agreement to the contrary and without implication that the contrary would otherwise be true, nothing contained in this Agreement shall limit, modify or affect in any manner whatsoever (i) the conditions precedent to a Fixed Purchase, a VWAP Purchase or an Additional VWAP Purchase contained in the Purchase Agreement or (ii) any party’s obligations under the Purchase Agreement.

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(f) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. This Agreement is not for the benefit of, nor may any provision hereof be enforced by, any Person, other than the parties hereto, their respective successors and the Persons referred to in Sections 6 and 7 hereof.

(g) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(h) This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature or signature delivered by e-mail in a “.pdf” format data file, including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com, www.echosign.adobe.com, etc., shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original signature.

(i) Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(j) The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

[Signature Pages Follow]

17

IN WITNESS WHEREOF, Investor and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

COMPANY:

EASTSIDE DISTILLING, INC.

By:	/s/ Geoffrey Gwin
Name:	Geoffrey Gwin
Title:	Chief Executive Officer

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IN WITNESS WHEREOF, Investor and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

INVESTOR:

C/M CAPITAL MASTER FUND LP

By:	/s/ Thomas Walsh
Name:	Thomas Walsh
Title:	Manager

19

EXHIBIT A

FORM OF NOTICE OF EFFECTIVENESS
OF REGISTRATION STATEMENT

[●]

[●]

[●]

Re:	Eastside Distilling, Inc.

Ladies and Gentlemen:

We are counsel to Eastside Distilling, Inc., a Nevada corporation (the “Company”), and have represented the Company in connection with that certain Common Stock Purchase Agreement, dated [  ], 2024 (the “Purchase Agreement”), entered into by and among the Company and the Investor named therein (the “Holder”) pursuant to which the Company will issue to the Holder from time to time the Company’s common stock (the “Common Stock”). Pursuant to the Purchase Agreement, the Company also has entered into a Registration Rights Agreement, dated [  ], 2024, with the Holder (the “Registration Rights Agreement”), pursuant to which the Company agreed, among other things, to register the offer and sale by the Holder of the Registrable Securities (as defined in the Registration Rights Agreement) under the Securities Act of 1933, as amended (the “Securities Act”). In connection with the Company’s obligations under the Registration Rights Agreement, on [●], 2024, the Company filed a Registration Statement on Form S-1 (File No. 333-[●]) (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) relating to the Registrable Securities which names the Holder as an underwriter and a selling shareholder thereunder.

In connection with the foregoing, based solely on our review of the Commission’s EDGAR website, we advise you that the Registration Statement became effective under the Securities Act on [●], 2024. In addition, based solely on our review of the information made available by the Commission at http://www.sec.gov/litigation/stoporders.shtml, we confirm that the Commission has not issued any stop order suspending the effectiveness of the Registration Statement. To our knowledge, based solely on our participation in the conferences mentioned above regarding the Registration Statement and our review of the information made available by the Commission at http://www.sec.gov/litigation/stoporders.shtml, no proceedings for that purpose are pending or have been instituted or threatened by the Commission.

This letter shall serve as our standing opinion to you that the Common Stock is freely transferable by the Holder pursuant to the Registration Statement, provided the Registration Statement remains effective.

This opinion letter is limited to the federal securities laws of the United States of America. We express no opinion as to matters relating to state securities laws or Blue Sky laws.

We assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances which may hereafter come to our attention with respect to the opinion and statements expressed above, including any changes in applicable law that may hereafter occur.

This opinion letter is being delivered solely for the benefit of the person to whom it is addressed; accordingly, it may not be quoted, filed with any governmental authority or other regulatory agency or otherwise circulated or utilized for any purposes without our prior written consent.

Very truly yours,

[____________________________________________]

By

EXHIBIT B

SELLING STOCKHOLDER

This prospectus relates to the possible resale from time to time by C/M Capital Master Fund LP of any or all of the shares of common stock that may be issued by us to C/M Capital Master Fund LP under the Purchase Agreement. For additional information regarding the issuance of common stock covered by this prospectus, see the section titled “C/M Capital Master Fund LP Committed Equity Financing” above. We are registering the shares of common stock pursuant to the provisions of the Registration Rights Agreement we entered into with C/M Capital Master Fund LP on [_], 2024 in order to permit the selling stockholder to offer the shares for resale from time to time. Except for the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement, C/M Capital Master Fund LP has not had any material relationship with us within the past three years. As used in this prospectus, the term “selling stockholder” means C/M Capital Master Fund LP.

The table below presents information regarding the selling stockholder and the shares of common stock that it may offer from time to time under this prospectus. This table is prepared based on information supplied to us by the selling stockholder, and reflects holdings as of [●], 2024. The number of shares in the column “Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus” represents all of the shares of common stock that the selling stockholder may offer under this prospectus. The selling stockholder may sell some, all or none of its shares in this offering. We do not know how long the selling stockholder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholder regarding the sale of any of the shares.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of common stock with respect to which the selling stockholder has voting and investment power. The percentage of shares of common stock beneficially owned by the selling stockholder prior to the offering shown in the table below is based on an aggregate of [●] shares of our common stock outstanding on [●], 2024. Because the purchase price of the shares of common stock issuable under the Purchase Agreement is determined on each Fixed Purchase Date, with respect to a Fixed Purchase, on the applicable VWAP Purchase Date, with respect to a VWAP Purchase, and on the applicable Additional VWAP Purchase Date, with respect to an Additional VWAP Purchase, the number of shares that may actually be sold by the Company to C/M Capital Master Fund LP under the Purchase Agreement may be fewer than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the selling stockholder pursuant to this prospectus.

Name of Selling Shareholder	Number of Shares of Common Stock Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering
	Number(1)	Percent(2)		Number(3)	Percent(2)
C/M Capital Master Fund LP (4)	[_________]	*	[●]	0	—

*	Represents beneficial ownership of less than [_]% of our outstanding common stock.

(1)	This number represents the [________] shares of common stock we issued to C/M Capital Master Fund LP on [_], 2024 as Commitment Shares in consideration for entering into the Purchase Agreement with us. In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the offering all of the shares that C/M Capital Master Fund LP may be required to purchase under the Purchase Agreement, because the issuance of such shares is solely at our discretion and is subject to conditions contained in the Purchase Agreement, the satisfaction of which are entirely outside of C/M Capital Master Fund LP’s control, including the registration statement that includes this prospectus becoming and remaining effective. Furthermore, the Fixed Purchases, VWAP Purchase, or Additional VWAP Purchase, as applicable, of common stock are subject to certain agreed upon maximum amount limitations set forth in the Purchase Agreement. Also, the Purchase Agreement prohibits us from issuing and selling any shares of our common stock to C/M Capital Master Fund LP to the extent such shares, when aggregated with all other shares of our common stock then beneficially owned by C/M Capital Master Fund LP, would cause C/M Capital Master Fund LP’s beneficial ownership of our common stock to exceed the 4.99% Beneficial Ownership Cap.

(2)	Applicable percentage ownership is based on [●] shares of our common stock outstanding as of [●], 2024.

(3)	Assumes the sale of all shares being offered pursuant to this prospectus.

(4)	The business address of [ ] is [ ].

PLAN OF DISTRIBUTION

The common stock offered by this prospectus are being offered by the selling shareholder, C/M Capital Master Fund LP. The shares may be sold or distributed from time to time by the selling shareholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of our common stock offered by this prospectus could be effected in one or more of the following methods:

●	ordinary brokers’ transactions;

●	transactions involving cross or block trades;

●	through brokers, dealers, or underwriters who may act solely as agents;

●	“at the market” into an existing market for our common stock;

●	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

●	in privately negotiated transactions; or

●	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

C/M Capital Master Fund LP is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

C/M Capital Master Fund LP has informed us that it intends to use one or more registered broker-dealers to effectuate all sales, if any, of our common stock that it has acquired and may in the future acquire from us pursuant to the Purchase Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such registered broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. C/M Capital Master Fund LP has informed us that each such broker-dealer will receive commissions from C/M Capital Master Fund LP that will not exceed customary brokerage commissions.

Brokers, dealers, underwriters or agents participating in the distribution of our common stock offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the shares sold by the selling shareholder through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of our common stock sold by the selling shareholder may be less than or in excess of customary commissions. Neither we nor the selling shareholder can presently estimate the amount of compensation that any agent will receive from any purchasers of our common stock sold by the selling shareholder.

We know of no existing arrangements between the selling shareholder or any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of our common stock offered by this prospectus.

We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares offered by this prospectus by the selling shareholder, including the names of any brokers, dealers, underwriters or agents participating in the distribution of such shares by the selling shareholder, any compensation paid by the selling shareholder to any such brokers, dealers, underwriters or agents, and any other required information.

We will pay the expenses incident to the registration under the Securities Act of the offer and sale of our common stock covered by this prospectus by the selling shareholder. As consideration for its irrevocable commitment to purchase our common stock under the Purchase Agreement, we have issued to C/M Capital Master Fund LP ________ shares of common stock as Commitment Shares in accordance with the Purchase Agreement. We have also paid to C/M Capital Master Fund LP $25,000 in cash as reimbursement for the reasonable, out-of-pocket expenses incurred by C/M Capital Master Fund LP, including the legal fees and disbursements of C/M Capital Master Fund LP’s legal counsel, in connection with its due diligence investigation of the Company and in connection with the preparation, negotiation and execution of the Purchase Agreement.

We also have agreed to indemnify C/M Capital Master Fund LP and certain other persons against certain liabilities in connection with the offering of our common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. C/M Capital Master Fund LP has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by C/M Capital Master Fund LP specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

We estimate that the total expenses for the offering will be approximately $[●].

C/M Capital Master Fund LP has represented to us that at no time prior to the date of the Purchase Agreement has C/M Capital Master Fund LP or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock or any hedging transaction, which establishes a net short position with respect to our common stock. C/M Capital Master Fund LP has agreed that during the term of the Purchase Agreement, neither C/M Capital Master Fund LP, nor any of its agents, representatives or affiliates will enter into or effect, directly or indirectly, any of the foregoing transactions.

We have advised the selling shareholder that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling shareholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the date that all of our common stock offered by this prospectus have been sold by the selling shareholder.

Our common stock is currently listed on The Nasdaq Capital Market under the symbol “YTEN”.

EXHIBIT C

The business address of [  ]is [  ].

Eastside Distilling, Inc.

5 Church Hill Road, Suite 1

Redding, CT 06896

December 31, 2024

Via Email

C/M Capital Master Fund LP

Attention: Thomas P. Walsh

Dear Thomas:

This letter agreement confirms the discussion yesterday morning by and among you, Nicholas Liuzza, Jr., Michael D. Harris, Esq., and Constantine Christakis, Esq.

You agreed that an affiliated entity will invest the sum of $150,000 in Eastside Distilling, Inc. (the “Company”)’s current offering of Series G Convertible Preferred Stock (“Series G”) and Warrants on terms identical to those held by other investors except the beneficial ownership limitation in each of your Series G and Warrants shall not be 4.99% but shall instead be 1% effective upon issuance. This letter constitutes notice of such election.

In addition, reference is made to the Confidential Term Sheet dated on or about October 8, 2024 in which C/M Capital Master Fund LP (“C/M”) agreed on the principal terms to invest up to the greater of (i) $35,000,000 and (ii) the amount permitted under an Exchange Cap limitation, which is referred to as an Equity Line of Credit transaction. The Company agrees to execute the Common Stock Purchase Agreement and related Registration Rights Agreement (together, the “Agreement”) in the forms presented in the draft Agreement with the following qualifications and changes: the shares of common stock may not be issued either at the present time or the future unless and until such issuance is permitted under the rules of The Nasdaq Stock Market, LLC (“Nasdaq”) which, if shareholder approval is required by Nasdaq, will be following such shareholder approval. Any commitment shares required to be issued shall be in the form of Series G or convertible preferred stock which is substantially similar to the Series G Convertible Preferred Stock except your beneficial ownership limitation shall be 1%. The undersigned parties also agree that the Company may make changes to the Agreement if recommended by its counsel and reasonably satisfactory to C/M and its counsel, including based on the Company and its counsel’s review and revision of the representations and warrants and covenants set forth therein. In the event of any inconsistency between the Agreement and this letter agreement, this letter agreement shall prevail and supersede the inconsistent terms of the Agreement.

[Signature page follows]

Eastside Distilling, Inc.

C/M Capital Master Fund LP

December 31, 2024

By signing below, each of the Company and C/M agrees to the above terms.

Very Truly Yours,

/s/ Geoffrey Gwin
Geoffrey Gwin, Chief Executive Officer

We hereby agree to the foregoing:

C/M Capital Master Fund LP

By:	/s/ Thomas Walsh
Thomas Walsh, Manager

ANNEX H – FORM OF AMENDMENT TO ARTICLES OF INCORPORATION (NAME CHANGE)

CERTIFICATE OF AMENDMENT TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

EASTSIDE DISTILLING, INC.

Eastside Distilling, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the Laws of the State of Nevada, does hereby certify:

FIRST: That ARTICLE I of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended in its entirety to read as follows (the “Amendment”):

“1.1. The name of the Corporation is Beeline Holdings, Inc.”

SECOND: The Amendment was duly adopted in accordance with Nevada Revised Statutes Section 78.390.

THIRD: The Amendment shall become effective __________, 2025, or such later date as may be legally required.

Corporate Secretary

H-1

EASTSIDE DISTILLING, INC. 755 Main Street Building 4, Suite 3 Monroe, CT 06468

VOTE BY INTERNET - www.EAST.vote

Before The Meeting – Go to www.EAST.vote

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 7:00 p.m. Eastern Time on _[/__/] 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

DURING THE MEETING– Dial 1-877-407-3088.

You may attend the meeting exclusively via audio conference call. Have the information that is printed in the box marked by the arrow available and follow instructions.

VOTE BY EMAIL

Mark, date, sign and email the proxy card to proxy@equitystock.com Attention: Shareholder Services.

VOTE BY FAX

Mark, date, sign and fax the enclosed proxy card to 646-201-9006, Attention: Shareholder Services

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to 237 W. 37th Street, Suite 602, New York, New York 10018, Attention: Shareholder Services.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —— — —
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EASTSIDE DISTILLING, INC.

The Board of Directors recommends you vote “FOR” Proposals 1, 2 and 3.		For	Against	Abstain

1.	Approve the conversion, exercise and voting rights and issuances of shares of common stock underlying securities in excess of 19.99% of the Company’s outstanding common stock as of October 7, 2024 in connection with and following the Merger which closed on such date; including (A) Series F-1 and Series F Convertible Preferred Stock convertible into a minimum of 69,603,337 shares of common stock issued as a part of the Merger, (B) options and warrants to purchase a total of 4,165,941 shares of common stock issuable to former holders of Beeline’s warrants and stock options and (C) 16,863,602 shares of common stock issuable upon conversion of convertible preferred stock and exercise of warrants issued or issuable primarily in financing transactions after the Merger closing, for an estimated total of 90,632,880 shares, all in accordance with the rules of Nasdaq.	[ ]	[ ]	[ ]

2.	Approve the Equity Line of Credit, or ELOC, transaction pursuant to which the Company will issue and sell up to $20 million of common stock to the Purchaser for an estimated total of up to 39,215,686 shares of common stock.	[ ]	[ ]	[ ]

3.	Approve an amendment to the Company’s Articles of Incorporation to change the name of the Company to “Beeline Holdings, Inc.”.	[ ]	[ ]	[ ]

4.	Ratify the selection of Salberg & Company, P.A. as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2024.	[ ]	[ ]	[ ]

5.	Approve an adjournment of the Special Meeting to a later date or time, if necessary, to permit further solicitation and vote of proxies if there are not sufficient votes at the time of the Special Meeting to approve any of the proposals presented for a vote at the Special Meeting.	[ ]	[ ]	[ ]

NOTE: Transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice & Proxy Statement are available at www.proxyvote.com.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

EASTSIDE DISTILLING, INC.

Special Meeting of Stockholders

[__], 2025 2:00 PM, ET

This proxy is solicited on behalf of the Board of Directors

The stockholder(s) hereby appoint(s) Geoffrey Gwin and Chistopher Moe, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of EASTSIDE DISTILLING, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 2:00 PM, ET on [__], 2025, virtually via audio conference call at 1-877-407-3088, and any adjournment or postponement thereof. No in person meeting will be held.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side